As filed with the Securities and Exchange Commission on April 16, 2007

Registration No. 333-128662

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment Six

to Form S-11

For Registration Under

The Securities Act of 1933 of Securities

of Certain

Real Estate Companies

CNL INCOME PROPERTIES, INC.

(Exact name of registrant as specified in charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address of principal executive offices)

R. Byron Carlock, Jr.

Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address and telephone number of agent for service)

COPIES TO:

RICHARD E. BALTZ, ESQUIRE

Arnold & Porter, LLP

555 Twelfth Street, NW

Washington, DC 20004-1206

Telephone: (202) 942-5124

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. Six consists of the following:

1.	The Registrant’s Prospectus dated April 16, 2007, filed herewith.

2.	Part II to this Post-Effective Amendment No. Six, filed herewith.

Prospectus

CNL INCOME PROPERTIES, INC.

200,000,000 Shares of Common Stock - Maximum Offering. Minimum Purchase - 500 Shares.

We are a Maryland corporation sponsored by CNL Financial Group, Inc. (our “Sponsor”) and formed to acquire lifestyle properties primarily in the United States and Canada. We will either acquire these properties directly or through joint ventures or other real estate operating companies. We are offering 195 million shares of our common stock at a price of $10.00 per share on a “best efforts” basis through our affiliate, CNL Securities Corp. “Best efforts” means that CNL Securities Corp., our managing dealer and affiliate (the “Managing Dealer”), is not obligated, and does not intend, to purchase any specific number or dollar amount of shares. We also are offering up to five million shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our reinvestment plan. In each case, the offering price was subjectively determined by our board of directors. As of December 31, 2006, we have issued and sold a total of 116,066,598 shares of our common stock pursuant to our offerings.

We believe that we are qualified and have operated for federal income tax purposes as a real estate investment trust (“REIT”).

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of material risks that you should consider before you invest in our common stock, including:

•	We have a limited operating history and limited financing sources.

•	Our investment policies and strategies are very broad and permit us to invest in many types of real estate and to make loans and other investments.

•	The number of properties that we will acquire or loans we can make and the diversification of our investments will depend on the total proceeds raised in this offering.

•

We rely on CNL Income Corp., our advisor (the “Advisor”) and our affiliate, subject to approval by our board of directors, to make our investment decisions. Our Advisor was formed in 2003 and has limited experience in certain of the asset classes in which we will invest. Our Advisor and its affiliates have limited or no experience investing in certain of the types of properties in which we may invest, which could result in a failure to meet our investment objectives.

•	The advisory agreement was not negotiated at arm’s length and we will pay our Advisor and its affiliates substantial fees.

•

Certain officers and directors of our Advisor also serve as our officers and directors, resulting in conflicts of interest. Those persons could take actions that are more favorable to other entities than to us.

•

To the extent consistent with our investment objectives and limitations, our investment policies and strategies may be altered by a majority of our directors, including a majority of our independent directors, without stockholder consent.

•

There is no market for our shares and we do not expect to list our shares in the near future. If we do not list our shares by December 31, 2015, we will take steps to liquidate our assets or merge with another entity to provide our stockholders with cash or securities of a publicly traded company.

•	We may borrow up to 300% of the value of our net assets, which may reduce the cash available for distributions to stockholders.

•	Our articles of incorporation prohibit individual stockholders from owning more than 9.8% of our common stock.

•	Redemption of our shares shall be at our sole option.

•	If we do not qualify and remain qualified as a REIT, we would be subject to taxation on our income at regular corporate rates.

	Per Share	Total Maximum
Public Offering Price	$10.00	$2,000,000,000
Selling Commissions and Marketing Support Fee*	$1.00	$195,000,000
Proceeds to CNL Income Properties	$9.00	$1,805,000,000

*	The selling commissions and marketing support fee will not be paid in connection with purchases of shares pursuant to our reinvestment plan and will not be charged in connection with certain purchases. A portion of these fees will be reduced with respect to volume purchases.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This offering will end no later than April 4, 2008.

No one is authorized to make any statements about the offering that differ from those that appear in this prospectus. You should also be aware that the description of our company contained in this prospectus was accurate on April 6, 2007, but may no longer be accurate. We will amend or supplement this prospectus, however, if there is a material change in the affairs of our company.

We will only use proceeds from this offering for the purposes stated in the “Use of Proceeds” section of the prospectus. Subscription funds will initially be held in an interest-bearing escrow account for our benefit.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares is not permitted.

                    , 2007

Page
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE	i

Suitability Standards	i
How to Subscribe	iii

PROSPECTUS SUMMARY	1

Our Business	1
Risk Factors	9
Our REIT Status	11
Our Management	12
Certain Conflicts of Interest	14
Our Affiliates	14
Our Investment Objectives	15
Compensation to Be Paid to Our Advisor and Affiliates	15
The Offering	17

RISK FACTORS	19

Offering Related Risks	19

The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if their shares were resold	19

There may be a delay in investing the proceeds from this offering due to the inability of our Advisor to find suitable properties, loans or other Permitted Investments, or tenants and operators for those investments, and therefore delay the receipt of any returns from such investments	19

Selling your shares will be difficult, because there is no market for our common stock	19

You cannot evaluate the types of properties or the specific properties that we will acquire or the loans or other permitted investments that we may make in the future	20

We cannot assure you that we will obtain suitable investments	20

Our Managing Dealer has not made an independent review of us	20

Company-Related Risks	20

We have a limited operating history which hinders your ability to evaluate this investment	20

Our management, including our Advisor, has limited or no experience with investments in certain asset classes and loans which may impact our ability to successfully make acquisitions, loans or manage assets in those sectors	20

Our stockholders may experience dilution	20

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; maintenance of our Investment Company Act exemption imposes limits on our operations	21

Conflicts of Interest and Related Risks	22

There will be competing demands on our officers and directors	22

We will experience competition for allocation of properties, loans and other permitted investments	22

The timing of sales and acquisitions may favor our Advisor and not us	22

i

Our Advisor’s fee structure may encourage our Advisor to recommend speculative investments and a high amount of leverage	22

The agreement between our Advisor and us was not the result of arm’s-length negotiations	22

Our properties may be developed by affiliates	22

We may invest with affiliates of our Advisor and enter into other transactions with them	22

Real Estate and Other Investment Risks	23

Multiple property leases or loans with individual tenants or borrowers increase our risks in the event such tenants or borrowers are financially impaired	23

We may not control the land beneath certain properties that we have and will acquire in the future	23

Our exposure to typical real estate investment risks could reduce our income	23

A concentration of our investments in only a few property classes may leave our profitability vulnerable to a downturn in such sectors	23

We compete with other companies for investments	23

Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us	23

Marinas, ski resorts, golf courses and other types of properties in which we may invest may not be readily adaptable to other uses	24

Your investment may be subject to additional risks if we make international investments	24

We may rely on various cash flow or income security provisions to our leases for minimum rent payments	24

We do not have control over market and business conditions which may affect our success	25

We will not control the management of our properties	25

We may not control our joint ventures	25

Joint venture partners may have different interests than we have which may negatively impact our control over our ventures	26

It may be difficult for us to exit a joint venture after an impasse	26

We may not have control over construction on our properties	26

We will have no economic interest in ground lease properties	26

It may be difficult to re-lease our vacant properties	27

We cannot control the sale of some properties we seek to acquire	27

The liquidation of our assets may be delayed	27

Compliance with the Americans with Disabilities Act may reduce our expected distributions	27

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability	27

Our properties may be subject to environmental liabilities which could significantly impact our return from the properties and the success of our ventures	28

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem	29

Legislation and government regulation may adversely affect the development and operations of properties we may acquire	29

Governmental regulation with respect to water use by ski resorts could negatively impact ski resorts we acquire	29

Governmental regulation of marinas with respect to dredging could negatively impact marinas we acquire	29

Governmental regulation of vacation ownership resorts are difficult to comply with	30

Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments	30

Portfolio acquisitions are more difficult to complete than single asset acquisitions	30

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire	31

Seasonal revenue variations in certain asset classes will require our operators of such asset classes to manage cash flow properly over time so as to meet their non-seasonal scheduled rent payments to us	31

Adverse weather conditions may damage certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us	31

Lending Risks	31

Our loans may be affected by unfavorable real estate market conditions	31

Our loans will be subject to interest rate fluctuations	32

Lack of principal amortization of loans increases the risk of borrower default at maturity and delays in liquidating defaulted loans could reduce our investment returns and our cash available for distributions	32

Because our revenues are highly dependent on lease payments for our properties and interest payment from loans that we make, defaults by our tenants or borrowers would reduce our cash available for the repayment of our outstanding debt and for distributions	32

We may make loans on a subordinated and unsecured basis and may not be able to collect outstanding principal and interest	32

Financing Risks	33

Anticipated borrowing creates risks	33

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans	33

Borrower defaults may be costly for us due to litigation expenses of recovering funds and the possibility that borrowers are unable to pay their debt to us	33

We may borrow money to make distributions and distributions may not come from funds from operations	33

We may acquire various financial instruments for purposes of “hedging” or reducing our risks which may be costly and/or ineffective and will reduce our cash available for distribution to our stockholders	33

Tax Risks	33

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes	33

We do not control our lodging facility operations and we are dependent on the managers of our lodging facilities	35

v

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

We have established financial suitability standards for investors interested in purchasing shares of our common stock. In addition, residents of Arizona, California, Kansas, Maine, Massachusetts, Michigan, Missouri, North Carolina, Ohio and Pennsylvania have established suitability standards different from those established by us. These standards require you to meet the applicable criteria set forth below. In determining your net worth, do not include the value of your home, furnishings or personal automobile.

You must have:

•	a net worth of at least $150,000, or

•	a gross annual income of at least $45,000 and a net worth of at least $45,000.

Our suitability standards also require that you:

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have apparent understanding of:

•	the fundamental risks of your investment,

•	the risk that you may lose your entire investment,

•	the lack of liquidity of your shares,

•	the restrictions on transferability of your shares,

•	the background and qualifications of our Advisor, and

•	the tax consequences of your investment.

Initially, we do not expect that there will be, and there has not been a market for our shares, which means that it may be difficult for you to sell your shares.

ARIZONA, CALIFORNIA, MASSACHUSETTS, MICHIGAN AND NORTH CAROLINA — you must have either:

•	a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and a gross annual income of at least $60,000, or

•	a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

MAINE — you must have either:

•	a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and a gross annual income of at least $50,000, or

i

•	a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

KANSAS — you must:

•

have either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and a gross annual income of at least $70,000 or (b) a net worth (not including home, furnishings and personal automobiles) of at least $250,000.

•

It is recommended that you limit your aggregate investment in our stock and other non-exchange traded REITs to not more than 10% of your liquid net worth. “Liquid net worth” means the portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities as determined in accordance with generally accepted accounting principles.

OHIO — you must:

•	invest no more than 10% of your net worth (not including home, furnishings and personal automobiles) in us, and

•

have either (a) a net worth (not including home, furnishings and personal automobiles) of at least $70,000 and a gross annual income of at least $70,000 or (b) a net worth (not including home, furnishings and personal automobiles) of at least $250,000.

MISSOURI — you must:

•	invest no more than 10% of your net worth (not including home, furnishings and personal automobiles) in us, and

•

have either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and a gross annual income of at least $60,000 or (b) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

PENNSYLVANIA — you must:

•	invest no more than 10% of your net worth (not including home, furnishings and personal automobiles) in us, and

•

have either (a) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and a gross annual income of at least $45,000 or (b) a net worth (not including home, furnishings and personal automobiles) of at least $150,000.

The foregoing suitability standards must be met by each investor who purchases shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh plan or a pension, profit-sharing, stock bonus plan or other plan (including a plan described in Section 4975(e)(1) of Code) collectively “Plans”), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

Before authorizing an investment in shares, fiduciaries of Plans should consider, among other matters, (a) fiduciary standards imposed by ERISA or governing state or other law, if applicable, (b) whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state or other law, if applicable, taking into account any applicable Plan investment policy and the composition of the Plan’s portfolio, and the limitations on the marketability of shares, (c) whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments, (d) rules relating to the periodic valuation of Plan assets, and (e) prohibitions under ERISA, the Code and/or governing state or other law relating to Plans engaging in

ii

certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA or governing state or other law, if applicable. See “The Offering - ERISA Considerations.”

Participating broker-dealers that are members of the National Association of Securities Dealers, Inc. (“NASD”) or other entities exempt from broker-dealer registration, who are engaged by our Managing Dealer to sell shares, have the responsibility to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for an investor. In making this determination, the participating broker-dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

HOW TO SUBSCRIBE

If you meet the suitability standards described above and wish to subscribe for shares prior to May 15, 2007, complete and execute the subscription agreement and deliver it to your broker-dealer, together with a check payable to “WBNA Escrow Agent for CNL Income Properties, Inc.” for the full purchase price of the shares. Beginning May 15, 2007, our Escrow Agent will be Wells Fargo Bank, National Association (“Wells Fargo Bank”). If you wish to subscribe for shares on or after May 15, 2007, complete and execute the subscription agreement and deliver it to your broker-dealer, together with a check payable to “CNL Income Properties, Inc.” for the full purchase price of the shares. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to them. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to provide additional documents to participating broker-dealers. We may reject any subscription in whole or in part, regardless of whether you meet the minimum suitability standards.

Individuals must initially invest at least $5,000. Plans must initially invest at least $4,000. If you have previously invested $5,000/$4,000 as applicable, either in this offering or in our prior offering, you may purchase additional shares in $10.00 increments.

iii

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock.

OUR BUSINESS

CNL Income Properties, Inc. CNL Income Properties, Inc. is a Maryland corporation organized on August 11, 2003. We operate as a real estate investment trust, or a REIT. In general, a REIT is a company that combines the capital of many investors to acquire or provide financing for real estate. Typically REITs:

•

do not pay federal corporate income taxes on income they distribute to their shareholders as long as they distribute at least 90% of their taxable income to their stockholders. Such treatment substantially eliminates the “double taxation” (taxation at both the corporate and stockholder levels) that generally results from investing in a corporation; and

•	offer the benefit of a real estate portfolio under professional management.

In the course of our business, various wholly owned subsidiaries, unconsolidated and consolidated entities have been and/or will be formed in the future for the purpose of acquiring interests in properties, loans and other permitted investments. The terms “us,” “we,” “our,” “our company” and “CNL Income Properties” include CNL Income Properties, Inc. and our subsidiaries. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (866) 650-0650.

General. We invest in lifestyle properties in the United States and Canada that we lease on a long-term basis (generally 5 to 20 years, plus multiple renewal options) to tenants or operators who are significant industry leaders. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society. We also offer mortgage, mezzanine and other financing related to interests in lifestyle real estate.

As of April 6, 2007, we had a portfolio of 65 lifestyle properties, including interests in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resorts, five waterparks, one sky lift attraction, one dealership, 21 golf courses, seven ski properties, 11 family entertainment centers, five marinas and four theme parks. We had made eleven loans, ten of which were outstanding, and committed to make one additional loan. We have also committed to acquire four marina properties and the retail and commercial properties at one resort village. As of December 31, 2006, we had total assets of approximately $1.1 billion.

Our tenants and operators. We generally attempt to lease our properties to tenants and operators who are significant industry tenants and leaders. We consider an operator to be a “significant industry leader” if it has one or more of the following traits:

•	many years of experience operating in a particular industry as compared with other operators in that industry, as a company or through the experience of its senior management;

•	many assets managed in a particular industry as compared with other operators in that industry; and/or

•	is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above.

Our leases and ventures. As part of our net lease investment strategy, we plan to either acquire properties directly or purchase interests in entities that own the properties we acquire. Once we acquire properties, we will either lease them back to the original seller or to a third-party operator. These leases are usually triple-net leases which means our tenants are generally responsible for repairs, maintenance, property taxes, ground lease or permit expenses (where applicable), utilities and insurance for the properties that they lease. Our joint ventures will lease properties either to our venture partner or to third-party operators, generally on a triple-net or gross basis. We generally structure our leases to provide for the payment of a minimum annual base rent with periodic increases in rent over the lease term. In addition, our leases provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds.

To a lesser extent, when beneficial to our venture structure, certain properties may be leased to wholly-owned tenants that are taxable REIT subsidiaries or that are owned through taxable REIT subsidiaries (referred to as “TRS” entities). Under this structure, we engage third-party managers to conduct day-to-day operations. Under the TRS leasing structure, our results of operations will include the operating results of the underlying properties as opposed to rental income from operating leases that is recorded for properties leased to third-party tenants.

Further, we have entered into joint ventures where our partners may subordinate their returns to our minimum return. This structure provides us with some protection against the risk of downturns in performance but may allow our partners to obtain a higher rate of return on their investment than we receive if the underlying performance of the properties exceeds certain thresholds.

Key investment factors. We have and will continue to focus our investment activities on and use the proceeds of our offerings primarily for the acquisition, development and ownership of lifestyle properties that we believe possess some or all of the following characteristics:

•	are part of an asset class in which the supply of developed, specific-use real estate is typically greater than the demand for the intended use of such real estate;

•	have historically shown consistent revenue and income trends or have the potential for increased performance due to a change in operational control or additional investment in improvements;

•	are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties; and/or

•	have the potential for long-term revenue generation based upon certain demographic data, including an aging baby boomer population and associated concentrations of wealth.

Asset classes. We have invested or intend to invest in properties in the following asset classes (in no order of priority):

•	property leased to dealerships including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	campgrounds, recreational vehicle (“RV”) parks whose operators rent lots and offer other services;

•	health clubs, athletic training facilities, wellness centers and spa facilities;

•	parking lots whose operators offer monthly and daily parking space rentals in urban areas;

•	merchandise marts whose operators lease showrooms and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	destination retail and entertainment centers whose operators develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions;

•	marinas whose operators offer recreational boat slip rentals and other services;

•	ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	golf courses and golf resorts, including real estate in and around golf courses and golf resorts such as retail villages, townhouses, lodges and other related properties;

•	amusement parks, waterparks and family entertainment centers, which may include lodging facilities;

•	real estate in and around lifestyle communities;

•	vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and

•	other attractions, such as sports-related venues and cultural facilities, visual and performing arts centers, zoological parks or aquariums.

Although we have invested or intend to invest in these asset classes, we may acquire or invest in other types of properties which are not listed above that we believe have the potential to generate long-term revenue. Our activities will continue to focus on property acquisitions and other investments with increased focus on the management and oversight of our existing assets. We will also look to our existing assets and partners for additional investment opportunities.

We may obtain debt financing or sell additional shares of our stock in the future to finance acquisitions. Proceeds received from this offering generally will be temporarily invested in short-term, highly liquid investments pending investment of such proceeds in properties, loans or other Permitted Investments.

Our loans. As part of our lending strategy, we have made and may continue to make or to acquire loans (including mortgage, mezzanine or other loans) with respect to any of the asset classes in which we are permitted to invest. We generally make loans to the owners of properties to enable them to acquire land, buildings or both or to develop property. In exchange, the owner generally grants us a first-lien or collateralized interest in a participating mortgage collateralized by the property or by partnership interests in a partnership that owns the property. Our loans generally require fixed interest payments and may provide for variable participating interest based on the amount of revenue generated at the encumbered property. We expect that the interest rate and terms for long-term mortgage loans (generally, 10 to 20 years) will be similar to the rate of returns on our long-term net leases. Mezzanine loans and other financings for which we have a secondary lien or collateralized interest will generally have shorter terms (one to two years) and higher interest rates than our net leases and long-term mortgage loans. With respect to the loans that we make, we generally seek loans with collateral values resulting in a loan-to-value ratio of not more than 85%.

Ancillary businesses. In addition to acquiring properties and making loans, we may invest up to 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which we are permitted to invest. Any ancillary investments that we may make must be consistent with our intent to remain qualified as a REIT.

Intended borrowings. We have borrowed, and intend to borrow in the future, to acquire properties, to make or acquire loans and other Permitted Investments and to pay certain fees, and intend to encumber properties in connection with these borrowings.

Lines of credit. We plan to obtain one or more lines of credit and anticipate that the aggregate amount of any lines of credit we carry will be $100 million; however, our board of directors is permitted to increase the amount we may borrow under lines of credit. We may repay lines of credit we obtain with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. We currently have a $20 million unsecured revolving line of credit, but there is no assurance that we will obtain additional lines of credit on satisfactory terms.

Permanent financing. In addition to lines of credit, we anticipate obtaining permanent financing (generally, long term debt financing secured by mortgages on our properties.) The aggregate amount of our permanent financing is not expected to exceed 50% of our total assets on an annual basis. Our articles of incorporation limit the maximum amount of our borrowings in relation to our net assets to an amount equal to 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. For us to borrow an amount in excess of 300% of our net assets, a majority of the independent directors on our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs.

Duration and listing. Under our articles of incorporation, we will automatically terminate and dissolve on December 31, 2015, unless our common stock is listed on a national securities exchange or quoted on the National Market System of the NASDAQ Stock Market. If our shares are listed or quoted by that time, we will automatically become a perpetual life company. Prior to or in conjunction with listing, we anticipate merging with our Advisor and becoming self-advised.

If our shares are not listed or quoted by December 31, 2015, we will sell our assets and distribute the net sales proceeds to our stockholders or we will merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation.

In making a determination of whether listing or quotation is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company and the potential for stockholder liquidity.

Our common stock offerings. As of December 31, 2006, we had raised approximately $1.2 billion (116.1 million shares) through our public offerings. We have and will continue to use the net proceeds from our offerings to acquire properties and make loans and other Permitted Investments.

Tax status. We currently operate and have elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2004. As a REIT, we generally will not be subject to federal income tax at corporate level to the extent we distribute at least 90% of our taxable income. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost.

Properties. Through separate limited partnerships and limited liability companies, we own or own interests in the following real estate investment properties (dollars are in millions). The Initial Purchase Price for properties owned through partnerships or joint ventures represents only our proportionate share of the underlying assets.

Property	Property Description	Operator	Initial Purchase Price	Date Acquired

Marinas
Lake Front Marina – Port Clinton, Ohio	470 floating slips and storage facilities	Marinas International affiliate	$5.6	12/22/06
Sandusky Harbor Marina – Sandusky, Ohio	660 floating slips, storage and yacht club	Marinas International affiliate	$9.0	12/22/06
Beaver Creek Resort – Somerset, Kentucky	275 floating slips and boat rental	Marinas International affiliate	$10.5	12/22/06

Property	Property Description	Operator	Initial Purchase Price	Date Acquired
Burnside Marina – Monticello, Kentucky	400 floating slips and boat rental	Marinas International affiliate	$7.1	12/22/06
Pier 121 Marina and Easthill Park – Lewisville, Texas	1,007 wet slips, 250 dry slips and floating restaurant	Marinas International affiliate	$37.2	12/22/06

Ski and Mountain Lifestyle Properties
Cypress Mountain – Vancouver, British Columbia	358 skiable acres, five chairlifts, base lodge and skier service facilities	Boyne USA	$27.5	5/30/06
Bretton Woods Mountain Resort – Bretton Woods, New Hampshire	434 skiable acres, nine chairlifts, base lodge and three lodging facilities	National Resort Management	$45.0	6/23/06
Brighton Ski Resort Brighton, Utah	1,050 skiable acres, seven chairlifts, lodge, restaurants, skier services facility and small retail village	Boyne USA	$35.0	1/8/07
Northstar-at-Tahoe™ Resort Lake Tahoe, California	2,480 skiable acres, 16 chairlifts, lodge, restaurants, shops, skier services facilities and ski school	Booth Creek Resort Properties	$80.1	1/19/07
Sierra-at-Tahoe® Resort South Lake Tahoe, California	1,680 skiable acres, 12 chairlifts and full-service lodge	Booth Creek Resort Properties	$39.9	1/19/07
Summit-at-Snoqualmie Resort Snoqualmie Pass, Washington	1,697 skiable acres, 26 chairlifts, ten lodges and skier services facilities	Booth Creek Resort Properties	$34.5	1/19/07
Loon® Mountain Resort Lincoln, New Hampshire	275 skiable acres, ten chairlifts, base lodge, restaurants and skier services facilities	Booth Creek Resort Properties	$15.5	1/19/07

Destination Retail
Village at Blue Mountain – Ontario, Canada	23 tenant units in 6 buildings	Intrawest	$8.6	12/3/04
Whistler Creekside – British Columbia, Canada	26 tenant units in 8 buildings	Intrawest	$15.6	12/3/04

Property	Property Description	Operator	Initial Purchase Price	Date Acquired
Village at Copper Mountain – Copper Mountain, Colorado	48 tenant units in 10 buildings	Intrawest	$18.6	12/16/04
Village at Mammoth Mountain – Mammoth Lakes, California	33 tenant units in 4 buildings	Intrawest	$18.6	12/16/04
Village of Baytowne Wharf – Destin, Florida	30 tenant units in 14 buildings	Intrawest	$13.7	12/16/04
Village of Snowshoe Mountain – Snowshoe, West Virginia	16 tenant units in 4 buildings	Intrawest	$6.7	12/16/04
Village at Stratton – Stratton, Vermont	23 tenant units in 11 buildings	Intrawest	$7.6	12/16/04

Golf Courses
Palmetto Hall Plantation Club – Hilton Head, South Carolina	Two 18-hole public courses	Heritage Golf Group	$7.6	4/27/06
Raven Golf Club at South Mountain™ – Phoenix, Arizona	18-hole public course	I.R.I. Golf Group	$12.8	6/9/06
Bear Creek Golf Club – Dallas, Texas	Two 18-hole public courses	Billy Casper Golf	$11.1	9/8/06
Weston Hills Country Club – Weston, Florida	Two 18-hole private courses	Heritage Golf Group	$35.0	10/16/06
Talega Golf Club – San Clemente, California	18-hole public course	Heritage Golf Group	$18.0	10/16/06
Valencia Country Club – Santa Clarita, California	18-hole private course	Heritage Golf Group	$39.5	10/16/06
Canyon Springs Golf Club – San Antonio, Texas	18-hole public course	EAGL Golf	$13.0	11/16/06
Mansfield National Golf Club – Dallas-Fort Worth, Texas	18-hole public course	EAGL Golf	$7.1	11/16/06
Plantation Golf Club – Dallas-Fort Worth, Texas	18-hole public course	EAGL Golf	$4.4	11/16/06
Lake Park Golf Club – Dallas-Fort Worth, Texas	18-hole semi-private course	EAGL Golf	$5.6	11/16/06

Property	Property Description	Operator	Initial Purchase Price	Date Acquired
Golf Club at Fossil Creek – Fort Worth, Texas	18-hole public course	EAGL Golf	$7.7	11/16/06
The Golf Club at Cinco Ranch – Houston, Texas	18-hole public course	EAGL Golf	$7.3	11/16/06
Cowboys Golf Club – Grapevine, Texas	18-hole public course	EAGL Golf	$25.0	12/26/06
Mesa del Sol Golf Club – Yuma, Arizona	18-hole public course	EAGL Golf	$6.9	12/22/06
LakeRidge Country Club – Lubbock, Texas	18-hole private course	EAGL Golf	$7.9	12/22/06
Fox Meadow Country Club – Medina, Ohio	18-hole private course	EAGL Golf	$9.4	12/22/06
Painted Hills Golf Club – Kansas City, Kansas	18-hole public course	EAGL Golf	$3.9	12/22/06
Signature Golf Course – Solon, Ohio	18-hole private course	EAGL Golf	$17.1	12/22/06
Weymouth Country Club – Medina, Ohio	18-hole private course	EAGL Golf	$10.5	12/22/06
Royal Meadows Golf Course – Kansas City, Missouri	18-hole public course	EAGL Golf	$2.4	12/22/06
Clear Creek Golf Club Houston, Texas	18-hole public course	EAGL Golf	$1.9	1/11/07

Merchandise Marts
Dallas Market Center – Dallas, Texas	4.8 million leasable square feet	Market Center Management Company	$199.2	2/14/05- 5/25/05

Attractions
Great Wolf Lodge – Wisconsin Dells – Wisconsin Dells, Wisconsin	76,000 square-foot waterpark, 309 guest rooms, 77 condominium units with 128 rooms and 64,000 square-foot indoor entertainment area	Great Wolf Resorts	$42.0	10/4/05

Property	Property Description	Operator	Initial Purchase Price	Date Acquired
Great Wolf Lodge – Sandusky – Sandusky, Ohio	42,000 square-foot indoor entertainment area with waterpark, 271 guest rooms, 6,000 square feet of meeting space, fitness center, arcade and gift shop	Great Wolf Resorts	$38.2	10/4/05
Hawaiian Falls – Garland – Garland, Texas	11-acre waterpark	HFE Horizon	$6.3	4/21/06
Hawaiian Falls – The Colony – The Colony, Texas	12-acre waterpark	HFE Horizon	$5.8	4/21/06
White Water Bay – Oklahoma City, Oklahoma	21-acre waterpark	PARC Management	$20.0	4/6/07
Splashtown – Houston, Texas	53-acre waterpark	PARC Management	$13.7	4/6/07
WaterWorld – Concord, California	23-acre waterpark	PARC Management	$10.8	4/6/07
Zuma Fun Center – Charlotte, North Carolina	Miniature golf course, batting cages, bumper boats and go-karts	Trancas	$7.4	10/6/06
Zuma Fun Center – Knoxville, Tennessee	Miniature golf course, batting cages, bumper boats, rock climbing and go-karts	Trancas	$2.0	10/6/06
Zuma Fun Center – North Houston, Texas	Miniature golf course, batting cages, bumper boats and go-karts	Trancas	$.9	10/6/06
Mountasia Family Fun Center – North Richland Hills, Texas	Two miniature golf courses, go-karts, bumper boats, batting cages, paintball fields and arcade	Trancas	$1.8	10/6/06
Zuma Fun Center – South Houston, Texas	Miniature golf course, batting cages, bumper boats and go-karts	Trancas	$4.9	10/6/06
Grand Prix Tampa – Tampa, Florida	Miniature golf course, go-kart and batting cages	Grand Prix	$3.3	10/6/06
Fiddlesticks Fun Center – Tempe, Arizona	Miniature golf course, bumper boats, batting cages and go-karts	Trancas	$5.0	10/6/06

Property	Property Description	Operator	Initial Purchase Price	Date Acquired
Funtasticks Fun Center – Tucson, Arizona	Miniature golf course, go-karts, batting cages, bumper boats and kiddie land with rides	Trancas	$6.4	10/6/06
Putt Putt Fun Center – Lubbock, Texas	Batting cages, go-karts and bumper boats	Putt Putt Investments	$1.8	10/6/06
Putt Putt Fun Center – Raleigh, North Carolina	Batting cages, go-karts and bumper boats	Putt Putt Investments	$.8	10/6/06
Camelot Park – Bakersfield, California	Miniature golf course, go-karts, batting cages and arcade	Trancas	$.9	10/6/06
Gatlingburg Sky Lift – Gatlinburg, Tennessee	Scenic chairlift	Boyne USA	$19.9	12/22/05
Darien Lake – Buffalo, New York	978-acre theme park and waterpark	PARC Management	$109.0	4/6/07
Elitch Gardens – Denver, Colorado	62-acre theme park and waterpark	PARC Management	$109.0	4/6/07
Frontier City – Oklahoma City, Oklahoma	113-acre theme park	PARC Management	$17.8	4/6/07
Wild Waves and Enchanted Village – Seattle, Washington	67-acre theme park and waterpark	PARC Management	$31.8	4/6/07

Dealerships
Route 66 Harley-Davidson – Tulsa, Oklahoma	46,000 square-foot retail and service facility with restaurant	Route 66 Real Estate	$6.5	4/27/06

RISK FACTORS

An investment in our common stock is subject to significant risks. We summarize some of the more important risks below. A more detailed description of the risk factors is found in the section of this prospectus entitled “Risk Factors.” You should read and understand all of these risk factors before making your decision to invest our common stock.

•	The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if their shares were resold.

•

There is currently no market for our shares, and there is no assurance that one will develop. If our shares of common stock are not listed on a national securities exchange or quoted on the National Market System of the NASDAQ Stock Market on or before December 31, 2015, we will sell our assets and distribute the proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amending of our articles of incorporation.

•

Both the number of properties that we will acquire and the diversification of our investments may be reduced to the extent that the total proceeds of the offering are substantially less than the maximum amount of the offering.

•	Subject to the approval of a majority of our directors, including a majority of our independent directors, we may purchase properties from or sell properties to our affiliates.

•

We will rely on CNL Income Corp., our Advisor and affiliate, subject to approval by our board of directors, with respect to all investment decisions. Our Advisor was formed in 2003 and has limited experience as the Advisor to a public REIT. Our Advisor and its affiliates have no previous experience investing in certain of the asset classes in which we may invest, which could result in a failure to meet our investment objectives.

•

Certain officers and directors of our Advisor also serve as our officers and directors, resulting in conflicts of interest. Those persons could take actions that are more favorable to other entities than to us. The Advisory Agreement was not negotiated at arm’s length and we will pay our Advisor and its affiliates substantial fees, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain. The fee on permanent financing may create an incentive to secure more debt despite the risk that increased debt may decrease distributions to stockholders.

•

To the extent consistent with our investment objectives and limitations, our investment policies and strategies may be altered by a majority of our directors, including a majority of our independent directors, without stockholder consent.

•

We have multiple leases and loans with certain tenants or borrowers. As a result, a default by, or the financial failure of, a tenant or borrower could cause more than one property to become vacant or more than one lease or loan to become non-performing. Vacancies would reduce our cash receipts and funds available for distribution, the repayment of outstanding debt and could decrease the resale value of affected properties until they can be re-leased.

•

We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a REIT or otherwise. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.

•

Ownership, transferability and redemption of our shares are subject to certain limitations. Our articles of incorporation generally limit the ownership by any single stockholder of any class of our capital stock to 9.8% of the outstanding shares of that class. Any transfer of shares of our capital stock that would jeopardize our REIT status shall be null and void. Redemption of our shares shall be at our sole option.

•

Our board of directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares that may dilute our stockholders’ equity interests, the ability to change the compensation of our Advisor and to employ and compensate our affiliates. Our board of directors can take these actions solely on its own authority and without our stockholders’ approval.

•

We may make investments that will not appreciate in value over time, such as investments in building-only properties like the Dallas Market Center with the land owned by a third-party, as well as loans.

•	Many of the businesses associated with the properties in which we have invested and in which we seek to invest, such as ski resorts and related properties, marinas and golf courses, are seasonal in nature and susceptible to periods of unprofitability resulting from adverse weather conditions which may affect the amount of revenue we receive from such tenants.

•

We have acquired and may continue to acquire specific-use properties, such as ski resorts and related properties, marinas and golf courses, which may not lend themselves to alternative uses. This may make it more difficult to obtain tenants in the event a property sector or class is negatively affected by poor economic trends or an existing tenant failure, which could adversely impact our cash available to pay our outstanding debt and to make distributions, as well as our liquidation value.

•

If we do not obtain additional lines of credit or permanent financing, we may not be able to acquire as many properties or make as many loans as we anticipate, which could limit the diversification of our investment portfolio and our ability to achieve our investment objectives.

•

Our loans may be affected by unfavorable real estate market conditions. When we make loans, we are at risk of default on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing mortgage loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop or in some instances fail to rise, our risk will increase and the value of our interests may decrease.

•

The vote of our stockholders owning at least a majority but less than all of our shares of common stock will bind all of our stockholders as to matters such as the amendment of our governing documents. Stockholders holding a majority of the shares voting at a meeting at which a quorum is present may bind all of our stockholders regarding the election of directors.

•

Restrictions on ownership of more than 9.8% of the outstanding shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of CNL Income Properties, even if such a change is in the best interest of a majority of our stockholders.

•

Because we must annually distribute at least 90% of our taxable income, excluding net capital gains, to maintain our qualification as a REIT, our ability to rely upon income or cash flows from operations to finance our growth and acquisition activities may be limited. In addition, if our income or cash flow available from operations is not sufficient to cover our distribution requirement, we would need to incur borrowings to meet our distribution requirement and there is no assurance that we would be able to do so.

•

If we do not qualify and remain qualified as a REIT for federal income tax purposes, we would be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders and could adversely affect the value of our securities.

•

We expect to pay substantial fees to our Advisor and its affiliates, which will reduce the amount of cash available for investment in properties, loans and other permitted investments, or for distribution to our stockholders. As a result of such substantial fees, we expect that approximately 85.76% to 86.07% of the total proceeds received in the offering will be available for investment in properties, loans and other permitted investments.

OUR REIT STATUS

We believe we are qualified and have operated as a REIT for federal income tax purposes. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. To maintain REIT status, we must meet a number of highly technical and complex organizational and operational requirements, including a requirement that we distribute at least 90% of our taxable income, as determined on an annual basis. No assurance can be provided that we qualify or will continue to qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT or the federal income tax consequences of such qualification. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property, and would be subject to federal income and excise taxes on our undistributed income. In addition, some of our subsidiaries are subject to corporate income taxes. A more complete discussion of our tax status is provided under the heading “Federal Income Tax Considerations.”

OUR MANAGEMENT

The members of our board of directors oversee our business. The majority of our directors are independent of our Advisor and have responsibility for reviewing our Advisor’s performance. Our directors are elected annually by our stockholders. Although we have executive officers, all of our executive officers are also executive officers of, and employed by, our Advisor. Our executive officers have extensive previous experience investing in real estate on a triple-net lease basis. Our Chairman of the Board and Vice Chairman of the Board have over 33 and 28 years of experience, respectively, with other affiliates of CNL Holdings, Inc. We have retained our Advisor to provide us with management, acquisition, advisory and administrative services. Our Advisor has responsibility for:

•	selecting the investments that we will make, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of properties;

•

identifying potential tenants for and/or operators of our properties and potential borrowers for our loans, and formulating, evaluating and negotiating the terms of each of our lease, loan and operating agreements; and

•	negotiating the terms of any borrowing by us, including lines of credit and any long-term, permanent financing.

The following chart indicates the relationship between us and our Advisor, our Sponsor, and certain of our other affiliates that provide services to us.

•	James M. Seneff, Jr. is our Chairman of the Board. He shares ownership of CNL Holdings, Inc. with his wife, Dayle L. Seneff.

•

James M. Seneff, Jr. and Robert A. Bourne serve as directors and/or executive officers of CNL Income Properties, Inc. In addition, they serve as directors and/or officers of various CNL entities, including CNL Income Corp., our Advisor, and CNL Securities Corp., our Managing Dealer.

•	CNL Real Estate Group, Inc. is the parent company of various entities that provide advisory services to us and other CNL-sponsored investment programs.

CERTAIN CONFLICTS OF INTEREST

Conflicts of interest may exist between us and some of our affiliates. Some of our officers and directors, who are also officers or directors of our Advisor, may experience conflicts of interest in their management of us. These arise principally from their involvement in other activities that may conflict with our business and interests. Some of the conflicts that may exist between us and some of our affiliates include:

•	competition for properties and other investments with existing affiliates, including CNL Real Estate Group, Inc., or future affiliates sponsored or controlled by James M. Seneff, Jr.;

•

competition for the time and services of certain persons who serve as officers and directors of our company and for our affiliates, including James M. Seneff Jr. and Robert A. Bourne, which may limit the amount of time they spend on our business matters;

•	the possibility that we may acquire properties that require development where our Advisor or its affiliates would receive a development fee;

•

substantial compensation, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain, will be paid to our Advisor and its affiliates, including the Managing Dealer;

•

the fee on permanent financing payable to our Advisor may create an incentive for our Advisor to recommend that we obtain more debt despite the risk that increased debt may decrease distributions to our stockholders;

•	the Asset Management fee, payable to our Advisor, may encourage the purchase and discourage the sale of investments, some of which may be speculative;

•	the deferred, subordinated disposition fee that may be payable to our Advisor may encourage the premature sale of properties, loans and other permitted investments;

•

our ability to enter into agreements with affiliates that will not be negotiated at “arms length” and, accordingly, may be less advantageous to us than if similar agreements were negotiated with non-affiliated third parties;

•	our Managing Dealer, CNL Securities Corp., and our Advisor will not independently review us or the offering; and

•

our securities and tax counsel also may serve as securities and tax counsel for some of our affiliates, including CNL Securities Corp. and CNL Financial Group, Inc., and we will not have separate counsel.

OUR AFFILIATES

The “Prior Performance Information” section of this prospectus contains a narrative discussion of the other real estate programs sponsored by our affiliates and our Advisor’s affiliates in the past. During the twenty-one year period ending on December 31, 2006, these entities, which invest in properties that are leased primarily on a “triple-net” lease basis or are leased to taxable REIT subsidiaries but do not invest in the types of properties in which we intend to invest, had purchased (or purchased interests in), directly or indirectly, approximately 2,100 fast-food, family-style, and casual-dining restaurant properties, 137 hotel properties and 280 retirement and other health care-related properties, including in each case properties which were sold during such period. Based on an analysis of the operating results of such prior public programs in which Mr. Seneff, our Chairman, and Mr. Bourne, our Vice Chairman and Treasurer, have served, individually or with others, as general partners or officers and directors, Messrs. Seneff and Bourne believe that each of such prior public programs has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted public REITs are contained in Appendix B — Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

Our primary investment objectives are to preserve, protect and enhance our assets, while:

•	paying distributions at an increasing rate;

•	obtaining fixed income primarily through the receipt of base rent and providing protection against inflation primarily through periodic increases in rent and the payment of percentage rent;

•	owning a diversified portfolio primarily of triple-net leased real estate that will increase in value;

•	qualifying and remaining qualified as a REIT for federal income tax purposes; and

•	providing you with liquidity for your investment on or before December 31, 2015.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

We will pay to our Advisor and other affiliates of our Advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following pages summarize the more significant items of compensation and reimbursement payable to our Advisor and other affiliates.

Type of Compensation and Recipient	Method of Computation and Estimated Maximum Amount*

FEES PAID IN CONNECTION WITH OUR OFFERING

Selling commissions to our Managing Dealer and to participating broker-dealers

Up to 7.0% per share on all shares sold in this offering (a portion of which up to 6.5% may be re-allowed to participating broker-dealers; 0.5% to our Managing Dealer), subject to reduction in connection with certain purchases.

Estimated maximum: $136.5 million

Marketing support fee to our Managing Dealer and to participating broker-dealers

3.0% of gross offering proceeds payable to our Managing Dealer, a portion of which up to 2.5% may be re-allowed to participating broker-dealers. This 3.0% marketing support fee is subject to reduction in connection with certain purchases.

Estimated maximum: $58.5 million

Other offering expenses to our Advisor	Actual expenses incurred in connection with this offering such as filing fees, printing, legal, mailing, and advertising expenses. Estimated maximum: $16.4 million

*	For purposes of calculating the “estimated maximum fees payable,” we have made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation and Estimated Maximum Amount*

Due diligence expense reimbursements to participating broker-dealers	Actual expenses incurred in connection with the due diligence of CNL Income Properties, Inc. and this offering. Estimated maximum: $2.0 million

FEES PAID IN CONNECTION WITH ACQUISITIONS, INVESTMENTS OR LOANS

Acquisition Fee to our Advisor	3.0% of gross offering proceeds for services provided in connection with the selection, purchase, development or construction of real property or other investments. Estimated maximum acquisition fee: $59.9 million. Advisory fee is not determinable at this time.

Acquisition Fee to our Advisor on loan proceeds

3.0% of loan proceeds for services in connection with the incurrence of debt, from our lines of credit and permanent financing that are used to acquire properties or to make or acquire loans and other permitted investments.

Estimated maximum: $51.9 million if our permanent financing equals $1.729 billion

Reimbursement to our Advisor and its affiliates for acquisition expenses	Actual expenses incurred on our behalf in connection with the selection and acquisition of properties, loans and other permitted investments. Expenses are not determinable at this time.

FEES PAID IN CONNECTION WITH ASSET MANAGEMENT

Asset Management Fee to our Advisor

Monthly payment of 0.08334% of an amount equal to the total amount invested in our properties, loans and other permitted investments (exclusive of acquisition fees and acquisition expenses), as of the end of the preceding month.

Fee is not determinable at this time.

FEES PAID IN CONNECTION WITH PROPERTY SALES, LIQUIDATION OR OTHER SIGNIFICANT EVENTS

Deferred, subordinated disposition fee payable to our Advisor from the sale of our properties, loans or other permitted investments, in liquidation of CNL Income Properties, Inc. or otherwise[1]

The lesser of one-half of a competitive real estate commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors) or 3.0% of the gross sales price of the property (or comparable competitive fee in the case of a sale of a loan or other Permitted Investment).

Fee is not determinable at this time.

[1]

We will not pay these fees until we have paid distributions to our stockholders equal to or greater than the sum of an aggregate, annual, cumulative, non-compounded 8% return on the stockholders’ aggregate invested capital plus 100% of the stockholders’ aggregate invested capital, which is what we mean when we call a fee “subordinated.” In general, we calculate our stockholders’ aggregate invested capital by multiplying the total number of shares issued and outstanding by the offering price per share, reduced by the portion of any distributions paid to our stockholders that are attributable to the sale of our properties, loans or other permitted investments.

Type of Compensation and Recipient	Method of Computation and Estimated Maximum Amount*

Deferred, subordinated share of net sales proceeds from the sale of our assets payable to our Advisor from the sale of our properties, loans or other permitted investments, in liquidation of CNL Income Properties, Inc. or otherwise[1]	10% of the net sales proceeds from the sale of our properties, loans or other permitted investments. Fee is not determinable at this time.

Subordinated incentive fee payable to our Advisor at such time, if any, as the listing of our shares for trading on a national securities exchange or the inclusion of its common stock for quotation on the National Market System of the NASDAQ Stock Market occurs

10% of the amount by which (i) our market value plus the total distributions made to stockholders from our inception until the date of any listing of our shares for trading on a national securities exchange or the inclusion of our common stock for quotation on the National Market System of the NASDAQ Stock Market exceeds (ii) the sum of (a) their invested capital and (b) the total distributions required to be made to our stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined.

Fee is not determinable at this time.

Performance fee payable to our Advisor upon termination of the Advisory Agreement, if the listing of our shares for trading on a national securities exchange or the inclusion of our common stock for quotation on the National Market System of the NASDAQ Stock Market has not occurred and our Advisor has met applicable performance standards

10% of the amount by which (i) the appraised value of our assets on the date of termination of the Advisory Agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from our inception through the termination date, exceeds (ii) the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date.

Fee is not determinable at this time.

Our obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. We will reimburse our Advisor and its affiliates for out-of-pocket expenses that they incur on our behalf, subject to certain expense limitations.

THE OFFERING

Appropriateness of investment. An investment in our shares may provide:

•	regular distributions because we intend to make regular cash distributions to our stockholders on a quarterly basis.

•	a hedge against inflation because we intend to enter into leases with tenants that provide for scheduled rent increases.

•	preservation of your capital with appreciation because we intend to acquire a portfolio of diverse commercial real estate assets that offer appreciation potential.

However, we can make no assurances that these objectives will be achieved.

[1]

We will not pay these fees until we have paid distributions to our stockholders equal to or greater than the sum of an aggregate, annual, cumulative, non-compounded 8% return on the stockholders’ aggregate invested capital plus 100% of the stockholders’ aggregate invested capital, which is what we mean when we call a fee “subordinated.” In general, we calculate our stockholders’ aggregate invested capital by multiplying the total number of shares issued and outstanding by the offering price per share, reduced by the portion of any distributions paid to our stockholders that are attributable to the sale of our properties, loans or other permitted investments.

Distribution policy. Our board of directors intends to declare distributions monthly and pay distributions quarterly during the offering period and thereafter. However, our board of directors, in its sole discretion, may determine to declare or pay distributions on another basis. We may borrow, and have borrowed, as necessary to pay distributions. The amount of distributions will generally depend on the expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from our properties, the actual operating results of each quarter, avoidance of volatility of distributions, and other factors.

Taxation of distributions. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect that a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or until we liquidate or merge with another company (if such merger is treated as a taxable merger), at which time the gain will, generally, be taxable as capital gains. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor before investing in our common stock. Form 1099-DIV tax information will be mailed to investors by January 31 of each year or such other deadline prescribed by the Internal Revenue Service.

Estimated use of proceeds. Approximately 86.07% (maximum offering); 85.76% (assuming 100 million shares are sold as described in the “Estimated Use of Proceeds” section of this prospectus), to acquire properties and make loans and other investments. The balance 13.93% (maximum offering); 14.24% (assuming 100 million shares are sold) will be used to pay fees and expenses in connection with the offering, some of which are payable to our affiliates, the Managing Dealer and/or participating brokers.

Reinvestment plan. We have adopted a reinvestment plan that will allow our stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We initially have registered five million shares of our common stock for this purpose.

Redemption plan. We have adopted a discretionary redemption plan that allows our stockholders who hold shares for at least one year to request that we redeem all or a portion of their shares equal to at least 25% of their shares. If we have sufficient funds available to do so and if we choose, in our sole discretion, to redeem shares, the number of shares redeemed in any calendar year and the price at which they are redeemed are subject to conditions and limitations including:

•

no more than $100,000 of proceeds from sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter);

•	no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period; and

•	redemption pricing ranging from $9.25 per share for stockholders who have owned their shares for at least one year to $10.00 for stockholders who have owned their shares for at least four years.

Further, our board of directors has the ability, in its sole discretion, to amend or suspend the plan, if it is deemed to be in our best interest. If we have sufficient funds and if we choose to redeem shares, the redemption price will be on such terms as our board of directors determines.

Who can help answer your questions? If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or CNL Sales Department, Post Office Box 4920, Orlando, Florida 32802-4920; phone (866) 650-0650 or (407) 650-1000.

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following material risks and who are able to bear the risk of losing their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

OFFERING RELATED RISKS

The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if their shares were resold. We determined the offering price of our shares in our sole discretion based on:

•	the price at which we believed investors would pay for the shares,

•	estimated fees that would be paid to third parties and to our Advisor and its affiliates,

•	the expenses of this offering and the funds we believed should be available to invest in properties, loans and other permitted investments.

There is no public market for the shares on which to base market value and there can be no assurance that one will develop.

There may be a delay in investing the proceeds from this offering due to the inability of our Advisor to find suitable properties, loans or other Permitted Investments, or tenants and operators for those investments, and therefore delay the receipt of any returns from such investments. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering, although we expect to invest substantially all of the net offering proceeds by the end of that period. Until we invest in properties, make loans or other Permitted Investments, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect the rates of return on our investments, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments, loans or other permitted investments. These delays may be due to the inability of our Advisor to find suitable properties, loans or other permitted investments. Delays may also be caused by our Advisor’s or its affiliates’ employees who may be simultaneously trying to find suitable investments both for us and for other entities. In addition, we may be unable to find suitable tenants or operators in some sectors which could further delay the investment of proceeds. If we have not invested or committed for investment the net offering proceeds or reserved those funds for company purposes within the later of two years from the initial date of this prospectus, or one year after the termination of this offering, we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro rata to the persons who are our stockholders at that time.

Selling your shares will be difficult, because there is no market for our common stock. Currently, there is no market for our shares, so stockholders may not be able to sell their shares promptly at a desired price. You should consider purchasing our shares as a long-term investment only. Although we anticipate applying for listing or quotation on or before December 31, 2015, we do not know if we will ever apply to list our shares on a national securities exchange or be included for quotation on the National Market System of the NASDAQ Stock Market or, if we do apply for listing or quotation, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. Further, our articles of incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or on the National Market System of the NASDAQ Stock Market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for our shares. In addition, although we have adopted a redemption plan, we have discretion to not redeem your shares, to suspend the plan and to cease redemptions. The plan has many limitations and you should not rely upon it as a method of selling shares promptly and at a desired price.

You cannot evaluate the types of properties or the specific properties that we will acquire or the loans or other permitted investments that we may make in the future. Because we have not identified all of the specific assets that we will acquire in the future, we cannot provide you with information that you may want to evaluate before deciding to invest in our shares. Our board has absolute discretion in implementing the investment policies set forth in our articles of incorporation. See “Business – Investment Focus” for discussion regarding our investment policies and strategies. While we have targeted certain types of properties in the past and will continue to do so, our investment policies and strategies are very broad and permit us to invest in many types of real estate including developed and undeveloped properties, regardless of geographic location or property type. As of April 6, 2007, we had a portfolio of 65 lifestyle properties, including interests in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resorts, five waterparks, one sky lift attraction, one dealership, 21 golf courses, seven ski properties, 11 family entertainment centers marinas and four theme parks. We have made eleven loans, ten of which are outstanding. There can be no assurance that we will invest in like properties or make similar loans in the future.

We cannot assure you that we will obtain suitable investments. We cannot be certain that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions or increase the distribution rate could be adversely affected.

Our Managing Dealer has not made an independent review of us. Our Managing Dealer is an affiliate of ours and will not independently review us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

COMPANY-RELATED RISKS

We have a limited operating history which hinders your ability to evaluate this investment. We commenced active operations in June 2004, are still in the early stages of growth and have limited performance history. As a result, you cannot be sure how we will be operated, whether we will achieve the objectives described in this prospectus or how we will perform financially. You should not rely on our past performance or the past performance of other real estate investment programs sponsored by CNL to predict our future results.

Our management, including our Advisor, has limited or no experience with investments in certain asset classes and loans which may impact our ability to successfully make acquisitions, loans or manage assets in those sectors. Our management’s historical industry expertise is primarily in the hospitality, retirement, retail, office and restaurant industries, with limited or no experience investing in certain of the properties in which we intend to focus, and have focused, our investment activities. Although our Advisor, subject to approval by our board of directors, is responsible for our daily management, our Advisor was formed in 2003 and its management has limited or no experience investing in or managing certain of the asset classes in which we may lend or invest. While we have hired and expect to continue to hire individuals with experience in those asset classes, we may not hire individuals for every asset type in which we may invest. There can be no assurance that our Advisor’s experience will be useful in helping us to identify and acquire certain of the properties we are seeking to acquire or in managing certain assets once they are acquired. The limited or lack of experience of our Advisor in purchasing, leasing, managing and selling certain of the types of properties we have acquired, are seeking to acquire, or loans we have made or may make, may prevent us from fully exploiting the economic potential of any properties we have acquired, may acquire or develop in the future, as well as underlying loans we have made or will make. This may adversely affect our results of operations.

Our stockholders may experience dilution. Our stockholders have no preemptive rights. If we commence a subsequent public offering of shares or securities convertible into shares or otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our company. Stockholders will not be entitled to vote on whether we engage in additional offerings. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, our stockholders may experience dilution in both the book value and fair value of their shares. This is the second offering that we have undertaken. Although our board of directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. Other public REITs sponsored by CNL Financial Group, Inc. have engaged in multiple offerings. See “Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock” and “The Offering — Plan of Distribution.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; maintenance of our Investment Company Act exemption imposes limits on our operations. We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us. We have conducted our operations and intend to continue to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us.

If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company. If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•	place limits on our capital structure;

•	impose restrictions on specified investments;

•	prohibit transactions with affiliates;

•	require us to change the composition of our board of directors; and

•	require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate assets or real estate related assets. These investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of terminating the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. Doing so would likely reduce the cash available for distribution to you.

Further, to maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. To avoid regulation as an investment company, we must be engaged primarily in a business other than that of owning, holding, trading or investing in securities. We may invest in assets that are determined to be securities rather than interests in, or liens upon, real estate. If a sufficient amount of our assets were determined to be securities instead of interests in, or liens upon, real estate, we would be required to register as an investment company.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business. Also, because affiliate transactions are prohibited under the Investment Company Act, failure to maintain our exemption would force us to terminate our Advisory Agreement and all other agreements with affiliates. Any of these results would be likely to have a material adverse effect on our business, our financial results and our ability to make distributions to stockholders.

CONFLICTS OF INTEREST AND RELATED RISKS

There will be competing demands on our officers and directors. Some of our officers and directors, who are also officers or directors of our Advisor, may experience conflicts of interest in managing us, because they also have management responsibilities for other companies, including companies that may invest in some of the same types of assets in which we may invest. In addition, substantially all of the other companies for which our officers and directors work are affiliates of us and/or our Advisor. For these reasons, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us. For an explanation of the conflicts of interest between us, our Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts, see “Conflicts of Interest.”

We will experience competition for allocation of properties, loans and other permitted investments. Our Advisor or its affiliates from time to time may acquire properties, loans or other permitted investments on a temporary basis with the intention of subsequently transferring such assets to us. Further, our Advisor or its affiliates may from time to time seek to transfer certain of its or its affiliates’ assets to us. The selection of properties, loans or other permitted investments to be transferred by our Advisor to us may be subject to conflicts of interest. We cannot be sure that our Advisor will act in our best interests when deciding whether to allocate any particular opportunity to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

The timing of sales and acquisitions may favor our Advisor and not us. Our Advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our board of directors must approve each investment and sale, but our Advisor’s recommendation to our board of directors may be influenced by the impact of the transaction on our Advisor’s compensation.

Our Advisor’s fee structure may encourage our Advisor to recommend speculative investments and a high amount of leverage. Our Advisor will realize substantial compensation in connection with the acquisition of properties, and as a result, may recommend speculative investments to us. In addition, because our Advisor will receive fees based on the amount of permanent financing we obtain, our Advisor may have an incentive to recommend a high amount of leverage. Similarly, because our Advisor may receive fees upon the sale of properties, loans and other Permitted Investments, our Advisor may have an incentive to recommend the early sale of these assets.

The agreement between our Advisor and us was not the result of arm’s-length negotiations. Because some of our officers and directors are also officers and directors of our Advisor, the terms of the Advisory Agreement may favor our Advisor. As a result, our Advisor may not always act in our best interests, which may adversely affect our results of operations. However, our independent directors must approve the Advisory Agreement each year and are required to review the fees and activities on our behalf.

Our properties may be developed by affiliates. Properties that we acquire may require development. Our affiliates may serve as developer and if so, the affiliates would receive a development fee that would otherwise be paid to an unaffiliated developer. Our board of directors, including the independent directors, must approve employing our affiliates to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive a development fee.

We may invest with affiliates of our Advisor and enter into other transactions with them. We may invest in joint ventures with another program sponsored by our Advisor or its affiliates. Our board of directors, including the independent directors, must approve these transactions, but our Advisor’s recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm’s length. Had they been at arm’s length, the terms of the transactions may have different and may have been more beneficial to us.

REAL ESTATE AND OTHER INVESTMENT RISKS

Multiple property leases or loans with individual tenants or borrowers increase our risks in the event such tenants or borrowers are financially impaired. The value of our properties will depend principally upon the value of the leases entered into in connection with properties we acquire. Defaults by a tenant or borrower may continue for some time before we determine that it is in our best interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one loan. As a result, a default by, or the financial failure of, a tenant or borrower could cause more than one property to become vacant or more than one lease or loan to become non-performing. Vacancies would reduce our cash receipts and funds available for distribution and could decrease the resale value of affected properties until they can be re-leased.

We may not control the land beneath certain properties that we have and will acquire in the future. A significant number of the properties that we acquired as of April 6, 2006 are on land owned by a governmental entity or other third party while we own a leasehold, permit, or similar interest. For example, the U.S. Army Corps of Engineers controls most of the land located beneath and surrounding the Burnside Marina and the U.S. Forest Service controls most of the land on which certain of our ski resort properties are located. Similarly, other properties that we own or may acquire are on land owned by various city and county governments. These entities lease the land they own to owners and operators under long-term leases while retaining certain rights to use the property for their own purpose on either a short-term or a permanent basis. While we do not believe it is likely that any of these governmental entities will take any action to disrupt our rights in the properties or our tenants’ operation of the properties or take them in an eminent domain proceeding, these events are beyond our control. If the entity owning the land under one of our properties chose to disrupt our use either permanently or for a significant period of time, the value of our assets could be impaired and our results of operations could be adversely affected.

Our exposure to typical real estate investment risks could reduce our income. Our properties, loans and other permitted investments will be subject to the risks typically associated with investments in real estate. Such risks include the possibility that our properties will generate rent and capital appreciation, if any, at rates lower than we anticipated or will yield returns lower than those available through other investments. Further, there are risks that our ability to vary our portfolio in response to changes in economic and other conditions will be limited because of the general illiquidity of real estate investments. Income from our properties may be adversely affected by many factors, including an increase in the local supply of the various properties we seek to acquire, a decrease in the number of people interested in participating in the activities related to the businesses conducted on the properties which we may acquire, adverse weather conditions, changes in government regulation, national or local economic deterioration and changes in consumer tastes.

A concentration of our investments in only a few property classes may leave our profitability vulnerable to a downturn in such sectors. At any one time, a significant portion of our investments could be in only a few property classes. As of April 6, 2007, we have investments in seven property classes. As a result, we are subject to risks inherent in investments in these classes. The potential effects on our revenues, and as a result on cash available for distribution to our stockholders, resulting from a downturn in the business conducted on those properties could be more pronounced than if we had more fully diversified investments.

We compete with other companies for investments. We anticipate that we will continue to compete with other companies and investors, including other REITs, real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds, banks and insurance companies, for the acquisition of properties, loans and other Permitted Investments that we seek to acquire or make. Some of the entities with whom we may compete for acquisition opportunities will have substantially greater experience acquiring and owning the types of properties, loans or other permitted investments in which we seek to acquire or make, as well as greater financial resources and a broader geographic knowledge base than we have. As a result, competition may reduce the number of suitable acquisition opportunities available to us.

Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us. The types of properties in which we may invest are expected to face competition for customers from other similar properties, both locally and nationally. For example, a substantial number of new golf courses have opened in recent years and a number of new courses currently are under development or planned for development, including golf courses which may be located near the golf courses we acquire. Similarly, marinas we may acquire will compete in each market with other marinas, some of which may have greater resources than our marinas will have, for a limited number of boaters seeking boat rental slips. Any decrease in revenues due to such competition at any of our properties may adversely affect our operators’ ability to make scheduled rent payments to us.

Marinas, ski resorts, golf courses and other types of properties in which we may invest may not be readily adaptable to other uses. Ski resorts and related properties, marinas, golf courses and other types of properties in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors, such as our resort village properties, become unprofitable for our tenant or operator due to industry competition, a general deterioration of the applicable industry or otherwise, such that the tenant becomes unable to meet its obligations under its lease, we may have great difficulty re-leasing the property and the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. Should any of these events occur, our income and cash available for distribution and the value of our property portfolio could be reduced.

Your investment may be subject to additional risks if we make international investments. We have purchased properties in Canada and we may purchase properties located in the Caribbean and Europe and other foreign venues. Such investments could be affected by factors peculiar to the laws and business practices of those countries. These laws or business practices may expose us to risks that are different from, and in addition to, those commonly found in the United States, including foreign currency fluctuations and additional tax burdens which may impact our results of operations and cash flows. Specifically, foreign investments could be subject to the following risks:

•	the imposition of unique tax structures, changes in real estate, differences in taxation policies and rates and other operating expenses in particular countries;

•	non-recognition of particular structures intended to limit certain tax and legal liabilities;

•	changing governmental rules and policies, including changes in land use and zoning laws;

•

enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s county of origin;

•	our limited experience and expertise in foreign countries relative to our experience and expertise in the United States;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•

the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability; and

•	more stringent environmental laws or changes in such laws.

We may rely on various cash flow or income security provisions to our leases for minimum rent payments. Our leases may but are not required to, have security provisions, such as deposits, guarantees or shortfall reserves provided by a third-party tenant or operator. These security provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. These provisions may also have limits on the overall amount of the security. After the termination of a security feature, or in the event that the maximum limit of a security provision is reached, we may only look to the tenant to make lease payments. In the event that a security provision has expired or the maximum limit has been reached, or in the event that a provider of a security provision is unable to meet its obligations, our results of operations could be adversely affected if our tenants are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make rent payments.

We do not have control over market and business conditions which may affect our success. The following external factors, as well as other factors beyond our control, may reduce the value of properties that we acquire, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make loan payments on time:

•	changes in general or local economic or market conditions;

•	increased costs of energy, insurance or products;

•	increased costs and shortages of labor;

•	increased competition;

•	fuel shortages;

•	quality of management;

•	the ability of an operator or tenant to fulfill its obligations;

•	limited alternative uses for properties;

•	changing consumer habits;

•	condemnation or uninsured losses;

•	changing demographics;

•	changing government regulations;

•	inability to remodel outmoded buildings or structures as required by the applicable franchise or lease agreement;

•	voluntary termination by a tenant of its obligations under a lease; and

•	bankruptcy of a tenant or borrower.

Further, our results of operations in any one period from a property may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. If tenants are unable to make lease payments or borrowers are unable to make loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

We will not control the management of our properties. In order to maintain our status as a REIT for federal income tax purposes, we may not operate certain types of properties we acquire or participate in the decisions affecting their daily operations. Our success, therefore, will depend on our ability to select qualified and creditworthy tenants for each property we acquire and on their ability to effectively manage and operate the properties. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. We will attempt to enter into leasing agreements with tenants having substantial prior experience in the operation of the type of property being rented. There can be no assurance, however, that we will be able to make such arrangements. If our tenants or third-party operators are unable to operate the properties successfully or lease more properties from us than they can effectively manage, or if we select unqualified operators, they may not have sufficient revenue to be able to pay our rent, which could adversely affect our financial condition.

We may not control our joint ventures. Our independent directors must approve all joint venture or general partnership arrangements into which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property or to make loans or other permitted investments, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. For instance, at both the resort village properties and the Dallas Market Center, our venture partners have approval rights on many major decisions. Those venture partners may have differing interests from ours and the power to direct the joint venture or partnership on certain matters in a manner with which we do not agree. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties, loans or other permitted investments indirectly through the acquisition of interests in entities that own such assets or interests in such assets, we may not control the management of such assets.

Joint venture partners may have different interests than we have which may negatively impact our control over our ventures. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments and investments in other entities may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

It may be difficult for us to exit a joint venture after an impasse. In our joint ventures, there will be a potential risk of impasse in some business decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. See “Business — Joint Venture Arrangements” for additional information about the terms that our joint venture arrangements are likely to include.

We may not have control over construction on our properties. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables. In addition, our development and renovation plans could be affected by delays in obtaining any necessary permits or consents from appropriate governmental agencies, strikes, adverse weather, shortages of materials and increases in the cost of labor and materials. Although we will seek to include in our agreements with developers safeguards designed to minimize these risks, such as rights to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs, we cannot be sure that the tenants will have sufficient funds to fulfill their obligations under these agreements. In addition, certain properties that we may acquire may be subject to conservatory easements that prohibit the development of certain activities other than those specific activities already conducted on the property and limit the ability to materially modify the existing layouts of the property.

We will have no economic interest in ground lease properties. If we invest in ground lease properties, such as we have at the Dallas Market Center and certain of our golf course and attractions properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Accordingly, with respect to ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of improvements and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

It may be difficult to re-lease our vacant properties. If a tenant vacates a property, we may be unable to re-lease the property or, if we are able to re-lease the property, we may not receive as much rent as we had under the prior lease or we may need to incur additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights and collecting rents (and, in some cases, real estate taxes and insurance costs) due from a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

We cannot control the sale of some properties we seek to acquire. We may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases might occasionally provide the tenant with a right of first refusal on any proposed sale. In addition, if our sale of a property will result in a taxable gain to the prior owner of the property, we may agree in some cases to use reasonable efforts to structure such a sale as a tax-deferred exchange. These factors may make it more difficult for our Advisor and our board of directors to freely control the sale of the property, even when such a sale may be in our best interests. See “Business — Description of Property Leases — Right of Tenant to Purchase.”

The liquidation of our assets may be delayed. If our shares are not listed on a national securities exchange or quoted on the National Market System of the NASDAQ Stock Market on or before December 31, 2015, we are obligated under our articles of incorporation to sell our assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger unless our stockholders owning a majority of our shares of common stock elect to extend our duration by amendment of our articles of incorporation. Neither our Advisor nor our board of directors may be able to control the timing of the sale of our assets or completion of a merger, and we cannot assure you that we will be able to sell our assets or merge with another company so as to return our stockholders’ aggregate invested capital, generate a profit for the stockholders or fully satisfy our debt obligations. Because we will use a portion of the offering proceeds to pay expenses and fees and the full offering price is not invested in properties, loans or other Permitted Investments, we will only return all of our stockholders’ invested capital if we sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets. If we take a purchase money obligation in partial payment of the sales price of a property, we may realize the proceeds of the sale over a period of years.

Compliance with the Americans with Disabilities Act may reduce our expected distributions. Under the Americans with Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate our ability to make expected distributions could be adversely affected.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability. Terrorist attacks may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

As a result of terrorist attacks around the world, the war in Iraq and the effects of the most recent economic recession, the travel and leisure industry experienced a significant decline in business caused by a reduction in travel and leisure activity spending. Although recovery has been significant, we are unable to predict with any certainty when or whether travel and leisure demand will return to pre-2001 levels. We cannot presently determine the impact that future events such as military or police activities in the U.S. or foreign countries, future terrorist activities or threats of such activities, natural disasters or health epidemics could have on our business. Our business and properties may be affected by such events, and, as a result, our revenues may be reduced. In addition, other terrorist attacks, natural disasters, health epidemics, acts of war, prolonged U.S. involvement in Iraq or other significant military activity could have additional adverse effects on the economy in general, and the travel and leisure industry in particular. These factors could have a material adverse effect on our results of operations, financial condition, and cash flows, thereby impacting our overall net worth and our ability to make distributions to our stockholders.

Our properties may be subject to environmental liabilities which could significantly impact our return from the properties and the success of our ventures. Operations at certain of the properties we have acquired, may acquire in the future, or which are used to collateralize loans we have made or may make, may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as herbicides, pesticides, fertilizers, motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels, and sewage. Accordingly, the operations of certain properties we acquire will be subject to regulation by federal, state, and local authorities establishing investigation and health and environmental quality standards. In addition, certain of our properties may maintain and operate underground storage tanks (“USTs”) for the storage of various petroleum products. USTs are generally subject to federal, state, and local laws and regulations that require testing and upgrading of USTs and remediation of contaminated soils and groundwater resulting from leaking USTs.

Under various federal and state environmental laws and regulations, as an owner of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum products located on, in or emanating from our properties. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the release of hazardous substances. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Other environmental laws impose liability on a previous owner of property to the extent hazardous or toxic substances were present during the prior ownership period. A transfer of the property may not relieve an owner of such liability. Thus, we may have liability with respect to properties that we or our predecessors sold in the past.

The presence of contamination or the failure to remediate contamination at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. While our leases are expected to provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination coming from the site.

All of our properties have been or will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other conditions, or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other conditions. Our board of directors and our Advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that if it is a material problem: (i) the seller has (a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) we have negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities associated with the properties that we may acquire from time to time will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

In addition to the risks associated with potential environmental liabilities discussed above, compliance with environmental laws and regulations that govern our properties may require expenditures and modifications of development plans and operations that could have a detrimental effect on the operations of the properties and our financial condition and results of operations. There can be no assurance that the application of environmental laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem. The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Legislation and government regulation may adversely affect the development and operations of properties we may acquire. In addition to being subject to environmental laws and regulations, certain of the development plans and operations conducted or to be conducted on properties we have acquired and may acquire in the future require permits, licenses and approvals from certain federal, state and local authorities. For example, ski resort operations often require federal, state and local permits from the U.S. Forest Service and the U.S. Army Corps of Engineers to use forests as ski slopes. Material permits, licenses or approvals may be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the properties we purchase. There can also be no assurance that any particular permit and approval will be obtained or upheld on judicial review. Furthermore, laws and regulations that we or our operators are subject to may change in ways that are difficult to predict. There can be no assurance that the application of laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire, the operations of such property, and the amount of rent we receive from the tenant of such property.

Governmental regulation with respect to water use by ski resorts could negatively impact ski resorts we acquire. The rights of ski resorts and related properties that we have acquired or may acquire in the future to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts and related properties we have acquired or may acquire in the future and the municipalities in which they are located may be dependent upon a single source of water, and in some cases the volume of water contained in such water sources could be historically low or inconsistent. This may lead to disputes and litigation over, and restrictions placed on, water use. Disputes and litigation over water use could damage the reputation of ski resorts and related properties we have acquired or may acquire in the future and could be expensive to defend, and, together with restrictions placed on water use, could have a material adverse effect on the business and operating results of our ski resorts and related properties.

Governmental regulation of marinas with respect to dredging could negatively impact marinas we acquire. Marinas that we have acquired or may acquire in the future must be dredged from time to time to remove the silt and mud that collect in harbor areas as a result of, among other factors, heavy boat traffic, tidal flow, water flow and storm runoff. Dredging and disposing of the dredged material can be very costly and may require permits from various governmental authorities. If we or our marina tenants, or operators engaged by our marina tenants, cannot timely obtain the permits necessary to dredge marinas or dispose of the dredged material, or if dredging is not practical or is exceedingly expensive, the operations of the marina would be materially and adversely affected, which would in turn have a negative impact on our financial condition.

Governmental regulation of vacation ownership resorts are difficult to comply with. The federal government, as well as the states and local jurisdictions in which any vacation ownership resort in which we may have a direct or indirect interest may be located, have enacted extensive regulations that affect the manner in which vacation ownership properties are operated. In addition, many states have adopted specific laws and regulations regarding the sale of vacation ownership interests. These laws and regulations require sellers of vacation ownership interests to, among other things, obtain and file numerous documents and supporting information with the responsible state agency, obtain the agency’s approval for an offering statement that describes all material aspects of the sale of vacation ownership interests, and deliver an offering statement or public report, together with certain additional information concerning the terms of the purchase, to all prospective purchasers of a vacation ownership interest. Certain states mandate the structure of the vacation ownership business to be conducted within those states. Laws in many states generally grant the purchaser of a vacation ownership interest the right to cancel a contract of purchase at any time within a fixed number of calendar days following the date the purchaser signs the contract. Most states also have other laws that regulate the sale of vacation ownership interests and protect purchasers, such as: (i) real estate licensing law; (ii) travel sales licensing laws; (iii) anti-fraud laws; (iv) consumer protection laws; (v) fair advertising laws; (vi) telemarketing laws; and (vii) prize, gift and sweepstakes laws.

Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, with respect to certain types of properties such as marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry. We will maintain, and require our tenants and operators as well as mortgagors to whom we have loaned money to maintain, pursuant to our standard form of lease and mortgage, insurance with respect to each of our properties which it leases or operates, and each property securing a mortgage which we hold, including comprehensive liability, fire, flood and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods, earthquakes or terrorist attacks) that may be either uninsurable or not economically insurable. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or loss in excess of insured limits occur, we could lose all or a portion of our anticipated revenue stream from the affected property, as well as all or a portion of our invested capital. Accordingly, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Port folio acquisitions are more difficult to complete than single asset acquisitions. Our business and acquisition strategy may include acquisitions of multiple properties, loans or other Permitted Investments in a single transaction. However, portfolio acquisitions are more complex than single-asset acquisitions, and the risk that a portfolio acquisition will not close may be greater than in a single-asset acquisition. In addition, costs for a portfolio acquisition that does not close are generally greater than for a single-asset acquisition that does not close. If we fail to close one or more portfolio acquisitions, our ability to increase our net income and cash available for distributions will be limited and a charge to our earnings for costs related to the failed acquisition(s) may be imposed.

Another risk associated with portfolio acquisitions is that a seller may require that a group of assets be purchased as a package, even though one or more of the assets in the portfolio does not meet our investment criteria or is located in a market that is geographically distant from our principal markets. In such cases, we may attempt to make a joint bid with another buyer, or we may purchase the portfolio of assets with the intent to subsequently dispose of those assets which do not meet our investment criteria. In the case of joint bids, however, it is possible that the other buyer may default in its obligations, which increases the risk that the acquisition will not close, with the adverse consequences described above. In cases where we intend to dispose of assets that we do not wish to own, we cannot assure you that we will be able to sell or exchange such asset or assets in a timely manner or on terms beneficial or satisfactory to us.

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire. The operations of certain properties in which we may invest will depend upon a number of factors relating to or affecting discretionary consumer spending for the types of services provided by businesses operated on these properties. Unfavorable local, regional, or national economic developments or uncertainties regarding future economic prospects could reduce consumer spending in the markets in which we own properties and adversely affect our tenants’ businesses, which could in turn impact their ability to pay rent and thereby have a negative impact on our results of operations. Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and golfing activities, which are activities related to the industries in which we seek to invest, also may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. In fact, certain of the assets we seek to acquire relate to industries that are currently experiencing periods of decreased profitability. Similarly, rising interest rates could have a negative impact on the ability or willingness of consumers to finance purchases of expensive goods. For example, difficulty in obtaining financing, federal tax policies, interest rate levels, and the cost and availability of fuel can impact overall boat purchases and could adversely affect the ability of marina operators to lease boat slips and earn additional revenues from concessions such as fuel, equipment, retail and food and beverage sales. Similarly, the destination retail centers we may acquire or develop will be subject to general retail industry risks such as inflation, lack of consumer confidence, changes in unemployment rates and consumer tastes and preferences. In the event that the retail industry experiences down cycles, manufacturers and merchants of retail merchandise may experience economic difficulties and may be less likely to renew existing leases at retail centers or to expand distribution channels into new retail centers. Certain of the classes of properties which we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence which could in turn affect the ability of operators to make scheduled rent payments to us.

Seasonal revenue variations in certain asset classes will require our operators of such asset classes to manage cash flow properly over time so as to meet their non-seasonal scheduled rent payments to us. Certain of the properties in which we may invest are generally seasonal in nature due to geographic location, climate and weather patterns. For example, revenue and profits at ski resorts and their related properties are substantially lower and historically result in losses during the summer months due to the closure of ski operations, while many attractions properties are closed during the winter months and produce the majority of their revenues and profits during summer months. As a result of the seasonal nature of certain business operations which may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us.

Adverse weather conditions may damage certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us. Weather conditions beyond our control may influence revenues at certain types of properties we acquire. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or reduced rainfall levels), excessive rain, avalanches, mudslides and floods. For example, adverse weather could reduce the number of people participating in skiing, golfing, boating and ancillary activities at properties we acquire and have acquired. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Further, the physical condition of golf courses we may acquire must be satisfactory to attract play. In addition to severe or generally inclement weather, other factors, including plant disease and insect infestation, and the quality and quantity of water, could adversely affect the turf grass conditions at the golf courses we acquire or develop. Poor weather conditions could also disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property, as well as the ability of our tenants and operators to make their scheduled rent payments to us.

LENDING RISKS

Our loans may be affected by unfavorable real estate market conditions. When we make loans, we are at risk of default on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing mortgage loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop or in some instances fail to rise, our risk will increase and the value of our interests may decrease.

Our loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term loans and interest rates rise, the loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

Lack of principal amortization of loans increases the risk of borrower default at maturity and delays in liquidating defaulted loans could reduce our investment returns and our cash available for distributions. Certain of our loans may not provide for the amortization of principal during their term. As a result, the entire principal balance of such loans will be due in one balloon payment at their maturity. Failure to amortize the principal balance of loans may increase the risk of a default during the term, and at maturity, of loans. A default under loans would have a material adverse effect on our ability to pay anticipated distributions to stockholders. Further, if there are defaults under our loans, we may not be able to repossess and sell the underlying properties or other security quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan. Any failure or delay by a borrower in making scheduled payments to us may adversely affect our ability to make distributions to stockholders.

Because our revenues are highly dependent on lease payments for our properties and interest payment from loans that we make, defaul ts by our tenants or borrowers would reduce our cash available for the repayment of our outstanding debt and for distributions. Our ability to repay any outstanding debt and make distributions to stockholders will depend upon the ability of our tenants and borrowers to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on such properties. For example, the ability of our golf tenants to make their scheduled rent payments to us will be dependent upon their ability to generate sufficient operating income at the golf courses they operate. A tenant’s failure to make or delay in making scheduled rent payments to us or borrower’s failure to make debt service payments to us may result due to the tenant or borrower realizing reduced revenues at the properties it operates.

We may make loans on a subordinated and unsecured basis and may not be able to collect outstanding principal and interest. Although our loans to third parties are usually secured by collateral pledged by such borrowers, we have made loans that are unsecured and/or subordinated in right of payment to such third parties’ existing and future indebtedness. In the event of a foreclosure, bankruptcy, liquidation, winding up, reorganization or other similar proceeding relating to such third party, and in certain other events, such third party’s assets may only be available to pay obligations on our unsecured loans after the third party’s other indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay the principal or interest on the unsecured loans we may make.

FINANCING RISKS

Anticipated borrowing creates risks . We have and will likely continue borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We generally mortgage or put a lien on one or more of our assets in connection with any borrowing. We intend to obtain one or more revolving lines of credit of up to $100 million to provide financing for the acquisition of assets, although our board of directors could determine to borrow a greater amount. We currently have an unsecured $20 million line of credit. We may repay the line of credit using equity offering proceeds, including proceeds from this offering, proceeds from the sale of assets, working capital or permanent financing. We also have and intend to continue to obtain long-term, permanent financing. We may not borrow more than 300% of the value of our net assets without the approval of a majority of our independent directors and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Borrowing may be risky if the cash flow from our properties and other permitted investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans. We have acquired and may, in some instances, acquire real estate assets by using either existing financing or borrowing new monies. Our articles of incorporation generally limit the total amount we may borrow to 300.0% of our net assets. In addition, such loans may collateralized by some or all of our properties or other assets to fund additional acquisitions or operations, including to satisfy the requirement that we distribute at least 90.0% of our annual “REIT taxable income” to our stockholders, or as is otherwise necessary or advisable to qualify as a REIT for federal income tax purposes. Payments required on any amounts we borrow will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with the borrowed amounts.

Borrower defaults may be costly for us due to litigation expenses of recovering funds and the possibility that borrowers are unable to pay their debt to us. Defaults on loans secured by a property we own may result in foreclosure actions initiated by us and our loss of the property or properties securing the loan that is in default. Such legal actions are expensive. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure, all or a portion of such taxable income may be subject to tax, and/or required to be distributed to our stockholders in order for us to qualify as a REIT. We would not receive any cash proceeds, pay such tax or make such distributions. If any mortgages contain cross collateralization or cross default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions to you will be adversely affected.

We may borrow money to make distributions and distributions may not come from funds from operations. We have borrowed from affiliates to make distributions and may continue to borrow money as we consider necessary or advisable to meet our distribution requirements. Our distributions have exceeded our funds from operations in the past and may do so in the future. In the event that we make distributions in excess of our earnings and profits, such distributions could constitute a return of capital for federal income tax and accounting purposes. Furthermore, in the event that we are unable to fund future distributions from our funds from operations, the value of your shares upon the possible listing of our stock, the sale of our assets or any other liquidity event may be negatively impacted.

We may acquire various financial instruments for purposes of “hedging” or reducing our risks which may be costly and/or ineffe ctive and will reduce our cash available for distribution to our stockholders. Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in the hedging transaction becoming worthless or a speculative hedge. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available for distribution to our stockholders.

TAX RISKS

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. We believe that we have been organized and have operated, and intend to continue to be organized and to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes, commencing with our taxable year ended December 31, 2004. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. Based upon representations made by our officers with respect to certain factual matters, and upon counsel’s assumption that we have operated and will continue to operate in the manner described in the representations and in the prospectus, our tax counsel, Arnold & Porter LLP, has rendered an opinion that we were organized and have operated in conformity with the requirements for qualification as a REIT and that our proposed method of operation will enable us to continue to meet the requirements for qualification as a

REIT. Our continued qualification as a REIT will depend on our continuing ability to meet highly technical and complex requirements concerning, among other things, the ownership of our outstanding shares of beneficial interest, the nature of our assets, the sources of our income, the amount of our distributions to our stockholders and the filing of TRS elections. No assurance can be given that we qualify or will continue to qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT.

You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading “Federal Income Tax Considerations — Taxation of CNL Income Properties — Qualification as a REIT.”

If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we also could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we fail to qualify as a REIT, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved. For additional discussion regarding REIT qualification and the consequences if we fail to qualify as a REIT, see “Federal Income Tax Considerations.”

We do not control our lodging facility operations and we are dependent on the managers of our lodging facilities. Because federal income tax laws restrict REITs and their subsidiaries from operating lodging facilities, we do not manage our lodging facilities. Instead, we lease substantially all of our lodging facilities either through (i) long-term leases to qualified independent third-party tenant operators; or (ii) long-term leases to a taxable REIT subsidiary which engages an “eligible” independent contractor under applicable REIT laws to manage and operate the lodging facilities.

Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties. We believe that we would be treated as the owner of properties where we would own the underlying land, except with respect to leases structured as “financing leases,” which would constitute financings for federal income tax purposes. If the lease of a property does not constitute a lease for federal income tax purposes and is recharacterized as a secured financing by the Internal Revenue Service, we believe it should be treated as a financing arrangement and that the income derived from such a financing arrangement should satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us. In particular, we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as “financing leases,” we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans. No assurance can be provided that the Internal Revenue Service would recharacterize such transactions as financings that would qualify under the 95% and 75% gross income tests. See “Federal Income Tax Considerations — Characterization of Property Leases.”

Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, among other requirements, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Accordingly, the value of any other property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in, or make loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company (other than certain securities described in “Federal Income Tax Considerations — Taxation of the CNL Income Properties — Asset Tests”), or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets.

The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT, unless certain requirements are satisfied, as described more fully in “Federal Income Tax Considerations — Taxation of the CNL Income Properties — Asset Tests.”

We are limited in the manner we structure portions of our vacation ownership interest business. Vacation ownership interests which we may acquire must be structured as (i) sales of interests by a taxable REIT subsidiary to vacation owners; (ii) long-term leases to qualified independent third-party tenant operators who enter into sub-leases with the vacation “owners”; or (iii) long-term leases to a taxable REIT subsidiary which enters into contractual agreements with vacation “owners” restricting their annual use of the property in a manner which would be properly treated as “transient” for federal income tax purposes and which engages an “eligible” independent contractor to manage and operate the property. Alternatively, we may acquire interests in mortgages secured by vacation ownership interests. Failure to structure our interests in vacation ownership interests in one or more of the manners described above may result in the income we derive from vacation ownership interests as not qualifying as rental income or interest income for purposes of the 75% or 95% gross income tests or to be subject to tax as a “prohibited transaction.”

We may have to borrow funds or sell assets to meet our distribution requirements. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

Ownership limits may discourage a change in control which could limit your future returns. For the purpose of protecting our REIT status, our articles of incorporation generally limit the direct or indirect ownership by any single stockholder (applying certain attribution rules) of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. Our articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock during the last half of any taxable year other than our first taxable year as a REIT. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is purchasing shares of common stock in order to acquire a block of shares.

Despite our REIT status, we remain subject to various taxes which would reduce operating cash flow if and to the extent these liabilities are incurred. Even if we qualify as a REIT, we are subject to some federal, state and local taxes on our income and property that could reduce operating cash flow, including but not limited to: (i) tax on any undistributed real estate investment trust taxable income, (ii) “alternative minimum tax” on our items of tax preference; (iii) certain state income taxes because not all states treat REITs the same as they are treated for federal income tax purposes; (iv) a tax equal to 100% of net gain from “prohibited transactions,” (v) tax on gains from the sale of certain “foreclosure property;” (vi) tax on gains of sale of certain “built-in gain” properties;” and (vi) certain taxes and penalties if we fail to comply with one or more REIT qualification requirements, but nevertheless qualify to maintain our status as a REIT. See “Federal Income Tax Considerations — Taxation of CNL Income Properties.”

We may be required to pay a penalty tax upon the sale of a property. The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a property constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We intend that we and our subsidiaries will hold the interests in our properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning properties, and to make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

Recent changes in taxation of corporate dividends may adversely affect the value of our common stock. The Jobs and Growth Tax Relief Reconciliation Act of 2003, which was enacted into law on May 28, 2003, among other things, generally reduces to 15% the maximum marginal rate of tax payable by domestic non-corporate taxpayers on dividends received from a regular C corporation. This reduced tax rate, however, will not apply to dividends paid to domestic non-corporate taxpayers by a REIT on its stock, except for certain limited amounts. Although the earnings of a REIT that are distributed to its stockholders still generally could be subject to less federal income taxation than earnings of a non-REIT C corporation that are distributed to its stockholders net of corporate-level income tax, this legislation could cause domestic non-corporate investors to view the stock of regular C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation, because the dividends from regular C corporations will generally be taxed at a lower rate while dividends from REITs will generally be taxed at the same rate as the individual’s other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our common stock in particular.

MISCELLANEOUS RISKS

Possible effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be “plan assets” of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be “plan assets” under ERISA (i) certain of our transactions could constitute “prohibited transactions” under ERISA and the Code and (ii) ERISA’s prudence and other fiduciary standards would apply to our investments (and might not be met). Among other things, ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty, and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

Our governing documents may discourage takeovers. Certain provisions of our articles of incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of CNL Income Properties by third parties that a stockholder may consider favorable. See “Risk Factors — Tax Risks — We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes,” “Risk Factors — Tax Risks — Ownership limits may discourage a change in control which could limit your future returns,” “Summary of the Articles of Incorporation and Bylaws — General,” “Summary of the Articles of Incorporation and Bylaws — Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws — Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership” if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

Certain provisions of our articles of incorporation may encourage a hostile takeover of CNL Income Properties. Certain provisions of our articles of incorporation exempt us from the application of Maryland’s Business Combinations Statute and Control Share Acquisition Act. Our exemption from the application of these statutes may have the effect of facilitating: (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock; and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 10% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Act, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. See “Risk Factors — Tax Risks — We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes,” “Risk Factors — Tax Risks — Ownership limits may discourage a change in control which could limit your future returns,” “Summary of the Articles of Incorporation and Bylaws — General,” “Summary of the Articles of Incorporation and Bylaws — Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws — Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership” for more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

Majority stockholder vote may discourage changes of control. Stockholders may take some actions, including approving amendments to our articles of incorporation and bylaws, by a vote of the holders of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of our company or to effect a change in our operations.

Our board of directors can take many actions without stockholder approval. Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of directors can: (i) list our stock on a national securities exchange or include our stock for quotation on the National Market System of the NASDAQ Stock Market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) authorize and issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute your ownership; (iv) change the Advisor’s compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building-only properties, with the land owned by a third party, and loans; and

(vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

Our officers and directors have limited liability. Our articles of incorporation and bylaws provide that an officer or director’s liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under our articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify them for any such liabilities that they incur. In addition, we have obtained directors and officers insurance in order to cover the expense of certain actions against our officers and directors. The indemnification agreements and insurance coverage could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us without significant expense. See “Summary of the Articles of Incorporation and Bylaws — Limitation of Liability and Indemnification” for more information about the indemnification of our officers and directors.

We make forward-looking statements in this prospectus which may prove to be inaccurate. We caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue” or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

ESTIMATED USE OF PROCEEDS

The table below summarizes certain information relating to our anticipated use of offering proceeds, assuming that: (i) only 100 million shares are sold and (ii) a maximum offering of 200 million shares are sold. Shares will be offered to the public on a best efforts basis at $10.00 per share. The table below assumes that 2.5 million shares will be issued through the reinvestment plan if 100 million shares are sold and 5 million shares will be issued through the reinvestment plan if 200 million shares are sold. All shares issued through the reinvestment plan for this offering will be at a purchase price of $9.50 per share. Assuming 100 million shares are sold, we estimate that the remaining 97.5 million shares (approximately 97.5% of the shares) will be sold at the full $10.00 per share offering price. Assuming 200 million shares are sold, we estimate that the remaining 195 million shares (approximately 97.5% of the shares) will be sold at the full $10.00 per share offering price.

These estimates and the figures set forth below represent our best estimate of our intended sales results. Further, there is no limit to the number of shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of shares which may be sold at the various purchase prices described. Depending primarily on the number of shares sold in this offering, we estimate that 85.76% to 86.07% of the offering proceeds, or between $8.58 and $8.61 per share, will be used to purchase properties and make or acquire loans and other Permitted Investments. The remainder of the offering proceeds will be used to pay offering expenses, including selling commissions and the marketing support fee, and to pay our Advisor a fee for its services in connection with the selection, acquisition, development and construction of our real estate investments. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10.00 per share for shares purchased in this offering and $9.50 per share for shares purchased pursuant to our reinvestment plan.

Any reduction in selling commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per share to an investor for shares purchased pursuant to this offering, but will not alter the cash available to us resulting from such sale with which it may acquire properties, make loans or invest in other permitted investments. Shares purchased pursuant to our reinvestment plan will be purchased at $9.50 per share and no selling commissions or marketing support fees will be paid in connection with such purchases.

While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Assuming Sale of 100,000,000 Shares		Maximum Offering 200,000,000 Shares
	Amount	Percent	Amount	Percent
OFFERING PROCEEDS TO CNL INCOME PROPERTIES (1)	$998,750,000	100.0%	$1,997,500,000	100.0%
Less:
Selling Commissions to CNL Securities Corp. (1)	68,250,000	6.83%	136,500,000	6.83%
Marketing Support Fee to CNL Securities Corp. (1)	29,250,000	2.93%	58,500,000	2.93%
Due Diligence Reimbursement to CNL Securities Corp. (1)	1,000,000	0.10%	2,000,000	0.10%
Other Offering Expenses (2)	11,250,000	1.13%	16,370,000	0.82%

NET PROCEEDS TO CNL INCOME PROPERTIES	889,000,000	89.01%	1,784,130,000	89.32%
Less:
Acquisition Fees to the Advisor (3)	29,970,000	3.00%	59,930,000	3.00%
Acquisition Expenses (4)	2,500,000	0.25%	5,000,000	0.25%
Initial Working Capital Reserve (5)	—	—	—	—

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE MAKING OR ACQUIRING OF LOANS AND OTHER PERMITTED INVESTMENTS BY CNL INCOME PROPERTIES (6)	$856,530,000	85.76%	$1,719,200,000	86.07%

(1)	See “The Offering — Plan of Distribution” for a description of the circumstances under which selling commissions and the marketing support and due diligence reimbursements may not be charged or paid in connection with certain purchases, including, but not limited to purchases by registered representatives or principals of the Managing Dealer or participating brokers, directors, officers and employees of us or our Affiliates and those persons’ affiliates and via registered investment advisers. A portion of the selling commissions will be reduced in connection with volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. Selling commissions, the marketing support fee and due diligence reimbursements will not be paid in connection with the purchase of shares pursuant to the reinvestment plan.

(2)	Other Offering Expenses include, without limitation, legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of this offering, including marketing and sales costs, but exclude selling commissions, the marketing support fee and due diligence expense reimbursements. Pursuant to state securities laws, the Other Offering Expenses paid by us together with the 7.0% selling commissions, the 3.0% marketing support fee and due diligence expense reimbursements paid by us may not exceed 15% of the proceeds raised in connection with this offering. Notwithstanding the additional expenses we could incur by virtue of this cap, we estimate that in general, assuming the maximum number of shares is sold, selling commissions will not exceed 7.0%, the marketing support fee will not exceed 3.0%, due diligence expense reimbursements will not exceed 0.10% and Other Offering Expenses will not exceed 0.82%. The difference between the “15% limitation” and these estimates represents additional costs that we may incur under state securities laws but do not anticipate incurring. In accordance with our articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and Organizational and Offering Expenses to be paid may not exceed 13% of the aggregate offering proceeds. Therefore, the calculation of the Organization and Offering Expenses for the minimum offering assumes the maximum amount that could be paid within the 13% limitation.

(3)	Acquisition Fees include all fees and commissions paid by us to any person or entity in connection with the selection or acquisition of any property or the making or acquisition of any loan or other Permitted Investment, including to affiliates or non-affiliates. Acquisition Fees do not include Acquisition Expenses. See “The Offering — Plan of Distribution” for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers. In connection with making investments, if we assume or take an investment subject to existing debt, we will not be able to pay Acquisition Fees with respect to such debt out of debt proceeds and may need to use Net Offering Proceeds (defined in Note 5 below) to pay such Acquisition Fees. In that event, the cash available to make investments will decrease. For example, assuming we raise the maximum offering amount of $1,997,500,000, use all of the $1,719,200,000 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $12,891,975, or 0.65%. Assuming we raise the midpoint offering amount of $998,750,000, use all of the $856,530,000 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $6,423,975 or 0.64%.

(4)

Represents Acquisition Expenses that are neither reimbursed to us nor included in the purchase price of the properties, and on which rent is not received, but does not include certain expenses associated with property acquisitions that are part of the purchase price of the properties, that are included in the basis of the properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by us, our Advisor, or any affiliate of either in connection with the selection or acquisition of any property or the making or acquisition of any loan or other Permitted Investment, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6.0% of the Real Estate Asset Value of a property, or in the case of a loan, 6.0% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

(5)	Because leases generally will be on a triple-net lease basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that we have insufficient funds for such purposes, our Advisor may, but is not required to, contribute to us an aggregate amount of up to 1.0% of the net offering proceeds (the “Net Offering Proceeds”) available to us for maintenance and repairs. As used herein, “Net Offering Proceeds” means Gross Proceeds less (i) selling commissions; (ii) Organizational and Offering Expenses; (iii) the marketing support fee and (iv) due diligence expense reimbursements. Our Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of our assets.

(6)	Offering proceeds designated for investment in properties or for the making or acquisition of loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in properties or for the making or acquisition of loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. We may, at our discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of shares. See “Summary of Redemption Plan.”

MANAGEMENT COMPENSATION

This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by us to our Advisor and its affiliates, exclusive of any distributions to which the Advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering. The table includes estimated amounts of compensation relating to the 5 million shares that we have estimated will be sold under our reinvestment plan. For information concerning compensation and fees paid to our Advisor and its affiliates, see “Certain Relationships and Related Transactions.” For information concerning loan origination and loan servicing fees, see “Business — Borrowing.” For information concerning compensation to our directors, see “Management.”

A maximum of 200 million shares may be sold, including an estimated 5 million shares that may be sold to stockholders who receive a copy of this prospectus and who purchase shares through our reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares remain after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of these shares in this offering.

The following arrangements for compensation and fees to our Advisor and its affiliates were not determined by arm’s-length negotiations. See “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to our Advisor or its affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, we have made assumptions as to the number of shares and the corresponding price per share (as described under “Estimated Use of Proceeds”) that would be sold net of selling commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount

FEES PAID IN CONNECTION WITH OUR OFFERING

Selling commissions to the Managing Dealer and participating brokers	Selling commissions of up to 7.0% per share on all shares sold, subject to reduction in connection with purchases by: registered representatives or principals of the Managing Dealer or participating brokers; our directors, officers and employees and our affiliates and those persons’ affiliates; and through registered investment advisers. A portion of these commissions will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. No selling commissions will be paid in connection with shares purchased pursuant to our reinvestment plan. See “The Offering — Plan of Distribution.” Participating brokers may be reallowed selling commissions of up to 6.5% with respect to shares they sell.	Estimated to be up to $136.5 million if 200 million shares are sold.

Marketing support fee to the Managing Dealer and participating brokers	Marketing support fee of 3.0% of gross proceeds payable to our Managing Dealer, all or a portion of which up to 2.5% may be reallowed to participating brokers. The 3.0% marketing support fee is subject to reduction in connection with purchases by: registered representatives or principals of the Managing Dealer or participating brokers; directors, officers and employees of our company and of our affiliates and those persons’ affiliates; and through registered investment advisers. The marketing support fee will not be paid in connection with shares purchased pursuant to our reinvestment plan. See “The Offering — Plan of Distribution.” The Managing Dealer may reallow a portion of this fee to certain participating brokers who initial the participating broker agreement with the Managing Dealer relating to this fee.	Estimated to be $58.5 million if 200 million shares are sold.

Other offering expenses to our Advisor	Actual expenses incurred in connection with this offering such as filing fees, printing, legal, mailing and advertising expenses.	Actual amount is not determinable at this time but is estimated to be $16.4 million if 200 million shares are sold.

Due diligence expense reimbursements to participating broker-dealers	Actual expenses incurred in connection with the due diligence of CNL Income Properties Inc. and this offering.	Actual amount is not determinable at this time but is estimated to be $2.0 million if 200 million shares are sold.

*	For purposes of calculating the “estimated maximum fees payable,” we have made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount

FEES PAID IN CONNECTION WITH ACQUISITIONS, INVESTMENTS OR LOANS

Acquisition Fee to our Advisor on offering proceeds and advisory fee payable to our Advisor or its affiliates	3.0% of Gross Proceeds, for services in the selection, purchase, development or construction of real property, subject to reduction under certain circumstances described below. Acquisition Fees payable from Gross Proceeds will be paid to our Advisor as we receive offering proceeds from the sale of shares. Acquisition Fees payable to our Advisor on sales of 500,000 shares or more to a “purchaser” (as defined in “The Offering — Plan of Distribution”) may be reduced to 1.0% of Gross Proceeds, provided all such shares are purchased through the same registered investment adviser, participating broker, or the Managing Dealer.	The Acquisition Fee is estimated to be approximately $59.9 million if 200 million shares are sold. The amount of our Advisory fee is not determinable at this time.

Acquisition Fee to our Advisor on loan proceeds	3.0% of loan proceeds for services in connection with the incurrence of debt from lines of credit and permanent financing that are used to acquire properties or used to make or acquire loans and other Permitted Investments payable to our Advisor as Acquisition Fees. As used herein, “Permanent Financing” means financing to: (i) acquire properties and to make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the line of credit. Permanent Financing may be in addition to any borrowing under the line of credit. Acquisition Fees payable from loan proceeds from Permanent Financing will be paid to our Advisor as we acquire such Permanent Financing. However, no Acquisition Fees will be paid on loan proceeds from any line of credit until such time as we have invested all Net Offering Proceeds.	$51.9 million if Permanent Financing equals $1.729 billion.

Other Acquisition Fees to affiliates of our Advisor	Any fees paid to affiliates of our Advisor in connection with the financing, development, construction or renovation of a property. Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to approval by the board of directors, including a majority of the directors who are independent of our Advisor (the “Independent Directors”), not otherwise interested in the transaction.	Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount

Reimbursement of Acquisition Expenses to our Advisor and its affiliates	Reimbursement to our Advisor and its affiliates for expenses actually incurred. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.	Acquisition Expenses, which are based on a number of factors, including the purchase price of the properties, loans and other Permitted Investments, are not determinable at this time.

Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any property or the making or acquisition of any loan or other Permitted Investment to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of assets, and to the extent that other Acquisition Fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

FEES PAID IN CONNECTION WITH ASSET MANAGEMENT

Asset Management Fee to our Advisor	A monthly Asset Management Fee in an amount equal to 0.08334% of our Real Estate Asset Value, the outstanding principal amount of any loans and the amount invested in other Permitted Investments, as of the end of the preceding month. For this purpose, Real Estate Asset Value equals the amount invested in wholly-owned properties, determined on the basis of cost, plus, in the case of properties owned by any joint venture or partnership in which we are a co-venturer or partner, the portion of the cost of such properties paid by us, exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of our Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as our Advisor shall determine.	Amount is not determinable at this time. The amount of the Asset Management Fee will depend upon, among other things, the cost of the properties and the amount invested in loans and other Permitted Investments.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount

Reimbursement to our Advisor and its affiliates for operating expenses	Operating Expenses (which, in general, are those expenses relating to our administration on an ongoing basis) will be reimbursed by us. To the extent that Operating Expenses payable or reimbursable by us, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”), our Advisor shall reimburse us within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.	Amount is not determinable at this time.

FEES PAID IN CONNECTION WITH PROPERTY SALES, LIQUIDATION OR OTHER SIGNIFICANT EVENTS

Deferred, subordinated disposition fee payable to the Advisor from the sale of properties, loans or other Permitted Investments in liquidation of CNL Income Properties Inc. or otherwise[2]	A deferred, subordinated disposition fee, payable upon the sale of one or more properties, loans or other Permitted Investments in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors), or (ii) 3% of the sales price of such property or properties (or comparable competitive fee in the case of a loan or other Permitted Investment). Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the sale of a property, loan or other Permitted Investment and shall be subordinated to receipt by the stockholders of distributions equal to or greater than the sum of (i) their aggregate stockholders’ 8% return and (ii) 100% of their invested capital. If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon listing, if our Advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares of common stock outstanding and the average closing price of the shares over a period, beginning 180 days after listing, of 30 days during which the shares are traded.	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which properties, loan(s) or other Permitted Investment(s) are sold.

Deferred, subordinated share of net sales proceeds from sales of properties, loans or other Permitted Investments payable to the Advisor in liquidation of CNL Income Properties Inc. or otherwise[1]	A deferred, subordinated share equal to 10% of Net Sales Proceeds from the sale of one or more of our properties, loans or other Permitted Investments payable after receipt by the stockholders of distributions equal to or greater than the sum of (i) the Stockholders’ 8% Return and (ii) 100% of invested capital. Following listing, no such share of Net Sales Proceeds will be paid to our Advisor.	Amount is not determinable at this time.

[2]

We will not pay these fees until we have paid distributions to our stockholders equal to or greater than the sum of an aggregate, annual, cumulative, noncompounded 8% return on the stockholders’ aggregate invested capital plus 100% of the stockholders’ aggregate invested capital, which is what we mean when we call a fee “subordinated.” In general, we calculate our stockholders’ aggregate invested capital by multiplying the total number of shares issued and outstanding by the offering price per share, reduced by the portion of any distributions paid to our stockholders that are attributable to the sale of our properties, loans or other permitted investments.

Subordinated Incentive Fee payable to our Advisor at such time, if any, as listing occurs	At such time, if any, as listing occurs, our Advisor shall be paid the subordinated incentive fee (“Subordinated Incentive Fee”) in an amount equal to 10% of the amount by which (i) our market (as defined below) plus the total distributions made to our stockholders since inception until the date of listing exceeds (ii) the sum of (a) their invested capital and (b) the total distributions required to be made to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, our market value shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. The subordinated incentive fee will be reduced by the amount of any prior payment to our Advisor of a deferred, subordinated share of Net Sales Proceeds from sales of our assets.	Amount is not determinable at this time.

Performance Fee payable to our Advisor	Upon termination of the Advisory Agreement, if listing has not occurred and the Advisor has met applicable performance standards, our Advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of our assets on the date of termination of the Advisory Agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from our inception through the termination date, exceeds (ii) the sum of 100% of invested capital plus an amount equal to the Stockholders’ 8% return from inception through the termination date. The Performance Fee, to the extent payable at the time of listing, will not be payable in the event the Subordinated Incentive Fee is paid.	Amount is not determinable at this time.

CONFLICTS OF INTEREST

GENERAL

We are subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates, as described below.

The following chart indicates the relationship between our Advisor, our Sponsor certain other affiliates that will provide services to us.

•	James M. Seneff, Jr. is our Chairman of the Board. He shares ownership of CNL Holdings, Inc. with his wife, Dayle L. Seneff.

•

James M. Seneff, Jr. and Robert A. Bourne serve as directors and/or executive officers of CNL Income Properties, Inc. In addition, they serve as directors and/or officers of various CNL entities, including CNL Income Corp., our Advisor, and CNL Securities Corp., our Managing Dealer.

•	CNL Real Estate Group, Inc. is the parent company of various entities that provide advisory services to us and other CNL-sponsored investment programs

PRIOR AND FUTURE PROGRAMS

In the past, affiliates of our Advisor have organized over 100 real estate investments for entities other than CNL Income Properties, Inc. In addition, these affiliates currently have other real estate holdings and in the future expect to form, offer interests in, and manage other real estate programs in addition to those for CNL Income Properties, Inc., and to make additional real estate investments. Future real estate programs may involve affiliates of our Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for us.

Certain of these affiliated public or private real estate programs may invest in properties which may be suitable for us, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our properties. These properties, if located in the vicinity of, or adjacent to, properties that we acquire, may affect our properties’ gross revenues. Additionally, such other programs may make or acquire loans or other Permitted Investments in the same or similar entities as those that we target, thereby affecting our loan and other investment activities. Such conflicts between us and affiliated programs may affect the value of our investments as well as our Net Income. The Advisor has established guidelines to minimize such conflicts. See “Conflicts of Interest — Certain Conflict Resolution Procedures” below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN LOANS AND OTHER FINANCINGS

Affiliates of the Advisor may compete with us to acquire properties or to make or acquire loans or other Permitted Investments of a type suitable for acquisition or investment by us and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of the types of properties in which we might invest or relationships with tenants or operators of the same such properties. See “Business — Construction and Renovation, Interim Acquisitions and Acquisition Services — Interim Acquisitions.” A purchaser who wishes to acquire one or more of these properties or make or acquire one or more loans or other Permitted Investments may have to do so within a relatively short period of time, occasionally at a time when we may be unable (due to insufficient funds, for example) to make the acquisition or investment.

In an effort to address these situations and preserve the acquisition and investment opportunities for us (and other entities related to our Advisor or its affiliates), affiliates of our Advisor may maintain lines of credit which enable them to acquire properties or make or acquire loans or other Permitted Investments on an interim basis and subsequently transfer them to us. Such transfers are subject to applicable REIT rules and restrictions. We will not acquire such properties or make or acquire such loans or other Permitted Investments unless a majority of our directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of such properties, loans or other Permitted Investments to the affiliates of our Advisor, or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may the cost of such properties, loans or other Permitted Investments to us exceed their appraised value. Where properties, loans, or other Permitted Investments are maintained or acquired by affiliates of our Advisor on an interim basis and subsequently transferred to us, we will not pay an additional Acquisition Fee to the Advisor to the extent any other affiliate of our Advisor previously paid the Advisor an Acquisition Fee with respect to the property or loan or other Permitted Investment being transferred. The selection of properties to be transferred by affiliates of our Advisor to us may be subject to conflicts of interest. We cannot be sure that our Advisor will act in our best interests when deciding whether to allocate any particular property to us. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

Another potential conflict of interest could exist in connection with the negotiation of the purchase price and other terms of the acquisition of a property or investment in a loan or other Permitted Investment, as well as the terms of the lease of a property or the terms of a loan or other Permitted Investment due to the Advisor’s relationship with its affiliates and any business relationship that its affiliates may develop with operators or tenants. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to us.

The Advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property or make or acquire a loan or other Permitted Investment that also would be a suitable investment for another affiliate of CNL Holdings, Inc. Affiliates of the Advisor serve as our directors and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders. Further, as general partners or directors of affiliates of CNL Holdings, Inc., they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to ours and will use their best efforts to assure that we will be treated as favorably as any such other program. See “Conflicts of Interest — Competition to Acquire Properties and Invest in Loans and Other Financings.” We have also developed procedures to resolve potential conflicts of interest in the allocation of properties, loans and other Permitted Investments between us and certain of our affiliates. See “Conflicts of Interest — Certain Conflict Resolution Procedures” below.

We will supplement this prospectus during the offering period to disclose the acquisition of property at such time as the Advisor believes that a reasonable probability exists that we will acquire such property, including an acquisition from the Advisor or its affiliates. Based upon the experience of our management and of our Advisor and the proposed acquisition methods, a reasonable probability that we will acquire property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee or operator; (ii) a credit underwriting for the proposed lessee or operator has been completed; (iii) a satisfactory site inspection and substantial completion of due diligence; (iv) a nonrefundable deposit has been paid on the property; (v) the board of directors has approved the acquisition; and (vi) a purchase contract is executed and delivered by the seller and by us.

SALES OF PROPERTIES, LOANS OR OTHER PERMITTED INVESTMENTS

A conflict also could arise in connection with our Advisor’s determination as to whether or not to sell a property, loan or other Permitted Investment because the interests of our Advisor may differ from our interests as a result of different financial and tax positions and the compensation to which the Advisor or its affiliates may be entitled upon the sale of a property. See “Conflicts of Interest — Compensation of the Advisor” below for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors will be required to approve each sale of a property, loan or other Permitted Investment.

DEVELOPMENT OF PROPERTIES

Affiliates, including our Advisor, its subsidiaries or another affiliate, may serve as the developer of properties which require development. Consequently, if a property were purchased which required development, affiliates may receive the development fee that would otherwise be paid to an unaffiliated developer. The board of directors, including the Independent Directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that our Advisor would consider the development fee when determining which property to acquire so that an affiliate would receive the development fee.

CERTAIN RELATIONSHIPS WITH AFFILIATES

Subject to the limitations set forth in the articles of incorporation, we may engage in transactions with affiliates and pay compensation in connection therewith. As described elsewhere in this prospectus, we will pay the Managing Dealer selling commissions and a marketing support fee. We will pay to the Advisor an Acquisition Fee for identifying properties and structuring the terms of acquisitions, leases, mortgages and loans; and a monthly Asset Management Fee for managing our properties and other investments. In addition, we will reimburse the Advisor and certain affiliates for Organizational and Offering Expenses, Acquisition Expenses and operating expenses that they incur on our behalf. For additional information concerning these relationships, see “Management Compensation” and “Certain Relationships and Related Transactions.”

POSSIBLE LISTING OF SHARES

A conflict could arise in connection with the determination of whether or not to list our shares on a national securities exchange because the Advisor and other affiliates may receive compensation if the shares are listed, and such compensation could be paid earlier if listing occurs. The board of directors must approve listing our shares on a national securities exchange.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

We may invest in joint ventures with another program sponsored by our Advisor or its affiliates if a majority of the directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that such an investment is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with our interests. In addition, we and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of property, in which our approval and each co-venturer’s approval is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. We may also experience difficulty in locating a third party purchaser for our joint venture interest and in obtaining a favorable sales price for such joint venture interest. See “Risk Factors — Real Estate and Other Investment Risks — We may not control our joint ventures.”

COMPETITION FOR MANAGEMENT TIME

Our directors and officers and the directors and officers of our Advisor engage in the management of other business entities and properties and in other business activities, including those associated with affiliates. They will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors may experience conflicts of interest in allocating management time, services, and functions among us and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Our Independent Directors may serve as directors of three REITs advised by our Advisor; however, we do not anticipate that we will share Independent Directors with other REITs advised by the Advisor.

COMPENSATION OF THE ADVISOR

The Advisor has been engaged to perform various services for us and will receive fees and compensation for such services. None of the agreements for such services were the result of arm’s-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in such transactions, that such agreements are fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of our stockholders. A transaction involving the purchase, lease, or sale of any property, loan or other Permitted Investment by us may result in the immediate realization by our Advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors must approve all of our acquisitions and sales of properties and the entering into and sale of loans or other Permitted Investments. Potential conflicts may arise in connection with the determination by our Advisor of whether to hold or sell a property, loan or other Permitted Investment as such determination could impact the timing and amount of fees payable to our Advisor. See “The Advisor and the Advisory Agreement.”

RELATIONSHIP WITH MANAGING DEALER

Our Managing Dealer is CNL Securities Corp., an affiliate of our Advisor. Certain of our officers and directors are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the prospectus for accuracy and completeness, the Managing Dealer is an affiliate of our Advisor and will not independently review us or the offering. Accordingly, investors will not have the benefit of such independent review. Certain of the participating brokers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to ours and is expected to participate in other offerings sponsored by one or more of our officers or directors.

LEGAL REPRESENTATION

Arnold & Porter LLP, which serves as our securities and tax counsel in this offering, also serves as securities and tax counsel for certain of our affiliates, including CNL Securities Corp. and CNL Financial Group, Inc. and other real estate programs, in connection with other matters. Members of the firm of Arnold & Porter LLP may invest in CNL Income Properties, Inc. In the event any controversy arises following the termination of this offering in which our interests appear to be in conflict with those of our Advisor or its affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain, and/or our board of directors has adopted, a number of restrictions relating to (i) transactions between us and our Advisor or its affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

(1)	No goods or services will be provided by our Advisor or its affiliates to us except for transactions in which our Advisor or its affiliates provide goods or services to us in accordance with the articles of incorporation, or, if a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transactions) approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

(2)	We will not purchase or lease properties in which our Advisor or its affiliates have an interest without the determination, by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction), that such transaction is fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the asset to our Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease properties to our Advisor or its affiliates unless a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction) determine the transaction is fair and reasonable to us.

(3)	We will not make loans to our Sponsor, Advisor, directors or any affiliates thereof, except (a) loans subject to the restrictions governing loans in the articles of incorporation or (b) to our subsidiaries or to ventures or partnerships in which we hold an interest. Any loans to us by our Advisor or its affiliates must be approved by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction) as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. It is anticipated that our Advisor or its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by our Advisor or its affiliates on our behalf or on behalf of a joint venture in which we are a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under “The Advisor and the Advisory Agreement — The Advisory Agreement.”

(4)

Until completion of this offering, the Advisor and its affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to ours and that intends to (i) invest in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders, and (ii) offer loans or other financings with respect to such properties. An operator will be considered a “significant industry leader” if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry as a company or through the experience of its senior management; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. Our Advisor and its affiliates also will not purchase a property or offer or invest in a loan or other financing for any such subsequently formed public program that has investment objectives and structure similar to ours and that intends to invest primarily in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders until substantially all (generally, 80%) of the net offering proceeds available for our investment have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any property, loan or other Permitted Investment whether or not any such payments are made.) The Advisor or its affiliates currently and in the future may offer interests in one or more public or private programs which are permitted to purchase properties of the type to be acquired by us and/or to make or acquire loans or other Permitted Investments.

(5)	The board of directors and the Advisor have agreed that, in the event an investment opportunity becomes available which is suitable for both us and a public or private entity with which the Advisor or its affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. (The board of directors and our Advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to us when an opportunity is presented to the board of directors for its consideration.) An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above, with respect to having substantially all of the net offering proceeds invested, have not been satisfied. In determining whether or not an investment opportunity is suitable for more than one program, our Advisor and its affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of our properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our Advisor and its affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its affiliates may make the investment. Notwithstanding the conflict resolution procedure described herein, in the event that a property which includes a hotel becomes available and the property is a suitable investment for both us and CNL Hotels & Resorts, Inc., CNL Hotels & Resorts, Inc. will have a right of first offer if the hotel has generated more than 50% of the revenues from such property during the immediately preceding twelve months. We anticipate that this right of first offer may continue following the sale of CNL Hotels & Resorts, Inc. on or around April 11, 2007.

(6)	With respect to shares owned by our Advisor, our directors, or any affiliate, none of our Advisor, our directors, or any of their affiliates may vote or consent on matters submitted to our stockholders regarding the removal of our Advisor, directors, or any affiliate or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our Advisor, directors, and any affiliate may not vote or consent, any shares owned by any of them shall not be included.

Additional conflict resolution procedures are identified under “Conflicts of Interest — Sales of Properties, Loans or Other Permitted Investments,” “Conflicts of Interest — Joint Investment With An Affiliated Program” and “Conflicts of Interest — Legal Representation.”

SUMMARY OF REINVESTMENT PLAN

We have adopted the amended and restated reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions reinvested in additional shares. The following discussion summarizes the principal terms of the amended and restated reinvestment plan. The plan is attached hereto as Appendix A.

GENERAL

An independent agent, referred to as the “reinvestment agent”, which currently is BNY Investment Center, Inc., an affiliate of the Bank of New York, will act on behalf of the participants in the reinvestment plan. The reinvestment agent will invest all distributions attributable to shares owned by participants in our shares at either:

•	the per share offering price for reinvestment plan shares under our current best efforts offering,

•

$9.50 per share if there is no current best efforts offering, unless adjusted by our board of directors, which price shall in no event be less than 95% of the fair market value as determined by our board of directors at such time, or

•

at the market price following the listing of our shares on a national stock exchange or over-the-counter market or the inclusion of our shares for quotation on the NASDAQ National Market System, which we refer to as listing or listed.

All shares available for purchase under the reinvestment plan either are registered pursuant to this prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the reinvestment plan. Until this offering has terminated, shares will be available for purchase out of the additional five million shares registered with the Commission in connection with this offering. Prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the reinvestment agent and we anticipate additional demand for our reinvestment plan shares, we may decide to reallocate a portion of the shares initially designated for this offering to the reinvestment plan. Similarly, prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain unsold after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of such shares in this offering. See “The Offering — Plan of Distribution.”

After the offering has terminated, shares will be available from any additional shares which we elect to register with the Commission for the reinvestment plan. The reinvestment plan may be amended or supplemented by an agreement between the reinvestment agent and us at any time, including, but not limited to, an amendment to the reinvestment plan to add a voluntary cash contribution feature or to substitute a new reinvestment agent to act as agent for the participants or to increase the administrative charge payable to the reinvestment agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each participant at his or her last address of record; provided, that any such amendment must be approved by a majority of our independent directors and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants from whom we receive written notice of termination prior to the effective date thereof.

Any stockholder who has received a final prospectus either solely for the reinvestment plan, if any, or for the then current offering may elect to participate in and purchase shares through the reinvestment plan at any time by providing written notice to us. Participation in the reinvestment plan will commence with the next distribution made after receipt of the participant’s notice, and to all fiscal quarters thereafter, provided such notice is received more than ten days prior to the last day of the fiscal quarter, as the case may be.

INVESTMENT OF DISTRIBUTIONS

Our reinvestment agent will use the aggregate amount of distributions to all participants for each fiscal quarter to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount necessary to purchase all shares then available for purchase, the reinvestment agent will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. Any distributions not so invested will be returned to participants.

At this time, participants will not have the option to make voluntary contributions to the reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. The board of directors reserves the right, however, to amend the reinvestment plan in the future to permit voluntary contributions to the reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT and pursuant to an amendment to the reinvestment plan agreed upon by us and the reinvestment agent.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

For each participant, the reinvestment agent will maintain a record which shall reflect for each fiscal quarter the distributions received by the reinvestment agent on behalf of such participant. The purchased shares will be allocated among the participants based on the portion of the aggregate distributions received by the reinvestment agent on behalf of each participant. The allocation of shares among participants may result in the ownership of fractional shares, computed to five decimal places. The ownership of the shares purchased pursuant to the reinvestment plan shall be reflected on our books.

We will be responsible for all administrative charges and expenses charged by the reinvestment agent. Any interest earned on such distributions will be paid to us to defray certain costs relating to the reinvestment plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50.

Subject to the provisions of the articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the reinvestment plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in the offering. In the event the proceeds from the sale of shares are used to acquire properties or to invest in loans or other permitted investments, we will pay Acquisition Fees of 3.0% of the purchase price of the shares sold pursuant to the reinvestment plan. We may also pay approximately 0.82%, 0.10% and 0.25% to affiliates as reimbursement for organizational and offering expenses, due diligence expenses and acquisition expenses, respectively. Our Managing Dealer will pay all of the 0.10% to participating broker dealers in our offering. As a result, aggregate fees and expenses payable to our affiliates will total approximately 4.07% of the proceeds of reinvested distributions.

REPORTS TO PARTICIPANTS

During each quarter but in no event later than 30 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge paid by us on behalf of each participant (see “Summary of Reinvestment Plan — Participant Accounts, Fees and Allocation of Shares” above).

Tax information for income earned on shares under the reinvestment plan will be sent to each participant by us or the reinvestment agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

Stockholders who purchase shares in this offering may become participants in the reinvestment plan by making a written election to participate on their subscription agreements at the time they subscribe for shares or completing an Authorization Form or such other similar form as applicable. Participation in the reinvestment plan will commence with the next distribution made after receipt of the participant’s notice, and for all fiscal quarters thereafter, provided such notice is received more than thirty days prior to the last day of the fiscal quarter, as the case may be. Participants will be able to terminate their participation in the reinvestment plan at any time without penalty by delivering written notice to us at least thirty days before the end of a fiscal quarter to which such distribution relates.

A participant who chooses to terminate participation in the reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. If a participant terminates his or her participation, the reinvestment agent will send him or her a check in payment for the amount of any distributions in the participant’s account that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of his or her full and fractional shares. There are no fees associated with a participant’s terminating his or her interest in the reinvestment plan. A participant in the reinvestment plan who terminates his or her interest in the reinvestment plan will be allowed to participate in the reinvestment plan again upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the reinvestment plan by notifying the reinvestment agent and completing any required forms.

The board of directors reserves the right to prohibit Plans from participating in the reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of Plans. See “The Offering — ERISA Considerations.”

FEDERAL INCOME TAX CONSIDERATIONS

Stockholders subject to federal taxation who elect to participate in the reinvestment plan may incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the reinvestment plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the reinvestment plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

We reserve the right to renew, extend, or amend any aspect of the reinvestment plan without the consent of stockholders, provided that notice of the amendment is sent to participants at least 30 days prior to the effective date thereof. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants who notify us in writing prior to the effective date of the distribution. We also reserve the right to terminate the reinvestment plan for any reason, at any time, by fifteen days prior written notice of termination to all participants.

SUMMARY OF REDEMPTION PLAN

Our redemption plan is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us prior to the listing of our shares. Subject to certain restrictions discussed below, we may redeem fractional shares computed to five decimal places, from time to time, at the following prices:

•	$9.25 per share for stockholders who have owned their shares for at least one year;

•	$9.50 per share for stockholders who have owned their shares for at least two years;

•	$9.75 per share for stockholders who have owned their shares for at least three years, and

•	for stockholders who have owned their shares for at least four years, a price determined by our board of directors but in no event less than $10.00 per share.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in any offering. Stockholders who purchased shares in our initial offering will receive no less than $9.50 for their shares and will be eligible to redeem at greater than $9.50 when the applicable holding period has been met in accordance with the pricing set forth above. Redemption of shares issued pursuant to our reinvestment plan will be priced based upon the purchase price from which shares are being reinvested.

Any stockholder who has held shares for not less than one year (other than our Advisor) may present for our consideration all or any portion equal to at least 25% of such shares to us for redemption at any time. At such time, we may, at our sole option, choose to redeem such shares presented for redemption for cash to the extent we have sufficient funds available. Further, we have the right to waive the one-year holding period in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstances. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that we will consider in making our determinations to redeem shares include:

•	whether such redemption impairs our capital or operations;

•	whether an emergency makes such redemption not reasonably practical;

•	whether any governmental or regulatory agency with jurisdiction over us so demands for such action for the protection of our stockholders;

•	whether such redemption would be unlawful; and

•	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could prevent us from qualifying as a REIT for tax purposes.

If we elect to redeem shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of shares under our reinvestment plan (the “Reinvestment Proceeds”) attributable to any calendar quarter will be used to redeem shares presented for redemption during such quarter. In addition, at our discretion, we may use up to $100,000 per calendar quarter of the proceeds of any public offering of our common stock for redemptions. Any amount of offering proceeds which is available for redemptions but which is unused may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares we redeem (if we determine to redeem shares) exceed 5% of the weighted average number of shares of our common stock at the beginning of such 12-month period. For the year ended December 31, 2006, we redeemed 279,913 shares at an average price of approximately $9.50 per share, for a total of approximately $2.7 million. In February 2007, we redeemed an additional 98,252 shares for an average price of approximately $9.50 per share, for a total of $933,396.

In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and we determine to redeem shares, we will commit to redeem shares on a pro rata basis at the end of each quarter, with the actual redemption occurring at the beginning of the next quarter. A stockholder whose shares are not redeemed due to insufficient funds in that quarter can ask that the request to redeem the shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained, and such shares will be committed for redemption (if we determine to redeem shares) in the same manner as described above at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its shares at such time as sufficient proceeds from the Reinvestment Plan exist, we will treat the initial redemption request as cancelled. Stockholders will not relinquish their shares of common stock to us until such time as we commit to redeem such shares. Commitments to redeem shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request in writing. Until such time as a commitment is communicated and shares are actually delivered to us, a stockholder may withdraw its redemption request.

A stockholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form we provide, executed by the stockholder, its trustee or authorized agent, to the redemption agent, which is currently BNY Investment Center, Inc., an affiliate of the Bank of New York. The redemption agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the redemption agent’s receipt of the stockholder’s request, the redemption agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. In the event that we elect to accept such shares for redemption, the redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than 30 days after the quarterly determination of the availability of funds for redemption.

The redemption price paid to stockholders may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested shares, or to the extent that the board of directors determines to make a corresponding change to the price at which it offers shares pursuant to its reinvestment plan.

A stockholder may present fewer than all of his or her shares to us for redemption, provided that:

•	the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and

•	if such stockholder retains any shares, he or she must retain at least $5,000 worth of shares based on the current offering price.

Our board of directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines such amendment or suspension is in our best interest. If our board of directors amends or suspends the redemption plan, we will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: in our annual or quarterly reports or by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. The redemption plan will terminate, and we no longer shall accept shares for redemption, if and when listing occurs.

INVESTMENT OBJECTIVES AND POLICIES

OBJECTIVES AND POLICIES

Our primary investment objectives are to preserve, protect, and enhance our assets while:

•	paying distributions at an increasing rate;

•

obtaining fixed income primarily through the receipt of minimum annual base rent or the receipt of payments on loans, and increasing our income (and distributions) and providing protection against inflation primarily through periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds;

•	owning a diversified portfolio of primarily triple-net leased real estate that will increase in value;

•	qualifying and remaining qualified as a REIT for federal income tax purposes; and

•	providing our stockholders with liquidity of their investment, either in whole or in part, on or before December 31, 2015, through:

•	listing, or

•

if listing does not occur by December 31, 2015, the commencement of an orderly sale of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and distribution of the proceeds thereof, or our merger with another entity in a transaction which provides our investors with cash or securities of a publicly traded company, unless stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation.

In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity.

The sheltering from tax of income from other sources is not one of our objectives. If we are successful in achieving our investment and operating objectives, our stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the terms of the leases.

We intend to meet our objectives through our investment policies of:

•

purchasing carefully selected, well-located properties and leasing them primarily on a long-term, basis (which means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance) or gross basis to tenants or operators who are significant industry leaders under leases generally requiring the tenant to pay minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds; and

•	offering loans and other financing opportunities to operators and others.

In addition, we will seek to acquire properties that we believe are important to the continuing operations of our tenants or operators.

In accordance with our investment policies, we intend to invest in properties whose tenants are also operators, or whose tenants have contracted or will contract with third-party operators approved by us, based upon recommendations by our Advisor. Although there is no limit on the number of properties of a particular tenant or operator which we may acquire, the board of directors, including a majority of the Independent Directors, will review our properties and potential investments in terms of geographic, property sector and operator diversification. Potential borrowers will similarly be operators selected or approved by us, following our Advisor’s recommendations. It is intended that investments will be made in different property sectors and geographic locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each property. See “Estimated Use of Proceeds.” For a more complete description of the manner in which the structure of our business, including our investment policies, will facilitate our ability to meet our investment objectives, see the “Business” section of this prospectus.

Our investment objectives may not be changed without the approval of stockholders owning a majority of the shares of outstanding common stock. Our bylaws require the Independent Directors to review our investment policies at least annually to determine that the policies are in the best interests of our stockholders. The determination shall be set forth in the minutes of the board of directors along with the basis for such determination. The directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations.

CERTAIN INVESTMENT LIMITATIONS

In addition to other investment restrictions imposed by the board of directors from time to time, consistent with our objective of qualifying as a REIT, our articles of incorporation or our bylaws will provide for the following limitations on our investments.

•

Not more than 10% of our total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property. For purposes of this paragraph, “Unimproved Real Property” does not include any property under construction, under contract for development or planned for development within one year.

•	We shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

•

We shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, directors, or affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

•

We may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including our other loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

•	We may not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to the lien or other indebtedness (“Senior Debt”), except where the amount of such

Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of ours (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets. The value of all our investments in Junior Debt that does not meet the aforementioned requirements is limited to 10% of our tangible assets (which is included within the 25% limitation).

•

We may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an “asset coverage” of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. For the purpose of this section, “asset coverage” means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

•

The maximum amount of our borrowings in relation to our Net Assets may not exceed an amount equal to 300% of our Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our Net Assets, a majority of our Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

•	We may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of our Advisor, directors or affiliates.

•

We will not invest in equity securities unless a majority of the directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. In addition, we shall not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

•

We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to us as described under “Summary of Redemption Plan,”); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy our securities (collectively, “Options”); provided however that Options may be issued (1) to all of our stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to our directors, executive officers, or employees or the Advisor or its affiliates. Options issuable to the Advisor, directors or any affiliate thereof shall not exceed 10% of the outstanding shares on the date of grant. Options may not be issued at exercise prices less than the fair market value of the underlying securities on the date of grant and unless a majority of the Independent Directors approve such issuance as being in our best interests, and not for consideration (which may include services) that has a market value less than the value of such Option on the date of grant.

•

A majority of the directors shall authorize the consideration to be paid for each property, based on the fair market value of the property. If a majority of the Independent Directors determines, or if the property is acquired from our Advisor, a director, or an affiliate thereof, such fair market value shall be determined by an independent expert selected by the Independent Directors.

•	We will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

•	We will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

•	We will not invest in any foreign currency or bullion or engage in short sales.

•

We will not make loans to our Sponsor, Advisor, directors or any affiliates thereof, except (A) loans subject to the restrictions governing loans in our articles of incorporation or (B) to our subsidiaries or to ventures or to partnerships in which we hold an interest.

•	We will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

•	We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding common stock.

BUSINESS

GENERAL

CNL Income Properties, Inc. is a Maryland corporation organized on August 11, 2003. Subsequent to that date, we formed CNL Income Partners, LP, a Delaware limited partnership and various subsidiaries (collectively “Income Partners”). CNL Income GP Corp. and CNL Income LP Corp. are our wholly owned subsidiaries and are the general and limited partners, respectively, of Income Partners. Properties acquired are generally expected to be held by Income Partners and, as a result, are owned by us through Income Partners. We have formed and/or will form such other wholly-owned or controlled subsidiaries, unconsolidated entities and consolidated entities in the future for the purpose of acquiring interests in properties, loans and other Permitted Investments. The terms “us,” “we,” “our,” “our company” and “CNL Income Properties” includes CNL Income Properties, Inc. and its subsidiaries.

We were formed primarily to acquire lifestyle properties in the United States and Canada. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society. We generally acquire fee simple ownership of our properties, but have and will continue to acquire land, leasehold or other similar interest, such as a right under a concession agreement. An interest owned under a concession agreement is similar to a leasehold interest where we hold a right to use the land, except that concession agreements are land rights granted by a government entity. We may either acquire targeted properties directly or indirectly through joint ventures or other structures.

The properties will be leased on a long-term basis to tenants that are operators who are significant industry leaders or to tenants who will engage selected operators who are significant industry leaders and who will operate the properties. We consider an operator to be a “significant industry leader” if it has one or more of the following traits: many years of experience operating in a particular industry as compared with other operators in that industry as a company or through the experience of its senior management; many assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above.

We expect to enter into net leases with our tenants. Under a net lease, the tenant will generally be responsible for repairs, maintenance, property taxes, utilities and insurance in addition to the payment of rent. The terms of our net leases will generally be between five and 20 years, with multiple renewal options. The properties will generally be leased pursuant to leases designed to provide us with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are typically expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds. Our tenants’ abilities to satisfy their lease obligations will depend primarily on the operating results of the properties acquired by us. With respect to certain properties, we will attempt to obtain various forms of security, such as corporate guarantees, limited rent guarantees, letters of credit or security deposits, to secure the tenants’ obligations. The properties may consist of land and buildings, the land underlying the buildings with the buildings owned by the tenant or a third party, or the buildings only with the land owned by a third party. As part of our net lease investment strategy, we plan to either acquire properties directly or purchase interests in entities that own the properties we acquire.

Subject to applicable REIT rules, we may also make or acquire mortgage, mezzanine or other loans with respect to any of the types of properties in which we are permitted to invest and other Permitted Investments. We may make mortgage loans pursuant to which we would provide financing to the owner of a property, or our affiliates, to enable them to acquire and/or develop land, buildings or both. In exchange, the owner would give us a first-lien or secured interest in a participating mortgage on the property. We expect that any such mortgage loan would require interest payments of fixed base interest and may provide for variable participating interest based on the amount of revenue generated at the encumbered property. We expect that the interest rate and terms for long-term mortgage loans (generally, between 10 and 20 years) will be similar to those of our net leases. Our short-term or mezzanine loans will generally have a higher rate of return and have terms of less than five years.

Subject to applicable REIT rules, we also may offer other financing related to interests in real estate and may purchase interests in such financings, including vacation ownership interests. Vacation ownership interests, commonly known as timeshares, generally consist of acquiring, developing and operating vacation ownership resorts, marketing and selling various forms of vacation ownership interests in those resorts, and financing consumer purchases of such interests. If we decide to invest in vacation ownership interests, we may, among other things, (i) acquire and develop vacation ownership properties operated by third parties or (ii) purchase promissory notes secured by real estate vacation ownership interests owed by consumer purchasers of vacation ownership interests.

In addition, we, through our subsidiaries, may invest up to a maximum of 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which we are permitted to invest.

SECTOR AND PROPERTY SELECTION AND ACQUISITION

The consideration paid for each property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an independent expert to determine such fair market value. An independent expert means a person or entity with no material current or prior business or personal relationship with the Advisor or the directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of the type of assets we hold. Our Advisor will rely on its own independent analyses in determining whether or not to recommend that we acquire a particular property. (In connection with the acquisition of a property that has recently been or is to be constructed or renovated, any appraised value of such property ordinarily will be based on the “stabilized value” of such property. The stabilized value is the value at the point at which the property has reached its stabilized level of competitiveness at which it is expected to operate over the long-term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

The board of directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of properties, tenants and operators. In doing so, the board of directors will consider the results of examinations and evaluations conducted by, and the recommendations of, our Advisor with respect to proposed tenants, operators and properties. Therefore, we may not purchase or engage some of the properties, tenants and operators proposed and approved by our Advisor.

Title to our properties will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the properties are located.

Our principal business objective is to build a diversified portfolio of real estate investments which primarily will be leased on a long-term basis to qualified tenants or operators who are significant industry leaders and who can successfully operate the businesses being conducted on the properties that we acquire. In addition, we have and may continue to lease properties on a long-term, gross basis to qualified tenants or operators who are significant industry leaders. We may also employ taxable REIT subsidiaries with certain acquisitions. Each proposed property acquisition, lease or loan will be submitted to our board of directors for its approval. In considering whether to approve a proposed property acquisition, lease or loan, our board of directors will rely principally on an examination and evaluation conducted by the Advisor of some or all of the following factors:

•	the property’s condition and potential value;

•	whether the property is strategically located;

•	the current property’s potential use and the potential revenues expected to be generated by the business to be conducted on the property;

•

an independent break-even analysis performed by the Advisor of the potential profitability of a property using historical information provided by the tenant or operator, and other data developed by us;

•	the proposed purchase price and lease terms in the case of an acquisition, and the loan terms in the case of a financing and whether such terms are structured to achieve our distribution objectives;

•	the nature, quality and value of any asset or assets pledged in a financing as collateral securing the loan;

•	the availability of qualified operators who possess experience specific to the type of business to be conducted on the property;

•	our ability to negotiate a joint venture or leasing structure appropriate for that investment with a tenant or qualified operator;

•	whether the property acquisition will allow us to maintain a real estate investment portfolio which is diversified on a geographic, operator and property-type basis; and

•	whether we believe that a property is strategically important to the continued operations of our tenants or operators.

SELECTION OF TENANTS AND OPERATORS

We expect to lease the properties we acquire to tenants or operators who are significant industry leaders and who will operate the properties. References to an operator throughout this prospectus may be to a tenant that is also the operator or to a third-party operator with whom the tenant has contracted.

Tenants and operators will generally be selected by the Advisor and submitted to the board of directors for its approval. Tenants and operators are not expected to be affiliated with our Advisor, with us or any affiliate. In evaluating proposed tenants and operators, the Advisor will consider a number of factors, including some or all of the following:

•	the operations of their facilities;

•	the number of facilities operated;

•	the relative financial experience of the tenant and operator in the geographic area in which the property is located or will be located;

•	the financial condition and business history of the proposed tenant and operator; and

•	the management capabilities of the operators.

INVESTMENT OF OFFERING PROCEEDS

We may invest in any property and are not limited to any asset classes. However, we do not anticipate that we will acquire interests in:

•	freestanding single-tenant retail properties under 100,000 square feet;

•	fast-food, family-style or casual dining restaurants;

•	congregate, assisted living or skilled nursing facilities, continuing care retirement communities or similar health care related facilities; or

•	freestanding hotel properties, other than hotel properties which are integral or related to other types of properties which we may be acquiring.

The foregoing specified types of properties are properties in which other REITs sponsored by our affiliate, CNL Financial Group, Inc., or its affiliates have invested or have invested in the past. Further, we do not anticipate that we will offer financing related to these properties. We have not specified any percentage of Net Offering Proceeds to be invested in any particular type of property.

We have undertaken to supplement this prospectus during the offering period to disclose the acquisition of material properties at such time as we believe that a reasonable probability exists that we will acquire such property. Based upon the experience and acquisition methods of our Advisor and prior real estate partnerships in which affiliates of CNL Holdings have sponsored, this normally will occur, with regard to the acquisition of properties, as of the date on which:

•	a commitment letter is executed by a proposed lessee;

•	a credit underwriting for the proposed lessee has been completed;

•	a satisfactory site inspection and substantial completion of due diligence;

•	the board of the directors has approved the acquisition;

•	a purchase contract is executed and delivered by the seller; and

•	a nonrefundable deposit has been paid on the property.

However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such prospectus supplement and the actual purchase or extension of financing. The terms of any borrowing by us will also be disclosed in any prospectus supplement filed following receipt by us of an acceptable commitment letter from a potential lender.

RECENT DEMOGRAPHIC TRENDS THAT MAY ENHANCE DEMAND FOR CERTAIN OF OUR INVESTMENTS

We have evaluated certain demographic trends which we believe may affect consumer demand or usage of the various property classes that we acquire. These property classes, which are listed above, are the focus of our investment strategy. We believe that these lifestyle properties will be supported by the behavioral and spending patterns of the Baby Boom generation, a strong and growing demographic segment in the United States today, and, to a lesser extent, by the other generations discussed below. The Baby Boom generation consists of those persons born between 1946 and 1964 and currently represents approximately 80 million of the 295 million Americans.

Baby Boomers are currently the single largest and most dominant demographic influence in the United States. According to the U.S. Census Bureau, in 2006 there were more than 68 million Americans over age 55. Aging Baby Boomers are expected to almost double that number, growing another 60 million by 2035. Baby Boomers as a class have enjoyed rising incomes and expanding job opportunities. As Baby Boomers have entered middle age, we believe that they have spent an increasing percentage of their discretionary income on their families. As their earning power and income grew, average-household spending rose. As a class, Baby Boomers tend to be healthier, wealthier, better educated and far more numerous than any previous generation. We believe that as their wealth has continued to grow, so too has their desire to spend more time on leisure-related activities and retail spending for both themselves and the Echo Boomers. Already, Baby Boomers are spending $50 billion a year on their grandchildren according to the US Census Bureau in a 2006 study for the Advancement of Retired Persons.

The Bureau of Economic Analysis reports that in 2004 U.S. consumer spending on entertainment and recreation totaled more than $700 billion. According to a report by the Bureau of Labor Statistics, consumers in the 35 to 54 age group during 2003 (then the Baby Boomers) represented 41% of the U.S. population but accounted for more than 49% of all entertainment spending. The under-35 age group accounted for 24% of the total population but spent 20% of the total entertainment dollars. Meanwhile, those 55 and older accounted for 34% of the population but spent 31% of the total entertainment dollars.

Other groups whose behavioral and spending patterns are significant to us are the Generation Xers and the Echo Boomers. Gen Xers are those individuals who were born between 1965 and 1976. Married Generation Xers have an average annual household income of $78,000. Generation Xers spent an estimated $1.4 trillion in 2004, including $2,140 per capita on overall travel involving a hotel stay. As a group, Generation Xers are more likely to pay for eye-catching activities and adventures while traveling. Echo Boomers are those individuals who were born between 1977 and 1994. They are the children and grandchildren of the Baby Boomers and tend to “echo” their parents spending habits. Echo Boomers spend $170 billion per year of their own and their parents money and impact entire segments of the economy.

We are of the view there are important psychographic and economic changes that have taken place that could translate into a continued leisure-orientation for successive generations, the Generation Xers and the Echo Boomers. For example, Americans, regardless of age, have enjoyed an increasing number of leisure hours, up 13% over the past 40 years, according to the Bureau of Labor Statistics, and recreation expenditures have grown 8.3% annually since 1985, according to the Bureau of Economic Analysis. Lastly, since 1980, the number of affluent households has grown by an average of 5.6% annually based on data from the U.S. Census Bureau, and disposable income is projected to grow at a rate of 5.3% through 2012, according to data from the Bureau of Labor Statistics.

As of 2000, the oldest Baby Boomers were reaching their mid-fifties and by 2020, all Baby Boomers will have reached that age. The United States Census Bureau estimates that the population age 50 and over will increase by 39% between 1996 and 2010 from approximately 69.3 million to approximately 96.3 million people. At this rate it is estimated that a Baby Boomer turns 50 every seven seconds. Already, individuals age 50 and over possess 75% of the nation’s discretionary income and 77% of the nation’s personal financial assets and account for 80% of all luxury travel. We believe that as Baby Boomers head toward retirement, the doubling of the number of retirees over the next 20 years should result in even more demand for the lifestyle and leisure activities, (e.g., traveling, golfing, boating, etc.) preferred by this demographic. We are also of a view that because of the aforementioned data the Echo Boom generation will increase demand for the services associated with certain of the properties we seek to acquire.

The graph below shows different demographic groups, based upon data compiled by the United States Census Bureau.

SOURCE: U.S. Census Bureau, 2006. Data extrapolated from 2000 Census

The graph below depicts the distribution of U.S. citizens comprising the aforementioned demographic segments and the inevitable growth in retirees, based upon data compiled by the United States Census Bureau.

SOURCE: U.S. Census Bureau, 2006 Data extrapolated from 2000 Census

We anticipate that operators in the recreational and leisure industry will find new and innovative ways to meet Baby Boomer needs and demands.

INVESTMENT FOCUS

We intend to focus our investment activities on, and use the proceeds of this offering primarily for, the acquisition, development, ownership and financing of properties that we believe have the potential for long-term revenue generation based upon certain demographic and other underwriting criteria and models that we have developed. The asset classes in which we have invested and are most likely to continue to invest include the following (in no order of priority):

•	property leased to dealerships including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	campgrounds, recreational vehicle (“RV”) parks whose operators rent lots and offer other services;

•	health clubs, athletic training facilities, wellness centers and spa facilities;

•	parking lots, whose operators offer monthly and daily parking space rentals in urban areas;

•	merchandise marts, whose operators lease showrooms and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	destination retail and entertainment centers whose operators develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions;

•	marinas whose operators offer recreational boat slip rentals and other services;

•	ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	golf courses and golf resorts, including real estate in and around golf courses and golf resorts such as retail villages, townhouse, lodges and other related properties;

•	amusement parks, waterparks and family entertainment centers, which may include lodging facilities;

•	real estate in and around lifestyle communities;

•	vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and

•	other attractions, such as sports-related venues and cultural facilities, visual and performing arts centers, zoological parks or aquariums.

Although these are the asset classes in which we are most likely to invest, we may acquire or invest in other types of properties in the lifestyle sectors that:

•

are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate, providing favorable pricing and an opportunity for future appreciation;

•	we expect to improve in value due to a change in operational control;

•	are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties; and/or

•	have the potential for long-term revenue generation based upon certain demographic data, including an aging baby boomer population and associated concentrations of wealth.

We expect that certain of our acquisitions will feature characteristics that are common to more than one of the target asset classes that we have identified above. For example, real estate in and around ski resorts may also feature health clubs and spa facilities. In addition to acquiring properties, we may obtain debt financing or sell additional shares of our stock in the future to finance acquisitions.

Set forth below is a more detailed description of certain of the “specific-use” properties on which we have focused our investment activities (in no order of priority). We refer to these properties as “specific-use” properties because “alternative” uses for these properties are limited. A brief description of the businesses conducted on these specific-use properties and industry trends for such businesses has been included to assist you in determining whether an investment in CNL Income Properties is appropriate for you. At April 6, 2007, we had, a portfolio of 65 lifestyle properties within seven asset categories: Marinas, Ski and Mountain Lifestyle Properties, Dealerships Destination Retail, Golf Courses, Merchandise Marts and Attractions. Each asset class, including the properties we own and pending acquisitions within that class, is described below.

MARINAS

Industry overview. We believe that an opportunity presently exists to acquire marinas to consolidate with key operators within the marina industry. The marina industry can generally be divided into ocean or lakefront and recreational or commercial. We anticipate that we will focus primarily on ocean or lakefront retail marinas. Recreational marina operations are substantially dependent upon the recreational boating industry. Sales in the recreational boating industry are impacted significantly by other recreational opportunities and economic factors, including general economic conditions, consumer income and wealth levels, nautical fuel prices, tax laws and demographics. According to a 2004 Recreational Boating Statistical Abstract compiled by the National Marine Manufacturers Association (“NMMA”)

, it is estimated that as of December 31, 2004 there were more than 17.6 million recreational boats and 69 million recreational boaters in the United States, contributing approximately $33 billion to the nation’s economy that year, an increase of 8% from 2003.

According to the National Marine Manufacturers Association, 2005 Recreational Boating Statistical Abstract, Executive Summary, recreational boating is a major consumer goods industry with $37 billion in annual sales and services, up more than 13% from 2004. The number of recreational boats in use continues to rise, as the number of boats in use grew 2% to nearly 18 million in 2005, an increase of nearly 360,000 from 2004. Total retail sales for new boats and motors rose 8% in 2005 to $14.7 billion.

Certain trends within the marina industry may reflect a reduced number of slips or marinas despite the increase in boat owners and purchasers. According to Will the Aging Boom Generation Create a Boom in Recreation and Leisure Properties, as boaters age, they are buying larger boats and spending more time boating. Generally, marinas are reducing the number of berths in order to accommodate larger boats.

Marina properties. The table below provides information regarding the marinas we own (dollars are in thousands). Additional information about the properties follows the table.

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Lake Front Marina— Port Clinton, Ohio 470 floating slips and storage facilities; Fee Simple with partial leasehold interest	12/22/06	$5,600	$—	Marinas International affiliate	Initial term ending December 2022, five 5-year renewal options	$465

Sandusky Harbor Marina— Sandusky, Ohio 660 floating slips, storage facilities and yacht club; Fee Simple with partial leasehold interest	12/22/06	$8,953	$—	Marinas International affiliate	Initial term ending December 2022, five 5-year renewal options	$737

Beaver Creek Resort— Somerset, Kentucky 275 floating slips and boat rental; leasehold interest	12/22/06	$10,525	$—	Marinas International affiliate	Initial term ending December 2022, five 5-year renewal options	$859

Burnside Marina— Monticello, Kentucky 400 floating slips and boat rental; leasehold interest	12/22/06	$7,130	$—	Marinas International affiliate	Initial term ending December 2022, five 5-year renewal options	$586

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Pier 121 Marina and Easthill Park— Lewisville, Texas 1,007 wet slips, 250 dry slips, charter boat services and floating restaurant; leasehold interest	12/22/06	$37,190	$—	Marinas International affiliate	Initial term ending December 2022, five 5-year renewal options	$3,003

Marinas International Marinas

We entered into an asset purchase agreement to acquire the five marina properties listed above and four other marina properties described below under “Pending Marina Acquisitions” on November 30, 2006. On December 22, 2006, we acquired the five lakefront marina properties listed above for an aggregate purchase price of approximately $69.4 million from subsidiaries of Marinas International. Our leases on these properties are cross-defaulted. The approximate federal income tax basis of the depreciable portion of the marinas is $64.1 million. We believe that the marinas are adequately insured. At closing, we advanced approximately $312,000 for capital expenditures at the Pier 121 property, and we have committed to additional capital expenditures of $400,000 in connection with our Pier 121 property lease. No other major capital expenditures are planned for the marinas.

Operator. Marinas International is a privately held company competing formed by Marshall Funk and Stan Johnson in 1984 to acquire a marina portfolio. Marinas International is one of the top four competitors in the marina business in the U.S. with a portfolio that includes marinas and parks on both lakefront and ocean sites. Prior to our acquisition of the marinas, none of Marinas International, or its subsidiaries or affiliates, was related to us, affiliated with us or a partner in our business.

Competition. Lakefront Marina and Sandusky Harbor Marina compete directly with the large number of similar marinas on the southern shore of Lake Erie. These two marinas are larger than most of their competition and have direct lake access, which we believe gives them an advantage over competitors. Beaver Creek Resort and Burnside Marina are both located on Lake Cumberland in Kentucky. These marinas compete primarily with one marina on Lake Cumberland that has similar pricing and amenities. Pier 121 Marina and East Hill Park are located on Lake Lewisville in the Dallas/Fort Worth area. Pier 121 and East Hill Park have four direct competitors on Lake Lewisville and compete generally with other marinas on the numerous lakes in the area.

Pending marina acquisitions. Our asset purchase agreement with Marinas International provides for our acquisition of four additional lakefront marinas: Crystal Point Marina in Point Pleasant, New Jersey for $5.6 million, Manasquan River Club in Point Pleasant, New Jersey for $8.9 million, Harborage Marina in Somerset, Kentucky for $18.3 million and Harbors View Marinas in Ketchum, Oklahoma for $4.2 million. In order to allow Marinas International time to obtain certain ground lease extension amendments and for us to finalize certain due diligence matters with Marinas International, we have extended the deadline for acquiring Crystal Point Marina and Manasquan River Club to May 31, 2007 and Harborage Marina and Harbors View Marinas, and collateralizing the Paradise Cove Marina, to December 2007 (subject to certain conditions to be met by Marinas International, including extension of the ground lease for that marina for at least an additional 25 years). Lease terms are expected to be similar to those for the five marinas we currently own. There can be no assurance that the ground lease extensions will be obtained, the due diligence matters will be finalized, or that any or all of these conditions will be satisfied and, if satisfied, that these additional marinas will ultimately be acquired or encumbered as collateral.

SKI AND MOUNTAIN LIFESTYLE

Industry overview. We believe that an opportunity presently exists to acquire ski resort and related properties at reasonable prices due to current economic conditions within the ski industry and certain demographic trends which we believe are indicative of future ski industry growth. Investment opportunities in this industry can generally be categorized as one of the following: metropolitan day areas, regional ski areas, or destination resorts. We have, and intend to continue to purchase assets in each of these three subcategories. These subcategories may include a broad range of activities such as day and night skiing, snowboarding, hiking, cross country skiing and biking as well as spa services and retail shopping.

The industry has undergone aggressive competition and consolidation over the last twenty years, shrinking from 727 ski areas in 1985, to only 492 ski areas in 2005. The number of operating resorts during the 2005/2006 season is estimated to have decreased by 13 in the Midwest, by two in the Rocky Mountains, and by two in the Southeast, while holding steady in the Northeast and increasing by three in the Pacific West. Kottke National End of Season Survey 2005/06, Final Report, July 2006.

Despite this consolidation, the gross number of skier visits has steadily grown an average of 1.2% per year; with growth from 51.4 million in 1998 to 58.9 million in 2005-06, an industry record. In addition, the ski industry is attracting higher income participants and is broadening its market into younger skiers, cross country skiers, snowshoers and snowboarders. The percentage of downhill ski participants with an annual household income of more than $50,000 has gone up from 23.6% in 1985 to 74.7% in 2004. In 2004, 36% of alpine skiers, 33% of cross country skiers and 46% of snowshoers in the U.S. were between the ages of 35 and 55. According to Kottke National End of Season Survey 2005-06, Final Report, July 2006, on an overall national basis, an estimated 28.2% of skier/rider visits this season were by youth under age 18, including 12.8 % of visits by kids aged 12 and under, and 15.4 % of visits by teens aged 13-17. Snowboarders represented 30.4% of total skier visits during the 2005/06 season, as compared to 29.3% during the 2004/05 season.

According to the Projected Demand and Visitation for U.S. Ski Areas by RRC Associates, during the past season (2005-06), combined national skier/snowboarder visits hit an all-time record of 58.8 million visits, up 3.3% from the previous season and up 2% from the previous record set in 2002-03. Continuing a very strong trend, the top five seasons on record have all occurred in the past six seasons. These figures come as a direct result of resorts’ continued focus on growing the sport and their success in continuing to appeal to Baby Boomers, while at the same time attracting younger skiers and snowboarders.

We believe that the number of ski areas may decline further because many resorts lack the infrastructure and capital resources to effectively compete in the multi-dimensional and service-intensive ski resort industry. The current trend among ski resorts is to invest in technology and infrastructure, including high-speed lifts and extensive snowmaking capabilities which allow the resort to lengthen its season, and to construct mountain villages of high-end residential homes and lodging accommodations, as well as retail shops which cater to the industry’s wealthy clientele. These trends require greater access to capital and have enhanced the strategic position of ski resorts owned by larger, better capitalized owners.

Based on these demographic factors, current ski industry trends and economic trends, we expect to be able to acquire ski resorts and related facilities at competitive prices and intend to use conservative leverage with the objective of being able to profitably own these properties.

Ski and mountain lifestyle properties. The table below provides information regarding the ski and mountain lifestyle properties that we own (dollars are in thousands). Additional information about the properties follows the table.

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Cypress Mountain— Vancouver, British Columbia 358 skiable acres, five chairlifts, base lodge and skier service facilities; permit interest	5/30/06	$27,500	$—	Boyne— Cypress	20-year initial term with four 5-year renewal options	CDN$	3,544

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Bretton Woods Mountain Resort— Bretton Woods, New Hampshire 434 skiable acres, nine chairlifts, and three lodging facilities	6/23/06	$45,000	$6,500	BW Resort Management	10-year initial term with four 5- year renewal options	$3,281

Brighton Ski Resort— Brighton, Utah 1,050 skiable acres, seven chairlifts, lodge, restaurants, skier services facility and small retail village; land permit, part fee and permit interest	1/9/07	$35,000	$—	Boyne USA	20-year initial term with four 5- year renewal options	$3,171

Northstar-at-Tahoe™ Resort— Lake Tahoe, California 2,480 skiable acres, 16 chairlifts, lodge, restaurants, shops, skier services facilities and ski school; part fee and permit interest	1/19/07	$80,097	$—	Wholly- owned subsidiaries of Booth Creek Resort Properties	20-year initial term with three 10-year renewal options	$7,657

Sierra-at-Tahoe® Resort— South Lake Tahoe, California 1,680 skiable acres, 12 chairlifts and lodge; part fee and permit interest	1/19/07	$39,898	$—	Booth Creek Resort Properties	20-year initial term with three 10-year renewal options	$3,637

Summit-at-Snoqualmie Resort— Snoqualmie Pass, Washington 1,697 skiable acres, 26 chairlifts, ten lodges and skier services facilities; part fee and permit interest	1/19/07	$34,466	$—	Booth Creek Resort Properties	20-year initial term with three 10-year renewal options	$3,198

Loon® Mountain Resort— Lincoln, New Hampshire 275 skiable acres, ten chairlifts, base lodge, restaurants and skier services facilities; part fee and permit interest	1/19/07	$15,539	$—	Booth Creek Resort Properties	20-year initial term with three 10-year renewal options	$1,500

Cypress Mountain

On May 30, 2006, we acquired the Cypress Mountain ski area in British Columbia, Canada (the “Cypress Mountain Property”) for a purchase price of $27.5 million from Cypress Bowl Recreations Limited Partnership (“Boyne—Cypress”), a subsidiary of Boyne USA, Inc. (“Boyne”). Due to certain legal and tax requirements, we acquired the land permit and real property at the Cypress Mountain Property through a trust (the “Trust”) and the personal property assets through a separately capitalized Canadian entity (the “Personal Property Owner”). Boyne has the option to repurchase the property at a price that will result in a fixed return to us. The option is exercisable by Boyne beginning in the seventh year through the 25th year following the acquisition.

At the time of the acquisition of the Cypress Mountain property, the Trust and the Personal Property Owner each entered into long-term, triple-net leases with Boyne—Cypress as tenant. Each of the leases is cross-defaulted with the lease covering the Gatlinburg Sky Lift Property, which is also operated by Boyne on our behalf. These U.S. dollar amounts have been converted from Canadian dollars based on an exchange rate of $0.86 U.S. dollar for $1.00 Canadian dollar as of December 31, 2006. Boyne has guaranteed the tenant’s payment of minimum annual rent under the leases for the first four years.

The approximate federal income tax basis of the depreciable portion of the property is $27,500,000. We believe the property is adequately insured, and there are currently no major capital expenditures planned for the ski area other than improvements for the 2010 Winter Olympics freestyle skiing and snowboarding competition.

Operator. Boyne’s primary business is the operation of four season destination resorts and day-ski venues located near major metropolitan areas. Along with Cypress Mountain and the Gatlinburg Sky Lift, Boyne owns Big Sky Resort in Montana, Crystal Mountain in Washington and Boyne Mountain, Boyne Highlands and The Inn at Bay Harbor, all in Michigan. Prior to our acquisition of the Gatlinburg Sky Lift from Boyne in 2005 (see “Business—Attractions—Gatlinburg Sky Lift Attraction”) neither Boyne nor its subsidiaries, or affiliates were related to us, affiliated with us or a partner in our businesses.

Competition. Cypress Mountain is located in British Columbia and generally competes with 36 other ski and snowboard areas. Whistler and Blackcomb Mountains, Grouse Mountain and Mount Seymour are the closest in proximity to Cypress Mountain. In addition, Grouse Mountain and Mount Seymour, located 15 minutes from downtown Vancouver, compete directly with Cypress Mountain for day-skier visits.

Bretton Woods Resort

On June 23, 2006 we acquired the Bretton Woods Mountain Resort, a ski and mountain lifestyle destination located in northern New Hampshire (the “Bretton Woods Property”), from MWH Preservation Limited Partnership (“MWH”) for a purchase price of $45.0 million, excluding closing costs. We paid $38.5 million of the purchase price at closing and issued a note for $6.5 million bearing interest at 5.8% per annum due on the fourth anniversary of the closing. The total amount anticipated to be due to MWH on the fourth anniversary of the closing is $8.0 million.

We have entered into two leases with BW Resort Management Company, an entity formed by Celebration Associates and Crosland, Inc. BW Resort Management Company has engaged National Resort Management Group, LLC, a resort management company, to market and operate the Bretton Woods Property. Crosland, Inc. has guaranteed the payment of all rent up to a total amount $5.0 million for the first four years of the lease period.

The approximate federal income tax basis of the depreciable portion of the Bretton Woods Property is $40,500,000. We believe the Bretton Woods Property is adequately insured, and we have agreed to fund an additional $21.0 million for improvements to be made to the property over the next three years.

Tenant. Celebration Associates is a developer and operator of award-winning, master-planned, mixed-use communities and villages. Crosland, Inc. is one of the Southeast’s leading diversified real estate companies. Prior to our making a commitment to acquire the Bretton Woods Property, none of Celebration Associates, Crosland nor their subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Operator. National Resort Management, LLC, a leading resort management company, has been engaged by our tenant to operate the Bretton Woods Resort. Principals of National Resort Management have served in positions of leadership and executive responsibility for more than 25 years, leading singular and multiple properties through extensive renovations, major capital improvements and as well as international championship events. National Resort Management has managed club and resort renovation and development efforts, such as the restoration of the historic Pinehurst Holly Inn, the development and construction of the spa at Pinehurst, the major renovation of the spa at the Homestead Resort and the room hotel expansion at Barton Creek.

Competition. Stratton Mountain, Stowe Mountain, Loon Mountain and Waterville Valley are the closest competitors in terms of similarity of product and experience within a 150-mile radius. While not a destination ski area, Mount Wachusett is also a competitor of Bretton Woods Mountain Resort for the Boston ski market and is located one hour outside of Boston. The lodging operations at the Bretton Woods Resort currently compete regionally with non-ski resort properties such as The Balsams, Wentworth by the Sea, Woodstock Inn, Equinox Resort & Spa and The Sagamore.

Brighton Ski Resort

On January 9, 2007, we acquired the Brighton Ski Resort in Brighton, Utah (the “Brighton Property”) from a subsidiary of Boyne for a purchase price of $35.0 million. Boyne also received an option to repurchase the property from us at a price that will result in a fixed return to us. The option is exercisable by Boyne beginning in the seventh year through the 25th year following the acquisition. Affiliates of Boyne are currently the lessees and operators of our Gatlinburg Sky Lift Property and the Cypress Mountain Property, and our lease on the Brighton Property is cross-defaulted with our Gatlinburg Sky Lift Property and Cypress Mountain Property Leases.

The approximate federal income tax basis of the depreciable portion of the Brighton Property is $33.4 million. The Brighton Property is adequately insured, and there are no major capital expenditures planned for the property.

Operator. For information about Boyne USA, Inc, see “Business—Ski and Mountain Lifestyle Properties—Cypress Mountain.”

Competition. The Brighton Property competes directly with The Canyons Resort, Park City Mountain Resort, Deer Valley Resort, Alta Ski Area, Snowbird Ski and Summer Resort and Solitude Mountain Resort, all of which are within 35 miles of Salt Lake City, Utah.

Booth Creek Ski Resorts

On January 19, 2007, we acquired four ski and mountain lifestyle resorts from affiliates of Booth Creek Ski Holdings, Inc. (“Booth Creek”) for a purchase price of $170.0 million: Northstar-at-Tahoe™ Resort, Sierra-at-Tahoe® Resort, Summit-at-Snoqualmie Resort and Loon® Mountain Resort (collectively, the “Booth Creek Ski Properties”).

We have also agreed to fund approximately $28.7 million in capital expenditures at the Northstar-at-Tahoe Resort and Loon Mountain Resort over the next four years. The approximate federal income tax basis of the depreciable portion of the Booth Creek Ski Properties is $136.4 million. We believe the properties are adequately insured, and the only major capital expenditures planned are at the Northstar and Loon properties.

Operator. Booth Creek Resort Properties LLC was formed by certain former principals of Booth Creek. The principals have a combined 40 years of ski resort operations experience, and for the last eight years have been with Booth Creek, the fifth largest resort owner in North America. Before joining Booth Creek, several of the principals were with Vail Associates, Inc. and related companies. Prior to our acquisition of the Booth Creek Ski Properties, none of Booth Creek, Booth Creek Resort Properties LLC or their respective subsidiaries or affiliates, was related to us, affiliated with us or a partner in our business.

Competition. Northstar and Sierra compete locally with the Squaw Valley, Alpine Meadows, Sugar Bowl, Kirkwood and Heavenly ski areas. Summit’s local competition includes Stevens Pass, Mission Ridge, Crystal

Mountain, Mount Baker, Mount Bachelor and Mount Hood Meadows. Loon Mountain competes locally with Mount Sunapee, Bretton Woods, Ragged Mountain, Gunstock and Cannon Mountain.

DESTINATION RETAIL

Industry overview. We believe that there is presently an opportunity to acquire retail and entertainment destinations due to the attractiveness of this concept for both operators and consumers. Based on our research, we are of the view that such destinations provide consumers with a one-stop venue for shopping, eating and entertainment, creating an efficient consumer experience and providing tenants with an increased revenue opportunity because of the greater frequency of consumer visits and the extended time consumers are willing to stay at these destinations. Moreover, this recent destination center phenomenon may result from overbuilt and aging mall facilities, the consolidation of traditional department store tenants, competition from value-retailers, and e-commerce. Hence, the result is a broadening of the conventional physical commerce of shopping malls and various entertainment venues to a more experiential format. In addition to the emergence of attractive newer retail and entertainment destination concepts, some of the outlet centers included in this category could also represent attractive opportunities because of excess supply within the sector.

Despite the competition within this industry, we believe that the business environment and future prospects should continue for retail and entertainment destinations that are strategically located, possess a diversified merchant roster of quality retail, restaurant, and/or entertainment tenants and complement an attractive destination area. We believe that due to competitive pressures from existing retail shopping centers, regional malls and other retail and entertainment destinations, as well as the continued attractive growth opportunities for the sector, destination retail and entertainment center operators are frequently in need of the investment capital necessary to make the kinds of improvements to their developments that will continue to attract shoppers and more prestigious merchants as well as develop new retail and entertainment destination properties.

Furthermore, we are of the view that certain favorable demographic trends described in “Business—Recent Demographic Trends That May Enhance Demand for Certain of Our Investments” should lead to continued economic success for retail and entertainment destination operators. According to Urban Land Institute’s Developing Retail Entertainment Destinations, Second Edition, “Destination developments are a response to changing preferences favoring leisure options that are easily accessible and closer to home, and that can be frequently enjoyed.” Nevertheless, we are of the view that when Baby Boomers travel, shopping continues to be integral to their plans. According to the TIA’s 2004 Domestic Travel Market Report, one in four household trips in the U.S., or 26%, include children under 18, equating to more than 170 million trips in total in 2003. Over 90% of these trips with children were for leisure, with shopping included as an activity one-third of the time. We believe that this tendency towards family travel with an emphasis on shopping will most strongly benefit those businesses that bundle entertainment, dining and retail to create a multifaceted leisure experience which caters to the entire family.

Destination retail properties. The table below provides information regarding the destination retail properties in which we have invested (dollars are in thousands). The Initial Purchase Price for properties owned through partnerships or joint ventures represents only our proportionate share of the underlying assets.

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006		Leases
Village at Blue Mountain— Ontario, Canada 23 tenant units in 6 buildings; 80% joint venture interest	12/3/04	$8,625	$18,240	(1)	See “Leases” below.

Whistler Creekside— British Columbia, Canada 26 tenant units in 8 buildings; 80% joint venture interest	12/3/04	$15,600	$—		See “Leases” below.

Village at Copper Mountain— Copper Mountain, Colorado 48 tenant units in 10 buildings; 80% joint venture interest	12/16/04	$18,640	$9,563		See “Leases” below.

Village at Mammoth Mountain— Mammoth Lakes, California 33 tenant units in 4 buildings; 80% joint venture interest	12/16/04	$18,640	$10,768		See “Leases” below.

Village of Baytowne Wharf— Destin, Florida 30 tenant units in 14 buildings; 80% joint venture interest	12/16/04	$13,680	$8,708		See “Leases” below.

Village of Snowshoe Mountain— Snowshoe, West Virginia 16 tenant units in 4 buildings; 80% joint venture interest	12/16/04	$6,720	$4,237		See “Leases” below.

Village at Stratton— Stratton, Vermont 23 tenant units in 11 buildings; 80% joint venture interest	12/16/04	$7,600	$2,488		See “Leases” below.

(1)	This amount encumbers both the Village at Blue Mountain and Whistler Creekside properties.

Intrawest Resort Villages

In December 2004, we acquired an 80% interest, through unconsolidated entities (the “Intrawest Partnership”), in approximately $43.7 million in retail and commercial properties at seven resort villages in the U.S. and Canada (the “Resort Village Properties”).

This retail and commercial space was purchased from Intrawest Corporation (now Intrawest ULC) in December 2004 through a series of transactions and entities in which we hold an 80% non-controlling interest. Intrawest Corporation and its affiliates collectively (“Intrawest”) owned and operated these properties prior to the transaction. Intrawest continues to hold a 20% interest and operates the properties under long-term management agreements. The resort village portfolio consists of approximately 408,000 square feet of leaseable retail and commercial space.

Under the terms of our partnership agreement with Intrawest, we receive a preferred return up to a certain threshold with that preference alternating between the partners at various thresholds thereafter. Although we own an 80% interest in the property and receive a certain return prior to any payments to Intrawest, Intrawest has equal voting rights on the management board of the property and shares control over certain key decisions with us.

Our interests at the Village at Blue Mountain and Whistler Creekside are referred to as the “Canadian Resort Village Properties”, and our interests at the Village at Copper Mountain, the Village at Mammoth Mountain, the Village of Baytowne Wharf, the Village at Snowshoe Mountain and the Village at Stratton are referred to as the “U.S. Resort Village Properties.”

Due to certain legal, tax and lender requirements, the Canadian Resort Village Properties were acquired by us through a trust. In order to provide a portion of the funds required for our acquisition of the Canadian Resort Village Properties, the partners each made loans to the purchasing trust in the amounts of $8,820,000 and $2,280,000, respectively (collectively the “Mezzanine Loans”). The Mezzanine Loans are secured by pledges of the beneficial interests in the newly formed CNL Retail Upper Holding Trust that is also our wholly owned subsidiary and the owner of 99% of the beneficial interests in the trust. The Mezzanine Loans are fully subordinated to a mortgage loan in the amount of approximately $21,912,000 (at December 31, 2006, $1.00 Canadian dollar was equal to approximately $0.86 U.S. dollars), from Congress Financial Corporation, an affiliate of Wachovia Bank, N.A. Intrawest is not a beneficiary of the trust, but indirectly must consent to certain actions of the trust.

In connection with the acquisition of the Canadian Resort Village Properties, we acquired, through a wholly owned subsidiary, the exclusive and irrevocable option to purchase certain new commercial space that may be developed by Intrawest at Blue Mountain Resort. We purchased the option for approximately $300,000 and it expires on December 31, 2024. Further, in conjunction with the purchase of the U.S. Village Resort Properties, certain Intrawest affiliates granted the Intrawest Partnership an option to purchase, from time to time, additional properties at each of the resort villages that may be developed in the future by Intrawest Resorts or any wholly-owned subsidiary of Intrawest Resorts as commercial property. No additional consideration was paid for this option. The purchase price of any additional property to be purchased will be an amount equal to 115% of Intrawest’s costs. The term of the option expires on December 31, 2024. The Intrawest Partnership was also granted a right of first offer for the purchase of certain existing commercial spaces owned by Intrawest and its affiliates at each of the resorts.

In connection with the purchase of the Resort Village Property at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event exceed $3.75 million. We have guaranteed the full amount of the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

We do not expect to make significant repairs or improvements to the Resort Village Properties over the next few years other than normal and customary tenant improvements. Reasonable reserves are expected to be set aside to fund capital improvements based on a percentage of annual lease revenues generated from the U.S. and Canadian Resort Village Properties. At the U.S. Resort Village Properties, we anticipate the replacement of underground storage tanks that are located at Stratton. Intrawest has provided its share of potential future costs relating to the replacement of the storage tanks. We believe that the U.S. and Canadian Resort Village Properties are adequately insured. The U.S. and Canadian Resort Village Properties are managed by affiliates of Intrawest. The management agreements provide for an initial operating term of 20 years and expire on December 31, 2024 and four five-year renewal options, subject to certain termination rights. The managers will be paid a fee based upon a percentage of revenues of the respective U.S. and Canadian Resort Village Properties.

Leases. As of the closing of our acquisition on December 15, 2004, the Intrawest Partnership entered into more than 200 retail leases and Intrawest, through various subsidiaries and affiliates, leased approximately 35% in the aggregate of the total gross leaseable space of the Resort Village Properties. Upon closing of both the U.S. and Canadian transactions, Intrawest executed interim leases for all vacant space. The interim leases for the U.S. Resort Village Properties are for a term of four years expiring in December 2008 or until otherwise leased with minimum base rents at market rates. The interim leases for the Canadian Resort Village Properties are for a term of ten years expiring in December 2014 or until otherwise leased with minimum base rents at market rates. As of December 31, 2006 and 2005, there were seven and six tenants, respectively, that each leased in total more than 10% of the gross leaseable space at their respective locations of the Resort Village Properties. These tenants collectively contributed approximately 10.0% and 15.0%, respectively, of the total rental income generated by the Resort Village Properties for the years ended December 31, 2006 and 2005. In addition, Intrawest, through various affiliates, leased approximately 47.9% and 45.0%, respectively, of the gross leaseable space at the Resort Village Properties as of December 31, 2006 and 2005.

At the closing of the acquisition of the Resort Village Properties, Intrawest entered into new leases for certain commercial space in the Resort Village Properties that is occupied by Intrawest or its affiliates. The new leases are gross leases that have terms of 15 or 20 years, with four five-year renewal options and annual base rents approximating market rates. Additionally, Intrawest provided a full recourse indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

Operator. Intrawest, headquartered in Vancouver, British Columbia, Canada owns or controls ten mountain resorts in North America’s most popular mountain destinations, including Whistler Blackcomb, a host venue for the 2010 Winter Olympic Games. Intrawest also owns Sandestin Golf and Beach Resort in Florida and has a premier vacation ownership business, Club Intrawest. We believe that one of Intrawest’s key strengths is its ability to combine expertise in resort operations with real estate development. With Intrawest’s combination of high-quality resort services, amenities and innovative residential and commercial real estate development, we expect that the Intrawest resorts and villages will continue to attract visitors and buyers of real estate.

As of October 26, 2006, Intrawest Corporation was acquired by funds managed by Fortress Investment Group LLC. Intrawest Corporation subsequently changed its name to Intrawest ULC. There was no impact on the Intrawest Partnership or the Resort Village Properties.

Competition. Although we are not purchasing the resorts themselves, management believes that the success or failure of each of the resort village properties that have been acquired or are expected to be acquired is tied primarily to the success of each resort as a whole. The resort industry is highly competitive. The Intrawest resorts compete for destination visitors with other resorts in Canada, the United States, Europe and Japan. The Intrawest resorts also compete for destination and day visitors within each resort’s local market area. The competitive position of the Intrawest resorts is dependent upon many variables, including location and accessibility, pricing, extent and quality of resort facilities, quality of snow conditions and terrain, quality of ski and golf facilities, service and reputation. Intrawest also faces competition for destination and day visitors from other leisure industry companies and alternative recreational activities. Such competitors may be better positioned to withstand adverse weather or economic conditions and they may have greater financial resources to develop new attractions.

Pending destination retail acquisitions. As part of our agreement to acquire the Booth Creek Ski Properties, we have committed to acquire 46 condominiumized retail and commercial spaces at the Village at NorthstarTM in Lake Tahoe, California for $22.0 million. The Village at NorthstarTM is a newly developed village located at the Northstar-at-TahoeTM Resort. We expect to enter into a long-term, triple net lease with Northstar Group Commercial Properties, LLC, a subsidiary of Booth Creek Resort Properties LLC, to operate the Northstar commercial properties. We expect to close on this transaction by the end of August 2007. This transaction is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that this transaction will ultimately be completed.

GOLF COURSES

Industry overview. We believe that there is presently an opportunity to acquire golf course properties at reasonable prices due to the fragmentation of golf course ownership. Due to the competitive state of the golf industry and the presence of certain demographic trends, we are confident about its continued growth. Golf courses are generally divided into public, private or semi-private courses.

The business environment for golf course operators has been negatively affected by poor economic trends and increasing competition through the early part of this decade. In 2005 and 2006, industry trends began to stabilize. As a result, with golf course openings declining and closures increasing over the past five years, the net addition to supply continues to shrink. For example, in 2005, there were 124.5 openings (in 18-hole equivalents). However, 93.5 closures resulted in a net growth of 31 courses, or an increase of only 0.2% in total supply. There was a negative new growth in golf facilities in 2006 for the first time in six decades, as the number of courses that closed (146 18-hole equivalents) was greater than the number of openings (119.5). The number of core golfers (those playing eight or more rounds per year) dropped 2.3% in 2005, from 12.8 to 12.5 million. In 2005, there was virtually no growth in the number of rounds played, with slight gains in the South Central, Gulf coast and Mountain regions and slight drops along the West Coast.

Despite this downward stabilization, as reported in National Golf Foundation, Golf Industry Report, Fourth Quarter 2006, Volume 6, actual participation in the game has increased across all age groups over the past 20 years. For example, in the age 30-39 category, the participation rate increased from 11.7% in 1986 to 14.3% in 2005. Increases in the younger age groups indicate that golf has become more of a family activity. In addition, there are a projected 57 million golfers worldwide. Of this number, the U.S. represents the lion’s share at 46% (just under 26 million golfers) and North America represents over half the world’s golfers (32 million or 56%).

Golf course properties. The table below provides information regarding the golf properties that we own (dollars are in thousands). A description of each property follows the table.

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Palmetto Hall Plantation Club— Hilton Head, South Carolina Two 18-hole public courses	4/27/06	$7,600	$3,989	Subsidiary of Heritage Golf Group	20-year initial term with four 5-year renewal options	$639

Raven Golf Club at South Mountain™— Phoenix, Arizona 18-hole public course	6/09/06	$12,750	$6,691	Subsidiary of I.R.I. Golf Group	20-year initial term with four 5-year renewal options	$1,142

Bear Creek Golf Club— Dallas, Texas Two 18-hole public courses	9/08/06	$11,100	$5,842	Affiliate of Billy Casper Golf	22-year initial term with four 5-year renewal options	$959

Weston Hills Country Club— Weston, Florida Two 18-hole private courses	10/16/06	$35,000	$17,726	Subsidiary of Heritage Golf Group	20-year initial term with six 5-year renewal options	$2,920

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Talega Golf Club— San Clemente, California 18-hole public course	10/16/06	$18,000	$9,087	Heritage Golf Group	20-year initial term with six 5-year renewal options	$1,495
Valencia Country Club— Santa Clarita, California 18-hole private course	10/16/06	$39,533	$19,823	Heritage Golf Group	20-year initial term with six 5-year renewal options	$3,273
Canyon Springs Golf Club— San Antonio, Texas 18-hole public course	11/16/06	$13,010	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$1,058
Mansfield National Golf Club— Dallas-Fort Worth, Texas 18-hole public course; leasehold interest	11/16/06	$7,147	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$584
Plantation Golf Club— Dallas-Fort Worth, Texas 18-hole public course	11/16/06	$4,424	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$365
Lake Park Golf Club— Dallas-Fort Worth, Texas 18-hole semi-private course and 9-hole executive golf course; concessionhold interest	11/16/06	$5,632	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$460

Golf Club at Fossil Creek— Fort Worth, Texas 18-hole public course	11/16/06	$7,686	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$627

The Golf Club at Cinco Ranch— Houston, Texas 18-hole public course	11/16/06	$7,337	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$613
Cowboys Golf Club— Grapevine, Texas 18-hole public course; leasehold interest	12/26/06	$25,000	$—	See “Eagle Golf Clubs.”	See “Eagle Golf Clubs.”	See “Eagle Golf Clubs.”
Mesa del Sol Golf Club— Yuma, Arizona 18-hole public course	12/22/06	$6,850	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$571

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
LakeRidge Country Club— Lubbock, Texas 18-hole private course	12/22/06	$7,900	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$659
Fox Meadow Country Club— Medina, Ohio 18-hole private course	12/22/06	$9,400	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$784
Painted Hills Golf Club— Kansas City, Kansas 18-hole public course	12/22/06	$3,850	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$322
Signature Golf Course— Solon, Ohio 18-hole private course	12/22/06	$17,100	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$1,424
Weymouth Country Club— Medina, Ohio 18-hole private course	12/22/06	$10,500	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$875
Royal Meadows Golf Course— Kansas City, Missouri 18-hole public course	12/22/06	$2,400	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$202
Clear Creek Golf Club—Houston, Texas 18-hole public course; concessionhold interest	1/11/07	$1,888	$—	EAGL Golf	20-year initial term with four 5-year renewal options	$159

Palmetto Hall Plantation Club

On April 27, 2006, we acquired Palmetto Hall Plantation Club in Hilton Head, South Carolina (the “Palmetto Hall Property”) for a purchase price of $7.6 million. The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of the property is $6,840,000. We believe the property is adequately insured, and there is currently no major capital expenditures planned for the golf courses.

Operator. Heritage Golf Group, LLC, a nationwide owner and operator of golf properties (“Heritage Golf”), began operations in 1999. The company has acquired and developed a portfolio of well-known and acclaimed high-end, daily fee, resort and private golf facilities in California, Texas, Georgia, Florida, and South Carolina. Heritage Golf currently operates 99 of the 261 holes available for public play on Hilton Head Island. Prior to our acquisition of the Palmetto Hall Property, none of Heritage Golf, its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. There are currently 24 golf courses located on Hilton Head Island, and more than half of these golf courses are available for public play, including the Palmetto Hall Property. There are 22 other golf courses located in the nearby off-Island area.

Raven Golf Club at South Mountain™

On June 9, 2006, we acquired Raven Golf Club at South Mountain™ in Phoenix, Arizona (the “South Mountain Property”) from Intrawest Golf Holdings, Inc., a subsidiary of Intrawest Corporation (now Intrawest ULC), for a purchase price of $12.75 million. We licensed the use of the Raven brand from Intrawest for uses specific to this property for up to four years.

The approximate federal income tax basis of the depreciable portion of the property is $7,175,000. We believe the property is adequately insured. We have agreed to invest approximately $500,000 in improvements to the property.

Operator. I.R.I. Golf Group, LLC (“IRI”), a golf course investment and management company, was founded in 1991 by Jeff Silverstein. Since 1996, IRI has broadened its geographical scope in the Southwest, developing four facilities in Texas and Nevada. I.R.I. has extensive golf management experience, owning and operating 19 golf facilities in Arizona, Nevada, North Carolina, South Carolina, Texas and Washington. Prior to the consummation of our acquisition of the South Mountain Property, none of IRI, or its subsidiaries or affiliates, was related to us, was affiliated with us or was a partner in our business.

Competition. The Phoenix metropolitan area has more than 200 golf courses. The South Mountain Property competes with a limited number of high-end, daily-fee golf courses located near downtown Phoenix. The property’s two principal competitors are the Legacy Golf Resort and Whirlwind Golf Club, both of which charge similar rates per round to the South Mountain Property. The other nearby courses charge lower rates per round.

Bear Creek Golf Club

On September 8, 2006, we acquired Bear Creek Golf Club in Dallas, Texas (the “Bear Creek Property”) from Bear Creek DFW Associates, Ltd., an entity affiliated with Hyatt Corporation and Hunt-Woodbine Realty Corporation, for a purchase price of $11.1 million.

The approximate federal income tax basis of the depreciable portion of the property is $12.0 million. We believe the property is adequately insured, and there are currently no major capital expenditures planned for the golf course.

Operator. Billy Casper Golf, LLC (“Bill Casper Golf”), a golf course investment and management company headquartered in Northern Virginia, currently manages or leases 68 golf courses in 21 states. The company has developed and opened 24 new golf courses. Prior to the consummation of our acquisition of the Bear

Creek Property, none of Billy Casper Golf, its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. The Bear Creek Property competes with approximately 12 other daily-fee courses located within 15 miles of the club and the Dallas/Fort Worth International Airport, only two of which feature more than 18 holes. The green fees at the Bear Creek Property are positioned between the lower end of the high-priced courses and the upper end of the moderately priced courses, which helped the club host more than 25,000 outing rounds in 2005. The three closest competitors to the Bear Creek Property are the Sky Creek Ranch Golf Course, Bridlewood Golf Course and the Links at Water Chase, 18-hole golf courses which charge similar rates per round to the Bear Creek courses. The other nearby courses charge lower rates per round.

Weston Hills Country Club

On October 16, 2006, we acquired the Weston Hills Country Club, a private golf club in Weston, Florida (the “Weston Hills Property”) from WHCC, LLC, an affiliate of Heritage Golf for a purchase price of $35.0 million. We have agreed to pay Heritage Golf a supplemental purchase price of up to $5.3 million in the aggregate if certain performance targets with respect to the Weston Hills Property are met in 2009. The lease on this property is cross-defaulted with our Palmetto Hall Property and two other properties we have acquired from Heritage Golf affiliates as described below.

The approximate federal income tax basis of the depreciable portion of the property is $32.3 million. The Weston Hills Property is adequately insured, and the only major capital expenditure planned for the property is a $1.3 million renovation to the locker rooms at the clubhouse.

Operator. For information on this operator, see “Business — Golf Courses — Palmetto Hall Plantation Club — Operator.”

Competition. The Weston Hills Property competes for members primarily with the Tournament Players Club at Eagle Trace, a private golf club in Coral Springs, Florida, the Grande Oaks Golf Club, a private golf club in Ft. Lauderdale, Florida and The Club at Doral, a private golf club in Miami, Florida.

Valencia Country Club and Talega Golf Club

On October 16, 2006, we acquired Heritage Golf Group West Coast, Inc. (“Heritage West Coast”), an entity formed by Heritage Golf, for a purchase price of $57.0 million and reimbursable capital expenses of $533,000. We have agreed to pay Heritage Golf a supplemental purchase price of up to $8.6 million in the aggregate if certain performance targets are met in 2009 with respect to the two golf courses owned by Heritage West Coast: the Valencia Country Club, a private golf club located in Santa Clarita, California (the “Valencia Property”) and the Talega Golf Club, a public golf course located in San Clemente, California (the “Talega Property”).

The approximate federal income tax basis of the depreciable portion of the properties is $27.0 million. The properties are adequately insured, and the only major capital expenditure planned for the properties, other than the $533,000 paid at closing, mostly for improvements being completed to the driving range at the Talega Property, is an additional $1.2 million for sound wall construction and restaurant renovations at the Valencia Property.

Operator. For information on this operator, see “Business — Golf Courses — Palmetto Hall Plantation Club — Operator.”

Competition. The Talega Property in San Clemente, California, competes with nearby San Clemente Municipal Golf Course and Shore Cliffs Golf Club, which are 18-hole daily fee courses charging much lower rates per round than the Talega Golf Club. The Talega Property also competes with the nearby Pelican Hill Golf Club, a 36-hole resort/daily fee course that is closed for renovations until late 2007. The Valencia Property in Santa Clarita, California competes with three local private golf clubs: El Caballero Country Club in Tarzana, California, North Ranch Country Club in Thousand Oaks, California and Wood Ranch Country Club in Simi Valley, California. Valencia Country Club leads its competitors with the highest initiation fee and second highest monthly rate.

EAGL Golf Clubs

Between November 16, 2006 and January 11, 2007, we acquired the Mansfield National Golf Club, Plantation Golf Club, Lake Park Golf Club, Golf Club at Fossil Creek, The Golf Club at Cinco Ranch, Canyon Springs Golf Club, Clear Creek Golf Club and the interests in the partnership that owns the Cowboys Golf Club (collectively referred to as, the “EAGL Properties”). The approximate federal income tax basis of the depreciable portion of the properties is $53.1 million. The properties are adequately insured, and there are no major capital expenditures planned. We have entered into a temporary management agreement and a license agreement at the Cowboys Golf Club. If we fail to operate the Cowboys Golf Club according to certain standards under the terms of our license agreement, we will lose the right to use the Cowboys name and logo at the property in November 2008.

On December 22, 2006, we acquired seven golf courses from affiliates of Premier Golf Management, LLC for a purchase price of $58.0 million: LakeRidge Country Club, Mesa del Sol Golf Club, Fox Meadow Country Club, Signature Golf Course, Weymouth Country Club, Painted Hills Golf Course and Royal Meadows Golf Course (collectively, the “Premier Properties”). On November 16, 2006, Premier merged with EAGL and now operates our properties under that name. The leases are cross-defaulted among themselves and with the EAGL Properties. The approximate federal income tax basis of the depreciable portion of the Premier Properties is $48.5 million. The Premier Properties are adequately insured, and there are no major capital expenditures planned for the properties.

Operator. EAGL Golf was acquired by Premier Golf Management, Inc. as part of a series of transactions that included our acquisition of the EAGL Properties. EAGL Golf operates approximately 50 golf course properties throughout the United States. Prior to our acquisition of these properties, none of EAGL Golf, Premier Golf, Inc., or any of their subsidiaries or affiliates, was related to us, was affiliated with us or was a partner in our business.

Competition. The Mansfield Golf Course competes primarily with the Prairie Lakes, the Tierra Verde and the Tangle Ridge public golf courses located in the Dallas-Fort Worth, Texas area. The Plantation Golf Course competes primarily with the Ridgeview Ranch, the Chase Oaks and the Trails of Frisco public golf courses located in the Dallas-Fort Worth area. The Lake Park Golf Course competes primarily with the Grapevine Municipal, the Coyote Ridge and the Riverchase public golf courses located in the Dallas-Fort Worth area. The Fossil Creek Golf Course competes primarily with the Doral Tesoro, the Sky Creek Ranch and the Tour 18 public golf courses located in Fort Worth, Texas. The Cinco Ranch Golf Course competes primarily with the Meadowbrook, the Bear Creek and the Greatwood public golf courses located in the Houston, Texas area. The Canyon Springs Golf Course competes primarily with the Silverhorn, the Westin La Cantera and the Quarry public golf courses located in San Antonio, Texas. The Clear Creek Golf Course competes primarily with the Southwyck, the Wildcat and the Clear Lake public golf courses located in Houston, Texas. The Cowboys Golf Course competes primarily with the Tour 18, the Bridlewood and the Fours Seasons public golf courses located in the Dallas-Fort Worth, Texas area. Each of the Premier Properties competes directly with other golf courses that are priced similarly or generally have similar dues structures and have comparable courses.

MERCHANDISE MARTS

Industry overview. Merchandise marts typically include one or more of the following types of buildings: showrooms, trade/expo centers and office buildings. The start-up resources required to launch and compete with existing merchandise marts in their respective hubs and nationally are significant. In many cases, wholesalers market apparel, gifts, decorative accessories, home furnishings, lighting, garden accessories, floral, and gourmet goods at merchandise marts; thus, retailer buyers, specifiers, and end users are usually unable to access these wholesalers and manufacturers unless they travel to a merchandise mart. Merchandise mart tenant rosters can number upwards of 1,000 as a result. According to WSL Strategic Retail’s ninth annual How America Shops study, the percentage of older shoppers, ages 55 to 70, who are “heavy shoppers,” (making four or more shopping trips weekly) increased significantly from 2002 to 2004, moving up from 22% to 35%. This increased shopping behavior likely reflects the mindset of a new generation of older shoppers, the Baby Boomers, who are continuing their middle-aged spending habits.

Dallas Market Center Property

Through a series of three investments between February and May 2005 we contributed approximately $71.1 million in equity to a partnership with the Dallas Market Center providing us with an 80% interest (the “DMC Partnership”). The Dallas Market Center consists of the World Trade Center, the Dallas Trade Mart, the International Floral and Gift Center (the “IFGC”), Market Hall and surface and garage parking areas (collectively the “DMC Property”). Our proportionate share of the initial purchase price of the DMC Property is $199.2 million. The World Trade Center consists of 15 floors encompassing the Fashion Center Dallas, showrooms and retailers offering gifts and home textiles. The Trade Mart has five floors encompassing gifts, housewares and lighting. Market Hall is a consumer and tradeshow exhibition hall. The IFGC houses permanent showrooms for floral products, holiday decorative products and related accessories. The IFGC serves as the headquarters for the American Floral Industry Association and is home to two annual floral shows, the Holiday and Home Expos. DMC estimates that the Dallas Market Center receives more than 200,000 visitors each year from all 50 states and 84 countries. Each year the Dallas Market Center offers hundreds of events and seminars to assist retailers in expanding their business and profitability.

Under the terms of our partnership agreement with DMC, we receive a preferred return up to a certain threshold with that preference alternating between the partners at various thresholds thereafter. Although we own an 80% interest in the DMC Property and receive a certain return prior to any payments to DMC, DMC has equal voting rights on the management board of the DMC Property and shares control over certain key decisions with us.

On October 12, 2005, the DMC Partnership entered into a memorandum of understanding and a development agreement to develop an approximate 500,000 square foot expansion, which includes a 160,000 square foot lighting center expansion and additional parking at the Trade Mart (the “Trade Mart Expansion”). The Trade Mart Expansion was completed in October 2006. We funded approximately $17.0 million for the project and the new space has been added to our existing triple-net lease to Dallas Market Center Operating, L.P., a subsidiary of Crow Holdings, Inc., with rent under that lease increased proportionately for the total cost of the Trade Mart Expansion. This project is expected to retain and strengthen the property’s leading position in the lighting arena, and demonstrates the DMC Partnership’s commitment to improving the property and preserving its status as a world market center.

Leases. The DMC Partnership leases the DMC Property to Dallas Market Center Operating, L.P. and IFDC Operating L.P., both subsidiaries of the existing management company, the Market Center Management Company, Ltd. (“MCMC”). MCMC is an affiliate of Crow Holdings. MCMC or related predecessor entities have managed the DMC Property since its inception in 1957. Both leases are five-year triple-net leases with five five-year renewals. The leases require the payment of the greater of minimum annual rent of approximately $25.7 million or percentage rent. Pursuant to the leases, percentage rent is equal to certain applicable percentages of various revenue thresholds achieved by MCMC at the DMC Property. We believe that the DMC Property is adequately insured, and there are currently no major capital expenditures planned. Prior to our ownership, DMC had invested approximately $50 million in improvements at the DMC Property over the last six years. Management will continue to evaluate opportunities with MCMC that could result in capital improvements as well as increased minimum annual rent at the DMC Property.

The following table contains information regarding the historical average occupancy rates for the DMC Property. The statistics beginning in 2005 are combined.

Location	Fiscal Year	Average Occupancy Rate
Dallas Market Center - Texas	2006	92.70%
Dallas Market Center, Market	2005	93.40%
Hall and Trade Mart	2004	93.82%
	2003	87.47%
	2002	89.72%
International Floral & Gift	2004	98.78%
Center	2003	100.00%
	2002	98.92%

Dallas Market Center/Crow Holdings. The indirect owner of the Dallas Market Center, Crow Holdings, is the diversified group of investment companies that owns and directs the investments of the Trammell Crow family and its investment partners. Crow Holdings has significant investments including substantial stakes in privately held operating businesses around the world and in diversified financial assets. The Crow Family is one of the largest local developers in the history of Dallas, Texas. Prior to forming the DMC Partnership, Crow Holdings, its subsidiaries and affiliates were not related to us, affiliated with us or a partner in our business.

Competition. We estimate that there are eight merchandise marts with over one million square feet of space, all of which are located in Atlanta, Chicago, Dallas, Highpoint (North Carolina), Las Vegas, and two each in Los Angeles and San Francisco. We believe that competition with other merchandise marts for new and existing tenants and tradeshows is generally based on cost, location, quality of facilities, a mix of the center’s existing tenants, buyer traffic and the degree and quality of the support and marketing services provided by the owner of the merchandise mart. As a result of these factors and due to the strong merchandise manufacturer and wholesaler relationships that presently exist with the current major merchandise mart operators, we believe there are significant barriers to entry into the merchandise mart industry by new operators and/or developers.

ATTRACTIONS

Attractions industry overview. The US amusement park business, with its thrill rides, water parks and animal-themed attractions is the largest retail family entertainment industry in the world. Theme park visitation has been building steadily since 9/11, with few operators seeing any negative impact of rising gas prices. Many parks spent a significant amount of capital on new rides and attractions during 2005. In addition to positive demand trends, specific segments have seen significant operating success, such as the indoor waterpark resort. As noted in a January 2005 study by U.S. Realty Consultants, Inc. (the “USRC Study”), with indoor waterparks achieving 26% higher occupancy and $69 higher ADR on average than non-waterpark hotels, this concept has displayed its significance during the past few years.

According to a 2006 report by PricewaterhouseCoopers, LLC and Wilkofsky Gruen Associates, overall spending is projected to increase from $11.2 billion in 2005 to $13.4 billion in 2010, growing at a compound annual rate of 3.6%. Attendance is also forecast to increase from 335 million in 2005 to 365 million in 2010, a 1.7% compound annual growth rate.

Waterpark industry overview. According to the USRC Study, the indoor waterpark resort has established itself as a viable segment of the travel industry and expanded well beyond its Wisconsin base. During the period from 1983 to 2004, 60 indoor waterpark resorts opened or expanded their properties in the United States and Canada. The size of indoor waterparks has grown significantly since their inception in the early 1980’s, while the average number of hotel rooms attached to these waterparks has also increased substantially.

By 2004, 60 indoor waterpark resorts were operating with a total of 15,023 guestrooms and 2,058,400 square feet of indoor waterpark space. This represented approximately one guestroom per every 137 square feet of indoor waterpark space. The increase in the number of guestrooms constructed has kept pace with increases in demand for indoor waterparks, which has also grown steadily.

There are 98 indoor waterpark resorts known to be in the planning or development stages in a variety of locations throughout the United States and Canada. These properties average 43,689 square feet of indoor waterpark space. These include expansions of existing hotels and development of new resorts. If all of these facilities are constructed, this would result in over 4,280,000 square feet of new indoor waterpark space. The largest developer of new projects is Great Wolf Resorts. Although the majority of the indoor waterpark resorts planned are located in northern states, the first Texas indoor waterpark opened in Galveston in 2006. Schlitterbahn Waterparks has developed the world’s first “convertible” waterpark on 25 acres that includes an indoor space that measures close to 50,000 square feet with a retractable roof. Schlitterbahn operates two existing outdoor waterpark resorts in Texas.

As of 2004, there were 60 indoor waterpark resorts in North America. Of those 60, 49 were indoor waterpark resorts located in the United States with nearly half located in Wisconsin. Of the 24 total Wisconsin indoor waterpark resorts, 15 are located in the Wisconsin Dells area, where the Wolf Dells Property is located. In addition, there are 11 indoor waterpark resorts in Canada, although, many other hotels in Canada offer smaller indoor water features with less than 10,000 square feet.

Family entertainment centers overview. Family Entertainment Centers (FECs) are included in the regional park segment of the amusement park industry. Typically, FECs draw their core audience from within a 25-mile radius of their location. According to the PricewaterhouseCoopers LLC “Global Entertainment and Media Outlook: 2006-2010” report, the amusement park industry collectively accounts for approximately $11.0 billion in annual revenues. A recent CB Richard Ellis, Inc. profile on the industry states that the FEC segment has accounted for approximately $3.0 billion of this revenue opportunity. The FEC industry has continued to demonstrate growth over the years in its demographic reach, average spending per-capita and visiting patterns, all of which contribute to the health of the industry.

Attraction properties. The table below provides information regarding the attractions properties that we own (dollars are in thousands). A description of each attraction follows. The Initial Purchase Price for properties owned through partnerships or joint ventures represents only our proportionate share of the underlying assets.

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Hawaiian Falls—Garland —Garland, Texas 11-acre waterpark; leasehold	4/21/06	$6,318	$—	HFE Horizon	27-year term with no renewal option	$713

Hawaiian Falls—The Colony —The Colony, Texas 12-acre waterpark; leasehold	4/21/06	$5,807	$—	HFE Horizon	27-year term with no renewal option	$643

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006		Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Great Wolf Lodge—Wisconsin Dells —Wisconsin Dells, Wisconsin 76,000 square-foot waterpark, 309 guest suites, 77 condominium units with 128 rooms and 64,000 square-foot indoor entertainment area	10/4/05	$42,000	$44,100	(1)	See “Great Wolf Waterpark Resorts— Leases.”	See “Great Wolf Waterpark Resorts— Leases.”	See “Great Wolf Waterpark Resorts— Leases.”

Great Wolf Lodge—Sandusky —Sandusky, Ohio 42,000 square-foot indoor entertainment area with waterpark, 6,000 square feet of meeting space, fitness center, arcade and gift shop	10/4/05	$38,150	$—		See “Great Wolf Waterpark Resorts— Leases.”	See “Great Wolf Waterpark Resorts— Leases.”	See “Great Wolf Waterpark Resorts— Leases.”

Gatlinburg Skylift —Gatlinburg, Tennessee Scenic chairlift; leasehold	12/22/05	$19,940	$—		Boyne USA	20-year initial term with four 5-year renewal options	$2,078

Zuma Fun Center —Charlotte, North Carolina Miniature golf course, batting cages, bumper boats and go- karts	10/6/06	$7,378	$—		Zuma Holdings	20-year initial term with three 10-year renewal options	$670

Zuma Fun Center —Knoxville, Tennessee Miniature golf course, batting cages, bumper boats, rock climbing and go- karts	10/6/06	$2,037	$—		Zuma Holdings	20-year initial term with three 10-year renewal options	$187

Zuma Fun Center —North Houston, Texas Miniature golf course, batting cages, bumper boats and go-karts	10/6/06	$916	$—		Zuma Holdings	20-year initial term with three 10-year renewal options	$85

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Mountasia Family Fun Center —North Richland Hills, Texas Two miniature golf courses, go-karts, bumper boats, batting cages, paintball fields and arcade	10/6/06	$1,776	$ —	Zuma Holdings	20-year initial term with three 10-year renewal options	$164

Zuma Fun Center —South Houston, Texas Miniature golf course, batting cages, bumper boats and go- karts	10/6/06	$4,883	$ —	Zuma Holdings	20-year initial term with three 10-year renewal options	$446

Grand Prix Tampa —Tampa, Florida Miniature golf course, go-kart and batting cages	10/6/06	$3,254	$ —	Zuma Holdings	20-year initial term with three 10-year renewal options	$297

Fiddlesticks Fun Center —Tempe, Arizona Miniature golf course, bumper boats, batting cages and go- karts	10/6/06	$5,016	$ —	Zuma Holdings	20-year initial term with three 10-year renewal options	$457

Funtasticks Fun Center —Tucson, Arizona Miniature golf course, go-karts, batting cages, bumper boats and kiddie land with rides	10/6/06	$6,424	$ —	Zuma Holdings	20-year initial term with three 10-year extension options	$584

Putt Putt Fun Center —Lubbock, Texas Batting cages, go-karts and bumper boats; leasehold interest	10/6/06	$1,779	$ —	Zuma Holdings	20-year initial term with three 10-year renewal options	$163

Putt Putt Fun Center —Raleigh, North Carolina Batting cages, go-karts and bumper boats; leasehold interest	10/6/06	$811	$ —	Zuma Holdings	20-year initial term with three 10-year renewal options	$77

Camelot Park —Bakersfield, California Miniature golf course, go- karts, batting cages and arcade; leasehold interest	10/6/06	$948	$ —	Zuma Holdings	20-year initial term with three 10-year renewal options	$89

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006		Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
White Water Bay —Oklahoma City, Oklahoma 21-acre tropical themed waterpark	4/6/07	$20,000	$22,000	(2)	PARC Management	Initial term ending December 2029 with three 10-year renewal options	$1,964

Splashtown —Houston, Texas 53-acre waterpark	4/6/07	$13,700	$—		PARC Management	Initial term ending December 2029 with three 10-year renewal options	$1,411

WaterWorld— —Concord, California 23-acre waterpark; leasehold interest	4/6/07	$10,800	$—		PARC Management	Initial term ending December 2029 with three 10-year renewal options	$1,161

Elitch Gardens —Denver, Colorado 62-acre theme and waterpark	4/6/07	$109,000	$—		PARC Management	Initial term ending December 2029 with three 10-year renewal options	$9,751

Darien Lake —Buffalo, New York 978-acre theme and waterpark	4/6/07	$109,000	$—		PARC Management	Initial term ending December 2029 with two 10-year renewal options followed by a 4-year renewal option	$9,778

Frontier City —Oklahoma City, Oklahoma 113-acre theme park	4/6/07	$17,750	$—		PARC Management	Initial term ending December 2029 with three 10-year renewal options	$1,767

Property	Date Acquired	Initial Purchase Price	Outstanding Debt as of December 31, 2006	Lessee	Lease Term and Renewal Period	Initial Minimum Annual Rent
Wild Waves & Enchanted Village —Seattle, Washington 67-acre theme and waterpark; leasehold interest	4/6/07	$31,750	$—	PARC Management	Initial term ending December 2029 with three 10-year renewal options	$3,021

(1)	This amount encumbers both the Great Wolf Lodge – Wisconsin Dells and Sandusky properties.
(2)	The aggregate purchase price for all the Parks was $312.0 million, $290.0 million of which was paid in cash and the remainder of which was paid through an unsecured subordinated promissory note in the original principal sum of $22.0 million.

Hawaiian Falls Waterparks

On April 21, 2006, we acquired two Hawaiian Falls-branded outdoor waterparks near Dallas, Texas for an aggregate purchase price of $12.1 million. The properties are located in the towns of The Colony and Garland, Texas on municipally owned land. We entered into sub-leases with HFE Horizon, LP (“HFE Horizon”) to operate the waterparks.

The approximate federal income tax basis of the depreciable portion of the Hawaiian Falls Colony Property is $5,820,000. The approximate federal income tax basis of the depreciable portion of the Hawaiian Falls Garland Property is $6,305,000. We believe the properties are adequately insured, and there are currently no major capital expenditures planned for the waterparks.

Operator. HFE Horizon, formerly a division of Herschend Family Entertainment, focuses its business on micro-waterparks. The principals of HFE Horizon have been involved in the ownership and operation of theme parks, waterparks and family entertainment centers since 1972. Prior to our acquisition of the waterparks, none of HFE Horizon or its subsidiaries or affiliates was related to us, was affiliated with us or was a partner in our business.

Competition. The Dallas-Fort Worth summer entertainment market for visitors and residents is served primarily by regional waterparks including Water Works Waterpark, Wet Zone and NRH2O Waterpark, which compete with the properties. The major amusement park in the area is Six Flags Over Texas and its Six Flags Hurricane Harbor waterpark, which competes directly with the properties in the Dallas market.

Great Wolf Waterpark Resorts

In a series of transactions commencing October 3, 2005 and ending on November 3, 2005, we entered into a partnership with Great Bear Lodge of Wisconsin Dells, LLC (“Wolf Dells”), Great Bear Lodge of Sandusky, LLC (“Wolf Sandusky”) and Great Wolf Resorts, Inc., the parent company of Wolf Dells and Wolf Sandusky (collectively, “Great Wolf”) and acquired the waterpark resort and hotel properties known as “Great Wolf Lodge–Wisconsin Dells” in Wisconsin Dells, Wisconsin (the “Wolf Dells Property”) and “Great Wolf Lodge–Sandusky” in Sandusky, Ohio (the “Wolf Sandusky Property”). The Wolf Dells Property includes 309 guest suites, 77 condominium units with 128 rooms, a 64,000 square foot indoor entertainment area with a 76,000 square foot waterpark. The Wolf Sandusky Property includes 271 guest suites, a 42,000 square foot indoor entertainment area with a waterpark. We own a 70% interest in the partnership and receive a preferred return on our invested capital up to a certain threshold, after which Great Wolf receives its preferred return up to a certain threshold, and then returns are split pro rata. Capital proceeds upon liquidation of the venture will be split pro rata between the partners. Although we own a 70% interest based upon our equity investment of $32.5 million in the property and receive a certain return prior to any payments to Great Wolf, Great Wolf has equal voting rights on the management board of the property and shares control over certain key decisions with us. Great Wolf may receive additional funds up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008.

The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the properties is set forth below (the balances are presented at our approximate 70.0% interest):

Property	Estimated Federal Income Tax Basis
Wolf Dells	$38,500,000
Wolf Sandusky	$31,300,000

We believe that there is no immediate need for repairs at either waterpark.

Leases. On October 11, 2005 at closing, two subsidiaries of the Wolf Partnership entered into separate lease agreements as landlords with two affiliated tenant partnerships as tenants for the leasing of each of the waterpark resorts. The Wolf Dells Property and the Wolf Sandusky Property are each operated by an affiliate of Great Wolf Resorts, Inc. pursuant to separate management agreements and separate coterminous license agreements. Under this structure, we lease the properties to affiliated tenant partnerships, and our ownership in such tenant partnerships is held through a taxable REIT subsidiary, or “TRS”. The tenant partnerships owned by the TRS lease the properties from affiliated landlord entities and engage third-party managers to conduct day-to-day operations, as opposed to a structure whereby the affiliated landlord entities lease the properties to third-party tenants in exchange for rental revenue. For properties owned and leased to related tenants, our financial statements will include the operating results of the resorts rather than rent that would be recorded if such properties were leased to unrelated third-party tenants as equity in earnings (losses) of unconsolidated entities. The general terms of the lease agreements are described in the section of the prospectus entitled “Business — Description of Property Leases.”

Operator. Great Wolf Resorts, Inc., headquartered in Madison, Wisconsin, is the nation’s largest owner, operator, and developer of family-oriented, destination resorts featuring indoor waterparks. The company owns, operates and franchises these primarily drive-to resorts under both the Great Wolf Lodge and Blue Harbor Resort brands. Great Wolf has owned and developed hotels since 1995 and has been involved with the indoor waterpark business since acquiring the Great Wolf Lodge in the Wisconsin Dells in 1999. Prior to the executing of the Wolf VFA Agreement, neither Great Wolf nor its subsidiaries or affiliates were related to us, affiliated with us or a partner in our businesses.

License and Management Agreements. A subsidiary of Great Wolf will continue to manage the Wolf Dells Property and the Wolf Sandusky Property and will license the Great Wolf Lodge brand to the Wolf Partnership pursuant to 15-year management and license agreements with two 5-year extensions, which are subject to performance termination provisions by the tenant partnerships. These agreements provide for a base management fee of 3.0% of gross revenues, incentive management fees upon achievement of certain financial performance goals by the properties and a base license fee of 3.0% of gross revenues.

Development Agreement. Prior to the contribution of the Wolf Dells Property to the Wolf Partnership, Great Wolf commenced construction of an additional 38,000 square foot indoor waterpark attraction at an estimated total cost of $14.8 million. The waterpark expansion was completed in March 2006 and includes a wave pool and other amenities and features. The expansion brings the total square footage of waterpark space at the Wolf Dells Property to 76,000 square feet. The costs of the expansion were funded in escrow at the October 11, 2005 closing and were included in our approximately $69.6 million contribution. At the Wolf Sandusky Property, we estimate only customary improvements will be required. We believe that both the Wolf Dells Property and the Wolf Sandusky Property are adequately insured.

Competition. In the Sandusky, Ohio market, there are few other family entertainment resorts featuring indoor waterparks. In May 2005, the Kalahari Sandusky Resort opened, adding another 596 rooms and an 80,000 square foot indoor waterpark to the market. The opening of the resort, combined with introductory room rate pricing, negatively impacted the performance of Great Wolf during the summer season. In the Wisconsin Dells, Wisconsin, where indoor waterparks were first introduced, there are approximately 16 other resorts and hotels with some type of indoor water-related activity or amenity. As a result, our waterpark resorts face significant competition from both lower priced unthemed waterparks and larger, more expensive waterparks with thrill rides and other attractions in the Wisconsin Dells market. While the Wisconsin Dells market has a significant number of resorts with indoor waterparks, we believe the competitive landscape in that small, regional market is not representative of the competition we may face if we further expand our portfolio of waterpark resorts. The vast majority of indoor waterpark resorts in Wisconsin Dells are family-owned or privately operated businesses that have yet to develop additional resorts outside of that market.

Competition within the waterpark resort market will increase in the foreseeable future. We believe that a number of other resort operators are developing or considering the development of family entertainment resorts with indoor waterparks, which will compete with the waterpark resorts in which we own interests.

PARC Waterparks and Theme Parks

On April 6, 2007, we acquired from an affiliate of PARC Management, LLC (“PARC Management”), a portfolio of three waterparks (Splashtown-Houston, White Water Bay and WaterWorld) and four theme parks (Elitch Gardens, Darien Lake, Frontier City and Wild Waves and Enchanted Village) (collectively, the “Parks”). The aggregate purchase price was $312.0 million, consisting of $290.0 million in cash and an unsecured subordinated promissory note in the original principal sum of $22.0 million. The note has a term of 10 years, requires annual principal payments of $1.7 million, bears interest annually at a fixed rate of 8.75%. and has a balloon payment for the then remaining principal and interest due at the end of ten years. The leases for these properties are cross-defaulted. The federal income tax basis of the depreciable portion of these properties is $187.6 million.

Operator. PARC Management is a theme park management company. The principals of PARC Management, Randal H. Drew, its president and CEO, and Michael A, Jenkins, its Chairman, were the creators of Leisure and Recreation Concepts, Inc. and Alfa SmartParks, Inc., respectively. Prior to our acquisition of the Parks, neither PARC Management nor its subsidiaries were related to us, affiliated with us or a partner in our business.

Competition. The Parks operate in regional markets and generally open in April and close in late October. In general, all of the Parks compete for most of their visitors with all forms of recreation within their markets such as aquariums, zoos, outdoor recreation, live shows, movies, beaches and museums. Elitch Gardens and Wild Waves & Enchanted Village do not have significant direct competition. Frontier City’s only significant competitor is Six Flags Over Texas, which is located 225 miles away in Arlington, Texas. Darien Lake, Splashtown and Waterworld compete with local theme parks, amusement parks and waterparks. Darien Lake, which is located in Buffalo, New York, competes with Paramount Canada’s Wonderland Park, which is located 125 miles away in Toronto, Ontario, Canada. Darien Lake also competes with three small amusement parks located within 50 miles of the park, but it is significantly larger and has more diverse entertainment than the three smaller parks. Splashtown, which is located in Houston, Texas, competes most directly with Schlitterbahn Galveston, a waterpark located 55 miles away in Galveston, Texas. WaterWorld, which is located in Concord, California 30 miles from San Francisco, competes significantly with Raging Waters-San Jose, which is located 50 miles away, and to a lesser degree with other regional waterparks including Raging Waters-Sacramento and Marine World which is located 30 miles away in Vallejo, California.

Gatlinburg Sky Lift Attraction

We acquired the Gatlinburg Sky Lift in Gatlinburg, Tennessee (the “Gatlinburg Sky Lift Property” on December 22, 2005 from an affiliate of Boyne for approximately $19.9 million, excluding acquisition costs. The acquisition included an assignment of the existing ground lease and easements to the mountain on which the sky lift operates. The lease for this property is cross-defaulted with the leases for the Cypress Mountain property. Boyne also received the option to repurchase the property in the future at an amount sufficient to provide us with a stated rate of return on our initial purchase price. The option can be exercised by Boyne beginning on March 31, 2012 until March 31, 2030 or upon termination of the lease, whichever is earlier. The approximate federal income tax basis of the depreciable portion of the property is $19.9 million. We believe that the Gatlinburg Sky Lift Property is adequately insured that there is no immediate need for repairs on the Gatlinburg Skylift Property.

Operator. For information on this operator, see “Business — Ski and Mountain Lifestyle Properties — Cypress Mountain.”

Competition. The Gatlinburg Sky Lift Property is located in Gatlinburg, Tennessee and is a tourist destination bordering Great Smoky Mountains National Park. Ober Gatlinburg, America’s largest aerial tramway, is located a short distance from the Gatlinburg Sky Lift. Other area tourist attractions, such as Ripley’s Believe It Or Not Museum compete with the Gatlinburg Sky Lift for tourists’ time and entertainment dollars. Other competing Gatlinburg attractions include the Guinness World of Records Museum, the Gatlinburg Space Needle, Rafting in the Smoky Mountains and a Star Cars Museum.

Trancas Family Entertainment Centers

On October 6, 2006, we acquired 11 family entertainment center properties from Trancas Capital, LLC (“Trancas”), a real estate and management operating company, for a purchase price of $35.0 million, excluding closing costs. We also have an option to purchase the Fiddlesticks Fun Center in Scottsdale, Arizona.

The approximate federal income tax basis of the depreciable portion of the properties is $16.8 million. The properties are adequately insured, and there are no major capital expenditures planned for the properties. There are potential environmental issues relating primarily to gasoline leakage associated with the go-kart operations at the properties in Tempe, Arizona, Raleigh and Charlotte, North Carolina and Tampa, Florida. Trancas has agreed to indemnify us against any clean-up costs, claims or other expenses relating to such environmental issues.

Operator. Trancas, founded in 2003, focuses on acquiring and operating family entertainment centers. Trancas and its subsidiary, Zuma Fun Centers, manage FECs under the Camelot Park, Mountasia Family Fun Center, Fiddlesticks, Funtasticks and Zuma Fun Center brand names. The company is the second largest operator of FECs in the United States. The founder, who is also chief executive officer of the company, has more than 15 years experience in development, operations, acquisition and financial aspects of the amusement industry. He co-founded Palace Entertainment, which is the largest operator of FECs in the United States. Prior to our acquisition of these 11 properties, neither Trancas nor its subsidiaries or affiliates were related to us, affiliated with us or a partner in our business.

Competition. Nationally, Palace Entertainment’s family amusement and waterpark operations, Chuck E. Cheese’s restaurant and Dave & Buster’s restaurant/entertainment complexes compete with the Trancas FEC properties. Locally, the competition occurs primarily with local retail and games amusement areas.

Pending attractions acquisitions. On October 2, 2006, we entered into an agreement to acquire Magic Springs Themepark and Crystal Falls Waterpark from Magic Springs Development Co., L.L.C. (“Magic Springs Development”) for a purchase price of $20.0 million. We will also commit to funding an additional park development plan in the amount of $10.0 million for marketable attractions or improvements to the parks during the first two years of the operating lease. The property consists of 200 acres in Hot Springs, Arkansas. The parks occupy approximately 70 acres.

We expect to enter into a long-term, triple-net lease with Magic Springs Development (or an affiliate) for an initial term of 20 years with four five-year renewal options. Magic Springs Development or its affiliate will operate the property directly. This transaction is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that this transaction will ultimately be completed.

DEALERSHIPS

Industry Overview. We believe there are opportunities to purchase dealerships, consisting primarily of power sports, automobile, recreational vehicle and boat dealerships. According to a 2005 Plunkett Research report, in the U.S. the industry includes more than 21,000 new car-dealerships many of which are family owned.

Additionally, Baby Boomers have been the driving force behind two major expansions in motorcycle sales during the last 40 years, according to David Anders, a Merrill Lynch analyst in New York. Not only have Baby Boomers been the reason for an increase in the industry, but the motorcycling demographic is widening, from Baby Boomers who are coming back to bikes to Generation Y Americans who are into adventure sports and entire families and growing numbers of women. Since 1995, U.S. motorcycle registrations have increased from 3.8 million to nearly 6 million at the end of 2004.

Route 66 Harley-Davidson Dealership

On April 27, 2006, we acquired the Route 66 Harley-Davidson dealership in Tulsa, Oklahoma (the “Route 66 Harley-Davidson Property”) from Route 66 Real Estate, LLC for a purchase price of $6.5 million. The 46,000 square-foot facility includes merchandise, parts and service departments, a 50’s-style 5 & Diner restaurant and conference and event facilities. The Route 66 Harley-Davidson dealership was named the 2006 Grand Prize Winner among Dealernews Top 100 powersport retailers in the country.

The approximate federal income tax basis of the depreciable portion of the property is $5,850,000. We believe the property is adequately insured, and there are currently no major capital expenditures planned for the dealership.

Lease. At the time of the acquisition, we entered into a long-term, triple-net lease with Route 66 Real Estate, LLC to operate the property. The lease has a term of 20 years with four 5-year renewal options. The minimum annual rent in the initial year is approximately $560,000, increasing during the term of the lease to approximately $1.0 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreement are described in the section of the prospectus entitled “Business — Description of Property Leases.”

Operator. Route 66 Real Estate, LLC acquired the Harley-Davidson dealership in December of 1998. The dealership was re-branded with Route 66 as a new prototype dealership. Prior to our acquisition of the Route 66 Harley-Davidson Property, neither Route 66 Real Estate, LLC nor its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. The Route 66 Harley-Davidson dealership in Tulsa competes directly with one other Harley-Davidson dealership and two Honda dealerships. The competing Harley-Davidson dealership, Myers-Duren Harley-Davidson, is of similar size to the Route 66 Harley-Davidson dealership, but it does not have a restaurant and its revenues are driven primarily from motorcycle sales and servicing. Nationally, Honda is generally recognized as the biggest Harley-Davidson competitor in the big-twin motorcycle category, a style of motorcycle for which Harley-Davidson is most known. Also competing indirectly with the Route 66 Harley-Davidson dealership are two Kawasaki dealerships and two Suzuki dealerships, both of which are within 12 miles of Tulsa. There is also a Big Dog Motorcycles dealership in Tulsa that may impact the local market. Big Dog Motorcycles is a relatively new manufacturer that mass-produces specialized custom-look, big-twin motorcycles.

CONSTRUCTION AND RENOVATION, INTERIM ACQUISITIONS AND ACQUISITION SERVICES

Construction and Renovation. In some cases, construction or renovation will be required after we have entered into a purchase contract but before we have paid the total purchase price. We generally will advance funds for construction or renovation costs as they are incurred pursuant to a development agreement with the developer. The developer may be the tenant or an affiliate of ours, in which case the transaction must be approved by a majority of the directors, including a majority of the Independent Directors. We believe that an affiliate as the developer enhances our relationship with key tenants and gives us access to tenant opportunities at an earlier stage of the development cycle.

Under the development agreements we will seek to enter, the developer must complete all construction or renovations within 12 to 24 months. We will be obligated, as part of the purchase price, to make the remaining payments due as construction or renovation costs are incurred, provided that the construction or renovation conforms to the plans, specifications, and costs approved by our Advisor and the board of directors and embodied in the construction contract. We will only advance funds to meet the developer’s draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to us, and we may retain a portion of any advance until satisfactory completion of the project. We also plan to enter into an indemnification and put agreement in which the developer must, within a specified period of time, acquire all permits, approvals and consents necessary to commence the construction or renovation or acquire a certificate of occupancy as evidence of the completion of the construction or renovation.

In some cases, construction or renovation will be required before we have acquired the property. In this situation, we may have made a deposit on the property in cash or by means of a letter of credit. We may permit the proposed developer to arrange for a lender, including an affiliate, to provide construction financing to the developer. In the event that we segregate funds as assurance to the lender of our ability to purchase the property upon completion of the construction or renovation, the funds will remain our property, and the lender will have no rights with respect to such funds unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party lender, we may provide the construction financing to the developer. Such construction loans will generally be secured by the property, have higher interest rates and will be outstanding for less than five years. Construction loans will be subject to restrictions on amount that are applicable to all loans. See “Business — Mortgage Loans and Other Loans.”

In certain situations where construction or renovation is required for a property, we will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer’s actual costs of such construction or renovation.

We may purchase a property from an affiliate that has been constructed or renovated by the affiliate. Any fees paid to our affiliates in connection with the financing, construction or renovation of a property acquired us will be subject to approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See “Management Compensation” and “Conflicts of Interest — Certain Conflict Resolution Procedures.” Any such fees will be included in the cost of the property and, therefore, will be included in the calculation of base rent.

Interim acquisitions. Our Advisor and its affiliates may have opportunities to acquire properties suitable for us as a result of their relationships with various tenants and/or operators. See “Business — Investment of Offering Proceeds” above. These acquisitions often must be made within a relatively short period of time. In order to preserve our acquisition opportunities (and those of other affiliates of our Advisor), our Advisor and its affiliates maintain lines of credit which enable them to acquire such properties on an interim basis for the purpose of facilitating our acquisition of them (or acquisition by other entities with which we are affiliated). At such time as a property acquired on an interim basis is determined to be suitable for us to acquire, the interim owner of the property will sell its interest in the property to us at a price equal to the lesser of the property’s appraised value or its cost (which includes carrying costs and, where our affiliate has provided real estate brokerage services in connection with the initial purchase of the property, fees paid to our affiliate), provided that a majority of directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to us. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Appraisals of properties acquired from such interim owners will be obtained in all cases.

Acquisition services. Acquisition services performed by our Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and operators; negotiation of acquisition documents, partnership agreements, lease agreements and related documents; monitoring property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of properties and the commencement of tenant occupancy and lease payments.

As Acquisition Fees, we will pay our Advisor a fee of 3.0% of Gross Proceeds and 3.0% of loan proceeds for services in connection with the incurrence of debt from Lines of Credit and Permanent Financing to acquire properties or to make or acquire loans and other Permitted Investments. See “Management Compensation.” The

total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan or other Permitted Investment, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to us. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm’s-length transactions by others rendering similar services as an ongoing activity in the same geographical location for comparable types of properties.

DESCRIPTION OF PROPERTY LEASES

General. The terms and conditions of any lease we enter into with regard to a property may vary from those described below. Our Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the board of directors determines, based on the recommendation of our Advisor, that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us, the board of directors may, in its sole discretion, cause us to enter into leases with terms which are substantially different than the terms described below, provided the terms are consistent with our objective of qualifying as a REIT. In making such determination, our Advisor will consider such factors as the type and location of the property, the creditworthiness of the tenant, the purchase price of the property, the prior performance of the tenant, and the prior performance of the operator.

Financing leases. Certain of our transactions will be sale-leaseback transactions by which we will acquire fee simple title to the property and lease the property to the tenants pursuant to a triple-net lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements by the lessee (a “Financing Lease”).

Triple-net and gross leases. We will lease properties we acquire to tenants primarily under long-term, triple-net leases to tenants or operators who are significant industry leaders. Under the triple-net leases in which we contemplate entering, our tenants will generally be responsible for repairs, maintenance, ground lease payments, property taxes, utilities and insurance for the properties they lease. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. In addition, we have, and may continue to lease certain properties to qualified tenants or operators who are significant industry leaders under long-term, gross leases. Under a gross lease, the tenant generally pays its proportionate share of operating expenses above a contractual base amount. We will be the lessor under each lease except in certain circumstances in which we may be a party to a joint venture which will own the property. In those cases, the joint venture, not us, will be the lessor, and all references in this section to us as lessor therefore should be read accordingly. We expect to structure our leases to provide for the payment of minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds. See “Business — Joint Venture Arrangements” below.

Leases with subsidiaries. We may invest in interests in properties to be leased to subsidiaries, pursuant to leases which generally have a lease term of five to 10 years, plus renewal options for an additional five to 25 years. Properties leased to subsidiaries will be managed by third-party operators. For properties subject to this arrangement, our consolidated financial statements will report the properties’ operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. This structure has been implemented as permitted by the REIT Modernization Act of 1999. Under this law, which became effective on January 1, 2001, we are permitted to lease a property to a subsidiary provided that the subsidiary lessee engages a third party management company to operate the property and it makes a joint election with us to be treated as a taxable REIT subsidiary. If this election is made, rents received from the subsidiary will not be disqualified from being “rents from real property” under the Code. See “Federal Income Tax Considerations — Taxation of CNL Income Properties.”

Term of leases. It presently is anticipated that properties generally will be leased for an initial term of five to 20 years with multiple renewal options. Financing Leases are expected to have initial terms of 15 to 35 years, without renewals. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the property to us, together with any improvements made to the property during the term of the lease, except that for properties in which we own only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant may be required, at the lessor’s election, to purchase the property at the end of the lease term, or, at the tenant’s election, may have the option to purchase the property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price we paid to acquire fee simple title to the property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the “Lease Basis”).

Computation of lease payments. During the initial term of the lease, the tenant will pay us, as lessor, minimum annual base rent equal to a specified percentage of our cost of purchasing the property, with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds. In the case of properties that are to be constructed or renovated pursuant to a development agreement, our costs of purchasing the property will include the purchase price of the land, including all fees, costs, and expenses we paid in connection with our purchase of the land, and all fees, costs, and expenses we disbursed for construction of building improvements. See “Business — Construction and Renovation, Interim Acquisitions and Acquisition Services — Construction and Renovation.” In the case of properties in which we own only the building, we will structure our leases to recover our investment in the building by the time the lease expires. With a Financing Lease, fixed rent payments are based upon the product of the agreed upon rate of return multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide us with a desired rate of return. In addition to this minimum rent, the tenant may be responsible for the payment of additional rent, which is based upon a percentage of the gross revenues generated by the business conducted on the property over certain thresholds.

Assignment and sublease. Except for a Financing Lease in general it is expected that no lease may be assigned or subleased without our prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with our objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for our refusal to consent to an assignment or sublease. In addition, we may refuse to permit any assignment or sublease that would jeopardize our continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless we agree in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant is not permitted to assign or sublease, with the exception of small space subleases.

Alterations to premises. A tenant generally will have the right, without our prior written consent and at the tenant’s own expense, to make certain improvements, alterations or modifications to the property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements without our prior consent. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

Substitution of properties. Under certain leases, the tenant of a property, at its own expense and with our prior written consent, may be entitled to operate another form of approved facility on the property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

In addition, it is anticipated that certain property leases will provide the tenant with the right, to the extent consistent with our objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant’s continued use and occupancy in its business operation and the tenant’s board of directors has determined to close and discontinue use of the facility. The tenant’s determination that a facility has become uneconomic is to be made in good faith based on the tenant’s reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer us the opportunity to exchange the property for another property (the “Substituted Property”) with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the property to us.

Generally, we will have 30 days following receipt of the tenant’s offer for exchange of the property to accept or reject such offer. In the event that we request an appraisal of the Substituted Property, we will have at least ten days following receipt of the appraisal to accept or reject the offer. If we accept such offer, (i) the Substituted Property will be exchanged for the property in a transaction designed and intended to qualify as a “like-kind exchange” within the meaning of Section 1031 of the Code with respect to us and (ii) the lease of the property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. We will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If we reject the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for our acceptance or rejection. If we reject all Substituted Properties offered to us pursuant to the lease, or otherwise fail or refuse to consummate a substitution for any reason other than the tenant’s failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the property from us for a price equal to the then-fair market value of the property.

Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other affiliate will be permitted to use the original property as a facility or other business of the same type for at least one year after the closing of the original property. In addition, in the event the tenant or any of its affiliates sells the property within 12 months after we acquire the Substituted Property, we will receive, to the extent consistent with our objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the property to us.

Insurance, taxes, maintenance and repairs. Tenants of properties will be required, under the terms of our leases, to maintain, for our benefit and the tenant, insurance that is commercially reasonable given the size, location and nature of the property. All tenants, other than those tenants with a substantial net worth, generally will also be required to obtain “rental value” or “business interruption” insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to 12 months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the board of directors, the insurance required by the lease adequately insures the property.

Our leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such properties in good order and repair. Such tenants generally will be required to maintain the property and repair any damage to the property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the property unsuitable for occupancy, in which case the tenant will have the right instead to pay us the insurance proceeds and terminate the lease.

The tenant generally will be required to repair the property in the event that less than a material portion of the property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. Our leases generally will provide that, in the event of any condemnation of the property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, we will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the property. To the extent that the award exceeds the estimated costs of restoring or repairing the property, the tenant is required to deposit such excess amount with us. Until a specified time (generally, 10 days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a “just and proportionate” amount of the minimum annual base rent will be abated from the date of such condemnation. In addition, the minimum annual base rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

Events of default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from us of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased property) if such failure continues for a specified period of time (generally, 10 to 45 days); (iv) in cases where we enter into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period; (v) in cases where we have entered into other leases with the same tenant, a default under such lease; and (vi) loss of licensure.

Upon default by the tenant, we generally will have the right under the lease and under most state laws to evict the tenant, re-lease the property to others, and hold the tenant responsible for any deficiency in the minimum annual base rent payments. Similarly, if we determine not to re-lease the property, we could sell the property. In the event that a lease requires the tenant to make a security deposit, we will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

In the event that a tenant defaults under a lease with us, we will either attempt to locate a replacement tenant or discontinue operation of the facility. We will have no obligation to operate the facility and no operator of a facility will be obligated to permit us or a replacement operator to operate the facility.

JOINT VENTURE ARRANGEMENTS

We have entered into and may continue to enter into joint ventures to purchase and hold properties with various unaffiliated persons or entities for investment. We entered into joint ventures with Dallas Market Center, Intrawest and Great Wolf. In each of these ventures we have structures our venture such that our partners subordinate their returns to our minimum return. This structure provides us with some protection against the risk of downturns in performance. We anticipate using this structure in some form in the future.

We may also enter into a joint venture with another program formed by our Advisor or its affiliates if a majority of the directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in such joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. We may take more or less than a 50% interest in any joint venture, subject to obtaining the requisite approval of the directors. See “Risk Factors — Real Estate and Other Investment Risks — We may not control our joint ventures” and “Risk Factors — Real Estate and Other Investment Risks — It may be difficult for us to exit a joint venture after an impasse.”

Under the terms of each joint venture agreement, it is anticipated that each joint venture partner would be jointly and severally liable with us for all debts, obligations, and other liabilities of the joint venture, and we would have the power to bind each other with any actions we take within the scope of the joint venture’s business. In addition, it is expected that our Advisor or its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by our Advisor or its affiliates on behalf of the joint venture. It is expected that a joint venture would be dissolved upon the occurrence of certain events, including the bankruptcy, insolvency, or termination of any co-venturer, sale of the property owned by the joint venture, our mutual agreement with its joint venture partner to dissolve the joint venture, and the expiration of the term of the joint venture. The joint venture agreement typically will restrict each venturer’s ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer, and provide a customary buy/sell provision that could be triggered by either party typically after a period of time has passed since the inception of the venture. In addition, in any joint venture with another program sponsored by our Advisor or its affiliates, where such arrangements are entered into for the purpose of purchasing and holding properties for investment, in the event that one party desires to sell the property and the other party does not desire to sell, either party will have the right to trigger dissolution of the joint venture by sending notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party’s interest in the joint venture to the other party. The joint venture agreement will grant the receiving party the right to elect either to purchase the other party’s interest on the terms set forth in the notice or to sell its own interest on such terms.

Under the terms of each joint venture agreement, operating profits and losses generally will be allocated on a pro-rata basis to each co-venturer. Profits from the sale or other disposition of joint venture property generally will be allocated first to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter on a pro-rata in proportion to the ownership of each co-venturer. Similarly, losses from the sale or other disposition of joint venture property generally will be allocated first to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter on a pro-rata basis to each co-venturer. Notwithstanding any other provisions in the joint venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with Section 704(c) of the Code.

Net cash flow from operations of the joint venture generally will be distributed on a pro-rata basis to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, generally will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter on a pro-rata basis to each joint venture partner. Nevertheless, there may be some transactions in which we get a preferred return so that we receive distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before we receive ours; and in some of these situations, we may then get a larger share of the remaining proceeds. With respect to our joint venture with Intrawest, Intrawest may receive a greater return than us if the Resort Village Properties perform at certain levels. Our joint ventures with DMC and Great Wolf also have a similar feature.

For the allocations of joint venture income, gain, loss, and deduction provided in joint venture agreements to be respected for federal income tax purposes, it is expected that any joint venture agreement either (i) (a) will contain a “qualified income offset” provision, (b) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an “Adjusted Capital Account Deficit,” and (c) will require (1) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (2) that distributions of proceeds from the liquidation of a partner’s interest in the joint venture (whether or not in connection with the liquidation of the joint venture) be made in accordance with the partner’s positive capital account balance, or (ii) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See “Federal Income Tax Considerations — Investment in Joint Ventures.”

Prior to entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), we will confirm that such person or entity has demonstrated to our satisfaction that requisite financial qualifications are met.

We may acquire properties from time to time by issuing limited partnership units in an operating partnership to sellers of such properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into our common stock. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow us to acquire properties on more favorable terms than we would otherwise receive.

MORTGAGE LOANS AND OTHER LOANS

We may provide mortgage loans to operators to enable them to acquire or develop the land, buildings or both. The mortgage loans will be secured by such property.

Generally, we believe that the terms of these transactions will be substantially the same as those of our property leases. We expect that any mortgage loans would provide for interest payments of fixed base interest. Certain mortgage loans may also provide for variable percentage interest based on a percentage of gross revenues generated at the property. Management expects that the base interest rate charged under the terms of the mortgage loan will generally be comparable to, or slightly lower than, lease rates charged to tenants for properties. The borrower will be responsible for all of the expenses of owning the property, as with our triple-net leases, including expenses for insurance, repairs and maintenance. Management expects the mortgage loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the property leases), with payments of principal and interest due monthly.

We may provide short-term or mezzanine financing to businesses within our targeted asset classes that are experiencing growth opportunities which require additional investment capital. In order to remain competitive, many businesses will seek to expand their capacity and/or engage in development which provides them with the potential to grow their earnings and market share. This type of financing is similar to debt capital that gives the lender the rights to convert to an ownership or equity interest in the company if the loan is not paid back in time and in full. It is generally subordinated to debt provided by senior lenders such as banks and venture capital companies. In the case of short-term or mezzanine loans, we will generally charge a higher rate of interest and try to obtain a mortgage secured by real estate. Our mortgage may not have first priority in the event of default. As a mezzanine or short-term lender, we expect that we will generally receive a portion of our return during the duration of the loan, with the balance payable upon maturity. The terms of these short-term or mezzanine loans will usually be less than five years.

We may also make or acquire loans related to interests in real estate and may purchase interests in such financings, including vacation ownership interests. We may also make construction loans. For a discussion of the construction loans which we are permitted to make, see “Business — Construction and Renovation, Interim Acquisitions and Acquisition Services — Construction and Renovation,” above.

We may combine leasing and financing in connection with a property. For example, we may make a mortgage loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing us to receive interest on our initial investment in each financed building. At the same time, we retain ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the property under the terms of the lease, the building and improvements on the property will revert to us at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, we will generally have the option of selling the property at the greater of fair market value or cost plus a specified percentage.

We will not make or invest in mortgage loans unless an appraisal is obtained concerning the property that secures the mortgage loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the mortgage loan involves our Advisor, directors, or affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

We may also provide other loans to entities in which we own an interest. Such other loans may be secured by, among other things, the interests in the entity held by co-venturers.

Management believes that the criteria for investing in mortgage loans are substantially the same as those involved in our investments in properties; therefore, we will use the same underwriting criteria as described above in “Business — Sector and Property Selection and Acquisition.” In addition, we will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property’s appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including our other loans, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

Further, we will not make or invest in any mortgage loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the directors, or our affiliates.

We anticipate that we will continue to compete with other REITs, real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than we do for the purposes of leasing and financing of properties within our targeted asset classes and making loans and Permitted Investments. These competitors often also have a lower cost of capital and are subject to less regulation. This competition impacts both our ability to find real estate investments and tenants. We may also face competition from other funds in which affiliates of our Advisor participate.

Our loan program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.

We have made a total of eleven loans, and on August 14, 2006, one was repaid. We have committed to make one additional loan as described below in “Pending Loans.”

On September 29, 2005, we made a $3 million loan to a subsidiary of Consolidated Conversions, LLC, which was used to purchase the 295-room Holiday Inn Main Gate West for conversion to a condominium hotel. This loan was paid off on August 14, 2006.

On February 28, 2006, we made a $16.8 million loan to Plaza Partners, LLC, which was used to purchase the 399-room Orlando Grand Plaza Hotel & Suite for conversion to a condominium hotel. This is our second loan for a condominium conversion to a company in which the two principals of Plaza Partners, LLC are involved. The first such loan was a $3.0 million facility in September 2005 to another company controlled by the same principals, discussed above. The property securing the $16.8 million loan is located in Orlando, Florida, on International Drive, within eight miles of Walt Disney World. The loan earns interest at a rate of 15.0% per year and requires interest payments based on an annual percentage rate of 8.75% paid monthly with the remaining 6.25% becoming due and payable upon the loan’s maturity or earlier upon prepayment of the loan or the sale of the condominium hotel units. The term of the loan is 12 months and may be extended by the borrower for up to two additional six-month periods. The loan is collateralized by a first mortgage on the property. Fifty percent of the principal amount of the loan, plus the estimated hard costs to complete the planned renovations of the property, as reduced by all hard costs actually invested in the renovations, are guaranteed by the principals of Plaza Partners, LLC and another entity in which they own interests. The loan may be prepaid at any time, but in no event will we receive less than a 15.0% return. The loan can be accelerated upon failure of the borrower to meet certain specified conversion thresholds or upon default by the principals under loans relating to two other similar projects of the principals, as well as upon the occurrence of other customary events. Following discussions with the borrower, we amended the loan agreement, extending certain deadlines until December 31, 2006. On January 1, 2007, the borrower failed to meet certain deadlines and the interest rate was raised to 19.0%, retroactively to inception of the loan, with the monthly interest payments remaining the same. The borrower has remained current on its loan payments. The loan matured on February 28, 2007, and we are currently in negotiations with the borrower to either grant an extension of the term in accordance with the original loan or receive full or partial pay-off.

On March 10, 2006, we purchased a $15.0 million mezzanine loan from Column Financial, Inc., in their capacity as lender to Mizner Court Holdings, L.P. Mizner Court Holdings, L.P. is a partnership jointly owned by GEBAM, Inc., a subsidiary of GE Capital, and Stoltz Mizner Court, L.P. The proceeds from the mezzanine loan, in addition to proceeds from an $89.0 million first mortgage loan, are being used to acquire an apartment complex in Boca Raton, Florida and convert the complex into condominiums. The former 450-unit apartment complex was known as Coral Harbor at Broken Sound and has views of the Broken Sound Country Club golf course and adjacent lake. The short-term loan earns interest at an initial rate of LIBOR plus 7.0% per year and requires monthly interest payments. The initial term of the loan is 24 months and has 19 months remaining. The borrower has an option to extend the mezzanine loan term for one year. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP and is guaranteed as to interest payments, and as to completion, by Morris L. Stoltz II. Mr. Stoltz is one of the founders of Stoltz Brothers, Ltd. Stoltz Brothers, Ltd.’s Florida affiliate, Century 21/Luxury Homes, Inc, is one of the largest residential real estate brokerage companies in Palm Beach County. In addition, Mr. Stoltz has been the sole owner of the Stoltz Florida operating companies since 1995. The first mortgage on the property has priority of payment over our loan in the event of default. The mezzanine loan may be prepaid at any time after May 9, 2006 and can be accelerated upon customary events of default. The Florida condominium market has softened considerably since we made the loan and, accordingly, Mizner Court Holdings, L.P. no longer believes the condo conversion is feasible and is evaluating its alternatives. While Mizner Court Holdings, L.P. remains current under its loan, if the market conditions continue to decline we may be exposed to additional risk of non-payment and impairment of the loan. However, at December 31, 2006 we evaluated the facts, circumstances and projected cash flows from the loans and underlying properties and, based on this analysis, do not believe the carrying value of the loan is impaired.

On March 13, 2006, we entered into an agreement to loan $40.0 million to Shorefox Development, LLC. The loan will be used for the development of the infrastructure for an Orvis branded lifestyle community in Granby, Colorado. The 1,555 acre site is split by the Colorado River and, when development is completed, is expected to offer a variety of homes to residents as well as hunting, fishing, golf and other outdoor pursuits to its residents and guests. The loan is structured as a construction loan contemplating that the borrower will make draws against the loan balance. Initially, the Orvis loan was funded with $20.0 million and earns interest at a rate of 13.5% per year. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan is 36 months and may be extended by the borrower for up 12 months. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed. As security for the loan, we also receive assignment of the borrower’s right to receive the proceeds of certain tax-exempt municipal bonds which Shorefox Development, LLC expects will be issued by a metropolitan district to purchase the borrower’s infrastructure once completed. The value of the municipal bonds is estimated to be approximately $22.0 million. Prepayment is allowed at any time after the first year. The Orvis loan can be accelerated if the borrower exceeds certain debt thresholds on the property, as well as upon the occurrence of other customary events. No construction has commenced as of the date of our loan and no assurance can be provided that construction will proceed as planned or that the market will continue to support the project as anticipated.

On December 22, 2006, we made four loans for an aggregate amount of $39.2 million to two subsidiaries of Marinas International in addition to our acquisition of four other marinas. Each of the loans has a term of fifteen years and is collateralized by a fifteen-year first mortgage on one of the four following marinas:

•	Emeryville Marina – Emeryville, California Features include 300 slips and a full array of services.

•	Scott’s Landing Marina – Grapevine, Texas Features include 726 slips, storage and member facilities.

•	Silver Lake Marina and Park – Grapevine, Texas Features include 700 slips, a marina office, a restaurant, storage facilities, a fuel station and other amenities.

•	Twin Coves Marina and Park – Flower Mound, Texas Features include 480 slips, a marina office, a restaurant, a store and a fuel station.

The individual notes of the two co-borrowers are cross-defaulted and cross-collateralized. During the first three years of each loan, interest-only payments will be due monthly in arrears at an interest rate of 9.0% per annum. Beginning in the fourth year, equal monthly payments of principal and interest under each loan will be payable in accordance with a twenty-year amortization schedule. At maturity, in addition to the entire unpaid principal balance, accrued and unpaid interest and any other sums due thereunder, each co-borrower is obligated to pay us an exit fee equal to the aggregate of monthly interest payments that would have been payable if the interest rate had been 10.25% per annum rather than 9.0% during the entire term of the loan. If a loan is prepaid prior to maturity, the exit fee would increase to equal the aggregate of monthly interest payments that would have been payable under such loan if the interest rate had been 11.0% per annum rather than 9.0%. The two principals of Marinas International have made an unlimited guarantee for certain loan obligations. The loans may be prepaid at any time after the fourth year, except for allocated portions of the loans for two of the marinas, which may be prepaid at any time, subject to the payment of the prepayment exit fee described above. The loans may be accelerated and become due and payable upon customary events of default.

On January 22, 2007, we extended three loans for an aggregate amount of $12.0 million to certain subsidiaries of Booth Creek Resort Properties LLC in addition to our acquisition of four ski properties. The loans are collateralized by first mortgages or the substantial equivalents on the Waterville Valley Ski Resort in Waterville Valley, New Hampshire, the Mount Cranmore Ski Resort in North Conway, New Hampshire and a tract of land near the Northstar Property referred to as the Porcupine Hill Estates subdivision. Each of the loans matures in three years and has one 12-month extension. Each of the loans carries an interest rate of 9.00% per annum and has an exit fee in an amount equal to a 15% annualized return on the loans. The loans are guaranteed by Booth Creek Resort Properties LLC, Booth Creek and BCRP, Inc. The loans are cross-defaulted with the Booth Creek Ski Properties leases, may be prepaid at any time and may be accelerated upon customary events of default.

PENDING LOANS

As part of our Marinas International transaction, we expect to extend a loan for approximately $0.8 million to a subsidiary of Marinas International. The loan is expected to be collateralized by a 15-year first mortgage on Paradise Cove Marina in Grapevine, Texas under the same terms as the existing loans made to Marinas International.

MANAGEMENT SERVICES

Pursuant to our Advisory Agreement with our Advisor, our Advisor manages our properties, loans and other Permitted Investments. Under this agreement, our Advisor is responsible for assisting us in negotiating leases and loans, collecting rental and loan payments, inspecting the properties and the tenants’ or operators’ books and records, and responding to tenant inquiries and notices. Our Advisor also provides information to us about the status of the leases, the properties, the loans, the line of credit, the Permanent Financing and other Permitted Investments. In exchange for these services, our Advisor is entitled to receive certain fees from us. For management of the properties, loans, and other Permitted Investments, our Advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to 0.08334% of the Real Estate Asset Value of the properties, outstanding principal amount of the loans and the amount invested in other Permitted Investments, as of the end of the preceding month. See “Management Compensation.”

BORROWING

We have borrowed and will continue to borrow money to acquire properties, make loans and other Permitted Investments and to pay certain related fees. We have borrowed and may continue to borrow money to pay distributions to stockholders. We also intend to encumber assets in connection with such borrowings. We have obtained a $20.0 million revolving line of credit and may obtain additional lines of credit aggregating up to $100 million, but the lines of credit may be increased at the discretion of our board of directors. We may repay the line of credit with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. There can be no assurance that additional lines of credit will be obtained. We have also obtained Permanent Financing and may obtain additional Permanent Financing in the future.

Management believes that any financing obtained during the offering period will allow us to make investments in assets that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of our shares. By eliminating this delay, we will also eliminate the risk that these investments will no longer be available or that the terms of the investment will be less favorable when we have raised sufficient offering proceeds. Alternatively, affiliates of our Advisor could make such investments, pending our receipt of sufficient offering proceeds, in order to preserve our investment opportunities. However, assets we acquire in this manner would be subject to closing costs both on the original purchase by the affiliate and on our subsequent purchase, which would increase the amount of expenses associated with the acquisition of assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable us to reduce or eliminate the instances in which we will be required to pay duplicate closing costs, which may be substantial in certain states.

Similarly, management believes that the borrowings will benefit us by allowing us to take advantage of our ability to borrow at favorable interest rates. Specifically, we intend to structure the terms of any financing so that the lease rates for properties acquired and the interest rates for loans made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that we are able to structure the financing on these terms, we will increase our net revenues. In addition, the use of financing will increase the diversification of our portfolio by allowing us to acquire more assets than would be possible using only the Gross Proceeds from the offering.

As a result of existing relationships between affiliates of our Advisor and certain financing sources, we may have the opportunity to obtain financing at more favorable interest rates than we could otherwise obtain. In connection with any financing we obtain as a result of any such relationship, we will pay a loan origination fee to such affiliates. In addition, certain lenders may require, as a condition of providing us financing, that the affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, we will pay a loan servicing fee to the affiliate. Any loan origination fee or loan servicing fee paid to our affiliate is subject to the approval by a majority of the board of directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties and not less favorable than those available from our Advisor or its affiliates in transactions with unaffiliated third parties. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

We may borrow funds for the purpose of preserving our status as a REIT or for any other authorized corporate purpose. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to continue to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning invested capital to our stockholders unless necessary to eliminate corporate level tax to us. Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our Net Assets and will be reviewed by the board of directors at least quarterly. We plan to obtain lines of credit in an amount up to $100 million, but the lines of credit may be increased at the discretion of our board of directors. In addition, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis; however, it may likely exceed 50% for a limited period in early stages of an acquisition. In accordance with our articles of incorporation, the maximum amount we may borrow is 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Under our articles of incorporation, we may borrow funds from our Advisor or its affiliates.

On September 30, 2004, we borrowed funds in order to finance a portion of our distributions in the approximate principal amount of $480,945 from CNL Financial Group, Inc. our Sponsor and parent company of our Advisor. Our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CNL Financial Group, Inc. in exchange for the cancellation of the loan due to CNL Financial Group, Inc. of approximately $485,340, including accrued interest.

In connection with our investment in the seven Resort Village Properties described above under “Business — Destination Retail — Destination Retail Properties,” the unconsolidated entities in which we hold an interest borrowed and encumbered the Resort Village Properties with approximately $67.3 million in the aggregate (approximately $22.3 million for the Canadian Resort Village Properties and $45 million for the U.S. Resort Village

Properties) under notes payable to fund the acquisition. The borrowing totaled approximately 60% of the total assets acquired.

The acquisition of the Canadian Resort Village Properties on December 3, 2004 was funded, in part, with approximately $22.3 million ($26.6 million Canadian dollars) of permanent debt financing secured by a mortgage on the Canadian Resort Village Properties, which was obtained on December 3, 2004. The loan bears interest at a fixed rate of 5.83%, requires payments of interest-only for the first two years, and thereafter requires monthly payments of principal and interest based upon a 30 year amortization period and a maturity date on the tenth anniversary. The balance due upon maturity assuming no prepayment of principal will be approximately $19.5 million ($23.3 million Canadian dollars).

Through our unconsolidated partnership with Intrawest, Intrawest Resort Finance, Inc. provided bridge financing in the principal amount of $45.0 million. The $45.0 million bridge loan was refinanced with loans from Sun Life Assurance Company of Canada (“Sun Life”) made to the subsidiary owners of the U.S. Resort Village Properties in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75%, require the subsidiaries of our unconsolidated partnership with Intrawest Corporation to make monthly principal and interest payments in the aggregate amount of $289,389 (based on a 25-year amortization), mature on May 20, 2015, and may not be prepaid except with payment of a premium. The balance due upon maturity assuming no prepayment of principal will be approximately $35.0 million.

With regard to the loans encumbering the Resort Village Properties, if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the Resort Village Properties for certain enumerated recourse liabilities related to those entities and the Resort Village Properties. In the case of the borrowing for the Canadian Resort Village Properties, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events. For a further description of the borrowings encumbering the Resort Village Properties and our obligations with respect to such borrowings, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Other — Borrowings of Our Unconsolidated Entities.”

The DMC Partnership is obligated under two loans on the DMC Property. The first is for the Dallas Market Center for approximately $143 million. The securitized loan bears interest at a blended rate of 6.04% and requires monthly principal and interest payments of $889,145. The balance due upon maturity of the $143 million securitized loan, assuming no prepayment of principal, will be approximately $113.1 million. The second loan is for the IFGC is for approximately $17.0 million. The IFGC loan bears interest at a fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures in September 2012 and allows prepayment after August 2006 under certain terms and conditions. The balance due upon maturity assuming no prepayment of principal will be approximately $12.4 million.

On March 1, 2006, the Wolf Partnership closed on a $63.0 million mortgage financing of two properties owned in a joint venture with Great Wolf Resorts, Inc. According to the terms of the joint venture, we received 70.0% of the loan proceeds, or approximately $44.0 million in cash. We anticipate using the loan proceeds to make additional acquisitions or loans and for working capital purposes. The loan to the Wolf Partnership carries a fixed-rate of 6.08% and is secured by the 309-suite Great Wolf Lodge-Wisconsin Dells and the 271-suite Great Wolf Lodge-Sandusky and a guaranty of nonrecourse obligations by the joint venture partners. The term of the loan is seven years. The loan is “interest only” for the first three years with principal and interest payments thereafter based on a 30-year amortization. The loan was originated by Citigroup through NSPL, Inc., a loan funding affiliate.

On March 24, 2006, we obtained an unsecured $20.0 million line of credit from Colonial Bank, N.A. (“Colonial Bank”), replacing our prior line of $5.0 million. The line of credit is used primarily for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% and has a term of two years.

On June 23, 2006, in connection with the acquisition of the Bretton Woods Resort, we entered into a promissory note for $6.5 million securing our obligation to pay an additional $8.0 million toward the purchase price, to the seller on the fourth anniversary of the closing date. The note bears interest at 5.77% with all principal and interest due upon maturity. We have obtained a letter of credit collateralized by an $8.0 million certificate of deposit supporting this obligation. In addition, on the same day, we entered into a promissory note for $338,000 to secure our obligation to fund certain equipment purchases at the Bretton Woods Resort. The note bears interest at 5.20% and all principal and interest are due upon maturity.

In connection with our October 5, 2006 commitment for a non-revolving construction line of credit for $20.0 million with Colonial Bank, on February 13, 2007 we entered into a loan agreement with Colonial Bank for a revolving line of credit for $20.0 million, collateralized by a mortgage on the Bretton Woods Mountain Resort in

New Hampshire. The revolving line of credit bears interest at the 30-day LIBOR plus 2.0% and requires monthly payments of interest only and principal due at maturity on May 1, 2007.

We have entered into a series of three golf course property financings with Sun Life. The loans in all three tranches are cross-defaulted and cross-collateralized within the tranches and against the loans in the other tranches. Descriptions of these loans follow below.

On November 14, 2006, we borrowed an approximate aggregate amount of $16.5 million from Sun Life through three separate loans. Each loan is collateralized by a mortgage or deed of trust on each of the following golf properties for the amount indicated: the Palmetto Hall Golf Course for approximately $4.0 million, the South Mountain Golf Course for $6.7 million and the Bear Creek Golf Course for approximately $5.8 million. Each loan bears interest annually at a fixed rate of 6.18% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which early repayment is subject to a prepayment fee. We intend to use the proceeds of this loan to fund additional acquisitions.

On November 30, 2006, we borrowed an approximate aggregate amount of $46.7 million from Sun Life through three separate loans. Each loan is collateralized by a mortgage or deed of trust on each of the following golf properties for the amount indicated: the Valencia Golf Course for approximately $19.9 million, the Talega Golf Course for $9.1 million and the Weston Hills Golf Course for approximately $17.8 million. Each loan bears interest annually at a fixed- rate of 6.33% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which early repayment is subject to a prepayment fee. We intend to use the proceeds of this loan to fund additional acquisitions.

On February 9, 2007, we borrowed an approximate aggregate amount of $24.7 million from Sun Life through five separate loans. Each loan is collateralized by a mortgage or deed of trust on one of the following golf course properties for the approximate amount indicated: the Mansfield Golf Course for $4.4 million, the Plantation Golf Course for $2.8 million, the Fossil Creek Golf Course for $4.8 million, the Canyon Springs Golf Course for $8.0 million and the Cinco Ranch Golf Course for $4.7 million. Each loan bears interest annually at a fixed rate of 6.35% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the then remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which prepayment is permitted subject to a fee. We intend to use the proceeds of this loan to fund additional acquisitions.

On March 30, 2007, we borrowed $111.5 million from The Prudential Insurance Company of America. The loan is collateralized by a mortgage or deed of trust on one of the following ski resort properties for the approximate amount indicated: the Northstar-at-Tahoe™ Resort for $45.5 million, the Summit-at-Snoqualmie Resort for $14.0 million, the Sierra-at-Tahoe® Resort for $20.9 million, the Loon® Mountain Resort for $17.1 million and the Brighton Ski Resort for $14.0 million. Each loan bears interest annually at a fixed rate of 6.11% for a term of seven years, with monthly payments of principal and interest based on a 20-year amortization period. At the end of seven years, there is a balloon payment for the remaining principal and interest due on the loan. Prepayment is permitted upon payment of a fee. We intend to use the proceeds of this loan to fund additional acquisitions.

Pending Borrowings. On or around March 28, 2007, we signed a commitment with Sun Life Assurance Company of Canada (“Sun Life”) for loans expected to total approximately $42.0 million. This will be the fourth loan collateralized by our golf properties through Sun Life. Each loan will be collateralized by a mortgage or deed of trust on the following golf properties for the amount indicated: Mesa Del Sol Country Club for $3.5 million, Royal Meadows Golf Club for $1.2 million, Cowboys Golf Club for $12.7 million, Fox Meadows Country Club for $4.6 million, LakeRidge Country Club for $4.0 million, Painted Hills Golf Course for $2.0 million, Signature Golf Course for $8.6 million and Weymouth Country Club for $5.3 million. The $42.0 million loan is expected to bear interest annually at a fixed rate of 6.58%, for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. Prepayment on the loan is expected be prohibited for the first two years after which early repayment is subject to a prepayment fee. At the end of ten years, there is a balloon payment for the then remaining principal and interest due on the loan. The loan is expected to close by the end of April 2007. The loan is expected to be cross-defaulted with our other three golf financings obtained from Sun Life. If we close on the loan, we intend to use the proceeds of this loan to fund additional acquisitions. However, there can be no assurance that the loan will close.

SALE OF PROPERTIES AND LOANS

During the period of time prior to December 31, 2015, we intend, to the extent consistent with our objective of qualifying as a REIT, to reinvest in additional properties, loans, or other Permitted Investments any proceeds of the sale of assets that are not required to be distributed to stockholders in order to preserve our REIT status for federal income tax purposes. We may also use such proceeds to reduce our outstanding indebtedness. At or prior to December 31, 2015, we intend to provide our stockholders with liquidity of their investment, either in whole or in part, through listing (although liquidity cannot be assured thereby) or by commencing the orderly sale of our assets, or by merging with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation. If listing occurs, we intend to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve our status as a REIT to reinvest in additional properties, loans, or other Permitted Investments or to repay outstanding indebtedness.

In deciding the precise timing and terms of sales of assets or a merger, our Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require us to sell a property at an earlier time if the tenant exercises its option to purchase a property after a specified portion of the lease term has elapsed. See “Business — Description of Property Leases.” We will have no obligation to sell all or any portion of a property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants, joint venture partners or operators. In connection with seeking to provide stockholders with liquidity, we will only engage in a merger which results in the distribution to our stockholders of cash or securities of a publicly traded company. In connection with our sales of assets, we may take purchase money obligations as part payment of the sales price. The terms of payment will be affected by custom in the area in which the property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the sale of a property, we may continue to have a mortgage on the property and the proceeds of the sale may be realized over a period of years rather than at closing of the sale.

We do not anticipate selling any loans prior to the expiration of the loan term, except in the event: (i) we own the property (land only) underlying the building improvements which secure a mortgage loan and the sale of the property occurs; or (ii) we undertake an orderly sale of our assets. We will not sell any assets if such sale would not be consistent with our objective of qualifying as a REIT.

SELECTED FINANCIAL DATA

The following selected financial data for CNL Income Properties should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”:

	Year Ended December 31,
	2006	2005	2004	2003
Operating Data (1):
Revenues	$22,256	$227	$—	$—
Operating income (loss)	1,478	(4,984)	(1,280)	—
Net income (loss)	19,385	6,583	(683)	—
Net income (loss) per share	0.31	0.33	(0.17)	—
Weighted average number of shares outstanding (basic and diluted)	62,461	19,796	4,076	20
Cash distributions declared and paid (2)	33,726	10,096	1,173	—
Cash distributions declared and paid per share	0.56	0.54	0.26	—
Cash provided by (used in) operating activities	45,293	4,616	755	(199)
Cash used in investing activities	562,480	199,063	41,781	—
Cash provided by financing activities	721,293	251,542	77,735	200

	Year Ended December 31,
	2006	2005	2004	2003
Balance Sheet Data:
Real estate investments	$464,892	$20,953	$—	$—
Investments in unconsolidated entities	178,672	212,025	41,913	—
Mortgages and other notes receivable	106,356	3,171	—	—
Cash	296,163	93,804	36,710	1
Total assets	1,103,699	336,795	85,956	1,312
Long-term debt obligations	69,996	—	—	—
Total liabilities	104,505	12,163	11,004	1,112
Stockholders’ equity	977,506	324,632	74,952	200
Other Data:
Funds from operations (“FFO”) (3)	$40,037	$14,170	$(579)	$—
FFO per share	$0.64	$0.72	$(0.14)	$—
Properties owned directly at the end of period	42	1	—	—
Properties owned through unconsolidated entities at end of the period	10	10	7	—
Investments in mortgages and other notes receivable at the end of period	7	1	—	—

(1)	The selected financial data for 2003 covers the period August 11, 2003 (our date of inception) through December 31, 2003. Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. We completed our first investment in December 2004. The historical results of operations are not necessarily indicative of future performance due to our limited operating history and our rate of growth attributable to the significant increase in proceeds raised through our offerings as well as the number and magnitude of real estate acquisitions made during 2006.

(2)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations and our general financial condition, among others. Approximately 71.9%, 51.9%, 24.0% and 0.0% of the distributions received by stockholders were considered to be ordinary income and approximately 28.1%, 48.1%, 76.0% and 0.0% were considered a return of capital for federal income tax purpose for the years ended December 31, 2006, 2005, 2004 and 2003, respectively. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

(3)	We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income); (ii) is not necessarily indicative of cash flow available to fund cash needs; and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income as reported in the accompanying consolidated financial statements and notes thereto.

	Year Ended December 31,
	2006	2005	2004	2003
Net income (loss)	$19,385	$6,583	$(683)	$—
Adjustments:
Depreciation and amortization	8,489	17	—	—
Net effect of FFO adjustment from unconsolidated entities (a)	12,163	7,570	104	—

Total funds from operations	$40,037	$14,170	$(579)	$—

Weighted average number of shares of common stock outstanding (basic and diluted)	62,461	19,796	4,076	20

FFO per share (basic and diluted)	$0.64	$0.72	$(0.14)	$—

(a)	In calculating our pro-rata share of FFO from unconsolidated entities, we first calculate FFO independently for each unconsolidated entity. We then determine our share of the FFO from each unconsolidated entity by multiplying the FFO for each such entity by the percentage of income that we recognize in our equity in earnings from the unconsolidated entity during the reporting period. The percentage of income that we recognize as equity in earnings for each unconsolidated entity is determined using the HLBV method of accounting. FFO per share decreased for the year ended December 31, 2006 as compared to the same period in 2005 primarily due to (i) our partner in the DMC Partnership receiving a greater share of earnings and FFO during 2006 than in 2005 as a result of income and FFO being allocated between us and our partners using the HLBV method of accounting and (ii) as a result of the dilution caused by uninvested offering proceeds received from our common stock offering. Because of the way income and FFO are allocated using the HLBV method of accounting, the historical FFO we recognized from our unconsolidated entities is not indicative of FFO that we will be allocated to us in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

CNL Income Properties, Inc. was organized pursuant to the laws of the State of Maryland on August 11, 2003. We were formed primarily to acquire lifestyle properties in the United States and Canada that we lease on a long-term basis (generally between five to 20 years, plus multiple renewal options) to tenants or operators who are significant industry leaders. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society. We also make and acquire loans (including mortgage, mezzanine and other loans) generally secured by interests in real estate. We currently operate and have elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2004. We have retained CNL Income Corp. as our Advisor to provide management, acquisition, advisory and administrative services.

GENERAL

We have and will continue to focus our investment activities on and use the proceeds of our offerings primarily for the acquisition, development and ownership of lifestyle properties that we believe posses some or all of the following characteristics:

•	are part of an asset class wherein the supply of developed, specific-use real estate is typically greater than the demand for the intended use of such real estate;

•	have historically shown consistent revenue and income trends or has the potential for increased performance due to a change in operational control or additional investment in improvements;

•	are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties;

•	have the potential for long-term revenue generation based upon certain demographic data, including an aging baby boomer population and associated concentrations of wealth.

However, we are not limited to any asset class.

As of December 31, 2006, we had invested through consolidated entities in one sky lift attraction, one dealership, 20 golf courses, two ski properties, two outdoor waterparks, 11 family entertainment centers, five marinas and we have made eight loans, seven of which are outstanding. We had also invested through unconsolidated entities in retail and commercial properties at seven resort villages (two of which are located in Canada), one merchandise mart property and two waterpark resorts. Subsequent to December 31, 2006, we acquired one additional golf course property and five additional ski properties. We have also committed to acquire three additional waterparks, four theme parks, four marina properties and the retail and commercial properties at one resort village during 2007.

Many of the asset classes in which we invest experience seasonal fluctuations in their business. As a result, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us. We experience competition from other REITs, real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than us in the acquisition, leasing and financing of properties with our targeted asset classes. These competitors often also have a lower cost of capital and are subject to less regulation. This competition impacts both our ability to find real estate investments and tenants. We may also face competition from other funds in which CNL participates.

All of the properties in which we own an interest are, or will be, leased on a long-term basis to either affiliated or third-party tenants or managed by third-party operators that we consider to be significant industry leaders except for two waterpark resorts. These waterpark resorts are owned by us through an unconsolidated partnership that leases the properties to tenant entities that are held by a wholly owned taxable REIT subsidiary (“TRS”) of the partnership. The results of operations for this unconsolidated entity will include the operating results of the underlying properties as opposed to rental income from operating leases that is normally recorded for properties leased to third-party tenants.

We have elected to be taxed as a REIT for federal income tax purposes. As a REIT we generally will not be subject to federal income tax on income that we distribute annually to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially and adversely affect our net income and cash flows. However, we believe that we are organized and have operated in a manner to qualify for treatment as a REIT beginning with the year ended December 31, 2004. In addition, we intend to continue to be organized and to operate so as to remain qualified as a REIT for federal income tax purposes.

LIQUIDITY AND CAPITAL RESOURCES

Our principal demand for funds during the short and long-term will be for property acquisitions, loans and other permitted investments and the payment of operating expenses and distributions to stockholders. Generally, our cash needs for items other than property acquisitions and making loans will be generated from operations, our investments or advances from affiliates, although our affiliates are not obligated to advance such funds. Our operating cash flows are primarily driven by the rental income and net security deposits received from leased properties, from interest payments on the loans we make and by distributions from our unconsolidated entities. A reduction in cash flows from any of these sources could significantly decrease our ability to pay distributions to our stockholders. We have also entered into a revolving line of credit with a capacity of $20.0 million, which will be used to bridge short-term liquidity needs that arise due to timing of cash receipts and payments.

We intend to continue to acquire properties and make loans and other permitted investments with proceeds from our public offering and permanent debt financing. If sufficient capital is not raised, it would limit our ability to acquire additional properties, make loans or permitted investments. This could impact our ability to pay distributions unless we choose to borrow to do so.

We intend to continue to pay distributions to our stockholders on a quarterly basis. Operating cash flows are expected to be generated from properties, loans and other permitted investments to cover such distributions. In the event we are unable to acquire properties at the pace expected, we may not be able to continue to pay distributions to stockholders or may need to reduce the distribution rate or borrow to continue paying distributions, all of which may negatively impact a stockholder’s investment in the long term. Our ability to acquire properties is in part dependent upon our ability to locate and contract with suitable third-party tenants. The inability to locate suitable tenants may delay our ability to acquire certain properties. Not only are we experiencing increased competition in our targeted asset classes, we are also challenged due to the complex and expensive structures we must use to acquire properties due to the tax and legal requirements of being a REIT. Delays in acquiring properties or making loans with the capital raised from our common stock offerings adversely affect our ability to pay distributions to our existing stockholders.

We believe that our current and anticipated capital resources, including cash on hand and the availability of funds from our line of credit and from other potential borrowings are sufficient to meet our liquidity needs for the coming year and beyond.

Sources of Liquidity and Capital Resources

Common Stock Offering. Our main source of capital is from our common stock offerings. As of December 31, 2006 we had received approximately $1.2 billion (116.1 million shares) in total offering proceeds. These proceeds include subscriptions of approximately $21.7 million (2,168,758 shares), received from Pennsylvania investors in connection with our 2nd Offering. If certain proposed amendments to our articles are not approved by our stockholders we have agreed to extend a written offer of rescission to those investors. Additionally, we will no longer be able to offer our shares for sale to residents of Pennsylvania if such approval is not obtained. During the period January 1, 2007 through March 15, 2007, we received additional subscription proceeds of approximately $130.7 million (13.1 million shares).

Borrowings. We intend to borrow money to acquire assets and to pay certain related fees. We have borrowed, and may continue to borrow, money to pay distributions to stockholders. We also intend to encumber assets in connection with such borrowings. In general, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis. The maximum amount we may borrow is 300% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

We plan to obtain lines of credit in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing.

On March 24, 2006, we obtained a $20.0 million line of credit from Colonial Bank, N.A. The line of credit replaced a previously existing $5.0 million line of credit obtained from Branch Banking & Trust Company and is used for working capital, to temporarily fund distributions to stockholders and to bridge financing on real estate investments. The line of credit is unsecured and bears interest at a rate of 30-day LIBOR (approximately 5.32% on December 29, 2006) plus 2.25%. The line of credit has a term of two years with monthly payments of interest only and principal due at maturity on March 24, 2008. As of December 31, 2006, borrowings outstanding under the line of credit were approximately $3.0 million. The balance outstanding on the previous line of credit at December 31, 2005 was approximately $4.5 million. The terms of the line of credit require us to meet certain customary financial covenants and ratios including (a) a total permanent debt to total assets ratio of no more than 65%, (b) a tangible net worth of no less than $200.0 million and (c) a ratio of distributions to funds from operations of no more than 110%. We were in compliance with these covenants at December 31, 2006. Additionally, we are required to maintain a zero balance on the line of credit for a 30-day period during each year starting on the commencement date of the loan. We completed this annual 30-day period in February 2007.

As of December 31, 2006 we had the following mortgages and other notes payable (in thousands):

Lender & Description	Date of Loan Agreement	Maturity	Interest Rate	Principal Balance at December 31, 2006	Terms

MWH Preservation Limited Partnership – in connection with the acquisition of Bretton Woods	6/22/2006	6/19/2010	5.77%	$ 6,500	All principal and interest due on maturity. We have obtained a letter of credit collateralized by an $8.0 million certificate of deposit.

MWH Preservation Limited Partnership - in connection with the acquisition of Bretton Woods	6/22/2006	6/19/2009	5.20%	$ 338	All principal and interest due on maturity.

Sun Life Assurance Company of Canada – golf financing	11/14/2006	12/1/2016	6.18%	$ 16,522	Monthly payments of principal and interest based on a 25-year amortization period. The loan is collateralized by three golf properties with a combined total carrying value of approximately $32.3 million at December 31, 2006.

Sun Life Assurance Company of Canada – golf financing	11/30/2006	12/1/2016	6.33%	$ 46,636	Monthly payments of principal and interest based on a 25-year amortization period. The loan is collateralized by three golf properties, with a combined total carrying value of approximately $94.5 million at December 31, 2006.

Total				$ 69,996

See “Other — Borrowings of Our Unconsolidated Entities” for a description of the borrowings of our unconsolidated entities.

Operating Cash Flows. Our net cash flow provided by operating activities was approximately $45.3 million for the year ended December 31, 2006 and consisted primarily of interest earned on uninvested offering proceeds, rental revenues, interest income on mortgages and other notes receivable, the receipt of distributions from our unconsolidated entities and security deposits from our third-party tenants, offset by payments made for operating expenses (including asset management fees to our Advisor), as compared to the net cash flow from operating activities of approximately $4.6 million for the year ended December 31, 2005 which consisted primarily of distributions from our unconsolidated entities. Net cash flow provided by operating activities was approximately $755,000 for the year ended December 31, 2004, which consisted primarily of interest income earned on cash in bank accounts offset by payments made for operating expenses during the period in which we were operational.

Distributions from Unconsolidated Entities. As of December 31, 2006, we had investments in ten properties through unconsolidated entities. We are entitled to receive quarterly cash distributions from our unconsolidated entities. For the years ended December 31, 2006 and 2005, we received operating distributions of approximately $17.0 million and $7.1 million, respectively, from the operation of these entities. These distributions are generally received within 45 days after the end of each quarter. Distributions receivable from our unconsolidated entities as of December 31, 2006 and 2005 were approximately $2.2 million and $4.9 million, respectively.

The following table summarizes the change in distributions declared to us from our unconsolidated entities (in thousands):

Period	Wolf Partnership (1)	DMC Partnership (2)	Intrawest Venture (3)	Total
Year ended December 31, 2006	$ 310	$ 10,232	$ 4,498	$ 15,040
Year ended December 31, 2005	1,981	6,711	4,391	13,083

Increase (decrease)	$ (1,671)	$ 3,521	$ 107	$ 1,957

(1)    The Wolf Partnership acquired the properties during the fourth quarter of 2005. The amount shown excludes the capital distribution from loan proceeds of approximately $43.7 million received from the Wolf Partnership during the year ended December 31, 2006.

(2)    For the year ended December 31, 2006 as compared to 2005, the increase in distributions declared is primarily due to the ownership of the World Trade Center and International Floral Gift Center (collectively the DMC property) for the entire year ended December 31, 2006. During the same period in 2005, the distributions declared reflect the ownership of the World Trade Center from February 14, 2005 through December 31, 2005 and International Floral Gift Center from May 25, 2005 through December 31, 2005.

(3)    The overall increase in distributions declared from the Intrawest Venture is primarily due to an increase in our annual first tier preferred return for the year ended December 31, 2006 as provided by the venture agreement as compared to the same period in 2005.

The agreements governing our ventures provide for us to receive a preferred return on our invested capital ahead of any returns to our partners. We received our full preferred returns from the DMC Partnership and the Intrawest Venture for the year ended December 31, 2006. However, the operating cash flows at the Intrawest Venture were not sufficient to provide us with our preferred return, and in accordance with the provisions of the partnership agreement our partner was required to make a special capital contribution of approximately $371,000, which was distributed to us in order to achieve our full preferred return. Going forward, our partner is no longer required to make such special capital contributions. However, we expect that future cash flows to the Intrawest Venture will be sufficient to provide us with our full preferred return.

For the year ended December 31, 2006, we did not receive our full preferred return from the Wolf Partnership, which was adversely affected by a regional economic downturn impacting the Sandusky, Ohio property and by greater than expected competitive pressures, including competitor rate cuts and expansion, at both the Wisconsin Dells and Sandusky, Ohio locations. We expect that cash flows will continue to be affected in 2007 by these economic and competitive pressures. We are working with our partner and operator to develop strategies that seek to improve the performance of the properties and our returns over the long-term at both of these locations.

Uses of Liquidity and Capital Resources

Property Acquisitions and Investments in Unconsolidated Entities. During the years ended December 31, 2006 and 2005, we have acquired the following properties and portfolios, all of which have been or will be leased under a long-term, triple-net basis to either an affiliate or third-party tenants and managed by third-party operators that we consider significant industry leaders.

Property	Location	Date of Acquisition	Purchase Price (in thousands)

Gatlinburg Sky Lift	Gatlinburg, Tennessee	12/22/05	$19,940
Hawaiian Falls – Garland	Garland, Texas	4/21/06	6,318
Hawaiian Falls – The Colony	The Colony, Texas	4/21/06	5,807
Route 66 Harley-Davidson Dealership	Tulsa, Oklahoma	4/27/06	6,500
Palmetto Hall Plantation Club	Hilton Head, South Carolina	4/27/06	7,600
Cypress Mountain Ski Area	Vancouver, British Columbia	5/30/06	27,500
Raven Golf Club at South Mountain	Phoenix, Arizona	6/9/06	12,750
Bretton Woods Mountain Resort	Bretton Woods, New Hampshire	6/23/06	45,000
Bear Creek Golf Course	Dallas, Texas	9/8/06	11,100
Family Entertainment Centers	11 locations	10/6/06	35,222
Weston Hills Country Club	Weston, Florida	10/16/06	35,000
Valencia Country Club Talega Golf Club	Santa Clarita, California and San Clemente, California	10/16/06 10/16/06	39,533 18,000
EAGL Golf Portfolio	Five locations	11/16/06 (1)	45,236
EAGL Cowboys	Grapevine, Texas	11/16/06 (2)	25,000
Premier Golf Portfolio	Seven locations	12/22/06	58,000
Marinas International Portfolio	Five locations	12/22/06	69,398

Total			$467,904

(1) We acquired one additional course from EAGL, the Clear Creek Golf Club on January 11, 2007 for approximately $1.9 million.

(2) On November 16, 2006, we purchased a 47.5% partnership interest in the Partnership owning the Cowboys golf Course. In December 2006, we purchased the remaining 52.5% partnership interest. It is expected that the property will be leased to a third-party tenant in 2007.

During the years ended December 31, 2006 and 2005, we invested through unconsolidated entities in retail and commercial properties at seven resort villages (two of which are located in Canada), one merchandise mart property and two waterpark resorts. In addition, we contributed to the DMC Partnership for the Trade Mart lighting center expansion approximately $13.5 million and $3.4 million for the years ended December 31, 2006 and 2005, respectively.

We have acquired additional properties subsequent to December 31, 2006 and have committed to acquire additional properties and to fund development costs for a significant addition to one of our existing properties. We also have potential obligations to pay additional contingent purchase consideration related to some of the properties we acquired if those properties achieve certain performance thresholds. See “Other — Commitments, Contingencies and Contractual Obligations” for additional information.

Mortgages and Other Notes Receivable. During the years ended December 31, 2006 and 2005, we have made a total of eight loans and on August 14, 2006, one was repaid. As of December 31, 2006, we have the following loans outstanding (in thousands):

Borrower and Description of Property	Date of Loan Agreement	Maturity	Interest Rate	Loan Principal Amount	Accrued Interest

Plaza Partners, LLC (hotel conversion)	2/28/2006	2/28/2007(1)	15.0% (1)	$ 16,800	$ 1,562

Mizner Court Holdings, LP (condominium conversion)	3/10/2006	11/9/2007	LIBOR + 7.0% (2)	$ 15,000	$ 118

Shorefox Development, LLC (lifestyle community development)	3/13/2006	3/10/2009	13.5% (3)	$ 30,000	$ 927

Marinas International (four marina properties)	12/22/2006	12/22/2021	10.25%(4)	$ 39,151	$ 108

Total				$ 100,951	$ 2,715

(1)    Pursuant to the loan agreement dated February 28, 2006, the loan had an annual fixed interest rate of 15.0% with monthly interest payments of 8.75% with the remaining 6.25% becoming due and payable upon the loan’s maturity. Following discussions with the borrower, we amended the loan agreement, extending certain deadlines until December 31, 2006. On January 1, 2007, the borrower failed to meet certain deadlines and the interest rate was raised to 19.0%, retroactively to inception of the loan, with the monthly interest payments remaining the same. The borrower has remained current on its loan payments. The loan matured on February 28, 2007, and we are currently in negotiations with the borrower to either grant an extension of the term in accordance with the original loan or receive full or partial pay-off. The loan is collateralized by a first mortgage on the property.

(2)    The loan was purchased from Column Financial, Inc., as former lender, to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, LP. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP.

(3)    Pursuant to the loan agreement, we agreed to provide financing up to $40.0 million in connection with the development of the infrastructure of an Orvis-branded lifestyle community in Granby, Colorado. As of December 31, 2006, we have advanced $30.0 million. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan may be extended by the borrower up to 12 months. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed.

(4)    Pursuant to the four promissory notes with substantially similar terms and an aggregate principal of $39.2 million, the notes require monthly interest only payments for the first three years based on an annual percentage rate of 9.0% and aggregate monthly principal and interest payments of $352,252 thereafter. The notes are cross-collateralized by four marina properties and may be prepaid anytime after the fourth year. At maturity, in addition to the entire unpaid principal balance, accrued and unpaid interest, and any other sums due thereunder, Marinas International is expected to pay the holder of each loan an exit fee equal to the aggregate of monthly interest payments that would have been payable if the interest rate had been 10.25% rather than 9.0%.

The Plaza Partners, LLC and Mizner Court Holdings, LP loans are for condominium conversion projects in Florida. Since making the loans, the Florida condominium market has softened considerably and, accordingly, our borrowers no longer believe the condo conversion is feasible and are evaluating their alternatives. While our borrowers remain current under these loans, if the market conditions continue to decline we may be exposed to additional risk of non-payment and impairment of these loans. However, at December 31, 2006 we evaluated the facts, circumstances and projected cash flows from the loans and underlying properties and, based on this analysis, we do not believe the carrying values of the loans are impaired.

We have made three additional loans subsequent to December 31, 2006 and have committed to make one other loan. See “Events Occurring Subsequent to December 31, 2006” and “Commitments, Contingencies and Contractual Obligations” for additional information.

Distributions. We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, a balanced analysis of both current and expected long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us.

We have historically and expect to continue to make advances under our revolving line of credit to temporarily fund the payment of distributions at the end of each fiscal quarter. As of December 31, 2006, we borrowed $3.0 million on our revolving line of credit for the payment of distributions, which was repaid during the first quarter of 2007. We also may fund distributions from loans proceeds received by us or through our joint venture arrangements. We currently have up to $20.0 million liquidity under our line of credit. In the event that we need to borrow to temporarily fund the payment of distributions and are unable to do so, then we may have to reduce our distributions to stockholders.

The distributions declared and paid during the years ended December 31, 2006, 2005 and 2004 were $33.7 million, $10.1 million and $1.2 million, respectively, and exceeded net income for the year ended December 31, 2006, 2005 and 2004 by approximately $14.3 million, $3.5 million and $1.9 million, respectively. Distributions to stockholders maybe considered a return of capital to the extent the amount of such distributions exceeds net income calculated in accordance with generally accepted accounting principles (“GAAP”). Accordingly, for the years ended December 31, 2006, 2005 and 2004, approximately 42.5%, 34.8% and 100.0%, of the distributions represented a return of capital, if calculated using GAAP net income as the basis. Approximately 28.1%, 48.1% and 76.0% of the distributions for the years ended December 31, 2006, 2005 and 2004, respectively, constitute a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Common Stock Redemptions. For the years ended December 31, 2006 and 2005, approximately 280,000 shares and 24,000 shares, respectively, were redeemed at approximately $2.7 million and $0.2 million, respectively, for an average price per share of $9.50 and $9.50 in both years. These shares are considered retired and will not be reissued.

Related Party Arrangements. Certain of our directors and officers hold similar positions with CNL Income Corp., which is both a stockholder and our Advisor, and CNL Securities Corp., which is the Managing Dealer for our public offerings. Our chairman of the board indirectly owns a controlling interest in the parent company of our Advisor. These entities receive fees and compensation in connection with our stock offerings and the acquisition, management and sale of our assets. Amounts incurred relating to these transactions were approximately $106.8 million, $41.8 million and $10.6 million, for the years ended December 31, 2006, 2005 and 2004, respectively. Of these amounts, approximately $11.1 million and $7.1 million are included in the due to related parties in the accompanying consolidated balance sheets as of December 31, 2006 and 2005, respectively.

CNL Income Corp. and its affiliates are entitled to reimbursement of certain expenses and amounts incurred on our behalf in connection with our organization, offering, acquisitions, and operating activities. Reimbursable expenses for the years ended December 31, 2006, 2005 and 2004 were approximately $12.6 million, $15.3 million and $10.0 million, respectively.

Additionally, pursuant to the Advisory Agreement, we will not reimburse our Advisor any amount by which total operating expenses paid or incurred by us exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”). The first applicable expense year and measurement period was the twelve months ended June 30, 2005, for which our operating expenses exceeded the Expense Cap by $398,071. In accordance with the Advisory Agreement, such amount was recorded as a reduction in general and administrative expenses and was reimbursed by our Advisor. For the each year ended following the initial measurement period including the Expense Year ended December 31, 2006, operating expense did not exceed the Expense Cap.

We maintain accounts at a bank for which our chairman and vice chairman serve as directors and in which CNL Financial Group, an affiliate of our Advisor, is a stockholder. We had deposits of approximately $3.5 million as of December 31, 2006 and zero as of December 31, 2005.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Consolidation. The consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries and entities in which we have a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) and Emerging Issues Task Force Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”), or are the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” (“FIN 46”). The application of FIN 46, SOP 78-9 and EITF 04-5 requires management to make significant estimates and judgments about our and our venture partners’ rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which we are not the primary beneficiary under FIN 46 or have less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9 and EITF 04-5.

Investments in unconsolidated entities. The equity method of accounting is applied with respect to investments in entities for which we have determined that consolidation is not appropriate under FIN 46, SOP 78-9 or EITF 04-5. We recognize equity in earnings from our unconsolidated entities under the hypothetical liquidation at book value (“HLBV”) method of accounting due to the capital structure of those entities and the rights and priorities of the partners. The HLBV method differs from other generally accepted accounting methods in which an investing partner recognizes the percentage of a venture’s net income or loss based upon the partner’s percentage of ownership. Under the HLBV method, we must estimate at the balance sheet date what we would receive or be obligated to pay in accordance with the governing agreements if our unconsolidated entities were to liquidate all of their assets, pay their debts and distribute the remaining equity at book value. As a result, we recognize income (equity in earnings) in each reporting period equal to the change in our share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. Under this method, in any given period we could be recording more or less income than actual cash distributions received and more or less than we may receive in the event of an actual liquidation.

Allocation of purchase price for acquisition of properties. We allocate the purchase costs of properties to the tangible and intangible assets acquired and the liabilities assumed as provided by Statement of Financial Accounting Standards No. 141, “Business Combinations.” For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a property, the fees and costs directly identifiable with that property are reclassified to land, building, equipment and lease intangibles or investment in unconsolidated entities in the case of properties owned through unconsolidated partnership. In the event a property is not acquired or no longer is expected to be acquired, costs directly related to the property are charged to expense.

Leases. Our leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. Changes in our estimates or assumptions regarding collectibility of lease payments, the residual value or economic lives of the leased property could result in a change in accounting for the lease.

Impairments. For real estate investments accounted for under the equity method, we compare the estimated fair value of our investment to the carrying value at each reporting date. To the extent the fair value of the investment is less than the carrying amount, and the decline in value is determined to be other than a temporary decline, an impairment charge will be recorded. For real estate owned directly, we monitor events and changes in circumstance that may indicate that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value.

Mortgages and Other Notes Receivable. Mortgages and other notes receivable are recorded at the lower of cost or market. Whenever future collection of a specific note appears doubtful, a valuation allowance will be established. The allowance represents the difference between the carrying value and the amount expected to be received. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in impairments and provisions on assets. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Accrual of interest is discontinued when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that collection of interest is doubtful. Subsequent interest is recorded as income when collected. At this time we have not established a valuation allowance on our loans as collection is expected to occur.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123 Revised”). FAS 123 Revised is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” FAS 123 Revised supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. FAS 123 Revised focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Under FAS 123 Revised, we, beginning in the first quarter of 2006, were required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions). The cost is required to be recognized over the period during which an employee is required to provide services in exchange for the award. Because we have not historically had any share-based payments, the adoption of FAS 123 Revised did not have an impact on our results of operations.

In May 2005, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (“FAS 154”), which replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and Statement of Financial Accounting Standards Board No. 3, “Reporting Changes in Interim Financial Statements – An Amendment of APB Opinion No. 28”. FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle and the reporting of a correction of an error. FAS 154 was effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and did not have any impact on our financial statements.

In September 2006, the Financial Accounting Standard Board (the “FASB”) issued FASB Interpretation Number 157, “Fair Value Measurement” (“FAS 157”). FAS 157 creates consistency in valuing all assets and liabilities. Fair value is defined as what would be received to sell an asset or paid to transfer a liability in a transaction between market participants at the measurement date. FAS 157 requires certain methods to be used to measure fair value and expands disclosures about fair value measurements. The application of this pronouncement is effective in fiscal periods beginning after November 15, 2007 and is not expected to have any significant impact to our current practice nor on our financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation Number 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. We must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation clearly excludes income tax positions related to FASB Statement No. 5, “Accounting for Contingencies.” We will adopt the provisions of this statement beginning in the first quarter of 2007. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings on January 1, 2007. The adoption of this statement is not expected to have a material effect on our financial position or results of operations.

RESULTS OF OPERATIONS

The following tables summarize our operations for the year ended December 31, 2006 as compared to December 31, 2005 and for the year ended December 31, 2005 as compared to December 31, 2004 (in thousands except per share data):

	Year ended
	December 31,
	2006	2005	$ Change	% Change
Revenue:
Rental income from operating leases	$15,926	$112	$15,814	14,119.60%
Interest income on mortgages and other notes receivable	6,210	115	6,095	5,300.0%
Other operating income	120	-	120	n/a
Total revenue	22,256	227	22,029	9,704.4%

Expenses:
Asset management fees to advisor	5,356	2,559	2,797	109.3%
General and administrative	6,815	2,615	4,200	160.6%
Depreciation and amortization	8,489	37	8,452	22,843.2%
Other operating expenses	118	-	118	n/a

Total expenses	20,778	5,211	15,567	298.7%

Operating income (loss)	1,478	(4,984)	6,462	129.7%

Other income (expense):
Interest and other income	7,890	1,346	6,544	486.2%
Interest expense and loan cost amortization	(986)	(69)	(917)	1,329.0%
Equity in earnings of unconsolidated entities	11,003	10,290	713	6.9%

Total other income	17,907	11,567	6,340	54.8%

Net income	$19,385	$6,583	$12,802	194.5%

Earnings (loss) per share of common stock (basic and diluted)	$0.31	$0.33	$(0.02)	(6.0)%

Weighted average number of shares of common stock outstanding (basic and diluted)	62,461	19,796

	Year ended
	December 31,
	2005	2004	$ Change	% Change
Revenue:
Rental income from operating leases	$112	$ -	$ 112	n/a
Interest income on mortgages and other notes receivable	115	-	115	n/a

Total revenue	227	-	227	n/a

Expenses:
Asset management fees to advisor	2,559	-	2,559	n/a
General and administrative	2,615	1,280	1,335	104.3%
Depreciation and amortization	37	-	37	n/a

Total expenses	5,211	1,280	3,931	307.1%

Operating loss	(4,984)	(1,280)	(3,704)	(289.3)%

Other income (expense):
Interest and other income	1,346	379	967	255.1%
Interest expense and loan cost amortization	(69)	-	(69)	n/a
Equity in earnings of unconsolidated entities	10,290	218	10,072	4,620.2%

Total other income	11,567	597	10,970	1,837.5%

Net income (loss)	$ 6,583	$ (683)	$ 7,266	1,063.8%

Earnings (loss) per share of common stock (basic and diluted)	$ 0.33	$ (0.17)	$ 0.50	(294.1)%

Weighted average number of shares of common stock outstanding (basic and diluted)	19,796	4,076

Rental income from operating leases. The significant increase in rental income for the year ended December 31, 2006 as compared to the year ended December 31, 2005 was due to the ownership of 42 real estate properties during 2006, of which 41 were leased on a long-term triple net basis to third-party tenants as compared to the single property that we acquired and leased in December 2005. Prior to December 2005, we did not own any properties that we consolidated in our financial statements and all of our investments were owned through unconsolidated entities from which our primary source of income was equity in earnings.

Interest income on mortgages and other notes receivable. Between September 2005 and December 2006, we made eight loans to third-party borrowers, which resulted in interest income of approximately $6.2 million and $115,000 for the years ended December 31, 2006 and 2005, respectively. On August 14, 2006, one of the loans was repaid in full. We had not made any loans prior to September 2005.

Other operating income and expense. The increase in other operating income for the year ended December 31, 2006 as compared to December 31, 2005 is primarily due to the acquisition of Cowboys Golf Club which was operated through a TRS. We expect to enter into a long-term lease agreement for the Cowboys Golf Club with a subsidiary of EAGL Golf by the end of the first quarter of 2007. From the point at which we enter into the long-term lease, golf operating revenues and expenses will be replaced with rental income.

Asset management fees to our Advisor. Asset management fees of 0.08334% of invested assets are paid to our Advisor for the acquisition of real estate assets and making loans. For the years ended December 31, 2006 and 2005, asset management fees to our Advisor were approximately $5.4 million and $2.6 million, respectively. The increase in such fees is due to the acquisition of additional real estate properties and loans made during 2006 and 2005.

General and administrative. General and administrative expenses were approximately $6.8 million, $2.6 million and $1.3 million for the years ended December 31, 2006, 2005 and 2004, respectively. The increase is primarily due to the overall increase in our operating activities as a result of the properties we have acquired.

Depreciation and amortization. Depreciation and amortization expenses were approximately $8.5 million and $37,000 for the years ended December 31, 2006 and 2005, respectively. The increase is primarily due to the acquisition of additional real estate properties during 2006 and 2005.

Interest and other income. The increase in interest income is a result of greater average cash on hand from uninvested offering proceeds during the year ended December 31, 2006 as compared to December 31, 2005 and during the year ended December 31, 2005 as compared to December 31, 2004.

Interest expense and loan cost amortization. The increase in interest expense for the year ended December 31, 2006 as compared to December 31, 2005 is primarily due to the notes and mortgages payable in connection with the Bretton Woods acquisition and the financing of six golf properties that closed toward the end of 2006.

Equity in earnings. The following table summarizes equity in earnings (losses) from our unconsolidated entities (in thousands):

	For the Year Ended December 31, 2006
	2006	2005	$ Change	% Change
Wolf Partnership	$ (1,970)	$ (400)	$(1,570)	(392.5)%
DMC Partnership	9,059	6,297	2,762	43.9%
Intrawest Venture	3,964	4,393	(429)	(9.8)%
Other	(50)	-	(50)	n/a

Total	$11,003	$10,290	$ 713	6.9%

	For the Year Ended December 31, 2005
	2005	2004	$ Change	% Change
Wolf Partnership	$ (400)	$ -	$ (400)	n/a
DMC Partnership	6,297	-	6,297	n/a
Intrawest Venture	4,393	218	4,175	1915.1%

Total	$10,290	$ 218	$ 10,072	4620.2%

Equity in earnings increased by approximately $713,000 overall for the year ended December 31, 2006 as compared to the same period in 2005, primarily due to increased income from owning the DMC Partnership as a result of our ownership of the property for the entire year of 2006 offset partially by increased losses from owning the Wolf Partnership for the entire year of 2006. We acquired our interest in the DMC Partnership in the first half of 2005, our interest in the Wolf Partnership in October 2005, and our interest in the Intrawest Venture in December 2004. The equity in earnings from the ventures is also impacted by the performance of the underlying properties. The Wolf Partnership, which was adversely affected by a regional economic downturn impacting the Sandusky, Ohio property and by greater competitive pressure, including competitor rate cuts and expansion, at both the Wisconsin Dells and Sandusky, Ohio locations. We are working with our partner and operator to develop strategies that seek to improve the performance of the properties and our returns over the long-term at both of these locations, however the affects of the economic downturn and competitive pressure is expected to continue to have an impact on our earnings in 2007.

Equity in earnings is recognized under the HLBV method as discussed earlier in “Critical Accounting Policies and Estimates.” Because our equity in earnings is calculated in this manner we have historically recognized more income than the underlying unconsolidated entities have generated and our partners have historically been allocated significant losses which offset the earnings that we have recorded for these entities. Additionally, during the year ended December 31, 2006, our partners’ unreturned capital in the Intrawest Ventures was reduced to zero as a result of the losses they have recognized and the distributions that they have received from this entity. Since the date that this occurred we no longer recognize significant amounts of income from this venture and in the future may recognize losses that this entity incurs (on a GAAP basis). While this method of recognizing earnings and losses from the unconsolidated entity is not expected to have an impact on the distributions we receive, it will likely result in reductions or fluctuations in our net income, earnings per share, funds from operations (as defined below) and FFO per share.

Net income and earnings per share. Our net income and earnings per share are volatile as we are still in the early stages of operation. These performance measures are significantly affected by the pace at which we raise offering proceeds and the time it takes to accumulate and deploy such capital in real estate acquisitions and other investments that produce income for us. The accumulation of funds over time in order to make large individually significant acquisitions can be dilutive to the earnings per share ratio.

OTHER

Funds from Operations. We consider FFO to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the NAREIT and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies.

Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income to FFO for the years ended December 31, 2006, 2005, 2004 and 2003 (in thousands):

	Year Ended December 31,
	2006	2005	2004	2003
Net income (loss)	$ 19,385	$ 6,583	$ (683)	$ -

Adjustments:
Depreciation and amortization	8,489	17	-	-
Net effect of FFO adjustment from unconsolidated entities (1)	12,163	7,570	104	-

Total funds from operations	$ 40,037	$ 14,170	$ (579)	$ -

	Year Ended December 31,
	2006	2005	2004	2003
Weighted average number of shares of common stock outstanding (basic and diluted)	62,461	19,796	4,076	20

FFO per share (basic and diluted)	$ 0.64	$ 0.72	$ (0.14)	$ -

(1)	In calculating our pro-rata share of FFO from unconsolidated entities, we first calculate FFO independently for each unconsolidated entity. We then determine our share of the FFO from each unconsolidated entity by multiplying the FFO for each such entity by the percentage of income that we recognize in our equity in earnings from the unconsolidated entity during the reporting period. The percentage of income that we recognize as equity in earnings for each unconsolidated entity is determined using the HLBV method of accounting. FFO per share decreased for the year ended December 31, 2006 as compared to the same period in 2005 primarily due to (i) our partner in the DMC Partnership receiving a greater share of earnings and FFO during 2006 than in 2005 as a result of income and FFO being allocated between us and our partners using the HLBV method of accounting and (ii) as a result of the dilution caused by uninvested offering proceeds received from our common stock offering. Because of the way income and FFO are allocated using the HLBV method of accounting, the historical FFO we recognized from our unconsolidated entities is not indicative of FFO that will be allocated to us in the future.

Off Balance Sheet and Other Arrangements. We hold interests in unconsolidated entities that may affect our results of operations, financial liquidity, and capital expenditures. Our equity in earnings from unconsolidated entities for the year ended December 31, 2006 contributed approximately $11.0 million to our results of operations. The partnership agreements governing the allocation of cash flows from the entities provide for the annual payment of a preferred return on our invested capital and thereafter in accordance with specified residual sharing percentages.

At the closing of the acquisition of the five U.S. resort village properties owned through unconsolidated entities, our partner, Intrawest entered into leases for certain commercial space at the properties that is occupied by Intrawest or its affiliates. The leases have terms of 15 or 20 years, with four five-year renewal options and annual base rents approximating market rates. In addition, Intrawest executed interim lease agreements with the subsidiary owners for all vacant space at each resort village. Under the interim leases, Intrawest will make payments of minimum base rents approximating market rates for a term of four years. Intrawest also executed a full recourse corporate indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the remaining term of each of those respective leases.

In connection with the loans encumbering properties owned by our unconsolidated entities (described below), if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the properties for certain enumerated recourse liabilities related to those entities and their properties. In the case of the borrowing for the resort village properties located in Canada, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events.

We may also be responsible for a portion of capital expenditures for properties owned by unconsolidated entities. We do not expect to make any significant capital expenditures or contributions for these properties in the near term.

Borrowings of Our Unconsolidated Entities. Our unconsolidated entities are subject to the following fixed rate debt (in thousands):

					Principal Balance at December 31,
Unconsolidated Entity	Type of Loan	Interest Rate	Payment	Maturity Date	2006	2005
Intrawest U.S. Venture	Mortgage loan	5.75%	Monthly principal and interest payment of $289,389	5/20/2015	$ 44,707	$ 45,581

Intrawest Canadian Venture	Mortgage loan	5.83%	Monthly interest only of $110,880 (1)	12/11/2014	22,800	22,823

DMC Partnership	Mortgage loan	6.04%	Monthly principal and interest payment of $889,145	9/1/2014	138,380	140,351

DMC Partnership	Mortgage loan	5.45%	Monthly principal and interest payment of $110,663	9/1/2012	15,585	16,038

Wolf Partnership	Mortgage loan	6.08%	Monthly interest only of $319,200 (2)	3/1/2013	63,000	-

Total					$ 284,472	$ 224,793

(1)	Amount was converted from Canadian dollars to U.S. dollars at an exchange rate of $1.1664 Canadian dollars for $1.00 U.S. dollar as of December 31, 2006. Effective December 2006, monthly principal and interest payments are due until maturity.

(2)	Effective April 1, 2009, monthly principal and interest payments shall be payable on the loan based on a 30-year amortization schedule.

Commitments, Contingencies and Contractual Obligations.  The following tables present our contractual obligations and contingent commitments and the related payment periods as of December 31, 2006:

Contractual Obligations

	Payments Due by Period (in thousands)
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total
Line of credit	$ 3,000	$ -	$ -	$ -	$ 3,000
Mortgages and other notes payable (principal and interest) (1)	5,026	15,470	23,195	63,795	107,486
Obligations under operating leases (2)	2,305	6,815	6,617	51,327	67,064

Total	$ 10,331	$ 22,285	$ 29,812	$ 115,122	$ 177,550

(1)	In connection with the acquisition of Bretton Woods Mountain Resort in northern New Hampshire, we have signed two promissory notes, a $6.5 million note that bears interest at an annual interest rate of 5.77% and a $337,892 note that bears interest at 5.20% compounded annually. Interest on the notes will accrue until maturity on June 19, 2010 and June 9, 2009, respectively, at which time total amount of principal and interest are due and payable.

In December 2006, we closed on two loans for approximately $16.5 million and $47.2 million with Sun Life Assurance Company of Canada. The loans are secured by six golf properties and bear interest annually at fixed rates of 6.18% and 6.33%, respectively, for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. Prepayments on both loans are prohibited for the first two years after which early repayment is subject to a prepayment fee.

(2)	Represents obligations under ground leases, park use permits and land permits which are paid by our third-party tenants on our behalf. Ground lease payments, park use and land permit fees are generally based on a percentage of gross revenue of the related property exceeding a certain threshold. The future obligations have been estimated based on current revenue levels projected over the term of the leases or permits.

Contingent Commitments

	Payments Due by Period (in thousands)
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total

Contingent purchase consideration (1)	$ -	$ 23,650	$ -	$ -	$ 23,650
Loan funding commitments (2)	12,765	10,000	-	-	22,765
Capital improvements (3)	67	17,500	-	-	17,567
Pending investments (4)	231,492	-	-	-	231,492

Total	$ 244,324	$ 51,150	$ -	$ -	$ 295,474

(1)	In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the Intrawest U.S. Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. We have guaranteed the payment of the contingent purchase price to the seller on behalf of the Intrawest U.S. Partnership.

In connection with the purchase of the Wolf Dells property and the Wolf Sandusky property, the seller may receive an additional contingent purchase price of up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. The amount of the contingent purchase price will be determined during those years, and in no event will the amount exceed a total of $6.0 million for both properties.

In connection with the Valencia and Talega and Weston Hills properties, the seller may receive supplemental purchase price payments, and in no event, will the amount exceed $8.6 million and $5.3 million, respectively, if the properties achieve certain financial performance goals in fiscal year 2009.

(2)	Pursuant to the loan agreement, we agreed to provide financing of up to $40.0 million in connection to the development of the infrastructure of an Orvis branded lifestyle community in Granby, Colorado. As of December 31, 2006, we have funded $30.0 million. See description above under “Uses of Liquidity and Capital Resources — Mortgages and Other Notes Receivable” for more details.

As part of the Marinas International acquisition, we committed to make an additional loan of $765,000 collateralized by an additional property. The loan is expected to mature in 15 years at an interest rate of 9.0% annually with payments of interest only during the first three years. The loan will be cross-defaulted and cross collateralized with the other four Marinas International loans to affiliates of Marinas International.

As part of our agreement to acquire the Booth Creek Ski Properties, we also committed to extend a $12.0 million loan to Booth Creek Resort Properties LLC, which was funded on January 19, 2007.

(3)	We committed to invest approximately $500,000 in improvements to the South Mountain property and as of December 31, 2006, we have spent approximately $432,800. In addition, we have also agreed to the fund an additional $17.5 million for improvements to the Bretton Woods property during the next three years.

(4)	In November 2006, we entered into an asset purchase agreement to acquire nine marina properties and on December 22, 2006, we acquired five marina properties for an aggregate purchase price of approximately $69.4 million. The remaining four properties are expected to have an aggregate purchase price of approximately $37.6 million including an additional $400,000 investment commitment to one of the properties. This transaction is expected to close during 2007.

On December 1, 2006, we entered into an asset purchase agreement to acquire four ski resorts from affiliates of Booth Creek Ski Holdings, Inc. for a purchase price of $170.0 million and a condominiumized retail and commercial spaces for approximately $22.0 million. On January 19, 2007, we acquired four ski resorts and expect to acquire the commercial space later in 2007.

On November 16, 2006, we entered into an agreement to purchase seven EAGL Properties from affiliates of EAGL Golf and on the same day, six of the EAGL Properties were acquired with one property, Clear Creek Golf Club closed into escrow pending receipt of a consent assigning the underlying ground lease. On January 11, 2007, the acquisition of Clear Creek was completed.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and to make loans and other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives, we expect to borrow and lend primarily at fixed rates or variable rates with the lowest margins available, and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

The following is a schedule of our fixed and variable debt maturities for each of the next five years, and thereafter (in thousands):

	Expected Maturities						Total	Fair Value
	2007	2008	2009	2010	2011	Thereafter
Fixed rate debt	$ -	$ -	$338	$6,500	$ -	$63,158	$69,996	$69,996

Average interest rate			5.20%	5.77%		6.26%

Variable rate debt	-	3,000	-	-	-	-	3,000	3,000

Average interest rate		Libor + 2.25%

Total debt	$ -	$3,000	$338	$6,500	$ -	$63,158	$72,996	$72,996

As of December 31, 2006 we estimated that the total fair value of our indebtedness approximated the carrying value based on the terms of financing that are currently available to us.

As of December 31, 2006, we had seven loans in the aggregate amount of approximately $101.0 million. On one such loan we are entitled to receive interest based on the one-month LIBOR rate. LIBOR on December 29, 2006 was approximately 5.32% in comparison to 4.74% on March 10, 2006 the date we acquired the loan. We estimate that a decrease in LIBOR of one percent would have resulted in a decrease in interest income of $120,822 for the year ended December 31, 2006. This information is provided to indicate our exposure to interest rate change and it is not intended to predict future results. Our actual results will likely vary. The other six loans entitle us to receive interest at fixed rates.

We are exposed to foreign currency exchange rate fluctuations as a result of our direct ownership of one property in Canada which is leased to a third-party tenant. The lease payments we receive under the triple-net lease are denominated in Canadian dollars. However, management does not believe this to be a significant risk or that currency fluctuations would result in a significant impact to the overall results of operations.

We are also indirectly exposed to foreign currency risk related to our investment in unconsolidated Canadian entities and interest rate risk from debt at our unconsolidated entities. However, we believe our risk of foreign exchange loss and exposure to credit and interest rate risks are adequately mitigated as a result of our right to receive a preferred return on our investment from our investments in our unconsolidated entities. Our preferred returns as stated in the governing venture agreements are denominated in U.S. dollars.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are listed below:

Name	Age	Position

James M. Seneff, Jr.	60	Director and Chairman of the Board
Robert A. Bourne	59	Director, Vice Chairman of the Board and Treasurer
Bruce Douglas	74	Independent Director
Dennis N. Folken	72	Independent Director
Robert J. Woody	63	Independent Director
R. Byron Carlock, Jr.	44	President and Chief Executive Officer
Charles A. Muller	48	Chief Operating Officer and Executive Vice President
Tammie A. Quinlan	44	Chief Financial Officer and Executive Vice President
Joseph T. Johnson	32	Senior Vice President and Chief Accounting Officer
Amy Sinelli	37	Senior Vice President, Corporate Counsel and Secretary

James M. Seneff, Jr. Director and Chairman of the Board. Mr. Seneff has served as a director and Chairman of the Board of CNL Income Properties and its Advisor, CNL Income Corp. (the “Advisor”), since their inception. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and some of its subsidiaries since CNL Holdings, Inc.’s formation in 2000. Mr. Seneff served as a director and Chairman of the Board of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and of CNL Retirement Corp., its advisor. From its inception until August 2003, Mr. Seneff was Chief Executive Officer of CNL Retirement Properties, Inc. Mr. Seneff also served as a director and Chairman of the Board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, and its advisor, CNL Hospitality Corp. Mr. Seneff was Chief Executive Officer of CNL Hotels & Resorts, Inc. from inception through February 14, 2003, and was Co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Mr. Seneff served as a director from 1994 until June 2006, as Chairman of the Board from 1969 until June 2006 and as Chief Executive Officer from 1994 through February 16, 2004 of Commercial Net Lease Realty, Inc. In addition, Mr. Seneff served as a director and Chairman of the Board from inception in 1994 through February 25, 2005, as Chief Executive Officer from 1994 through August 1999 and as Co-Chief Executive Officer from December 2000 through September 2003 of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). CNL Restaurant Properties Inc. was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc. From February 25, 2005 until February 26, 2007, Mr. Seneff served as Chairman of the Board of Trustreet Properties, Inc., a New York Stock Exchange-listed company and the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Mr. Seneff has also served as a director and Chairman of the Board since 1979 and as Chief Executive Officer from 1991 to 2004 of CNL Securities Corp., the Managing Dealer of our ongoing public offering of common stock. Mr. Seneff has served as a director and Chairman of the Board since 1990 and as Chief Executive Officer from 1990 to 2004 of CNL Capital Markets Corp. Mr. Seneff currently serves as the Chairman of the Board of CNLBank. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

Robert A. Bourne. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne has served as a director, Vice Chairman of the Board and Treasurer of CNL Income Properties since its inception. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of the Advisor. Mr. Bourne also serves as a director and Vice Chairman of the Board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, as well as a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., its advisor. Mr. Bourne served as President of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp., its advisor, from 1997 to June 2002. Mr. Bourne is also the Vice-President and Treasurer of CNL Financial Group, Inc., a director, Vice Chairman of the Board and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., its advisor. Mr. Bourne served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June

2002. Mr. Bourne also serves as a director of CNLBank. From 1994 until June of 2006 he served as a director and from 1996 until June 2006 he served as Vice Chairman of the Board of Commercial Net Lease Realty, Inc. Mr. Bourne served as a director from inception in 1994 until February 25, 2005, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board from February 1999 until February 25, 2005, of CNL Restaurant Properties, Inc. CNL Restaurant Properties, Inc. was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc., formed Trustreet Properties, Inc. and listed its shares on the New York Stock Exchange. From February 25, 2005 until February 26, 2007, Mr. Bourne served as a director of Trustreet Properties, Inc. Mr. Bourne also serves as a director and officer for various affiliates of CNL Financial Group, Inc., including the offices of Vice Chairman and Chief Executive Officer since 2004 of CNL Capital Markets Corp., the office of Chief Executive Officer since 2004 of CNL Securities Corp. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

Bruce Douglas. Independent Director. Mr. Douglas was named President of Sterling College on September 12, 2006. Prior to that, he founded and was the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation since March 1, 2001. From 1975 to February 28, 2001, Mr. Douglas founded and was the chairman and chief executive officer of The Douglas Company, a construction and engineering firm. Mr. Douglas is currently a trustee of the Wilberforce University and a member of the Taubman Center Advisory Board of Harvard University. Mr. Douglas received his BA in Physics from Kalamazoo College in 1954, BS in Civil Engineering from the University of Michigan in 1955, MPA from Harvard University in 1995 and Ph.D. in History at the University of Toledo in 2004.

Dennis N. Folken. Independent Director. Mr. Folken is a retired certified public accountant, having received his certified public accountant designation in 1957. He was with Coopers & Lybrand, Certified Public Accountants from 1969 to 1988, and prior to that was with several local accounting firms. Over his 30-year career, Mr. Folken practiced as an office managing partner and group managing partner. Mr. Folken’s subsequent experience included managing Devex Realty, Inc. & Comreal, Inc., a real estate brokerage firm and advising Fiduciary Associates, Inc., a trust administration company. He currently serves on the board of the Transylvania Foundation. Mr. Folken received a BA from Rollins College in 1956 and attended the University of Florida Graduate School of Business.

Robert J. Woody. Independent Director. Mr. Woody has served as deputy chairman and general counsel for Northstar Financial Services Ltd. since December 2005 and as the chief executive officer of Northstar Consulting Group, Inc. since July 1, 2004. Prior to that, Mr. Woody was the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm, since January 2002. From 1997 to January 2002, Mr. Woody was a partner with the law firm of Shook, Hardy & Bacon, L.L.P. in the business and finance division, and chairman of the firm’s energy section. Prior to that time, Mr. Woody was an associate, a partner and then the managing partner in Washington, D.C. for the law firm of Lane & Mittendorf prior to the firm’s merger into Shook, Hardy & Bacon, L.L.P. in 1997. He also served as vice president and a director of One To One/The National Mentoring Partnership, Inc., taking a one-year leave of absence from the firm to help launch a new national effort to address the problems of “at risk” youth. Mr. Woody received a Bachelor of Arts in 1966, a J.D. in 1969 from the University of Kansas and undertook graduate legal study in international law at the University of Exeter, England, in 1972.

R. Byron Carlock, Jr. Chief Executive Officer and President. Mr. Carlock was appointed interim Chief Executive Officer or CNL Income Properties on September 19, 2006 and as Chief Executive Officer of we and the Advisor on August 18, 2006. He has served as President of the Company and CNL Income Corp. since April 19, 2004. From March 1998 through June 1998 and since October 2000, Mr. Carlock has served as the chairman and the chief executive officer of The Carlock Companies LLC, a Dallas-based advisory firm specializing in mergers, acquisitions and recapitalizations. Mr. Carlock, through The Carlock Companies, LLC, has provided consulting services to a number of the Advisor’s affiliates. Prior to October 2000, Mr. Carlock served as chief investment officer and executive vice president of Post Corporate Services and as president and chief operating officer of W.B. Johnson Properties, LLC. He also served the Trammell Crow Company and then Crow Holdings International in various capacities, ultimately acting as Managing Director of Capital Markets for the last two years of that term.

Mr. Carlock received a M.B.A. from the Harvard Business School in 1988 and a B.A. in Accounting from Harding University in Arkansas in 1984. Mr. Carlock completed additional studies as a Rotary Scholar at the Chinese University of Hong Kong in 1985. Mr. Carlock is an inactive certified public accountant and a full member of the Urban Land Institute.

Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Income Properties as Chief Operating Officer in April 2004 and as Executive Vice President in April 2006. Mr. Muller also serves the Advisor, as Chief Operating Officer beginning April 2004 and Executive Vice President beginning February 2006. Prior to that, he served as Executive Vice President since October 1996 and Chief Operating Officer from October 1996 to November 2003 of CNL Hotels & Resorts, Inc., formerly known as CNL Hospitality Properties, Inc. a public, unlisted real estate investment trust, and its advisor, CNL Hospitality Corp. Prior to joining CNL Hospitality Corp., Mr. Muller spent 15 years in hotel and resort sector investment, development and operations working for companies such as AIRCOA Hospitality Services, Inc., PKF Consulting, Wyndham Hotels & Resorts and Tishman Hotel Corporation. Mr. Muller currently serves on the Urban Land Institute, Recreational Development Council. He received a B.A. in Hotel Administration from Cornell University in 1981.

Tammie A. Quinlan. Chief Financial Officer and Executive Vice President. Since April 2004, Ms. Quinlan has served as Chief Financial Officer and Senior Vice President, and since September 2005 as Executive Vice President, of CNL Income Properties and the Advisor. Ms. Quinlan also began serving as Secretary of CNL Income Properties in June 2004 and of the Advisor in March 2007. Ms. Quinlan’s previous position was with CNL Hospitality Corp. from 1999 to April 2004, where she served as Senior Vice President of Corporate Finance and Treasury. Prior to joining CNL Hospitality Corp., Ms. Quinlan was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality and financial services industries. Ms. Quinlan is a certified public accountant. She graduated from the University of Central Florida in 1986 where she received a B.S. in Accounting and Finance.

Joseph T. Johnson. Senior Vice President and Chief Accounting Officer. Since February 2007, Mr. Johnson has served as Senior Vice President and Chief Accounting Officer and, during the period from August 2005 through February 2007, as Vice President of Accounting and Financial Reporting of CNL Income Properties, Inc. and its Advisor, CNL Income Corp. Mr. Johnson’s previous position was with CNL Hospitality Corp., from January 2001 through August 2005, where he most recently served as Vice President of Accounting and Financial Reporting. Prior to joining CNL Hospitality Corp., Mr. Johnson was employed in the audit practice of KPMG LLP from 1997 to 2001. Mr. Johnson is a certified public accountant. He received a B.S. in Accounting in 1997 and a M.S. in Accounting in 1999 from the University of Central Florida.

Amy Sinelli. Senior Vice President, Corporate Counsel and Secretary. Since February 2007, Ms. Sinelli has served as Senior Vice President of CNL Income Properties, Inc. and its Advisor, CNL Income Corp. Ms. Sinelli joined CNL Income Properties and our Advisor in February 2005 as Vice President and Corporate Counsel and in June 2006 began serving as Secretary for both entities. Previously, Ms. Sinelli served at CNL Investment Company from November 2003 to February 2005. Ms. Sinelli spent ten years in private legal practice prior to joining CNL, most recently at the law firm of Igler & Dougherty, P.A. in Tampa, Florida. She received a B.A. from Miami University in Oxford, Ohio and her J.D. from Capital Law School in Columbus, Ohio. Ms. Sinelli is licensed to practice law in Florida and is a member of the Florida and American Bar Associations. Ms. Sinelli serves as Treasurer for the Central Florida chapter of the Association of Corporate Counsel and is a member of the Investment Program Association, Legal and Regulatory Affairs Committee.

INDEPENDENT DIRECTORS

Under the articles of incorporation, a majority of the board of directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall appoint replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), be associated with us, our Advisor or any of our affiliates within the last two years of becoming a director and at such time an Independent Director may not own any interest in, be employed by, have any material business or professional relationship with, serve as an officer or director of our Advisor or its affiliates, serve as a director of more than three REITs advised by our Advisor or its affiliates or perform services (other than as an Independent Director) for us.

COMMITTEES OF THE BOARD OF DIRECTORS

We have a standing audit committee, the members of which are selected by the board each year. During 2006, the audit committee was composed of Bruce Douglas, Dennis N. Folken and Robert J. Woody, each of whom has been determined to be “independent” under the listing standards of the New York Stock Exchange referenced above. We operate under a written charter adopted by the Board. A copy of the audit committee charter is posted on our website at www.cnl.com/incomeprop/. The audit committee assists the board or directors by providing oversight responsibilities relating to:

•	the integrity of financial reporting;

•	the independence, qualifications and performance of our independent auditors;

•	the systems of internal controls;

•	the performance of the our internal audit function; and

•	compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the audit committee recommends the independent auditors for appointment by the board of directors and is responsible for the compensation and oversight of our independent auditor and internal auditors. In performing these functions, the audit committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2006, the audit committee met seven times with our independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to filing them with the Commission. The audit committee has determined that Mr. Folken, the Chairman of the audit committee and an independent director, is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Currently, we do not have a nominating committee, and therefore, does not have a nominating committee charter. The board of directors is of the view that it is not necessary to have a nominating committee at this time because the board or directors is composed of only five members, including three “independent directors” (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified board candidates. The board does not have any minimum qualifications with respect to board nominees. However, the board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other board members, the extent to which the candidate would be desirable as a member of the audit committee, and the candidate’s willingness to devote substantial time and effort to board responsibilities.

At such time, if any, as our shares of common stock are listed on a national securities exchange or included for quotation on the National Market System of the NASDAQ Stock Market, we will form a compensation committee, the members of which will be selected by the full board of directors each year. Currently, we do not have a compensation committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

During the year ended December 31, 2006, each director received a $30,000 annual fee for services as well as $1,500 per board meeting attended whether they participate by telephone or in person. Each director serving on the audit committee received $1,500 per audit committee meeting attended whether they participate by telephone or in person. The audit committee Chair received an annual retainer of $5,000 in addition to audit committee meeting fees and fees for meeting with the independent accountants as a representative of the audit committee. No additional compensation will be paid for attending the Annual Meeting.

The following table sets forth the compensation paid to our Directors during the year ended 2006 for their service on the board and audit committee (where applicable):

Name	Fees Earned or Paid in Cash	Total
James M. Seneff	None	None
Robert A. Bourne	None	None
Bruce Douglas	$57,000	$57,000
Dennis N. Folken	68,000	68,000
Robert A. Woody	55,500	55,500

Our executive officers do not receive compensation directly from us for services. Our executive officers are also officers of our Advisor and are compensated by our Advisor for their services to us. We did not pay any annual or long-term compensation to the executive officers for services rendered in all capacities to us during the period ended December 31, 2006. In addition, none of our executive officers received an annual salary or bonus from us during the period ended December 31, 2006. See “The Advisor and the Advisory Agreement” for a description of the fees payable and expenses reimbursed to our Advisor and its affiliates.

Some of our Advisor’s employees and one executive officer of our Advisor had a portion of their compensation allocated to us in accordance with the provisions of our Advisory Agreement. Our Advisor allocated approximately $101,000 of Ms. Quinlan’s 2006 salary to us. Most of the other employees perform accounting or legal services on our behalf. Compensation to these individuals is not covered by the Asset Management and Acquisition Fees earned by our Advisor because their activities are not acquisition oriented. This policy has been revised such that in the future, allocations of compensation will only be made for legal and accounting staff members and not executive officers. All compensation policies, bonus and profit sharing plans and decisions related to those plans or policies are made by our Advisor or its affiliates. We do not maintain any stock-based incentive or other plans or programs for our executive officers or employees.

MANAGEMENT COMPENSATION

For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and reimbursements we pay directly or indirectly to our Advisor, Managing Dealer, and their affiliates, see “Management Compensation.”

SECURITY OWNERSHIP

The following table sets forth, as of April 1, 2007, the number and percentage of outstanding shares beneficially owned by all persons known by us to own beneficially more than 5% of our common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished to us by such stockholders, directors and officers. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares

James M. Seneff, Jr.	137,706(1)	(2)

Robert A. Bourne	—	—

Bruce Douglas	10,206	(2)

Dennis N. Folken	3,215	(2)

Robert J. Woody	—	—

R. Byron Carlock, Jr.	—	—

Tammie A. Quinlan	—	—

Charles A. Muller	—	—

Joseph T. Johnson	—	—

Amy Sinelli	—	—

All directors and executive officers as a group (10 persons)	124,285	(2)

(1)	Represents shares held by the Advisor and CNL Financial Group (“CFG”) of which Mr. Seneff is a director. Mr. Seneff and his wife share beneficial ownership of the Advisor through their ownership of CFG. The Advisor is a wholly owned subsidiary of CFG.

(2)	Less than 1%.

THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

CNL Income Corp. is a Florida corporation organized in July 2003 to provide management, advisory and administrative services. We entered into the original Advisory Agreement with our Advisor effective April 20, 2004 and have entered into an amended and restated Advisory Agreement as of April 4, 2007 that continues April 4, 2008 unless extended. CNL Income Corp., as our Advisor, has a fiduciary responsibility to us and our stockholders.

The executive officers and directors of our Advisor are as follows:

Name	Age	Position

James M. Seneff, Jr.	60	Director and Chairman of the Board
Robert A. Bourne	59	Director, Vice Chairman of the Board and Treasurer
R. Byron Carlock, Jr.	44	President and Chief Executive Officer
Tammie A. Quinlan	44	Chief Financial Officer and Executive Vice President
Charles A. Muller	48	Chief Operating Officer and Executive Vice President
Joseph T. Johnson	32	Senior Vice President and Chief Accounting Officer
Amy Sinelli	37	Senior Vice President, Corporate Counsel and Secretary

The backgrounds of the individuals listed above are described under “Management — Directors and Executive Officers.”

Management anticipates that any transaction by which we would become self-advised would be submitted to our stockholders for approval.

Our Advisor currently owns 20,000 shares of our common stock. Our Advisor may not sell this stock while the Advisory Agreement is in effect. However, our Advisor may transfer this stock to its affiliates. Neither our Advisor, a director, or any affiliate may vote or consent on matters submitted to the stockholders regarding removal of our Advisor, directors or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage in interest of shares of common stock necessary to approve a matter on which our Advisor, directors, and any affiliate may not vote or consent, any shares of common stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

Under the terms of the Advisory Agreement, our Advisor has responsibility for our day-to-day operations, administers our bookkeeping and accounting functions, serves as our consultant in connection with policy decisions to be made by the board of directors, manages our properties, loans and other Permitted Investments and renders other services as the board of directors deems appropriate. Our Advisor is subject to the supervision of our board of directors and has only such functions as are delegated to it.

We will reimburse our Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•

Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, our formation and organization, qualification of our shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling our shares;

•	expenses of managing and operating our properties whether payable to an affiliate or an unaffiliated person;

•	audit, accounting and legal fees;

•	the actual cost of goods and materials we use and obtain from entities not affiliated with our Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•

administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location);

•

Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of investments, for goods and services provided by our Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and

•	expenses related to negotiating and servicing the loans and other Permitted Investments.

We will not reimburse our Advisor at the end of any fiscal quarter for Operating Expenses that, in any expense year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any of our fiscal quarters for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, our Advisor shall reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.

We will not reimburse our Advisor or its affiliates for services for which our Advisor or its affiliates are entitled to compensation in the form of a separate fee.

Pursuant to the Advisory Agreement, our Advisor is entitled to receive fees and reimbursements, as listed under “Management Compensation.” The Subordinated Incentive Fee payable to our Advisor under certain circumstances if listing occurs may be paid, at our option, in cash, in shares, by delivery of a promissory note payable to our Advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) our market value, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the shares are traded, with such period beginning 180 days after listing (the “Market Value”), plus the total distributions paid to stockholders from our inception until the date of listing, exceeds (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders’ 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to our Advisor of a deferred subordinated share of Net Sales Proceeds from our sales of our assets. In the event the Subordinated Incentive Fee is paid to our Advisor following listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to our Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to our Advisor.

The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan or other Permitted Investments, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

If our Advisor or an affiliate of CNL Holdings, Inc. performs services that are outside of the scope of the Advisory Agreement, compensation will be at such rates and in such amounts as are agreed to by our Advisor and our Independent Directors.

Further, if listing occurs, we automatically will become a perpetual life entity. Prior to, or in conjunction with, listing we anticipate merging with our Advisor and becoming self-advised. At the time of listing, we will negotiate in good faith with our Advisor a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors will consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to:

•	the amount of the advisory fee in relation to the asset value, composition, and profitability of our portfolio;

•	the success of our Advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services;

•

additional revenues realized by our Advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by our Advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, and number and frequency of problem investments; and

•	the quality of our property, loan and other Permitted Investments portfolio in relationship to the investments generated by our Advisor for its own account.

The board of directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to our Advisor than the current fee structure.

The Advisory Agreement, which we entered into with the unanimous approval of the board of directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new advisor is retained, the previous advisor will cooperate with us and the directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of the Independent Directors) shall approve a successor advisor only upon a determination that the advisor possesses sufficient qualifications to perform our advisory functions and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of our Independent Directors or a majority of the Advisor’s directors, as the case may be) upon 60 days’ prior written notice. At that time, our Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the board of directors, including a majority of the Independent Directors, when compared to:

•	the performance of our Advisor in comparison with its performance for other entities, and

•	the performance of other advisors for similar entities, have been met. If listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which:

➢	the appraised value of our assets on the termination date, less the amount of all indebtedness secured by our assets, plus the total distributions made to stockholders from our inception through the termination date, exceeds

➢	invested capital plus an amount equal to the Stockholders’ 8% Return from inception through the termination date.

Our Advisor is entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date. All other amounts payable to our Advisor in the event of a termination will be evidenced by a promissory note and payable from time to time. The Performance Fee will be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize our REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize our REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of our assets shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective assets during which such terminated advisor provided services to us. If listing occurs, the Performance Fee, if any, then payable will be as negotiated between us and our Advisor. Our Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because we fail to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the shares become listed. The Performance Fee, to the extent payable at the time of listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

Our Advisor has the right to assign the Advisory Agreement to an affiliate subject to approval by our Independent Directors. We have the right to assign the Advisory Agreement to any successor to all of our assets, rights, and obligations.

Our Advisor will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by us. We have agreed to indemnify our Advisor with respect to acts or omissions of our Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to our Advisor may be made only out of our Net Assets and not from our stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors and officers hold similar positions with the Advisor, and with the Managing Dealer. The chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. In accordance with the Advisory Agreement and other agreements between us and its affiliates, these affiliates receive fees and compensation in connection with the Offering and the acquisition, management and sale of our assets. CNL Securities Corp., the Managing Dealer, received selling commissions of up to 6.5% and 7.0% of gross offering proceeds and marketing support fees of 2.5% and 3.0% of gross offering proceeds, in connection with our initial and current offering, respectively, as well as actual expenses of up to 0.01% and 0.10% respectively incurred in connection with due diligence. Generally, all but approximately 0.5% of the selling commissions and marketing support fees are reallowed to third-party participating broker dealers.

For the years ended December 31, 2006 and 2005, we incurred the following fees (in thousands):

	Year Ended December 31
	2006	2005
Selling commissions	$ 52,659	$ 18,492
Marketing support fee & due diligence expense reimbursements	22,180	7,124

Total	$ 74,839	$ 25,616

For the years ended December 31, 2006 and 2005, the Advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Year Ended December 31
	2006	2005
Acquisition fees (1):
Acquisition fees from offering proceeds	$ 23,376	$ 8,749
Acquisition fees from debt proceeds	3,220	4,909

	Year Ended December 31
	2006	2005
Total	26,596	13,658

Asset management fees (2):	5,356	2,559

Reimbursable expenses (3):
Offering costs	7,569	11,864
Organizational costs	-	-
Acquisition costs	3,502	2,056
Operating expenses	1,504	1,345

Total	12,575	15,265

Total fees earned and reimbursable expenses	$ 44,527	$ 31,482

(1)        Acquisition fees for services in the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt.

(2)        Asset management fees of 0.08334% per month of our “real estate asset value” and the outstanding principal amount of any mortgage loan as of the end of the preceding month.

(3)        The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on our behalf in connection with our organization, offering, acquisitions, and operating activities. Pursuant to the Advisory Agreement, we will not reimburse our Advisor any amount by which total operating expenses paid or incurred by us exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”) in any expense year, as defined in the Advisory Agreement. The first applicable Expense Year and measurement period was the twelve months ended June 30, 2005, for which our operating expenses exceeded the Expense Cap by $398,071. In accordance with the Advisory Agreement, such amount was not reimbursed to our Advisor and was recorded as a reduction in general and administrative expenses and was reimbursed by our Advisor. For Expense Years subsequent to the initial measurement period, operating expenses did not exceed the Expense Cap.

AFFILIATE LITIGATION

In 2004, stockholders in CNL Hotels & Resorts, Inc. (“CHR”) filed two class action complaints in the United States District Court for the Middle District of Florida against, among others, CHR, CNL Hospitality Corp. (“CHC”), certain affiliates of CHR and CHC, and certain of CHR’s directors and officers, including James M. Seneff, Jr., and Robert A. Bourne. James M. Seneff, Jr. and Robert A. Bourne are directors of both CNL Income Properties and CHR. Neither CNL Income Properties, CNL Income Properties’ Advisor nor CNL Income Properties’ directors or officers, in their capacities with CNL Income Properties, are defendants in the CHR litigation. On November 10, 2004, the two complaints were consolidated (the “Consolidated CHR Litigation”). In the Consolidated CHR Litigation, plaintiffs sought money damages, rescission of their securities purchases, and various injunctions relating to the proposed merger of CHR and CHC. Plaintiffs allege violations of Sections 11, 12(a)(2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 hereunder, and Section 20(a) of the Exchange Act.

On February 6, 2006, the parties to the litigation entered into a non-binding confidential memorandum of understanding which would resolve all claims in the litigation subject to certain conditions including but not limited to: the completion of confirmatory discovery, the parties’ ability to negotiate and enter into a final signed and binding agreement, a sufficient number of class members not opting out of the final signed agreement, and court approval. On April 3, 2006, the parties entered into and filed with the court a Stipulation of Settlement. The court entered an order approving the settlement on April 24, 2006 and notice was sent to the class in May 2006. On August 2, 2006, the court issued its final order approving the settlement and the determination of legal fees.

PRIOR PERFORMANCE INFORMATION

The information presented in this section represents the historical experience of real estate programs organized by certain affiliates of our Advisor and their principals. Affiliates and principals include James M. Seneff, Jr. and Robert A. Bourne, who also serve among our executive officers and directors. The information presented in this section should be read in conjunction with the Prior Performance Tables included in this prospectus as Appendix B. Our prospective investors should not assume they will experience returns comparable to those experienced by investors in these real estate programs. Further, by purchasing our shares investors will not acquire ownership interests in any partnerships or corporations to which the following information relates.

Mr. Seneff and Mr. Bourne have sponsored, directly or indirectly, individually and through affiliated entities, 18 public limited partnerships and, in addition to us, three public unlisted REITs with investment objectives similar to ours. The programs and descriptions of their specific investment objectives are as follows: 18 CNL Income Fund limited partnerships which invested in fast-food, family-style or casual dining restaurants; CNL Restaurant Properties, Inc. which invested in fast-food, family-style and casual dining restaurants, mortgage loans and secured equipment leases; CNL Retirement Properties, Inc. which invested in congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar health care related facilities; and CNL Hotels & Resorts, Inc. which invested in freestanding limited-service, extended-stay or full-service hotels or resort properties.

During the twenty-one year period ended on December 31, 2006, the 18 public limited partnerships and the three public REITs raised approximately $4.7 billion from approximately 186,000 investors and purchased, directly or indirectly, approximately 2,100 restaurant properties, 137 hotel properties and 280 assisted living and medical office building properties, including in each case, properties that were sold during such period. Based on an analysis of the operating results of the prior public programs, Mr. Seneff and Mr. Bourne believe that each program met its principal investment objectives.

CNL Realty Corporation, organized in 1985 and whose sole stockholders were Mr. Seneff and Mr. Bourne, served as the corporate general partner, and Mr. Seneff and Mr. Bourne served as individual general partners of the 18 CNL Income Fund limited partnerships until 2005. In addition, Mr. Seneff served as a director and an officer and Mr. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT until 2005. In February 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc., a publicly traded REIT. The combined company changed its name to Trustreet Properties, Inc. and acquired the 18 CNL Income Fund limited partnerships. Mr. Seneff served as Chairman of the Board and Mr. Bourne served as a director of Trustreet Properties, Inc. until it was acquired in February 2007 by GE Capital Solutions, a unit of General Electric Company.

Mr. Seneff and Mr. Bourne also served as directors and executive officers of CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. CNL Hotels & Resorts is expected to be acquired by Morgan Stanley Real Estate, a global real estate investing, banking and lending company, on or around April 12, 2007, and CNL Retirement Properties, Inc. was acquired by Health Care Property Investors, Inc., an unaffiliated publicly traded REIT, in October 2006. As a result, the 18 CNL Income Fund limited partnerships, CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. are closed programs, and additional information about them can be found in Table IV – Results of Completed Programs in Appendix B of this prospectus.

Information relating to the public offerings and investment history of the 18 limited partnerships and the three REITs follows.

Name of Program	Maximum Offering Amount	Date Offering Closed	Limited Partnership Units or Shares Sold	Month 90% of Net Proceeds were Fully Invested or Committed to Investment
CNL Income Fund XVIII, Ltd.	$35,000,000 (3,500,000 units)	February 6, 1998	3,500,000	December 1997

CNL Restaurant Properties, Inc.	(1)	(1)	(1)	February 1999

CNL Hotels & Resorts, Inc.	(2)	(2)	(2)	March 2004

CNL Retirement Properties, Inc.	(3)	(3)	(3)	April 2006

___________________________

(1)

In April 1995, CNL Restaurant Properties, Inc. commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). In February 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering, the company commenced a subsequent offering (the “1997 Offering”) of up to 27,500,000 shares ($275,000,000) of common stock. In March 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering, the company commenced a subsequent offering (the “1998 Offering”) of up to 34,500,000 shares ($345,000,000) of common stock. As of December 1998, the company had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999. As of January 20, 1999, net proceeds to the company from its three offerings totaled $747,464,413 and all of such amount had been invested or committed for investment in properties and mortgage loans. In February 2005, the company merged with and into U.S. Restaurant Properties, Inc., the combined company changed its name to Trustreet Properties, Inc. and acquired the 18 CNL Income Fund limited partnerships. Trustreet Properties, Inc. was acquired in February 2007 by GE Capital Solutions.

(2)	In September 1997, CNL Hotels & Resorts, Inc. commenced an offering of up to 16,500,000 shares ($165,000,000 (the “Initial Offering”). In June 1999, the Initial Offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the Initial Offering, the company commenced a subsequent offering (the “1999 Offering”) of up to 27,500,000 shares ($275,000,000). In September 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering, the company commenced a subsequent offering (the “2000 Offering”) of up to 45,000,000 shares ($450,000,000). In April 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, the company commenced a subsequent offering (the “2001 Offering”) of up to 45,000,000 shares ($450,000,000). In February 2003, the 2001 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2001 Offering, the company commenced a subsequent offering (the “2002 Offering”) of up to 175,000,000 shares ($1,750,000,000). In March 2004, the 2002 Offering closed upon receipt of $1.741 billion. As of December 31, 2006, net proceeds to the company from its five offerings totaled approximately $3.0 billion (300 million shares) all of which had been invested or committed for investment in properties and mortgage loans. CNl Hotels & Resorts, Inc. has announced that it expects to be acquired by Morgan Stanley Real Estate on or around April 12, 2007.

(3)	In September 1998, CNL Retirement Properties, Inc. commenced an offering of up to $155,000,000 of shares of common stock (the “Initial Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. Upon the termination of the Initial Offering in September 2000, the company had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the company commenced an offering of up to $155,000,000 (the “2000 Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. In May 2002, the company completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the company commenced an offering of up to $450,000,000 (45,000,000 shares) (the “2002 Offering”) and upon completion of the 2002 Offering on April 3, 2003, the company had received approximately $450,000,000. Immediately following the completion of the 2002 Offering, the company commenced an offering of up to $1,750,000,000 (175,000,000 shares) (the “2003 Offering”) and upon termination of the 2003 Offering in April 2004, the company had received approximately $1,568,000,000. Immediately following the termination of the 2003 Offering, the company commenced an offering of up to $4,000,000,000 (400,000,000 shares) (the “2004 Offering”) and upon termination of the 2004 Offering on March 26, 2006, the company had received approximately $518,685,000 As of March 26, 2006, net proceeds to the company from its five offerings totaled approximately $$2,697,942,255 all of which had been invested or committed for investment in properties and mortgage loans. In October 2006, the company merged with and into a wholly owned subsidiary of Health Care Property Investors, Inc. (“HCP”).

The following table sets forth property acquisition information regarding total properties acquired by public limited partnerships and REIT programs sponsored by our affiliates that were open during the past ten years. Dispositions of properties are not reflected in the property descriptions.

Name of Program	Real Property Acquired	Location	Method of Financing	Type of Program
CNL Income Fund XVIII, Ltd.	30 restaurants	AZ, CA, CO, FL, GA, IL, KY, MD, MN, NC, NV, NY, OH, PA, TN, TX, VA	All cash	Public limited partnership

CNL Restaurant Properties, Inc.	1,366 restaurants	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, S.D., TN, TX, UT, VA, WA, WI, WV	(1)	Public REIT

Name of Program	Real Property Acquired	Location	Method of Financing	Type of Program
CNL Hotels & Resorts, Inc.	128 hotels or resorts	AL, AZ, CA, CO, CT, DE, FL, GA, HI, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, NE, NJ, NV, NY, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA, WI, D.C., CANADA	(2)	Public REIT

CNL Retirement Properties, Inc.	280 retirement properties and medical office buildings	AL, AR, AZ, CA, CO, CT, FL, GA, IA, IL, IN, KS, KY, MA, MD, MI, MO, MS, NC, NE, NJ, NY, OH, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA	(3)	Public REIT

(1)	As of March 31, 1999, all of the CNL Restaurant Properties, Inc. net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, the Restaurant Properties REIT and its consolidated subsidiaries have used proceeds from its lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.

(2)	As of December 31, 2006, approximately 53.3% of the assets acquired by CNL Hotels & Resorts, Inc. had been funded using debt. The balance was acquired using proceeds from the Hotels & Resorts REIT’s equity offerings.

(3)	As of December 31, 2006, approximately 40.0% of the assets acquired by CNL Retirement Properties, Inc. had been funded using debt. The balance was acquired using proceeds from the Retirement Properties REIT’s equity offerings.

A more detailed description of the acquisitions made by public real estate limited partnerships, CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. that were sponsored by Mr. Seneff and Mr. Bourne is set forth in prior performance Table VI, which is included in Part II of the post-effective amendment to the registration statement filed with the SEC for this offering. We will provide a copy of Table VI to our stockholders free of charge upon request. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc., and for a reasonable fee, a copy of the exhibits filed with such reports.

From 1973 through December 31, 2006, James M. Seneff, Jr. and/or Robert A. Bourne, directly or indirectly through affiliated entities, have served as general partners or the managing member of 82 nonpublic real estate programs. These programs raised a total of approximately $337.3 million from 6,613 investors, and purchased interests in a total of 331 projects including two mortgage loans. The projects consisted of 239 restaurant properties (representing 40.4% of the total capital raised by private programs), 41 commercial/retail properties (representing 6.4% of the total capital raised by private programs), 20 apartment projects (representing 4.9% of the total capital raised by private programs), 13 office buildings (representing 5.9% of the total capital raised by private programs), six seniors housing properties (representing 20.3% of total capital raised by private programs), five hotels/motels (representing 10.5% of the total capital raised by private programs), four tracts of undeveloped land (representing 0.5% of the total capital raised by private programs), one condominium development project (representing 0.2% of the total capital raised by private programs) and two mortgage loans (representing 11.2% of the total capital raised by private programs).

Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings for an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia for a purchase price of $1,712,000.

In addition to the real estate limited partnerships described above, in 2002, CNL Mortgage Fund, Ltd., a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2.5 million from 67 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership. CNL Mortgage Fund, Ltd. was organized for the purpose of investing in the mortgage loan on the property owned by 100 Legacy Park, Ltd., one of the private CNL limited partnerships.

In order to enable potential investors to evaluate the prior experience of Mr. Seneff and Mr. Bourne concerning the public programs described above that have investment objectives similar to one or more of our investment objectives, we have provided the foregoing tables and encourage potential investors to examine certain financial and other information in the Prior Performance Tables included as Appendix B of this prospectus.

DISTRIBUTION POLICY

We make distributions to the stockholders pursuant to the provisions of our articles of incorporation. For the years ended December 31, 2006 and 2005, we declared and paid cash distributions of approximately $33.7 million and $10.1 million, respectively, to the stockholders. For the years ended December 31, 2006 and 2005, approximately 71.9% and 51.9%, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 28.1% and 48.1%, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2006 and 2005, were required to be or have been treated by us as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

The following table presents total distributions declared and distributions per share (in thousands except per share data):

2005 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$ 1,281	$ 2,028	$ 2,784	$ 4,003	$ 10,096
Distributions per share	0.1272	0.1334	0.1374	0.1374	0.5354

2006 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$ 5,813	$ 7,281	$ 8,396	$ 12,236	$ 33,726
Distributions per share	0.1374	0.1374	0.1399	0.1475	0.5622

We have and intend to continue to pay distributions to our stockholders on a quarterly basis. We do not intend to increase the rate of distribution in the near future. However, the amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and expected long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other Permitted Investments acquired or made by us. We are required to distribute at least 90% of our taxable income to maintain our REIT qualification for tax purposes. We have and may continue to borrow on our revolving line of credit to fund distributions to stockholders at the end of each fiscal quarter. See “Management’s Discussion and Analysis of Financial Condition

and Results of Operations — Liquidity and Capital Resources” for additional information related to our sources of cash for distributions.

SUMMARY OF THE

ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

We are organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, we are governed by Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including our liabilities, stockholders, directors, officers, the amendment of articles of incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation.

Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

The articles of incorporation also permit listing by the board of directors after completion or termination of the initial offering.

The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to our company. For more complete provisions, refer to the Maryland General Corporation Law and our articles of incorporation and bylaws.

DESCRIPTION OF CAPITAL STOCK

We have authorized a total of 1.32 billion shares of capital stock, consisting of 1 billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock (“Excess Shares”), $0.01 par value per share. Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and 20 million are issuable in exchange for preferred stock as described below at “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” As of December 31, 2006 we had received approximately $1.2 billion (116,066,598 shares) in total offering proceeds. These total proceeds include subscriptions of approximately $21.7 million (2,168,758 shares) received from Pennsylvania investors in connection with our current offering. If certain proposed amendments to our articles are not approved by our stockholders, we have agreed to extend a written offer of rescission to those investors. Additionally, we will no longer be able to offer our shares for sale to residents of Pennsylvania if such approval is not obtained.

Our board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized shares, if it determines that such action is in our best interest.

We will not issue share certificates except to stockholders who make a written request to us. Each stockholder’s investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send us only an executed form, and we will provide the required form upon a stockholder’s request. We must receive the executed form and any other required documentation on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the articles of incorporation, transfers of shares shall be effective, and the transferee of the shares will be recognized as the holder of such shares as of the first day of the following month on which we receive properly executed documentation.

Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each share of common stock is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by the board of directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any of our assets remaining after payment in full of all creditors.

All of the shares offered hereby will be fully paid and nonassessable when issued.

The articles of incorporation authorize the board of directors to designate and issue from time to time one or more classes or series of common or preferred stock without stockholder approval. The board of directors may determine the relative rights, preferences, and privileges of each class or series of common or preferred stock so issued. To the extent common or preferred stock is issued in connection with an affiliated transaction, the issuance of such stock shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at our expense, to our legal counsel or independent legal counsel. Because the board of directors has the power to establish the preferences and rights of each class or series of common or preferred stock, it may afford the holders of any series or class of stock preferences, powers, and rights senior to the rights of holders of common stock offered in this offering; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of the shares of common stock as the consideration paid to us for each share of preferred stock bears to the book value of the shares of common stock on the date that such preferred stock is issued. The issuance of common or preferred stock could have the effect of delaying or preventing a change in control of our company.

Similarly, the voting rights per share of our equity securities (other than those publicly held) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held equity security. The board of directors currently has no plans to offer our equity securities in a private offering.

For a description of the characteristics of the Excess Shares, which differ from common stock and preferred stock in a number of respects, including voting and economic rights, see “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.”

BOARD OF DIRECTORS

The articles of incorporation provide that the number of directors cannot be less than three or more than 15. A majority of the board of directors will be Independent Directors. See the “Management — Independent Directors” section of this prospectus. Each director, other than a director elected to fill a vacancy, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. Independent Directors will appoint replacements for vacancies among the Independent Directors. Under the articles of incorporation, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in the articles of incorporation prohibits a director from being reelected by the stockholders. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

An annual meeting will be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under our bylaws, a special meeting of stockholders may be called by the chairman of the board, a majority of the directors, or a majority of the Independent Directors. Special meetings of the stockholders also may be called by our secretary upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding common stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the time and place of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after the written request is received, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding shall constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all of our stockholders.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR DIRECTORS AND PROPOSALS OF NEW BUSINESS

Our bylaws require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the directors. The bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Generally, our articles of incorporation may be amended only by the affirmative vote of our stockholders. In certain instances, the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote is required and in other instances the affirmative vote of the holders of two-thirds of such shares is required. To the extent permitted by Maryland corporate law, the stockholders may vote to amend our articles of incorporation, terminate or dissolve our company or remove one or more directors without any approval of the board of directors.

The board of directors may, upon the affirmative vote of a majority of the members of the board of directors, and without the approval of the stockholders, amend the articles of incorporation to increase the number of our authorized Equity shares. Without stockholder approval, the board of directors may not, (i) amend the articles of incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (ii) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (iii) cause a merger in which we do not survive or cause us to reorganize.

PROPOSED AMENDMENTS

As a condition for clearing our offering in Pennsylvania, the Pennsylvania Securities Commission has required us to undertake to amend certain provisions of Section 10 and Section 12 of our amended and restated articles of incorporation. The proposed amendments are discussed below:

Amendment to Section 10.1. Section 10.1 of our articles currently provides that a 2/3rds vote of stockholders is required to amend the provisions of our Articles relating to the procedures by which the board of directors and stockholders of our company shall approve extraordinary transactions such as mergers, sale of significant assets and share exchanges. Under the proposed amendment (which must be approved by such 2/3rds vote), subsequent changes to this provision would require only a majority vote. In addition, Section 10.1(ii) states: “[T]he Directors may amend these Articles of Incorporation without the consent of the Stockholders to the fullest extent so provided by the MGCL.”

Amendments to Sections 10.2, 10.3 and 12.1. Sections 10.2 and 10.3 of our Articles currently provide that the affirmative vote of at least a majority of our stockholders is required for a merger or consolidation of our company into, or a share exchange with, another or new entity. However, these provisions would not require a vote of stockholders in connection with certain mergers, consolidations or share exchanges where our company would be the surviving entity and Maryland law would not otherwise require that our stockholders were entitled to vote on such matter.

The proposed amendment to Sections 10.2, 10.3 and 12.1 of our articles of incorporation would require that stockholder approval be required for all mergers, consolidations and share exchanges of our company with or into other entities, except where a merger of another entity with our company is effected through a wholly-owned subsidiary of our company and the consideration to be paid by our company in the merger consists solely of cash, the merger may be approved solely by our directors unless the party to the merger is an affiliate of our Sponsor, our Advisor or our company. These amendments therefore would impact the approvals needed by us to complete such mergers. If these amendments to our articles are approved, our board will no longer have the ability to approve, without stockholder approval, potential mergers in which we will issue common stock as consideration in the merger.

On August 18, 2006, our board adopted resolutions amending, and recommending that our stockholders approve, amendments to Sections 10.1, 10.2, 10.3 and 12.1 of articles of incorporation as required by Pennsylvania. We expect to seek stockholder approval of the amendments at our next regular annual meeting of stockholders to be held on June 20, 2007. Under the existing articles of incorporation, the proposed amendments must be approved by the affirmative vote of not less than 2/3rds of stockholders entitled to vote thereon. If our stockholders vote to approve the amendments, we will file the amended articles of incorporation with the state Department of Assessments and Taxation of Maryland at which time the amendments will become effective.

If the proposed amendments are not approved by our stockholders at the annual meeting, we have assured the Pennsylvania Securities Commission that we will immediately cease making offers and sales of our securities to Pennsylvania residents and that we will not offer or sell our securities in the Commonwealth of Pennsylvania in the future. Additionally, pursuant to Section 504 of the Pennsylvania Securities Act of 1972, as amended, and the regulations promulgated thereunder, we have agreed to extend a written offer of rescission to all residents of the Commonwealth of Pennsylvania that have purchased our shares under the current offering. Thus, if these proposals are not approved by our stockholders, we may have to return monies to investors who are residents of the Commonwealth of Pennsylvania. As of December 31, 2006, we had received subscriptions of approximately $21.7 million from Pennsylvania investors in the current offering.

MERGERS, COMBINATIONS AND SALE OF ASSETS

A sale or other disposition of all or substantially all of our assets other than in the ordinary course of business, a merger in which we do not survive or a reorganization must be approved by the directors and holders of a majority of the shares of common stock outstanding and entitled to vote. In addition, any such transaction involving our affiliate or an affiliate of our Advisor also must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation’s shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Section 2.7 of our articles of incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between us and any person. Consequently, the five year prohibition and supermajority vote requirements will not apply to business combinations between us and any stockholder.

CONTROL SHARE ACQUISITIONS

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer and/or officers or directors who are employees of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

Section 2.8 of our articles of incorporation provides that the Maryland Control Share Acquisition Act is inapplicable to any acquisition of our securities by any person. Consequently, in instances where the board of directors otherwise waives or modifies restrictions relating to the ownership and transfer of our securities or such restrictions are otherwise removed, our control shares will have voting rights, without having to obtain the approval of a supermajority of the outstanding shares eligible to vote thereon.

TERMINATION AND REIT STATUS

The articles of incorporation provide for our voluntary termination and dissolution by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, our articles of incorporation permit the stockholders to terminate the our status as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

Under our articles of incorporation, we automatically will terminate and dissolve on December 31, 2015, unless a listing occurs, in which event we will automatically become a perpetual life entity. If our shares are not listed on or before December 31, 2015, we will sell our assets and distribute net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless stockholders owning a majority of our shares elect to extend the duration of our company by amending our articles of incorporation. In making a determination of whether listing is in the best interest of our stockholders, the board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity.

RESTRICTION OF OWNERSHIP

To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Federal Income Tax Considerations — Taxation of CNL Income Properties.”

To ensure that we satisfy these requirements, our articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any person to no more than 9.8% of the outstanding shares of such common stock or 9.8% of any series of preferred stock, which we refer to as the “ownership limitation” herein. It is the responsibility of each person (as defined in the articles of incorporation) owning (or deemed to own) more than 5% of the outstanding shares of common stock or any series of outstanding preferred stock to give us written notice of such ownership. In addition, to the extent deemed necessary by our directors, we can demand that each stockholder disclose to us in writing all information regarding the beneficial and constructive ownership (as such terms are defined in the articles of incorporation) of the common stock and preferred stock. However, our articles of incorporation generally provide that the board of directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the board of directors, may, in its sole discretion, waive the application of certain transfer restrictions or the 9.8% ownership limit to a person if the board of directors determines that such person’s ownership our of common stock and/or preferred stock will not jeopardize our status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT under the Code.

Subject to the Board’s ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of our common stock or preferred stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the ownership limit; (ii) result in our disqualification as a REIT under the Code, including any transfer that results in: (a) our common stock and/or preferred stock being owned by fewer than 100 Persons, (b) our being “closely held” within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize our status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of our excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of:

•	the proceeds of the sale;

•

the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or

•	the pro rata amount of the prohibited owner’s initial capital investment in us properly allocated to such shares of excess stock.

All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, we have the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of our stock on the date we exercise our option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the articles of incorporation.

For purposes of the articles of incorporation, the term “person” as used in this section shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) our Advisor during the period ending on December 31, 2004, or (ii) an underwriter which participated in a public offering of shares for a period of sixty (60) days following the initial purchase by such underwriter of shares therein, provided that the foregoing exclusions shall apply only if the ownership of such shares by our Advisor or an underwriter would not cause us to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause us to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

Directors serve in a fiduciary capacity and shall have a fiduciary duty to our stockholders, which duty shall include a duty to supervise our relationship with our Advisor. See “Conflicts of Interest — Competition to Acquire Properties and Invest in Loans and Other Financings.”

LIMITATION OF LIABILITY AND INDEMNIFICATION

Pursuant to Maryland corporate law and our articles of incorporation, we are required to indemnify and hold harmless a present or former director, officer, Advisor, or its affiliates and may indemnify and hold harmless a present or former employee or agent (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, Advisor, affiliate, employee, or agent acted in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in our best interests. We will not indemnify or hold harmless the Indemnitee if:

•	the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct;

•	the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;

•	the Indemnitee received an improper personal benefit in money, property, or services;

•	in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or

•	in a proceeding by or in the right of our company, the Indemnitee shall have been adjudged to be liable to us.

In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Pursuant to our articles of incorporation, we are required to pay or reimburse reasonable expenses incurred by a present or former director, officer, Advisor or affiliates and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following conditions are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as our director, officer, Advisor, affiliate, employee or agent; (ii) the Indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our articles of incorporation; (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if the proceeding was initiated by our stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. Our articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of our Net Assets, and no portion may be recoverable from the stockholders.

There are certain defenses under Maryland corporate law available to directors in the event of a stockholder action against them. One such defense is the “business judgment rule.” A director can argue that he or she performed the action giving rise to the stockholder’s action in good faith and in a manner he or she reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the articles of incorporation.

We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and directors under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the articles of incorporation, they provide greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the board of directors or by the stockholders.

REMOVAL OF DIRECTORS

Under the articles of incorporation, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock that is outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

Our Advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of such books of account, together with all of our other records, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses, telephone numbers and the number of shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at our home office by a stockholder or his or her designated agent upon such stockholder’s request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes. The purposes for which a stockholder may request a list include matters relating to his or her voting rights.

If our Advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the directors shall be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in us. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON “ROLL-UP” TRANSACTIONS

In connection with a proposed Roll-Up Transaction, which, in general terms, refers to any transaction involving our acquisition, merger, conversion, or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties shall be obtained from an independent expert. In order to qualify as an independent expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with our Advisor or directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type we hold. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert shall clearly state that the engagement is for our benefit and that of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

•	one of the following:

➢	remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

➢	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

•

which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of our articles of incorporation and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company. (See “Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock” and “Summary of the Articles of Incorporation and Bylaws — Stockholder Meetings,”);

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

•

in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of our articles of incorporation and described in “Summary of the Articles of Incorporation and Bylaws — Inspection of Books and Records,” above; or

•	in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary of how we are taxed and the material federal tax consequences to the holders of our securities is for general information only and is not tax advice. This summary does not address all aspects of taxation that may be relevant to certain types of holders of stock or securities (including, but not limited to, insurance companies, tax exempt entities, financial institutions or broker dealers, persons holding shares of common stock as part of a hedging, integrated conversion or constructive sale transaction or a straddle, traders in securities that use a mark to market method of accounting for their securities, investors in pass through entities and foreign corporations and persons who are not citizens or residents of the United States).

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This summary is based on current U.S. federal income tax law. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of our securities as set forth in this summary. Before you purchase our securities, you should consult your own tax advisor regarding the particular U.S. federal, state, local, foreign and other tax consequences of acquiring, owning and selling our securities.

It is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

TAXATION OF CNL INCOME PROPERTIES

General. We elected to be taxed as a real estate investment trust (or REIT) commencing with our first taxable year ending December 31, 2004. We intend to continue to operate in such a manner as to qualify as a REIT, but there is no guarantee that we will qualify or remain qualified as a REIT for subsequent years. Qualification and taxation as a REIT depends upon our ability to meet a variety of qualification tests imposed under federal income tax law with respect to income, assets, distribution level and diversity of share ownership as discussed below under “—Qualification as a REIT.” There can be no assurance that we will be owned and organized and will operate in a manner so as to qualify or remain qualified.

In any year in which we qualify as a REIT, in general, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to stockholders. We may, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed. If we elect to retain and pay income tax on our net long-term capital gain, stockholders are required to include their proportionate share of our undistributed long-term capital gain in income, but they will receive a refundable credit for their share of any taxes paid by us on such gain.

Despite the REIT election, we may be subject to federal income and excise tax as follows:

•

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates;

•	We may be subject to the “alternative minimum tax” on certain items of tax preference to the extent that this tax exceeds our regular tax;

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

•

Any net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than dispositions of foreclosure property and dispositions of property due to an involuntary conversion) will be subject to a 100% tax;

•

If we fail to satisfy either the 75% or 95% gross income tests (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of (i) 75% of our gross income over the amount of qualifying gross income for purposes of the 75% gross income test (discussed below) or (ii) 95% of our gross income (90% of our gross income for taxable years beginning on or before October 22, 2004) over the amount of qualifying gross income for purposes of the 95% gross income test (discussed below) multiplied by (2) a fraction intended to reflect our profitability;

If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year (other than capital gain that we elect to retain and pay tax on) and (3) any undistributed taxable income from preceding periods, we will be subject to a 4% excise tax on the excess of such required distribution over amounts actually distributed; and

•

We will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid to us by any of our “taxable REIT subsidiaries” that would be reduced through reallocation under certain federal income tax principles in order to more clearly reflect income of the taxable REIT subsidiary. See “—Qualification as a REIT.”

If we acquire any assets from a corporation which is or has been a “C” corporation in a carryover basis transaction, we could be liable for specified liabilities that are inherited from the “C” corporation. A “C” corporation is generally defined as a corporation that is required to pay full corporate level federal income tax. If we recognize gain on the disposition of the assets during the ten-year period beginning on the date on which we acquired the assets, then to the extent of the assets’ “built in gain” (i.e., the excess of the fair market value of the asset over the adjusted tax basis in the asset, in each case determined as of the beginning of the ten-year period), we will be subject to tax on the gain at the highest regular corporate rate applicable. The results described in this paragraph with respect to the recognition of built in gain assume that the built in gain assets, at the time the built in gain assets were subject to a conversion transaction (either where a “C” corporation elected REIT status or a REIT acquired the assets from a “C” corporation), were not treated as sold to an unrelated party and gain recognized.

Qualification as a REIT. A REIT is defined as a corporation, trust or association:

1.	which is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	which would be taxable as a domestic corporation but for the federal income tax law relating to REITs;

4.	which is neither a financial institution nor an insurance company;

5.	the beneficial ownership of which is held by 100 or more persons in each taxable year of the REIT except for its first taxable year;

6.	not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, excluding its first taxable year, directly or indirectly, by or for five or fewer individuals (which includes certain entities) (the “Five or Fewer Requirement”); and

7.	which meets certain income and asset tests described below.

The first four conditions above inclusive, must be met during the entire taxable year and condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (6).

Based on publicly available information, we believe we have satisfied the share ownership requirements set forth in (5) and (6) above. In addition, Article 7, Section 7.6 of our Amended and Restated Articles of Incorporation, provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

We have complied with, and will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If despite sending the annual letters, we do not know, or after exercising reasonable diligence would not have known, whether we failed to meet the Five or Fewer Requirement, we will be treated as having met the Five or Fewer Requirement. If we fail to comply with these regulatory rules, we will be subject to a monetary penalty. If our failure to comply was due to intentional disregard of the requirement, the penalty would be increased. However, if our failure to comply were due to reasonable cause and not willful neglect, no penalty would be imposed.

We may own a number of properties through wholly owned subsidiaries. A corporation will qualify as a “qualified REIT subsidiary” if 100% of its stock is owned by a REIT and the REIT does not elect to treat the subsidiary as a taxable REIT subsidiary. A “qualified REIT subsidiary” will not be treated as a separate corporation, and all assets, liabilities and items of income, deductions and credits of a “qualified REIT subsidiary” will be treated as assets, liabilities and items (as the case may be) of the REIT. A “qualified REIT subsidiary” is not subject to federal income tax, and its ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the value or total voting power of such issuer or more than 5% of the value of its total assets, as described below under “—Asset Tests.”

If we invest in a partnership, a limited liability company or a trust taxed as a partnership or as a disregarded entity, we will be deemed to own a proportionate share of the partnership’s, limited liability company’s or trust’s assets. Likewise, we will be treated as receiving our share of the income and loss of the partnership, limited liability company or trust, and the gross income will retain the same character in our hands as it has in the hands of the partnership, limited liability company or trust. These “look-through” rules apply for purposes of the income tests and assets tests described below.

Income tests. There are two separate percentage tests relating to our sources of gross income that we must satisfy for each taxable year.

•

At least 75% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from “rents from real property,” other income from investments relating to real property or mortgages on real property or certain income from qualified temporary investments.

•

At least 95% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% gross income test and from dividends (including dividends from taxable REIT subsidiaries) and interest.

For taxable years beginning on or before October 22, 2004, (1) payments to us under an interest rate swap or cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by us to reduce interest rate risk on indebtedness incurred or to be incurred and (2) gain from the sale or other disposition of any such investment are treated as income qualifying under the 95% gross income test. As to transactions entered into in taxable years beginning after October 22, 2004, any income from a “clearly identified” hedging transaction that is entered into by us in the normal course of business, directly or indirectly, to manage the risk of interest rate movements, price changes or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by us or such other risks that are prescribed by the Internal Revenue Service, is excluded from the 95% gross income test. In general, a hedging transaction is “clearly identified” if (1) the transaction is identified as a hedging transaction before the end of the day on which it is entered into and (2) the items or risks being hedged are identified “substantially contemporaneously” with the hedging transaction. An identification is not substantially contemporaneous if it is made more than 35 days after entering into the hedging transaction.

Rents received by us will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT only if several conditions are met:

•

The amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales.

•

Rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of the tenant, unless the tenant is its taxable REIT subsidiary and certain other requirements are met with respect to the real property being rented.

•

If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.”

•

For rents to qualify as rents from real property, we generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an “independent contractor” from whom we derive no income, except that we may directly provide services that are “usually or customarily rendered” in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise considered “rendered to the occupant for his convenience.”

For taxable years beginning after August 5, 1997, a REIT has been permitted to render a de minimis amount of impermissible services to tenants and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, impermissible services may be furnished to tenants by a taxable REIT subsidiary subject to certain conditions, and we may still treat rents received with respect to the property as rent from real property.

The term “interest” generally does not include any amount if the determination of the amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage of receipts or sales.

We have represented with respect to our leasing of the properties that we will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a property or which are not usually or customarily furnished or rendered in connection with the rental of space for occupancy only; or (iv) enter into any lease with a Related Party Tenant. Specifically, we expect that virtually all of our income will be derived from leases of the type described in “Business — Description of Property Leases,” and we do not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% or 95% income tests.

In addition, we may be paid interest on its mortgage loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the net income or profits of any person. If a mortgage loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. With the possible exception of mortgage loans secured by interests in marinas, we represent that this will always be the case. Therefore, income generated through our investments in mortgage loans secured by properties other than marinas will be treated as qualifying income under the 75% gross income test.

Rents from personal property will satisfy the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not qualify under either the 75% or 95% gross income tests.

License income and other income from the right to use property which is not properly characterized as a lease for federal income tax purposes will not qualify under either the 75% or 95% gross income tests. Rents from leases of marina properties may not qualify under the 75% or 95% gross income tests to the extent of the portion of the rental income properly allocable to the value of the water rights associated with the marina.

Income from sales of property by a REIT which are held for sale to customers may be subject to a 100% “prohibited transactions tax” and would not constitute gross income for purposes of the 75% and 95% gross income tests. Properties which we acquired for the purpose of developing and selling to third parties, such as certain interests in vacation ownership properties will be held by us through a TRS and subject to corporate level taxes. Net after-tax income of a TRS may be distributed to us and will be qualifying income for purposes of the 95% but not the 75% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are eligible for relief. For taxable years beginning on or before October 22, 2004, these relief provisions generally will be available if (1) our failure to meet such tests was due to reasonable cause and not due to willful neglect; (2) we attach a schedule of the sources of our income to our return; and (3) any incorrect information on the schedule was not due to fraud with intent to evade tax. For taxable years beginning after October 22, 2004, these relief provisions generally will be available if (1) following our identification of the failure, we file a schedule for such taxable year describing each item of our gross income and (2) the failure to meet such tests was due to reasonable cause and not due to willful neglect.

It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on an amount equal to (a) the gross income attributable to (1) 75% of our gross income over the amount of qualifying gross income for purposes of the 75% income test and (2) 95% of our gross income (90% of our gross income for taxable years beginning on or before October 22, 2004) over the amount of qualifying gross income for purposes of the 95% income test, multiplied by (b) a fraction intended to reflect our profitability.

Asset Tests. Within 30 days after the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets determined in accordance with generally accepted accounting principles. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operation), government securities and qualified temporary investments. The term “real estate assets” includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

It is anticipated that the bulk of our assets will be “real estate assets” including direct and indirect interests in real property, direct and indirect interests in leaseholds of land and any improvements thereon, and interests in mortgages secured by any of the foregoing. However, certain of our properties, such as our interests in marinas, may represent interests in property that does not qualify, in whole or in part, as “real estate assets” under prevailing interpretations of the tax laws. We have represented that at the end of each quarter the sum of the value of any personal property owned by it plus the value of all other company assets not qualifying for the 75% Asset Test, in the aggregate represented less than 25% of our total assets. No independent appraisals have been or will be acquired to support this representation, and counsel, in rendering our opinion as to the qualifications of us as a REIT, is relying on the conclusions of us and our senior management as to the relative values of our assets. There can be no assurance however, that the Internal Revenue Service may not contend that the value of any personal property or other property owned by us not qualifying for the 75% Asset Test, exceeds 25% of our total assets.

Although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote (the “10% vote test”) or value (the “10% value test”) of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary. Further, no more than 20% of the total assets may be represented by securities of one or more taxable REIT subsidiaries (the “20% asset test”) and no more than 5% of the value of our total assets may be represented by securities of any non-governmental issuer other than a qualified REIT subsidiary (the “5% asset test”), another REIT or a taxable REIT subsidiary. Each of the 10% vote test, the 10% value test and the 20% and 5% asset tests must be satisfied at the end of each quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.

For taxable years beginning after December 31, 2000, certain items are excluded from the 10% value test, including (1) straight debt securities of an issuer; (2) any loan to an individual or an estate; (3) any rental agreement described in Section 467 of the Code, other than with a “related person”; (4) any obligation to pay rents from real property; (5) certain securities issued by a state or any subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (6) any security issued by a REIT; and (7) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of security (“excluded securities”). Special rules apply to straight debt securities issued by corporations and entities taxable as partnerships for federal income tax purposes. If a REIT, or its taxable REIT subsidiary, holds (1) straight debt securities of a corporate or partnership issuer and (2) securities of such issuer that are not excluded securities and have an aggregate value greater than 1% of such issuer’s outstanding securities, the straight debt securities will be included in the 10% value test.

A REIT’s interest as a partner in a partnership is not treated as a security for purposes of applying the 10% value test to securities issued by the partnership. For taxable years beginning after December 31, 2000, any debt instrument issued by a partnership will not be a security for purposes of applying the 10% value test (1) to the extent of the REIT’s interest as a partner in the partnership and (2) if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) would qualify for the 75% gross income test. For taxable years beginning after October 22, 2004, for purposes of the 10% value test, a REIT’s interest in a partnership’s assets is the REIT’s proportionate interest in any securities issued by the partnership (other than the excluded securities described in the preceding paragraph).

With respect to corrections of failures for which the requirements are satisfied after October 22, 2004, regardless of whether such failures occurred in taxable years beginning on, before or after such date, as to violations of the 10% vote test, the 10% value test or the 5% asset test, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets. For violations of any of the REIT asset tests due to reasonable cause and not willful neglect that exceed the thresholds described in the preceding sentence, a REIT can avoid disqualification as a REIT after the close of a taxable quarter by taking certain steps, including disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non qualifying assets during the period of time that the assets were held as non qualifying assets and filing a schedule with the Internal Revenue Service that describes the non qualifying assets.

Investments in Taxable REIT Subsidiaries. For taxable years beginning after December 31, 2000, REITs may own more than 10% of the voting power and value of securities in taxable REIT subsidiaries. CNL Income Prospectus and any taxable corporate entity in which we own an interest are allowed to jointly elect to treat such entity as a “taxable REIT subsidiary.”

We intend to own one or more taxable REIT subsidiaries. Taxable REIT subsidiaries are subject to full corporate level federal taxation on their earnings but are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status. Our taxable REIT subsidiaries will attempt to minimize the amount of these taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent our taxable REIT subsidiaries are required to pay federal, state or local taxes, the cash available for distribution as dividends to us from our taxable REIT subsidiaries will be reduced.

The amount of interest on related-party debt that a taxable REIT subsidiary may deduct is limited. Further, a 100% tax applies to any interest payments by a taxable REIT subsidiary to our affiliated REIT to the extent the interest rate is not commercially reasonable. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any of these restrictions.

The Internal Revenue Service may reallocate costs between a REIT and its taxable REIT subsidiary where there is a lack of arm’s-length dealing between the parties. Any deductible expenses allocated away from a taxable REIT subsidiary would increase its tax liability. Further, any amount by which a REIT understates its deductions and overstates those of its taxable REIT subsidiary will, subject to certain exceptions, be subject to a 100% tax. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which we own an interest.

Annual Distribution Requirements. In order to avoid being taxed as a regular corporation, we are required to make distributions (other than capital gain distributions) to our stockholders which qualify for the dividends paid deduction in an amount at least equal to (1) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the after-tax net income, if any, from foreclosure property, minus (2) a portion of certain items of non-cash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular distribution payment after such declaration. The amount distributed must not be preferential. This means that every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Finally, as discussed above, we may be subject to an excise tax if we fail to meet certain other distribution requirements. We intend to make timely distributions sufficient to satisfy these annual distribution requirements.

It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to, among other things, (1) timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of income and deduction of expenses in arriving at its taxable income, or (2) the payment of severance benefits that may not be deductible to us. For example, in the event of the default or financial failure of one or more tenants, we might be required to continue to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, we might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, our cash available for making distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to us is insufficient, we might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling assets. In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay dividends in the form of taxable stock dividends in order to meet the distribution requirement.

Under certain circumstances, in the event of a deficiency determined by the Internal Revenue Service, we may be able to rectify a resulting failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions; however, we will be required to pay applicable penalties and interest based upon the amount of any deduction taken for deficiency distributions.

Failure to Qualify as a REIT. If we fail to qualify for taxation as a REIT in any taxable year, we will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible nor will any particular amount of distributions be required to be made in any year. All distributions to stockholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits allocable to these distributions and, subject to certain limitations, will be eligible for the dividends received deduction for corporate stockholders. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to statutory relief. Failure to qualify for even one year could result in our need to incur indebtedness or liquidate investments in order to pay potentially significant resulting tax liabilities.

In addition to the relief described above under “—Income Tests” and “—Asset Tests,” relief is available in the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision, and (3) the violation does not include a violation described under “—Income Tests” or “—Asset Tests” above. It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions.

TAXATION OF STOCKHOLDERS

Treatment of Taxable U.S. Stockholders. The following summary applies to you only if you are a “U.S. stockholder.” A “U.S. stockholder” is a stockholder of shares of stock who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity classified as a corporation or partnership for these purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons, within the meaning of the Internal Revenue Code, has the authority to control all of the trust’s substantial decisions.

So long as we qualify for taxation as a REIT, distributions on shares of our stock made out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for U.S. corporate stockholders.

Generally, for taxable years ending after May 6, 2003 through December 31, 2010, the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax is 15%. Except in limited circumstances, this tax rate will not apply to dividends paid to you by us on our shares, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you with respect to our shares that are attributable to: (1) dividends received by us from non-REIT corporations or other taxable REIT subsidiaries; (2) income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we do not distribute 100% of our REIT taxable income for the prior year); or (3) the amount of any earnings and profits that were distributed by us and accumulated in a non-REIT year.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year), without regard to the period for which you held its stock. However, if you are a corporation, you may be required to treat a portion of some capital gain dividends as ordinary income.

If we elect to retain and pay income tax on any net long-term capital gain, you would include in income, as long-term capital gain, your proportionate share of this net long-term capital gain. You would also receive a refundable tax credit for your proportionate share of the tax paid by us on such retained capital gains and you would have an increase in the basis of your shares of our stock in an amount equal to your includable capital gains less your share of the tax deemed paid.

You may not include in your federal income tax return any of our net operating losses or capital losses. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to you. In addition, any distribution declared by us in October, November or December of any year on a specified date in any such month shall be treated as both paid by us and received by you on December 31 of that year, provided that the distribution is actually paid by us no later than January 31 of the following year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under “Federal Income Tax Considerations — Taxation of CNL Income Properties — General” and “Federal Income Tax Considerations — Taxation of CNL Income Properties — Qualification as a REIT” above. As a result, you may be required to treat as taxable dividends certain distributions that would otherwise result in a tax-free return of capital. Moreover, any “deficiency dividend” will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be), regardless of its earnings and profits. Any other distributions in excess of current or accumulated earnings and profits will not be taxable to you to the extent these distributions do not exceed the adjusted tax basis of your shares of its stock. You will be required to reduce the tax basis of your shares of our stock by the amount of these distributions until the basis has been reduced to zero, after which these distributions will be taxable as capital gain, if the shares of our stock are held as a capital asset. The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the shares of our stock. Any loss upon a sale or exchange of shares of our stock which were held for six months or less (after application of certain holding period rules) will generally be treated as a long-term capital loss to the extent you previously received capital gain distributions with respect to these shares of our stock.

Upon the sale or exchange of any shares of its stock to or with a person other than us or a sale or exchange of all shares of its stock (whether actually or constructively owned) with it you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in these shares of its stock. This gain will be capital gain if you held these shares of its stock as a capital asset.

If we redeem any of your shares in our company, the treatment can only be determined on the basis of particular facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” with respect to you. In applying these tests, there must be taken into account your ownership of all classes of our equity securities (e.g., common stock, preferred stock, depositary shares and warrants). You also must take into account any equity securities that are considered to be constructively owned by you.

If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is probable that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you. However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to the particular situation.

Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shareholdings in us that you own. If you own no other shareholdings in it under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate, which is currently 15%. Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the long-term capital gains rate or as gain taxable to individual stockholders at a maximum rate of 25%.

Treatment of Tax-Exempt U.S. Stockholders. Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts (“Exempt Organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). The Internal Revenue Service has issued a published revenue ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on this ruling, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the shares of our stock with debt, a portion of its income from us will constitute UBTI pursuant to the “debt financed property” rules. Likewise, a portion of the Exempt Organization’s income from us would constitute UBTI if we held a residual interest in a real estate mortgage investment conduit.

In addition, in certain circumstances, a pension trust that owns more than 10% of our stock is required to treat a percentage of its dividends as UBTI. This rule applies to a stock bonus, pension or profit-sharing trust holding more than 10% of our stock only if (1) the percentage of our income that is UBTI (determined as if we were a pension trust) is at least 5%, (2) we qualify as a REIT by reason of the modification of the Five or Fewer Requirement that allows beneficiaries of the pension trust to be treated as holding shares in proportion to their actuarial interests in the pension trust, and (3) either (i) one pension trust owns more than 25% of the value of our stock or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively own more than 50% of the value of our stock.

Backup Withholding and Information Reporting. Under certain circumstances, you may be subject to backup withholding at applicable rates on payments made with respect to, or cash proceeds of a sale or exchange of, shares of our stock. Backup withholding will apply only if you: (1) fail to provide a correct taxpayer identification number, which if you are an individual, is ordinarily your social security number; (2) furnish an incorrect taxpayer identification number; (3) are notified by the Internal Revenue Service that you have failed to properly report payments of interest or dividends; or (4) fail to certify, under penalties of perjury, that you have furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified you that you are subject to backup withholding.

Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. You should consult with a tax advisor regarding qualification for exemption from backup withholding, and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to payment to a stockholder will be allowed as a credit against such stockholder’s United States federal income tax liability and may entitle such stockholder to a refund, provided that the required information is provided to the Internal Revenue Service. In addition, withholding a portion of capital gain distributions made to stockholders may be required for stockholders who fail to certify their non-foreign status.

Taxation of Foreign Stockholders. The following summary applies to you only if you are a foreign person. The federal taxation of foreign persons is a highly complex matter that may be affected by many considerations.

Except as discussed below, distributions to you of cash generated by its real estate operations in the form of ordinary dividends, but not by the sale or exchange of its capital assets, generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and you file with us the required form evidencing the lower rate.

In general, you will be subject to United States federal income tax on a graduated rate basis rather than withholding with respect to your investment in its stock if such investment is “effectively connected” with your conduct of a trade or business in the United States. A corporate foreign stockholder that receives income that is, or is treated as, effectively connected with a United States trade or business may also be subject to the branch profits tax, which is payable in addition to regular United States corporate income tax. The following discussion will apply to foreign stockholders whose investment in us is not so effectively connected. We expect to withhold United States income tax, as described below, on the gross amount of any distributions paid to you unless (1) you file an Internal Revenue Service Form W-8ECI with us claiming that the distribution is “effectively connected” or (2) certain other exceptions apply.

Distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to you under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) as if these distributions were gains “effectively connected” with a United States trade or business. Accordingly, you will be taxed at the normal capital gain rates applicable to a U.S. stockholder on these amounts, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a branch profits tax in the hands of a corporate foreign stockholder that is not entitled to treaty exemption.

We will be required to withhold from distributions subject to FIRPTA, and remit to the Internal Revenue Service, 35% of designated capital gain dividends, or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding.

For taxable years beginning after October 22, 2004, any capital gain dividend with respect to any class of stock that is “regularly traded” on an established securities market will be treated as an ordinary dividend if the foreign stockholder did not own more than 5% of such class of stock at any time during the taxable year. Under this provision, foreign stockholders generally will not be required to report distributions received from us on U.S. federal income tax returns and all distributions treated as dividends for U.S. federal income tax purposes including any capital gain dividend will be subject to a 30% U.S. withholding tax (unless reduced under an applicable income tax treaty) as discussed above. In addition, the branch profits tax will no longer apply to such distributions.

Unless its shares constitute a “United States real property interest” within the meaning of FIRPTA or are effectively connected with a U.S. trade or business, a sale of our shares by you generally will not be subject to United States taxation. Our shares will not constitute a United States real property interest if we qualify as a “domestically controlled REIT.” We do, and expects to continue to, qualify as a domestically controlled REIT. A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by foreign stockholders. However, if you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, you will be subject to a 30% tax on such capital gains. In any event, a purchaser of its shares from you will not be required under FIRPTA to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser may be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Backup withholding tax and information reporting will generally not apply to distributions paid to you outside the United States that are treated as (1) dividends to which the 30% or lower treaty rate withholding tax discussed above applies; (2) capital gains dividends; or (3) distributions attributable to gain from the sale or exchange by us of U.S. real property interests. Payment of the proceeds of a sale of stock within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. person (and the payor does not have actual knowledge that the beneficial owner is a U.S. person) or otherwise established an exemption. You may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

Potential Legislation or Other Actions Affecting Tax Consequences. Current and prospective securities holders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in it.

CHARACTERIZATION OF PROPERTY LEASES

Our ability to claim certain tax benefits associated with ownership of the properties, such as depreciation, depends on a determination that the lease transactions engaged in by us are true leases, under which we are the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the Internal Revenue Service that we are not the owner of the properties for federal income tax purposes may have adverse consequences to us, such as the denying of our depreciation deductions. Moreover, a denial of our depreciation deductions could result in a determination that our distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, if we have sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a “deficiency dividend” (plus a penalty and interest). Furthermore, in the event that it was determined that we were not the owner of a particular property, the income that we would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such property will have the effect of making the building serve as collateral for the debt obligation.

While certain characteristics of the leases anticipated to be entered into by us suggest that we might not be the owner of the properties, such as the fact that such leases are triple-net lease, a substantial number of other characteristics indicate the bona fide nature of such leases and that we will be the owner of the properties. For example, we will bear the risk of substantial loss in the value of the properties, since we will acquire its interests in the properties with an equity investment, rather than with nonrecourse indebtedness. Further, we, rather than the tenant, will benefit from any appreciation in the properties, since we will have the right at any time to sell or transfer its properties, subject to the tenant’s right to purchase the property at a price not less than the property’s fair market value (determined by appraisal or otherwise).

Other characteristics of our ownership of the properties are that (i) the tenants are liable for repairs and to return the properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the properties and, to the extent not so used, belong to us; (iii) the tenants agree to subordinate their interests in the properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and (iv) we have not relinquished the properties to the tenants for their entire useful lives but instead have retained a significant residual interest in them because we have determined that the properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of our cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases.

INVESTMENT IN JOINT VENTURES

As indicated in “Business — Joint Venture Arrangements,” we may participate in joint ventures which own and lease properties. Assuming that the joint ventures have the characteristics described in “Business — Joint Venture Arrangements,” and are operated in the same manner that we operate with respect to properties that we own directly, the joint ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code, and not as associations taxable as corporations, and we will be subject to tax as a partner pursuant to Sections 701-761 of the Code.

If a joint venture were to be treated as an association taxable as a corporation, we would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the joint venture’s assets. In addition, the items of income and deduction of the joint venture would not pass through to us. Instead, the joint venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the joint venture’s taxable income. Moreover, a determination that a joint venture is taxable as a corporation could cause us to fail to satisfy the asset tests for qualification as a REIT.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with our audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following:

•

financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the period to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid by us to our Advisor and any affiliate of our Advisor and including fees or charges paid to our Advisor and any affiliate of our Advisor by third parties doing business with us;

•

our Operating Expenses, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of our assets, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of our Net Income;

•	a report from the Independent Directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination;

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, and our directors, Advisor and any affiliate, occurring during the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and

•

distributions to the stockholders for the period, identifying the source of such distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances may accompany the distributions (with the statement as to the source of distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

Within 90 days following the close of each of our fiscal years, each stockholder that is a Plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in our company. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $10.00 per share. If no public offering is ongoing, and until listing, the statement will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property; and (ii) a review of the outstanding loans, and other Permitted Investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan and other Permitted Investment. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither us nor our affiliates thereby make any warranty, guarantee, or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their shares.

We are required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Commission on Form 10-Q and stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding us and our activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to us. If we are not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 90 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

Stockholders and their duly authorized representatives are entitled to inspect and copy our books and records at their expense at all times during regular business hours, upon reasonable prior notice to us and at the location where we keep such reports. Stockholders, upon request and at their expense, may obtain full information regarding our financial condition and, subject to certain confidentiality and other requirements, may obtain a list containing the name, address, and shares held by each stockholder. See “Summary of the Articles of Incorporation and Bylaws — Inspection of Books and Records.”

Our fiscal year will be the calendar year.

Our federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by us. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each of our fiscal years. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available for inspection and review by any interested stockholder at our office.

THE OFFERING

GENERAL

A maximum of 200 million shares are being offered. We have initially designated five million shares to be offered to stockholders purchasing shares in this offering who elect to participate in the reinvestment plan and who receive a copy of this prospectus or a separate prospectus for the reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of these shares in this offering. Similarly, prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the Reinvestment Agent and we anticipate additional demand for our reinvestment plan shares, we may decide to reallocate a portion of the shares designated for this offering to the reinvestment plan. Any shares purchased pursuant to the reinvestment plan will be purchased at $9.50 per share. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this prospectus or a separate prospectus. See “Summary of Reinvestment Plan.” The board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.

Individuals must initially invest a minimum of $5,000 and qualified plans must initially invest at least $4,000. Any investor who has made the required minimum investment either through this offering and/or our prior offering may purchase additional shares in increments of one share. See “The Offering — Subscription Procedures” and “Summary of Reinvestment Plan.”

PLAN OF DISTRIBUTION

The shares are being offered to the public on a “best efforts” basis (which means that no one is guaranteeing that any minimum amount will be sold) through the participating brokers, who will be members of the National Association of Securities Dealers, Inc. (the “NASD”) or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The participating brokers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of our shares. Both James M. Seneff, Jr. and Robert A. Bourne are affiliates and licensed principals of the Managing Dealer, and our Advisor is an affiliate of the Managing Dealer. The Managing Dealer does not intend to purchase any shares in this offering.

Participating brokers in the offering are required to deliver a copy of the prospectus to each potential investor. We plan to make this prospectus, the subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to participating brokers as an alternative to paper copies. As a result, if a participating broker chooses, with an investor’s prior consent, it may provide an investor with the option of receiving the prospectus, the subscription agreement, offering documents, administrative and transfer forms, as well as marketing materials, electronically. If the participating broker chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and NASD and any laws or regulations related to the electronic delivery of documents. In any case, an investor may always receive a paper copy of these documents upon request to the participating broker.

Prior to a subscriber’s admission as a stockholder, funds paid by such subscriber prior to May 15, 2007 will be deposited in an interest-bearing escrow account with Wachovia Bank. Funds paid by such subscriber on or after May 15, 2007 will be deposited in an interest-bearing escrow account with Wells Fargo Bank. We will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on such subscriber’s funds within 30 days after the date the subscriber is admitted as a stockholder. Interest will be payable only to those subscribers whose funds have been held in escrow by our Escrow Agent for at least 20 days. Stockholders otherwise are not entitled to interest earned on our funds or to receive interest on their invested capital. See “The Offering — Escrow Arrangements.”

Subject to the provisions for a reduction of the selling commissions, the marketing support fee and the Acquisition Fee described below, we will pay the Managing Dealer an aggregate of 7.0% of the Gross Proceeds as selling commissions. The Managing Dealer will reallow a portion of this fee up to 6.5% to the participating brokers with respect to shares they sell. In addition, we will pay participating brokers for actual expenses incurred in connection with the due diligence of us and this offering and such reimbursement will be paid following submission of invoices supporting such expenses. We will also pay to the Managing Dealer an amount equal to 3.0% of Gross Proceeds as a marketing support fee. A portion of this fee up to 2.5% may be reallowed to any participating broker who initials the applicable section in the participating broker agreement with the Managing Dealer. Generally, the Managing Dealer will not reallow any portion of the marketing support fee to participating brokers unless they agree to provide one or more of the following services:

•	provide internal marketing support personnel and marketing communications vehicles to assist the Managing Dealer in promoting us;

•

respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the real estate markets in which we have invested;

•	assist investors with reinvestments and redemptions; and/or

•	provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors.

To the extent a participating broker is entitled to a portion of the 3.0% marketing support fee, the participating broker may elect to defer over time its receipt of the marketing support fee to which it is entitled. Selling commissions and the marketing support fee will not be paid in connection with shares purchased pursuant to the reinvestment plan. See the section of this prospectus titled “Summary of Reinvestment Plan.”

The following table shows the compensation payable to the Managing Dealer.

Type of Compensation	Estimated Amount(1)
Selling commissions	7.0% of Gross Proceeds
Due diligence expense reimbursements	0.10% of Gross Proceeds
Marketing support fee	3.0% of Gross Proceeds

_________________________

(1)    Purchases may be made by certain categories of investors net of selling commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee, as explained below. In addition, selling commissions and the marketing support fee will not be paid in connection with shares purchased pursuant to the reinvestment plan. A portion of the selling commissions, marketing support fee and all of the due diligence expense reimbursements may be reallowed by the Managing Dealer to participating brokers in the offering.

Purchases net of selling commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee. We will not pay selling commissions or the marketing support fee in connection with sales to any of the following:

•	a registered principal or representative of the Managing Dealer or a participating broker;

•

our employees, officers and directors or those of our Advisor, or of the affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that “immediate family members” means such person’s spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step- “ and “-in law” relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities;

•	a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and

•	a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department.

As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation, or may contact the Managing Dealer for such assistance. The amount of proceeds to us will not be affected by eliminating selling commissions and the marketing support fee payable in connection with sales to investors purchasing through such registered investment advisers or bank trust department. In addition, participating brokers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of a portion of the selling commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of selling commissions and the marketing support fee offered by us for shares that they sell. In that event, such shares shall be sold to the investor net of 7.0% selling commissions and the marketing support fee, at a per share purchase price of $9.00.

In order to encourage purchases in excess of 500,000 shares, by the categories of investors described above, in addition to a discount equal to the 7.0% selling commissions and the 3.0% marketing support fee discount described above, if the investor is a “purchaser” (as defined below) and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, participating broker or the Managing Dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). In such instance, the initial purchase price per share will be $8.80. Although the initial purchase price per share will be $8.80, because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the Acquisition Fee discount. See “Management Compensation.”

Volume discounts. In connection with the purchases of certain minimum numbers of shares by an investor who does not qualify for the discount described above, the amount of selling commissions otherwise payable to a participating broker may be reduced in accordance with the following schedule:

Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Commissions on Sales Per Incremental Share Payable to the Managing Dealer		Reallowed Commissions on Sales Per Incremental Share in Volume Discount Range
		Percent	Dollar amount	Percent	Dollar amount
1—50,000	$10.00	0.5%	$0.05	6.5%	$0.65
50,001—75,000	9.90	0.5%	$0.05	5.5%	$0.55
75,001—100,000	9.80	0.5%	$0.05	4.5%	$0.45
100,001—250,000	9.70	0.5%	$0.05	3.5%	$0.35
250,001—500,000	9.60	0.5%	$0.05	2.5%	$0.25
Over 500,001*	9.50	0.5%	$0.05	1.5%	$0.15

For example, if an investor purchases 100,000 shares, the investor could pay as little as $992,500 rather than $1 million for the shares, in which event the selling commissions on the sale of such shares would be $57,500 ($0.575 per share). Our net proceeds will not be affected by such discounts.

The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of shares subscribed for in that purchase, will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 74,000 shares, and a second purchase is for 3,000 shares, 1,000 shares of the second purchase will be priced at $9.90 per share and 2,000 shares of the second purchase will be priced at $9.80 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to us and must set forth the basis for such request.

For purposes of volume discounts, all such shares must be purchased through the same participating broker, or through the Managing Dealer or through the same registered investment adviser, as applicable.

*Further, in order to encourage purchases in excess of 500,000 shares, in addition to the volume discounts described above, if the investor is a “purchaser” and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, participating broker or the Managing Dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). See “Management Compensation.”

Application of various discounts. The volume discount and Acquisition Fee discount will be prorated among the separate subscribers considered to be a single “purchaser.” Shares purchased pursuant to the reinvestment plan on behalf of a participant in the reinvestment plan will not be combined with other subscriptions for shares by the investor in determining the volume discount or Acquisition Fee discount to which such investor may be entitled. Further, shares purchased pursuant to the reinvestment plan will not be eligible for a volume discount, Acquisition Fee discount or any other discount referred to in this Plan of Distribution. See “Summary of Reinvestment Plan.”

For purposes of determining the applicability of volume discounts and Acquisition Fee discounts, “purchaser” includes:

•	an individual, his or her spouse, and their children under the age of 21, who purchase the shares for his or her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and

•	all pension, trust, or other funds maintained by a given bank.

Any request to be deemed a “purchaser” must be made in writing in a form satisfactory to us and must set forth the basis for such request.

Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single “purchaser.” Except as described under “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership,” there is no limit on the number of shares a purchaser may acquire.

Any reduction in selling commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us as a result of such sale with which to acquire properties, make loans or invest in other Permitted Investments. All investors will be deemed to have contributed the same amount per share whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced commissions will receive higher returns on their investments in our common stock as compared to investors who do not pay reduced commissions; provided, however, that distributions payable to stockholders who receive Acquisition Fee discounts, are subject to reduction with respect to the payment of the advisory fee.

Sales incentives. We or our affiliates also may provide incentive items for registered representatives of the Managing Dealer and the participating brokers, which in no event shall exceed an aggregate of $100 per annum per participating registered representative. In the event other incentives are provided to registered representatives of the Managing Dealer or the participating brokers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the participating brokers rather than to their registered representatives. Sales incentive programs offered to participating brokers must first have been submitted for review by the NASD, and must comply with Rule 2710. Sales incentive programs offered to registered representatives of the Managing Dealer must comply with Rule 2710 but are not required to be submitted to the NASD. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

Other compensation. In connection with the sale of shares, certain associated persons of the Managing Dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of 0.9% of Gross Proceeds, of which up to 0.5% is payable by the Managing Dealer (out of the 0.5% it retains from the selling commissions) and the balance to be paid by either the Managing Dealer out of its funds or by an affiliate, but not by us.

In addition, we and, to a lesser extent, our affiliates will pay their affiliates, including CNL Capital Markets Corp. and the Managing Dealer and its associated persons, for other expenses incurred, including expenses related to sales seminars, wholesaling activities and legal expenses. We may also reimburse the participating brokers for certain expenses incurred in connection with the offering. Expenses which we may pay to participating brokers or those the Managing Dealer reallows to participating brokers include reimbursements for costs and expenses related to investor and broker/dealer sales meetings and broker/dealer training and education meetings, including those meetings conducted by us, the Managing Dealer or participating brokers. All such expenses are capped at 3.0% of Gross Proceeds.

The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes selling commissions, the marketing support fee, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives.

The Managing Dealer and the participating brokers severally indemnify us and our officers and directors, our Advisor and its officers and directors and their affiliates against certain liabilities, including liabilities under the Securities Act of 1933.

APPROPRIATENESS OF INVESTMENT

An investment in our shares may provide:

•	regular distributions because we intend to make regular cash distributions to our stockholders on a quarterly basis.

•	a hedge against inflation because we intend to enter into leases with tenants that provide for scheduled rent increases.

•	preservation of your capital with appreciation because we intend to acquire a portfolio of diverse commercial real estate assets that offer appreciation potential.

However, we can make no assurances that these objectives will be achieved.

SUBSCRIPTION PROCEDURES

Procedures applicable to all subscriptions. In order to purchase shares, the subscriber must complete and execute the subscription agreement. Any subscription for shares must be accompanied by a check payable to “WBNA Escrow Agent for CNL Income Properties, Inc.” the amount of $10.00 per share, subject to certain discounts discussed above. See “The Offering — Escrow Arrangements” below. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. A form of the subscription agreement is set forth as Appendix C to this prospectus. Subscription proceeds will be held in escrow for the benefit of investors until such time as investors are admitted as stockholders. See “The Offering — Escrow Arrangements” below. Certain participating brokers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker. In such case, the participating broker will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

We accept or reject each subscription within 30 days after our receipt. No sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus. If we reject a subscription, we will return the funds to the subscriber within 10 business days after the date of such rejection, without interest and without deduction. The subscription price of each share is payable in full upon execution of the subscription agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

We place subscription proceeds in an interest-bearing escrow account with Wachovia Bank, which holds the funds with those of other subscribers until such time as the investor is deemed a stockholder. We generally admit stockholders daily but in no event later than the last day of the calendar month following acceptance of a subscription.

Subscriptions are accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days after the date of such rejection. Investors whose subscriptions are accepted will be admitted as stockholders no later than the last day of the calendar month following acceptance of their subscriptions. The interest, if any, earned on subscription proceeds prior to their release from escrow is payable only to those subscribers whose funds have been held in escrow for at least 20 days.

Each participating broker who sells shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See “Suitability Standards And How To Subscribe — Suitability Standards.” In making this determination, the participating brokers rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the participating broker.

Each participating broker is required to maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

Procedures. The following procedures apply to each participating broker who receives a subscriber’s check made payable to our Escrow Agent. Where the participating broker’s internal supervisory procedures must be conducted at the same location at which subscription documents and checks are received from subscribers, such participating broker shall deliver such checks to us no later than the close of business of the first business day after receipt of the subscription documents. If the participating broker maintains a branch office, and, pursuant to a participating broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the office of the participating broker conducting such internal supervisory review by the close of business on the first business day following the receipt of the subscription documents by the branch office. Further, in this circumstance the participating broker shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to us by the close of business on the first business day after the check is received by such other office of the participating broker. We shall transmit the check to the Escrow Agent no later than the close of business on the first business day after the check is received from the participating broker.

ESCROW ARRANGEMENTS

Subscription proceeds are received in trust and deposited in a separate account with our Escrow Agent. Subscription funds are placed into escrow with Wachovia Bank, which holds the funds, along with those of other subscribers, in an interest-bearing account until subscribers are admitted as stockholders. We generally admit stockholders daily but in no event will stockholders be admitted later than the last day of the calendar month following acceptance of the stockholder’s subscription.

We have an Escrow Agreement with Wachovia Bank that provides that escrowed funds will be invested by Wachovia Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to us upon request following the admission of a stockholder.

The interest, if any, earned on subscription proceeds is payable only to those subscribers whose funds have been held in escrow by Wachovia Bank for at least 20 days. Stockholders are not otherwise entitled to interest earned on our funds or interest earned on their invested capital.

Until May 15, 2007, our Escrow Agent is Wachovia Bank. Beginning May 15, 2007, our Escrow Agent will be Wells Fargo Bank, with whom we expect to enter a similar agreement as the one described above.

ERISA CONSIDERATIONS

The following summary of certain aspects of ERISA is based upon ERISA, judicial decisions, US Department of Labor (“DOL”) regulations and rulings in existence on the date hereof, all of which are subject to change. This summary is general in nature and does not address every issue that may be applicable to an employee benefit plan or IRA. Accordingly, each prospective shareholder that is an employee benefit plan or IRA should consult with its own counsel.

Before authorizing an investment in shares, fiduciaries of IRAs, Keogh plans, pension, profit-sharing, stock bonus, or other plans (including “plans” as defined in Section 4975(e)(1) of the Code) (collectively, “Plans”) should consider, among other matters, (a) fiduciary standards imposed by ERISA or governing state or other law, if applicable, (b) whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state or other law, if applicable, taking into account any applicable Plan investment policy and the composition of the Plan’s portfolio, and the limitations on the marketability of shares, (c) whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments, (d) rules relating to the periodic valuation of Plan assets, and (e) prohibitions under ERISA, the Code and/or governing state or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA or governing state or other law, if applicable.

Department of Labor (“DOL”) regulations (the “Regulations”) set forth guidelines for determining when an investment in an entity by a Plan that is described in Section 3(3) of ERISA or Section 4975(e)(1) of the Code and that is subject to Title I of ERISA or Section 4975(c) of the Code (“ERISA Plans”) will cause the assets of such entity to be treated as “plan assets” of the Plan. If we were deemed to hold “plan assets”, it is likely, among other things, that (a) the fiduciaries of ERISA Plans subject to Title I of ERISA who directed the Plan’s investment in shares would be subject to ERISA’s fiduciary duty rules with respect to the assets held by us, (b) our Advisor and persons providing investment advice or other services to us would become fiduciaries and/or “parties in interest” or “disqualified persons” of ERISA Plans that hold shares, and (c) certain of our transactions could constitute prohibited transactions under ERISA and the Code.

Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or sold to the public pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days (or such later time permitted by the SEC) after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered under Section 12(g) of the Exchange Act within the required time period.

The DOL Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect the shares to be “widely held” upon completion of this offering.

The DOL Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. We believe that the restrictions imposed under our articles of incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be “freely transferable.” See “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor, the U.S. Treasury Department or court would not reach a contrary conclusion with respect to the common stock.

Assuming that the shares will be “widely held” and “freely transferable,” we believe that the shares will be publicly-offered securities for purposes of the DOL Regulation and that our assets will not be deemed to be “plan assets” of any Plan that invests in the shares.

Governmental plans and certain church plans (as defined in ERISA) are not subject to ERISA or the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code.

Acceptance of a subscription on behalf of a Plan is in no respect a representation by us or any other person that the investment meets all relevant legal requirements with respect to investments by the Plan or that the investment is appropriate for the Plan. Any prospective investor that is a Plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or other law that may apply with respect to an investment in shares.

DETERMINATION OF OFFERING PRICE

The offering price per share was determined by us in our sole discretion based upon the price which we believed investors would pay for the shares (less a discount with respect to shares offered pursuant to the reinvestment plan), the fees to be paid to our Advisor and its affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds we believed should be available to invest in properties, loans and other Permitted Investments. There is no public market for the shares on which to base market value. In addition, we did not take into account the value of the underlying assets in determining our share price. We have sold all of our shares in prior offerings at $10.00 per share.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless it has first been approved by us in writing. We anticipate that sales materials will be provided in various electronic formats to participating brokers for their internal use as well as for use with potential investors. The electronic formats we anticipate using may include, but are not limited to: viewable and downloadable data from an access-controlled website, CD-Rom, diskette, memory sticks and email. As of the date of this prospectus, we anticipate that the following sales material will be authorized for use in connection with this offering:

•	a brochure entitled “CNL Income Properties”;

•	a fact sheet describing our general features;

•	a cover letter transmitting the prospectus;

•	a properties portfolio;

•	an electronic, interactive CD-ROM;

•	a summary description of the offering;

•	a presentation about us;

•	a script for telephonic marketing;

•	broker updates;

•	a listing of properties;

•	sales support pieces;

•	seminar advertisements and invitations;

•	certain third-party articles;

•	industry-specific information pieces;

•	distribution pieces; and

•	webinars.

All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. We also may respond to specific questions from participating brokers and prospective investors. Additional materials relating to the offering may be made available to participating brokers for their internal use.

LEGAL OPINIONS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Arnold & Porter LLP. Statements made under the sections of this prospectus entitled “Risk Factors — Tax Risks” and “Federal Income Tax Considerations” have been reviewed by Arnold & Porter LLP, which has given its opinion that such statements as to matters of law are correct in all material respects. Arnold & Porter LLP serves as securities and tax counsel to us and the Advisor and certain of its affiliates. Members of the firm of Arnold & Porter LLP may invest in our common stock but are not expected to hold any substantial interest in us.

EXPERTS

The balance sheets of CNL Income Properties as of December 31, 2006 and 2005, the statements of operations, statements of stockholders’ equity and cash flows of CNL Income Properties for the years ended December 31, 2006, 2005 and 2004, the consolidated financial statements of CNL Village Retail Partnership, LP and its Subsidiaries as of and for the year ended December 31, 2006, 2005 and the years ended December 31, 2005 and 2004, the consolidated financial statements of CNL Dallas Market Center, LP and its Subsidiaries as of and for the year ended December 31, 2006 and the period from February 14, 2005 (date of inception) to December 31, 2005, the consolidated financial statements of CNL Income GW Partnership, LLLP and its Subsidiaries as of and for the year ended December 31, 2006 and the period from October 11, 2005 (date of inception) through December 31, 2005 included in this registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Gatlinburg Skylift LLC as of December 31, 2004 and December 31, 2003 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2004, 2003, and 2002 included in this prospectus and registration statement have been audited by Moss Adams LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Cypress-Bowl Recreations Limited Partnership as of December 31, 2005 and December 31, 2004 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2005 and 2004 included in this prospectus and registration statement have been audited by Moss Adams LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of and for the periods ended December 20, 2004, December 31, 2003 and December 31, 2002 included in this prospectus and registration statement have been audited by RubinBrown LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The audited historical combined statement of revenue and certain expenses of the DMC Properties as of and for the year ended January 31, 2005 included in this prospectus and registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of Intrawest Portfolio Commercial Properties, for the year ended June 30, 2004 included in this prospectus and registration statement have been audited by KPMG LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Booth Creek Ski Holdings, Inc. at October 27, 2006 and October 28, 2005, and for each of the three years in the period ended October 27, 2006, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of WHCC, LLC (d.b.a. Weston Hills Country Club) as of and for the periods ended December 31, 2005, 2004 and 2003 included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Heritage Golf Group West Coast, Inc. as of and for the periods ended December 31, 2005, 2004 and 2003 included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Palmetto Hall Plantation Club (a wholly owned property of Greenwood Development Corporation) as of and for the periods ended December 31, 2005, 2004 and 2003 included in this prospectus and registration statement have been audited by Elliott Davis, LLC, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Marinas International at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in this prospectus and registration statement have been audited by Weikel, Johnson, Parris & Rouse, PLLP, certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of Harborage Marina LLC, at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, appearing in this prospectus and registration statement have been audited by Weikel, Johnson, Parris & Rouse, PLLP, certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The combined consolidated financial statements of the EAGL Golf Course Properties sold to CNL Income Properties, Inc. at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of Premier Golf Management, Inc. and Subsidiaries as of December 31, 2005, December 31, 2004 and December 31, 2003, and for each of the three years in the period ended December 31, 2005, appearing in this prospectus and registration statement have been audited by Weil & Company LLP, certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The combined financial statements of the Selected Parks Operations of Six Flags, Inc. as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, have been included in this prospectus and registration statement in reliance upon the report of KPMG LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2006 combined financial statements refers to a change in method of accounting for share-based payment.

ADDITIONAL INFORMATION

A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding us and our shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. In addition, we are required to file periodic reports under the Exchange Act, and have filed registration statements relating to previous offerings, all of which may be obtained from the Commission. The Commission maintains a web site located at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

DEFINITIONS

“Acquisition Expenses” means any and all expenses incurred by us, our advisor, or any affiliate of either in connection with the selection, acquisition or making of any investment, including any property, loan or other Permitted Investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any our affiliates or the advisor) in connection with making an investment, including making or investing in loans or other Permitted Investments or the purchase, development or construction of a property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any property. Further, Acquisition Fees will not be paid in connection with temporary short-term investments acquired for purposes of cash management.

“affiliate” or “affiliated” or any derivation thereof means an affiliate of another Person, which is defined as: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Asset Management Fee” means the fee payable to the Advisor for day-to-day professional management services it provides to us and our investments in properties, loans and other Permitted Investments pursuant to the advisory agreement.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, or in other Permitted Investments, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by us to all Persons (including the subordinated disposition fee payable to the advisor) in connection with any sale of one or more of our’ properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) 6% of the gross sales price of the property or properties.

“Equity Shares” means shares of our capital stock of any class or series (other than Excess shares). The use of the term “Equity shares” or any term defined by reference to the term “Equity Shares” shall refer to the particular class or series of our capital stock which is appropriate under the context.

“Excess Shares” means the excess shares, par value $0.01 per share, exchanged for shares of common stock or preferred stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize our status as a REIT under the Code.

“Gross Proceeds” means the aggregate purchase price of all of our shares sold on our behalf, without deduction for selling commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced or no selling commissions or marketing support fees are paid to the Managing Dealer or a participating broker (where net proceeds to us are not reduced) shall be deemed to be the full offering price of the shares, with the exception of shares purchased pursuant to the reinvestment plan, which will be factored into the calculation using their actual purchase price.

“Independent Director” means a director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its affiliates, (ii) employment by the Advisor or its affiliates, (iii) service as an officer or director of the Advisor or its affiliates, (iv) performance of services, other than as a director, for us, (v) service as a director or trustee of more than three real estate investment trusts advised by the advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its affiliates. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the advisor, any of its affiliates or us. A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor and affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

“Invested Capital” means the amount calculated by multiplying the total number of Equity Shares issued and outstanding by the offering price per share, without deduction for selling commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses (which price per Equity Shares, in the case of Equity Shares purchased pursuant to the reinvestment plan, shall be deemed to be the actual purchase price), reduced by the portion of any distribution that is attributable to Net Sales Proceeds.

“Net Assets” means our total assets (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by us on a basis consistently applied.

“Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of our assets.

“Net Offering Proceeds” means Gross Proceeds less (i) selling commissions, (ii) Organizational and Offering Expenses, (iii) the marketing support fee, and (iv) due diligence expense reimbursements.

“Net Sales Proceeds” means in the case of a transaction described in clause (i)(A) of the definition of sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs we pay. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to us from the joint venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs we pay. In the case of a transaction described in clause (ii) of the definition of sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to us in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a property consisting of a building only or any loan or other Permitted Investments, any amounts from tenants, borrowers or lessees that we determine, in our discretion, to be economically equivalent to the proceeds of a sale. Net Sales Proceeds shall not include, as we determine in our sole discretion, any amounts reinvested in one or more properties, loans or other Permitted Investments, to repay outstanding indebtedness, or to establish reserves.

“Operating Expenses” means all costs and expenses we incur, as determined under generally accepted accounting principles, which in any way are related to our operation or to our business, including (a) advisory fees, (b) the Asset Management Fee, (c) the Performance Fee, and (d) the Subordinated Incentive Fee, but excluding: (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and listing of our shares; (ii) interest payments;

(iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) the Advisor’s subordinated ten percent share of Net Sales Proceeds; and (vi) Acquisition Fees and Acquisition Expenses, real estate or other commissions on the sale of assets, and other expenses connected with the acquisition and ownership of real estate interests, loans, or other Permitted Investments (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

“Organizational and Offering Expenses” means any and all costs and expenses, other than selling commissions, the marketing support fee and due diligence expense reimbursements incurred by us, our Advisor or any affiliate of either in connection with our formation, qualification and registration and the marketing and distribution of shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker sales meetings. The Organizational and Offering Expenses we pay in connection with each offering, together with all selling commissions, the marketing support fee and due diligence reimbursements we incur, will not exceed 13% of the proceeds raised in connection with this offering.

“Performance Fee” means the fee payable to our Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

“Permanent Financing” means financing to: (i) acquire properties and to make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

“Permitted Investments” means all investments that we may acquire pursuant to our articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include (i) an underwriter that participates in a public offering of Equity shares for a period of 60 days following the initial purchase by such underwriter of such Equity shares in such public offering, or (ii) CNL Income Corp., during the period ending December 31, 2004, provided that the foregoing exclusions shall apply only if the ownership of such Equity shares by an underwriter or CNL Income Corp. would not cause us to fail to qualify as a REIT by reason of being “closely-held” within the meaning of Section 856(a) of the Code or otherwise cause us to fail to qualify as a REIT.

“Real Estate Asset Value” means the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of Acquisition Fees and Acquisition Expenses.

“Related Party Tenant” means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving our acquisition, merger, conversion, or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving our securities that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, our term of existence, compensation to the Advisor or our investment objectives.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, CNL Income Properties or any Person who will control, manage or participate in our management, and any affiliate of such Person. Not included is any Person whose only relationship with us is that of an independent property manager of our properties, loans or other Permitted Investments, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed our Sponsor by:

•	taking the initiative, directly or indirectly, in founding or organizing our business or enterprise, either alone or in conjunction with one or more other Persons;

•	receiving a material participation in CNL Income Properties in connection with the founding or organizing of our business in consideration of services or property, or both services and property;

•	having a substantial number of relationships and contacts with us;

•	possessing significant rights to control our properties;

•	receiving fees for providing services to us which are paid on a basis that is not customary in the industry; or

•	providing goods or services to us on a basis which was not negotiated at arm’s length.

“Stockholders’ 8% Return” means as of each date, an aggregate amount equal to an 8% cumulative, noncompounded, annual return on invested capital.

“Subordinated Incentive Fee” means the fee payable to our Advisor under certain circumstances if the shares are listed.

“Unimproved Real Property” means property in which we have a direct or indirect equity interest that is not acquired for the purpose of producing rental or other operating income that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

INDEX TO FINANCIAL STATEMENTS

CNL Income Properties, Inc.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the acquisitions described in Note (b) had occurred on December 31, 2006.

The following Unaudited Pro Forma Consolidated Statements of Operations are presented for the year ended December 31, 2006 (the “Pro Forma Period”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions described in the notes to the pro forma financial statements as if they had occurred on January 1, 2006.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future. The pending transactions described in the notes to the unaudited pro forma consolidated financial information are subject to the fulfillment of certain conditions. There can be no assurances that any or all of the conditions will be satisfied, or that the transactions will ultimately be completed.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2006

(in thousands, except per share data)

	Historical(a)	Pro Forma Adjustments		Pro Forma
ASSETS

Real estate investment properties under operating leases, net	$464,892	$637,088	(b)	$1,101,980
Investment in unconsolidated entities	178,672	—		178,672
Mortgages and other notes receivable	106,356	13,276	(b)	119,632
Cash	296,163	41,846	(c)	—
		(338,009	)(d)
Restricted cash	1,235	—		1,235
Short-term investment	10,073	—		10,073
Accounts and other receivables	3,269	—		3,269
Distributions receivable from unconsolidated entities	21,034	—		21,034
Prepaid expenses and other assets	22,005	1,442	(c)	15,592
		(12,855 5,000	)(b) (f)

Total Assets	$1,103,699	$347,788		$1,451,487

LIABILITIES AND STOCKHOLDERS’ EQUITY

Due to affiliates	$11,084	$—		$11,084
Line of credit	3,000	—		3,000
Notes payable	69,996	289,500	(e)	359,496
Security deposits	14,720	15,000	(f)	29,720
Accounts payable and accrued expenses	5,705	—		5,705

Total Liabilities	104,505	304,500		409,005

Commitments and Contingencies

Rescindable commission stock (2,169 shares issued and outstanding)	21,688	—		21,688

Stockholders’ equity:
Preferred stock, $.01 par value per share
200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share
120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share
One billion shares authorized at December 31, 2006
114,035 shares issued and 113,731 shares outstanding (historical)
118,845 shares issued and 118,541 shares outstanding (pro forma basis)	1,137	48	(c)	1,185
Capital in excess of par value	997,826	43,240	(c)	1,041,066
Accumulated earnings	25,285	—		25,285
Accumulated distributions	(44,995)	—		(44,995)
Accumulated other comprehensive loss	(1,747)	—		(1,747)

	977,506	43,288		1,020,794

Total Liabilities and Stockholders’ Equity	$1,103,699	$347,788		$1,451,487

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(in thousands, except per share data)

	Historical(1)	Pro Forma Adjustments		Pro Forma Results

Revenues:
Rental income from operating leases	$14,270	$89,992	(2)	$108,680
		4,418	(3)
FF&E reserve income	1,656	12,613	(4)	14,269
Interest income on mortgages and other notes receivable	6,210	4,627	(5)	10,837
Other operating income	120	—		120

	22,256	111,650		133,906

Expenses:
Asset management fee to advisor	5,356	12,768	(6)	18,124
General and administrative	6,815	4,418	(3)	11,233
Depreciation and amortization	8,489	49,887	(7)	58,376
Other operating expenses	118	—		118

	20,778	67,073		87,851

Operating income	1,478	44,577		46,055

Other income (expense):
Interest and other income	7,890	(7,847	)(8)	43
Interest expense and loan cost amortization	(986)	(20,407	)(9)	(21,393)
Equity in earnings of unconsolidated entities	11,003	—		11,003

Total other income	17,907	(28,254)		(10,347)

Net income	$19,385	$16,323		$35,708

Earnings Per Share of Common Stock (Basic and Diluted)	$0.31			$0.30

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	62,461		(10)	118,541

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Reflects the Company’s historical balance sheet as of December 31, 2006.

(b) Represents the Company’s pending and completed property acquisitions subsequent to December 31, 2006 (in thousands):

Properties	Purchase Price	Closing Costs	Acquisition Fees	Total
Magic Springs(i)	$20,000	$600	$800	$21,400
Booth Creek Ski(ii)	192,000	7,095	6,705	205,800
Marinas International(iii)	37,204	712	1,488	39,404
EAGL—Clear Creek(iv)	1,888	100	76	2,064
Brighton Ski(v)	35,000	100	1,260	36,360
Six Flags Amusement Parks(vi)	312,000	9,360	10,700	332,060

Total	$598,092	$17,967	$21,029	$637,088

FOOTNOTES:

(i)

On November 29, 2006, the Company entered into an agreement to acquire Magic Springs and Crystal Falls attractions properties from Magic Springs Development Co., L.L.C for an aggregate purchase price of $20.0 million. The properties will be leased under a triple-net lease with an initial term of 20 years with four five-year renewal options. This transaction is expected to close in the 2nd quarter of 2007. The pro forma adjustment represents the purchase price of approximately $21.4 million, including estimated closing costs of $0.6 million and the reclassification of certain acquisition fees of $0.8 million that were previously capitalized in other assets.

(ii)	On December 1, 2006, the Company entered into an agreement to acquire four ski resort properties and retail and commercial space from Booth Creek Resort Properties LLC for an aggregate purchase price of approximately $192.0 million. On January 19, 2007 the Company acquired and leased the four ski resort properties to a newly created entity that was formed by the current principals of existing management of Booth Creek Ski Holdings, Inc. for a purchase price of $170.0 million. The properties are leased under a triple-net lease with an initial term of 20 years with renewal options. The Company extended the time of closing on the retail and commercial space and is expected to close in or prior to August 2007. On April 2, 2007, the Company closed on a related ski financing loan of $111.5 million of which approximately $97.5 million is collateralized, in part, by the Booth Creek ski resort properties with the remaining balance being collateralized by Brighton Ski property discussed below. The pro forma adjustment represents the purchase price of approximately $205.8 million, including estimated closing costs of approximately $7.1 million, debt acquisition fees of approximately $2.9 million and the reclassification of certain acquisition fees of approximately $3.8 million that were previously capitalized in other assets. In connection with the transaction, the Company also made loans to certain subsidiaries of Booth Creek Resort Properties LLC in the amount of $12.0 million. Approximately $480,000 in acquisition fees are attributable to the loans and are amortized over the loan terms. The loans bear interest at a fixed rate of 9.0% for a term of three years, with one 12-month extension and monthly interest payments only. Principal and exit fees are due and payable upon the loans’ maturity.

(iii)

On November 30, 2006, the Company entered into an agreement to purchase nine marina properties and on December 22, 2006, the Company acquired five of the nine marina properties from an affiliate of Marinas

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

International. The Company expects to acquire the remaining four properties for an aggregate purchase price of approximately $37.2 million. The Company leased the five acquired properties and expects to lease the remaining four properties to an affiliate of Marinas International. This affiliate has operated, and will operate, the properties along with an affiliated property manager under a triple-net lease with an initial term of 16 years and five five-year renewal options, with the exception of two of the properties, which have a 10-year lease extension followed by one 15-year lease extension. The pro forma adjustment represents the purchase price of approximately $39.4 million, including estimated closing cost of approximately $0.7 million and the reclassification of certain acquisition fees of approximately $1.5 million that were previously capitalized in other assets. In connection with the transaction, the Company also made loans to Marinas International in the amount of approximately $39.2 million during 2006. The loans will bear interest of 9.0% for a term of 15 years with monthly interest only payments for the first three years. An additional $0.8 million loan is expected to close during 2007 with substantially similar terms. The loans are collateralized by five marina properties. Approximately $30,000 in acquisition fees are expected to be attributable to the remaining $0.8 million loan and will be amortized over the loan term.

(iv)	On November 16, 2006, the Company acquired six golf course properties and purchased a 47.5% interest in a partnership that owns the Cowboys Golf Club in Grapevine, Texas from an affiliate of Evergreen Alliance Golf Limited, L.P. (“EAGL Golf”). The remaining interest in the Cowboys Golf Club was acquired by the Company in December 2006. On January 11, 2007, the Company acquired an additional golf course property from EAGL Golf for a purchase price of approximately $1.9 million. The Company leased seven of the golf course properties and expects to lease the Cowboys Golf Club to EAGL Golf under a triple-net lease with an initial term of 20 years and four five-year renewal options. The pro forma adjustment represents the purchase price of approximately $2.1 million for the course acquired on January 11, 2007, including closing costs of approximately $0.1 million and the reclassification of certain acquisition fees of approximately $0.1 million that were previously capitalized in other assets.

(v)	On January 9, 2007, the Company acquired the Brighton Ski Resort in Brighton, Utah from a subsidiary of Boyne USA, Inc. (“Boyne”), for a purchase price of $35.0 million. The Company leased the ski resort to Boyne to operate the property through an affiliate under two long-term, triple-net leases with initial terms of 20 years and four five-year renewal options. The leases are cross-defaulted with the Gatlinburg Sky Lift and Cypress Mountain leases. On April 2, 2007, the Company closed on a ski financing loan of $111.5 million of which $14.0 million is collateralized by the Brighton Ski property with the remaining balance being collateralized by Booth Creek ski resort properties. The pro forma adjustment represents the purchase price of approximately $36.4 million, including closing cost of approximately $0.1 million, debt acquisition fees of approximately $0.5 million and the reclassification of certain acquisition fees of approximately $0.8 million that were previously capitalized in other assets.

(vi)	On April 6, 2007, the Company acquired a portfolio of three waterparks and four theme parks (the “Parks”) from an affiliate of PARC Management, LLC (“PARC Management”) for an aggregate purchase price of $312.0 million which consists of $290.0 million in cash and a note payable for $22.0 million. The Company also entered into a commitment to obtain financing from a third-party lender in the amount of $156.0 million, which is expected to be closed in the second quarter of 2007. The Company leased the parks to newly formed subsidiaries of PARC Management under a triple-net basis for an initial term of 22 years with three 10-year renewal options. The pro forma adjustment represents the purchase price of approximately $332.1 million, including estimated closing cost of approximately $9.4 million, debt acquisition fees of approximately $5.3 million in connection with the $22.0 million note payable and the $156.0 million financing and the reclassification of certain acquisition fees of approximately $5.4 million that were previously capitalized in other assets.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(c) Represents the receipt of approximately $48.1 million in additional gross offering proceeds from the sale of approximately 4,810,000 shares and the payment of selling commissions of approximately $3.4 million (7.0% of gross proceeds) and marketing support fees of approximately $1.4 million (3.0% of gross proceeds), both of which have been netted against stockholders’ equity. Also reflects the payment and capitalization of additional acquisition fees of approximately $1.4 million (3.0% of gross proceeds). The additional offering proceeds included in the pro forma adjustments have been limited to approximate the amount of proceeds necessary to acquire the Company’s investments described in Note (b) above.

(d) Represents the reduction in cash in connection with the Company’s acquisition of the properties described in Note (b) above, net of cash deposits from tenants leasing these properties described in Note (b) above.

(e) Represents financing obtained in connection with the transactions as follows:

Description	Principal Amount (in millions)	Interest Rate	Terms
Promissory Note—Parks transaction	$22.0	8.75%	Term of 10 years
Third-party financing —Parks transaction	156.0	6.58%	Term of 10 years
Third-party financing—Booth Creck and Brighton Ski properties	111.5	6.11%	Term of seven years

Total	$289.5

(f) Represents security deposits received from the third-party tenants in connection with the Company’s acquisition of the properties described in Note (b) above. This amount includes $5.0 million in security deposits that will become due and payable to the Company in September 2007 in connection with the Parks transaction. Security deposits are generally in form of cash or a letter of credit to secure rental payments and performance that are obligated under the lease.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Unaudited Pro Forma Consolidated Statements of Operations:

(1) Represents the Company’s historical operating results for the year ended December 31, 2006.

(2) Represents the estimated pro forma rental income and percentage rent adjustments from operating leases as a result of the pending and completed acquisitions of the following real estate investment properties. For the properties acquired in 2006, the pro forma adjustment represents only the portion of income in excess of the actual income recognized during the period in which the property was owned, as if the property was owned and leased for the entire year. Percentage rent is generally based on a percentage of gross revenues. The historical revenues of the properties were used to estimate percentage rent for the pro forma period presented (in thousands).

Properties	Acquisition date	Pro forma Adjustment Year Ended December 31, 2006
Magic Springs	Pending	$2,194
The Parks	4/6/2007	27,032
Booth Creek Ski	1/19/2007	20,944
Brighton Ski	1/9/2007	3,941
Marinas International	12/22/2006	10,001
Premier Golf	12/22/2006	5,310
EAGL Golf	11/16/2006	6,217
Valencia & Talega	10/16/2006	4,011
Weston Hills	10/16/2006	2,466
Family Entertainment Centers	10/06/2006	2,592
Bear Creek	9/08/2006	775
Bretton Woods	6/23/2006	1,752
South Mountain	6/09/2006	500
Cypress Mountain	5/30/2006	1,408
Harley-Davidson	4/27/2006	219
Hawaiian Falls	4/21/2006	414
Palmetto Hall	4/27/2006	216

Total		$89,992

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(3) Represents the estimated pro forma adjustments for ground leases, park use permit and land permit fees paid by the third-party tenants related to the properties. Ground leases, park use permit and land permit fees are generally a percentage of gross revenue exceeding a certain threshold. The historical revenues of the properties were used to estimate ground leases, park use permit and land permit fees for the pro forma periods presented (in thousands).

Properties	Pro Forma Adjustment Year Ended December 31, 2006	Description
Six Flags Amusement Parks	$1,923	Two long-term ground leases
Booth Creek Ski	1,138	U.S. Forest Service ski area permit
Brighton Ski	104	Ski area permit agreement with U.S. Department of Agriculture Forest Service and one ground lease
Marinas International	417	Four long-term ground leases
EAGL Golf	310	Three long-term ground leases
Family Entertainment Centers	264	Three long-term ground leases
Bear Creek	198	Special facilities ground leases agreement with Dallas/Fort Worth International Airport Board
Cypress Mountain	64	Special park use permit from Canadian Provincial Authority
Hawaiian Falls	—	Two long-term municipal ground leases

Total	$4,418

(4) FF&E reserve income represents amounts set aside by the tenants and paid to the Company for capital expenditure purposes. The Company has exclusive rights to and ownership of the accounts. Generally, the amounts are based on an agreed upon percentage of the tenants’ gross revenues as defined in the respective leases. The historical revenues of the properties were used to estimate FF&E reserves due under the leases for the pro forma period presented (in thousands).

Properties	Pro Forma Adjustment Year Ended December 31, 2006
Magic Springs	$305
The Parks	2,476
Booth Creek Ski	6,029
Brighton Ski	576
Marinas International	977
Premier Golf	401
EAGL Golf(i)	—
Valencia & Talega	338
Weston Hills	303
Family Entertainment Centers	198
Bear Creek(i)	—
Cypress Mountain	255
Harley-Davidson	8
Hawaiian Falls(i)	—
Palmetto Hall	16
South Mountain	52
Bretton Woods	679

Total	$12,613

FOOTNOTES:

(i)	No FF&E during first lease year in accordance with the lease agreements .

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(5) On March 10, 2006, the Company purchased a $15.0 million mezzanine loan from Column Financial, Inc., as former lender to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, L.P. The proceeds from the mezzanine loan, in addition to the proceeds from an $89.0 million first mortgage loan, were used to acquire an apartment complex in Boca Raton, Florida. The loan earns interest at a rate of one month LIBOR plus 7.0% per year and requires monthly interest payments. The pro forma adjustments include interest income of $328,530 for the year ended December 31, 2006.

In connection with the Booth Creek Ski transaction as described in Note (b) above, the Company made a $12.0 million loan to Booth Creek Ski Holdings, Inc. The pro forma adjustments include interest income of approximately $1.1 million for the year ended December 31, 2006.

The pro forma adjustments also include interest income on the approximately $39.9 million loan made and to be made in connection with the Marinas International transaction, as described in Note (b) above, of approximately $3.5 million for the year ended December 31, 2006.

In addition to the adjustments above, the pro forma adjustments include $160,000 and $106,443 for the amortization of acquisition fees associated with the $12.0 million loan made in connection with the Booth Creek Ski and the $39.9 million loan made in connection with the Marinas International transactions for the year ended December 31, 2006. These amounts are recorded as a reduction in interest income on mortgages and other notes receivable.

(6) Represents asset management fees associated with owning interests in or making loans in connection with real estate. The assets and loans are managed by the Company’s advisor for an annual asset management fee of 1% per year of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus. The pro forma adjustments include asset management fees for all properties acquired, loans made and pending acquisitions as if the acquisitions had occurred at the beginning of the pro forma periods presented.

(7) Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets as follows (in thousands):

Properties	Assets	Purchase Price	Estimated Useful Life	Pro Forma Adjustment Year Ended December 31, 2006
Magic Springs	Land	$4,066	n/a	$—
	Buildings	10,379	39 years	266
	Ride equipment	6,206	25 years	248
	FF&E	321	5 years	64
	Intangible—in place leases	428	20 years	22

	Total	$21,400		$600

The Parks	Land	$102,938	n/a	$—
	Land improvements	53,130	15 years	3,542
	Leasehold interests	6,641	57 years	116
	Buildings	59,771	39 years	1,533
	FF&E	36,527	5 years	7,305
	Ride equipment	66,412	25 years	2,656
	Intangible—in place leases	6,641	22 years	302

	Total	$332,060		$15,454

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Properties	Assets	Purchase Price	Estimated Useful Life	Pro Forma Adjustments Year Ended December 31, 2006
Booth Creek Ski	Land	$37,105	n/a	$—
	Land improvements	60,743	15 years	4,050
	Permit rights	1,932	40 years	48
	Buildings	48,573	39 years	1,245
	Ski lifts	16,154	20 years	808
	FF&E	37,277	5 years	7,455
	Intangible—in place leases	4,016	20 years	201

	Total	$205,800		$13,807

Brighton Ski	Land	$1,641	n/a	$—
	Land improvements	10,047	15 years	670
	Leasehold interest	420	27 years	15
	Permit rights	1,681	41 years	41
	Ski lifts	8,437	20 years	422
	Buildings	10,974	34 years	323
	FF&E	2,368	5 years	473
	Intangible—in place leases	792	20 years	40

	Total	$36,360		$1,984

Marinas International	Land	$20,126	n/a	$—
	Land improvements	7,834	15 years	509
	Leasehold interests	42,889	34 years	1,237
	Buildings	12,801	34 years	367
	FF&E	19,451	5 years	248
	Floating docks	3,732	15 years	3,805
	Intangible—trade names	1,950	n/a	—
	Intangible—in place leases	2,522	16 years	154

	Total	$111,305		$6,320

Premier Golf	Land	$9,675	n/a	$—
	Land improvements	24,745	15 years	1,581
	Buildings	22,410	39 years	551
	FF&E	2,823	5 years	525
	Intangible—in place leases	1,209	20 years	58

	Total	$60,862		$2,715

EAGL Golf	Land	$21,297	n/a	$—
	Land improvements	24,522	15 years	1,489
	Leasehold interests	6,139	41 years	133
	Buildings	8,309	39 years	187
	FF&E	3,452	5 years	574
	Intangible—trade name	10,822	n/a	—
	Intangible—in place leases	1,002	20 years	44

	Total	$75,543		$2,427

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Properties	Assets	Purchase Price	Estimated Useful Life	Pro Forma Adjustments Year Ended December 31, 2006
Valencia & Talega	Land	$20,058	n/a	$—
	Land improvements	26,279	15 years	1,392
	Buildings	11,603	39 years	233
	FF&E	874	5 years	115
	Intangible—in place leases	1,192	20 years	47

	Total	$60,006		$1,787

Weston Hills	Land	$6,295	n/a	$—
	Land improvements	13,980	15 years	739
	Buildings	14,282	39 years	288
	FF&E	1,501	5 years	197
	Intangible—in place lease	730	20 years	29

	Total	$36,788		$1,253

Family Entertainment Centers	Land	$20,539	n/a	$—
	Land improvements	6,307	15 years	318
	Leasehold interests	361	25 years	10
	Buildings	7,070	25 years	235
	FF&E	2,065	5 years	270
	Intangible—in place leases	805	30 years	18

	Total	$37,147		$851

Bear Creek	Land improvements	$6,830	15 years	$275
	Leasehold interest	2,680	80 years	24
	Buildings	1,091	39 years	19
	FF&E	952	5 years	—
	Intangible—in place lease	235	20 years	8

	Total	$11,788		$326

Cypress Mountain	Permit rights	$16,911	28 years	$48
	Buildings	597	28 years	6
	Ski lifts	7,214	20 years	—
	FF&E	3,884	5 years	—
	Intangible—in place lease	839	20 years	15

	Total	$29,445		$69

Harley-Davidson	Land	$979	n/a	$—
	Building	5,535	39 years	28
	FF&E	195	5 years	—
	Intangible—in place lease	140	20 years	5

	Total	$6,849		$33

Hawaiian Falls	Land improvements	$3,578	15 years	$56
	Leasehold interests	3,050	32 years	37
	Buildings	1,057	33 years	15
	FF&E	4,921	5 years	357
	Intangible—in place lease	300	27 years	3

	Total	$12,906		$468

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Properties	Assets	Purchase Price	Estimated Useful Life	Pro Forma Adjustments Year Ended December 31, 2006
South Mountain	Land	$3,018	n/a	$—
	Land improvements	8,434	15 years	203
	Buildings	1,372	39 years	20
	FF&E	377	5 years	—
	Intangible—in place lease	285	20 years	8

	Total	$13,486		$231

Bretton Woods	Land	$6,092	n/a	$—
	Land improvements	4,447	15 years	133
	Buildings	25,184	39 years	295
	FF&E	11,939	5 years	1,097
	Intangible—in place lease	818	10 years	37

	Total	$48,480		$1,562

The above purchase price allocations, in some instances, are preliminary. The final allocations of purchase price may include other identifiable assets which may have varying estimated lives and could impact the amount of future depreciation or amortization expense.

(8) Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s acquisition of the real estate investment properties.

(9) Represents interest expense of $392,555 associated with two promissory notes signed in connection with the acquisition of Bretton Woods for the year ended December 31, 2006. One of the promissory notes bears interest at 5.77% with principal and interest totaling approximately $8.0 million due in June 2010 and the other bears interest at 5.20% with principal and interest of $390,507 due in June 2009.

In addition to the adjustments above, the pro forma adjustments include approximately $6.8 million and $10.3 million in interest expense associated with the $111.5 million ski financing and $156.0 million Parks financing, obtained from a third-party lenders, and approximately $1.9 million in interest expense associated with the $22.0 million note payable in connection with the Parks transaction describe in Notes (b and e) above for the year ended December 31, 2006. The pro forma adjustment also includes $477,857, $468,000 and $66,000, respectively, for the amortization of debt acquisition fees associated with the loans for the year ended December 31, 2006.

(10) Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective pro forma periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions at the beginning of the pro forma periods and that those shares of common stock were outstanding for the entire pro forma period presented.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Stockholders of

CNL Income Properties, Inc.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of CNL Income Properties, Inc. and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

March 26, 2007

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except per share data)

	December 31,
	2006	2005
ASSETS

Real estate investment properties under operating leases, net	$464,892	$20,953
Investments in unconsolidated entities	178,672	212,025
Mortgages and other notes receivable	106,356	3,171
Cash	296,163	93,804
Restricted cash	1,235	—
Short-term investments	10,073	—
Accounts and other receivables	3,269	73
Intangibles, net	21,034	—
Prepaid expenses and other assets	22,005	6,769

Total Assets	$1,103,699	$336,795

LIABILITIES AND STOCKHOLDERS’ EQUITY

Due to affiliates	$11,084	$7,057
Line of credit	3,000	4,504
Mortgages and other notes payable	69,996	—
Security deposits	14,720	—
Accounts payable and accrued expenses	5,705	602

Total Liabilities	104,505	12,163

Commitments and contingencies
Rescindable common stock (2,169 shares issued and outstanding)	21,688	—

Stockholders’ equity:
Preferred stock, $.01 par value per share
200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share
120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share
One billion shares authorized; 114,035 and 38,002 shares issued and 113,731 and 37,978 shares outstanding as of December 31, 2006 and 2005, respectively	1,137	380
Capital in excess of par value	997,826	329,621
Accumulated earnings	25,285	5,900
Accumulated distributions	(44,995)	(11,269)
Accumulated other comprehensive loss	(1,747)	—

	977,506	324,632

Total Liabilities and Stockholders’ Equity	$1,103,699	$336,795

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

	Year Ended December 31,
	2006	2005	2004
Revenue:
Rental income from operating leases	$15,926	$112	$—
Interest income on mortgages and other notes receivable	6,210	115	—
Other operating income	120	—	—

Total revenue	22,256	227	—

Expenses:
Asset management fees to advisor	5,356	2,559	—
General and administrative	6,815	2,615	1,280
Depreciation and amortization	8,489	37	—
Other operating expenses	118	—	—

Total expenses	20,778	5,211	1,280

Operating income (loss)	1,478	(4,984)	(1,280)

Other income (expense):
Interest and other income	7,890	1,346	379
Interest expense and loan cost amortization	(986)	(69)	—
Equity in earnings of unconsolidated entities	11,003	10,290	218

Total other income	17,907	11,567	597

Net income (loss)	$19,385	$6,583	$(683)

Earnings (loss) per share of common stock (basic and diluted)	$0.31	$0.33	$(0.17)

Weighted average number of shares of common stock outstanding (basic and diluted)	62,461	19,796	4,076

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years ended December 31, 2006, 2005 and 2004

(in thousands except per share data)

	Common Stock		Capital in Excess of Par Value	Accumulated Earnings	Accumulated Distribution	Accumulated Comprehensive Loss	Total Stockholders’ Equity	Comprehensive Income (Loss)
	Number of Shares	Par Value
Balance at December 31, 2003	20	$0	$200	$—	$—	$—	$200
Subscriptions received for common stock through public offering and reinvestment plan	8,701	87	86,591	—	—	—	86,678
Issuance of restricted common stock	118	1	1,176	—	—	—	1,177
Stock issuance and offering costs	—	—	(11,247)	—	—	—	(11,247)
Net loss	—	—	—	(683)	—	—	(683)	(683)
Distributions, declared and paid ($0.2593 per share)	—	—	—	—	(1,173)	—	(1,173)

Total comprehensive loss	—	—	—	—	—	—	—	$(683)

Balance at December 31, 2004	8,839	88	76,720	(683)	(1,173)	—	74,952
Subscriptions received for common stock through public offering and reinvestment plan	29,163	292	290,881	—	—	—	291,173
Redemption of common stock	(24)	(0)	(229)	—	—	—	(229)
Stock issuance and offering costs	—		(37,751)	—	—	—	(37,751)
Net income	—	—	—	6,583	—	—	6,583	6,583
Distributions, declared and paid ($0.5354 per share)	—	—	—	—	(10,096)	—	(10,096)

Total comprehensive income	—	—	—	—	—	—	—	$6,583

Balance at December 31, 2005	37,978	$380	$329,621	$5,900	$(11,269)	$—	$324,632
Subscriptions received for common stock through public offering and reinvestment plan	76,033	760	753,269	—	—	—	754,029
Redemption of common stock	(280)	(3)	(2,655)	—	—	—	(2,658)
Stock issuance and offering costs	—	—	(82,409)	—	—	—	(82,409)
Net income	—	—	—	19,385	—	—	19,385	19,385
Distributions, declared and paid ($0.5622 per share)	—	—	—	—	(33,726)	—	(33,726)
Foreign currency translation adjustment	—	—	—	—	—	(1,747)	(1,747)	(1,747)

Total comprehensive income	—	—	—	—	—	—	—	$17,638

Balance at December 31, 2006	113,731	$1,137	$997,826	$25,285	$(44,995)	$(1,747)	$977,506

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2006	2005	2004
Increase (decrease) in cash:
Operating activities:
Net income (loss)	$19,385	$6,583	$(683)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation / amortization	9,627	50	—
Accretion of note origination costs	(108)	—	—
Write off of note origination costs	53	—	—
Write off of loan costs	21	—	—
Loan origination fees received	400	—	—
Gain on sale of property	17	—	—
Deferred interest income		50	—
Equity in earnings net of distributions from unconsolidated entities	6,681	(1,854)	(218)
Interest accrued on borrowings from affiliate converted to stock	—	—	4
Changes in assets and liabilities:
Prepaid expenses and other assets	(1,237)	(54)	(72)
Rent and other receivable	(4,643)	—	—
Accounts payable and accrued expenses	2,687	13	517
Security deposits	14,720	—	—
Due to affiliates	(2,310)	(172)	1,207

Net cash provided operating activities	45,293	4,616	755

Investing activities:
Investments in unconsolidated entities	(15,310)	(158,791)	(40,069)
Acquisition of properties	(446,953)	(20,104)	—
Distribution of loan proceeds from unconsolidated entities	43,702	—	—
Deposits on properties	(5,150)	(1,000)	—
Payment of acquisition fees and costs	(29,510)	(16,168)	(1,712)
Repayment of mortgage loans receivable	3,000	—	—
Issuance of mortgage loans receivable	(100,951)	(3,000)	—
Short term investments	(10,073)	—	—
Increase in restricted cash	(1,235)	—	—

Net cash used in investing activities	(562,480)	(199,063)	(41,781)

Financing activities:
Subscriptions received from stockholders (including rescindable shares)	775,740	291,173	86,678
Redemptions of common stock	(2,658)	(229)	—
Distributions to stockholders	(33,726)	(10,096)	(1,173)
Stock issuance costs	(78,848)	(33,771)	(8,943)
Proceeds from mortgage loans and other notes payables	63,158	—	—
Proceeds from borrowings from affiliate	—	—	481
Issuance of restricted common stock	—	—	692
Net borrowings (repayments) on line of credit	(1,504)	4,503	—
Payment of loan costs	(869)	(38)	—

Net cash provided by financing activities	721,293	251,542	77,735

Effect of exchange rate fluctuation on cash	(1,747)	—	—

Net increase in cash	202,359	57,095	36,709
Cash at beginning of period	93,804	36,709	1

Cash at end of period	$296,163	$93,804	$36,710

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS—CONTINUED

(in thousands)

	Year Ended December 31,
	2006	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$635	$57	$—

Supplemental disclosure of non-cash investing activities:
Amounts incurred but not paid (included in due to affiliates):
Acquisition fees and costs	$1,829	$1,319	$1,793

Allocation of acquisition fees to real estate investments	$13,202	$866	$—

Allocation of acquisition fees to mortgages and other notes payable	$4,038	$—	$—

Allocation of acquisition fees to investments in unconsolidated entities	$—	$4,331	$1,385

Supplemental disclosure of non-cash financing activities:
Amounts incurred but not paid (included in due to affiliates):
Offering and stock issuance costs	$4,374	$3,137	$6,375

Cancellation of borrowings from affiliate (including $4,395 of accrued interest in 2004) in exchange for the issuance of restricted common stock	$—	$—	$485

Notes issued in connection with acquisition	$6,838	$—	$—

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Nature of Business:

CNL Income Properties, Inc. (the “Company”) was organized in Maryland on August 11, 2003. The Company operates and has elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with its taxable year ended December 31, 2004. Various wholly owned subsidiaries have been and will be formed by the Company for the purpose of acquiring and owning direct or indirect interests in real estate. The Company was formed primarily to acquire directly and indirectly properties in the United States that will be leased on a long-term (generally five to 20-years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. To a lesser extent, the Company also leases properties to taxable REIT subsidiary (“TRS”) tenants and engages independent third-party managers to operate those properties. The asset classes in which the Company initially is most likely to invest or has invested include the following:

•	Property leased to dealerships

•	Campgrounds or recreational vehicle (“RV”) parks

•	Health clubs

•	Parking lots

•	Merchandise marts

•	Destination retail and entertainment centers

•	Marinas

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, lodging and other related properties

•	Golf courses and golf resorts, including real estate in and around golf courses

•	Amusement parks, waterparks and family entertainment centers, which may include lodging facilities

•	Real estate in and around lifestyle communities

•	Vacation ownership interests

•	Other attractions, such sports-related venues, and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

The Company may also make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. In addition, the Company may invest up to 10% of its assets in businesses that provide services, or are otherwise ancillary, to the types of properties in which it is permitted to invest. As of December 31, 2006, the Company has invested in retail and commercial properties at seven resort villages, one merchandise mart property, two waterpark resorts, two outdoor waterparks, 20 golf courses, one dealership, one sky lift attraction, two ski properties, 11 family entertainment centers, five marinas and has seven outstanding loans.

2. Significant Accounting Policies:

Principles of Consolidation—The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and entities in which the Company has a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) and Emerging Issues Task Force Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Limited Partners Have Certain Rights” (“EITF 04-5”), or is the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46”). All significant intercompany balances and transactions have been eliminated in consolidation.

Segment Information—The Company follows Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“FAS 131”). FAS 131 requires that a company report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker currently evaluates the Company’s operations from a number of different operational perspectives, generally on a property-by-property basis. The Company derives all significant revenues from a single reportable operating segment of business, lifestyle real estate. Accordingly, the Company does not report more than one segment; nevertheless, management evaluates, at least quarterly, whether the Company continues to have one single reportable segment of business.

Investment in Unconsolidated Entities—The equity method of accounting is applied with respect to investments in entities in which the Company has determined that consolidation is not appropriate under FIN 46, SOP 78-9 or EITF 04-5. The difference between the Company’s carrying amount of its investments in unconsolidated entities and the underlying equity in the net assets of the entities is due to acquisition fees and expenses paid to affiliates which have been allocated to the Company’s investment. These amounts are amortized over the estimated useful life of the underlying real estate tangible assets when the properties were acquired. The Company records its equity in earnings of the entities under the hypothetical liquidation at book value method of accounting. Under this method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

Allocation of Purchase Price for Acquisition of Properties—The Company allocates the purchase costs of properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141, “Business Combinations.” For each acquisition, the Company assesses the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and other intangibles based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Real Estate Investment Properties—Real estate properties are generally comprised of land, buildings and improvements, leasehold or permit interests, and equipment and are recorded at historical cost. Depreciation is computed using the straight-line method of accounting over the estimated useful lives of the related assets. Buildings and improvements are depreciated over the lesser of 39 years or the remaining life of the ground lease including renewal options and leasehold and permit interests and equipment are depreciated over their estimated useful lives. When the properties or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from sale will be reflected in the Company’s results of operations.

Intangible Assets—Amortization of intangible assets, such as in-place leases and above and below market leases are computed using the straight-line method of accounting over the respective lease term. Intangible assets with indefinite lives are not amortized.

Impairments—For real estate investments accounted for under the equity method, the Company compares the estimated fair value of its investment to the carrying value at each reporting date. To the extent the fair value of the investment is less than the carrying amount, and the decline in value is determined to be other than a

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

temporary decline, an impairment charge will be recorded. For real estate owned directly, the Company monitors events and changes in circumstance that may indicate that the carrying amounts of the assets may not be recoverable. When such events or changes in circumstances are present, the Company will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, the Company would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value.

Lease Accounting—The Company’s leases are accounted for under the provisions of Statement of Accounting Standards No. 13, “Accounting for Leases,” and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant.

Mortgages and Other Notes Receivable—Mortgages and other notes receivable are recorded at the lower of cost or market. Whenever future collection of a specific note appears doubtful, a valuation allowance will be established. The allowance represents the difference between the carrying value and the amount expected to be received. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in impairments and provisions on assets. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Accrual of interest is discontinued when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that collection of interest is doubtful. Subsequent interest is recorded as income when collected. At this time the Company has not established a valuation allowance on its loans as collection is expected to occur.

Loan origination and other fees received by the Company in connection with making the loans are recorded as a reduction of the note receivable and amortized into interest income, using the effective interest method, over the initial term of the loan. The Company records acquisition fees incurred in connection with making the loans as part of the mortgages and other notes receivable balance and amortizes the amounts as a reduction of interest income over the term of the notes.

Cash and cash equivalents—Cash and cash equivalents consist of demand deposits at commercial banks. The Company also invests in money market funds during the year. The cash deposits are held primarily at four financial institutions and exceed federally insured amounts, however the company has not experienced any losses on such accounts and management does not believe these concentrations to be a credit risk to the Company due to the strong credit ratings of the respective institutions.

Restricted Cash—Certain amounts of cash are restricted to fund capital expenditures for the Company’s real estate investment properties. The Company’s restricted cash balances as of December 31, 2006 and 2005 were approximately $1.2 million and zero dollars, respectively.

Short-Term Investments—The Company holds an $8.0 million certificate of deposit that earns interest at a rate of 5.189% and matures on April 20, 2007. The certificate collateralizes a letter of credit which is pledged as collateral for a note payable as described in Note 13. Other short-term investments consist of certificates of deposit with original maturities greater than 90 days. The Company did not have any short-term investments prior to June 2006.

Fair Value of Financial Instruments—The estimated fair value of cash and cash equivalents, accounts receivable, mortgages and other notes receivable, accounts payable, accrued expenses, and variable and fixed rate

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

debt approximates carrying value as of December 31, 2006 and 2005, because of the liquid nature of the asset and/or relatively short maturities of the obligations. The fair value of fixed rate long-term debt is determined based on market prices.

Acquisition Fees and Costs—Acquisition fees and miscellaneous acquisition costs that are directly identifiable with properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a property, the fees and costs directly identifiable with that property are reclassified to land, building, equipment and lease intangibles or investments in unconsolidated entities in the case of properties acquired in unconsolidated partnership. In the event a property is not acquired or no longer is expected to be acquired, costs directly related to the property are charged to expense.

Asset Retirement Obligation—In accordance with SFAS No. 143, “Asset Retirement Obligations”, the Company records the fair value of the liability for an asset retirement obligation to the extent it is estimatable in the period in which it is acquired with a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement costs included in the carrying amount of the related asset are depreciated over the estimated useful life of the related asset. The Company recorded approximately $0.3 million in asset-retirement obligations related to the Bretton Woods property for asbestos removal, and had no such obligations in previous years. Accretion expense for the year was approximately $4,000.

Foreign Currency Translation—The accounting records for the Company’s one consolidated foreign location, in Vancouver, British Columbia, are maintained in the local currency and translated using the average exchange rates during the period. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. The resulting translation adjustments are reflected in stockholders’ equity as a cumulative foreign currency translation adjustment, a component of accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in the accompanying consolidated statements of operations.

Revenue Recognition—The Company records rental revenue on the straight-line basis over the terms of the leases. Percentage rent that is due contingent upon tenant performance levels such as gross revenues is deferred until the underlying performance thresholds have been reached. The deferred portion of interest on mortgages and other notes receivable is recognized on a straight-line basis over the term of the corresponding note.

FF&E Reserve Income—The Company’s leases require the tenants to pay certain amounts that are set aside by the Company for future replacements of furniture, fixtures and equipment at the property. These amounts are and will remain the property of the Company during and after the term of the lease. The amounts are recorded as FF&E reserve income at the time that they are earned.

Income Taxes—The Company believes it has qualified as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended and related regulations beginning with the year ended December 31, 2004. As a REIT, the Company generally is not subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Management believes that the Company was organized and operated in a manner that enables the Company to continue to qualify for treatment as a REIT for federal income tax purposes for the years ended December 31, 2006, 2005 and 2004.

Under the provisions of the Internal Revenue Code and applicable state laws, each TRS entity of the Company is subject to taxation of income on the profits and losses from its tenant operations. The Company accounts for federal and state income taxes with respect to its TRS entities using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Earnings (Loss) Per Share—Earnings (loss) per share is calculated based upon the weighted average number of shares of common stock outstanding during the period in which the Company was operational. For the years ended December 31, 2006, 2005 and 2004, the weighted average numbers of shares of common stock outstanding, basic and diluted, were 62,460,728, 19,795,649 and 4,075,979, respectively.

Use of Estimates—Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Recent Accounting Pronouncements—In September 2006, the Financial Accounting Standard Board (the “FASB”) issued FASB Interpretation Number 157, “Fair Value Measurement” (FAS 157). FAS 157 creates consistency in valuing all assets and liabilities. Fair value is defined as what would be received to sell an asset or paid to transfer a liability in a transaction between market participants at the measurement date. FAS 157 requires certain methods to be used to measure fair value and expands disclosures about fair value measurements. The application of this pronouncement is effective in fiscal periods beginning after November 15, 2007 and is not expected to have any significant impact to our current practice nor on our financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation Number 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation clearly excludes income tax positions related to FASB Statement No. 5, “Accounting for Contingencies.” The Company will adopt the provisions of this statement beginning in the first quarter of 2007. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings on January 1, 2007. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial position or results of operations.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (FAS 154), which replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and Statement of Financial Accounting Standards Board No. 3, “Reporting Changes in Interim Financial Statements—An Amendment of APB Opinion No. 28”. FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle and the reporting of a correction of an error. FAS 154 was effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and did not have any impact on the Company’s financial statements.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123 Revised”). FAS 123 Revised is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” FAS 123 Revised supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. FAS 123 Revised focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Under FAS 123 Revised, the Company, beginning in the first quarter of 2006, was required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions). The cost is required to be recognized over the period during which an employee is required to provide services in exchange for the award. Since the Company has not historically had any share-based payments, the adoption of FAS 123 Revised did not have an impact on the Company’s results of operations.

3. Real Estate Investment Properties:

During the year ended December 31, 2006, the Company acquired the following real estate investment properties and portfolios and entered into long-term triple-net leases with third-party tenants (in thousands):

Property/Location	Location	Date of Acquisition	Purchase Price	Transaction Costs	Total
Hawaiian Falls Waterparks	Texas	4/21/06	$12,125	$781	$12,906
Route 66 Harley-Davidson Dealership	Oklahoma	4/27/06	6,500	338	6,838
Palmetto Hall Plantation Club	South Carolina	4/27/06	7,600	560	8,160
Cypress Mountain Ski Area	Canada	5/30/06	27,500	1,945	29,445
Raven Golf Club at South Mountain	Arizona	6/09/06	12,750	736	13,486
Bretton Woods Mountain Resort	New Hampshire	6/23/06	45,000	3,142	48,142
Bear Creek Golf Course	Texas	9/08/06	11,100	688	11,788
Family Entertainment Centers	Various	10/06/06	35,222	1,925	37,147
Weston Hills Country Club	Florida	10/16/06	35,000	1,788	36,788
Valencia Country Club	California	10/16/06	39,533	1,698	41,231
Talega Golf Club	California	10/16/06	18,000	774	18,774
EAGL Golf Portfolio	Various	11/16/06	45,236	2,276	47,512
Premier Golf Portfolio	Various	12/22/06	58,000	2,862	60,862
Marinas International Portfolio	Various	12/22/06	69,398	3,991	73,389
EAGL Cowboys Golf Course	Texas	12/26/06	25,000	1,043	26,043

Total			$447,964	$24,547	$472,511

FOOTNOTE:

(1)	At December 31, 2006, the course was owned and operated through a TRS, pending a long-term triple-net lease with a third-party tenant.

In 2005, the Company acquired the Gatlinburg Ski Lift for a total purchase price, including transaction costs, of approximately $21.0 million.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following summarizes the allocation of purchase price and transaction costs for the properties acquired during the year ended December 31, 2006 (in thousands):

Total Purchase Allocation
Land	$91,936
Land improvements	129,081
Leasehold interests	61,972
Buildings	110,924
Ski lift	7,213
Equipment	52,362
Intangible—trade names	11,683
Intangible—in place leases	7,340

Total	$472,511

As of December 31, 2006 and 2005, real estate investment properties under operating leases consisted of the following (in thousands):

	December 31,
	2006	2005
Land & land improvements	$218,958	$—
Leasehold interest	80,958	19,674
Buildings	112,221	163
Equipment	61,094	1,133
Less: accumulated depreciation	(8,339)	(17)

	$464,892	$20,953

4. Intangible Assets:

The gross carrying amount and accumulated amortization of the Company’s intangible assets as of December 31, 2006 are as follows (in thousands):

Intangible Assets	Weighted Average Life	Gross Carrying Amount	Accumulated Depreciation	Net Book Value
In place leases	19.2 years	$9,518	$167	$9,351	(1)
Trade names	Indefinite	11,683	—	11,683

		$21,201	$167	$21,034

FOOTNOTE:

(1)	Amount includes a foreign currency translation adjustment loss of $130,000.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amortization expense of approximately $167,000 was recorded for the year ended December 31, 2006. The estimated future amortization expense for the Company’s intangible assets with finite lives, as of December 31, 2006 is as follows (in thousands):

2007	$482
2008	482
2009	482
2010	482
2011	482
Thereafter	7,071

Total	$9,481

5. Operating Leases:

As of December 31, 2006, the Company leases 41 properties under long-term triple-net leases to third parties. The following is a schedule of future minimum lease payments to be received under the noncancellable operating leases with third-parties at December 31, 2006 (in thousands):

2007	$38,465
2008	39,437
2009	40,513
2010	41,522
2011	42,537
Thereafter	593,721

Total	$796,195

Under the triple-net leases, the tenants are generally responsible for repairs, maintenance, property taxes, ground lease or land permit expenses, utilities and insurance. For the years ended December 31, 2006 and 2005, the tenants paid approximately $1.2 million and zero, respectively, for property taxes related to properties that the Company owns.

6. Investment in Unconsolidated Entities:

As of December 31, 2006 and 2005, the Company owned investments in unconsolidated entities accounted for under the equity method with carrying values totaling approximately $178.7 million and $212.0 million, respectively. These unconsolidated entities are in the business of owning and leasing real estate and were determined to be variable interest entities in which the Company is not the primary beneficiary. The Company acquired its interests in the Intrawest ventures in 2004, and its interests in the DMC Partnership and Wolf Partnership in 2005.

In connection with the investments, the Company incurred certain acquisition fees which were paid to an affiliate. These fees are capitalized as part of the basis in the investments. Any excess carrying value of the investments over the book value of the underlying equity is amortized to equity in earnings over the estimated useful lives of the underlying real estate tangible assets, which represent the assets to which the excess is most clearly related.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Under the hypothetical liquidation at book value method of accounting, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. For the year ended December 31, 2006, 2005 and 2004, the Company recognized equity in earnings from the entities of approximately $11.0 million, $10.3 million and $0.2 million, respectively.

The following presents financial information for the unconsolidated entities for the years ended December 31, 2006, 2005 and 2004 (in thousands):

	Year Ended December 31, 2006
	Wolf Partnership	DMC Partnership	Intrawest Venture US	Intrawest Venture Canada	Total
Summarized Operating Data
Revenue	$37,428	$28,876	$11,551	$4,669	$82,524
Property operating expenses	(30,642)	(655)	(5,418)	(1,857)	(38,572)
Depreciation & amortization expense	(6,407)	(8,002)	(3,941)	(1,536)	(19,886)
Interest expense	(3,113)	(8,496)	(2,655)	(2,884)	(17,148)
Interest and other income	61	15	541	144	761

Net income (loss)	$(2,673)	$11,738	78	(1,464)	7,679

Income (loss) allocable to other venture partners	$(891)	$2,182	$(3,142)	$(2,447)	$(4,298)

Income (loss) allocable to the Company(1)	$(1,782)	$9,556	$3,220	$983	$11,977
Amortization of capitalized costs	(188)	(497)	(183)	(56)	(924)

Equity in earnings (loss) of unconsolidated entities	$(1,970)	$9,059	$3,037	$927	$11,053 (2)

Distributions declared to the Company(3)	$310	$10,232	$2,897	$1,601	$15,040

Distributions received by the Company(3)	$3,517	$10,166	$2,401	$920	$17,004

FOOTNOTE:

(1)	Income is allocated to the Company using the hypothetical liquidation at book value method of accounting (see Note 2).

(2)	This amount does not include $50,405 equity in losses relating to a 47.5% interest in a partnership owned from November 16, 2006 through December 26, 2006. The Company subsequently acquired the remaining interest in the partnership and the entity was consolidated as of December 31, 2006.

(3)	The Company receives interest payments from a mezzanine loan made to the Intrawest Venture Canada in the amount of $8.8 million. The loan requires payments of interest only until its maturity in 2029. These payments are reflected as distributions from unconsolidated entities.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Year Ended December 31, 2005
	Wolf Partnership	DMC Partnership	Intrawest Venture US	Intrawest Venture Canada	Total
Summarized Operating Data
Revenue	$6,550	$20,743	$11,378	$4,785	$43,456
Property operating expenses	(6,600)	(388)	(4,561)	(1,874)	(13,423)
Depreciation & amortization expenses	(1,039)	(6,554)	(4,203)	(1,631)	(13,427)
Interest expense	—	(8,073)	(2,665)	(2,889)	(13,627)
Interest and other income	60	3	28	81	172

Net income (loss)	$(1,029)	$5,731	(23)	(1,528)	3,151

Loss allocable to other venture partners	$(637)	$(980)	$(3,557)	$(2,585)	$(7,759)

Income (loss) allocable to the Company(1)	$(392)	$6,711	$3,534	$1,057	$10,910
Amortization of capitalized costs	(8)	(414)	(122)	(76)	(620)

Equity in earnings (loss) of unconsolidated entities	$(400)	$6,297	$3,412	981	$10,290

Distributions declared to the Company(2)	$1,981	$6,711	$2,841	1,550	$13,083

Distributions received by the Company(2)	$—	$4,508	$2,296	307	$7,111

FOOTNOTE:

(1)	Income is allocated to the Company using the hypothetical liquidation at book value method of accounting (see Note 2).

(2)	The Company receives interest payments from a mezzanine loan made to the Intrawest Venture Canada in the amount of $8.8 million. The loan requires payments of interest only until its maturity in 2029. These payments are reflected as distributions from unconsolidated entities.

	Year Ended December 31, 2004
	Wolf Partnership(1)	DMC Partnership(1)	Intrawest Venture US	Intrawest Venture Canada	Total
Summarized Operating Data
Revenue	$—	$—	$343	$224	$567
Property operating expenses	—	—	—	(12)	(12)
Depreciation & amortization expenses	—	—	(175)	(105)	(280)
Interest expense	—	—	(120)	(101)	(221)

Net income	$—	$—	$48	$6	$54

Loss allocable to other venture partners	$—	$—	$(96)	$(75)	$(171)

Income allocable to the Company(2)	$—	$—	$144	$81	$225
Amortization of capitalized costs	—	—	(2)	(5)	(7)

Equity in earnings of unconsolidated entities	$—	$—	$142	76	$218

Distributions declared to the Company	$—	$—	$145	$81	$226

Distributions received by the Company	$—	$—	$—	$—	$—

FOOTNOTE:

(1)	The Company did not acquire its interest in the partnerships until 2005.

(2)	Income is allocated to the Company using the hypothetical liquidation at book value method of accounting (see Note 2).

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	As of December 31, 2006
	Wolf Partnership	DMC Partnership	Intrawest Venture US	Intrawest Venture Canada	Total
Summarized Balance Sheet Data
Real estate assets, net	$110,317	$252,714	$74,990	$30,061	$468,082
Intangible assets, net	523	10,963	2,131	1,050	14,667
Other assets	7,340	6,308	5,307	2,392	21,347
Mortgages and other notes payable	63,000	153,965	44,707	33,900 (1)	295,572
Other liabilities	7,803	6,588	5,171	2,727	22,289
Partners’ capital (deficit)	47,377	109,432	32,550	(3,124)	186,235
Difference between carrying amount of investment and the Company’s share of partners’ capital	1,764	8,099	3,548	863	14,274
Carrying amount of investment(1)	34,928	98,112	36,774	8,858	178,672
Percentage of ownership at end of reporting period	70.0%	80.0%	80.0%	80.0%

	As of December 31, 2005
	Wolf Partnership	DMC Partnership	Intrawest Venture US	Intrawest Venture Canada	Total
Summarized Balance Sheet Data
Real estate assets, net	$101,485	$238,969	$78,555	$31,573	$450,582
Intangible assets, net	689	11,286	2,843	1,295	16,113
Other assets	18,710	4,217	3,536	2,191	28,654
Mortgages and other notes payable	—	156,389	45,581	33,923 (1)	235,893
Other liabilities	9,284	3,953	4,354	2,532	20,123
Partners’ capital (deficit)	111,600	94,130	34,999	(1,396)	239,333
Difference between carrying amount of investment and the Company’s share of partners’ capital	3,418	8,481	3,276	790	15,965
Carrying amount of investment(1)	81,537	85,623	36,160	8,705	212,025
Percentage of ownership at end of reporting period	70.0%	80.0%	80.0%	80.0%

FOOTNOTES:

(1)	Includes a mezzanine loan made to the Intrawest Venture in connection with two Canadian properties.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Mortgages and Other Loans Receivable:

On August 14, 2006, the Company received repayment of principal and interest on a $3.0 million mortgage loan from Consolidated Conversion, LLC. As of December 31, 2006, the Company has the following loans outstanding (in thousands):

Borrower and Description of Property	Date of Loan Agreement	Maturity date		Interest Rate		Loan Principal Amount	Accrued Interest
Plaza Partners, LLC (hotel conversion)	2/28/2006	2/28/2007	(1)	15.0	%(1)	$16,800	$1,562
Mizner Court Holdings, LP (condominium conversion)	3/10/2006	11/9/2007		LIBOR + 7.0	%(2)	$15,000	$118
Shorefox Development, LLC (lifestyle community development)	3/13/2006	3/10/2009		13.5	%(3)	$30,000	$927
Marinas International (four marina properties)	12/22/2006	12/22/2021		10.25	%(4)	$39,151	$108

Total						$100,951	$2,715

FOOTNOTES:

(1)	Pursuant to the loan agreement dated February 28, 2006, the loan had an annual fixed interest rate of 15.0% with monthly interest payments of 8.75% with the remaining 6.25% becoming due and payable upon the loan’s maturity. Following discussions with the borrower, we amended the loan agreement, extending certain deadlines until December 31, 2006. On January 1, 2007, the borrower failed to meet certain deadlines and the interest rate was raised to 19.0%, retroactively to inception of the loan, with the monthly interest payments remaining the same. The borrower has remained current on its loan payments. The Company is currently in negotiations with the borrower to either grant an extension of the term in accordance with the original loan or receive full or partial pay-off. The loan is collateralized by a first mortgage on the property.

(2)	The loan was purchased from Column Financial, Inc., as former lender, to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, LP. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP.

(3)	Pursuant to the loan agreement, the Company agreed to provide financing up to $40.0 million in connection with the development of the infrastructure of an Orvis-branded lifestyle community in Granby, Colorado. As of December 31, 2006, the Company had advanced $30.0 million. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan may be extended by the borrower up to 12 months. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed. Loan origination fees of $400,000 were paid to the Company in connection with making this loan. This amount was recorded as a reduction in the value of the note receivable on the accompanying condensed consolidated balance sheet and is being amortized into interest income over the initial term of the loan.

(4)	Pursuant to the four promissory notes with substantially similar terms and an aggregate principal of $39.2 million, the notes require monthly interest payments only for the first three years based on an annual percentage rate of 9.0% and aggregate monthly principal and interest payments of $352,252 thereafter. The notes are cross-collateralized by four marina properties and may be prepaid anytime after the fourth year. At maturity, in addition to the entire unpaid principal balance, accrued and unpaid interest, and any other sums due thereunder, Marinas International is expected to pay the holder of each loan an exit fee equal to the aggregate of monthly interest payments that would have been payable if the interest rate had been 10.25% rather than 9.0%.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company records acquisition fees incurred in connection with making the loans as part of the mortgages and other notes receivable balance and amortizes the amounts as a reduction of interest income over the term of the notes. As of December 31, 2006 and 2005, acquisition fees, net of accumulated amortization, were approximately $3.0 million and $100,000, respectively and loan origination costs, net of accumulated amortization, were approximately $292,000 and zero, respectively.

8. Public Offerings, Stockholders’ Equity and Rescindable Common Stock:

On March 11, 2004, the Company amended its articles of incorporation to authorize the issuance of 1.32 billion shares of capital stock, consisting of one billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock (“Excess Shares”), $0.01 par value per share. Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and 20 million are issuable in exchange for preferred stock.

Beginning on April 16, 2004, the Company offered for sale up to $2.0 billion in shares of common stock (200 million shares of common stock at $10.00 per share) (the “1st Offering”), pursuant to a registration statement on Form S-11 under the Securities Act of 1933. On June 23, 2004, the Company received aggregate subscription proceeds in excess of the minimum offering amount of $2,500,000 and funds were released from escrow. On March 31, 2006, the 1st Offering was terminated, and on April 4, 2006, the Company commenced a second offering for sale of up to $2.0 billion in common stock (200 million shares of common stock at $10.00 per share) (the “2nd Offering”), pursuant to a registration statement on Form S-11 under the Securities Act of 1933. The 2nd Offering is expected to continue until December 2007. The Company incurs costs in connection with the offerings and issuance of shares, including filing fees, legal, accounting, printing, selling commissions, marketing support fees, due diligence expense reimbursements and escrow fees, which are deducted from the gross proceeds of the offerings. As of December 31, 2006, the Company has raised approximately $1.2 billion in proceeds and incurred stock issuance costs of approximately $131.4 million in connection with the offerings.

The offering provides for five million shares of common stock initially designated for purchase through a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock at $9.50 per share. As of December 31, 2006, 2005 and 2004, the Company had received subscriptions of approximately $15.6 million (1,663,897 shares), $5.3 million (562,429 shares) and $569,535 (59,951 shares), respectively, through the reinvestment plan.

As of December 31, 2006, the Company had received subscriptions of approximately $21.7 million (2,168,758 shares) from investors in the Commonwealth of Pennsylvania in the 2nd offering. If certain proposed amendments to the Company’s articles of incorporation are not approved by the stockholders the Company agreed to extend a written offer of rescission to those investors and redeem the shares at the price at which the shares were originally sold. Additionally, if approval is not obtained the Company may no longer be able to sell its shares to investors domiciled in Pennsylvania. These shares are presented as rescindable common stock outside of stockholders’ equity in the accompanying balance sheets.

Shares owned by the advisor, the directors, or any of their affiliates are subject to certain voting restrictions. Neither the advisor, nor the directors, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the advisor, directors, or any of their affiliates or any transactions between the Company and any of them.

9. Deferred Offering and Stock Issuance Costs:

The Company has and will continue to incur costs in connection with the offering and issuance of shares, including filing fees, legal, accounting, printing, selling commissions, marketing support fees, due diligence

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

expense reimbursements and escrow fees, which are deducted from the gross proceeds of the offering. As of December 31, 2006 and 2005, the total offering and stock issuance costs incurred to date were approximately $131.4 million and $49.0 million, respectively.

Under the terms of the 2nd Offering, certain affiliates are entitled to receive selling commissions of up to 7.0% of gross offering proceeds on all shares sold, a marketing support fee of up to 3.0% of gross offering proceeds, and reimbursement of actual expenses incurred up to 0.10% in connection with due diligence of the offering (see Note 14).

In accordance with the Company’s amended and restated articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and organizational and offering expenses to be paid by the Company may not exceed 13% of the aggregate offering proceeds. As of December 31, 2006, there were no offering costs in excess of the 13% limitation that had been billed to the Company.

10. Prepaid Expenses and Other Assets:

Prepaid expenses and other assets primarily consists of acquisition fees and miscellaneous acquisition costs that have been incurred and capitalized as of December 31, 2006 and will be allocated to future properties and other permitted investments that may be acquired.

11. Deferred Taxes:

As of December 31, 2006, the Company recorded net current and long-term deferred tax assets related to depreciation differences and net operating losses at our TRS corporations in the 2nd Offering. These are offset, however, by a valuation allowance, which reduces the deferred tax assets to zero. The components of the deferred taxes recognized in the accompanying consolidated balance sheets at December 31, 2006 are as follows (in thousands):

Net operating loss	$662
Book/tax differences in acquired assets	(68)

Total deferred tax asset	594
Valuation allowance	(594)

$—

The Company’s TRS corporations had net operating loss carry-forwards for federal and state purposes of approximately $1.9 million as of December 31, 2006 to offset future taxable income. The estimated net operating loss carry-forwards will begin expiring in 2026. The Company has not recorded these potential future benefits because its TRS subsidiaries do not have sufficient historical earnings on which to base a potential future benefit.

12. Line of Credit:

On March 24, 2006, the Company obtained a $20.0 million revolving line of credit from Colonial Bank, N.A. The line of credit replaced a previously existing $5.0 million line of credit obtained from Branch Banking & Trust Company and is used for working capital, to temporarily fund distributions to stockholders and to bridge financing on real estate investments. The line of credit is unsecured and bears interest at a rate of 30-day LIBOR (approximately 5.32% on December 29, 2006) plus 2.25%. The line of credit has a term of two years with monthly payments of interest only and principal due at maturity on March 24, 2008. As of December 31, 2006,

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

borrowings outstanding under the line of credit were $3.0 million. The balance outstanding on the previous line of credit at December 31, 2005 was approximately $4.5 million. The terms of the line of credit require the Company to meet certain customary financial covenants and ratios including (a) a total permanent debt to total assets ratio of no more than 65%, (b) a tangible net worth of no less than $200.0 million and (c) a ratio of distributions to funds from operations of no more than 110%. The Company was in compliance with these covenants at December 31, 2006. Additionally, the Company is required to maintain a zero balance on the line of credit for a 30-day period during each year starting on the commencement date of the loan. The Company completed this annual 30-day period in February 2007.

13. Mortgages and other notes payable:

As of December 31, 2006 the Company had the following mortgages and other notes payable (in thousands):

Lender & Description	Date of loan agreement	Maturity	Interest Rate	Principal Balance at December 31, 2006	Terms
MWH Preservation Limited Partnership—in connection with the acquisition of Bretton Woods	6/22/2006	6/19/2010	5.77%	$6,500	All principal and interest due on maturity. The Company obtained a letter of credit collateralized by an $8.0 million certificate of deposit.

MWH Preservation Limited Partnership—in connection with the acquisition of Bretton Woods	6/22/2006	6/19/2009	5.20%	$338	All principal and interest due on maturity.

Sun Life Assurance Company of Canada— golf financing	11/14/2006	12/1/2016	6.18%	$16,522	Monthly payments of principal and interest based on a 25-year amortization period. The loan is collateralized by three golf properties, with a combined total carrying value of approximately $32.3 million at December 31, 2006.

Sun Life Assurance Company of Canada—golf financing	11/30/2006	12/1/2016	6.33%	$46,636	Monthly payments of principal and interest based on a 25-year amortization period. The loan is collateralized by three golf properties, with a combined total carrying value of approximately $94.5 million at December 31, 2006.

Total				$69,996

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is a schedule of future principal maturities for all mortgages and other notes payable (in thousands):

2006	$—
2007	—
2008	—
2009	338
2010	6,500
Thereafter	63,158

Total	$69,996

14. Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with CNL Income Corp., which is both a stockholder of the Company and its advisor, and CNL Securities Corp., which is the managing dealer for the Company’s public offering. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the advisor. These affiliates receive fees and compensation in connection with the Company’s stock offerings and the acquisition, management and sale of the Company’s assets.

For the years ended December 31, 2006, 2005 and 2004, the Company incurred the following fees (in thousands):

	Year Ended December 31,
	2006	2005	2004
Selling commissions	$52,659	$18,492	$5,397
Marketing support fee & due diligence expense reimbursements	22,180	7,124	2,076

Total	$74,839	$25,616	$7,473

The managing dealer is entitled to selling commissions of up to 6.5% and 7.0% of gross offering proceeds and marketing support fees of 2.5% and 3.0% of gross offering proceeds, in connection with the 1st and 2nd Offerings, respectively, as well as actual expenses of up to 0.10% incurred in connection with due diligence. A substantial portion of the selling commissions and marketing support fees and all of the due diligence expenses are reallowed to third-party participating broker dealers.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the years ended December 31, 2006, 2005 and 2004, the advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Year Ended December 31,
	2006	2005	2004
Acquisition fees(1):
Acquisition fees from offering proceeds	$23,376	$8,749	$2,610
Acquisition fees from debt proceeds	3,220	4,909	535

Total	26,596	13,658	$3,145

Asset management fees(2):	5,356	2,559	—

Reimbursable expenses(3):
Offering costs	7,569	11,864	7,845
Organizational costs	—	—	21
Acquisition costs	3,502	2,056	1,510
Operating expenses	1,504	1,345	582

Total	12,575	15,265	9,958

Total fees earned and reimbursable expenses	$44,527	$31,482	$13,103

FOOTNOTES:

(1)	Acquisition fees for services in the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt.

(2)	Asset management fees of 0.08334% per month of the Company’s “real estate asset value,” as defined in the Company’s prospectus dated April 18, 2005, and the outstanding principal amount of any mortgage loan as of the end of the preceding month.

(3)	The advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. Pursuant to the advisory agreement, the Company will not reimburse the advisor any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”) in any expense year, as defined in the advisory agreement. The first applicable Expense Year and measurement period was the twelve months ended June 30, 2005, for which the Company’s operating expenses exceeded the Expense Cap by $398,071. In accordance with the advisory agreement, such amount was not reimbursed to the advisor and was recorded as a reduction in general and administrative expenses and was reimbursed by the advisor. For Expense Years subsequent to the initial measurement period, operating expenses did not exceed the Expense Cap.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amounts due to affiliates for fees and expenses described above are as follows (in thousands):

	Year Ended December 31,
	2006	2005
Due to the advisor and its affiliates:
Offering expenses	$4,374	$3,137
Asset management fees	646	300
Operating expenses	323	735
Acquisition fees and expenses	1,829	1,319

Total	$7,172	$5,491

Due to CNL Securities Corp:
Selling commissions	$2,738	$1,131
Marketing support fees and due diligence expense reimbursements	1,174	435

Total	$3,912	$1,566

Total due to affiliates	$11,084	$7,057

The Company also maintains accounts at a bank in which the Company’s chairman and a member of its board of directors serve as directors and in which CNL Financial Group, an affiliate of the advisor, is a stockholder. The Company has deposits of approximately $3.5 million as of December 31, 2006 and zero as of December 31, 2005, respectively.

15. Redemption of Shares:

During the years ended December 31, 2006 and 2005, the Company redeemed 279,913 and 24,193 shares of common stock at an average price of approximately $9.50 and $9.50 per share for a total of approximately $2.7 million and $229,834, respectively. The redemption price per share is the lesser of the price at which the shares were initially sold by the Company or a fixed redemption price of $9.50 per share. These shares are considered retired and will not be reissued.

16. Distributions:

In order to qualify as a REIT for federal income tax purposes, the Company must, among other things, make distributions each taxable year equal to at least 90% of its real estate investment trust taxable income. The Company intends to make regular distributions, and the board of directors currently intends to declare distributions on a monthly basis using the first day of the month as the record date. For the years ended December 31, 2006, 2005 and 2004, the Company declared and paid distributions of approximately $33.7 million ($0.5622 per share), $10.1 million ($0.5354 per share) and $1.2 million ($0.2593 per share), respectively.

For the years ended December 31, 2006, 2005 and 2004, approximately 71.9%, 51.9% and 24.0% of the distributions paid to the stockholders were considered ordinary income and approximately 28.1%, 48.1% and 76.0% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

17. Commitments & Contingencies:

On December 22, 2006, the Company acquired five marina properties for an aggregate purchase price of approximately $69.4 million from subsidiaries of Marinas International and made loans for approximately $39.2 million which are collateralized by four additional marina properties. At the same time, the Company extended

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the time of closing on four additional properties with a combined purchase price of approximately $37.2 million and one loan totaling $0.8 million to allow Marinas International to obtain certain ground lease amendments, extensions and finalization of certain other due diligence matters. The Company is still in negotiations with Marinas International and certain governmental authorities for permit and ground lease assignments, extensions and consents. There can be no assurance that these negotiations will be successful or that the additional properties will ultimately be acquired or that the loan will be made.

On December 27, 2006 and January 26, 2007, the Company signed an application for loans of approximately $24.7 million and $42.0 million with Sun Life Assurance Company of Canada (“Sun Life”). These are the third and fourth loan collateralized by its golf properties. The loans will be collateralized by mortgages on 13 golf properties. On February 9, 2007, the Company closed on the $24.7 million loan which will bear interest annually at a fixed rate of 6.35%, for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. The $42.0 million loan is expected to bear interest annually at a fixed rate of 6.58%, for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. Prepayment for both loans will be prohibited for the first two years after which early repayment is subject to a prepayment fee. The Company provided a deposit of $419,650 in consideration to the commitment on the $42.0 million loan, which is expected to close by the end of first quarter of 2007. The loans are expected to be cross-defaulted with the Company’s other two golf financings obtained from Sun Life. There can be no assurance that the loan will close.

In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the Intrawest U.S. Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. The Company has guaranteed the payment of the contingent purchase price to the seller on behalf of the Intrawest U.S. Partnership.

In connection with the purchase of the Wolf Dells Property and the Wolf Sandusky Property, the seller may receive additional contingent purchase price of up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. The amount of contingent purchase price will be determined during those years, and in no event will the amount exceed a total of $6.0 million for both properties.

In connection with the purchase of the Valencia Country Club and the Talega Golf Club, pursuant to the stock purchase agreement, the seller may receive supplemental purchase price payments of up to $8.6 million in aggregate, for both properties, if the properties achieve certain financial performance goals in fiscal year 2009.

In connection with the purchase of the Weston Hills Country Club, pursuant to the asset purchase agreement, the seller may receive supplemental purchase price payments of up to $5.3 million if the Weston Hills property achieves certain financial performance goals in fiscal year 2009.

As discussed in Note 7, on March 13, 2006, the Company agreed to provide financing to Shorefox Development, LLC up to $40.0 million in connection with the development of the infrastructure of an Orvis-branded lifestyle community in Granby, Colorado. As of December 31, 2006, the Company has advanced $30.0 million to the project and has committed to fund the remaining $10.0 million during the life of the loan.

In connection with the purchase of South Mountain property, the Company committed to invest approximately $500,000 in improvements and as of December 31, 2006, the Company spent approximately $432,800.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company has commitments under ground leases, park use permits and land permits. Ground lease payments, park use and land permit fees are generally based on a percentage of gross revenue of the underlying property over certain thresholds, and are paid by the third-party tenants in accordance with the terms of the triple-net leases with those tenants. These fees and expenses totaled $1.3 million for the year ended December 31, 2006.

From time to time the Company may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Company’s financial condition or results of operations.

18. Selected Quarterly Financial Data (Unaudited):

The following table presents selected unaudited quarterly financial data for the year and period ended December 31, 2006 and 2005 (in thousands except per share data):

2006 Quarter	First	Second	Third	Fourth	Year
Total revenue	$1,266	$3,639	$6,579	$10,772	$22,256
Operating income (loss)	(1,007)	54	677	1,754	1,478
Equity in earnings of unconsolidated entities	3,964	2,857	3,829	353	11,003
Net income	4,279	4,577	6,040	4,489	19,385
Weighted average number of shares outstanding (basic and diluted)	44,318	53,658	61,073	90,304	62,461
Earnings per share	0.10	0.09	0.10	0.05	0.31

2005 Quarter	First	Second	Third	Fourth	Year
Total revenue	$—	$—	$—	$227	$227
Operating loss	(848)	(1,098)	(1,611)	(1,427)	(4,984)
Equity in earnings of unconsolidated entities	1,653	2,829	2,980	2,828	10,290
Net income	992	1,877	1,792	1,922	6,583
Weighted average number of shares outstanding (basic and diluted)	10,776	15,913	21,032	30,406	19,796
Earnings per share	0.09	0.12	0.09	0.06	0.33

19. Subsequent Events:

On January 8, 2007, the Company entered into an asset purchase agreement with Brighton Resort, LLC and acquired the Brighton Ski Resort, located near Salt Lake City, Utah for a purchase price of $35.0 million excluding transaction costs. At the same time, the Company entered into a lease agreement with Brighton Resort, LLC and leased the Brighton Ski Resort under a long-term, triple-net lease for a term of 20-years with four five-year renewal option. The lease agreements are cross-defaulted with the Company’s Gatlinburg Sky Lift and Cypress Mountain leases.

On January 11, 2007, the Company entered into an asset purchase agreement to acquire seven Six Flags Theme Park properties for an aggregate purchase price of $312.0 million from an affiliate of PARC Management, LLC (“PARC Management”). Upon closing, the Company will lease all seven properties to PARC Management, which will operate the seven properties under a long-term triple-net lease agreement. The following sets forth the name and location of the properties to be acquired.

•	Darien Lake—Buffalo, New York

•	Elitch Gardens—Denver, Colorado

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•	Frontier City—Oklahoma City, Oklahoma

•	White Water Bay—Oklahoma City, Oklahoma

•	Splashtown—Houston, Texas

•	Waterword—Concord, California

•	Wild Waves & Enchanted Village—Seattle, Washington

The Company expects to close on the Six Flags transactions by the end of the first quarter 2007 and subsequently obtain financing on the properties from a third-party lender in the amount of $156.0 million. The transactions are subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that these transactions will ultimately be completed.

On December 1, 2006, the Company entered into an asset purchase agreement to acquire four ski resorts from affiliates of Booth Creek Ski Holdings, Inc. for a purchase price of $170.0 million and on January 19, 2007, the acquisition was completed. At the same time, the Company entered into long-term, triple net leases with wholly-owned subsidiaries of Booth Creek to operate the ski resorts with initial terms of 20 years with three 10-year renewal options. The following table sets forth the name and location of the properties that the Company acquired.

•	Sierra-at-Tahoe Resort—South Lake Tahoe, California

•	Loon Mountain Resort—Lincoln, New Hampshire(1)

•	Northstar-at-Tahoe Resort—Lake Tahoe, California(1)

•	Summit-at-Snoqualmie Resort—Snoqualmie Pass, Washington

FOOTNOTE:

(1)	The Company committed to fund approximately $28.7 million in capital expenditures at the over the next four years.

In connection with the Booth Creek transaction, the Company made a $12.0 million loan to Booth Creek and certain of its subsidiaries (the “Booth Creek Loan”). The Booth Creek Loan is collateralized by a first mortgage or the substantial equivalent on the Waterville Valley Ski Resort in Waterville Valley, New Hampshire, the Mount Cranmore Ski Resort in North Conway, New Hampshire and a tract of land near the Northstar-at-Tahoe Resort in Lake Tahoe, California referred to as the Porcupine Parcel. The loan matures in three years and has one 12-month extension. The loan carries an interest rate of 9.00% per annum and there is an exit fee of an amount equal to a 15% annualized return on the loan. The loan is guaranteed by Booth Creek and certain of its subsidiaries. The loan is cross-defaulted with the Booth Creek ski properties leases and is expected to be cross-defaulted with the Northstar Commercial Properties (as defined below) leases, if and when that transaction is completed. The loan may be prepaid at any time and will be accelerated upon customary events of default.

As part of the Company’s agreement to acquire the Booth Creek ski properties, the Company also committed to acquire 46 condominiumized retail and commercial spaces at the Northstar Commercial Village (the “Northstar Commercial Properties”) in Lake Tahoe, California for $22.0 million. This transaction is expected to be completed during 2007. The transaction is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied or that the transaction will ultimately be completed.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On February 22, 2007 the Company signed an application with a third-party lender to obtain permanent financing in the amount of $111.5 million. The loan is expected to bear interest at a rate of 6.11% annually for a term of seven years, will be collateralized by the Booth Creek and Brighton ski properties, and is expected to close in or before the second quarter of 2007.

In February 2007, the Company redeemed an additional 98,252 shares at an average price of approximately $9.50 per share, for a total of $933,396.

On February 13, 2007, the Company closed on a $20.0 million revolving line of credit from Colonial Bank, N.A. The line of credit is collateralized by a first mortgage on the Bretton Woods Mountain Resort in New Hampshire, bears interest at the 30-day LIBOR plus 2.0%, matures on May 1, 2007 and requires monthly payments of interest only and principal due at maturity. It is the Company’s and the lenders’ intent to reniew this loan on or before May 1, 2007 for a three year period as a non-revolving construction loan with substantially similar terms. The non-revolving construction loan will be used to finance the expansion and improvement to the Bretton Woods Mountain Resort.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

As of December 31, 2006 (in thousands)

	Initial Costs				Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period
Property	Land & Land Improvements	Leasehold Interest	Buildings	Equipment	Improvements	Carrying Costs	Land & Land Improvements	Leasehold Interest	Buildings	Equipment	Total
Gatlinburg Sky Lift Gatlinburg, Tennessee	$—	$19,154	$174	$1,133	$—	$—	$—	$19,154	$174	$1,133	$20,461
Hawaiian Falls Waterparks Garland and The Colony, Texas	$3,123	$3,663	$759	$5,038	$—	$—	$3,123	$3,663	$759	$5,038	$12,583
Route 66 Harley-Davidson Dealership Tulsa, Oklahoma	$997	$—	$5,506	$199	$—	$—	$997	$—	$5,506	$199	$6,702
Palmetto Hall Plantation Club Hilton Head, South Carolina	$5,729	$—	$1,464	$933	$—	$—	$5,729	$—	$1,464	$933	$8,126
Cypress Mountain Ski Area Vancouver, British Columbia	$—	$15,988	$606	$10,493	$315	$—	$271	$15,988	$650	$10,493	$27,402
Raven Golf Club at South Mountain Phoenix, Arizona	$11,504	$—	$1,047	$690	$433	$—	$11,538	$—	$1,376	$760	$13,674
Bretton Woods Mountain Resort Bretton Woods, New Hampshire	$10,733	$—	$25,085	$12,251	$497	$—	$10,733	$—	$25,276	$12,557	$48,566
Bear Creek Golf Course Dallas, Texas	$6,705	$2,615	$1,308	$935	$—	$—	$6,705	$2,615	$1,308	$935	$11,563
Funtasticks Fun Center Tucson, Arizona	$4,216	$—	$1,949	$463	$—	$—	$4,216	$—	$1,949	$463	$6,629
Funtasticks Fun Center Tempe, Arizona	$4,459	$—	$648	$78	$—	$—	$4,459	$—	$648	$78	$5,185
Grand Prix Tampa Tampa, Florida	$2,737	$—	$487	$163	$—	$—	$2,737	$—	$487	$163	$3,387
Zuma Fun Center South Houston, Texas	$3,720	$—	$1,192	$151	$—	$—	$3,720	$—	$1,192	$151	$5,063
Mountasia Family Fun Center North Richland Hills, Texas	$1,153	$—	$635	$65	$—	$—	$1,153	$—	$635	$65	$1,853
Putt Putt Fun Center Raleigh, North Carolina	$270	$215	$258	$119	$—	$—	$270	$215	$258	$119	$862
Zuma Fun Center North Houston, Texas	$756	$—	$182	$26	$—	$—	$756	$—	$182	$26	$964
Putt Putt Fun Center Lubbock, Texas	$713	$343	$539	$261	$—	$—	$713	$343	$539	$261	$1,856
Zuma Fun Center Knoxville, Tennessee	$1,225	$—	$751	$147	$—	$—	$1,225	$—	$751	$147	$2,122
Zuma Fun Center Charlotte, North Carolina	$5,581	$—	$1,608	$440	$—	$—	$5,581	$—	$1,608	$440	$7,629
Camelot Park Bakersfield, California	$671	$—	$378	$168	$—	$—	$671	$—	$378	$168	$1,217

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

As of December 31, 2006 (in thousands)

Property	Accumulated Depreciation	Date of Construction	Date Acquired	Life on which depreciation in latest income statements is computed
Gatlinburg Sky Lift Gatlinburg, Tennessee	$(654)	In 1953	12/22/2005	(1)
Hawaiian Falls Waterparks Garland and The Colony, Texas	$(866)	In 2004	4/21/2006	(1)
Route 66 Harley-Davidson Dealership Tulsa, Oklahoma	$(149)	In 2002	4/27/2006	(1)
Palmetto Hall Plantation Club Hilton Head, South Carolina	$(600)	In 1990	4/27/2006	(1)
Cypress Mountain Ski Area Vancouver, British Columbia	$(1,690)	In 1975	5/30/2006	(1)
Raven Golf Club at South Mountain Phoenix, Arizona	$(448)	In 1995	6/9/2006	(1)
Bretton Woods Mountain Resort Bretton Woods, New Hampshire	$(1,806)	In 1800’s	6/23/2006	(1)
Bear Creek Golf Course Dallas, Texas	$(390)	In 1979	9/8/2006	(1)
Funtasticks Fun Center Tucson, Arizona	$(62)	In 1993	10/6/2006	(1)
Funtasticks Fun Center Tempe, Arizona	$(18)	In 1991	10/6/2006	(1)
Grand Prix Tampa Tampa, Florida	$(21)	In 1979	10/6/2006	(1)
Zuma Fun Center South Houston, Texas	$(26)	In 1990	10/6/2006	(1)
Mountasia Family Fun Center North Richland Hills, Texas	$(14)	In 1994	10/6/2006	(1)
Putt Putt Fun Center Raleigh, North Carolina	$(16)	In 1998	10/6/2006	(1)
Zuma Fun Center North Houston, Texas	$(4)	In 1990	10/6/2006	(1)
Putt Putt Fun Center Lubbock, Texas	$(34)	In 1981	10/6/2006	(1)
Zuma Fun Center Knoxville, Tennessee	$(20)	In 1993	10/6/2006	(1)
Zuma Fun Center Charlotte, North Carolina	$(59)	In 1991	10/6/2006	(1)
Camelot Park Bakersfield, California	$(24)	In 1994	10/6/2006	(1)

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

As of December 31, 2006 (in thousands)

	Initial Costs				Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period
Property	Land & Land Improvements	Leasehold Interest	Buildings	Equipment	Improvements	Carrying Costs	Land & Land Improvements	Leasehold Interest	Buildings	Equipment	Total
Weston Hills Country Club Weston, Florida	$19,901	$—	$14,795	$1,472	$—	$—	$19,901	$—	$14,795	$1,472	$36,168
Valencia Country Club Santa Clarita, California	$30,926	$—	$9,250	$412	$—	$—	$30,926	$—	$9,250	$412	$40,588
Talega Golf Club San Clemente, California	$14,783	$—	$3,339	$453	$—	$—	$14,783	$—	$3,339	$453	$18,575
Canyon Springs Golf Club San Antonio, Texas	$11,339	$—	$1,301	$544	$—	$—	$11,339	$—	$1,301	$544	$13,184
The Golf Club at Cinco Ranch Houston, Texas	$6,588	$—	$449	$405	$—	$—	$6,588	$—	$449	$405	$7,442
Golf Club at Fossil Creek Fort Worth, Texas	$5,998	$—	$1,262	$541	$—	$—	$5,998	$—	$1,262	$541	$7,801
Lake Park Golf Club Dallas-Fort Worth, Texas	$2,118	$1,845	$1,372	$384	$—	$—	$2,118	$1,845	$1,372	$384	$5,719
Mansfield National Golf Club Dallas-Fort Worth, Texas	$5,144	$599	$1,164	$359	$—	$—	$5,144	$599	$1,164	$359	$7,266
Plantation Golf Club Dallas-Fort Worth, Texas	$4,080	$—	$60	$360	$—	$—	$4,080	$—	$60	$360	$4,500
Fox Meadow Country Club Medina, Ohio	$5,216	$—	$4,129	$334	$—	$—	$5,216	$—	$4,129	$334	$9,679
Lake Ridge Country Club Lubbock, Texas	$5,233	$—	$2,434	$463	$—	$—	$5,233	$—	$2,434	$463	$8,130
Mesa del Sol Golf Club Yuma, Arizona	$5,747	$—	$973	$311	$—	$—	$5,747	$—	$973	$311	$7,031
Painted Hills Golf Club Kansas City, Kansas	$2,307	$—	$1,311	$338	$—	$—	$2,307	$—	$1,311	$338	$3,956
Royal Meadows Golf Courses Kansas City, Missouri	$1,945	$—	$365	$158	$—	$—	$1,945	$—	$365	$158	$2,468
Signature Golf Course Solon, Ohio	$8,464	$—	$8,375	$771	$—	$—	$8,464	$—	$8,375	$771	$17,610
Weymouth Country Club Medina, Ohio	$5,529	$—	$4,837	$445	$—	$—	$5,529	$—	$4,837	$445	$10,811
Burnside Marina Monticello, Kentucky	$349	$2,584	$92	$4,145	$—	$—	$349	$2,584	$92	$4,145	$7,170
Pier 121 Marina and Easthill Park Lewisville, Texas	$1,168	$25,139	$4,496	$7,319	$—	$—	$1,168	$25,139	$4,496	$7,319	$38,122

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

As of December 31, 2006 (in thousands)

Property	Accumulated Depreciation	Date of Construction	Date Acquired	Life on which depreciation in latest income statements is computed
Weston Hills Country Club Weston, Florida	$(374)	In 1990	10/16/2006	(1)
Valencia Country Club Santa Clarita, California	$(307)	In 2000	10/16/2006	(1)
Talega Golf Club San Clemente, California	$(177)	In 1965	10/16/2006	(1)
Canyon Springs Golf Club San Antonio, Texas	$(49)	In 1997	11/16/2006	(1)
The Golf Club at Cinco Ranch Houston, Texas	$(25)	In 1993	11/16/2006	(1)
Golf Club at Fossil Creek Fort Worth, Texas	$(55)	In 1987	11/16/2006	(1)
Lake Park Golf Club Dallas-Fort Worth, Texas	$(56)	In 1957	11/16/2006	(1)
Mansfield National Golf Club Dallas-Fort Worth, Texas	$(64)	In 2000	11/16/2006	(1)
Plantation Golf Club Dallas-Fort Worth, Texas	$(16)	In 1998	11/16/2006	(1)
Fox Meadow Country Club Medina, Ohio	$(21)	In 1995	12/22/2006	(1)
Lake Ridge Country Club Lubbock, Texas	$(16)	In 1978	12/22/2006	(1)
Mesa del Sol Golf Club Yuma, Arizona	$(21)	In 1970	12/22/2006	(1)
Painted Hills Golf Club Kansas City, Kansas	$(11)	In 1965	12/22/2006	(1)
Royal Meadows Golf Courses Kansas City, Missouri	$(6)	In 1960’s	12/22/2006	(1)
Signature Golf Course Solon, Ohio	$(35)	In 2002	12/22/2006	(1)
Weymouth Country Club Medina, Ohio	$(23)	In 1969	12/22/2006	(1)
Burnside Marina Monticello, Kentucky	$(29)	In 1950’s	12/22/2006	(1)
Pier 121 Marina and Easthill Park Lewisville, Texas	$(56)	In 1960’s	12/22/2006	(1)

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

As of December 31, 2006 (in thousands)

	Initial Costs				Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period
Property	Land & Land Improvements	Leasehold Interest	Buildings	Equipment	Improvements	Carrying Costs	Land & Land Improvements	Leasehold Interest	Buildings	Equipment	Total
Beaver Creek Resort Somerset, Kentucky	$440	$5,760	$—	$4,503	$—	$—	$440	$5,760	$—	$4,503	$10,703
Lake Front Marina Port Clinton, Ohio	$3,562	$—	$1,101	$1,198	$—	.	$3,562	$—	$1,101	$1,198	$5,861
Sandusky Harbor Marina Sandusky, Ohio	$4,436	$—	$3,371	$1,539	$—	$—	$4,436	$—	$3,371	$1,539	$9,345
Cowboys Golf Club Grapevine, Texas	$9,636	$2,538	$2,479	$605	$—	$—	$9,636	$2,538	$2,479	$605	$15,258

Total											$473,231

Property	Accumulated Depreciation	Date of Construction	Date Acquired	Life on which depreciation in latest income statements is computed
Beaver Creek Resort Somerset, Kentucky	$(33)	In 1950’s	12/22/2006	(1)
Lake Front Marina Port Clinton, Ohio	$(9)	In 1979	12/22/2006	(1)
Sandusky Harbor Marina Sandusky, Ohio	$(14)	In 1930’s	12/22/2006	(1)
Cowboys Golf Club Grapevine, Texas	$(41)	In 2000	12/26/2006	(1)

Total	$8,339

Transactions in real estate and accumulated depreciation as of 2006 are as follows:

Balance at January 1, 2004	$—	Balance at January 1, 2004	$—
2004 Acquisitions	—	2004 depreciation	—

Balance at December 31, 2004	—	Balance at December 31, 2004	—
2005 Acquisitions	20,970	2005 depreciation	17

Balance at December 31, 2005	20,970	Balance at December 31, 2005	17
2006 Acquisitions	452,261	2006 depreciation	8,322

Balance at December 31, 2006	$473,231	Balance at December 31, 2006	$8,339

FOOTNOTES:

(1)	Buildings and improvements are depreciated over 39 years. Leasehold improvements and equipment are depreciation over their estimated useful lives.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE

December 31, 2006 (in thousands)

Description	Interest Rate	Final Maturity Date	Periodic Payment Term	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Loans subject to Delinquent Principal or Interest
Plaza Partners, LLC (hotel conversion)	15.0% annually(1)	2/28/2007	Monthly interest only payments	n/a	$16,800	$18,446	$—

Mizner Court Holdings, LP (condominium conversion)	LIBOR +7.0%(2)	11/9/2007	Monthly interest only payments	n/a	$15,000	$15,481	$—

Shorefox Development, LLC (lifestyle community development)	13.5% annually(3)	3/10/2009	Monthly interest only payments	n/a	$30,000	$31,613	$—

Marinas International (four marina properties)	9.0% annually(4)	12/21/2021	Monthly interest only payments	n/a	$39,151	$40,816	$—

Total					$100,951	$106,356	$—

FOOTNOTES:

(1)	Pursuant to the loan agreement dated February 28, 2006, the loan had an annual fixed interest rate of 15.0% with monthly interest payments of 8.75% and the remaining 6.25% becoming due and payable upon the loan’s maturity. Following discussions with the borrower, the Company amended the loan agreement, extending certain deadlines until December 31, 2006. On January 1, 2007, the borrower failed to meet certain deadlines and the interest rate was raised to 19.0%, retroactively to inception of the loan, with the monthly interest payments remaining the same. The borrower has remained current on its loan payments. The loan matured on February 28, 2007, and the Company is currently in negotiations with the borrower to either grant an extension of the term in accordance with the original loan or receive full or partial pay-off. The loan is collateralized by a first mortgage on the property.

(2)	The loan was purchased from Column Financial, Inc., as former lender, to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, LP. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP.

(3)	Pursuant to the loan agreement, the Company agreed to provide financing up to $40.0 million in connection with the development of the infrastructure of an Orvis-branded lifestyle community in Granby, Colorado. As of December 31, 2006, the Company advanced $30.0 million. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan may be extended by the borrower up to 12 months. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed.

(4)	Pursuant to the four promissory notes with substantially similar terms and an aggregate principal of $39.2 million, the loans require monthly interest payment only for the first three years based on an annual percentage rate of 9.0% and aggregate monthly principal and interest payments of $352,252 thereafter. The notes are cross-collateralized by four marina properties and may be prepaid anytime after the fourth year. At maturity, in addition to the entire unpaid principal balance, accrued and unpaid interest, and any other sums due thereunder, Marinas International is expected to pay the holder of each loan an exit fee equal to the aggregate of monthly interest payments that would have been payable if the interest rate had been 10.25% rather than 9.0%.

INDEX TO OTHER FINANCIAL STATEMENTS

CNL Income Properties is required to file the following separate audited financial statements of its unconsolidated subsidiaries, which are filed as part of the Prospectus:
Page
CNL Village Retail Partnership, LP and Subsidiaries
Report of Independent Registered Certified Public Accounting Firm	F-56
Consolidated Balance Sheets at December 31, 2006 and 2005	F-57
Consolidated Statements of Operations for the years ended December 31, 2006 and 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004	F-58
Consolidated Statements of Changes in Partners’ Capital for the years ended December 31, 2006 and 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004	F-59
Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004	F-60
Notes to Consolidated Financial Statements	F-61
CNL Dallas Market Center, LP and Subsidiaries
Report of Independent Registered Certified Public Accounting Firm	F-70
Consolidated Balance Sheets at December 31, 2006 and 2005	F-71
Consolidated Statements of Operations for the year ended December 31, 2006 and the period from February 14, 2005 (date of inception) to December 31, 2005	F-72
Consolidated Statements of Changes in Partners’ Capital for the year ended December 31, 2006 and the period from February 14, 2005 (date of inception) to December 31, 2005	F-73
Consolidated Statements of Cash Flows for the year ended December 31, 2006 and the period from February 14, 2005 (date of inception) to December 31, 2005	F-74
Notes to Consolidated Financial Statements	F-75
CNL Income GW Partnership, LLLP and Subsidiaries
Report of Independent Registered Certified Public Accounting Firm	F-83
Consolidated Balance Sheets at December 31, 2006 and 2005	F-84
Consolidated Statements of Operations for the year ended December 31, 2006 and the period from October 11, 2005 (inception) through December 31, 2005	F-85
Consolidated Statements of Partners’ Capital for the year ended December 31, 2006 and the period from October 11, 2005 (inception) through December 31, 2005	F-86
Consolidated Statements of Cash Flows for the year ended December 31, 2006 and the period from October 11, 2005 (inception) through December 31, 2005	F-87
Notes to Consolidated Financial Statements	F-88

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in seven resort village properties. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions” section of the Prospectus.

Intrawest Portfolio Commercial Properties:
Report of Independent Registered Public Accounting Firm	F-96
Combined Statements of Revenue and Certain Expenses for the year ended June 30, 2004	F-97
Notes to Combined Statement of Revenues and Certain Expenses	F-98

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in real estate and related leasehold assets at the Dallas Market Center. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions” section of the Prospectus.

Page

DMC Properties:
Combined Statement of Revenues and Certain Expenses for the quarter ended April 30, 2005 (unaudited)	F-104
Unaudited Notes to Combined Statement of Revenues and Certain Expenses	F-105
Report of Independent Auditors	F-106
Combined Statement of Revenues and Certain Expenses for the year ended January 31, 2005	F-107
Notes to Combined Statement of Revenue and Certain Expenses	F-108

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in two waterpark resorts: Great Wolf Lodge in Wisconsin Dells, Wisconsin and Great Wolf Lodge in Sandusky, Ohio. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions” section of the Prospectus.

The following financial information is filed as part of the Prospectus as a result of the Company’s completed acquisition of Gatlinburg Skylift, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions” section of the Prospectus.

Gatlinburg Skylift, LLC
Unaudited Financial Statements as of September 30, 2005 and for the Nine Months Ended September 30, 2005 and 2004
Unaudited Balance Sheets	F-131
Unaudited Statements of Operations	F-132
Unaudited Statements of Cash Flows	F-133
Notes to Unaudited Financial Statements	F-134
Balance Sheets as of December 31, 2004 and 2003 and the related Statement of Operations, Parent’s Investment Account, and Cash Flows for the years ended December 31, 2004, 2003, and 2002
Independent Auditor’s Report	F-136
Balance Sheets	F-137

The following financial information is filed as part of the Prospectus as a result of the Company’s acquiring a ski property from Cypress Recreations, LP. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions.”

Cypress Bowl Recreations, LP
Unaudited Financial Statements as of March 31, 2006 and for Quarters Ended March 31, 2006 and 2005
Unaudited Balance Sheet	F-146
Unaudited Statement of Income	F-147
Unaudited Statement of Cash Flows	F-148
Notes to the Unaudited Financial Statements	F-149

Balance Sheets as of December 31, 2005 and 2004 and the related Statements of Income, Partner’s Capital and Accumulated Other Comprehensive Income (Loss), and Cash Flows for the years ended December 31, 2005 and 2004

Independent Auditor’s Report	F-151
Balance Sheet	F-152
Statement of Income	F-153
Statement of Partner’s Capital and Accumulated Other Comprehensive Income (Loss)	F-154
Statement of Cash Flows	F-155
Notes to the Financial Statements	F-156

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition of the Palmetto Hall Plantation Club golf course property which is leased to a subsidiary of Heritage Golf Group, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions.”

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition of the Weston Hills Country Club golf course property from an affiliate of Heritage Golf Group, LLC. For information regarding this investment and the lease into which the Company has entered, see the “Business—Property Acquisitions.”

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition of the Heritage Golf Group West Coast, Inc. which owns two golf course properties, the Valencia Country Club and the Talega Golf Club, from an affiliate of Heritage Golf Group, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions.”

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition of the Booth Creek ski resort properties and the pending commercial space transaction with Booth Creek Ski Holdings, Inc. For information regarding these investments and the leases into which the Company has entered and will enter, see the “Business—Property Acquisitions, Pending Investments, and Mortgage Loans and Other Loans.”

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition with Marinas International and pending acquisition with Harborage Marina, LLC. For information regarding this investment and the leases into which the Company will enter, see the “Business—Property Acquisitions and Pending Investments.”

The following financial information is filed as a part of the Prospectus as a result of the Company’s acquisition of eight golf course properties from Evergreen Alliance Golf Limited, LP and subsidiaries. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions.”

Page
EAGL Golf Course Properties Sold to CNL Income Properties, Inc.
Unaudited Combined Consolidated Financial Statements as of September 24, 2006 and for the nine month periods ended September 24, 2006 and September 25, 2005
Combined Consolidated Balance Sheets	F-275
Combined Consolidated Statements of Operations	F-276
Combined Consolidated Statements of Owners’ Equity	F-277
Combined Consolidated Statements of Cash Flows	F-278
Notes to Combined Consolidated Financial Statements	F-279
Combined Consolidated Financial Statements as of December 25, 2005 and December 26, 2004 and for each of the three years in the period ended December 25, 2005
Report of Independent Auditors	F-288
Combined Consolidated Balance Sheets	F-289
Combined Consolidated Statements of Operations	F-290
Combined Consolidated Statements of Owners’ Equity	F-291
Combined Consolidated Statements of Cash Flows	F-292
Notes to Combined Consolidated Financial Statements	F-293

The following financial information is filed as a part of the Prospectus as a result of the Company’s acquisition of six golf course properties from Premier Golf Management, Inc. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions.”

The following financial information is filed as a part of the Prospectus as a result of the Company’s pending acquisition of seven Six Flags Inc. theme park properties from PARC Management, LLC. For information regarding this investment and the leases into which the Company expects to enter into, see the “Business—Pending Investments.”

The following summarized unaudited financial information is filed as a part of the Prospectus as a result of the Company’s acquisition of Brighton Ski Resort from a subsidiary of Boyne USA, Inc. (“Boyne”). For information regarding this investment and the lease into which the Company has entered, see the “Business—Property Acquisitions.”

Brighton Ski Resort
Summarized Financial Information	F-379

The following summarized unaudited financial information is filed as a part of the Prospectus as a result of the Company’s acquisition of the Bretton Woods Mountain Resort. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions.”

The Bretton Woods Property
Summarized Financial Information	F-380

The following summarized unaudited financial information is filed as a part of the Prospectus as a result of the Company’s acquisition of 11 family entertainment center properties from Trancas Capital LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business—Property Acquisitions.”

Family Entertainment Centers
Summarized Financial Information	F-381

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Financial Statements

December 31, 2006 and 2005

Report of Independent Registered Certified Public Accounting Firm

To the Partners of

CNL Village Retail Partnership, LP

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Village Retail Partnership, LP and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006, 2005 and the period from October 1, 2004 (date of inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/    PricewaterhouseCoopers LLP

March 26, 2007

Orlando, Florida

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Property and equipment, net	$74,989,698	$78,555,347
Lease costs, net	1,550,958	2,150,750
Intangible lease assets, net	580,035	692,425
Cash	1,831,917	641,176
Restricted cash	388,839	417,374
Rent receivable, net of allowance for doubtful accounts of $292,682 and $172,699	696,670	707,625
Prepaid expenses and other assets	159,465	68,310
Loan costs, net	504,148	565,190
Accrued rent	1,726,189	1,136,428

Total assets	$82,427,919	$84,934,625

Liabilities and Partners’ Capital
Mortgage payable	$44,706,618	$45,581,177
Intangible lease liabilities, net	1,168,563	1,895,547
Accounts payable and accrued expenses	1,976,026	1,037,578
Deferred rent liability	318,468	27,426
Security deposits	265,412	304,462
Unearned percentage rent	208,095	213,840
Due to affiliates	49,312	290,233
Distributions payable	1,185,136	585,508

Total liabilities	49,877,630	49,935,771

Partners’ capital	32,550,289	34,998,854

Total liabilities and partners’ capital	$82,427,919	$84,934,625

The accompanying notes are an integral part of these consolidated financial statements.

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(Inception) through December 31, 2004

	2006	2005	2004
Revenues:
Rental income	$6,603,583	$6,828,445	$289,521
Tenant expense reimbursement	3,682,101	3,609,800	—
Percentage rental income	1,265,192	939,820	53,997

Total revenues	11,550,876	11,378,065	343,518

Costs and expenses:
Property operating expenses	4,267,422	3,916,245	—
Depreciation	3,427,900	3,499,308	145,947
Amortization of lease costs	512,823	666,435	29,004
Bad debt expense	751,421	338,402	—
General, administrative and other expense	399,502	306,172	—

Total costs and expenses	9,359,068	8,726,562	174,951

Interest and other income	541,560	27,562	—
Interest, loan cost amortization and other expense	(2,654,959)	(2,701,941)	(119,800)

Net income (loss)	$78,409	$(22,876)	$48,767

The accompanying notes are an integral part of these consolidated financial statements.

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statements of Changes in Partners’ Capital

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(Inception) through December 31, 2004

	General Partner	CNL LP	Intrawest	Total
Partner contributions	$3,796	$30,366,770	$7,592,642	$37,963,208
Distributions	(28)	(225,527)	(57,803)	(283,358)
Net income (loss)	28	235,779	(187,040)	48,767

Balance, December 31, 2004	3,796	30,377,022	7,347,799	37,728,617
Partner contributions	77	615,292	153,842	769,211
Distributions	(345)	(2,760,079)	(715,674)	(3,476,098)
Net income (loss)	442	3,533,228	(3,556,546)	(22,876)

Balance, December 31, 2005	3,970	31,765,463	3,229,421	34,998,854
Partner contributions	—	—	371,043	371,043
Distributions	(357)	(2,897,660)	—	(2,898,017)
Net income (loss)	322	3,219,726	(3,141,639)	78,409

Balance, December 31, 2006	$3,935	$32,087,529	$458,825	$32,550,289

The accompanying notes are an integral part of these consolidated financial statements.

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(inception) through December 31, 2004

	2006	2005	2004
Cash flows from operating activities
Net (loss) income	$78,409	$(22,876)	$48,767
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	3,427,900	3,499,308	145,947
Amortization of lease costs	512,823	666,435	29,004
Amortization of loan costs	61,043	36,777	—
Amortization of intangible lease assets	100,911	137,828	6,044
Accretion of intangible lease liabilities	(304,293)	(371,395)	(15,631)
Bad debt expense	751,421	338,402	—
Gain from write-off of intangible liabilities	(422,691)	(42,419)	—
Loss from write-off of intangible assets	98,448	32,118	—
Changes in assets and liabilities:
Rent receivable	(740,466)	(992,028)	(53,998)
Accounts receivable	—	121,695	(121,695)
Prepaid expenses and other assets	(91,155)	77,748	(278,266)
Accrued rent	(589,761)	(1,004,220)	—
Accounts payable and accrued expenses	938,448	628,062	448,877
Due to affiliates	(240,921)	250,872	—
Deferred rent liability	291,042	27,426	—
Security deposits	(39,050)	(4,750)	309,212
Unearned percentage rent	(5,745)	213,840

Net cash provided by operating activities	3,826,363	3,592,823	518,261

Cash flows from investing activities
Acquisition of property and equipment	—	—	(82,081,856)
Lease costs	—	—	(2,877,574)
Intangible lease assets	—	—	(837,030)
Intangible lease liabilities	—	—	2,324,991
Additions (adjustments) to property and equipment	137,749	(118,746)	—
Decrease (increase) in restricted cash	28,535	(417,374)	—

Net cash provided by (used in) investing activities	166,284	(536,120)	(83,471,469)

Cash flows from financing activities
Loan costs	$—	$(601,967)	$—
Proceeds from mortgage loan	—	46,000,000	45,000,000
Repayment of mortgage loan to affiliate	—	(45,000,000)	—
Principal payments on debt	(874,559)	(418,823)	—
Capital contributions from partners	371,043	769,211	37,963,208
Distributions to partners	(2,298,390)	(3,173,948)	—

Net cash provided by (used in) fnancing activities	(2,801,906)	$(2,425,527)	$82,963,208

Net increase in cash	1,190,741	631,176	10,000
Cash
Beginning of period	641,176	10,000	—

End of period	$1,831,917	$641,176	$10,000

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$2,598,109	$2,446,754	$265,858

Supplemental schedule of noncash financing activities
Distributions declared but not paid to partners	$1,185,136	$585,508	$283,358

The accompanying notes are an integral part of these consolidated financial statements.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(inception) through December 31, 2004

1. Business

Organization

CNL Village Retail Partnership, LP (the “Partnership”) is a Delaware limited partnership whose partners are CNL Village Retail GP, LLC (the “General Partner”), CNL Income Partners, LP (the “CNL LP”) and Intrawest Corp (“Intrawest”). Intrawest and CNL LP are collectively referred to as the “Limited Partners”. The General Partner and the CNL LP are wholly-owned subsidiaries of CNL Income Properties, Inc. (the “REIT”). Certain major decisions as defined in the partnership agreement (the “Agreement”) require the approval of the General Partner and Limited Partners.

The General Partner and Limited Partners hold the following percentage interests:

Partner	Percentage Interest
General Partner	00.01%
CNL LP	79.99%
Intrawest	20.00%

The Partnership was formed on October 1, 2004 in anticipation of the acquisition of certain real estate from Intrawest. On December 16, 2004, the Partnership commenced operations when it acquired certain retail and commercial real estate from Intrawest at five resort villages in the United States: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (collectively, the “Properties”). The Partnership acquired the Properties on December 16, 2004 at a total purchase price of approximately $83.0 million. The Partnership funded the acquisition with a bridge loan from Intrawest in the amount of $45.0 million and cash in the amount of $38.0 million. The purchase price was allocated to assets and liabilities acquired as follows:

Property and equipment	$82,081,856
Intangible assets, net	1,389,613
Receipt of various assets	473,331
Assumption of various payables	(991,592)

$82,953,208

Intrawest was required to make a one time special capital contribution of $371,043 to provide the REIT with a minimum required annual distribution for calendar year 2006 in accordance with the terms of the Agreement.

In accordance with the Agreement, net cash flow is distributed to the partners based on the hypothetical net cash flow as defined in the Agreement. The computation of hypothetical net cash flow encompasses the total cash flows to the partners from the Partnership, from US Canadian Property Trust Alpha (the “Trust”), which holds two Canadian Properties also acquired from Intrawest and is affiliated with the Partnership through common ownership, and CNL Income Canada Lessee Corporation (the “Canadian Lessee”), which holds the leases on the two Canadian Properties and is affiliated with the Partnership through common ownership. Additionally, per the Agreement, the partners’ total capital contributed is used in computing preferred distributions of net cash flows and includes capital and loans provided to the Partnership, the Trust and the Canadian Lessee.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(inception) through December 31, 2004

Net cash flow, as defined in the Agreement, is to be distributed quarterly to the Partners in accordance with the following order of priority: (i) first, to the General Partner and CNL LP to pay the CNL first tier preferred distribution, as defined in the Agreement; (ii) second, to Intrawest to pay the Intrawest first tier preferred distribution, as defined in the Agreement; (iii) third to Intrawest until Intrawest has received aggregate distributions equal to the lesser of a) Intrawest excess credit support or b) the aggregate amount of rents paid pursuant to Intrawest interim leases as of such time, both as defined in the Agreement; (iv) fourth, 65% among the General Partner and CNL LP and 35% to Intrawest until the General Partner and CNL LP distributions equal their second tier preferred return, as defined in the Agreement and (vi) thereafter, 43.75% among the partners in accordance with their percentage interests and 56.25% to the holders of the promote interest, as defined in the Agreement. As of December 31, 2006 and 2005, the Partnership has net cash flow distributions payable totaling $1,185,136 and $585,508, respectively.

Net income or loss is allocated between the partners based on the hypothetical liquidation at book value method (“HLBV”). Under the HLBV method, net income or loss is allocated between the partners based on the difference between each partners claim on the net assets of the partnership at the end and beginning of the period. Each partner’s share of the net assets of the Partnership is calculated as the amount that the Partner would receive if the Partnership were to liquidate all of its assets at net book value and distribute the resulting cash to creditors and partners in accordance with their respective priorities.

Capital proceeds, including capital proceeds distributed to the partners in winding up the Partnership, are allocated in the same manner as net cash flow with the exception that the first tier preferred distribution for CNL LP and Intrawest are set at a different rate per the Agreement.

2. Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

Basis of Financial Statement Presentation

The Partnership prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of consolidated financial statements and report amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements of the Partnership include the accounts of CNL Village Retail Partnership, LP and its wholly owned subsidiaries (“Subsidiaries”). All significant inter-partnership balances and transactions have been eliminated in consolidation.

Purchase Price Allocation

In determining the allocation of the purchase price of the Properties, the Partnership followed Statement of Financial Accounting Standards No. 141, “Business Combinations”, or SFAS 141, and allocated the value of real

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(inception) through December 31, 2004

estate acquired among the building and tenant improvements and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in place leases. Purchase price allocations and the determination of useful lives are based on management’s estimates and studies commissioned from independent real estate appraisal firms. No value was assigned to the tenant relationships as the Properties are too new and management cannot determine whether a certain tenant will renew their lease at the end of the term. No value was assigned to the land because it is owned by the condominium association.

Purchase price allocations to building were based on management’s determination of the relative fair values of these assets assuming the property is vacant, similar to those used by independent appraisers. Purchase price allocations to tenant improvements were estimated using replacement cost less economic depreciation. Purchase price allocations to above market and below market leases are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in place leases and (ii) our estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.

Purchase price allocations to in place leases are based on the present value of the estimated avoided costs determined based on estimates of rent loss and an estimate of carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs to execute similar leases in current market conditions, such as leasing commissions, legal and other related costs.

Lease Costs

Lease costs are comprised of in place lease values and are amortized to expense over the remaining non-cancelable periods of the respective leases. Such amortization amounted to $512,823, $666,435 and $29,004 during the years ended December 31, 2006, 2005 and period ended 2004, respectively.

If a lease is terminated prior to its stated expiration and leasehold improvements no longer are deemed to have any value for future tenants, all unamortized amounts relating to that lease are written off. For the years and period ended December 31, 2006, 2005 and 2004, lease costs of $87,051, $31,385, and zero, respectively, were written off to amortization expense as a result of early lease terminations.

Intangible Lease Assets and Liabilities

Intangible lease assets are comprised of above market lease values and are amortized as a reduction to rental income over the remaining non-cancelable terms of the respective leases including an assumption that renewals will be exercised by tenants for whom lease rates do not adjust upon renewal. Amortization related to above market lease values decreased rental income by $100,911, $137,828 and $6,044 during the years and period ended December 31, 2006, 2005 and 2004, respectively.

Intangible lease liabilities are comprised of below market lease values and are accreted as an increase to rental income over the non-cancelable periods of the respective leases. Accretion amounted to a rental income increase of $304,293, $371,395 and $15,631 during the years and period ended December 31, 2006, 2005 and 2004, respectively.

If a lease is terminated prior to its stated expiration, all unamortized amounts relating to intangible lease assets and liabilities are written off. During the years ended December 31, 2006 and 2005, intangible lease assets

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(inception) through December 31, 2004

of $11,397 and $733, respectively, and intangible lease liabilities of $422,691 and $42,419, respectively, were written off as a result of early lease terminations. No such amounts were written off in the period ended December 31, 2004.

Property and Equipment, net

Property and equipment is stated at cost and includes buildings and tenant improvements. Buildings are depreciated on the straight—line method over 39 years. Tenant improvements are depreciated on the straight—line method over the shorter of the lease term or the estimated useful life.

Revenue Recognition

The Partnership records rental revenue on the straight-line basis over the terms of the respective leases. Percentage rent that is due based upon tenant performance levels such as gross revenues will be recorded when the underlying threshold has been reached.

Loan Costs

Loan costs incurred in connection with securing financing have been capitalized and are being amortized over the terms of the loans using the straight-line method, which approximates the effective interest method.

Income Taxes

The Partnership is not subject to federal income taxes. As a result, the earnings or losses for federal income tax purposes are included in the tax returns of the individual partners. Net income or loss for financial statement purposes may differ significantly from taxable income reportable to partners as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable loss allocation requirements under the Agreement.

Lease Accounting

The Partnership’s leases are accounted for under the provisions of Statement of Accounting Standard No. 13, “Accounting for Leases,” and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant in order to determine the classification of the lease.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts. The Partners believe the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

Restricted Cash

The Partnership maintains security deposits from tenants in restricted cash accounts. Certain other amounts of cash are restricted to fund capital expenditures at the Partnership’s properties and have been included in the accompanying consolidated balance sheets.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(inception) through December 31, 2004

Use of Estimates

The Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”). Actual results could differ from those estimates.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Partnership’s long-lived assets are tested for impairment annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Partnership assesses impairment by comparing the carrying value of long-lived assets to future estimated undiscounted operating cash flows expected to be generated over the life of the assets and from its eventual disposition. In the event the carrying amount exceeds the estimated future undiscounted cash flows, the Partnership would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value. For the year ended December 31, 2006, the Partnership recorded no impairments.

Fair Value of Financial Instruments

The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates carrying value because of short maturities. The Partnership believes the fair value of its long-term debt approximates fair value based on rates it believes it could obtain for similar borrowings as of December 31, 2006.

3. Property and Equipment, net

All of the Partnership’s property and equipment are held for lease to third-party tenants and related tenants which are affiliates of Intrawest. Property and equipment, net consists of the following at December 31, 2006 and 2005:

	2006	2005
Buildings	$71,158,605	$71,421,353
Tenent Improvements	10,904,283	10,779,284

	82,062,888	82,200,637
Less: Accumulated depreciation	(7,073,190)	(3,645,290)

	$74,989,698	$78,555,347

4. Lease Cost and Intangible Lease Assets and Liabilities

Lease cost, net and intangible lease assets and liabilities, net consist of the following at December 31, 2006:

	Lease Costs	Intangible Lease Asset	Intangible Lease Liability
Balance	$2,677,819	$807,512	$1,772,065
Accumulated amortization or accretion	(1,126,861)	(227,477)	(603,502)

	$1,550,958	$580,035	$1,168,563

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(inception) through December 31, 2004

Lease cost, net and intangible lease assets and liabilities, net consist of the following at December 31, 2005:

	Lease Costs	Intangible Lease Asset	Intangible Lease Liability
Balance	$2,848,034	$836,347	$2,284,559
Accumulated amortization or accretion	(697,284)	(143,922)	(389,012)

	$2,150,750	$692,425	$1,895,547

During the years and period ended December 31, 2006, 2005 and 2004, the Partnership recorded amortization expense of $613,734, $804,263 and $35,048, respectively, from intangible assets and accretion of $304,293, $371,395 and $15,631, respectively, from intangible liabilities.

The anticipated amortization of intangible assets over each of the next five years and beyond is as follows:

	Lease Costs	Intangible Lease Asset	Intangible Lease Liability
2007	$368,905	$82,069	$257,705
2008	252,760	63,996	228,908
2009	122,908	56,342	118,852
2010	112,167	55,851	102,113
2011	109,206	55,851	99,206
Thereafter	585,012	265,926	361,779

	$1,550,958	$580,035	$1,168,563

5. Mortgage Payable

In connection with the acquisition of the Properties on December 16, 2004, the Partnership obtained a $45,000,000 mortgage payable from Intrawest (the “Affiliate Loan”). On May 20, 2005, the Affiliate Loan was refinanced with the proceeds of a loan from Sun Life Assurance Company of Canada, which is collateralized by the Partnership’s properties. The new loan has an aggregate principal balance of $46.0 million and bears interest at a fixed rate of 5.75%. Monthly principal and interest payments in the aggregate amount of $289,389 (based on a 25-year amortization) are due through maturity on May 20, 2015. The loan may not be prepaid except through payment of a premium. The Partnership incurred loan costs and fees of $601,967 in connection with the closing of this loan, which are being amortized over the life of the loan. Loan cost amortization during the years ended December 31, 2006 and 2005 were $61,043 and $36,777, respectively.

As of December 31, 2005, scheduled principal payments of the mortgage loan are as follows:

2007	$926,193
2008	980,875
2009	1,038,786
2010	1,100,116
2011	1,165,067
Thereafter	39,495,581

$44,706,618

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(inception) through December 31, 2004

6. Leases

The Partnership assumed the existing leases between tenants and Intrawest (as the prior owner of the Properties). These leases call for base minimum rents and percentage rents based on the tenants’ gross revenues, as well as reimbursement for certain operating expenses of the Properties. Future minimum rental receipts under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2006 are as follows:

	Third Party	Intrawest	Total
2007	$3,045,588	$3,506,233	$6,551,821
2008	2,385,503	3,654,114	6,039,617
2009	1,868,183	2,814,287	4,682,470
2010	1,818,835	2,877,825	4,696,660
2011	1,742,076	2,931,418	4,673,494
Thereafter	1,708,442	25,451,213	27,159,655

	$12,568,627	$41,235,090	$53,803,717

The future minimum rental receipts that are classified as Intrawest relate to tenants that are affiliated with Intrawest. Those leases call for base minimum rents and percentage rents base on the tenants gross revenues, as well as reimbursement for certain operating expenses of the Properties. The terms of the lease agreements range from 15 to 20 years with four five-year renewal options.

In addition to lease agreements with tenants that are related to Intrawest, Intrawest has agreed to provide interim support for those spaces that are vacant at the Properties for a period of four years (the “Interim Leases”). Under the Interim Leases, Intrawest will pay the Partnership interim rent at market rates until the spaces are leased to a third party. If the Properties, however, generate certain cash flow as discussed in the overall Agreement, then the interim rents will be returned to Intrawest. Accordingly, payments received by the Partnership under the Interim Leases are recorded as liabilities. As of December 31, 2006 and 2005, the Partnership had interim rent payable of $871,049 and $217,206, respectively, recorded in due to affiliates in the accompanying consolidated balance sheets received from Intrawest that will be returned to Intrawest if and when certain thresholds were met.

For the years and period ended December 31, 2006, 2005 and 2004, base rental income received from Intrawest, including interim support under the Interim Leases, amounted to approximately $3.7 million, $3.1 million and $91,989, respectively, and percentage rental income received from Intrawest amounted to $284,828, $149,350 and $24,610, respectively. No payments under the interim leases from Intrawest were recorded as rental income. As of December 31, 2006 and 2005, rent receivable from Intrawest was $97,858 and $44,688.

7. Management Agreement

The subsidiaries of the Partnership, under five property management agreements each dated December 16, 2004, have engaged an affiliate of Intrawest to manage the Properties. The management agreements provide for an initial operating term of 20 years and expire on December 31, 2024 and four five-year renewal options, subject to certain termination rights. The Intrawest affiliate will be paid a fee based on a percentage of total revenues of the Properties. During the years ended December 31, 2005, the Partnership paid management fees of

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Years Ended December 31, 2006, 2005 and the Period from October 1, 2004

(inception) through December 31, 2004

$470,452 and $442,638, respectively, which are include in property operating expenses in the accompanying consolidated financial statements. No management fees were paid during the period ended December 31, 2004.

8. Commitments and Contingencies

In connection with the purchase of the resort village property at Copper Mountain, Colorado, the Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million.

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Partnership’s financial condition or results of operations.

CNL Dallas Market

Center, L.P. and Subsidiaries

Consolidated Financial Statements

December 31, 2006 and 2005

Report of Independent Registered Certified Public Accounting Firm

To the Partners of

CNL Dallas Market Center, L.P.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Dallas Market Center, L.P. and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for the year ended December 31, 2006 and the period from February 14, 2005 (date of inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/    PricewaterhouseCoopers LLP

March 26, 2007

Orlando, Florida

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Property, equipment and construction in progress, net	$252,714,392	$238,968,816
In-place lease costs, net	6,724,137	6,962,951
Favorable ground leases, net	4,238,460	4,322,778
Cash	2,986,188	2,621,164
Restricted cash	1,284,606	612,120
Rent receivable	—	83,611
Due from affiliates	231,317	76,974
Accrued rent	1,776,833	802,205
Prepaid expenses and other assets	28,762	21,118

Total assets	$269,984,695	$254,471,737

Liabilities and Partners’ Capital
Mortgage loans payable	$153,965,466	$156,388,869
Accounts payable and accrued expenses	2,397,731	93,781
Distributions payable	2,836,189	2,461,164
Unearned percentage rent	1,353,589	1,398,084

Total liabilities	160,552,975	160,341,898

Partners’ capital	109,431,720	94,129,839

Total liabilities and partners’ capital	$269,984,695	$254,471,737

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

	2006	2005
Revenues
Rental income from operating leases	$26,139,314	$20,743,616
Percentage rent	2,736,641	—

Total revenue	28,875,955	20,743,616

Cost and expenses
Depreciation	7,762,833	6,352,478
Ground rent expense	506,208	372,032
General, administrative and operating	148,523	15,730
Amortization of lease costs	238,814	201,477

Total cost and expenses	8,656,378	6,941,717

Interest and other income	15,202	2,634
Interest expense	(8,496,346)	(8,073,184)

Net income	$11,738,433	$5,731,349

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Statements of Changes in Partners’ Capital

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

	General Partner	CNL LP	Crow	Total
Formation transactions,
February 14, 2005 (Inception)	$—	$—	$92,104,147	$92,104,147
Acquisition of Crow interest by CNL Partners	921,041	72,762,277	(73,683,318)	—
Additional partner contributions	43,229	3,415,129	864,590	4,322,948
Net income (loss)	83,885	6,626,931	(979,467)	5,731,349
Distributions	(83,885)	(6,626,931)	(1,317,789)	(8,028,605)

Balance, December 31, 2005	964,270	76,177,406	16,988,163	94,129,839
Additional partner contributions	135,471	13,411,587	3,386,764	16,933,822
Net income	95,558	9,460,223	2,182,652	11,738,433
Distributions	(102,317)	(10,129,432)	(3,138,625)	(13,370,374)

Balance, December 31, 2006	$1,092,982	$88,919,784	$19,418,954	$109,431,720

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Consolidated Statements of Cash Flows

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

	2006	2005
Cash flows from operating activities
Net income	$11,738,433	$5,731,349
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	7,762,833	6,352,478
Amortization of lease costs	238,814	201,477
Amortization of intangible lease assets	84,318	67,643
Gain on sale of assets	—	(300)
Changes in assets and liabilities:
Rent receivable	83,611	(83,611)
Prepaid expenses and other assets	(7,644)	(21,118)
Due from affiliates	(154,343)	(76,974)
Accrued rent	(974,628)	(802,205)
Accounts payable and accrued expenses	1,133,223	93,781
Unearned percentage rent	(44,495)	1,398,084

Net cash provided by operating activities	19,860,122	12,860,604

Cash flows from investing activities
Acquisition of property and equipment, net	(20,337,682)	(6,159,723)
Increase in restricted cash	(672,486)	(612,120)

Net cash used in investing activities	(21,010,168)	(6,771,843)

Cash flows from financing activities
Principal payment on mortgage loans	(2,423,403)	(2,223,104)
Capital contributions from partners	16,933,822	4,322,948
Distributions to partners	(12,995,349)	(5,567,441)

Net cash provided by (used in) financing activities	1,515,070	(3,467,597)

Net increase in cash	365,024	2,621,164

Cash and cash equivalents
Beginning of period	2,621,164	—

End of period	$2,986,188	$2,621,164

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest	$7,728,470	$8,024,684

Supplemental disclosure of noncash investing activities
Value of property, equipment and intangible assets contributed upon formation of the Partnership	$—	$250,716,120

Accrual of capital expenditures	$1,170,727	$—

Supplemental disclosure of noncash financing activities
Distributions declared but not paid to partners	$2,836,189	$2,461,164

Assumption of mortgage loan payable in the acquisition of property and equipment	$—	$158,611,973

The accompanying notes are an integral part of these consolidated financial statements.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

1. Organization

CNL Dallas Market Center, L.P. (the “Partnership”) is a Delaware limited partnership whose partners are CNL Dallas Market Center GP, LLC (the “General Partner”), CNL DMC, LP (the “CNL LP”) and Dallas Market Center Company, Ltd. (“Crow”). Crow and CNL LP are collectively referred to as the “Limited Partners”. The General Partner and the CNL LP are wholly-owned subsidiaries of CNL Income Properties, Inc. and are referred to as the “CNL Partners”. Certain major decisions as defined in the partnership agreement (the “Agreement”) require the approval of the General Partner and Limited Partners.

The Partnership was formed on February 14, 2005 for purposes of owning certain real property located in Dallas, Texas. In a series of formation transactions (referred to as the “Formation Transactions”), Crow transferred its interests in two subsidiary partnerships to the Partnership. The first subsidiary partnership owned the World Trade Center, Dallas Trade Mart and Market Hall buildings as well as leases for the underlying land; limited use rights to the Apparel Mart (which resides on the Dallas Market Center Campus) (collectively referred to at the “World Trade Center” property); and related parking facilities on the property, which had an agreed upon value of approximately $219.8 million. Later, on May 25, 2005, Crow transferred its interest in the second subsidiary partnership, which owned the International Floral and Gift Center (referred to as the “IFGC” property), with an agreed upon value of approximately $30.8 million. With the contributions of the World Trade Center and IFGC, the Partnership assumed approximately $142.3 million and $16.3 million, respectively, in existing debt. In connection with these transfers, the CNL Partners made a series of capital contributions in exchange for their ownership interests, which were immediately distributed to Crow. Additionally, all of the partners paid their share of closing costs in order to complete the transaction.

As a result of the formation transactions, the General Partner and Limited Partners hold the following percentage interests as of December 31, 2006:

Partner	Percentage Interest
General Partner	1.00%
CNL LP	79.00%
Crow	20.00%

The World Trade Center consists of 15 floors including the fashion center, showrooms and wholesalers offering gifts and home textiles. The Dallas Trade Mart has five floors encompassing gifts, housewares and lighting. Market Hall is a consumer and tradeshow exhibition hall. The IFGC has two floors and houses permanent showrooms for floral products, holiday decorative products and related accessories. The IFGC serves as the headquarters for the American Floral Industry Association and is home to two annual floral shows, the Holiday and Home Expos. Both properties are leased to an affiliate of Crow under long-term triple-net leases.

During 2005 and 2006 partners made pro-rata capital contributions of $21.3 million to develop a lighting center expansion at the Dallas Market Center. As of December 31, 2006, the Partnership completed its funding to the Trade Mart Expansion and is expected to lease to an affiliate of Crow.

The purchase price of the two properties acquired was allocated to assets and liabilities as follows:

	World Trade Center	IFGC	Total
Property and equipment	$210,459,364	$28,701,907	$239,161,271
Intangible assets, net	9,417,213	2,137,636	11,554,849

	$219,876,577	$30,839,543	$250,716,120

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

Net cash flow, as defined in the Agreement, is to be distributed quarterly to the Partners in accordance with the following order of priority: (i) first, to the General Partner and CNL LP to pay the CNL first tier preferred distribution, as defined in the Agreement; (ii) second, to Crow to pay the Crow first tier preferred distribution, as defined in the Agreement; (iii) third to the Partners pro-rata in proportion to their partnership interests until the sum of the aggregate distributions paid equals the second tier preferred distribution, as defined in the agreement; (iv) fourth, 60% to the General Partner and CNL LP and 40% to Crow until the sum of the aggregate distributions paid equals the third tier preferred distribution, as defined in the agreement and; (v) thereafter 50% to the General Partner and CNL LP and 50% to Crow. As of December 31, 2006 and 2005, the Partnership has net cash flow distributions payable totaling approximately $2.8 million and $2.5 million, respectively.

Net income or loss is allocated between the Partners based on the hypothetical liquidation at book value method (HLBV). Under the HLBV method, net income or loss is allocated between the Partners based on the difference between each Partner’s claim on the net assets of the Partnership at the end and beginning of the period. Each Partner’s share of the net assets of the Partnership is calculated as the amount that the Partner would receive if the Partnership were to liquidate all of its assets at net book value and distribute the resulting cash to creditors and partners in accordance with their respective priorities.

Capital proceeds, including capital proceeds distributed to the partners in winding up the Partnership, are allocated in the same manner as net cash flow with the exception that the first tier preferred distribution for CNL LP and Crow are set at a different rate per the Agreement.

2. Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

Basis of Financial Statement Presentation

The Partnership prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of consolidated financial statements and report amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements of the Partnership include the accounts of CNL Dallas Market Center, LP and its wholly owned subsidiaries (“Subsidiaries”). All significant inter-Partnership balances and transactions have been eliminated in consolidation.

Purchase Price Allocation

In determining the allocation of the purchase price of the properties, the Partnership follows Statement of Financial Accounting Standards No. 141, “Business Combinations”, or SFAS 141, and allocates the value of real estate acquired among the building, tenant improvements and equipment as well as to identified intangible assets consisting of the value of in place leases and favorable ground leases. Purchase price allocations and the determination of useful lives are based on management’s estimates of the respective lives of each asset.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

Purchase price allocations to building, tenant improvements and equipment were based on management’s determination of the relative fair values of these assets assuming the property is vacant. Purchase price allocations to favorable ground leases are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in place leases and (ii) our estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.

Purchase price allocations to in place leases are based on the present value of the estimated avoided costs determined based on estimates of rent loss and an estimate of carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs to execute similar leases in current market conditions, such as leasing commissions, legal and other related costs.

Property and Equipment, net

Property and equipment is stated at cost and includes buildings and tenant improvements. Buildings are depreciated on the straight—line method over 39 years. Tenant improvements are depreciated on the straight—line method over the shorter of the lease term or the estimated useful life. Interest incurred relating to construction of property is capitalized to construction in progress during the construction period.

Intangible Assets

Intangible lease assets are comprised of in place lease costs and favorable ground leases and are amortized over the remaining non-cancelable terms of the respective leases including automatic renewal terms in the case of the lease to Crow. The remaining lives of the ground leases range from 50 to 60 years and the life of the master leases to Crow are 30 years including automatic renewal periods.

Lease Accounting

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant in order to determine the lease classification.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts. The Partners believe the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

Restricted Cash

The leases require that certain amounts of cash are restricted to fund capital expenditures at the Partnership’s properties and have been included in the accompanying consolidated balance sheets. The reserve accounts are held at CNL Bank, which is an affiliate of the General Partner and CNL LP. As of December 31, 2006 and 2005, approximately $1.3 million and $612,120 was held in these reserve accounts, respectively.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

Use of Estimates

The Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”). Actual results could differ from those estimates.

Revenue Recognition

The Partnership records rental revenue on the straight-line basis over the terms of the leases. Percentage rent that is due contingent upon tenant performance levels such as gross revenues is deferred until the underlying performance thresholds have been reached.

Income Taxes

The Partnership is not subject to federal income taxes. As a result, the earnings or losses for federal income tax purposes are included in the tax returns of the individual partners. Net income or loss for financial statement purposes may differ significantly from taxable income reportable to partners as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable loss allocation requirements under the Agreement.

Fair Value of Financial Instruments

The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates carrying value because of the liquid nature of the assets and short maturities of the obligations. The Partnership believes the fair value of its long-term debt was approximately $152.5 million as of December 31, 2006 based on the rates it believes it could obtain for similar borrowings.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Partnership’s long-lived assets are tested for impairment annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Partnership assesses impairment by comparing the carrying value of long-lived assets to future estimated undiscounted operating cash flows expected to be generated over the life of the assets and from its eventual disposition. In the event the carrying amount exceeds the estimated future undiscounted cash flows, the Partnership would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value. For the year ended December 31, 2006, the Partnership recorded no impairments.

3. Property, Equipment and Construction in Progress, net

Property and equipment and construction in progress, net consists of the following:

	December 31, 2006	December 31, 2005
Building and improvements	$258,197,175	$236,403,842
Leasehold improvements	1,872,185	—
Equipment	6,760,343	4,581,372
Construction in progress	—	4,336,080

	266,829,703	245,321,294
Less: Accumulated depreciation	(14,115,311)	(6,352,478)

	$252,714,392	$238,968,816

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

On October 12, 2005, the Partnership entered into a memorandum of understanding and an agreement to develop an approximately 500,000 square foot lighting center expansion (160,000 leasable square feet) at the Trade Mart Property (the “Trade Mart Expansion”). The total construction costs were approximately $21.3 million. For the year ended December 31, 2006 and the period ended December 31, 2005, the Partnership capitalized interest costs of $908,195 and $48,500, respectively, relating to the construction of the Trade Mart Expansion.

4. In Place Lease Costs and Favorable Ground Leases

In place lease costs, net and favorable ground leases, net consists of the following:

	In Place Lease Cost December 31,		Favorable Ground Leases December 31,
	2006	2005	2006	2005
Balance	$7,164,428	$7,164,428	$4,390,421	$4,390,421
Accumulated amortization or accretion	(440,291)	(201,477)	(151,961)	(67,643)

	$6,724,137	$6,962,951	$4,238,460	$4,322,778

The anticipated amortization of intangible assets over each of the next five years and beyond is as follows:

	In Place Lease Costs	Favorable Ground Leases

2007	$238,814	$84,275
2008	238,814	84,275
2009	238,814	84,275
2010	238,814	84,275
2011	238,814	84,275
Thereafter	5,530,067	3,817,085

	$6,724,137	$4,238,460

Amortization of the favorable ground lease asset is recorded as an increase in ground lease expense in the accompanying consolidated statements of operations. For the year ended December 31, 2006 and the period ended December 31, 2005, a total of $323,132 and $269,120 in amortization was recorded by the Partnership, respectively.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

5. Mortgage Loans Payable

In connection with the acquisition of the World Trade Center on February 14, 2005, the Partnership became obligated for approximately $142.3 million in existing debt collateralized by the World Trade Center property. On May 25, 2005, in connection with the acquisition of the IFGC, the Partnership became obligated for approximately $16.3 million in existing debt collateralized by the IFGC property. Mortgage notes payable consist of the following:

Property	Monthly Payment (Principal and Interest)	Interest Rate	Maturity Date	Balance as of December 31,
				2006	2005
World Trade Center	$889,145	6.037%	September 2014	$138,380,723	$140,350,848
IFGC	110,663	5.450%	September 2012	15,584,743	16,038,021

				$153,965,466	$156,388,869

Future scheduled principal payments of the mortgage loans are as follows:

2007	$2,741,817
2008	2,885,196
2009	3,089,897
2010	3,281,065
2011	3,484,078
Thereafter	138,483,413

$153,965,466

6. Master Leases

On February 14, 2005, in connection with the acquisition of the World Trade Center property, the Partnership entered into a triple-net lease agreement with Dallas Market Center Operating, L.P. a subsidiary of the existing management company, Market Center Management Company, Ltd. (“MCMC”). MCMC is an affiliate of Crow Holdings. On May 25, 2005, in connection with the acquisition of the IFGC property, the Partnership entered into a lease agreement with IFDC Operating, L.P., also a subsidiary of MCMC. The leases have an initial term of five-years with five automatic five-year renewal periods. Both leases call for the payment of monthly base rental payments and percentage rent to the extent that the annual percentage rent calculation exceeds annual base rent. Percentage rent is calculated as a set percentage of total gross sublease rental revenues as defined in the lease agreements. The amount of annual base rent automatically escalates in accordance with the provisions of the lease agreements. The leases require the tenant to pay property taxes on behalf of the Partnership. No property taxes were due on behalf of the Partnership during the period ended December 31, 2005, however, in January 2006, the tenant paid property taxes of $3,488,438 on behalf of the Partnership.

For the year ended December 31, 2006 and the period ended December 31, 2005, base rental income under the leases amounted to approximately $26.1 million and $20.7 million including $974,628 and $802,205, respectively, from the effect of straight-lining rent in accordance with GAAP. As construction on the Trade Mart Expansion occurred, the base rent of the Trade Mart Property increased by 9.0% of the amount on construction costs incurred in accordance with the lease agreement.

CNL Dallas Market Center, L.P. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year Ended December 31, 2006 and the Period from February 14, 2005

(Inception) through December 31, 2005

Future minimum rental receipts under non-cancelable operating leases having remaining terms in excess of one year of December 31, 2006 are as follows:

	World Trade Center(1)	IFGC	Total

2007	$23,511,809	$3,019,308	$26,531,117
2008	23,596,643	3,025,983	26,622,626
2009	23,601,693	3,028,767	26,630,460
2010	23,602,109	3,029,000	26,631,109
2011	23,602,109	3,029,000	26,631,109
Thereafter	544,815,356	55,888,783	600,704,139

	$662,729,719	$71,020,841	$733,750,560

7. Ground Leases

The Partnership makes monthly lease payments under nine ground leases to two separate lessors. Two such leases are with affiliates of Crow and the remaining seven are with a third-party lessor. For the year ended December 31, 2006 and the period ended December 31, 2005, the Partnership incurred a total of $506,208 and $372,032, respectively, for rent under the ground leases (including the effect of GAAP straight-lining adjustments), of which $65,290 and $39,108, respectively, was incurred to affiliates of Crow. Each of the ground leases expire between the years 2055 and 2066. Upon termination of the ground leases, all buildings and improvements become the property of the lessors under the ground leases. The non-cancelable future minimum lease payments under the ground leases are as follows:

2007	$298,115
2008	300,547
2009	303,027
2010	305,557
2011	308,138
Thereafter	21,001,319

$22,516,703

Two of the ground leases have annual rent increases. The Partnership straight-lines rent expense under these ground leases in accordance with GAAP. For the year ended December 31, 2006 and the period ended December 31, 2005, the Partnership recorded additional ground lease rent of $125,961 and $80,315, respectively, as a result of straight-lining adjustments. Accrued rental expense of $206,276 and $80,315 is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets as of December 31, 2006 and 2005, respectively.

8. Commitments and Contingencies

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Partnership’s financial condition or results of operations

CNL Income GW

Partnership, LLLP and Subsidiaries

Consolidated Financial Statements

December 31, 2006 and 2005

Report of Independent Registered Certified Public Accounting Firm

To the Partners of

CNL Income GW Partnership, LLLP

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income GW Partnership, LLLP and its subsidiaries at December 31, 2006 and 2005 and the results of their operations and their cash flows for the year ended December 31, 2006 and the period from October 11, 2005 (date of inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

March 26, 2007

Orlando, Florida

CNL Income GW Partnership, LLLP and Subsidiaries

Consolidated Balance Sheets

December 31, 2006 and 2005

	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$1,286,529	$2,887,696
Restricted cash	1,508,379	12,819,905
Accounts receivable	1,508,027	1,090,221
Prepaid expenses and other current assets	1,198,423	1,232,004
Distribution refundable from partners	1,225,508	—
Deposit with lender	—	680,000

	6,726,866	18,709,826
Loan costs	613,766
Property and equipment, net	110,316,524	101,485,037
Other intangible assets, net	523,238	689,422

Total assets	$118,180,394	$120,884,285

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued expenses	$6,189,161	$5,712,114
Distributions payable	—	2,361,918
Due to affiliates	608,336	143,285
Advanced deposits	1,006,423	1,066,981

	7,803,920	9,284,298
Mortgage loan payable	63,000,000	—

Total liabilities	70,803,920	9,284,298
Partners’ capital	47,376,474	111,599,987

Total liabilities and partners’ capital	$118,180,394	$120,884,285

The accompanying notes are an integral part of these consolidated financial statements.

CNL Income GW Partnership, LLLP and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2006 and the Period from October 11, 2005

(Inception) through December 31, 2005

	Year Ended December 31
	2006	2005
Revenues
Rooms	$26,175,125	$4,107,205
Food and beverage	5,975,545	1,170,234
Other operating departments	5,277,074	1,272,143

	37,427,744	6,549,582

Cost of sales and other expenses
Rooms	4,371,340	907,961
Food and beverage	5,222,952	1,239,699
Other operating departments	5,152,542	1,002,120
Property operations and maintenance	5,670,212	1,787,693
Management fees	1,122,832	196,427
Franchise and licensing fees	1,122,832	196,427
General and administrative	4,316,700	593,336
Sales and marketing	3,663,104	676,239
Depreciation and amortization	6,406,516	1,039,157

	37,049,030	7,639,059

Operating income (loss)	378,714	(1,089,477)

Interest and other income	60,703	60,058
Interest expense and loan cost amortization	(3,112,914)	—

Net loss	$(2,673,497)	$(1,029,419)

The accompanying notes are an integral part of these consolidated financial statements.

CNL Income GW Partnership, LLLP and Subsidiaries

Consolidated Statements of Partners’ Capital

Year Ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

	General Partner	CNL LP	GW	Total
Formation transactions, October 11, 2005 (inception)	$—	$—	$113,311,324	$113,311,324
Acquisition of GW interest by CNL Partners	11,331	79,306,597	(79,317,928)	—
Additional partner contributions	168	1,175,832	504,000	1,680,000
Distributions	(295)	(1,981,150)	(380,473)	(2,361,918)
Net loss	(56)	(392,435)	(636,928)	(1,029,419)

Balance, December 31, 2005	11,148	78,108,844	33,479,995	111,599,987
Capital contributions	120	837,497	358,979	1,196,596
Distribution of loan proceeds	(6,244)	(43,696,070)	(18,734,656)	(62,436,970)
Distribution of operating cash flows	(34)	(309,608)	—	(309,642)
Net loss	(255)	(1,781,866)	(891,376)	(2,673,497)

Balance, December 31, 2006	$4,735	$33,158,797	$14,212,942	$47,376,474

The accompanying notes are an integral part of these consolidated financial statements.

CNL Income GW Partnership, LLLP and Subsidiaries

Consolidated Statements of Cash Flows

Year Ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

	2006	2005
Cash Flows from operating activities
Net loss	$(2,673,497)	$(1,029,419)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	6,406,516	1,039,157
Loan cost amortization	115,386	—
Changes in assets and liabilities, net of business acquired
Accounts receivable	(417,806)	(1,090,221)
Prepaid expenses and other current assets	33,581	(277,691)
Accounts payable and accrued expenses	477,047	3,867,240
Due to affiliates	465,051	143,285
Advanced deposits	(60,558)	(154,327)

Net cash provided by operating activities	4,345,720	2,498,024

Cash Flows from investing activities
Acquisition of property and equipment	(15,071,819)	(5,630,936)
Decrease in restricted cash	11,311,526	4,910,095

Net cash used in investing activities	(3,760,293)	(720,841)

Cash Flows from financing activities
Capital contributions from partners	1,196,596	1,680,000
Proceeds from mortgage loan	63,000,000	—
Distribution of loan proceeds to partners	(62,436,970)
Distributions to partners	(3,897,068)	—
Payment of loan costs	(729,152)	—
Deposit released from (made with) lender for mortgage loan	680,000	(680,000)

Net cash provided by (used in) financing activities	(2,186,594)	1,000,000

Net increase in cash and cash equivalents	(1,601,167)	2,777,183
Cash and cash equivalents
Beginning of period	2,887,696	110,513

End of period	$1,286,529	$2,887,696

Supplemental disclosure of noncash investing activities
Assets acquired and liabilities assumed upon formation of the partnership
Assets acquired
Cash	$—	$110,513
Prepaid expenses and other current assets	—	954,313
Property and equipment	—	96,872,110
Intangible assets	—	710,570
Restricted cash	—	17,730,000

	$—	$116,377,506

Liabilities assumed
Accounts payable and accrued expenses	$—	$1,844,874
Advanced deposits	—	1,221,308

	$—	$3,066,182

Net assets acquired	$—	$113,311,324

Net of cash	$—	$113,200,811

Supplemental disclosure of noncash financing activities
Distributions due to (refundable from) partners	$(1,225,508)	$2,361,918

The accompanying notes are an integral part of these consolidated financial statements.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

1. Business

Organization

CNL Income GW Partnership, LLLP (the “Partnership”) was organized pursuant to the laws of the State of Delaware on October 11, 2005. CNL Income GW WI-DEL, LP, CNL Income GW Sandusky, LP, CNL Income GW Corp., CNL Income GW WI-DEL Tenant, LP and CNL Income GW Sandusky Tenant, LP are wholly owned subsidiaries of the Partnership. The Partnership’s general partner is CNL Income GW GP, LLC (the “General Partner”) and limited partners are CNL Income Partners, LP (“CNL LP”) and Great Bear Lodge of Wisconsin Dells, LLC (“GW”), (collectively, the “Limited Partners”). GW is an affiliate of Great Wolf Resorts, Inc. The General Partner and CNL LP are collectively referred to as the CNL Partners and are wholly-owned subsidiaries of CNL Income Properties, Inc.

The Partnership owns the (i) 309-room hotel and recreational facilities known as the “Great Wolf Lodge-Wisconsin Dells” located in Lake Delton, Wisconsin, and (ii) the 271-room hotel and recreational facilities known as the “Great Wolf Lodge-Sandusky” located in Sandusky, Ohio (collectively referred to as the “Properties”). The Properties’ day-to-day operations are managed by an affiliate of GW, however, all Partners must agree to key decisions affecting the Properties.

The structure of the Partnership is designed to allow the parent of the CNL Partners to continue to qualify as a real estate investment trust, which is generally not subject to federal income taxes. In keeping with this objective, the Partnership operates its Properties through tenant partnership entities owned by the Partnership through a wholly-owned taxable REIT subsidiary (“TRS”) entity, as permitted by the REIT Modernization Act of 1999.

The Partnership was formed through a series of transactions, whereby GW contributed its interests in two subsidiary partnerships to the Partnership in exchange for 100% ownership of the Partnership. The agreed upon value of the properties owned through the subsidiary partnership was $114.5 million, excluding closing costs. On October 11, 2005, the CNL Partners acquired a 61.14% interest in the Partnership from GW for cash. Then on November 3, 2005, the CNL Partners acquired an additional 8.86% ownership interest from GW for cash resulting in the General Partner and Limited Partners owning the following percentage interests in the Partnership as of December 31, 2005:

Partner	Percentage Interest
General Partner	0.01%
CNL LP	69.99%
GW	30.00%

The contribution value and closing costs were allocated to assets and liabilities of the newly formed Partnership as follows:

Property and equipment	$96,872,110
Intangible assets, net	710,570
Receipt of various assets	18,794,826
Assumption of various payables	(3,066,182)

$113,311,324

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

Allocations and Distributions

Net income or loss is allocated between the Partners based on the hypothetical liquidation at book value method (HLBV). Under the HLBV method, net income or loss is allocated between the Partners based on the difference between each Partner’s claim on the net assets of the Partnership at the end and beginning of the period. Each Partner’s share of the net assets of the Partnership is calculated as the amount that the Partner would receive if the Partnership were to liquidate all of its assets at net book value and distribute the resulting cash to creditors and partners in accordance with their respective priorities. On an annual basis, Net Cash Flow, as defined in the Agreement, is distributed in accordance with the following order of priority; (i) first, to the CNL Partners, pro rata, until the aggregate distributions received by the CNL Partners with respect to such fiscal year equals the CNL Preferred Distribution, as defined in the Agreement, (ii) second to GW until the aggregate distributions received by the GW with respect to such fiscal year equals the GW Preferred Distribution, as defined in the Agreement, and (iii) thereafter pro-rata among the Partners in proportion to their respective percentage interests. Capital proceeds, including capital proceeds distributed to partners in winding up the Partnership, are allocated as follows: (i) first, to establish any reserves pursuant to and subject to the provisions of which the General Partner reasonably determines to be necessary to provide for any contingent or unforeseen liabilities or obligations of the Partnership and the subsidiaries (provided that at such time as the General Partner determines to be advisable, the balance of the reserves remaining after the payment of such contingencies shall be deemed capital proceeds available for distribution); (ii) next, to Partners, pro rata, in proportion to the respective amounts of their Unreturned Capital, as defined in the Agreement, until the Unreturned Capital of each of the Partners is returned in full; and (iii) thereafter, among the Partners, pro-rata in proportion to their respective percentage interests.

2. Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the financial statements follows:

Basis of Financial Statement Presentation

The Partnership prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of consolidated financial statements and report amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of CNL Income GW Partnership, LLLP and its wholly owned subsidiaries. All significant inter-partnership balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Partnership considers all amounts held in highly liquid instruments with original purchased maturities of three months or less as cash and cash equivalents. Cash and cash equivalents consists primarily of demand deposit accounts at commercial banks. Cash accounts maintained on behalf of the Partnership in demand deposits

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts. Management believes the credit risk associated with cash and cash equivalents to be low due to the quality of the financial institutions in which these assets are held.

Restricted Cash

Certain amounts of cash have been restricted in connection with the formation of the Partnership primarily for the purposes of funding construction costs of the Dells Waterpark Expansion. Other amounts of cash are restricted under the management agreements with GW for maintenance and replacement of furniture, fixtures and equipment at the Partnership’s Properties. Cash for the replacement of furniture, fixtures and equipment is set aside each month as a set percentage of total gross revenues of the Properties in accordance with the hotel management agreements and is used as necessary for the replacement of furniture, fixtures and equipment. As of December 31, 2006 and 2005, the Partnership had approximately $1.5 million and $12.8 million in restricted cash, respectively, to fund future construction costs of the Dells Waterpark Expansion and $0 in restricted cash for the replacement of furniture, fixtures and equipment at the Properties.

Purchase Price Allocation

In determining the allocation of the purchase price of the Properties, the Partnership follows Statement of Financial Accounting Standards No. 141, “Business Combinations”, or SFAS 141, and allocates the value of real estate acquired among the land, buildings and equipment and identified intangible assets, consisting of the value of a condo rental pool at the Great Wolf Lodge-Wisconsin Dells Property. Purchase price allocations and the determination of useful lives are based on management’s estimates and studies commissioned from independent real estate appraisal firms.

Property and Equipment

Property and equipment is stated at cost and includes land, buildings and improvements, and furniture, fixtures and equipment. Buildings and improvements, and furniture, fixtures and equipment are depreciated on the straight-line method over the assets’ estimated useful lives ranging from 39 to 3 years, respectively. Expenditures for major renewals and betterments are capitalized and depreciated over the related assets’ estimated useful lives. Expenditures for repairs and maintenance are expensed when incurred.

Other Intangible Assets

In June 2001, the FASB issued SFAS No. 141 and Statement of Financial Accounting Standards No. 142 (“SFAS 142”). SFAS No. 141 requires that all business combinations be accounted for using the purchase method and provides criteria for recording intangible assets separately from goodwill. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other intangible assets that have indefinite useful lives are not amortized into results of operations but, instead, are tested at least annually for impairment and written down when impaired.

Other intangible assets represent the value assigned to the revenue stream from a condo rental pool at the Wisconsin Dells property. The condo rental pool intangible asset is being amortized on a straight-line basis over the average remaining life of the existing rental pool agreements which was approximately 4.6 years.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

Revenue Recognition

The Property’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage, the management of a condo rental pool at the Wisconsin Dells property and other service revenue. Revenue is recognized when rooms are occupied and services have been performed. Cash received from customers for events occurring after the end of each respective year have been recorded as advanced deposits in the accompanying consolidated statements of financial position.

Advertising and Promotion Costs

The costs of advertising, promotional, sales and marketing programs are charged to operations in the year incurred and are included as sales and marketing expenses in the accompanying consolidated statement of operations. Advertising, promotional, sales and marketing costs totaled approximately $3.7 million and $676,239 for the year ended December 31, 2006 and the period ended December 31, 2005, respectively.

Inventory

Inventory, primarily consisting of food, beverage and operating supplies, is accounted for using the first in, first out method and is stated at the lower of cost or market. Inventory is recorded in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

Income Taxes

Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses from its TRS. The tax consequences of other Partnership revenues and expenses, unrelated to the operation of the properties, will accrue to the partners. Certain of these other revenues and expenses may be treated differently in the Partnership’s income tax return than in the accompanying consolidated financial statements. Therefore, amounts reported in the consolidated financial statements may not be the same as reported in the partners’ income tax returns.

The Partnership accounts for federal and state income taxes on its TRS using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Leases

The Partnership has entered into operating leases for equipment used at its Properties. Payments under operating leases are recorded as rent expense each month as lease payments are due.

Fair Value of Financial Instruments

The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates carrying values because of the liquid nature of the assets and short maturities of the obligations. The Partnership believes the carrying value of its long-term debt approximates fair value based on rates it believes it could obtain for similar borrowing at December 31, 2006.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

Use of Estimates

The Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”). Actual results could differ from those estimates.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Partnership’s long-lived assets are tested for impairment annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Partnership assesses impairment by comparing the carrying value of long-lived assets to future estimated undiscounted operating cash flows expected to be generated over the life of the assets and from its eventual disposition. In the event the carrying amount exceeds the estimated future undiscounted cash flows, the Partnership would recognize an impairment loss to adjust the carrying amount of the asset to the estimated fair value. For the year ended December 31, 2006, the Partnership recorded no impairments.

Concentration of Credit Risk

Financial instruments which potentially subject the Partnership to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Property’s services are sold, as well as the dispersion of customers across many geographic areas.

3. Property and Equipment

Property and equipment consist of the following at December 31, 2006 and 2005:

	2006	2005
Land and land improvements	$7,637,918	$7,330,224
Building and improvements	82,633,900	73,542,516
Furniture, fixtures and equipment	27,302,257	16,664,985
Construction in progress	—	4,965,321

	117,574,075	102,503,046
Less: accumulated depreciation	(7,257,551)	(1,018,009)

	$110,316,524	$101,485,037

Depreciation expense for the year and period ended December 31, 2006 and 2005 was $6.2 million and $1.0 million, respectively.

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

4. Other Intangible Assets

The gross carrying amount and accumulated amortization of the Partnership’s other intangible assets consist of the following at December 31, 2006 and 2005:

	2006	2005
Condo rental pool	$710,570	$710,570
Less: accumulated amortization	(187,332)	(21,148)

	$523,238	$689,422

Amortization expense related to condo rental pool intangible asset was $166,184 and $21,148 for the year ended December 31, 2006 and the period ended December 31, 2005. The anticipated amortization of the condo rental pool intangible asset over each of the next five years is as follows:

2007	$155,033
2008	155,033
2009	155,033
2010	58,139

$523,238

5. Related Parties Transactions

Hotel Management Agreements

The Partnership entered into an agreement with an affiliate of GW (the “Manager”) to manage the Properties. The management agreements have a term of 15 years. Under terms of the agreements, the Manager operates the Properties in return for a fixed management fee of 3 percent of Gross Operating Revenues, as defined in the management agreements, for each property. The Manager may also earn an incentive management fee equal to 30 percent of the amount by which net operating income exceeds 10% of the average Invested Capital, as defined in the agreement. The Partnership incurred base management fees of approximately $1.1 million and $196,427 and no incentive management fees for the year and period ended December 31, 2006 and 2005, respectively. The management agreements may be terminated if certain performance thresholds are not met, as defined in the management agreements.

Licensing Agreements

The Partnership also entered into licensing agreement with an affiliate of GW (the “Franchisor”) for each property. The license agreements have a term of 15 years. Under terms of the agreements, the Partnership is required to pay franchise and licensing fees equal to 3 percent of Gross Operating Revenues, as defined in the licensing agreements, for each property. The Partnership incurred licensing fees of approximately $1.1 million and $196,427 for the year and period ended December 31, 2006 and 2005, respectively.

Other

The Partnership has entered into various other agreements with GW and its affiliates to provide services such as property insurance, health insurance, and workers’ compensation insurance. The Partnership incurred

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

$1,441,244 and $108,876 for such expenses for the year and period ended December 31, 2006 and 2005, respectively. These amounts have been included in costs and expenses for room, food and beverage, and other operating departments in the accompanying consolidated statements of operations.

6. Income Taxes

Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses from its TRS operations. The components of the deferred taxes recognized in the accompanying consolidated balance sheets at December 31, 2006 and 2005 are as follows:

	2006	2005
Deferred tax asset:
Net operating loss	$1,535,945	$577,385
Book/tax differences in acquired assets	—	506,063
Other book/tax differences	307,263	—

Total deferred tax asset	1,843,208	1,083,448

Deferred tax liability:
Book/tax differences in acquired assets	939,416	—

Total deferred tax liability	939,416	—

Net deferred tax asset	903,792	1,083,448
Valuation allowance	(903,792)	(1,083,448)

	$—	$—

The types of temporary differences between the tax basis of assets and liabilities and their financial statement reporting amounts are attributable to book/tax differences in the acquired assets and net operating losses. The TRS had a net operating loss carry-forward for federal and state purposes of approximately $5.4 million as of December 31, 2006 to offset future taxable income. The estimated net operating loss carry-forward will expire as follows: $1.5 million expiring in 2025 and $3.9 million expiring in 2026. The Partnership has not recorded these potential future benefits because its TRS subsidiary does not have sufficient historical earnings on which to base a potential future benefit.

7. Leases

The Partnership is a lessee of various types of equipment used in operating the Properties. Leases are categorized as operating leases based upon the terms in the lease agreements.

Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2006 are as follows:

2007	$58,269
2008	57,900
2009	49,074
2010	46,500
2011	23,250
Thereafter	—

$234,993

CNL Income GW Partnership, LLLP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Year ended December 31, 2006 and the Period from October 11, 2005

(inception) through December 31, 2005

Rent expense was $49,092 and $4,203 for the year and period ended December 31, 2006 and 2005, respectively, and is included in property operations in the accompanying consolidated statements of operations.

8. Mortgage Loan Payable

In March 2006, the Partnership obtained a mortgage loan collateralized by the Properties in the principal amount of $63.0 million. The loan bears interest at an annual rate of 6.08%, requires monthly payments of interest-only for the first two years and equal monthly payments of principal and interest thereafter until the loan’s maturity on March 1, 2013.

Future scheduled principal payments of the mortgage loan are as follows:

2007	$—
2008	—
2009	513,043
2010	740,441
2011	787,396
Thereafter	60,959,120

$63,000,000

9. Commitments and Contingencies

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Partnership’s financial condition or results of operations.

Report of Independent Registered Public Accounting Firm

The Board of Directors

Intrawest Corporation:

We have audited the accompanying combined statement of revenue and certain expenses (as described in note 1) of the Intrawest Portfolio Commercial Properties (the Properties), for the year ended June 30, 2004. This financial statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing for CNL Income Properties, Inc., and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the accompanying combined financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses, (described in note 1) of the Intrawest Portfolio Commercial Properties for the year ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Denver, Colorado

December 16, 2004

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combined Statement of Revenue and Certain Expenses Year Ended June 30, 2004

	June 30, 2004	Three Months Ended September 30, 2004
		(Unaudited)
REVENUES:
Rent	$10,003,127	3,118,683
Other revenue	146,296	55,987

Total revenue	10,149,423	3,174,670

CERTAIN EXPENSES:
Home-owner’s Association and Village Company	1,591,323	491,509
Taxes	850,637	211,095
Bad debts	680,517	64,835
Management salaries	664,689	197,455
General operating expenses	503,803	90,963
Promotion and marketing	416,515	181,175
Maintenance	309,054	52,671
Utilities	175,223	55,287

Total expenses	5,191,761	1,344,990

Excess of revenue over certain expenses	$4,957,662	1,829,680

See accompanying notes to combined statement of revenue and certain expenses.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

(1) Organization and Basis of Presentation

The accompanying combined statement of revenues and certain expenses relates to the operations of commercial resort real estate properties owned by Intrawest Corporation (the Properties).

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the Properties for the twelve-month period ended June 30, 2004. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of the Properties, have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. Except as noted above and with respect to the impacts of changes in occupancy and related-party transactions, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

The Properties in the portfolio consist of approximately 400,000 (unaudited) square feet of specialty retail, food and beverage, and office units within the following resort villages (all are unaudited):

Resort Village	Location	Description of properties[1]	Leasable Square feet[2]
The Village at Blue Mountain	Ontario	23 units in 6 buildings	38,000
The Village at Copper	Colorado	48 units in 17 buildings	95,000
The Village at Mammoth	California	32 units in 4 buildings	57,000
Baytowne Wharf	Florida	31 units in 19 buildings	56,000
The Village at Snowshoe	West Virginia	21 units in 4 buildings	39,000
The Village at Stratton	Vermont	23 units in 11 buildings	46,000
Whistler Creekside	British Columbia	26 units in 8 buildings	69,000

1	This description is not intended to provide a legal description of the real estate, and is only intended to be a general description of the property.

2	The leasable square footage is approximate and is presented as of June 30, 2004.

(2) Summary of Significant Accounting Policies

(a) Revenue Recognition

The Properties lease space to tenants, including Intrawest Corporation (Intrawest), for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

The amount charged as base rent for third-party tenants and related-party tenants in these properties, per the related lease agreements, was $3,106,436 and $1,420,454, respectively, and is included in rent revenue. In addition, third-party and related-party rental income of $1,408,622 and $132,293, respectively, is included in rent revenue to reflect revenue on a straight-line basis, in accordance with SFAS No. 13, Accounting for Leases. Management of the Properties believes such rental revenues will be realized.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. The amount charged or chargeable as recoveries for third-party tenants and related-party tenants in these properties, was $1,971,580 and $690,064, respectively, and is included in rent revenue.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses—(Continued)

June 30, 2004

Certain leases require a percentage rent payment in addition to the minimum rent, if the tenant’s monthly sales are in excess of the established breakpoint. The amount charged as percentage rent for third-party tenants and related-party tenants in these properties, per the related lease agreements, was $950,433 and $376,679, respectively, and is included in rent revenue.

Intrawest occupies space at the Properties for which no lease agreements are in place, thus no revenue is included in the combined statement of revenue and certain expenses, nor future rental commitments disclosed in note 3. Such space, which approximates 72,000 square feet at June 30, 2004 (unaudited), is anticipated to be leased by Intrawest once the properties are sold to CNL Income Properties, Inc., as disclosed in note 5. Had such space been leased for the year ended June 30, 2004, management estimates that revenue for such space, assuming comparable lease rates, would have approximated $1,300,000 (unaudited).

(b) Related Party Transactions and Expense Allocations

Intrawest, through various subsidiaries and affiliates, occupies approximately 38% at June 30, 2004 (unaudited) in the aggregate of the total gross leasable space of the portfolio. Such space is used primarily for offices and activity-related retail stores. See note 2 (a) for related revenue amounts.

Management salaries as well as certain expenses of insignificant amounts are incurred by Intrawest and allocated to the individual properties based on various allocation methods.

(c) Use of Estimates

The preparation of the combined statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of revenues and certain expenses and accompanying notes. Such estimates include bad debt expense, deferred rent, taxes, and related-party expense allocations. Actual results could differ from those estimates.

(d) Interim Period Statement (unaudited)

The interim combined statement of revenue and certain expenses for the three-month period ended September 30, 2004, have been prepared without audit. Certain information and footnote disclosures included in the combined statement of revenue and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

Revenue for third-party tenants and related-party tenants in these properties was $2,228,129 (unaudited) and $946,541 (unaudited), respectively.

In the opinion of management, the unaudited interim information for the three-month period ended September 30, 2004, included herein contains all adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the three month period ended September 30, 2004. Results of interim periods are not necessarily indicative of results to be expected for the year.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses—(Continued)

June 30, 2004

(3) Leasing Activities

The Properties’ revenue is obtained from tenant rental payments as provided for under noncancelable operating leases with tenants requiring monthly payments of specified minimum rent and certain operating cost recoveries.

Future minimum rental commitments under the noncancelable operating leases at June 30, 2004 are as follows:

	Related-party	Third-party	Total
Year-ending June 30:
2005	$2,409,000	3,914,000	6,323,000
2006	2,200,000	4,411,000	6,611,000
2007	1,450,000	4,537,000	5,987,000
2008	771,000	3,701,000	4,472,000
2009	336,000	2,597,000	2,933,000
Thereafter	441,000	10,696,000	11,137,000

	$7,607,000	29,856,000	37,463,000

(4) Combined Statement

The combined statement of revenue and certain expenses for the properties included in the portfolio include The Village at Blue Mountain and Whistler Creekside (Canadian Properties) and five U.S. resort village properties: The Village at Copper, The Village at Mammoth, Baytowne Wharf, The Village at Snowshoe, and The Village at Stratton (U.S. Properties). The following schedules provide the detail, by country, of this combination.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses—(Continued)

June 30, 2004

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combining Schedule of Revenues and Certain Expenses

Year ended June 30, 2004

	Canadian Properties June 30, 2004	U.S. Properties June 30, 2004	Combined Properties June 30, 2004
Revenues:
Rent	$1,872,732	8,130,395	10,003,127
Other revenue	67,332	78,964	146,296

Total revenue	1,940,064	8,209,359	10,149,423

Certain expenses:
Home-owner’s Association and Village Company	258,187	1,333,136	1,591,323
Taxes	330,432	520,205	850,637
Bad debts	—	680,517	680,517
M anagement salaries	46,398	618,291	664,689
General operating expenses	168,442	335,361	503,803
Promotion and marketing	61,623	354,892	416,515
M aintenance	99,714	209,340	309,054
Utilities	92,083	83,140	175,223

Total expenses	1,056,879	4,134,882	5,191,761

Excess of revenue over certain expenses	$883,185	4,074,477	4,957,662

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses—(Continued)

June 30, 2004

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combining Schedule of Revenues and Certain Expenses

Three months ended September 30, 2004

	Canadian Properties September 30, 2004	U.S . Properties September 30, 2004	Combined Properties September 30, 2 004
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues :
Rent	$785,275	2,333,408	3,118,683
Other revenue	35,972	20,015	55,987

Total revenue	821,247	2,353,423	3,174,670

Certain expenses:
Home-owner’s Association and Village Company	98,749	392,760	491,509
Taxes	74,421	136,674	211,095
Bad debts	—	64,835	64,835
Management salaries	13,226	184,229	197,455
General operating expenses	32,025	58,938	90,963
Promotion and marketing	18,335	162,840	181,175
Maintenance	9,051	43,620	52,671
Utilities	19,140	36,147	55,287

Total expenses	264,947	1,080,043	1,344,990

Excess of revenue over certain expenses	$556,300	1,273,380	1,829,680

(5) Subsequent Events

On December 3, 2004, Intrawest executed a series of agreements with CNL Income Properties, Inc. (CNL) whereby CNL acquired an interest in the Canadian Properties. In order to facilitate the acquisition of the Canadian Properties and satisfy certain legal, tax and lender requirements, U.S. Canadian Property Trust Alpha (Trust Alpha), a wholly owned subsidiary of CNL, was formed. Trust Alpha acquired the Canadian Properties for an aggregate cost of approximately $30,281,000, excluding certain transaction costs. In order to provide a portion of the funds required for Trust Alpha’s acquisition of the Canadian Properties, Intrawest made a mezzanine loan to Trust Alpha in the amount of $2,280,000.

At the closing of the Canadian Properties, Intrawest entered into new leases for certain commercial space in the Canadian Properties that is occupied by Intrawest or its affiliates. The new leases have terms of 15 or 20 years, with four 5-year renewal options and annual base rents approximating market rates. In addition, Intrawest executed interim lease agreements for all vacant space for a term of not less than 48 months with minimum base rent at market rates. The interim leases will remain in effect for a maximum of ten years or until stable third-party tenants are in place. Intrawest is also providing a full recourse indemnity guaranteeing all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

On December 16, 2004, CNL Retail Village Partnership, LP (the Partnership) in which CNL holds an 80% ownership interest and Intrawest holds a 20% ownership interest, acquired the U.S. Properties for an aggregated cost of $80,558,000, excluding certain transaction costs. Immediately following the purchase, the Partnership conveyed each of the U.S. Properties to a separate special purpose subsidiary wholly owned by the

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses—(Continued)

June 30, 2004

Partnership. Each of the Subsidiaries are Delaware limited partnerships formed for the purpose of owning the U.S. Properties (the Subsidiary Owners).

The acquisition of the U.S. Properties was partially financed with a bridge loan from Intrawest Resort Finance, Inc. (a related party of Intrawest) in the principal amount of $45,000,000 (the Loan). The Loan is evidenced primarily by a promissory note and loan agreement made by the Partnership and the Subsidiary Owners. The Loan is secured by the Subsidiary Owners’ interests in the U.S. Properties as well as an assignment of rental income for those properties.

At the closing of the U.S. Properties, Intrawest entered into new leases for certain commercial space in the U.S. Properties that is occupied by Intrawest or its affiliates. The new leases have terms of 15 or 20 years, with four 5-year renewal options and annual base rents approximating market rates. In addition, Intrawest executed interim lease agreements with the Subsidiary Owners for all vacant space at each resort village. Under the interim leases, Intrawest will make payments of minimum base rents approximating market rates for a term of four years. Intrawest also executed a full recourse indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

DMC PROPERTIES

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

(UNAUDITED)

FOR THE QUARTER ENDED APRIL 30, 2005

Revenues:
Permanent showroom rentals	$13,400,696
Market time shows	1,017,337
Nonmarket time shows	64,788
Consumer shows	562,976
Food and beverage revenue, net	81,063
Other revenue	454,421

Total revenues	15,581,281

Certain expenses:
Employee compensation and benefits	3,896,215
Public relations and advertising	884,320
Operations	453,558
Utilities	1,492,244
Exhibitors	257,456
Administration	736,276
Ad valorem taxes	891,960
Insurance	226,535
Management fee	46,421
Other operating expenses	22,123

Total certain expenses	8,907,108

Excess of revenues over certain expenses	$6,674,173

See accompanying notes to combined statement of revenue and certain expenses.

DMC PROPERTIES

UNAUDITED NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

APRIL 30, 2005

1. General

The statement presented herein has been prepared in accordance with the accounting policies described in the DMC Properties Combined Statement of Revenues and Certain Expenses for the year ended January 31, 2005 and should be read in conjunction with the Notes which appear in that report.

The statement for the quarter ended April 30, 2005 is unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the combined revenues and certain expenses for the unaudited period.

Report of Independent Auditors

The Partners

DMC Properties

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of DMC Properties for the year ended January 31, 2005. This Combined Statement of Revenue and Certain Expenses is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of DMC Properties’ revenues and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of DMC Properties for the year ended January 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 4, 2005

Dallas, Texas

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

Revenues:
Permanent showroom rentals	$53,506,739
Market time shows	9,618,295
Nonmarket time shows	1,760,757
Consumer shows	1,677,631
Food and beverage revenue, net	144,572
Other revenue	3,369,146

$70,077,140

Certain Expenses:
Employee compensation and benefits	16,804,027
Public relations and advertising	6,577,532
Operations	8,634,974
Exhibitors	1,681,284
Administration	3,101,091
Ad valorem taxes	3,460,583
Insurance	1,008,592
Other operating expenses	2,469,576

Total certain expenses	43,737,659

Excess of revenues over certain expenses	$26,339,481

See accompanying notes to combined statement of revenue and certain expenses.

DMC Properties

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

1. Organization and Basis of Presentation

On January 14, 2005, CNL Income Properties, Inc. (the “REIT”) entered into a partnership interest purchase agreement (the Agreement) with Dallas Market Center Company, Ltd. (“DMC”). Pursuant to the Agreement, the REIT and DMC will form a partnership (the “Partnership”), in which the REIT will acquire a majority interest. The Partnership will acquire from DMC and affiliates their interests in certain real estate and related assets at the Dallas Market Center, including: the World Trade Center, the Dallas Trade Mart, International Floral and Gift Center, and a leasehold interest in Market Hall (collectively the “DMC Properties”). The DMC Properties consist of approximately 4.8 million square feet (unaudited) of wholesale merchandising and exhibition space.

On February 14, 2005, the Partnership was formed and acquired certain of the DMC Properties for approximately $218,000,000, excluding transaction costs, and assumed approximately $142,364,000 of existing debt. In addition, the Partnership has committed to acquire the remaining DMC Properties for approximately $31,000,000 and assume $16,467,000 in existing debt. It is anticipated that the acquisition of the remaining DMC Properties will close by June 30, 2005.

The accompanying combined statement of revenues and certain expenses relates to the operations of the DMC Properties. This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the DMC Properties for the year ended January 31, 2005. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of DMC Properties, have been excluded. Such items include interest expense, depreciation and amortization expense, and interest income. Except as noted above, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

2. Summary of Significant Accounting Policies

The accompanying Combined Statements of Revenues and Certain Expenses have been prepared on the accrual basis of accounting.

Revenue Recognition

The tenant leases are accounted for as operating leases. Rental revenue is recognized as income using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental income earned in excess of rental payments received pursuant to the terms of the lease agreements is recorded as deferred rent receivable.

Advertising Costs

Advertising costs are expensed as incurred and totaled $2,042,816.

Ground Lease Expense

The ground leases are accounted for as operating leases. Lease expense is recognized using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental expense in excess of rental payments pursuant to the terms of the lease agreements is recorded as deferred rent payable.

Income Taxes

The DMC Properties are held by partnerships and are not subject to federal or state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying combined statement of revenues and certain expenses.

DMC Properties

Notes to Combined Statement of Revenues and Certain Expenses—(Continued)

For the Year Ended January 31, 2005

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of revenues and certain expenses during the reporting periods. Actual results may differ from those estimates.

3. Future Minimum Rentals

Future minimum rentals include amounts expected to be received from tenants who have entered into various noncancelable operating leases with an initial term greater than one year. These leases are for office and showroom space in buildings owned by DMC Properties. Minimum future lease rentals to be received as of January 31, 2005, are as follows:

2006	$51,768,317
2007	45,221,047
2008	32,605,081
2009	22,293,945
2010	9,182,393
Thereafter	4,309,524

Total	$165,380,307

4. Major Tenants

No single tenant individually represents more than 10% of total revenue for the year ended January 31, 2005.

5. Management Agreement

Market Center Management Company

DMC has a management and leasing agreement with an affiliated company, Market Center Management Company, Ltd. (the “Management Company”). The Management Company performs administrative services for DMC, including all matters pertaining to employment, supervision and compensation of employees. During the period February 1, 2004 through August 2, 2004 DMC Properties paid a monthly management fee to the Management Company equal to 1% of gross revenues, as defined. The agreement also provided for an annual management fee of 50% of net cash flow (as defined) from the DMC properties excluding International Floral and Gift Center in excess of $20,000,000 and in excess of $3,000,000 for International Floral and Gift Center. Management fees in the amount of $72,375 were paid in respect to the excess cash flow agreement during the year ending January 31, 2005.

Effective August 2, 2004 the management agreement with the Management Company for all DMC Properties, excluding International Floral and Gift Center, was terminated. Effective the same date, a new agreement was executed with the Management Company which increased the management fee to 1.5% of gross revenue, as defined. The management contract terms for International Floral and Gift Center continued without change. Management fees for the year ended January 31, 2005 were $949,886 and included $72,375 relating to the excess cash flows provisions of the management agreement. In addition, under the terms of the Management Agreement, the Management Company is entitled to reimbursement of certain expenses it incurs on behalf of DMC. The expenses for which the Management Company is reimbursed are primarily salaries and employee benefits and amounted to $16,804,027 for the year ended January 31, 2005.

DMC Properties

Notes to Combined Statement of Revenues and Certain Expenses—(Continued)

For the Year Ended January 31, 2005

George Little Management

DMC also has a management contract with George Little Management (“GLM”) for management of the temporary gift shows held during the year. GLM receives a management fee equal to $1.25 per net square foot of exhibit space leased at each show. GLM also receives reimbursement for travel costs, compensation for use by DMC of GLM’s trademark, and an annual fee of 25% of pro forma net income (as defined) in excess of a specified base year amount for each calendar year, beginning in calendar year 1998. DMC has terminated the GLM management contract effective September 30, 2005. Management fees including a $250,000 contract termination payment paid to GLM for the year ended January 31, 2005 were $784,980.

6. Commitments and Contingencies

The DMC Properties commitments under land leases expire on various dates ranging from 2055 to 2066. In addition to rent, these leases require payment of property taxes and insurance. Rent expense amounted to $290,272 for the year ended January 31, 2005 and is included in other operating expenses in the accompanying combined statement of revenues and certain expenses.

The total minimum rental commitment under these land leases at January 31, 2005, was as follows:

2006	$293,489
2007	295,829
2008	298,215
2009	300,649
2010	303,131
Thereafter	21,703,116

Total minimum payments required	$23,194,429

DMC entered into a contract (expires January 2009) to outsource its food and beverage services to ARAMARK Business Dining Services of Texas, Inc. (“ARAMARK”). Under the agreement, ARAMARK is obligated to pay minimum rent of $50,000 per month plus percentage rent over certain sales thresholds. This amount is reduced for food service equipment repairs and maintenance costs incurred and discounts provided to employees. In the fiscal year ended January 31, 2005, the net amount received from ARAMARK was approximately $144,572 related to this agreement

The Management Company has in place an Occupational Injury Benefit Plan (“Plan”) to cover employees injured at work. The Plan is indemnified under a policy for which DMC is responsible for a $200,000 deductible per occurrence up to $10,000,000 in claims per occurrence with a combined single limit of $1,000,000 per any one person. Additionally, the Plan has an accidental death and dismemberment policy that provides benefits of up to $200,000 for loss of life or limb. Payments for claims and lost wages made under the Plan were approximately $26,002 for the year ended January 31, 2005.

An environmental assessment was performed in 1997 that indicated an existence of some level of asbestos in all buildings of the DMC Properties, excluding the World Trade Center. A systematic program for asbestos removal is in progress and management is of the opinion that the cost to abate the asbestos will not have a material effect on the financial position of DMC. DMC incurred approximately $3,425 in asbestos removal costs during the year ended January 31, 2005.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED BALANCE SHEET

(in thousands)

	September 30, 2005	December 20, 2004
Assets
Current Assets
Cash and cash equivalents	$473	$2,155
Due from Class B Member	—	385
Accounts receivable	234	555
Inventories	768	663
Prepaid expenses and other	465	159

Total Current Assets	1,940	3,917

Property and Equipment	76,572	51,956

Other Assets
Replacement reserve funds	—	1,355
Real estate tax escrow	—	205
Goodwill, net	64,516	24,457
Loan fees, net	—	527

Total Other Assets	64,516	26,544

TOTAL ASSETS	$143,028	$82,417

Liabilities And Members’ Equity
Current Liabilities
Current maturities of long-term debt	$—	$75,664
Accounts payable	3,882	1,666
Accounts payable—related party	72,160	173
Accrued interest expense	—	507
Accrued payroll	—	195
Accrued expenses	1,115	1,367
Accrued real estate taxes	1,059	1,335
Gift certificates payable	389	771
Advance deposits	1,088	2,101
Due to Class A Member	—	385

Total Current Liabilities	79,693	84,164

Long-Term Debt	—	37

Total Liabilities	79,693	84,201

Members’ Equity (Deficit)	63,335	(1,784)

TOTAL LIABILITIES & EQUITY	$143,028	$82,417

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	Nine Months Ended September 30,
	2005	2004
Revenues
Rooms	$20,602	$23,702
Food and beverage	4,812	5,274
Other hotel operations	4,193	3,965

Total Revenues	29,607	32,941

Departmental Expenses
Rooms	3,393	3,342
Food and beverage	3,988	3,902
Other	3,511	3,433

Total Departmental Expenses	10,892	10,677

Operating Expenses
Selling, general and administrative	6,620	4,423
Property operating costs	4,144	3,939
Management fees	—	534
Geographic development fee	—	591
Depreciation and amortization	5,772	5,552
Other	—	634

Total Operating Expense	16,536	15,673

Income From Operations	2,179	6,591

Other Income (Expense)
Interest Income	10	105
Interest Expense	(1)	(3,529)

Total Other Income (Expense)	9	(3,424)

Net Income	$2,188	$3,167

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED STATEMENT OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2005	2004
Cash Flows From Operating Activities
Net income (loss)	$2,188	$3,167
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,772	5,552
Changes in operating assets and liabilities:
Receivables, prepaid expenses and other assets	2,094	(381)
Accounts payable, accrued expenses and other liabilities	(9,146)	(1,789)

Net Cash Provided By Operating Activities	908	6,549

Cash Flows From Investing Activities
Capital expenditures for property and equipment	(5,530)	(2,311)
Net withdrawals from real estate tax escrow	—	95
Net deposits from certificates of deposit	—	935
Net deposits from replacement reserve fund	—	623

Net Cash Used In Investing Activities	(5,530)	(658)

Cash Flows From Financing Activities
Principal payments on long-term debt	—	(1,793)
Repayment from note payable—related party	—	(50)
Payment for loan fees	—	(225)
Distributions to members	—	(3,900)

Net Cash Used In Financing Activities	—	(5,968)

Net Decrease In Cash and Cash Equivalents	(4,622)	(77)
Cash And Cash Equivalents—Beginning Of Period	5,095	1,181

Cash And Cash Equivalents—End Of Period	$473	$1,104

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited combined financial statements for the period ended December 20, 2004. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited combined financial statements for the period and accounting policies have been consistently applied.

Independent Auditors’ Report

Members and Boards of Directors

Great Bear Lodge of Wisconsin Dells, LLC and

    Great Bear Lodge of Sandusky, LLC

Madison, Wisconsin

We have audited the accompanying combined balance sheet of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of December 20, 2004 and December 31, 2003 and 2002, and the related combined statements of operations, members’ equity (deficit) and cash flows for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002. These combined financial statements are the responsibility of the management of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of December 20, 2004 and December 31, 2003 and 2002, and the results of their combined operations and their cash flows for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

St. Louis, Missouri

May 5, 2005 (except for note 12 which is dated January 20, 2006)

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED BALANCE SHEET

	December 20, 2004	December 31,
		2003	2002
Assets
Current Assets
Cash and cash equivalents	$2,155,348	$1,181,318	$1,459,604
Certificates of deposit	—	2,991,810	3,165,434
Due from Class B Member	385,000	385,000	385,000
Accounts receivable (Note 5)	555,285	210,737	232,037
Inventories	662,653	648,159	558,008
Prepaid expenses	158,876	214,885	186,644

Total Current Assets	3,917,162	5,631,909	5,986,727

Property And Equipment (Notes 3 And 4)	51,956,429	57,135,713	61,287,118

Other Assets
Replacement reserve fund (Note 4)	1,354,908	2,386,852	1,053,790
Real estate tax escrow	205,036	186,465	261,900
Goodwill, net	24,456,689	24,456,689	24,456,689
Loan fees, net (Note 11)	527,177	567,297	591,501

Total Other Assets	26,543,810	27,597,303	26,363,880

TOTAL ASSETS	$82,417,401	$90,364,925	$93,637,725

Liabilities And Members’ Equity (Deficit)

Current Liabilities
Current maturities of long-term debt (Notes 4 and 11)	$75,663,531	$2,394,410	$1,711,428
Accounts payable	1,666,765	1,425,915	1,093,871
Accrued expenses	1,367,489	1,302,262	1,183,929
Gift certificates payable	770,984	700,640	738,852
Accrued interest expense	506,777	279,103	276,675
Accrued payroll	195,405	618,864	407,199
Accrued real estate taxes	1,334,639	1,103,938	1,003,640
Accounts payable—related party (Note 5)	173,190	264,986	379,612
Advance deposits	2,100,879	1,796,352	1,649,912
Note payable—related party (Note 5)	—	50,000	—
Due to Class A Member	385,000	385,000	385,000

Total Current Liabilities	84,164,659	10,321,470	8,830,118

Long-Term Debt (Notes 4 And 11)	36,510	75,433,543	76,339,066

Total Liabilities	84,201,169	85,755,013	85,169,184

Members’ Equity (Deficit)	(1,783,768)	4,609,912	8,468,541

TOTAL LIABILITIES & EQUITY	$82,417,401	$90,364,925	$93,637,725

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF OPERATIONS

	For the Period Beginning January 1, 2004 And Ended December 20, 2004	For The Years Ended December 31,
		2003	2002
Revenues
Rooms	$27,596,922	$29,172,346	$28,995,017
Food and beverage	6,446,933	6,601,604	6,341,744
Other	4,861,169	4,944,122	5,090,895

Total Revenues	38,905,024	40,718,072	40,427,656

Departmental Expenses
Rooms	4,093,952	4,311,459	4,453,222
Food and beverage	5,380,278	4,925,076	4,861,466
Other	4,028,170	4,083,573	4,181,499

Total Departmental Expenses	13,502,400	13,320,108	13,496,187

Operating Expenses
Administrative and general	5,940,826	5,538,261	4,642,379
Property taxes, insurance and other	5,594,317	4,968,364	4,256,672
Management fees (Note 5)	1,327,834	1,030,268	1,417,918
Geographic development fee (Note 6)	694,519	989,222	432,348
Depreciation and amortization	8,000,986	8,089,757	8,414,284
Other	—	—	49,735

Total Operating Expenses	21,558,482	20,615,872	19,213,336

Income From Operations	3,844,142	6,782,092	7,718,133

Other Income (Expense)
Interest income	32,061	152,037	159,129
Interest expense	(4,549,132)	(4,817,758)	(5,054,850)

Total Other Income (Expense)	(4,517,071)	(4,665,721)	(4,895,721)

Net Income (Loss)	$(672,929)	$2,116,371	$2,822,412

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF MEMBERS’ EQUITY (DEFICIT)

For The Period Beginning January 1, 2004 And Ended December 20, 2004

And For The Years Ended December 31, 2003 And 2002

	Great Bear Lodge Of Wisconsin Dells, LLC			Great Bear Lodge Of Sandusky, LLC				Combined
	GLGB Manager II, LLC (30%)	SunAmerica Housing Fund 815, LP (70%)	Total Members’ Equity (Deficit)	GLGB Manager I, LLC (20%)	GLGB Investor I, LLC (30%)	SunAmerica Housing Fund 726, LP (50%)	Total Members’ Equity (Deficit)	Total Members’ Equity (Deficit)
Balance (Deficit)—January 1, 2002	$(2,785,371)	$9,695,840	$6,910,469	$4,038	$3,016,833	$4,513,975	$7,534,846	$14,445,315
Net Income (Loss)	(27,145)	(63,337)	(90,482)	582,579	873,868	1,456,447	2,912,894	2,822,412
Contributions	—	—	—	—	—	814	814	814
Distributions	(440,000)	(2,310,000)	(2,750,000)	(1,989,347)	(1,356,506)	(2,704,147)	(6,050,000)	(8,800,000)

Balance (Deficit)—December 31, 2002	(3,252,516)	7,322,503	4,069,987	(1,402,730)	2,534,195	3,267,089	4,398,554	8,468,541
Net Income (Loss)	(382,638)	(892,821)	(1,275,459)	678,366	1,017,549	1,695,915	3,391,830	2,116,371
Distributions	—	—	—	(2,092,356)	(1,296,985)	(2,585,659)	(5,975,000)	(5,975,000)

Balance (Deficit)—December 31, 2003	(3,635,154)	6,429,682	2,794,528	(2,816,720)	2,254,759	2,377,345	1,815,384	4,609,912
Net Income (Loss)	(929,421)	(2,168,650)	(3,098,071)	485,028	727,543	1,212,571	2,425,142	(672,929)
Distributions	—	(682,987)	(682,987)	(1,750,280)	(1,099,704)	(2,187,780)	(5,037,764)	(5,720,751)

Balance (Deficit)—December 20, 2004	$(4,564,575)	$3,578,045	$(986,530)	$(4,081,972)	$1,882,598	$1,402,136	$(797,238)	$(1,783,768)

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF CASH FLOWS

	For The Period Beginning January 1, 2004 And Ended December 20, 2004	For The Years Ended December 31,
		2003	2002
Cash Flows From Operating Activities
Net income (loss)	$(672,929)	$2,116,371	$2,822,412
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,000,986	8,089,757	8,414,284
Bad debt expense	—	3,742	1,750
Gain on asset disposal	—	(867)	—
Change in operating assets and liabilities:
Accounts receivable	(344,548)	17,558	61,393
Inventories	(14,494)	(90,151)	(100,006)
Prepaid expenses	56,009	(28,241)	(63,661)
Accounts payable	240,850	332,045	207,455
Accrued expenses	100,143	432,722	134,564
Gift certificates payable	70,344	(38,212)	17,009
Accounts payable—related party	(91,796)	(114,626)	288,776
Advance deposits	304,527	146,440	(423,162)

Net Cash Provided By Operating Activities	7,649,092	10,866,538	11,360,814

Cash Flows From Investing Activities
Capital expenditures	(2,597,077)	(3,695,161)	(4,167,960)
Net withdrawals from (contributions to) real estate tax escrow	(18,571)	75,435	4,784
Proceeds from sale of assets	—	26,000	—
Net deposits (to) from certificates of deposit	2,991,810	173,624	(1,804,949)
Net deposits (to) from replacement reserve fund	1,031,944	(1,333,062)	644,461

Net Cash Provided By (Used In) Investing Activities	1,408,106	(4,753,164)	(5,323,664)

Cash Flows From Financing Activities
Proceeds from line of credit	—	—	314,293
Principal payments on long-term debt	(2,127,912)	(1,191,975)	(49,170,665)
Proceeds from (payment on ) note payable—related party	(50,000)	50,000	—
Proceeds from issuance of debt	—	969,434	50,547,036
Payments for loan fees	(184,505)	(244,119)	(47,379)
Distributions to members	(5,720,751)	(5,975,000)	(8,800,000)
Capital contributions from members	—	—	814

Net Cash Used In Financing Activities	(8,083,168)	(6,391,660)	(7,155,901)

Net Increase (Decrease) In Cash and Cash Equivalents	974,030	(278,286)	(1,118,751)
Cash And Cash Equivalents—Beginning Of Period	1,181,318	1,459,604	2,578,355

Cash And Cash Equivalents—End Of Period	$2,155,348	$1,181,318	$1,459,604

Supplemental Disclosure Of Cash Flow Information
Interest paid	$4,321,458	$4,815,330	$4,781,755

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

1. Summary Of Significant Accounting Policies

Principles Of Combination

The combined financial statements include the accounts of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC (the Companies). The Companies have common ownership by entities related to AIG SunAmerica Housing Funds and the Great Lakes Companies, Inc. All material intercompany account balances and transactions have been eliminated in combination. The Companies’ operations are described in Note 2.

Estimates And Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash And Cash Equivalents

The Companies define cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Companies maintain cash accounts which, at various times, exceed the Federal Deposit Insurance Corporation insured limits of $100,000 per bank.

Certificates Of Deposit

Certificates of deposit are valued at cost plus accrued interest which approximates fair value.

Accounts Receivable

Accounts receivable are reported at the amount management expects to collect on balances outstanding at year end. Management closely monitors outstanding balances and writes off, as of year end, all balances that have not been collected by the time the financial statements are issued.

Advertising

The Companies expense nonspecific and daily advertising costs to operations when incurred. Advertising expense was $2,557,868, $2,075,687 and $1,531,234 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively, and is included in general and administrative expenses in the accompanying combined statement of operations. Expenditures incurred related to advertising in travel guides over a specific period of time are capitalized, and amortized over the life of the travel guide. Expenditures related to travel guide advertising were capitalized in the amount of $190,734 and $57,802 at December 20, 2004 and December 31, 2003, respectively, and are included in prepaid expenses.

Inventories

Inventories consist primarily of food, beverage, arcade and gift shop merchandise and are valued at lower of cost, using the first-in, first-out (FIFO) method or market.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

Property And Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Major expenditures for property and equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Buildings and improvements	40 years
Land improvements	15 years
Fixtures and equipment	3 - 7 years

Interest on borrowings directly related to construction in process balances are capitalized during the construction period

Goodwill

Great Bear Lodge of Wisconsin Dells, LLC has allocated $28,585,740 of the original purchase price of the resort acquired to goodwill.

Goodwill was being amortized using the straight-line method over 15 years through December 31, 2001. Accumulated amortization at December 20, 2004 and December 31, 2003 and 2002 was $4,129,051.

Effective for years beginning January 1, 2002, Financial Accounting Standards Board (FASB) Statement No. 142 states that goodwill shall not be amortized. Instead, goodwill is tested for impairment, and adjusted if applicable. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. If fair value exceeds the carrying cost, there is no impairment. FASB 142 does not change the tax method reporting for goodwill amortization.

At December 20, 2004, fair value exceeds the carrying cost and therefore no impairment has been recognized.

Loan Fees

At December 20, 2004, loan fees of $1,864,307 have been capitalized and are being amortized on a straight-line basis over the terms of the loans. Accumulated amortization was $1,337,130, $1,112,503 and $844,180 at December 20, 2004 and December 31, 2003 and 2002, respectively. Amortization of loan fees charged against income amounted to $224,625 for the period ended December 20, 2004 and $268,324 and $1,279,579 for the years ended December 31, 2003 and 2002, respectively.

Intangible And Long-Lived Assets

The Companies review the recoverability of intangible (other than goodwill) and long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted and without interest charges) are less than the carrying value, the Companies’ policies are to record a write-down, which is determined based on the difference between the carrying value of the asset and the estimated fair value. At December 20, 2004 and December 31, 2003 and 2002, no provision for impairment was considered necessary.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

Revenue Recognition

The Companies recognize revenue from their resorts as earned on the close of business each day.

Advance Deposits

Advance deposits are deposits made by the customers when reservations are made. The Companies’ policies are to charge a cancellation fee if reservations are canceled prior to 72 hours before the reserved date, with the remainder of the advance deposit refunded. Cancellations within 72 hours of the reserved date result in no refund of the advance deposit. The Companies invest cash received from advance deposits in interest bearing certificates of deposit. There are no specific requirements on investment of advance deposits.

Fair Value Of Financial Instruments

The carrying amounts of cash and cash equivalents, certificates of deposit, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. At December 20, 2004, and December 31, 2003 and 2002, the Companies estimate that the fair value of their long-term debt is not materially different from their financial statement carrying value because either the stated interest rates fluctuate with current rates or the interest rates approximate the current rates at which the Companies borrow funds.

Income Taxes

The Companies are organized as separate limited liability companies. They are not taxpaying entities for federal or state income tax purposes and thus no provision for income taxes has been recorded in these combined financial statements. The Companies’ income, losses and credits are included in the income tax returns of their members.

Operating Agreements

Certain defined terms contained in the Operating Agreements are denoted with initial capital letters throughout the combined financial statements.

2. Operations

Great Bear Lodge of Wisconsin Dells, LLC (the Dells) was formed between SunAmerica Housing Fund 815, LP, a Nevada limited partnership (Class A Member) and GLGB Manager II, LLC, a Delaware limited liability company (Class B Member), on October 7, 1999 in the State of Delaware. The Dells was established to purchase and operate a resort hotel, the Great Wolf Lodge in Wisconsin Dells, Wisconsin. The resort offers an indoor and outdoor waterpark, redemption arcade, themed restaurant, gift shop and fitness facility.

Great Bear Lodge of Sandusky, LLC (Sandusky) was formed between the Class A Member, the Class B Member and GLGB Manager I, LLC, a Delaware limited liability company (Class C Member) on May 20, 1999 in the State of Delaware. Sandusky was established to construct and operate a resort hotel, the Great Bear Lodge in Sandusky, Ohio. The resort, which opened March 2001, offers an indoor and outdoor waterpark, redemption arcade, themed restaurant, gift shops and fitness facility.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

3. Property And Equipment

Property and equipment consist of:

	2004	2003	2002
Land and improvements	$9,082,849	$9,047,654	$8,952,472
Buildings and improvements	33,671,124	32,064,960	31,411,005
Fixtures and equipment	42,119,734	41,178,400	36,267,303
Construction in progress	—	2,650	1,993,723

	84,873,707	82,293,664	78,624,503
Less: Accumulated depreciation	32,917,278	25,157,951	17,337,385

	$51,956,429	$57,135,713	$61,287,118

Depreciation charged against income amounted to $7,776,361, $7,821,433 and $7,134,705 for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

4. Long-Term Debt

Long-term debt consists of:

	2004	2003	2002
Dells

Note payable to a bank, payable in monthly installments of $375,973 including interest at the two-year Treasury note index rate plus 1.675% based on a 25-year amortization. The interest rate was adjusted on November 10, 2002 and will be adjusted once every 24 months thereafter. During the term of the loan, the rate cannot be less that 7% per year and cannot be greater that 8.375% per year. The effective rate was 7% at December 20, 2004. The note is collateralized by the property, security interest of the membership interest, and a security interest in the replacement reserve account. In connection with the IPO (Note 11), the balance of the note was repaid in full subsequent to December 20, 2004.

	$50,097,910	$50,930,563	$49,961,129

Note payable to Alliant Energy, payable in monthly installments of $1,635 including interest at 3%. The note is collateralized by equipment and is due in December 2007.	54,737	64,057	89,365

Sandusky

Notes payable to a bank, payable in monthly installments of interest only for the first 24 months and in equal monthly payments of principal and interest based on a 20-year amortization with principal and unpaid interest due on March 1, 2006. The Company has a one-year option to extend the maturity date. Interest is charged at the LIBOR rate plus 3% during the first 24 months and adjusted to a fixed rate of 4.65% for the subsequent 12 months. The note is secured by the property, unconditional guarantees of individual investors, guarantee of corporate guarantor (up to $6,000,000) and the Company’s replacement reserve, real estate tax escrow and operating cash accounts. In connection with the IPO (Note 11), the balance of the note was repaid in full subsequent to December 20, 2004.

	25,547,394	26,833,333	28,000,000

	75,700,041	77,827,953	78,050,494
Less: Current maturities	75,663,531	2,394,410	1,711,428

	$36,510	$75,433,543	$76,339,066

Interest expense charged against operations amounted to $4,549,132, $4,817,758 and $5,054,850 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively.

In connection with the loan agreements, the Companies must maintain replacement reserve funds. The agreements require monthly deposits of 4% of gross operating revenues for the Dells and monthly amounts not below $41,666 for Sandusky to fund capital improvements and replacements. The replacement reserve funds are

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

pledged as collateral for the notes payable. The Dells’ December 2004 and 2003 replacement reserve deposit was not funded timely in accordance with the loan agreement. The bank waived the 2004 violation, as the entire balance of the loan was repaid after December 20, 2004 (Note 11) without a penalty. The bank waived the 2003 violation in a letter dated May 10, 2004.

In addition, Sandusky’s Operating Agreement provides for a monthly deposit of 4% of gross operating revenues to fund capital improvements and replacements. This amount was under funded by approximately $681,000 and $364,000 at December 20, 2004 and December 31, 2003, respectively, both of which were approved by the Class A Member as required by the Operating Agreement.

During 2003, Sandusky entered into an agreement with the bank to extend the note payable for an additional 36 months. The interest rate will be reduced to the LIBOR rate plus 2.75%. All other terms and conditions of the current note will remain unchanged.

5. Related Party Transactions

Dells

The Dells resort and facility is managed by The Great Lakes Companies, Inc., a company affiliated through common ownership with GLGB Manager II, LLC, the Class B Member. The management agreement requires a fee of 3% of the Company’s adjusted gross revenue for each fiscal year. Management fees of $297,941, $155,420 and $589,399 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Management fees of $220,593 were unpaid as of December 31, 2002 and are included in accounts payable—related party (see Note 8 regarding management fees during 2003).

The management agreement also provides for a central office services fee in an amount allocated among sharing hotels. Central office service fees amounted to $37,080 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002. Central office fees of $9,720, $3,090 and $6,180 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively, and are included in accounts payable—related party.

During 2003 and a portion of 2002, an affiliate of The Great Lakes Companies, Inc. received a central reservation fee of 1 1/2% of gross room revenues. Reservation fees of $188,935, $203,290 and $10,000 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Reservation fees of $9,644 were unpaid as of December 20, 2004 and are included in accounts payable—related party.

The Operating Agreement (the Agreement) provides an annual property asset management fee of $10,000 per year to SunAmerica Affordable Housing Partners, Inc., an affiliate of the Class A Member. Asset management fees of $1,667 and $10,000 were unpaid as of December 31, 2003 and 2002, respectively, and are included in accounts payable—related party.

Amounts due from The Great Lakes Companies, Inc. and affiliated entities amounted to $14,719, $21,278 and $44,675 and are included in accounts receivable at December 20, 2004 and December 31, 2003 and 2002, respectively.

Sandusky

The Sandusky resort and facility is managed by The Great Lakes Companies, Inc., a company affiliated through common ownership with GLGB Manager I, LLC, the Class C Member. The management agreement

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

requires a fee of 3% of the Company’s adjusted gross revenue for each fiscal year. Management fees of $630,802, $656,217 and $621,411 and were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Management fees of $105,261, $152,740 and $83,480 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively, and are included in accounts payable—related party. In addition, beginning in 2002, the management agreement requires a subordinated management fee of 1% of the Company’s adjusted gross revenue for each full fiscal year. Subordinated management fees of $218,631 and $207,108 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. The management agreement also provides for a central office services fee in an amount allocated among sharing hotels. Central office service fees amounted to $32,520 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Central office fees of $2,710 and $2,710 were unpaid as of December 31, 2003 and 2002 and are included in accounts payable—related party.

Beginning in 2002, an affiliate of The Great Lakes Companies, Inc. received a central reservation fee of 2% of gross room revenues. Reservation fees of $223,397, $233,267 and $21,698 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Central reservation fees of $32,587, $51,411 and $13,856 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively.

The Operating Agreement (the Agreement) provides an annual property asset management fee of $10,000 per year to SunAmerica Affordable Housing Partners, Inc., an affiliate of the Class A Member. Asset management fees of $10,000 were unpaid as of December 31, 2002, and are included in accounts payable—related party.

As noted above, accounts payable—related party includes management fees, central office service fees, asset management fees and miscellaneous expenses totaling $137,848, $257,146 and $97,671 as of December 20, 2004, December 31, 2003 and 2002, respectively.

During the year ended December 31, 2003, The Great Lakes Companies, Inc. funded amounts to Sandusky for operating expenses. As stated in the management agreement, the Great Lakes Companies, Inc. was not required to make such a payment and the amounts are due on demand. The unpaid balance as of December 31, 2003 was $50,000. The balance was repaid in January 2004, including interest of $3,781.

6. Geographic Development Fee

Sandusky entered into a Geographic Development Agreement which provides for Tall Pines Development Corporation (Tall Pines) to be paid the following development fees for ten years ending March 2011: (1) Base Development Fee which represents a fee of 2% of the Company’s adjusted gross revenue for each fiscal year (2) Tier One Incentive Development Fee and/or (3) Tier Two Incentive Development Fee.

Tier One Incentive Development Fee is an amount equal to 1% of revenues if the following conditions are met: (1) Revenue per available room is greater than $100 and (2) Gross Operating Profit is greater than 45% and (3) the Company earns a minimum cash-on-cash return on equity of 10%. If only the third criteria is met for the fiscal year, Tall Pines shall be entitled to payment of  1/2 of the Tier One Incentive Development Fee.

Tier Two Incentive Development Fee is an amount equal to 1% of Revenue over and above the Base Development Fee and Tier One Incentive Development Fee. The following are the conditions: (1) Revenue per available room is greater than $125 and (2) Gross Operating Profit is greater than 45% and (3) the Company earns a minimum cash-on-cash return on equity of 10%.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

The Base Development Fee, which is required to be paid on a monthly basis, of $347,800, $364,821 and $346,180 was expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. The base development fee of $47,000 and $23,814 was unpaid as of December 31, 2003 and 2002, respectively, and is included in accrued expenses.

For the years ended December 31, 2003 and 2002, only the third criteria of the Tier One Incentive Development Fee was met, which entitles Tall Pines to .5% of adjusted revenues. In addition, for the years ended December 31, 2003 and 2002, the criteria for the Tier Two Incentive Development Fee were not met. However, in 2003, an agreement was made with Tall Pines Development to waive the criteria described above as the nature of the agreement was not being upheld. Therefore, the fee associated with Tier One and Two were paid for 2004 and 2003, amounting to $347,260 and $364,821, respectively. Additional expenses of $259,580 were paid in 2003 which related to additional 2002 expenses.

7. Profit Sharing Plan

The Companies maintain a 401(k) profit sharing plan covering all eligible employees. Employees become eligible after completing one year of service with at least 1,000 hours. Company contributions are discretionary. Currently, the Companies match 50% of the first 4% of each eligible employee’s contributions. The plan is sponsored by The Great Lakes Companies, covering multiple entities. The Companies combined contributions to the plan amounted to $72,072, $70,813 and $34,319 in 2004, 2003 and 2002, respectively.

8. Allocation Of Profits, Losses And Cash Distributions

Dells

As defined in Dells’ Operating Agreement, net profits and losses are generally allocated 70% to SunAmerica Housing Fund 815, LP and 30% to GLGB Manager II, LLC, except that the Agreement specifies allocation limitations and special allocations in certain situations, including, “Capital Transactions.” The Agreement defines Capital Transactions as sale, refinance, exchange, transfer, assignment, or other disposition of all or any portion of the Dells resort.

The agreement also provides for priority distributions from Net Cash Flow, as defined in the Agreement, to be distributed in the following priority:

1.	First priority is a “Class A Senior Priority Return,” of 14% on its original capital contribution of $16,500,000 which calls for a cumulative return of $577,500 per calendar quarter to the Class A Member, payable 45 days after the end of the calendar quarter. Distributions under the Class A Senior Priority Requirements of $2,310,000 were made to the Class A Member during the year ended December 31, 2002. At December 31, 2003 and 2002, $385,000 was due to the Class A Member (see note below regarding 2004 and 2003 distributions and management fees).

2.	Second priority is payment of 12% interest per annum, or any optional capital contributions (OCC) to the Class A Member to fund operating deficits or other reasonable and necessary obligations of the Company.

3.	Third priority is repayment of “Class A Net OCC.”

4.	Fourth priority is payment of “Class B OCC Priority Return” at 12% interest per annum.

5.	Fifth priority is payment of “Class B Net OCC.”

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

6.	Sixth priority is distribution to the Class B Member equal to the “Catch-Up Amount,” which is defined as “Catch-Up Percentage,” Class B Percentage divided by Class A Percentage, multiplied by Class A Senior Priority Return for the calendar quarter preceding the “Payment Date,” as defined in the Agreement. Distributions under the sixth priority distribution requirements of $440,000 were made to the Class B Member for the years ended December 31, 2002.

7.	Seventh priority is distributions to the Class A Member until the Class A Net Mandatory Capital Contribution has been reduced to zero, in the ratio of Class A Percentage to the Class A Member, either as repayment of the “Equity Bridge Loans,” as defined, or in reduction of its Class A Net Mandatory Capital Contribution, or both, and the Class B Percentage to the Class B Member as distribution.

8.	Thereafter, as a distribution in the ratio of the Class A percentage to the Class A Member and the Class B percentage to the Class B Member. No distributions were required under this category during 2004, 2003 or 2002.

The Agreement provides for revisions to the above mentioned priorities upon the contribution of any additional capital by either the Class A or Class B Members.

During 2003, the Class A and Class B Members agreed in principle to limit “Class A Senior Priority Return” payments and the Class B Member’s management fees to support the Company’s current cash flow needs. The “Class A Senior Priority Return” will continue to be paid in the future as cash flow improves. The Class B Member’s management fees (3% of revenues) for the period ended December 20, 2004 and from April 2003 to December 2003 will not be funded and have been “waived” by the Class B Member. Management fees for 2004 and from April 2003 through December 2003 have not been accrued as of December 20, 2004 and December 31, 2003, respectively.

Sandusky

As defined in Sandusky’s Operating Agreement, net profits and losses are generally allocated 50% to SunAmerica Housing Fund 726, LP, 30% to GLGB Investor I, LLC, and 20% to GLGB Manager I, LLC, except that the Agreement specifies allocation limitations and special allocations in certain situations, including, “Capital Transactions.” The Agreement defines Capital Transactions as sale, refinance, exchange, transfer, assignment, or other disposition of all or any portion of the Sandusky resort.

The Agreement also provides for priority distributions from Net Cash Flow, as defined in the Agreement, to be distributed in the following priority:

1.	First priority is a “Class A Senior Priority Return,” of 12% on its original capital contribution of $8,000,000. Distributions under the Class A Senior Priority Requirements of $475,266, $503,047 and $692,245 were made to the Class A Member during the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

2.	Second priority is repayment of 12% interest per annum to the Class A Member for “Loan Returns.”

3.	Third priority is repayment of “Class A Net Term Loan Capital Contribution.”

4.	Fourth priority is payment of “Class C Net OCC Priority Return” at 12% interest per annum.

5.	Fifth priority is repayment of “Class A Net OCC.”

6.	Sixth priority is a “Class B Senior Priority Return,” of 12% on its original capital contribution of $4,000,000. Distributions under the Class B Senior Priority Requirement of $243,460, $255,678 and

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

$350,555 were made to the Class B Member during the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

7.	Seventh priority is payment of accrued “Class C Term Loan Priority Return.”

8.	Eighth priority is repayment of “Class C Net Term Loan Capital Contribution.”

9.	Ninth priority is payment of accrued “Class C Net OCC Priority Return.”

10.	Tenth priority is repayment “Class C Net OCC.”

11.	Eleventh priority is payment of “Class A Net Development Capital Contribution” until reduced to the Target Amount. Distributions after the Target Amount was reached were $1,712,514, $2,086,510 and $2,002,880 to the Class A Member, $856,257, $1,043,255 and $1,001,440 to the Class B Member and $1,712,514, $2,086,510 and $2,002,880 to the Class C Member for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

12.	Twelfth priority is repayment of “Class A Net Development Capital Contribution.”

13.	Thereafter, as a distribution in the ratio of the Class A percentage to the Class A Member, the Class B percentage to the Class B Member and the Class C percentage to the Class C Member.

The Agreement provides for revisions to the above mentioned priorities upon the contribution of any additional capital by any of the members.

9. Commitment

During 2003, the Dells obtained a loan commitment with a lender in an amount not to exceed the lesser of $21,000,000 or 75% of the appraised value of the pending condominium development and water park expansion project adjacent to the existing “Dells” facility to fund the construction of condominiums. In connection with the loan commitment, the Company paid approximately $158,000 to the lender which has been capitalized as of December 31, 2003 and will be amortized over the term of the two year agreement. The commitment is for 24 months, bears interest at either an annual fixed rate of 7.25% or a variable annual rate of the prime rate plus 1.625% (not to be below 6.75% per year) and is secured by a first deed of trust on the condominium development, assignment of all condominium rents, construction commitment deposits and personal guarantees of certain officers of the Great Lakes Companies, Inc. As of December 20, 2004, no amounts have been borrowed against this commitment.

10. Legal Matters

During the normal course of business, the Dells and Sandusky are involved in various legal matters that, in the opinion of management, are not expected to have a material effect on either the financial position or the operating results of the Dells and Sandusky.

11. Subsequent Events

Great Wolf Resorts, Inc. (GWR) was incorporated in May 2004 in anticipation of the initial public offering of its common stock (the IPO). The IPO closed on December 20, 2004, concurrently with the completion of various formation transactions (the Formation Transactions). Pursuant to the Formation Transactions, GWR acquired the Companies. The owners of the Companies received cash, unregistered shares of GWR’s common stock or a combination of cash and unregistered shares of GWR’s common stock. GWR issued 1,319,543 shares of its common stock and paid approximately $38,938,000 in cash in connection with these acquisitions.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

December 20, 2004, December 31, 2003 And 2002

In conjunction with the transaction, notes payable by the Great Bear Lodge of Wisconsin Dells, LLC and the Great Bear Lodge of Sandusky, LLC of $50,097,911 and $25,547,394, respectively, were paid in full with a portion of the proceeds from the IPO. In addition, a former member’s ownership (held by entities related to AIG SunAmerica Housing Funds) of the Great Bear Lodge of Wisconsin Dells, LLC and the Great Bear Lodge of Sandusky, LLC was purchased by GWR as a part of the formation transactions. Although the funding of the agreed-upon purchase of AIG SunAmerica Housing Funds’ interests was completed at the closing of the IPO, GWR and AIG SunAmerica Housing Funds are currently negotiating final settlement of the purchase. The final amount for GWR due to or from AIG SunAmerica Housing Funds, if any, has not been determined and in the opinion of management will not have a material effect on either the financial position or operating results of the Dells and Sandusky.

12. Securities Class Action Litigation

On November 21, 2005, a purchaser of Great Wolf Resorts, Inc. (The Company) securities filed a lawsuit against Great Wolf Resorts and certain of its officers and directors in the United States District Court for the Western District of Wisconsin. The complaint alleges that the defendants violated federal securities laws by making false or misleading statements regarding the internal controls of the Company and the ability to provide financial guidance and forecasts in registration statements filed in connection with the December 2004 initial public offering and in press releases issued in 2005. Additional complaints alleging substantially similar claims were filed by other purchasers of the Company’s securities in the Western District of Wisconsin during 2005 and 2006. Such lawsuits purport to be filed on behalf of a class of shareholders who purchased our common stock between certain specified dates and seek unspecified compensatory damages, attorneys’ fees, costs, and other relief. The Company intends to defend these lawsuits vigorously. While the ultimate resolution of the aforementioned cases cannot presently be determined, an unfavorable outcome in these cases could have a material adverse effect on our financial condition or results of operations of Great Wolf Resorts, Inc. and its affiliates.

GATLINBURG SKYLIFT, LLC

UNAUDITED BALANCE SHEETS

	September 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51,107	$137,804
Other	2,017	—

	53,124	137,804

RESORT FACILITIES AND EQUIPMENT, net	128,237	131,772

LOAN FEES, net	—	60,155

Total assets	$181,361	$329,731

LIABILITIES AND PARENT’S INVESTMENT ACCOUNT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$135,358	$209,966
Current portion of senior debt	—	1,899,996

Total current liabilities	135,358	2,109,962

SENIOR DEBT, net of current portion	—	6,966,672

PARENT’S INVESTMENT ACCOUNT	46,003	(8,746,903)

	$181,361	$329,731

See accompanying notes to unaudited financial statements.

GATLINBURG SKYLIFT, LLC

UNAUDITED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2005	2004
REVENUES	$3,579,766	$3,532,863

OPERATING EXPENSE
Resort operating expenses	1,150,756	1,151,737
Sales and marketing	10,245	20,279
Depreciation and amortization	66,414	42,651

Total operating expenses	1,227,415	1,214,667

OTHER EXPENSE
Interest	(461,988)	(225,365)

NET INCOME	$1,890,363	$2,092,831

See accompanying notes to unaudited financial statements.

GATLINBURG SKYLIFT, LLC

UNAUDITED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2005	2004
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$1,890,363	$2,092,831
Adjustment to reconcile net income to netcash flows from operating activities
Depreciation and amortization	66,414	42,651
Change in operating assets and liabilities:
Other current assets	(2,017)	(299)
Accounts payable and accrued liabilities	(74,608)	130,047

	1,880,152	2,265,230

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(2,724)	(15,805)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on senior debt	(8,866,668)	(940,646)
Borrowings on senior debt	—	2,752,552
Loan fees	—	(25,500)
Investment from (disbursements to) Parent, net	6,902,543	(4,069,280)

	(1,964,125)	(2,282,874)

CHANGE IN CASH AND CASH EQUIVALENTS	(86,697)	(33,449)

CASH AND CASH EQUIVALENTS
Beginning of year	137,804	92,855

End of year	$51,107	$59,406

SUPPLEMENTAL INFORMATION
Cash paid during the year for interest	$461,988	$225,365

See accompanying notes to unaudited financial statements.

GATLINBURG SKYLIFT, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2005

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheets as of December 31, 2004 and 2003, and the related statements of income, stockholder’s equity and accumulated other comprehensive income (loss), and cash flows for the years ended December 31, 2004, 2003 and 2002. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

GATLINBURG SKYLIFT, LLC

INDEPENDENT AUDITOR’S REPORT

and

FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

Gatlinburg Skylift, LLC

We have audited the accompanying balance sheets of Gatlinburg Skylift, LLC (the Company), as of December 31, 2004 and 2003, and the related statements of operations, Parent’s investment account, and cash flows for the years ended December 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gatlinburg Skylift, LLC as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years ended December 31, 2004, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ MOSS ADAMS LLP
Moss Adams LLP

Seattle, Washington

November 18, 2005

GATLINBURG SKYLIFT, LLC

BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$137,804	$92,855

RESORT FACILITIES AND EQUIPMENT, net	131,772	124,374

LOAN FEES, net	60,155	84,013

Total assets	$329,731	$301,242

LIABILITIES AND PARENT’S INVESTMENT ACCOUNT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$209,966	$101,919
Current portion of senior debt	1,899,996	1,173,469

Total current liabilities	2,109,962	1,275,388

SENIOR DEBT, net of current portion	6,966,672	6,356,292

PARENT’S INVESTMENT ACCOUNT	(8,746,903)	(7,330,438)

	$329,731	$301,242

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
REVENUES	$4,697,466	$4,477,830	$4,236,834

OPERATING EXPENSE
Resort operating expenses	1,616,297	1,495,584	1,397,426
Sales and marketing	7,716	10,581	2,697
Depreciation and amortization	58,130	52,523	79,088

Total operating expenses	1,682,143	1,558,688	1,479,211

OTHER EXPENSE
Interest	(335,804)	(277,372)	(79,168)

NET INCOME	$2,679,519	$2,641,770	$2,678,455

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

STATEMENT OF PARENT’S INVESTMENT ACCOUNT

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

BALANCE, December 31, 2001	$194,820

Net Income	2,678,455
Disbursements to Parent, net	(9,830,953)

BALANCE, December 31, 2002	(6,957,678)

Net Income	2,641,770
Disbursements to Parent, net	(3,014,530)

BALANCE, December 31, 2003	(7,330,438)

Net Income	2,679,519
Disbursements to Parent, net	(4,095,984)

BALANCE, December 31, 2004	$(8,746,903)

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$2,679,519	$2,641,770	$2,678,455
Adjustment to reconcile net income to netcash flows from operating activities
Depreciation and amortization	58,130	52,523	79,088
Change in operating assets and liabilities:
Accounts payable and accrued liabilities	108,047	58,850	(3,077)

	2,845,696	2,753,143	2,754,466

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(15,842)	(14,742)	(594)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on senior debt	(1,415,645)	(1,228,749)	(267,858)
Borrowings on senior debt	2,752,552	1,526,367	7,500,000
Loan fees	(25,828)	(24,561)	(175,972)
Investment from (disbursements to) Parent, net	(4,095,984)	(3,014,530)	(9,830,953)

	(2,784,905)	(2,741,473)	(2,774,783)

CHANGE IN CASH AND CASH EQUIVALENTS	44,949	(3,072)	(20,911)

CASH AND CASH EQUIVALENTS
Beginning of year	92,855	95,927	116,838

End of year	$137,804	$92,855	$95,927

SUPPLEMENTAL INFORMATION
Cash paid during the year for interest	$336,316	$274,700	$79,168

See independent auditor’s report and accompanying notes.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

Note 1—Organization of Business

Gatlinburg Skylift, LLC (“Gatlinburg” or the “Company”) is an organization operating in the resort and recreation industry. Gatlinburg owns and operates a year-round sightseeing chairlift in Gatlinburg, Tennessee and its operations consist primarily of ticket sales and concessions operations. Gatlinburg is a limited liability corporation for federal income tax purposes and its year end is December 31. Gatlinburg was formed as a Michigan Limited Liability Company on January 1, 2001 and certain assets, liabilities and operations relating to the Gatlinburg operations which were previously included as a division of Boyne USA were transferred to the newly formed subsidiary. The limited liability corporation was established with an indefinite life.

Gatlinburg Skylift, LLC is a wholly owned subsidiary of Boyne USA, Inc., (“Boyne USA” or the “Parent”) and effectively continues to operate as a division for internal and external financial reporting purposes. Boyne USA, through is wholly owned subsidiaries, is a multi-dimensional organization operating in the resort and recreation industry. Boyne USA owns and operates seasonal and year-round facilities consisting of ski, golf, lodging, restaurant, retail and other property management.

The accompanying carve-out financial statements of Gatlinburg have been prepared on a historical cost basis, including such basis from the books and records of the Parent, on the basis of established accounting methods, practices, procedures and policies and the accounting judgments and estimation methodologies utilized by the Parent. These financial statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have resulted if Gatlinburg had been operated as a stand alone entity. Management believes the allocation estimates and judgments made in preparing these financial statements were reasonable.

Generally, in order to reflect all of the Gatlinburg’s costs of operations and related assets and liabilities, the financial statements would reflect the pushdown of items such as assets, liabilities, expenses and costs associated with the related operations of Gatlinburg which are carried on the books of the Parent. For purposes of these financial statements, management has determined that no such allocations are necessary and all appropriate assets, liabilities, expenses and costs are properly reflected on the books and records of Gatlinburg for the periods presented. Specifically, there has been no allocation of corporate general and administrative expenses as management does not believe the operations of Gatlinburg in comparison to the Parent and its wholly owned subsidiaries should result in such allocation for the years presented. It is possible that such allocations would be made in prior years and it is possible that in the event Gatlinburg was operated as a stand alone entity certain incremental costs would be incurred.

Because Gatlinburg was operated as a division of the Parent prior to January 1, 2001 and was not a distinct legal entity, there is no customary equity or capital accounts. In addition, because no allocations were recorded in prior years, a retained earnings amount is not determinable.

Note 2—Significant Accounting Policies

Seasonality—A significant portion of Gatlinburg’s operations are seasonal in nature and, as is typical in the resort and recreation industry, results of operations can be significantly influenced by weather and general economic conditions. Abnormally cool weather or extended winter conditions can materially affect revenues and impact gross margins.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004, 2003 AND 2002

affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Resort Facilities and Equipment—Resort facilities and equipment are stated at cost. Renewals and refurbishments which extend asset useful lives are capitalized while normal repair and maintenance expenditures are charged to expense as incurred.

Depreciation—Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (40 years for buildings and improvements, 12 to 40 years for machinery and equipment, 7 to 10 years for furniture and fixtures). Leasehold improvements are depreciated or amortized over the shorter of the estimated useful lives of the related assets or the lease term.

Impairment of Long-Lived Assets—The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value based on the present value of estimated expected future cash flows. No such impairments have been determined to be present.

Loan Fees—Loan fees are amortized over the life of the respective loan agreements, net of accumulated amortization.

Parent’s Investment Account—Since the operations of Gatlinburg was included as a division of the Parent prior to January 1, 2001, and was not a distinct legal entity, there are no customary equity and capital accounts included in these carve-out financial statements. Instead, the Parent company investment account is maintained to account for all inter-unit transactions as described in Note 1. The Parent company investment is comprised of accumulated net income, allocations from the Parent, advances of loan proceeds to the Parent and cash distributions made to the Parent.

Revenue Recognition—Revenues are primarily derived from scenic lift ticket sales which are recognized when the related resort services are utilized, generally at the point of sale. Other revenues are recognized when earned.

Income Taxes—Gatlinburg Skylift, LLC is a Limited Liability Company. Entities treated as Limited Liability Companies (LLC’s) pass their taxable income and losses and tax credits, if any, directly to the members for inclusion in the respective tax returns. Because the Parent is a Sub-S Corporation, and therefore also not subject to federal income taxes as its taxable income and losses are also passed directly to its shareholders, no provision for income taxes is provided herein, nor has any been allocated in the periods presented.

Advertising Expenses—The costs of advertising and promotion are expensed as incurred. The Company incurred approximately $7,716, $10,581 and $2,697 in advertising costs during 2004, 2003 and 2002, respectively.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004, 2003 AND 2002

Recent Accounting Pronouncements—In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 Revised, “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51” (“FIN 46R”), which provided, among other things, immediate deferral of the application of FIN 46 for entities that did not originally qualify as special purpose entities, and provided additional scope exceptions for joint ventures with business operations and franchises. The Company’s adoption of FIN 46R did not have an impact on its financial statements.

In December 2003, the issued Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”), rescinded the accounting guidance contained in SAB 101, “Revenue Recognition in Financial Statements,” and incorporated the body of previously issued guidance related to multiple-element revenue arrangements. The Company’s adoption of SAB 104 did not have an impact on its financial statements.

In July 2004, the FASB issued EITF Issue No. 02-14, “Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock” (“EITF 02-14”). EITF 02-14 requires application of the equity method of accounting when an investor is able to exert significant influence over operating and financial policies of an investee through ownership of common stock or in-substance common stock. EITF 02-14 is effective for reporting periods beginning after September 15, 2004. The adoption of EITF 02-14 will not have a significant impact on the Company’s financial position or results of operations.

Note 3—Resort Facilities and Equipment

	2004	2003
Buildings and improvements	$97,347	$94,372
Machinery and equipment	192,412	180,941
Furniture and fixtures	21,024	19,627

	310,783	294,940
Less accumulated depreciation	179,011	170,566

	$131,772	$124,374

Note 4—Loan Fees

In connection with its senior debt agreement the Company was required to pay certain loan fees. The loan fees are being amortized over the life of the loan. Accumulated amortization at December 31, 2004 and 2003 amounts to $104,764 and $55,078, respectively. The Company recognized loan fee amortization expense of $49,686, $45,534, $9,544 in 2004, 2003 and 2002, respectively. Amortization expense expected to be recognized during the years 2005 to 2009 will be approximately $12,000 per year.

Note 5—Senior Debt

At December 31, 2004 the Company has a note payable to a financial institution amounting to $8,866,668. The note matures on August 20, 2009 and is due in monthly installments amounting to $158,333 of principal, plus interest at an annual rate of 5.25%. The note is secured by all of the Company’s assets and is guaranteed by the shareholders of the Parent. The current portion due as of December 31, 2004 amounts to $1,899,996.

At December 31, 2003 the Company had a note payable amounting to $7,529,761 due to the same financial institution which was amended during August 2004. Under the terms of the August 2004 amendment of the note

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004, 2003 AND 2002

payable, the principal amount outstanding was increased to $9,500,000, resulting in increased advances of $2,752,552. In addition, the maturity date was extended from April 2008 to August 2009 and the interest rate was changed from a variable rate equal to the prime rate, to the 5.25% fixed rate. The additional proceeds received under the note were advanced to the Company’s Parent.

During 2002 the Company entered into a $7,500,000 note payable with a financial institution. The note was amended during April 2003, which resulted in additional advances of $1,526,367 under the agreement. The additional proceeds received under the note were advanced to the Company’s Parent. This note was subsequently amended during August 2004 as noted above.

Future minimum principal payments due under the note payable are as follows for years ending December 31:

2005	$1,899,996
2006	1,899,996
2007	1,899,996
2008	1,899,996
2009	1,266,684

$8,866,668

Note 6—Related Party Transactions

The Company, Boyne USA and related subsidiaries, advance funds and pay expenses on behalf of each other. Additionally, the Company distributes substantially all available cash, including proceeds from senior debt, to its Parent. Such advances and payments are included as components of the Parent’s Investment Account. Certain expenses paid on behalf of the Company by the Parent are offset against disbursements and advances and therefore are included in the Parent’s Investment Account balance.

During the years ended December 31, 2004, 2003 and 2002, the Company made net advances to the Parent of $4,095,984, $3,014,530, and $9,830,953, respectively.

The shareholders of the Parent have guaranteed the note payable, see Note 5.

The Company has certain casualty insurance through a captive insurance company which is a subsidiary of the Parent. During the years ended December 31, 2004, 2003 and 2002, the Company paid insurance premiums which are included in resort operating expenses of $56,993, $38,420 and $48,453, respectively.

Note 7—Commitments, Contingencies and Other Matters

Operating Lease—The Company operates on land under an operating lease in Gatlinburg, Tennessee. The terms of the lease call for lease payments of 15% of gross sales. Rent expense under this lease for 2004, 2003 and 2002 amounted to approximately $687,202, $671,674 and $635,535, respectively.

State and Local Taxes—From time to time the Company may have certain overdue and delinquent state and local taxes which may subject the Company to increased interest and penalties during future periods or limit the use of such properties.

GATLINBURG SKYLIFT, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004, 2003 AND 2002

Litigation—From time to time the Company is involved in legal actions in the normal course of business. Liability insurance is expected to protect the Company from any potential material loss. As a result, management believes that the ultimate resolution of any known or unknown claims will not have a material adverse effect on the financial statements of the Company.

Note 8—Subsequent Events

In August of 2005, Boyne USA entered into a non-binding letter of intent with CNL Income Properties, Inc., “CNL,” whereby CNL will acquire the assets and leasehold interests of Gatlinburg Skylift, LLC for approximately $20.0 million. In conjunction with the transaction, Boyne USA will enter into an operating lease for the same assets acquired by CNL for a minimum term of 20-years, subject to certain early buy-out provisions and lease term extensions.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED BALANCE SHEET

MARCH 31, 2006 AND DECEMBER 31, 2005

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,356,912	$736,509
Accounts receivable	70,065	142,442
Inventories	94,212	209,409
Prepaids	141,689	249,372

Total current assets	3,662,878	1,337,732

PROPERTIES, FACILITIES, AND EQUIPMENT, net	8,331,795	8,524,337

DEFERRED TAX ASSET	57,466	57,466

OTHER LONG TERM ASSETS
Park use permit, net of accumulated amortization	7,620,486	7,689,044

Total assets	$19,672,625	$17,608,579

LIABILITIES AND PARTNER’S CAPITAL

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,515,200	$1,621,337
Current portion of long term obligations and allocated senior debt	—	117,782
Allocated Income tax payable	1,266,974	1,004,986
Deferred revenue	53,268	926,098

Total current liabilities	2,835,442	3,670,203

LONG TERM OBLIGATIONS AND
ALLOCATED SENIOR DEBT, net of current portion	5,135,395	4,096,948

COMMITMENTS AND CONTINGENCIES

PARTNER’S CAPITAL
Partner’s contributed capital	4,736,161	4,736,161
Retained earnings	4,475,591	2,574,730
Accumulated other comprehensive income	2,490,036	2,530,537

	11,701,788	9,841,428

	$19,672,625	$17,608,579

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED STATEMENT OF INCOME

QUARTERS ENDED MARCH 31, 2006 AND 2005

	2006	2005
RESORT AND RETAIL REVENUES	$6,950,852	$3,934,130

RESORT AND RETAIL OPERATIONS EXPENSE, INCLUDING
DIRECT PAYROLL	2,783,035	1,369,523

UNALLOCATED OPERATING EXPENSES
General and administrative	402,431	252,785
Selling and marketing	98,426	58,898
Depreciation and amortization	394,147	341,034

	895,004	652,717

OTHER INCOME (EXPENSE)
Interest expense	(105,378)	(78,788)

	(105,378)	(78,788)

NET INCOME BEFORE INCOME TAXES	3,167,435	1,833,102

INCOME TAX EXPENSE	1,266,974	733,241

NET INCOME	$1,900,461	$1,099,861

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED STATEMENT OF CASH FLOWS

QUARTERS ENDED MARCH 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,900,461	$1,099,861
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation and amortization	394,147	341,034
Loss on sale of equipment	—	8,299
Change in operating assets and liabilities:
Accounts receivable	72,377	46,469
Inventories	115,197	24,406
Prepaids	107,683	78,789
Accounts payable and accrued liabilities	(106,137)	(410,472)
Accrued income taxes	261,988	581,429
Deferred revenue	(872,830)	(1,280,797)

	1,872,886	489,018

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(133,047)	—

	(133,047)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances to parent	740,409	(1,023,831)

	740,409	(1,023,831)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	140,155	(32,698)

CHANGE IN CASH AND CASH EQUIVALENTS	2,620,403	(567,511)

CASH AND CASH EQUIVALENTS
Beginning of year	736,509	1,174,776

End of year	$3,356,912	$607,265

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

QUARTER ENDED MARCH 31, 2006

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2005 and 2004, and the related statement of income, statement of partner’s capital and accumulated other comprehensive income (loss) and statement of cash flows for the years ended December 31, 2005 and 2004. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

CYPRESS BOWL RECREATIONS

LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

INDEPENDENT AUDITOR’S REPORT

and

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

INDEPENDENT AUDITOR’S REPORT

To the Partners

Cypress Bowl Recreations Limited Partnership

(A wholly owned subsidiary of Boyne USA, Inc.)

We have audited the accompanying balance sheets of Cypress Bowl Recreations Limited Partnership (the Company) (a wholly owned subsidiary of Boyne USA, Inc.) as of December 31, 2005 and 2004, and the related statements of income, partner’s capital and accumulated other comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cypress Bowl Recreations Limited Partnership at December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    MOSS ADAMS LLP

Seattle, Washington

March 27, 2006

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

BALANCE SHEET

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$736,509	$1,174,776
Accounts receivable	142,442	101,846
Inventories	209,409	157,458
Prepaids	249,372	375,568

Total current assets	1,337,732	1,809,648

PROPERTY, FACILITIES, AND EQUIPMENT, net	8,524,337	8,002,697

DEFERRED TAX ASSETS	57,466	—

OTHER LONG TERM ASSETS
Park use permit, net of accumulated amortization of $1,328,944 and $1,053,990	7,689,044	7,965,345

Total assets	$17,608,579	$17,777,690

LIABILITIES AND PARTNER’S CAPITAL
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,621,337	$1,013,325
Current portion of long term obligations and allocated senior debt	117,782	39,085
Income tax payable	1,004,986	151,812
Deferred revenue	926,098	2,466,144

Total current liabilities	3,670,203	3,670,366

DEFERRED TAX LIABILITY	—	142,705

LONG TERM OBLIGATIONS AND ALLOCATED SENIOR DEBT, net of current portion	4,096,948	5,674,778

COMMITMENTS AND CONTINGENCIES (Note 5)

PARTNER’S CAPITAL
Partner’s contributed capital	4,736,161	4,736,161
Retained earnings	2,574,730	1,367,508
Accumulated other comprehensive income	2,530,537	2,186,172

	9,841,428	8,289,841

	$17,608,579	$17,777,690

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF INCOME

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
RESORT AND RETAIL REVENUES	$9,236,066	$9,491,104

RESORT AND RETAIL OPERATIONS EXPENSE, INCLUDING DIRECT PAYROLL	4,312,227	5,033,743

UNALLOCATED OPERATING EXPENSES
General and administrative	943,642	956,667
Selling and marketing	203,150	201,188
Depreciation and amortization	1,424,313	1,532,133

	2,571,105	2,689,988

OTHER INCOME (EXPENSE)
Unrealized foreign exchange gain (loss)	—	(202,346)
Interest expense	(340,697)	(350,333)

	(340,697)	(552,679)

NET INCOME BEFORE INCOME TAXES	2,012,037	1,214,694

FOREIGN INCOME TAX EXPENSE (BENEFIT)
Current	1,004,986	196,212
Deferred	(200,171)	(35,845)

	804,815	160,367

NET INCOME	$1,207,222	$1,054,327

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF PARTNER’S CAPITAL AND

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2005 AND 2004

	Partner’s Contributed Capital	Retained Earnings	Comprehensive Income	Accumulated Other Comprehensive Income	Total
BALANCE, December 31, 2003	$4,736,161	$313,181		$1,536,473	$6,585,815
Net income	—	1,054,327	$1,054,327	—	1,054,327
Foreign currency translation adjustment	—	—	649,699	649,699	649,699

Comprehensive income	—	—	$1,704,026	—	—

BALANCE, December 31, 2004	4,736,161	1,367,508		2,186,172	8,289,841
Net income	—	1,207,222	$1,207,222	—	1,207,222
Foreign currency translation adjustment	—	—	344,365	344,365	344,365

Comprehensive income	—	—	$1,551,587	—	—

BALANCE, December 31, 2005	$4,736,161	$2,574,730		$2,530,537	$9,841,428

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,207,222	$1,054,327
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation and amortization	1,424,313	1,532,133
Gain on sale of equipment	(29,641)	—
Unrealized foreign exchange loss	—	202,346
Deferred income taxes	(200,171)	(35,845)
Change in operating assets and liabilities:
Accounts receivable	(36,638)	43,213
Inventories	(46,032)	87,124
Prepaids	135,682	(97,249)
Accounts payable and accrued liabilities	564,852	(485,025)
Accrued income taxes	853,174	—
Deferred revenue	(1,589,164)	1,010,307

	2,283,597	3,311,331

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(1,406,604)	(457,507)
Proceeds from sale of equipment	29,641	—

	(1,376,963)	(457,507)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long term obligations and allocated senior debt	(1,577,830)	(3,416,606)
Net advances to parent	—	(257,107)

	(1,577,830)	(3,673,713)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	232,929	461,166

CHANGE IN CASH AND CASH EQUIVALENTS	(438,267)	(358,723)

CASH AND CASH EQUIVALENTS
Beginning of year	1,174,776	1,533,499

End of year	$736,509	$1,174,776

SUPPLEMENTAL INFORMATION
Cash paid during the year for interest	$339,627	$1,314,277

Assets acquired under capital lease agreements	$75,708	$—

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 1—Operations and Principles of Combination

Operations—Cypress Bowl Recreations Limited Partnership (“Cypress” or the “Company”), a British Columbia, Canada, Limited Partnership, own and operate a year-round mountain resort facility in Vancouver, British Columbia. Cypress’ facilities are located on land owned by the Canadian Provincial Parks and operations are carried out under a Special Use Permit subject to certain terms and limitations (Note 6).

Cypress Bowl Recreations Limited Partnership is a wholly owned subsidiary of Boyne USA, Inc. and subsidiaries (collectively “Boyne USA” or the “Parent”). Boyne USA, through its wholly owned subsidiaries, is a multi-dimensional organization operating in the resort and recreation industry. Boyne USA owns and operates seasonal and year-round facilities consisting of ski, golf, lodging, restaurant, retail and other property management. During August 2005 Boyne USA entered into an agreement with CNL Income Properties, Inc. whereby CNL agreed to acquire the resort assets of the Cypress and related park use permit operating rights (Note 10).

Cypress’ operations are not accounted for as a separate entity within the organization of the Parent. The accompanying financial statements of Cypress are carved out of the Parent’s consolidated financial statements and have been prepared on a historical cost basis under established accounting methods, practices, procedures and policies and the accounting judgments and estimation methodologies of the Parent. These financial statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have resulted if Cypress had been operated as a stand alone entity. Management believes the judgments made in preparing these financial statements were reasonable.

In order to reflect all of Cypress’s costs of operations, these financial statements reflect the pushdown of the identifiable intangible asset (Park Use Permit—Note 6) and related amortization, general and administrative costs, allocated debt, interest expense, and income taxes. The debt was allocated based on designated use of proceeds and reflects debt which is collateralized by substantially all of Cypress’s assets including cross collateralization for the debt related to other wholly owned subsidiaries of Boyne USA. Income taxes have been allocated based on net taxable income and related deferred tax assets and liabilities of Cypress subject to Canadian and provincial taxes.

Financial Statement Presentation and Foreign Currency Translation—The financial statements are presented in U.S. Dollars which is the Parent’s functional currency. Assets and liabilities denominated in local currencies (Canadian Dollars) are translated to U.S. Dollars using the year end exchange rate for assets and liabilities and the average exchange rate for the period for income and expense items.

Allocated debt and certain long-term assets including the allocated Park Permit are translated at the historical exchange rate. The year end exchange rate at December 31, 2005 and 2004 was approximately $1.17 and $1.20, respectively. The average exchange rate for the years ended December 31, 2005 and 2004 was approximately $1.19 and $1.30, respectively.

Note 2—Summary of Significant Accounting Policies

Seasonality—The Company has two distinct seasons with skiing and other winter activities generally occurring from December through April and limited summer operations occurring from June through September. Winter activities represent substantially all revenues generated. Operations are subject to unusual seasonality and operating results are highly dependent upon weather conditions. The 2004/2005 season experienced adverse weather conditions and as a result certain resort revenues included in deferred revenue at December 31, 2004 were reclassified to accrued liabilities for refunds paid during 2005.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents—The Company considers all cash and short-term investments with a maturity at date of purchase of three months or less, to be cash equivalents.

Accounts Receivable—Accounts receivable are stated at an amount management expects to collect and accounts are written off on a specific identification method, which management does not believe materially differs from the allowance method required under accounting principles generally accepted in the United States of America. Based on management’s assessment of the credit history of the customers with outstanding balances, it has concluded that potential future losses on balances outstanding at year end will be immaterial.

Inventories—The Company values inventories at the lower of cost or market with cost determined on the weighted-average or first-in, first-out (FIFO) method. Inventories consist of the following at December 31:

	2005	2004
Retail and demo equipment	$141,880	$142,475
Food, beverage, and supplies	67,529	14,983

	$209,409	$157,458

Property, Facilities, and Equipment—Property, facilities, and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets (15 to 39 years for buildings and improvements, 3 to 20 years for machinery and equipment, and 3 to 15 years for furniture and fixtures). Leasehold improvements are depreciated or amortized over the shorter of the estimated useful lives of the related assets or the lease term. Maintenance and repair costs are charged to operations as incurred and additions, renewals, and improvements are capitalized.

Park Use Permit—The Special Use Permit represents an identified intangible. The fair value of the permit was calculated to be $8,716,000 at the time of the Cypress acquisition during 2001, based upon exchange rates at such time, and is being amortized over the remaining useful life of the permit, or approximately 30 years. Annual amortization expense amounts to approximately $275,000 per year for the years ended December 31, 2005 and 2004. Amortization expense for the next 5 years is expected to be approximately $275,000 per year.

Impairment of Long-Lived Assets—The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value based on the present value of estimated expected future cash flows. No such impairments have been determined to be present.

Revenue Recognition—Revenue derived from resort activities and merchandise sales is generally recognized at the point of sale when earned, as the facilities are used, when the services are rendered, or when the retail merchandise is sold.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

The Company sells season passes and multi-week packages for various amenities, including equipment rentals and ski instructions. Revenues from season passes are recognized over the season in which the facilities are utilized, generally December 1st to April 15th. Revenues for multi-week packages and amenities are recognized as the services are performed.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. From time to time, the Company’s cash deposits at a single institution exceed federally insured amounts. Cash and cash equivalents are deposited with high credit, quality financial institutions.

Comprehensive Income—Comprehensive income includes all changes in equity during the period from non-owner sources such as foreign currency translation adjustments. Accumulated other comprehensive income (loss), as presented on the accompanying statement of stockholder’s equity, consists of the cumulative foreign currency translation adjustment resulting from the translation from the local currency (Canadian Dollars) to the reporting currency (U.S. Dollars).

Income Taxes—Cypress is limited partnership and as a result the resulting income tax obligations from the resort operations are passed through to the partners, Boyne Canada ULC and Cypress Bowl ULC, both Canadian entities and wholly owned subsidiaries of Boyne USA, Inc. The partners are subject to Canadian Federal and Provincial taxes. For purposes of these carve-out financial statements, income taxes have been reflected utilizing the “separate return” method and an income tax provision has been included for the taxable earnings reflected, including the impacts of certain allocated income and expenses. Certain allocations from the Parent have not been included in determining the provision for income taxes as the Parent is not subject to Canadian Federal or Provincial taxes and such costs do not impact the taxable income for such purposes. The Company has deferred income tax assets and liabilities due to the deferred benefits and obligations resulting from differences in the carrying basis between book reporting and Canadian tax purposes in property, equipment and facilities. Changes in these deferred benefits and liabilities are reflected in the deferred tax expense (benefit) within the statement of income.

Advertising and Promotion Expense—Advertising and promotion costs are expensed when incurred or expensed ratably over the advertising or promotional campaign. During 2005 and 2004, the Company expensed $80,000 and $74,000 for advertising and promotion costs.

Recent Accounting Pronouncements—In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 Revised, “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51” (“FIN 46R”), which provided, among other things, immediate deferral of the application of FIN 46 for entities that did not originally qualify as special purpose entities, and provided additional scope exceptions for joint ventures with business operations and franchises. The Company’s adoption of FIN 46R did not have an impact on its financial statements.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Note 3—Property, Facilities, and Equipment

Property, facilities, and equipment consist of the following at December 31:

	2005	2004
Land and improvements	$2,483,769	$1,904,741
Buildings and improvements	2,537,810	2,458,939
Machinery and equipment	13,086,654	12,564,989
Construction-in-progress	83,740	142,630

	18,191,973	17,071,299
Less accumulated depreciation and amortization	9,667,636	9,068,602

	$8,524,337	$8,002,697

The Company has capitalized equipment under capital leases totaling $338,000 and $194,000 at December 31, 2005 and 2004 with related accumulated amortization amounting to $82,000 and $54,000, respectively.

Note 4—Long Term Obligations and Allocated Senior Debt

Long term obligations and allocated senior debt consists of balances due under a term note payable and capital leases, and allocated amounts due under the Parent’s senior debt facilities.

Term Notes Payable—The Company has a term note payable as of December 31, 2004 resulting from the acquisition of equipment which was paid in full upon maturity on November 22, 2005.

Capital Leases—The Company leases certain equipment under capital leases, which expire at various dates through 2007. Capital lease obligations outstanding at December 31, 2005 and 2004 were $228,056 and $96,539, respectively. Certain capital leases require monthly payments, due in six equal monthly payments from December 1st to April 1st over the lives of the leases, with no payments being made between May to November. The total weighted average interest rate of capital lease agreements amounts to approximately 8.0%.

Allocated Senior Debt—Allocated senior debt consists of a portion of the senior debt obligations as recorded by the Parent which have been allocated to the Company. The allocation of the senior debt recorded by the Company reflect the amount attributable to the assets and operations included within these carve-out financial statements, including consideration of intercompany advances and repayments between the Company, the Parent and affiliates. The allocated senior debt is not indicative of the necessary funding requirements if the Company was a stand alone entity or the terms and conditions that the Company could obtain for similar financing arrangements.

On December 31, 2005 the Company’s Parent has a credit agreement with a financial institution which includes long-term revolving line of credit and a term note payable. The credit agreement was entered into on September 30, 2005 and refinanced certain outstanding obligations of the Parent, including an outstanding balance included in a separate revolving line of credit which was partially utilized during 2001 to acquire the Company. As a result of the refinance on September 30, 2005, the assets and operations of Cypress Bowl Recreation Limited Partnership are subject to the collateralization provisions of the new agreement. The aggregate outstanding balance as recorded by the Parent under the credit agreements under which the Company is collateralized amounts to $52,797,000 and accrues interest at an annual rate of 7.50%.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Prior to the Parent’s refinance on September 30, 2005 the Company was subject to collateralization of a separate revolving credit facility. At December 31, 2004, the outstanding balance under the credit facility as recorded by the Parent was $24,236,591 and accrues interest at an annual rate of LIBOR plus 100 basis points.

The financial statements include allocated interest at the average annual borrowing rate of the Parent based upon the allocated debt during the periods presented.

The Parents credit agreements is collateralized by substantially all assets of the Company, including assignment in trust of the Company’s interest and rights under the Special Use Permit (see Note 6). The Company is subject to certain restrictive financial covenants and other matters.

Maturities of senior debt for future years ending December 31 are as follows:

	Allocated Senior Debt	Capital Leases	Total
2006	$250,000	$117,782	$367,782
2007	250,000	127,474	377,474
2008	250,000	—	250,000
2009	250,000	—	250,000
Thereafter	2,986,674	—	2,986,674

	3,986,674	245,256	4,231,930
Less amount representing interest	—	17,200	17,200

	$3,986,674	$228,056	$4,214,730

Note 5—Income Taxes

The income tax provision is calculated under the “separate return” basis and is derived from the estimated effective tax rates and taxable income related to the resort operations and assets within Canada as if Cypress were operating as a stand alone entity. The deferred tax assets (liabilities), income tax expense (benefit) and related income tax obligations may not be indicative of the impacts of Canadian and provincial taxing jurisdictions if Cypress was not part of consolidated Boyne USA, Inc.

The estimated income tax expense (benefit) differs from expected income tax expense (benefit) as follows:

	2005	2004
Expected income tax expense	40.0%	40.0%
Unrealized foreign exchange gain/loss	—	(20.0)
Corporate allocations and credits	—	(7.0)

	40.0%	13.0%

The Company’s deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for federal income tax purposes. The Company’s net deferred tax assets (liability) at December 31, 2005 and 2004 result from differences in the recorded amounts for property, facilities and equipment. At December 31, 2004, accumulated unrealized foreign exchange rate gains and losses on amounts due to the Parent were treated as permanent differences due to the uncertainty of repayment and related recognition for tax purposes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Note 6—Commitments and Contingencies

Leases—The Company leases equipment under non-cancelable operating lease agreements, which expire at various dates through 2005. Lease expense for 2005 and 2004 under the agreements and other month-to-month lease agreements amounted to $77,515 and $76,734, respectively.

There are no scheduled future payments under the non-cancelable operating lease agreements for the year ended December 31, 2005.

Special Park Use Permit—The Company operates on land owned by the Canadian Provincial Parks (the Provincial Government) and operations are carried out under a Special Park Use Permit subject to certain terms and limitations (see Note 2). The commencement date of the Special Use Permit was September 17, 1984 and is valid for 50 years, or until October 31, 2034. However, anytime after the 40-year anniversary of the commencement date, the Company may petition to renew the term for an additional 50 years.

Under the terms of the Special Use Permit, the Company is required to pay a fee to the Provincial Government based on revenue, as defined by the Special Use Permit. Fees paid to the Provincial Government during each year amount to approximately 2.0% of revenues.

Contingencies—Injury claims are filed against the Company during the normal course of business. The Company believes the ultimate liability, if any, of such claims will not have a significant effect on the Company’s results of operations, liquidity, or financial position. The Company’s insurance policy includes provisions by which the Company is reimbursed for claims paid over $1.0 million, at which point stop-loss coverage is carried.

Note 7—Related Party Transactions

Insurance—The Company’s primary insurance provider is Lone Peak Insurance Company, LTD (“Lone Peak”), an offshore (Bermuda) captive insurance company that is a wholly owned subsidiary of Boyne USA. Its principal activity is the insurance of general liability risks of Boyne USA and subsidiaries under a claims made policy. During the years ended December 31, 2005 and 2004, the Company’s insurance premium expense included within resort operating expenses amounted to approximately $390,000 and $177,000, respectively. Unamortized insurance premiums paid to Lone Peak included within prepaids as of December 31, 2005 and 2004 amount to approximately $154,000 and $398,000, respectively.

Note 8—Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair values for the Company’s financial instruments:

Cash and Cash Equivalents, Accounts Receivable, and Accounts Payable—The carrying amounts of these items approximate their fair values at December 31, 2005 and 2004.

Term Note Payable and Capital Leases—Borrowings under the term note payable and capital lease obligations are subject to terms and conditions that reflect those currently available for similar financing arrangements. The carrying amount of these items approximates their fair values at December 31, 2005 and 2004.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Note 9—2010 Olympics and Sponsorship Agreement

In 2002, Cypress signed a Games Venue Agreement (the Agreement) with the Vancouver 2010 Bid Corporation (Bid Corp) regarding the use of existing and proposed additional facilities at Cypress during the 2010 Winter Olympic Games (the Games). The Agreement includes terms which would allow Bid Corp and its successor to host the freestyle skiing and snowboarding events of the Games at Cypress. The hosting of the Games at Cypress is expected to accrue tangible and intangible benefits to Cypress. Cypress has both fiduciary and non-fiduciary obligations as it relates to the Agreement.

Cypress entered into a sponsorship agreement with Bell Canada in 2004. Terms of the agreement call for annual payments in exchange for exclusivity within the “telecommunications” category as a top tier Cypress sponsor and a supplier with respect to products. The annual payments are due in Canadian Dollar, amounting to the following based exchange rates at December 31, 2004: $104,000 beginning in 2004 through 2007, $125,000 during 2008 and 2009; and $145,000 due during 2010 to 2011. In addition, Bell contributed $33,000 in 2004 to Cypress towards the initial costs of a snowboard terrain park. Beginning in 2005 (through 2011), Bell will contribute $21,000 per year for other agreed upon “enhancements to winter property.” Both Cypress and Bell have various other obligations under the agreement which expires April 30, 2012.

Note 10—Subsequent Event

During August 2005 Boyne USA entered into an agreement with CNL Income Properties, Inc. (CNL), whereby CNL agreed to acquire the resort assets of Cypress Bowl Recreation Limited Partnership and related park use permit operating rights for approximately $27.5 million. The closing was subject to various conditions including successful transfer of the park use permit.

The closing contingencies were successfully achieved and on May 30, 2006 CNL and Boyne USA, including Cypress Bowl Recreation Limited Partnership, completed the transaction and closed on the sale of substantially all of the resort assets of the Company. The Company received pre-tax proceeds of $27.5 million resulting in a pre-tax gain of approximately $20.0 million. In conjunction with the sale, the Company entered into two long term triple-net lease with the CNL for the Cypress assets sold and for the operating rights under the park use permit. The initial lease terms are 20 years with four five-year renewal options. The combined minimum annual rent is approximately $2.9 million and will increase annually to a maximum of approximately $3.7 million. Additionally, percentage rent due under the leases on a combined basis is equal to 9.0% of gross revenues in excess of $10.9 million. Boyne guaranteed the tenant’s payment of minimum annual rent under the leases for the first four years.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD

DEVELOPMENT CORPORATION)

REPORT ON FINANCIAL STATEMENTS

FOR THE PERIODS ENDED MARCH 31, 2006 AND 2005

AND DECEMBER 31, 2005

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash	$1,200	$1,200
Receivables	520,387	901,678
Inventory	90,033	93,310
Prepaid expenses	73,013	91,844

Total current assets	684,633	1,088,032

NONCURRENT ASSETS
Property and equipment—Net	9,193,303	9,301,099
Initiation deposit receivables	—	128,061

Total noncurrent assets	9,193,303	9,429,160

Total assets	$9,877,936	$10,517,192

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$40,553	$119,818
Accrued expenses and other liabilities	14,938	36,912
Refundable initiation deposits	—	185,875
Deferred revenue	756,996	964,510

Total current liabilities	812,487	1,307,115

LONG-TERM LIABILITIES
Refundable initiation deposits	1,794,500	1,539,625

Total liabilities	2,606,987	2,846,740

OWNER’S EQUITY	7,270,949	7,670,452

	$9,877,936	$10,517,192

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

STATEMENTS OF OPERATIONS AND CHANGES IN OWNER’S EQUITY

	For the three-month period ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
OPERATING REVENUES
Golf revenues	$632,318	$560,215
Food and beverage revenues	139,280	100,382
Pro shop sales	33,159	50,220
Other	11,400	6,831

Total operating revenues	816,157	717,648

OPERATING EXPENSES
Golf course	802,714	725,105
Cost of food and beverage	66,419	32,675
Cost of pro shop sales	29,524	31,013
Depreciation	153,227	125,683

Total operating expenses	1,051,884	914,476

Net operating loss	(235,727)	(196,828)

OWNER’S EQUITY
Beginning of period	7,670,452	7,194,078
Greenwood Development Corporation distributions, net	(163,776)	(56,353)

End of period	$7,270,949	$6,940,897

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

STATEMENTS OF CASH FLOWS

	For the three-month period ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net loss	$(235,727)	$(196,828)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	153,227	125,683
Changes in deferred and accrued amounts
Receivables	509,352	377,754
Inventory	3,277	(35,356)
Prepaid expenses	18,831	17,916
Accounts payable	(79,265)	(37,581)
Refundable initiation deposits	69,000	—
Deferred revenue	(207,514)	(179,681)
Accrued expenses and other liabilities	(21,974)	8,688

Net cash provided by operating activities	209,207	80,595

INVESTING ACTIVITIES
Purchase of property and equipment	(45,431)	(24,242)

Net cash used for investing activities	(45,431)	(24,242)

FINANCING ACTIVITIES
Greenwood Development Corporation distributions, net	(163,776)	(56,353)

Net cash used for financing activities	(163,776)	(56,353)

Net increase (decrease) in cash	—	—

CASH, BEGINNING OF PERIOD	1,200	900

CASH, END OF PERIOD	$1,200	$900

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—GENERAL

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2005, and the related statements of operations, changes in owner’s equity, and cash flows for the year ended December 31, 2005. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

SCHEDULE OF GOLF COURSE OPERATING EXPENSES

	For the three-month period ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Salaries and wages	$325,636	$317,781
Casual labor	8,138	2,507
Other payroll expenses	70,167	86,137
Repairs and maintenance	139,555	84,804
Property insurance	23,010	25,492
Property taxes	26,332	22,470
Utilities and telephone	31,887	24,662
Security services	455	4,769
Management fees	17,565	16,727
Professional services	69,552	8,013
Credit card discount	10,721	4,323
Premier golf member coupons	4,571	30,411
Closing incentives	2,100	5,680
Operating supplies	10,146	5,395
Office supplies and expense	9,222	4,434
Tournament expenses	—	1,005
Community services	6,210	16,060
Advertising	15,928	26,797
Travel	2,296	2,090
Recruiting	4,660	1,285
Miscellaneous	24,563	34,263

Total golf course operating expenses	$802,714	$725,105

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD

DEVELOPMENT CORPORATION)

REPORT ON FINANCIAL STATEMENTS

FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 2005

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

CNL Income Properties, Inc.

Orlando, Florida

We have audited the accompanying balance sheets of Palmetto Hall Plantation Club (a wholly owned property of Greenwood Development Corporation) as of December 31, 2005, 2004, and 2003, and the related statements of operations and changes in owner’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Club’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palmetto Hall Plantation Club (a wholly owned property of Greenwood Development Corporation) as of December 31, 2005, 2004, and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As further discussed in Notes 1 and 7, Greenwood Development Corporation sold all operations of Palmetto Hall Plantation Club to CNL Income Properties, Inc. on April 27, 2006 pursuant to an agreement between the parties.

/s/ ELLIOTT DAVIS, LLC

November 16, 2006

Greenwood, South Carolina

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

BALANCE SHEETS

	DECEMBER 31,
	2005	2004	2003
ASSETS
CURRENT ASSETS
Cash	$1,200	$900	$900
Receivables	901,678	790,681	648,835
Inventory	93,310	105,108	111,020
Prepaid expenses	91,844	97,371	32,204

Total current assets	1,088,032	994,060	792,959

NONCURRENT ASSETS
Property and equipment—Net	9,301,099	8,627,268	7,871,890
Initiation deposit receivables	128,061	106,375	155,301

Total noncurrent assets	9,429,160	8,733,643	8,027,191

Total assets	$10,517,192	$9,727,703	$8,820,150

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$119,818	$97,223	$64,300
Accrued expenses and other liabilities	36,912	36,928	33,165
Refundable initiation deposits	185,875	158,250	500,115
Deferred revenue	964,510	827,750	757,548

Total current liabilities	1,307,115	1,120,151	1,355,128

LONG-TERM LIABILITIES
Refundable initiation deposits	1,539,625	1,441,750	755,385

CONTINGENCIES (See Note 6)
Total liabilities	2,846,740	2,561,901	2,110,513

OWNER’S EQUITY	7,670,452	7,165,802	6,709,637

	$10,517,192	$9,727,703	$8,820,150

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

STATEMENTS OF OPERATIONS AND CHANGES IN OWNER’S EQUITY

	For the years ended December 31,
	2005	2004	2003
OPERATING REVENUES
Golf revenues	$2,202,303	$2,348,150	$2,749,696
Food and beverage revenues	392,949	531,336	577,178
Pro shop sales	186,796	247,364	252,433
Other	39,309	22,951	3,500

Total operating revenues	2,821,357	3,149,801	3,582,807

OPERATING EXPENSES
Golf course	3,746,250	3,688,376	3,255,900
Cost of food and beverage	153,245	234,287	234,801
Cost of pro shop sales	140,464	152,378	165,080
Depreciation	565,394	476,430	452,410

Total operating expenses	4,605,353	4,551,471	4,108,191

Net operating loss	(1,783,996)	(1,401,670)	(525,384)

OWNER’S EQUITY
Beginning of year	7,165,802	6,709,637	7,251,141
Greenwood Development Corporation contribution (withdrawal), net	2,288,646	1,857,835	(16,120)

End of year	$7,670,452	$7,165,802	$6,709,637

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2005	2004	2003
OPERATING ACTIVITIES
Net loss	$(1,783,996)	$(1,401,670)	$(525,384)
Adjustments to reconcile net loss to net cash used for (provided by) operating activities:
Loss on disposal of fixed assets	—	12,289	—
Depreciation	565,394	476,430	452,410
Changes in deferred and accrued amounts
Receivables	(132,683)	(92,920)	(50,904)
Inventory	11,798	5,912	(7,447)
Prepaid expenses	5,527	(65,167)	51,423
Accounts payable	22,595	32,923	19,246
Refundable initiation deposits	125,500	344,500	395,500
Deferred revenue	136,760	70,202	38,012
Accrued expenses and other liabilities	(16)	3,763	16,226

Net cash provided by (used for) operating activities	(1,049,121)	(613,738)	389,082

INVESTING ACTIVITIES
Purchase of property and equipment	(1,239,225)	(1,244,097)	(372,962)

Net cash used for investing activities	(1,239,225)	(1,244,097)	(372,962)

FINANCING ACTIVITIES
Greenwood Development Corporation contribution, net	2,288,646	1,857,835	(16,120)

Net cash provided by (used for) financing activities	2,288,646	1,857,835	(16,120)

Net increase in cash	300	—	—

CASH, BEGINNING OF YEAR	900	900	900

CASH, END OF YEAR	$1,200	$900	$900

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—BUSINESS AND BASIS OF PRESENTATION

Palmetto Hall Plantation Club (the “Club”) is a wholly owned property of Greenwood Development Corporation located in Hilton Head Island, South Carolina. It consists of two 18-hole full-length championship golf courses designed by Arthur Hills and Robert Cupp. The Club includes a full-service clubhouse, a pro shop, a golf maintenance center, two tennis courts and a swimming pool. The financial statements presented herein reflect the assets, liabilities and operations of the Club.

Effective April 27, 2006, the Club was sold to CNL Income Properties, Inc. (“CNL”). The accompanying financial statements have been prepared solely to present the historical financial results of the Club. Additionally, the financial statements include certain adjustments for the purpose of CNL complying with the Securities and Exchange Commission’s (SEC) rules and regulations regarding acquired businesses and properties, including the allocation of general and administrative expenses from Greenwood Development Corporation in the form of management fees.

The management fees, calculated based on an estimate of the amount of time allocated to the Club by management personnel, are based on determinations that Greenwood Development Corporation’s management believes to be reasonable. Management fees, for the years ended December 31, 2005, 2004 and 2003 were $66,906, $51,480 and $51,480, respectively and have been recorded under golf course expenses in the statement of operations and changes in owner’s equity. However, Management believes that the Club’s administrative and general expenses on a stand-alone basis may have been different had the Club operated as an unaffiliated entity. Greenwood Development Corporation’s management also believes that there is a derived benefit from other general and administrative expenses and services that are not directly allocated to the Club. These include marketing expenses and purchasing power.

The Club’s operations have been financed through its operating cash flows and equity advances from Greenwood Development Corporation.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

Revenues from golf operations, food and beverage and merchandise sales are generally recognized at the time of sale or when the service is provided. Revenues from membership dues are generally billed annually and recognized in the period earned. Club membership initiation deposits are refundable upon membership termination subject to the Club membership agreement or after 30 years and therefore only recognized as revenue if forfeited.

Receivables

Member receivables

Member receivables are member obligations due under normal trade terms. Senior management reviews the receivables on a monthly basis to determine if any receivables will potentially be uncollectible. Member receivable balances that are deemed to be uncollectible, along with a general reserve, are included in the overall allowance for doubtful accounts. After all attempts to collect a member receivable have failed, the receivable is written off against the allowance. Based on the information available, the Club believes that all outstanding member receivables at December 31, 2005, 2004 and 2003 are collectible.

Initiation deposits

Initiation deposits are member obligations paid by a member of Premier Golf at Palmetto Hall Plantation Club. The member is allowed to pay the initiation fee in three annual installments. A receivable is recorded when the member joins the Club and pays the first installment. In 2002, Palmetto Hall made the deposits refundable to the members if they resigned membership and provided a replacement member or after thirty years from the initial installment. Therefore, once an initiation deposit is made, a payable is recorded for the amount of the deposit.

Inventory

Inventory consists of pro shop merchandise and food and beverage stock items. Inventory is recorded at the lower of FIFO cost (first-in, first-out) or market.

Prepaid expenses

Prepaid expenses consist of property and employee insurance premiums that were paid in the current year but are attributable to the subsequent year.

Property and equipment

Property and equipment are stated at cost. Major renewals and betterments are capitalized, while maintenance and repairs which do not improve or extend the useful lives of the assets are charged to expense as incurred. Property and equipment assets are depreciated over their estimated useful lives of 3 to 40 years using the straight-line method.

Property and equipment assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value.

Deferred revenue

Deferred revenue represents annual member dues for the subsequent year that were billed in the current year. Revenue in the subsequent year will be recognized pro rata on a monthly basis.

Advertising

The Club expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2005, 2004 and 2003 were $107,783, $125,531 and $32,854, respectively.

Income taxes

As stated in Note 1, the Club is a wholly owned property of Greenwood Development Corporation and is not a separate taxable entity. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Risk concentration

Financial instruments that potentially subject the Club to credit risk are receivables. The Club grants credit to members and consequently, its ability to collect the amounts due from its members is affected by economic fluctuations. The Club’s receivables are generally uncollateralized.

Recently issued accounting standards

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 3—RECEIVABLES

Receivables consist of the following at December 31:

	2005	2004	2003
Member receivables	$439,683	$494,056	$514,386
Initiation deposits	192,314	296,625	134,449
Accounts receivable—Other	269,681	—	—

	$901,678	$790,681	$648,835

Accounts receivable—Other consists of insurance proceeds due to the Club from Zurich American Insurance Co. for vandalism related damage to one of the golf courses during 2005.

NOTE 4—INVENTORY

Inventory consists of the following at December 31:

	2005	2004	2003
Pro shop merchandise	$73,141	$87,055	$90,941
Food and beverage stock items	20,169	18,053	20,079

	$93,310	$105,108	$111,020

NOTE 5—PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

	2005	2004	2003
Buildings	$4,582,494	$4,511,054	$3,873,933
Land and improvements	3,488,445	2,841,573	2,755,533
Golf courses	3,517,087	3,517,087	3,517,087
Furniture and equipment	2,367,451	1,783,303	1,898,834
Vehicles	55,910	338,812	400,198
Construction in progress	180,136	73,350	29,095

	14,191,523	13,065,179	12,474,680
Less accumulated depreciation	4,890,424	4,437,911	4,602,790

	$9,301,099	$8,627,268	$7,871,890

NOTE 6—CONTINGENCIES

The Club is not a separate legal entity, and therefore, is not subject to lawsuits and claims. In the normal course of business, Greenwood Development Corporation is subject to lawsuits and claims that may affect the Club. In the opinion of Management, the ultimate liabilities, if any, resulting from such lawsuits and claims will not materially affect the financial condition of the Club.

NOTE 7—SUBSEQUENT EVENTS

On April 27, 2006, the Club was purchased by CNL Income Properties, Inc. for a purchase price of $7,600,000. On October 5, 2006, CNL Income Properties, Inc. entered into a commitment for a $16,500,000 loan with Sun Life Assurance Company of Canada. The loan will be secured in part by Palmetto Hall Plantation Club.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

SCHEDULE OF GOLF COURSE OPERATING EXPENSES

	For the years ended December 31,
	2005	2004	2003
Salaries and wages	$1,357,493	$1,596,884	$1,375,937
Other payroll expenses	291,055	339,449	264,269
Repairs and maintenance	723,546	573,710	533,484
Property insurance	109,864	87,989	112,641
Property taxes	85,234	128,486	164,535
Utilities and telephone	166,449	170,899	136,947
Security services	24,177	21,096	3,897
Management fees	66,906	51,480	51,480
Professional services	201,704	54,043	130,070
Credit card discount	21,800	30,762	38,395
Premier golf member coupons	80,331	133,168	141,532
Closing incentives	33,191	15,729	—
Operating supplies	49,868	57,747	56,705
Office supplies and expense	37,122	40,410	26,712
Tournament expenses	14,266	12,412	1,660
Community services	21,600	34,472	23,760
Advertising	107,783	123,531	32,854
Travel	24,637	4,330	12,096
Miscellaneous	329,224	211,779	148,926

Total golf course operating expenses	$3,746,250	$3,688,376	$3,255,900

WHCC, LLC, d.b.a. Weston Hills Country Club

Balance Sheets

(unaudited)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$3,941,048	$3,451,244
Accounts receivable	2,184,626	844,641
Inventory	238,991	222,451
Prepaid expenses and deposits	481,031	376,545
Related party accounts receivable	—	327,961

Total current assets	6,845,696	5,222,842

Property and equipment, net	22,051,754	22,606,178
Other assets, net	370,488	439,098

Total assets	$29,267,938	$28,268,118

Liabilities and members’ capital (deficit)
Current liabilities:
Accounts payable and accrued expenses	$589,142	$679,745
Deferred revenue	6,145,368	4,552,899
Current portion of obligation under capital leases	185,969	172,601

Total current liabilities	6,920,479	5,405,245

Notes payable	20,000,000	20,000,000
Obligation under capital leases, less current portion	336,799	479,610
Deferred revenue, less current portion	4,402,457	4,210,362

Members’ capital	2,324,500	2,324,500
Accumulated deficit	(4,716,297)	(4,151,599)

Total members’ deficit	(2,391,797)	(1,827,099)

Total liabilities and members’ deficit	$29,267,938	$28,268,118

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Operations

(unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Course operating revenues	$8,699,023	$8,620,499
Course operating expenses	7,076,696	7,143,593

	1,622,327	1,476,906

Depreciation and amortization expense	964,694	786,600

Operating income	657,633	690,306

Interest income	(18,056)	(11,633)
Interest expense	1,240,387	1,247,905

Net loss	$(564,698)	$(545,966)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Members’ Capital (Deficit)

(unaudited)

	Members’ Equity		Total
	Heritage Golf Weston, LLC	Hillwood/ Weston Club, Ltd.
Balance at December 31, 2004	$39,137	$39,138	$78,275
Member distributions	(579,000)	(579,000)	(1,158,000)
Net loss	(373,687)	(373,687)	(747,374)

Balance at December 31, 2005	$(913,550)	$(913,549)	$(1,827,099)
Net loss and comprehensive loss	(282,349)	(282,349)	(564,698)

Balance at September 30, 2006	$(1,195,899)	$(1,195,898)	$(2,391,797)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Operating activities
Net loss	$(564,698)	(545,966)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	964,694	786,600
Amortization of financing costs	69,662	69,662
Change in operating assets and liabilities:
Accounts receivable	(1,339,985)	(1,166,626)
Inventory	(16,540)	36,473
Prepaid expenses and other assets	(105,538)	(770,826)
Related party accounts receivable	327,961	—
Accounts payable and accrued expenses	(90,603)	314,610
Related party accounts payable	—	(98,271)
Deferred revenue	1,784,564	2,300,997

Net cash provided by operating activities	1,029,517	926,653

Investing activities
Purchases of property and equipment	(410,270)	(187,511)

Net cash used in investing activities	(410,270)	(187,511)

Financing activities
Proceeds from notes payable	—	20,000,000
Repayments of notes payable	—	(17,455,398)
Payment on capital leases	(129,443)	(118,008)
Member distributions	—	(1,158,000)

Net cash used in financing activities	(129,443)	1,268,594

Net increase in cash and cash equivalents	489,804	2,007,736

Cash and cash equivalents at beginning of period	3,451,244	2,509,416

Cash and cash equivalents at end of period	$3,941,048	$4,517,152

Supplemental disclosure of cash flow information
Interest paid	$1,226,890	$1,259,410

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to the Unaudited Financial Statements

September 30, 2006

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheets as of December 31, 2005 and 2004 and as of December 31, 2004 and 2003 and the related statements of operations, members’ capital (deficit) and cash flows for the years ended December 31, 2005 and 2004 and for the years ended December 31, 2004 and 2003. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

FINANCIAL STATEMENTS

WHCC, LLC (d.b.a. Weston Hills Country Club)

Years Ended December 31, 2005 and 2004

Report of Independent Auditors

The Board of Directors

Weston Hills Country Club, LLC

We have audited the accompanying balance sheets of WHCC, LLC, d.b.a. Weston Hills Country Club, as of December 31, 2005 and 2004 and the related statements of operations, members’ capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WHCC, LLC at December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

San Diego, California

April 21, 2006

WHCC, LLC, d.b.a. Weston Hills Country Club

Balance Sheets

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$3,451,244	$2,509,416
Accounts receivable, net of allowance of $24,472 and $104,696 at December 31, 2005 and 2004, respectively	844,641	839,187
Inventory	222,451	228,842
Prepaid expenses and deposits	376,545	248,202
Related party accounts receivable	327,961	—

Total current assets	5,222,842	3,825,647

Property and equipment, net	22,606,178	22,945,188
Other assets, net	439,098	232,948

Total assets	$28,268,118	$27,003,783

Liabilities and members’ capital (deficit)
Current liabilities:
Accounts payable and accrued expenses	$679,745	$678,572
Related party accounts payable	—	98,271
Deferred revenue	4,552,899	4,317,268
Notes payable, current portion	—	476,570
Current portion of obligation under capital leases	172,601	160,222

Total current liabilities	5,405,245	5,730,903

Notes payable, less current portion	20,000,000	16,978,828
Obligation under capital leases, less current portion	479,610	651,175
Deferred revenue, less current portion	4,210,362	3,564,602

Members’ capital	2,324,500	3,482,500
Accumulated deficit	(4,151,599)	(3,404,225)

Total members’ capital (deficit)	(1,827,099)	78,275

Total liabilities and members’ capital (deficit)	$28,268,118	$27,003,783

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Operations

	Years Ended December 31,
	2005	2004
Course operating revenues	$11,878,933	$11,307,179
Course operating expenses	9,794,587	10,396,898

	2,084,346	910,281

Depreciation and amortization expenses	1,244,894	1,126,681

Operating income (loss)	839,452	(216,400)

Interest income	(35,800)	(51,393)
Interest expense	1,622,626	1,274,854

Net loss	$(747,374)	$(1,439,861)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Members’ Capital (Deficit)

For the Years Ended December 31, 2005 and December 31, 2004

	Member’s Equity		Total
	Heritage Golf Weston, LLC	Hillwood/Weston Club, Ltd.
Balance at December 31, 2003	$1,259,068	$1,259,068	$2,518,136
Member distributions	(500,000)	(500,000)	(1,000,000)
Net loss and comprehensive loss	(719,931)	(719,930)	(1,439,861)

Balance at December 31, 2004	39,137	39,138	78,275
Member distributions	(579,000)	(579,000)	(1,158,000)
Net loss and comprehensive loss	(373,687)	(373,687)	(747,374)

Balance at December 31, 2005	$(913,550)	$(913,549)	$(1,827,099)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Cash Flows

	Year ended December 31,
	2005	2004
Operating activities
Net loss	$(747,374)	$(1,439,861)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,244,894	1,126,681
Amortization of financing costs	84,708	84,708
Change in operating assets and liabilities:
Accounts receivable	(5,454)	405,129
Inventory	6,391	(29,119)
Prepaid expenses and other assets	(343,108)	(128,972)
Related party accounts receivable	(327,961)	—
Accounts payable and accrued expenses	(74,920)	(162,836)
Related party accounts payable	(98,271)	(130,909)
Deferred revenue	881,391	1,774,521

Net cash provided by operating activities	620,296	1,499,342

Investing activities
Purchases of property and equipment	(905,884)	(427,041)

Net cash used in investing activities	(905,884)	(427,041)

Financing activities
Proceeds from notes payable	20,000,000	—
Repayments of notes payable	(17,455,398)	(482,728)
Payment on capital leases	(159,186)	(69,347)
Member distributions	(1,158,000)	(1,000,000)

Net cash provided by (used in) financing activities	1,227,416	(1,552,075)

Net increase (decrease) in cash and cash equivalents	941,828	(479,774)

Cash and cash equivalents at beginning of year	2,509,416	2,989,190

Cash and cash equivalents at end of year	$3,451,244	$2,509,416

Supplemental disclosure of cash flow information
Interest paid	$1,607,312	$1,292,877

Supplemental disclosure of non-cash investing activities
Capital lease obligations entered into for equipment	$—	$553,273

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

December 31, 2005

1. The Company and Summary of Significant Accounting Policies

The Company

WHCC, LLC (the “Company”) is a limited liability company formed in the state of Delaware on September 27, 2002. The Company owns and operates a private golf facility, in Weston, Florida. The date the LLC is scheduled to terminate is December 31, 2052, or on such date as agreed upon by the LLC members.

The Company did not own any property at the time of its inception (September 27, 2002). Two third party investors funded the Company by contributing $6,982,500 prior to acquiring the golf facility in October 2002.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and investments with remaining maturities of less than three months when purchased. The carrying value of these investments approximates fair value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivables. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions. The Company does not currently require collateral for initiation fees.

Collectibility of Accounts Receivable

The Company evaluates the collectibility of its accounts receivables based on a combination of factors. The Company regularly analyzes its significant customer accounts, and, when it becomes aware of a specific customer’s inability to meet its financial obligations, the Company records a specific reserve for bad debt to reduce the related receivable to the amount it reasonably believes is collectible. The Company also records reserves for bad debt for all other customers based on a variety of factors including the length of time the receivables are past due, the financial health of the customer and historical experience. If circumstances related to specific customer change, the Company’s estimates of the recoverability of receivables could be further adjusted or the related receivables could be written-off to the allowance as uncollectible.

Fair Value of Financial Instruments

Financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are carried at cost, which management believes approximates the fair value.

Inventory

Inventory is stated at the lower of cost (determined on a weighted average basis) or market. Inventory consists principally of merchandise and food.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements—(Continued)

December 31, 2005

Property and Equipment

Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets (generally three to thirty years) using the straight-line method.

Long-Lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset and such loss would be incurred based on the fair value of the impaired assets. The Company has identified no such impairment losses to date.

Income Taxes

The Company is treated as a partnership for income tax purposes. Under provisions of the Internal Revenue Code, partnerships are not subject to federal income taxes. For income tax purposes, any income or losses realized are taxable to the individual members. Taxable income or loss is allocated to each member in accordance with the limited liability agreement.

Revenue Recognition

Revenue is generated from golf course operations (green fees, cart fees, driving range fees, food and beverage sales and pro shop sales), membership dues, and initiation fees. Revenues from golf operations are recognized at the time of sale or when the service is provided. Revenues from membership dues are billed annually and recognized ratably over the subsequent 12 month period. Revenues from initiation fees are recognized over the estimated average life of the membership using the straight-line method which is currently estimated to be seven years.

The Company provides for financing initiation fees through notes receivables. Initiation fee notes receivables are included in accounts receivable. Cash received in advance of revenue recognition for membership dues and initiation fees is included in deferred revenue.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. To date there have been no differences between the Company’s net loss and its total comprehensive loss.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements—(Continued)

December 31, 2005

2. Financial Statement Details

Accounts receivable consists of the following:

	December 31,
	2005	2004
Accounts receivable	$680,682	$767,153
Initiation fee notes receivable	188,431	176,730

	869,113	943,883
Provision for doubtful accounts	(24,472)	(104,696)

	$844,641	$839,187

Property and equipment consists of the following:

	December 31,
	2005	2004
Land	$17,266,296	$17,106,971
Computers and software	169,781	156,703
Equipment	2,046,640	1,953,605
Furniture and fixtures	479,415	461,193
Building and building improvements	5,670,183	5,630,923
Construction in process	582,964	—

	26,215,279	25,309,395
Less accumulated depreciation	(3,609,101)	(2,364,207)

	$22,606,178	$22,945,188

3. Membership Fee Revenue

The Company realizes a substantial portion of its revenue from the membership initiation fees received at the time a member joins one of the Company’s private golf clubs. Accounting principles generally accepted in the United States (GAAP) require that this revenue be recognized over the average life of a membership, which the Company has determined to be seven years, resulting in a deferral of a significant portion of the membership fees.

The reconciliation of gross membership fees to GAAP membership fee revenue is as follows:

	Year ended December 31, 2005	Year ended December 31, 2004
Gross membership fees	$1,762,004	$2,590,443
Less deferred portion of current year fees	(1,619,665)	(2,394,008)
Plus recognition of prior year deferred revenue	722,191	352,128

Net GAAP membership fee revenue	$864,530	$548,563

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements—(Continued)

December 31, 2005

Deferred membership fee revenue as of December 31, 2005 will be amortized into revenue as follows:

2006	$973,906
2007	973,906
2008	973,906
2009	967,319
2010	760,509
Thereafter	534,722

Total	$5,184,268

4. Commitments

The Company leases certain equipment under operating leases. Lease expense for the years ended December 31, 2005 and 2004 was $16,503 and $118,864, respectively.

The Company leases certain equipment under capital lease obligations. Cost of assets under capital leases totaled $895,355 and $895,355 at December 31, 2005 and 2004, respectively.

Accumulated depreciation on assets under capital leases totaled $291,598 and $112,527 at December 31, 2005 and 2004, respectively. Amortization of assets recorded under capital leases is included with depreciation expense.

At December 31, 2005, future minimum lease payments for all leases with initial terms of one year or more are as follows:

Capital
2006	$215,351
2007	215,351
2008	195,777
2009	116,177
2010	—

Total minimum lease payments	742,656
Amounts representing interest	(90,445)

Present value of net minimum lease payments	652,211
Less current portion of capital obligation	172,601

Long term capital lease obligations	$479,610

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements—(Continued)

December 31, 2005

5. Debt

The following summarizes the Company’s long-term notes payable arrangement at:

	December 31,
	2005	2004
Promissory note dated October 1, 2002, interest accrues at a rate of Prime plus 2%. Principal and interest is due and payable monthly, beginning November 1, 2003 with all unpaid principal and accrued interest due October 31, 2007. Note paid in full during 2005.	$—	$17,455,398
Promissory note dated October 1, 2005, interest accrues at a rate of LIBOR plus 2.5% (6.79% at December 31, 2005). Interest is due and payable monthly. Principal is due and payable monthly beginning October 1, 2008 with all unpaid principal and accrued interest due September 1, 2010.	$20,000,000	$—

Principal maturities on the above note is as follows for the years ended December 31:

2006	$—
2007	—
2008	76,887
2009	317,275
2010	19,605,838

Total	$20,000,000

All borrowings under the agreement are collateralized by the golf facility owned by the Company and are subject to various compliance covenants.

6. Related Party Transactions

On September 30, 2002, the Company entered into a management agreement with Heritage Golf Operator, LLC (“HGO”) to manage its country club property. HGO is a wholly owned subsidiary of a WHCC investor. HGO receives an annual management fee of 3.5% of gross revenues. For the year ending December 31, 2005 and December 31, 2004, the Company paid HGO management fees of $448,691 and $479,212, respectively.

In September of 2002, the Company entered into a consulting agreement with Hillwood Weston Club, a founder, for services related to the Company’s ownership and operations of the Weston Hills Country Club. The agreement is effective until a change in ownership or event of default, with an annual fee of $75,000 paid by the Company to Hillwood.

At December 31, 2004, the related party payable relates to reimbursement of payroll expenses and management fees to HGO.

At December 31, 2005, the related party receivable relates to expenses paid by the Company on behalf of other properties with the same ownership as the Company.

FINANCIAL STATEMENTS

WHCC, LLC (d.b.a. Weston Hills Country Club)

Years ended December 31, 2004 and 2003

with Report of Independent Auditors

Report of Independent Auditors

The Board of Directors

Weston Hills Country Club, LLC

We have audited the accompanying balance sheets of WHCC, LLC, d.b.a. Weston Hills Country Club, as of December 31, 2004 and 2003 and the related statements of operations, members’ capital and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WHCC, LLC at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

San Diego, California

April 15, 2005

WHCC, LLC, d.b.a. Weston Hills Country Club

Balance Sheets

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$2,509,416	$2,989,190
Accounts receivable, net of allowance of $104,696 and $160,448 at December 31, 2004 and 2003, respectively	839,187	1,244,316
Inventory	228,842	199,723
Prepaid expenses and deposits	248,202	119,230

Total current assets	3,825,647	4,552,459
Property and equipment, net	22,945,188	23,091,555
Other assets, net	232,948	317,656

Total assets	$27,003,783	$27,961,670

Liabilities and members’ capital
Current liabilities:
Accounts payable and accrued expenses	$678,572	$841,408
Related party accounts payable	98,271	229,180
Deferred revenue	4,317,268	4,214,564
Notes payable, current portion	476,570	482,784
Current portion of obligation under capital leases	160,222	60,628

Total current liabilities	5,730,903	5,828,564
Notes payable, less current portion	16,978,828	17,455,342
Obligation under capital leases, less current portion	651,175	266,843
Deferred revenue, less current portion	3,564,602	1,892,785

Members’ capital:
Members’ capital	3,482,500	4,482,500
Accumulated deficit	(3,404,225)	(1,964,364)

Total members’ capital	78,275	2,518,136

Total liabilities and members’ capital	$27,003,783	$27,961,670

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Operations

	Years ended December 31,
	2004	2003
Course operating revenues	$11,307,179	$10,820,232
Course operating expenses	10,396,898	10,139,303

	910,281	680,929

Depreciation and amortization expenses	1,126,681	994,817

Operating loss	(216,400)	(313,888)
Interest income	(51,393)	(29,044)
Interest expense	1,274,854	1,503,380

Net loss	$(1,439,861)	$(1,788,224)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Members’ Capital

For the years ended December 31, 2004 and December 31, 2003

	Member’s Equity		Total
	Heritage Golf Weston, LLC	Hillwood/Weston Club, Ltd.
Balance at December 31, 2002	$3,403,180	$3,403,180	$6,806,360
Member distributions	(1,250,000)	(1,250,000)	(2,500,000)
Net loss and comprehensive loss	(894,112)	(894,112)	(1,788,224)

Balance at December 31, 2003	1,259,068	1,259,068	2,518,136
Member distributions	(500,000)	(500,000)	(1,000,000)
Net loss and comprehensive loss	(719,931)	(719,930)	(1,439,861)

Balance at December 31, 2004	$39,137	$39,138	$78,275

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Cash Flows

	Year ended December 31,
	2004	2003
Operating activities
Net loss	$(1,439,861)	$(1,788,224)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,126,681	994,817
Amortization of financing costs	84,708	84,709
Change in operating assets and liabilities:
Accounts receivable	405,129	205,288
Inventory	(29,119)	18,616
Prepaid expenses and other assets	(128,972)	61,213
Accounts payable and accrued expenses	(162,836)	347,307
Related party payables	(130,909)	16,438
Deferred revenue	1,774,521	1,637,720

Net cash provided by operating activities	1,499,342	1,577,884

Investing activities
Purchases of property and equipment	(427,041)	(446,492)

Net cash used in investing activities	(427,041)	(446,492)

Financing activities
Repayments of notes payable	(482,728)	(61,874)
Payment on capital leases	(69,347)	(14,611)
Member distributions	(1,000,000)	(2,500,000)

Net cash used in financing activities	(1,552,075)	(2,576,485)

Net decrease in cash and cash equivalents	(479,774)	(1,445,093)
Cash and cash equivalents at beginning of year	2,989,190	4,434,283

Cash and cash equivalents at end of year	$2,509,416	$2,989,190

Supplemental disclosure of cash flow information
Interest paid	$1,292,877	$1,503,794

Supplemental disclosure of non-cash investing activities
Capital lease obligations entered into for equipment	$553,273	$342,082

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

December 31, 2004

1. The Company and Summary of Significant Accounting Policies

The Company

WHCC, LLC (the “Company”) is a limited liability company formed in the state of Delaware on September 27, 2002. The Company owns and operates a private golf facility, in Weston, Florida. The date the LLC is scheduled to terminate is December 31, 2052, or on such date as agreed upon by the LLC members.

The Company did not own any property at the time of its inception (September 27, 2002). Two third party investors funded the Company by contributing $6,982,500 prior to acquiring the golf facility in October 2002.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and investments with remaining maturities of less than three months when purchased. The carrying value of these investments approximates fair value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivables. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions. The Company does not currently require collateral for initiation fees.

Collectibility of Accounts Receivable

The Company evaluates the collectibility of its accounts receivables based on a combination of factors. The Company regularly analyzes its significant customer accounts, and, when it becomes aware of a specific customer’s inability to meet its financial obligations, the Company records a specific reserve for bad debt to reduce the related receivable to the amount it reasonably believes is collectible. The Company also records reserves for bad debt for all other customers based on a variety of factors including the length of time the receivables are past due, the financial health of the customer and historical experience. If circumstances related to specific customer change, the Company’s estimates of the recoverability of receivables could be further adjusted or the related receivables could be written-off to the allowance as uncollectible.

Fair Value of Financial Instruments

Financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are carried at cost, which management believes approximates the fair value.

Inventory

Inventory is stated at the lower of cost (determined on a weighted average basis) or market. Inventory consists principally of merchandise and food.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements—(Continued)

December 31, 2004

Property and Equipment

Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets (generally three to thirty years) using the straight-line method.

Long-Lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset and such loss would be incurred based on the fair value of the impaired assets. The Company has identified no such impairment losses to date.

Income Taxes

The Company is treated as a partnership for income tax purposes. Under provisions of the Internal Revenue Code, partnerships are not subject to federal income taxes. For income tax purposes, any income or losses realized are taxable to the individual members. Taxable income or loss is allocated to each member in accordance with the limited liability agreement.

Revenue Recognition

Revenue is generated from golf course operations (green fees, cart fees, driving range fees, food and beverage sales and pro shop sales), membership dues, and initiation fees. Revenues from golf operations are recognized at the time of sale or when the service is provided. Revenues from membership dues are billed annually and recognized ratably over the subsequent 12 month period. Revenues from initiation fees are recognized over the estimated average life of the membership using the straight-line method which is currently estimated to be seven years.

The Company provides for financing initiation fees through notes receivables. Initiation fee notes receivables are included in accounts receivable. Cash received in advance of revenue recognition for membership dues and initiation fees is included in deferred revenue.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. To date there have been no differences between the Company’s net loss and its total comprehensive loss.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements—(Continued)

December 31, 2004

2. Financial Statement Details

Accounts receivable consists of the following:

	December 31,
	2004	2003
Accounts receivable	$767,153	$872,958
Initiation fee notes receivable	176,730	532,306

	943,883	1,405,264
Provision for doubtful accounts	(104,696)	(160,948)

	$839,187	$1,244,316

Property and equipment consists of the following:

	December 31,
	2004	2003
Land	$17,106,971	$16,770,113
Computers and software	156,703	155,388
Equipment	1,953,605	1,342,528
Furniture and fixtures	461,193	430,129
Building and building improvements	5,630,923	5,630,923

	25,309,395	24,329,081
Less accumulated depreciation	(2,364,207)	(1,237,526)

	$22,945,188	$23,091,555

3. Membership Fee Revenue

The Company realizes a substantial portion of its revenue from the membership initiation fees received at the time a member joins one of the Company’s private golf clubs. Accounting principles generally accepted in the United States (GAAP) require that this revenue be recognized over the average life of a membership, which the Company has determined to be seven years, resulting in a deferral of a significant portion of the membership fees.

The reconciliation of gross membership fees to GAAP membership fee revenue is as follows:

	Year ended December 31, 2004	Year ended December 31, 2003
Gross membership fees	$2,590,443	$2,123,664
Less deferred portion of current year fees	(2,394,008)	(1,959,014)
Plus recognition of prior year deferred revenue	352,128	48,748

Net GAAP membership fee revenue	$548,563	$213,398

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements—(Continued)

December 31, 2004

Deferred membership fee revenue as of December 31, 2004 will be amortized into revenue as follows:

2005	$722,191
2006	722,191
2007	722,191
2008	722,191
2009	715,604
Thereafter	682,426

Total	$4,286,794

4. Commitments

The Company leases certain equipment under operating leases. Lease expense for the years ended December 31, 2004 and 2003 was $118,864 and $131,594, respectively.

The Company leases certain equipment under capital lease obligations. Cost of assets under capital leases totaled $895,355 and $342,082 at December 31, 2004 and 2003, respectively.

Accumulated depreciation on assets under capital leases totaled $112,527 and $16,447 at December 31, 2004 and 2003, respectively. Amortization of assets recorded under capital leases is included with depreciation expense.

At December 31, 2004, future minimum lease payments for all leases with initial terms of one year or more are as follows:

Capital
2005	$215,351
2006	215,351
2007	215,351
2008	196,106
2009	123,402

Total minimum lease payments	965,561
Amounts representing interest	(154,164)

Present value of net minimum lease payments	811,397
Less current portion of capital obligation	160,222

Long term capital lease obligations	$651,175

5. Debt

The following summarizes the Company’s long-term notes payable arrangement at:

	December 31,
	2004	2003
Promissory note dated October 1, 2002, interest accrues at a rate of Prime plus 2% (6.75% at December 31, 2004). Principal and interest is due and payable monthly, beginning November 1, 2003 with all unpaid principal and accrued interest due October 31, 2007.	$17,455,398	$17,938,126

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements—(Continued)

December 31, 2004

Principal maturities on the above note is as follows for the years ended December 31:

2005	$476,570
2006	510,227
2007	16,468,601

Total	$17,455,398

All borrowings under the agreement are collateralized by the golf facility owned by the Company and are subject to various compliance covenants.

6. Related Party Transactions

On September 30, 2002, the Company entered into a management agreement with Heritage Golf Operator, LLC (“HGO”) to manage its country club property. HGO is a wholly owned subsidiary of a WHCC investor. HGO receives an annual management fee of 3.5% of gross revenues. For the year ending December 31, 2004 and December 31, 2003, the Company paid HGO management fees of $554,212 and $448,419, respectively.

In September of 2002, the Company entered into a consulting agreement with Hillwood Weston Club, a founder, for services related to the Company’s ownership and operations of the Weston Hills Country Club. The agreement is effective until a change in ownership or event of default, with an annual fee of $75,000 paid by the Company to Hillwood.

At December 31, 2004 and 2003, respectively, the related party payable relates to reimbursement of payroll expenses and management fees to HGO.

Heritage Golf Group West Coast, Inc.

Consolidated Balance Sheet

September 30, 2006

(unaudited)

Assets
Current assets:
Cash and cash equivalents	$5,985
Accounts receivable	768,786
Initiation fee notes receivable, current portion	341,966
Inventory	434,902
Prepaid expenses and deposits	154,296

Total current assets	1,705,935

Property and equipment, net	29,495,363
Other assets, net	362,844
Initiation fee notes receivable, less current portion	51,181
Related party receivable	26,975,256

Total assets	$58,590,579

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$555,478
Deferred revenue	2,891,800
Notes payable, current portion	478,419
Current portion of obligation under capital leases	196,735

Total current liabilities	4,122,432

Notes payable, less current portion	35,395,367
Obligation under capital leases, less current portion	375,357
Deferred revenue, less current portion	7,826,140
Membership deposits	1,228,531

Commitments and contingencies

Stockholders’ equity
Common stock, par value $.01; 1,000 shares authorized, issued and outstanding	10
Addditional paid in capital	14,237,653
Accumulated deficit	(4,594,911)

Total stockholders’ equity	9,642,752

Total liabilities and stockholders’ equity	$58,590,579

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Operations

(unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Course operating revenues	$10,454,825	$9,418,515
Course operating expenses	6,773,876	6,390,001

	3,680,949	3,028,514

Depreciation and amortization expenses	1,176,381	1,214,508

Operating income	2,504,568	1,814,006

Interest expense	(2,697,711)	(2,165,328)

Net loss	$(193,143)	$(351,322)

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Stockholders’ Equity

(unaudited)

	Common Stock			Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Paid in Capital
Balance at December 31, 2005	1,000	$10	$14,237,653	$(4,401,768)	$9,835,895
Net loss and comprehensive loss	—	—	—	(193,143)	(193,143)

Balance at July 31, 2006	1,000	$10	$14,237,653	$(4,594,911)	$9,642,752

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Operating activities
Net loss	$(193,143)	$(351,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,176,381	1,214,508
Amortization of financing costs	102,851	102,851
Change in operating assets and liabilities:
Accounts receivable	184,950	(190,022)
Notes receivable	121,117	192,768
Inventory	(81,842)	(78,004)
Prepaid expenses and deposits	38,348	(48,906)
Other assets	(1)	(22,566)
Accounts payable and accrued expenses	(48,065)	68,532
Deferred revenue	13,468	1,441,288
Membership deposits	249,763	290,084

Net cash provided by operating activities	1,563,827	2,619,213

Investing activities
Purchases of property and equipment	(328,816)	(834,299)
Related party receivable	(713,191)	(1,189,067)

Net cash used in investing activities	(1,042,007)	(2,023,366)

Financing activities
Repayments of notes payable	(328,129)	(414,120)
Payment on capital leases	(193,691)	(181,727)

Net cash provided by financing activities	(521,820)	(595,847)

Net decrease in cash and cash equivalents	—	—

Cash and cash equivalents at beginning of period	5,985	6,774

Cash and cash equivalents at end of period	$5,985	6,774

Supplemental disclosure of cash flow information
Interest paid	$2,676,055	$2,085,799

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment under capital leases	$252,078	$—

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Notes to Unaudited Consolidated Financial Statements

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited consolidated balance sheets as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

CONSOLIDATED FINANCIAL STATEMENTS

Heritage Golf Group West Coast, Inc.

Years Ended December 31, 2005 and 2004

Report of Independent Auditors

The Board of Directors and Shareholders

Heritage Golf Group West Coast, Inc.

We have audited the accompanying consolidated balance sheets of Heritage Golf Group West Coast, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heritage Golf Group West Coast, Inc. at December 31, 2005, and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

San Diego, California

November 21, 2006

Heritage Golf Group West Coast, Inc.

Consolidated Balance Sheets

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$5,985	$6,774
Accounts receivable, net of allowance of $65,031 and $56,660 as of December 31, 2005 and 2004, respectively	953,736	668,652
Initiation fee notes receivable, current portion	460,841	362,231
Inventory	353,060	328,753
Prepaid expenses and deposits	192,644	120,250

Total current assets	1,966,266	1,486,660

Property and equipment, net	30,090,850	30,749,193
Other assets, net	465,694	580,263
Initiation fee notes receivable, less current portion	53,423	685,481
Related party receivable	26,262,065	25,029,915

Total assets	$58,838,298	$58,531,512

Liabilities and stockholders’ equity
Current liabilities:
Accounts payables and accrued expenses	$603,543	$489,156
Deferred revenue	3,024,134	2,308,504
Notes payable, current portion	478,419	448,955
Current portion of obligations under capital leases	199,511	239,973

Total current liabilities	4,305,607	3,486,588

Notes payable, less current portion	35,723,496	36,301,045
Obligation under capital leases, less current portion	314,194	512,355
Deferred revenue, less current portion	7,680,338	6,852,454
Membership deposits	978,768	631,555

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $.01; 1,000 shares authorized, issued and outstanding	10	10
Additional paid in capital	14,237,653	14,237,653
Accumulated deficit	(4,401,768)	(3,490,148)

Total stockholders’ equity	9,835,895	10,747,515

Total liabilities and stockholders’ equity	$58,838,298	$58,531,512

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Operations

	Years Ended December 31,
	2005	2004	2003
Course operating revenues	$12,600,999	$11,806,132	$10,863,182
Course operating expenses	8,956,349	9,137,683	8,573,261

	3,644,650	2,668,449	2,289,921

Depreciation and amortization expenses	1,576,616	1,618,851	1,598,882

Operating income	2,068,034	1,049,598	691,039

Interest expense	(2,979,654)	(2,581,619)	(2,024,025)

Net loss	$(911,620)	$(1,532,021)	$(1,332,986)

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2005, 2004 and 2003

	Shares	Common Stock Amount	Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2002	1,000	$10	$14,237,653	$(625,141)	$13,612,522
Net loss and comprehensive loss	—	—	—	(1,332,986)	(1,332,986)

Balance at December 31, 2003	1,000	10	14,237,653	(1,958,127)	12,279,536
Net loss and comprehensive loss	—	—	—	(1,532,021)	(1,532,021)

Balance at December 31, 2004	1,000	10	14,237,653	(3,490,148)	10,747,515
Net loss and comprehensive loss	—	—	—	(911,620)	(911,620)

Balance at December 31, 2005	1,000	$10	$14,237,653	$(4,401,768)	$9,835,895

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2005	2004	2003
Operating activities
Net loss	$(911,620)	$(1,532,021)	$(1,332,986)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,576,616	1,618,851	1,598,882
Amortization of financing costs	137,134	255,569	226,238
Change in operating assets and liabilities:
Accounts receivable	(285,085)	(9,870)	(247,264)
Notes receivable	533,449	563,224	(739,213)
Inventory	(24,307)	(33,416)	(61,831)
Prepaid expenses and deposits	(72,394)	56,999	65,660
Other assets	(22,565)	(1,195)	—
Accounts payable and accrued expenses	114,387	94,937	(177,650)
Deferred revenue	1,543,514	2,899,009	3,394,444
Membership deposits	347,213	396,755	234,800

Net cash provided by operating activities	2,936,342	4,308,842	2,961,080

Investing activities
Purchases of property and equipment	(918,273)	(807,937)	(150,072)
Related party receivable	(1,232,150)	(14,586,685)	(7,976,969)

Net cash used in investing activities	(2,150,423)	(15,394,622)	(8,127,041)

Financing activities
Proceeds from notes payable	—	25,844,855	15,250,000
Repayments of notes payable	(548,085)	(14,102,106)	(9,279,158)
Payments on capital leases	(238,623)	(256,910)	(501,320)
Payment of financing costs	—	(400,150)	(303,061)

Net cash provided by (used in) financing activities	(786,708)	11,085,689	5,166,461

Net increase (decrease) in cash and cash equivalents	(789)	(91)	500

Cash and cash equivalents at beginning of year	6,774	6,865	6,365

Cash and cash equivalents at end of year	$5,985	$6,774	$6,865

Supplemental disclosure of cash flow information
Interest paid	$2,811,619	$2,393,663	$2,115,667

Supplemental schedule of non-cash investing and financing activities
Acquisition of equipment under capital leases	$—	$237,132	$419,259

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

1. The Company and Summary of Significant Accounting Policies

The Company

Heritage Golf Group West Coast, Inc. (the “Company”) is a corporation formed in the state of Delaware on January 6, 2000. The Company owns and operates one daily fee golf facility located in San Clemente, California, Talega Golf Club, and one private golf facility in Santa Clarita, California, Valencia Country Club.

The consolidated financial statements include the accounts of Heritage Golf Group West Coast, Inc. and its subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

The Company was wholly-owned by Heritage Golf Group, LLC (the “Parent”). On October 16, 2006, the Parent sold all of the outstanding capital stock of the Company to CNL Income Partners LP for approximately $58,000,000.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Collectibility of Accounts Receivable

The Company evaluates the collectibility of its accounts receivables based on a combination of factors. The Company regularly analyzes its significant customer accounts, and, when it becomes aware of a specific customer’s inability to meet its financial obligations, the Company records a specific reserve for bad debt to reduce the related receivable to the amount it reasonably believes is collectible. The Company also records reserves for bad debt for all other customers based on a variety of factors including the length of time the receivables are past due, the financial health of the customer and historical experience. If circumstances related to specific customer change, the Company’s estimates of the recoverability of receivables could be further adjusted or the related receivables could be written-off to the allowance as uncollectible.

Inventory

Inventory is stated at the lower of cost (determined on a weighted average basis) or market. Inventory consists principally of merchandise and food.

Property and Equipment

Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets (generally three to thirty years) using the straight-line method.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005

Long-Lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset and such loss would be incurred based on the fair value of the impaired assets. The Company has identified no such impairment losses to date.

Income Taxes

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes, which requires the use of the “liability method” of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company files a separate income tax return.

Revenue Recognition

Revenue is generated from golf course operations (green fees, cart fees, driving range fees, food and beverage sales and pro shop sales), membership dues, and initiation fees. Revenues from golf operations are recognized at the time of sale or when the service is provided. Revenues from membership dues are billed monthly and recognized in the period earned.

The majority of initiation fees are not refundable until 30 years after the date of acceptance of a member, and are expected to cover the cost of providing services to the member over the course of the individual’s membership. Revenue related to initiation fees are recognized over the average expected life of an active membership. For initiation fees, the difference between the amount paid by the member and the present value of the refund obligation is deferred and recognized as membership fees and deposits revenue on a straight-line basis over the average expected life of an active membership, seven years.

The present value of the refund obligation is recorded as a membership deposit liability in the consolidated balance sheet and accretes over the nonrefundable term using the effective interest method with an interest rate defined as our weighted average borrowing rate. The accretion is included in interest expense.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. To date there have been no differences between the Company’s net loss and its total comprehensive loss.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005

2. Property and Equipment

Property and equipment consists of the following:

	December 31,
	2005	2004
Land	$23,568,536	$22,795,297
Computers and software	64,159	71,383
Equipment	1,589,412	1,786,484
Furniture and fixtures	949,229	888,319
Building and building improvements	10,194,469	10,182,268
Construction in process	143,743	133,307

	36,509,548	35,857,058
Less accumulated depreciation	(6,418,698)	(5,107,865)

	$30,090,850	$30,749,193

3. Commitments and Contingencies

The Company leases certain equipment under operating leases. Lease expense for the year ended December 31, 2005, 2004 and 2003 was $92,737, $96,944 and $86,644, respectively.

The Company leases certain equipment under capital lease obligations. Cost of assets under capital leases totaled $941,457 and $1,199,209 at December 31, 2005 and 2004, respectively.

Accumulated depreciation on assets under capital leases totaled $510,878 and $603,110 at December 31, 2005 and 2004, respectively. Amortization of assets recorded under capital leases is included with depreciation expense.

At December 31, 2005, future minimum lease payments for all capital leases with initial terms of one year or more are as follows:

2006	$236,304
2007	200,053
2008	119,217
2009	18,834

Total minimum lease payments	574,408
Amounts representing interest	(60,703)

Present value of net minimum lease payments	513,705
Less current portion of capital obligation	(199,511)

Long term capital lease obligations	$314,194

In 2004, the Parent entered into an agreement with a lender to provide membership initiation fee financing to new members who join the Company’s membership club. As part of this agreement, the Parent agreed to purchase any loan from the lender that is in default more than 90 days. As of December 31, 2005, new members have financed $3,237,013 of notes receivable with the lender. As of December 31, 2005, the Parent has not received any notices of default from the lender.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005

4. Debt

The following summarizes the Company’s long-term notes payable arrangements:

	2005	2004
Promissory note dated March 2003, interest accrues at a rate of LIBOR plus 4.0% with a minimum rate of 6.0% (8.29% at December 31, 2005). Principal is due and payable monthly beginning April 1, 2005, with all unpaid principal and accrued interest due on April 1, 2008. Promissory note paid in full October 2006.	$12,101,906	$12,250,000

Promissory note dated December 2004, interest accrues at a rate of Prime plus 1.25% (8.5% at December 31, 2005). Principal is due and payable monthly, with all unpaid principal and accrued interest due on December 1, 2009. Promissory note paid in full October 2006.	24,100,009	24,500,000

	36,201,915	36,750,000

Less current portion	478,419	448,955

	$35,723,496	$36,301,045

5. Income Taxes

Significant components of the Company’s deferred tax assets at December 31, 2005 and 2004 are shown below. A valuation allowance of $2,971,000 and $2,324,000 has been recognized to offset the deferred tax assets as of December 31, 2005 and 2004 as realization of such assets is uncertain.

	December 31,
	2005	2004
Deferred income tax assets:
Net operating loss carryforwards	$2,913,000	$1,778,000
Deferred revenue	783,000	1,279,000
Other, net	56,000	54,000

Total deferred income tax assets	3,752,000	3,111,000
Deferred income tax liabilities
Depreciation/Amortization	(781,000)	(787,000)
Valuation allowance for deferred income tax assets	(2,971,000)	(2,324,000)

Total deferred income tax assets	$—	$—

At December 31, 2005, the Company’s had federal and state tax net operating loss carryforwards of approximately $7,141,000 and $7,188,000, respectively. The federal and state tax loss carryfowards will expire in 2023 and 2008, respectively, unless previously utilized.

Pursuant to Internal Revenue code Section 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005

6. Related Party Receivable

At December 31, 2005, and 2004, respectively, the related party receivable is a receivable from the Parent and represents net proceeds from several refinancing transactions of the Company’s subsidiaries’ notes payable and net cash from operations after debt service from the Company’s two subsidiaries. The total of these funds were used to fund acquisitions and the operations of the Company’s Parent and its subsidiaries. The related party receivable does not earn interest, and accordingly no interest income has been recognized in the consolidated statement of operations for this related party receivable.

CONSOLIDATED FINANCIAL STATEMENTS

Booth Creek Ski Holdings, Inc.

Years ended October 27, 2006, October 28, 2005 and October 29, 2004

with Report of Independent Auditors

Report of Independent Auditors

The Board of Directors and Shareholder of Booth Creek Ski Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Booth Creek Ski Holdings, Inc. as of October 27, 2006 and October 28, 2005, and the related consolidated statements of operations, shareholder’s deficit, and cash flows for each of the three years in the period ended October 27, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Booth Creek Ski Holdings, Inc. at October 27, 2006 and October 28, 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended October 27, 2006 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Sacramento, California

January 10, 2007,

except for Note 11, as to which the date is January 19, 2007

Booth Creek Ski Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	October 27, 2006	October 28, 2005
Assets
Current assets:
Cash	$86	$79
Restricted cash	1,436	—
Accounts receivable, net of allowance of $40 and $40, respectively	2,422	1,600
Inventories	3,147	2,382
Prepaid expenses and other current assets	4,970	4,915

Total current assets	12,061	8,976

Property and equipment, net	118,889	109,380
Real estate held for development and sale	6,851	7,053
Deferred financing costs, net of accumulated amortization of $1,390 and $392, respectively	4,478	5,043
Timber rights and other assets	6,533	6,446
Goodwill	21,659	23,143

Total assets	$170,471	$160,041

Liabilities and shareholder’s deficit
Current liabilities:
Revolving credit facility	$14,500	$11,500
Current portion of long-term debt	74,495	2,031
Accounts payable and accrued liabilities	20,794	20,211
Unearned revenue and deposits—resort operations	13,653	15,150
Unearned revenue—real estate operations	2,801	—

Total current liabilities	126,243	48,892

Long-term debt	51,599	128,348

Other long-term liabilities	1,399	876

Commitments and contingencies

Shareholder’s deficit:
Common stock, $.01 par value; 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	80,500	72,000
Accumulated deficit	(89,270)	(90,075)

Total shareholder’s deficit	(8,770)	(18,075)

Total liabilities and shareholder’s deficit	$170,471	$160,041

See accompanying notes.

Booth Creek Ski Holdings, Inc.

Consolidated Statements of Operations

(In thousands)

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
Revenue:
Resort operations	$114,847	$99,445	$105,377
Real estate and other (including revenues from related parties of $5,610 for the year ended October 29, 2004)	21,032	7,522	10,033

Total revenue	135,879	106,967	115,410

Operating expenses:
Cost of sales—resort operations	74,388	63,571	63,977
Cost of sales—real estate and other	4,811	2,039	2,861
Depreciation and depletion	15,399	14,502	13,944
Write-down of goodwill	1,484	—	—
Selling, general and administrative expense	24,697	24,878	23,191

Total operating expenses	120,779	104,990	103,973

Operating income	15,100	1,977	11,437

Other income (expense):
Interest expense	(14,820)	(12,779)	(12,071)
Amortization of deferred financing costs	(998)	(2,655)	(1,195)
Loss on early retirement of debt	—	(889)	—
Gain on interest rate swap arrangement	452	779	—
Gain on disposals of property and equipment	1,013	119	28
Other income (expense)	58	2	(30)

Other income (expense), net	(14,295)	(15,423)	(13,268)

Net income (loss)	$805	$(13,446)	$(1,831)

See accompanying notes.

Booth Creek Ski Holdings, Inc.

Consolidated Statements of Shareholder’s Deficit

(In thousands, except shares)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at October 31, 2003	1,000	—	$72,000	$(74,798)	$(2,798)
Net loss	—	—	—	(1,831)	(1,831)

Balance at October 29, 2004	1,000	—	72,000	(76,629)	(4,629)
Net loss	—	—	—	(13,446)	(13,446)

Balance at October 28, 2005	1,000	—	72,000	(90,075)	(18,075)
Capital contributions	—	—	8,500	—	8,500
Net income	—	—	—	805	805

Balance at October 27, 2006	1,000	$—	$80,500	$(89,270)	$(8,770)

See accompanying notes.

Booth Creek Ski Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
Cash flows from operating activities:
Net income (loss)	$805	$(13,446)	$(1,831)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and depletion	15,399	14,502	13,944
Write-down of goodwill	1,484	—	—
Noncash cost of real estate sales	3,285	1,187	2,292
Amortization of deferred financing costs	998	2,655	1,195
Loss on early retirement of debt	—	889	—
Gain on interest rate swap arrangement	(452)	(779)	—
Gain on disposals of property and equipment	(1,013)	(119)	(28)
Changes in operating assets and liabilities:
Restricted cash	(1,436)	—	—
Accounts receivable	(822)	351	(124)
Inventories	(765)	(27)	(170)
Prepaid expenses and other current assets	(55)	(3,365)	(268)
Accounts payable and accrued liabilities	583	1,964	4,037
Unearned revenue and deposits—resort operations	(1,497)	548	(137)
Unearned revenue—real estate operations	2,801	—	—
Unearned deposits from related party—real estate operations	—	—	(5,610)
Other long-term liabilities	523	2	133

Net cash provided by operating activities	19,838	4,362	13,433

Cash flows from investing activities:
Capital expenditures for property and equipment	(23,446)	(11,032)	(10,985)
Proceeds from disposals of property and equipment	1,545	—	—
Capital expenditures for real estate held for development and sale	(3,083)	(1,754)	(1,754)
Other assets	151	(40)	(357)

Net cash used in investing activities	(24,833)	(12,826)	(13,096)

Cash flows from financing activities:
Borrowings under revolving credit facilities	56,200	60,650	38,045
Repayments under revolving credit facilities	(53,200)	(66,400)	(38,545)
Proceeds of long-term debt	5,000	127,500	7,000
Principal payments of long-term debt	(11,065)	(107,976)	(5,864)
Deferred financing costs	(433)	(6,077)	(936)
Capital contributions	8,500	—	—

Net cash provided by (used in) financing activities	5,002	7,697	(300)

Increase (decrease) in cash	7	(767)	37
Cash at beginning of year	79	846	809

Cash at end of year	$86	$79	$846

See accompanying notes.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements

October 27, 2006

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies

Booth Creek Ski Holdings, Inc. (“Booth Creek”) was organized on October 8, 1996 in the State of Delaware for the purpose of acquiring and operating various ski resorts, including Northstar-at-Tahoe (“Northstar”), Sierra-at-Tahoe (“Sierra”), Waterville Valley, Mt. Cranmore, Loon Mountain and the Summit at Snoqualmie (the “Summit”). Booth Creek also conducts certain real estate development activities, primarily at Northstar and Loon Mountain.

The consolidated financial statements include the accounts of Booth Creek and its subsidiaries (collectively referred to as the “Company”), all of which are wholly-owned. All significant intercompany transactions and balances have been eliminated.

Booth Creek is a wholly-owned subsidiary of Booth Creek Ski Group, Inc. (“Parent”).

On January 19, 2007, Parent and the Company consummated a number of strategic transactions. For further discussion, see Note 11.

Reporting Periods

The Company’s fiscal year ends on the Friday closest to October 31 of each year. Fiscal 2006, 2005 and 2004 were 52 week years.

Business and Principal Markets

Northstar is a year-round destination resort including ski and golf facilities. Sierra is a regional ski area which attracts both day and destination skiers. Both Northstar and Sierra are located near Lake Tahoe, California. Waterville Valley, Mt. Cranmore and Loon Mountain are regional ski resorts attracting both day and destination skiers, and are located in New Hampshire. The Summit is located in Northwest Washington and is a day ski resort.

Operations are highly seasonal at all locations with the majority of revenues realized during the ski season from late November through early April. The length of the ski season and the profitability of operations are significantly impacted by weather conditions. Although Northstar, Waterville Valley, Mt. Cranmore and Loon Mountain have snowmaking capacity to mitigate some of the effects of adverse weather conditions, abnormally warm weather, lack of adequate snowfall or other adverse weather conditions can materially affect revenues. Sierra and the Summit lack significant snowmaking capabilities but generally experience higher annual snowfall.

Other operational risks and uncertainties that face the Company include competitive pressures affecting the number of skier visits and ticket prices; the success of marketing efforts to maintain and increase skier visits; the possibility of equipment failure; and continued availability and cost of water supplies and energy sources for snowmaking and other operations.

Inventories

Inventories are valued at the lower of cost (first-in, first-out method) or market. The components of inventories are as follows:

	October 27, 2006	October 28, 2005
	(In thousands)
Retail products	$2,578	$1,929
Supplies	371	285
Food and beverage	198	168

	$3,147	$2,382

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided on the straight-line method based upon the estimated service lives or capital lease terms, which are as follows:

Land improvements	20 years
Buildings and improvements	20 years
Lift equipment	15 years
Other machinery and equipment	3 to 15 years

Amortization of assets recorded under capital leases is included in depreciation expense.

Real Estate Activities

The Company capitalizes as real estate held for development and sale the original acquisition cost, direct construction and development costs, and other related costs. Property taxes, insurance and interest incurred on costs related to real estate under development are capitalized during periods in which activities necessary to prepare the property for its intended use are in progress. Land costs and other common costs incurred prior to construction are allocated to each land parcel benefited. Construction-related costs are allocated to individual units in each development phase using the relative sales value method. Selling expenses are charged against income in the period incurred. Interest capitalized on real estate development projects for the years ended October 27, 2006, October 28, 2005 and October 29, 2004 was $108,000, $116,000 and $18,000, respectively.

Sales and profits on real estate sales are recognized using the full accrual method at the point that the Company’s receivables from land sales are deemed collectible and the Company has no significant remaining obligations for construction or development, which typically occurs upon transfer of title. If such conditions are not met, the recognition of all or part of the sales and profit is postponed. The Company thoroughly evaluates the contractual agreements and underlying facts and circumstances relating to its real estate transactions, including the involvement of related parties, to determine the appropriate revenue recognition treatment of such transactions in accordance with Statement of Financial Accounting Standards No. 66, “Accounting for Sales of Real Estate,” and related pronouncements. For the year ended October 27, 2006, the Company recognized revenues, costs and profits for the Retreat single family lot subdivision at Northstar (Note 7) using the percentage-of-completion method as development and construction on the subdivision occurred, as the Company remained obligated to complete certain subdivision infrastructure subsequent to the initial sale of a portion of the lots.

Long-Lived Assets

The Company evaluates potential impairment of its long-lived assets, including property and equipment and real estate held for development and sale, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). Pursuant to SFAS No. 144, the Company periodically evaluates whether there are facts and circumstances that indicate potential impairment of its long-lived assets. If impairment indicators are present, the Company reviews the carrying value of its long-lived assets for recoverability. If the carrying amount of a long-lived asset exceeds its estimated future undiscounted net cash flows, an impairment charge is recognized for the amount by which the carrying value of the asset exceeds the fair value of the asset. As of October 27, 2006 and October 28, 2005, the Company believes that there has not been any impairment of its long-lived assets.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

Goodwill

Pursuant to the requirements of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), the Company performs annual impairment tests for recorded goodwill. Based on the annual impairment tests, the Company determined that there was no impairment of the goodwill balances associated with the Northstar, Sierra and Summit resorts as of October 27, 2006 and October 28, 2005, or for goodwill balances relating to the Company’s Mount Cranmore and Loon Mountain resorts as of October 28, 2005.

As of October 27, 2006, the Company determined that goodwill balances in the amount of $939,000 and $545,000 relating to Mount Cranmore and Loon Mountain were impaired, as the carrying value of the long-lived assets, including goodwill, associated with such resorts exceeded the estimated fair value of their respective resort operating assets. Based on the hypothetical purchase price allocation performed by the Company as required under SFAS No. 142, the Company determined that no value would be assigned to goodwill, and accordingly, the Company recorded a write-down of such goodwill balances as of October 27, 2006.

Fair Value of Financial Instruments

The fair value of amounts outstanding under the Company’s Credit Agreement and Note Purchase Agreement (Note 4) approximate book value, as the interest rate on such debt generally varies with changes in market interest rates.

Revenue Recognition—Resort Operations

Revenues from resort operations are generated from a wide variety of sources, including lift ticket sales, snow school lessons, equipment rentals, retail product sales, food and beverage operations, lodging and property management services and other recreational activities, and are recognized as services are provided and products are sold, and collectibility is reasonably assured. Sales of season passes are initially deferred in unearned revenue and recognized ratably over the expected ski season.

Contingencies and Related Accrual Estimates

The Company’s operations are affected by various contingencies, including commercial litigation, personal injury claims relating principally to snow sports activities, self-insured workers’ compensation matters and self-insured employee health and welfare arrangements. The Company performs periodic evaluations of these contingencies, and based on information provided by third-party claims administrators and other pertinent information, provides accruals for its best estimate of the eventual outcome of these matters in accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies.” These estimated liabilities are reviewed and appropriately adjusted as the facts and circumstances related to these contingencies change.

Amortization

Deferred financing costs are being amortized over the estimated lives of the related obligations using the effective interest method.

Advertising Costs

The production cost of advertisements is expensed when the advertisement is initially released. The cost of professional services for advertisements, sales campaigns and promotions is expensed when the services are rendered. The cost of brochures and other winter marketing collateral is expensed over the ski season. Advertising expenses for the years ended October 27, 2006, October 28, 2005 and October 29, 2004 were $3,543,000, $3,009,000 and $3,501,000, respectively.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

Income Taxes

Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The Company is included in the federal and state tax returns of Parent. The provision for federal and state income tax is computed as if the Company filed separate consolidated income tax returns.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the accompanying consolidated financial statements for prior years to conform to the presentation for the year ended October 27, 2006.

2. Property and Equipment

Property and equipment consist of the following:

	October 27, 2006	October 28, 2005
	(In thousands)
Land and improvements	$35,729	$35,396
Buildings and improvements	59,539	51,903
Lift equipment	45,981	46,050
Other machinery and equipment	64,810	66,092
Construction in progress	25,950	17,527

	232,009	216,968
Less accumulated depreciation and amortization	113,120	107,588

	$118,889	$109,380

3. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	October 27, 2006	October 28, 2005
	(In thousands)
Accounts payable	$10,811	$8,996
Accrued compensation and benefits	3,966	3,952
Taxes other than income taxes	697	722
Interest	737	664
Other	4,583	5,877

	$20,794	$20,211

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

4. Financing Arrangements

Long-Term Debt

Long-term debt consists of the following, which are described herein:

	October 27, 2006	October 28, 2005
	(In thousands)
First Lien Term Facility	$67,931	$77,306
CapEx A Term Facility	4,987	—
Second Lien Term Facility	50,000	50,000
Capital leases and other debt	3,176	3,073

Total long-term debt	126,094	130,379
Less current portion	74,495	2,031

Long-term debt	$51,599	$128,348

2005 Refinancing

On June 2, 2005, the Company entered into (i) a $107,500,000 First Lien Credit Agreement (the “Credit Agreement”) with certain lenders and General Electric Capital Corporation, as administrative agent and collateral agent, and (ii) a $50,000,000 Second Lien Note Purchase Agreement (the “Note Purchase Agreement”) with certain lenders and the Bank of New York, as administrative agent and collateral agent. As discussed further in Note 11, all of the obligations and commitments under the Credit Agreement and Note Purchase Agreement were fully extinguished on January 19, 2007 in connection with certain strategic transactions involving Parent and the Company. The information below provides a general description of the principal terms and conditions of the Credit Agreement and Note Purchase Agreement and certain related matters prior to the time of such extinguishment.

The Credit Agreement provided for (a) a $20,000,000 revolving credit facility (the “Revolving Facility”), (b) a $77,500,000 term loan facility (the “First Lien Term Facility”), (c) a $5,000,000 delayed draw term loan for certain planned capital expenditures at Northstar, which commitment was drawn upon on July 5, 2006 (the “CapEx A Term Facility”), and (d) a $5,000,000 delayed draw term loan for certain planned capital expenditures at Loon Mountain. Subject to the terms of the Credit Agreement, the Company could, from time to time, borrow, repay and reborrow under the Revolving Facility. The Credit Agreement required that the Company not have any borrowings under the Revolving Facility for a period of 30 consecutive days during the period from January 1 to April 30 of each year. The Credit Agreement permitted the issuance of letters of credit in an amount not to exceed $5,000,000. The balance of outstanding letters of credit reduced the available borrowing capacity under the Revolving Facility. The First Lien Term Facility and the delayed draw term loans required principal payments of 1% per annum of the original balance of such loans, payable quarterly in arrears on the last day of each of January, April, July and October, commencing on July 31, 2005. Borrowings under the Credit Agreement were also subject to certain mandatory prepayment provisions relating to (x) certain specified real estate sales, (y) certain asset sales and casualty proceeds and (z) cumulative resort free cash flow (as defined in the Credit Agreement). The scheduled maturity date of the Credit Agreement was May 31, 2011. Borrowings under the Credit Agreement bore interest, at the Company’s option, at either an adjusted Eurodollar rate or at an alternative base rate, plus an applicable margin. Under the terms of the Credit Agreement, the applicable margin was equal to 4.5% per annum for Eurodollar rate loans and 3.5% per annum for alternative base rate loans. Borrowings outstanding under the Revolving Facility, First Lien Term Facility and CapEx A Term Facility as of October 27, 2006 bore interest at weighted average annual rates of 10.42%, 9.89% and 10.06%, respectively, pursuant to elections under both the Eurodollar and alternative base rate options.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

The indebtedness of the Company under the Credit Agreement was guaranteed by substantially all of its subsidiaries. Booth Creek’s and the guarantors’ obligations under the Credit Agreement were secured by a first-priority security interest in substantially all of the assets of the Company and such guarantors.

The Note Purchase Agreement provided for a $50,000,000 second lien term facility (the “Second Lien Term Facility”), which had a scheduled maturity date of May 31, 2012. There were no scheduled principal payments under the Second Lien Term Facility. Borrowings under the Note Purchase Agreement bore interest, at the Company’s option, at either an adjusted Eurodollar rate or at an alternative base rate, plus an applicable margin. Under the terms of the Note Purchase Agreement, the applicable margin was equal to 8.5% per annum for Eurodollar rate loans and 7.5% per annum for alternative base rate loans. The Note Purchase Agreement also permitted the Company to pay up to 50% of the accrued interest under the Second Lien Term Facility in kind during the period from the closing date through the three year and six month anniversary of the closing date. In such case, the applicable margin was equal to 14% per annum for Eurodollar rate loans and 13% per annum for alternative base rate loans. Borrowings outstanding under the Second Lien Term Facility as of October 27, 2006 bore interest at 13.88% pursuant to an election under the Eurodollar option.

The indebtedness of the Company under the Note Purchase Agreement was guaranteed by substantially all of its subsidiaries. The Company’s and the guarantors’ obligations under the Note Purchase Agreement were secured by a second-priority security interest in substantially all of the assets of the Company and such guarantors. Collateral matters between the lenders under the Credit Agreement and the lenders under the Note Purchase Agreement were governed by an intercreditor agreement.

The Credit Agreement and Note Purchase Agreement contained affirmative and negative covenants customary for such types of facilities, including maintaining a minimum level of EBITDA; maintaining a minimum level of asset value; limitations on indebtedness, capital expenditures, investments and spending on real estate projects; limitations on dividends and other distributions; and other restrictive covenants pertaining to the operation and management of the Company and its subsidiaries. The agreements also contained events of default customary for such financings, including but not limited to nonpayment of principal, interest, fees or other amounts when due; breach of representations or warranties in any material respect when made; breach of covenants; cross default and cross acceleration of other indebtedness; dissolution, insolvency and bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity of the guarantees, security documents or intercreditor agreement; changes in control; and loss of material licenses, approvals or permits.

Borrowings of $77,500,000 and $50,000,000 under the First Lien Term Facility and Second Lien Term Facility, together with closing date advances of $500,000 under the Revolving Facility, were utilized (i) to retire outstanding principal of $16,000,000 in revolver borrowings under the Company’s Amended and Restated Credit Agreement dated March 15, 2002 (the “Senior Credit Facility”), (ii) to retire outstanding principal of $23,750,000 in term borrowings (the “Term Facility”) under the Senior Credit Facility, (iii) to pay accrued interest, fees and expenses of $400,000 under the Senior credit Facility, (iv) to retire outstanding principal of $80,175,000 under the Company’s 12.5% senior notes due March 15, 2007 (the “Senior Notes”), together with accrued interest of $2,171,000, (v) to pay fees and expenses associated with the refinancing transaction, and (vi) for other general corporate purposes. In connection with the retirement of the Senior Notes, the Company recognized a loss on early retirement of debt of $889,000 during the year ended October 28, 2005 due principally to the write-off of unamortized deferred financing costs.

May 2006 Credit Agreement and Note Purchase Agreement Amendment and Waiver

Due to the effects of certain adverse weather conditions at its resorts, the Company did not achieve the minimum EBITDA requirement under the Credit Agreement and Note Purchase Agreement for the first fiscal

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

quarter of 2006. On May 10, 2006, the Company entered into a First Amendment and Waiver (the “First Amendment and Waiver”) with the agents and lenders under each of the Credit Agreement and the Note Purchase Agreement which (i) waived the breach of covenant and event of default resulting from the Company’s failure to achieve the minimum EBITDA requirement for the first fiscal quarter of 2006, (ii) modified the level of the minimum EBITDA covenant for certain periods following the first fiscal quarter of 2006, (iii) required a capital contribution of $3,500,000 into the Company, which was made concurrently with the First Amendment and Waiver, and (iv) modified certain other terms and conditions of the Credit Agreement and Note Purchase Agreement.

Minimum EBITDA Covenant Violation Under the Credit Agreement for the Trailing Twelve Month Period Ended October 27, 2006

Due principally to temporary disruption from significant real estate infrastructure development at Northstar, which negatively impacted customer visitation and related lodging, retail, food and beverage, golf and mountain biking operations at the resort during the summer season of 2006, the Company did not achieve the minimum EBITDA covenant under the Credit Agreement for the trailing twelve month period ended October 27, 2006. The Company satisfied the minimum EBITDA covenant for such period under the Note Purchase Agreement. Accordingly, the Company has classified amounts outstanding under the First Lien Term Facility and CapEx A Term Facility as a component of “current portion of long-term debt” as of October 27, 2006. As discussed further in Note 11, all of the obligations and commitments under the Credit Agreement and Note Purchase Agreement were fully extinguished on January 19, 2007.

Capital Leases and Other Debt

During the year ended October 29, 2004, the Company entered into purchase commitments for the construction of detachable quad chairlifts at Northstar and Loon Mountain for a total cost of $7,109,000. The Company also obtained a commitment to finance the lifts under operating lease arrangements. During the years ended October 28, 2005 and October 29, 2004, lift construction progress payments of $5,420,000 and $1,689,000, respectively, were funded by the leasing company pursuant to interim financing arrangements entered into in contemplation of the intended operating lease financing. Under generally accepted accounting principles, the interim fundings were initially reflected as a component of property and equipment and current portion of long-term debt in the Company’s consolidated balance sheets. In December 2004, the capital expenditures and debt associated with the interim fundings were removed from the Company’s consolidated balance sheet in conjunction with the origination of the permanent operating lease financing transactions for the two lifts.

Other debt of $3,176,000 and $3,073,000 at October 27, 2006 and October 28, 2005, respectively, consists of various capital lease obligations and notes payable.

For the years ended October 27, 2006, October 28, 2005 and October 29, 2004, the Company entered into long-term debt and capital lease obligations of $1,780,000, $3,226,000 and $3,371,000, respectively, for the purchase of equipment.

During the years ended October 27, 2006, October 28, 2005 and October 29, 2004, the Company paid cash for interest costs of $14,747,000, $13,629,000 and $11,912,000, respectively, net of amounts capitalized of $521,000, $379,000 and $18,000, respectively.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

As of October 27, 2006, the scheduled maturities of long-term debt were as follows:

Year ending October	(In thousands)
2007	$2,402
2008	2,068
2009	1,180
2010	825
2011	69,619
Thereafter	50,000

Total long-term debt	$126,094

Interest Rate Swap Arrangement

On September 2, 2005, the Company entered into an interest rate swap arrangement with a bank. Pursuant to the arrangement, the Company will receive payments at the rate of three month LIBOR in exchange for the obligation to pay a fixed rate of interest at 4.43%. The notional principal amount for the interest rate swap arrangement is $65,000,000 through the term of the arrangement, which expires on October 31, 2009. The interest rate swap arrangement is designed to partially limit the Company’s exposure to the effects of rising interest rates with respect to borrowings outstanding under the First Lien Term Facility and Second Lien Term Facility. This arrangement is accounted for at fair value, with fluctuations recorded through the statement of operations. As of October 27, 2006 and October 28, 2005, the fair value of the arrangement was $1,172,000 and $779,000, respectively, which was reflected as a component of other assets in the accompanying consolidated balance sheets. The Company received net cash proceeds under the interest rate swap of $59,000 during the year ended October 27, 2006 (none in 2005), and recognized gains of $452,000 and $779,000 under the arrangement during the years ended October 27, 2006 and October 28, 2005, respectively.

5. Commitments and Contingencies

Lease Commitments

The Company leases certain machinery, equipment and facilities under operating leases. Aggregate future minimum lease payments as of October 27, 2006 were as follows:

Year ending October	(In thousands)
2007	$2,634
2008	2,500
2009	2,436
2010	2,309
2011	1,871
Thereafter	4,756

$16,506

Total rent expense for all operating leases amounted to $3,212,000, $2,770,000 and $1,795,000 for the years ended October 27, 2006, October 28, 2005 and October 29, 2004, respectively.

The Company leases certain machinery and equipment under capital leases. Aggregate future minimum lease payments as of October 27, 2006 for the years ending October 2007, October 2008 and October 2009 were

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

$1,754,000, $1,313,000, and $366,000, respectively. The cost of equipment recorded under capital leases at October 27, 2006 and October 28, 2005 was $5,576,000 and $4,375,000, respectively, and the related accumulated depreciation at such dates was $2,797,000 and $1,548,000, respectively.

In addition, the Company leases property from the United States Forest Service under Term Special Use Permits for all or certain portions of the operations of Sierra, Waterville Valley, Loon Mountain and the Summit. These leases are effective through 2039, 2034, 2042 and 2032, respectively. Lease payments are based on a percentage of revenues, and were $1,188,000, $1,001,000 and $1,117,000 for the years ended October 27, 2006, October 28, 2005 and October 29, 2004, respectively.

Other Commitments

Firm commitments for future capital expenditures, which include commitments resulting from firm purchase orders, contracts and other formal agreements, totaled approximately $16,800,000 at October 27, 2006.

In connection with certain single family real estate development projects at Northstar and certain other aspects of its operations, the Company has arranged for surety bonds from third-party surety bonding companies or letters of credit from financial institutions. The aggregate amount of surety bonds and letters of credit in place at October 27, 2006 were $4,050,000 and $38,000, respectively. As of October 27, 2006, the Company maintained a restricted cash deposit of $1,436,000 as a collateral arrangement for surety bonds in the amount of $3,910,000 obtained for certain subdivision development improvements at Northstar.

Litigation

The nature of the ski industry includes the risk of skier injuries. Generally, the Company has insurance to cover potential claims; in some cases the amounts of the claims may be substantial. The Company is also involved in a number of other claims arising from its operations.

Management, in consultation with legal counsel, believes resolution of these claims will not have a material adverse impact on the Company’s consolidated financial position, results of operations or cash flows.

Pledge of Stock

As of October 27, 2006, the stock of the Company was pledged to secure approximately $170,200,000 of indebtedness of Parent.

6. Income Taxes

The difference between the statutory federal income tax rate and the effective tax rate is attributable to the following:

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
	(In thousands)
Tax (provision) benefit computed at federal statutory rate of 35% of pre-tax (income) loss	$(387)	$4,706	$641
Net change in valuation allowance	(1,934)	(6,027)	(606)
Other, net	2,321	1,321	(35)

	$—	$—	$—

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	October 27, 2006	October 28, 2005
	(In thousands)
Deferred tax assets:
Accruals	$993	$1,014
Alternative minimum tax credit carryforwards	352	352
Net operating loss carryforwards	46,990	47,556

Total deferred tax assets	48,335	48,922
Deferred tax liabilities:
Property and equipment	(11,345)	(14,450)
Goodwill	(2,848)	(2,264)

Total deferred tax liabilities	(14,193)	(16,714)

Net deferred tax assets	34,142	32,208
Valuation allowance	(34,142)	(32,208)

Net deferred tax assets reflected in the accompanying consolidated balance sheets	$—	$—

At October 27, 2006, the Company has net operating loss carryforwards of approximately $129,000,000 for federal income tax reporting purposes, which expire between 2012 and 2026.

7. Real Estate Transactions

Sale of South Mountain Real Estate at Loon Mountain

On April 18, 2005, Loon Mountain Recreation Corporation (“LMRC”) and Loon Realty Corp. (“Loon Realty”, and together with LMRC, “Seller”), wholly-owned subsidiaries of the Company, entered into a Real Estate Purchase and Sale Contract (the “Centex Agreement”) with Centex Homes (“Purchaser”) for the purchase and sale of certain development real estate (the “Property”) located proximate to the Loon Mountain ski area (the “Loon Mountain Ski Area”). The Property consists of approximately 338 acres of land and related development rights, which was sold in two phases.

The first phase (“First Phase”) consisted of approximately 48 acres of land and related development rights, which are intended to be developed into a minimum of 65 single-family lots and associated subdivision improvements. The second phase (“Second Phase”) consisted of approximately 290 acres of land and related development rights, which are intended to be developed into approximately 835 multi-family units and/or single-family lots, 45,000 square feet of commercial and retail space, certain community amenities serving the First Phase and Second Phase and associated subdivision improvements.

On October 3, 2005, Purchaser and Seller consummated the sale of the First Phase property. In connection therewith, the Company recognized real estate revenues of $7,047,000, which consisted of (i) the non-refundable cash purchase price for the First Phase of $6,741,000, and (ii) other consideration in the amount of $306,000 representing Purchaser’s obligation to reimburse LMRC for certain future expenditures. The Company also recognized cost of sales of $1,408,000, which consisted of existing land basis and development costs, brokers’ commissions and other customary closing costs and expenses.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

The original purchase price for the Second Phase was $21,259,000 plus interest at a rate of 8% per annum from July 15, 2005 to the date of the Second Phase closing, less brokers’ commissions of $1,025,000 to be paid by Seller and other typical closing costs.

Purchaser and Seller entered into an Operating Agreement dated October 3, 2005 (the “Operating Agreement”) which addresses various aspects of the mutual development of the Property and the Loon Mountain Ski Area and associated operational matters. A key aspect of the Operating Agreement is the requirement of Seller, conditioned upon the closing of the Second Phase and certain other matters, to construct and install, on or before certain specified dates commencing in 2007, certain ski lifts, trails and related snowmaking infrastructure on South Mountain (the “South Mountain Expansion”), which is adjacent to the existing Loon Mountain Ski Area and the Property.

In anticipation of the sale of the Second Phase property at Loon Mountain, during August 2006, Seller and Purchaser entered into amendments to the Centex Agreement and Operating Agreement which principally provided for (i) a $5,000,000 reduction in the purchase price for the Second Phase property from $21,259,000 to $16,259,000, (ii) a new obligation of Purchaser to make a payment (the “Centex Ski Infrastructure Payment”) on or before April 2, 2007 in the amount of $5,000,000 plus interest at a rate of 8% per annum from the Second Phase closing to defray a portion of the costs to be incurred by LMRC in connection with certain components of the South Mountain Expansion, and (iii) the condition that LMRC’s obligations for certain portions of the South Mountain Expansion are contingent upon LMRC’s receipt of the Centex Ski Infrastructure Payment. The Company also obtained amendments to the Credit Agreement and Note Purchase Agreement which permitted the amendments to the Centex Agreement and Operating Agreement and provided for a mandatory prepayment of the First Lien Term Facility in the amount of $8,600,000 from the net proceeds of the sale of the Second Phase property. On August 25, 2006, Seller and Purchaser consummated the sale and transfer of the Second Phase property in accordance with the amended terms of the Centex Agreement and the related amendments to the Credit Agreement and Note Purchase Agreement. In connection therewith, the Company recognized real estate revenues of $17,778,000 consisting of (i) the amended contract purchase price of $16,259,000 and (ii) interest on the Second Phase purchase price of $1,519,000, and cost of sales of $2,874,000 for existing land basis and development costs, brokers’ commissions and other customary closing costs and expenses.

Sale of Non-strategic Development Parcel at Loon Mountain

During the years ended October 28, 2005 and October 29, 2004, the Company sold certain non-strategic development parcels and single family lots at Loon Mountain in several transactions for aggregate cash sales prices of $85,000 and $1,436,000, respectively, which have been reflected as real estate revenue for such periods.

Sale of Summit Single Family Lots at Northstar

In February 2006, Trimont Land Company (“TLC”), the owner and operator of Northstar and a wholly-owned subsidiary of the Company, launched the sale of the Retreat subdivision at Northstar, which consists of 18 ski-in single family lots. As of October 27, 2006, TLC closed escrow on five of the lots, with an aggregate cash sales price of $5,913,000, and recognized real estate revenues of $3,112,000 during the year ended October 27, 2006 under the percentage-of- completion method.

In March 2003, TLC launched the sale of the Summit subdivision at Northstar, which consisted of 15 ski-in/ski-out single family lots. TLC closed escrow on the three final lot sales in December 2003 for an aggregate sales price of $2,798,000, which was reflected as real estate revenues for the year ended October 29, 2004.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

Sale of Development Real Estate to a Related Party

On September 22, 2000, TLC and Trimont Land Holdings, Inc. (“TLH”), a wholly-owned subsidiary of Parent and affiliate of the Company, entered into an Agreement for Purchase and Sale of Real Property (the “Northstar Real Estate Agreement”) pursuant to which TLC agreed to sell to TLH certain development real estate consisting of approximately 550 acres of land located at Northstar (the “Development Real Estate”) for a total purchase price of $27,600,000, of which 85% was payable in cash and 15% was payable in the form of convertible secured subordinated promissory notes. The purchase price was based on an appraisal obtained from an independent third party appraiser. Concurrently therewith, TLC and TLH consummated the sale of the initial land parcels contemplated by the Northstar Real Estate Agreement, and TLC transferred the bulk of the Development Real Estate to TLH for a total purchase price of $21,000,000, of which $17,850,000, or 85%, was paid in cash and $3,150,000, or 15%, was paid in the form of a convertible secured subordinated promissory note (the “Convertible Secured Note”).

In connection with the execution of the Northstar Real Estate Agreement, TLH and an unrelated third party entered into a joint venture agreement (the “East West Joint Venture”) providing for the development of the property purchased by TLH and subsequently transferred to the East West Joint Venture.

In accordance with accounting principles generally accepted in the United States for real estate transactions, during 2000 the Company recorded revenues for the sale of the initial land parcels to the extent of cash received by TLC. The Company obtained an opinion from an independent firm qualified and experienced in the subject matter of the transaction that the terms of the sale of Development Real Estate were fair and reasonable to the Company and TLC and at least as favorable as the terms which could have been obtained in a comparable transaction made on an arms-length basis between unaffiliated parties.

During the year ended November 1, 2002, TLH paid $5,610,000 to TLC, which represented the cash portion of the $6,600,000 purchase price for the remaining Development Real Estate subject to the Northstar Real Estate Agreement. The $5,610,000 payment had been deferred as a deposit liability as of October 31, 2003 pending the consummation of the sale of the remaining Development Real Estate under the Northstar Real Estate Agreement. In December 2003, TLC completed the subdivision of the remaining Development Real Estate and transferred such real estate to TLH. Accordingly, TLC relieved the existing $5,610,000 deposit liability and recognized real estate revenues of $5,610,000 for this transaction during the year ended October 29, 2004. Additionally, the Convertible Secured Note was increased by $990,000 for the 15% noncash portion of the consideration for the remaining Development Real Estate.

In June 2005, TLC and TLH agreed, as permitted by the Credit Agreement and Note Purchase Agreement, to cancel the Convertible Secured Note. The cancellation of the Convertible Secured Note had no effect on the financial statements of TLC or the Company, as the Company was intending to recognize revenues, profits and interest on the portion of the sales price represented by the Convertible Secured Note as collections were made, and the balance of the Convertible Secured Note was fully offset by deferred revenue prior to its cancellation.

As part of the East West Joint Venture’s development activities within the village at Northstar, certain existing facilities of TLC were dismantled during the year ended October 29, 2004 in order to permit the construction of the planned village expansion. The East West Joint Venture is obligated to provide TLC with replacement space for the facilities which were dismantled. As this transaction constitutes an exchange of a productive asset not held for sale in the ordinary course of business for an equivalent interest in a similar productive asset, no gain or loss was recognized for this exchange. Under generally accepted accounting principles, the carrying value of the existing facilities of $2,343,000 will become the accounting basis for the

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

replacement space to be provided. The estimated fair value of the replacement space to be provided by the East West Joint Venture is approximately $2,700,000. The replacement space was conveyed by the East West Joint Venture to TLC in November 2006.

8. Management Agreement with Related Party

On May 26, 2000, the Company and Parent entered into an Amended and Restated Management Agreement (the “Management Agreement”) with Booth Creek Management Corporation (the “Management Company”) pursuant to which the Management Company agreed to provide Parent, Booth Creek and its subsidiaries with management advice with respect to, among other things, (i) formulation and implementation of financial, marketing and operating strategies, (ii) development of business plans and policies, (iii) corporate finance matters, including acquisitions, divestitures, debt and equity financings and capital expenditures, (iv) administrative and operating matters, including unified management of the Company’s ski resorts, (v) research, marketing and promotion, and (vi) other general business matters. The Company’s Chairman and Chief Executive Officer is the sole shareholder, sole director and Chief Executive Officer of the Management Company.

Under the terms of the Management Agreement, Parent and the Company provide customary indemnification, reimburse certain costs and pay the Management Company an annual management fee of $100,000, plus a discretionary operating bonus. Management fees and reimbursable expenses incurred by the Company during the years ended October 27, 2006, October 28, 2005 and October 29, 2004 were $75,000 per year.

9. Employee Benefit Plan

The Company maintains a defined contribution retirement plan (the “Plan”), qualified under Section 401(k) of the Internal Revenue Code, for certain eligible employees. Pursuant to the Plan, eligible employees may contribute a portion of their compensation, subject to a maximum amount per year as specified by law. The Company provides a matching contribution based on specified percentages of amounts contributed by participants. The Company’s contribution expense for the years ended October 27, 2006, October 28, 2005 and October 29, 2004 was $677,000, $658,000 and $661,000, respectively.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

10. Business Segments

The Company currently operates in two business segments, resort operations and real estate and other. The Company’s resort operations segment is currently comprised of six ski resort complexes, which provide lift access, snow school lessons, retail, equipment rental, food and beverage offerings, lodging and property management services and ancillary products and services. The real estate and other segment is primarily engaged in the development and sale of real estate at Northstar and Loon Mountain and the harvesting of timber rights. Given the distinctive nature of their respective products, these segments are managed separately. Data by segment is as follows:

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
	(In thousands)
Revenue:
Resort operations	$114,847	$99,445	$105,377
Real estate and other	21,032	7,522	10,033

	$135,879	$106,967	$115,410

Depreciation, depletion, write-down of goodwill and noncash cost of real estate sales:
Resort operations	$16,669	$14,327	$13,848
Real estate and other	3,499	1,362	2,388

	$20,168	$15,689	$16,236

Selling, general and administrative expense:
Resort operations	$23,551	$23,144	$22,149
Real estate and other	1,146	1,734	1,042

	$24,697	$24,878	$23,191

Operating income (loss):
Resort operations	$239	$(1,597)	$5,403
Real estate and other	14,861	3,574	6,034

	$15,100	$1,977	$11,437

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

A reconciliation of combined operating income for resort operations and real estate and other to consolidated net income (loss) is as follows:

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
	(In thousands)
Operating income for reportable segments	$15,100	$1,977	$11,437
Interest expense	(14,820)	(12,779)	(12,071)

Amortization of deferred financing costs	(998)	(2,655)	(1,195)
Loss on early retirement of debt	—	(889)	—

Gain on interest rate swap arrangement	452	779	—

Gain on disposals of property and equipment	1,013	119	28

Other income (expense)	58	2	(30)

Net income (loss)	$805	$(13,446)	$(1,831)

Capital expenditures by segment and segment assets were as follows:

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
	(In thousands)
Capital expenditures:
Resort operations	$23,446	$11,032	$10,985
Real estate and other	3,083	1,754	1,754

	$26,529	$12,786	$12,739

	October 27, 2006	October 28, 2005
	(In thousands)
Segment assets:
Resort operations	$149,992	$138,267
Real estate and other	11,599	10,578
Corporate and other nonidentifiable assets	8,880	11,196

	$170,471	$160,041

11. Subsequent Events

Consummation of Strategic Transactions

On December 1, 2006, Parent and the Company entered into a Securities Purchase Agreement (as amended, the “SPA”) with Booth Creek Resort Properties LLC (“BCRP LLC”), a newly formed entity owned and controlled by the Chairman and Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer of Parent and the Company and one other investor. Pursuant to the SPA, it is contemplated that (i) BCRP LLC would acquire the membership interests of certain entities owned by Parent, and (ii) BCRP Inc., a newly formed subsidiary of BCRP LLC, would acquire all of the issued and outstanding shares of capital stock of

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

October 27, 2006

the Company and another entity owned by Parent. Parent will retain its interest in Trimont Land Holdings, Inc. (“TLH”) and certain unsold single family lots at Northstar generally known as the Retreat subdivision. The purchase price under the SPA is $180,000,000 plus the assumption of indebtedness of approximately $5,600,000, and is subject to certain purchase price adjustments relating to (i) working capital and unearned revenue balances at the closing, (ii) the extent of capital expenditures funded by the Company prior to closing, (iii) holdbacks for remaining infrastructure for certain real estate projects, (iv) reimbursement to BCRP LLC of the EBITDA generated by the divested entities for the period from October 28, 2006 to closing, and (v) reimbursement to Parent of certain interest costs for the period from October 28, 2006 to closing.

Concurrently with the execution of the SPA, BCRP LLC, BCRP Inc., certain subsidiaries of the Company and an affiliate of CNL Income Properties, Inc. (“CNL”) entered into an Asset Purchase Agreement, (as amended, the “APA”), for the sale of substantially all of the resort operating assets of Northstar, Sierra, Loon Mountain and the Summit (the “Acquired Properties”) to CNL for a purchase price of $170,000,000, subject to certain purchase price adjustments. In connection with CNL’s purchase of the Acquired Properties from BCRP Inc. and the Company, CNL will lease such resort operating assets on a long-term, triple net basis (the “Lease Arrangements”) to tenant subsidiaries of BCRP Inc. and the Company. Also as part of the transactions described above, CNL has committed to provide funding for future capital expenditures primarily at Northstar and Loon Mountain in the aggregate amount of $28.7 million.

CNL also committed to provide loans in the aggregate amount of $12,000,000 (the “Loan Transactions”) secured by certain other assets that BCRP LLC and BCRP Inc. will be acquiring under the SPA, including (i) the Waterville Valley ski resort, (ii) the Mount Cranmore ski resort and related development real estate, and (iii) certain single family development real estate at Northstar generally known as the Porcupine Hill Estates subdivision.

On January 19, 2007, the parties referenced above consummated the transactions contemplated by the SPA, APA, Lease Arrangements and Loan Transactions. In connection with the closing under the SPA, a portion of the proceeds of the sale were used to extinguish all amounts outstanding under the Company’s Credit Agreement and Note Purchase Agreement, as well as to retire certain existing capital lease obligations and operating lease commitments of the Company.

Pursuant to BCRP Inc.’s acquisition of the Company in connection with the SPA, the Company will perform purchase accounting to establish a new basis of accounting for its assets and liabilities. Further, the Company will provide accounting to reflect the sale of the resort operating assets of the Acquired Properties to CNL, as well as the other transactions consummated on January 19, 2007 as described above. The accounting for these transactions is expected to significantly affect the comparability of the Company’s financial statements following these strategic transactions as compared to the accompanying consolidated financial statements.

In connection with the above transactions, a subsidiary of BCRP LLC agreed to take assignment of TLH’s obligation to acquire certain commercial real estate at Northstar. It is currently contemplated that CNL will ultimately be the acquirer of the commercial space, and will lease such property to a subsidiary of BCRP LLC on a long-term triple net lease basis. However, the completion of the commercial space transactions is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that these commercial space transactions will ultimately be consummated.

Marinas International

Dallas, Texas

INTERIM COMBINED FINANCIAL STATEMENTS

As of September 30, 2006 and 2005

Marinas International

Interim Combined Balance Sheets

	September 30,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,853,108	$2,041,153
Certificate of deposit	103,432	109,290
Accounts receivable, net	544,440	637,344
Due from affiliates	526,613	759,044
Notes receivable	3,073	6,881
Inventory	420,771	389,766
Prepaid expenses	114,465	140,522

TOTAL CURRENT ASSETS	4,565,902	4,084,000

NOTES RECEIVABLE	839,352	942,132

PROPERTY AND EQUIPMENT, net	43,616,874	44,950,660

SECURITIES AVAILABLE FOR SALE	621,047	906,763

INVESTMENT IN PARTNERSHIP	449,087	433,329

OTHER ASSETS, net	651,542	754,698

GOODWILL	3,947,867	3,947,867

	$54,691,671	$56,019,449

LIABILITIES AND OWNERS’ EQUITY

CURRENT LIABILITIES:
Note payable—bank	$200,000	$200,000
Accounts payable	737,799	443,525
Due to affiliates	1,757,556	1,602,443
Accrued liabilities	859,337	791,684
Customer deposits	338,772	269,938
Rent collected in advance	4,354,655	4,484,078
Long-term debt due within one year	1,882,253	2,328,996

TOTAL CURRENT LIABILITIES	10,130,372	10,120,664

LONG-TERM DEBT	33,709,154	35,618,816

OWNERS’ EQUITY	10,852,145	10,279,969

	$54,691,671	$56,019,449

See notes to interim combined financial statements.

Marinas International

Interim Combined Statements of Income

and Comprehensive Income

	Nine Months Ended September 30,
	2006	2005
REVENUES:
Marina facility rentals	$12,750,384	$12,133,318
Concession rentals and retail sales	3,876,620	3,206,725
Watercraft rentals	2,185,725	2,217,913
Service income	1,035,325	1,110,317

	19,848,054	18,668,273
COSTS AND EXPENSES:
Cost of concession rentals and retail sales	1,927,627	1,903,074
Cost of watercraft rentals	211,645	210,980
Cost of service income	507,068	691,577
General and administrative	9,696,518	9,574,591
Depreciation	2,951,597	2,807,984
Amortization	87,498	106,255
Interest	1,928,441	1,741,259

	17,310,394	17,035,720

OTHER INCOME
Gain on sale of assets	—	45,331
Other income	460,610	382,344

	460,610	427,675

NET INCOME	2,998,270	2,060,228

OTHER COMPREHENSIVE LOSS:
Unrealized holding loss on securities	(31,280)	(87,101)

COMPREHENSIVE INCOME	$2,966,990	$1,973,127

See notes to interim combined financial statements.

Marinas International

Interim Combined Statements of Owners’ Equity

	Owners’ Equity	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2004	$10,995,994	$(6,189)	$10,989,805
Capital contributions	1,973,738	—	1,973,738
Capital distributions	(4,656,701)	—	(4,656,701)
Comprehensive income:
Net income	2,060,228	—	2,060,228
Unrealized losses on securities	—	(87,101)	(87,101)

Balance September 30, 2005	$10,373,259	$(93,290)	$10,279,969

Balance at December 31, 2005	$10,171,483	$(97,722)	$10,073,761
Capital contributions	465,063	—	465,063
Capital distributions	(2,653,669)	—	(2,653,669)
Comprehensive income:
Net income	2,998,270	—	2,998,270
Unrealized losses on securities	—	(31,280)	(31,280)

Balance September 30, 2006	$10,981,147	$(129,002)	$10,852,145

See notes to interim combined financial statements.

Marinas International

Interim Combined Statements of Cash Flows

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,998,270	$2,060,228
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,039,095	2,914,239
Increase in allowance for doubtful accounts	(10,811)	(16,380)
Gain on dispostion of property and equipment	—	(427,494)
(Increase) decrease in:
Accounts receivable	(100,885)	(25,303)
Due from affiliates	221,283	161,330
Inventory	(110,566)	(92,138)
Prepaid expenses	(6,987)	(34,537)
Increase (decrease) in:
Accounts payable	517,131	219,903
Due to affiliates	(210,374)	(7,282)
Accrued liabilities	(103,217)	(128,526)
Customer deposits	26,095	(218,219)
Rent collected in advance	208,333	366,582

Cash provided by operating activities	6,467,367	4,772,403

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities of certificates of deposit	(103,432)	—
Proceeds from sales of securities available for sale	250,004	—
Proceeds from sale of assets	—	145,438
Collections on notes receivable	124,996	3,793
Collection of advances from affiliates	56,620	—
Advances to affiliates	(24,151)	(359,429)
Purchases of property and equipment	(1,909,465)	(1,657,067)
Other cash flows used in investing activities	365	206,817

Cash used in investing activities	(1,605,063)	(1,660,448)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(1,236,264)	(12,895,441)
Borrowings on long-term debt	—	12,000,000
Borrowings on note payable	151,175	200,000
Loan costs	—	(138,237)
Capital contributions	—	1,973,738
Capital distributions	(2,653,669)	(4,656,701)

Cash used in financing activities	(3,738,758)	(3,516,641)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,123,546	(404,686)
CASH AND CASH EQUIVALENTS, beginning of year	1,729,562	2,445,839

CASH AND CASH EQUIVALENTS, end of period	$2,853,108	$2,041,153

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$1,969,996	$1,734,443

Contribution of equipment for capital interest	$465,063	$—

See notes to interim combined financial statements.

Marinas International

Notes to Interim Combined Financial Statements

Nine Months Ended September 30, 2006 and 2005

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Interim Financial Statements

The notes presented in these interim combined financial statements do not include all matters disclosed in Marinas International’s December 31, 2005 audited financial statements. As a result, these interim combined financial statements should be read in conjunction with the combined financial statements for the year ended December 31, 2005.

Organization

The combined financial statements of Marinas International include the accounts of various properties subject to the purchase and loan agreement described in the Subsequent Event footnote (Note K). The entities and related properties (collectively referred to herein as the “Marinas”) are summarized as follows:

Entity	Property	Location
Crystal-Manasquan, LLC	Crystal Point Yacht Club Manasquan River Club	Point Pleasant, New Jersey Brick, New Jersey
Emeryville Marina, LLC	Emeryville Marina	Emeryville, California
Grand Lake Marina, Ltd.	Harbors View Marina	Ketchum, Oklahoma
Marinas Kentucky, LLC	Only activities related to Burnside Marina Beaver Creek Resort Waterway Adventures Reservation Center are included in these combined financial statements.	Monticello, Kentucky Somerset, Kentucky Monticello, Kentucky
121 Marinas, Ltd.	Pier 121 Marina	Lewisville, Texas
Scott’s Marinas at Lake Grapevine, Ltd.	Scott’s Landing Silver Lake Marina Twin Coves Marina	Grapevine, Texas Grapevine, Texas Flower Mound, Texas
Scott’s Expansion #1, Ltd.	Restaurant building	Grapevine, Texas
S.M.B.R. Operations, LLC S.M.B.R. Realty, LLC	Lake Front Marina Sandusky Harbor Marina	Port Clinton, Ohio Sandusky, Ohio
Pier 121 Service Company, Inc.	Easthill Park Twin Coves Park Silver Lake Park	Lewisville, Texas Flower Mound, Texas Grapevine, Texas
F&F Holdings I, Ltd.	Only activity related to the dry storage facilities and sales building at Pier 121 Marina is included in these combined financial statements.	Lewisville, Texas
F&F Holdings II, Ltd.	Only activity related to the dry storage facilities at Pier 121 Marina is included in these combined financial statements.	Lewisville, Texas

All significant inter-marina accounts and transactions have been eliminated.

Marinas International

Dallas, Texas

COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

January 20, 2007

The Owners

Marinas International

Dallas, TX

INDEPENDENT AUDITORS’ REPORT

We have audited the combined balance sheets of Marinas International (as defined in Note A) as of December 31, 2005 and 2004 and the related combined statements of income and comprehensive income, owners’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These combined financial statements are the responsibility of the owners. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Marinas International (as defined in Note A) as of December 31, 2005 and 2004 and the combined results of their operations, changes in its owners’ equity, and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/    WEIKEL, JOHNSON PARRIS & ROUSE, PLLP

Certified Public Accountants

Marinas International

Combined Balance Sheets

(See Independent Auditors’ Report)

	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,729,562	$2,445,839
Certificate of deposit	—	316,107
Accounts receivable, net	432,744	595,661
Due from affiliates	723,745	734,414
Notes receivable	25,289	115,393
Inventory	310,205	297,628
Prepaid expenses	107,478	105,985

TOTAL CURRENT ASSETS	3,329,023	4,611,027

NOTES RECEIVABLE	942,132	837,413

PROPERTY AND EQUIPMENT, net	44,193,943	46,201,684

SECURITIES AVAILABLE FOR SALE	902,331	993,864

INVESTMENT IN PARTNERSHIPS	449,087	51,166

OTHER ASSETS, net	739,404	722,717

GOODWILL	3,947,867	3,947,867

	$54,503,787	$57,365,738

LIABILITIES AND OWNERS’ EQUITY
CURRENT LIABILITIES:
Note payable—bank	$48,825	$—
Accounts payable	220,667	223,624
Due to affiliates	1,911,310	1,783,193
Accrued liabilities	962,554	920,210
Customer deposits	312,677	488,157
Rent collected in advance	4,146,322	4,117,496
Long-term debt due within one year	1,869,448	1,994,884

TOTAL CURRENT LIABILITIES	9,471,803	9,527,564

LONG-TERM DEBT	34,958,223	36,848,369

OWNERS’ EQUITY	10,073,761	10,989,805

	$54,503,787	$57,365,738

See notes to combined financial statements.

Marinas International

Combined Statements of Income

and Comprehensive Income

(See Independent Auditors’ Report)

	Years Ended December 31,
	2005	2004	2003
REVENUES:
Marina facility rentals	$14,879,243	$14,175,058	$14,391,912
Concession rentals and retail sales	3,655,140	3,127,304	2,821,476
Watercraft rentals	2,263,239	2,150,073	2,439,099
Service income	1,668,914	1,758,417	2,415,704
Boat sales	—	—	16,049,007

	22,466,536	21,210,852	38,117,198
COSTS AND EXPENSES:
Cost of concession rentals and retail sales	1,951,649	1,682,419	1,620,626
Cost of watercraft rentals	265,257	257,482	526,142
Cost of service income	920,936	979,485	1,430,270
Cost of boat sales	—	—	15,925,242
General and administrative	11,474,288	11,078,315	12,345,084
Depreciation	3,728,938	3,609,507	3,304,152
Amortization	137,749	164,969	166,947
Interest	2,418,767	2,015,668	2,186,540

	20,897,584	19,787,845	37,505,003

OTHER INCOME
Gain on sale of assets	1,366,397	72,638	842,022
Other income	678,839	458,977	1,728,027

	2,045,236	531,615	2,570,049

NET INCOME	3,614,188	1,954,622	3,182,244

OTHER COMPREHENSIVE LOSS:
Unrealized holding loss on securities	(91,533)	(4,317)	(1,872)

COMPREHENSIVE INCOME	$3,522,655	$1,950,305	$3,180,372

See notes to combined financial statements.

Marinas International

Combined Statements of Owners’ Equity

(See Independent Auditors’ Report)

	Owners’ Equity	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2002	$12,439,662	$—	$12,439,662
Capital contributions	3,335,726	—	3,335,726
Capital distributions	(7,300,299)	—	(7,300,299)
Comprehensive income:
Net income	3,182,244	—	3,182,244
Unrealized losses on securities	—	(1,872)	(1,872)

Balance at December 31, 2003	11,657,333	(1,872)	11,655,461
Capital contributions	1,608,758	—	1,608,758
Capital distributions	(4,224,719)	—	(4,224,719)
Comprehensive income:
Net income	1,954,622	—	1,954,622
Unrealized losses on securities	—	(4,317)	(4,317)

Balance at December 31, 2004	10,995,994	(6,189)	10,989,805
Capital distributions	(4,438,699)	—	(4,438,699)
Comprehensive income:
Net income	3,614,188	—	3,614,188
Unrealized losses on securities	—	(91,533)	(91,533)

Balance at December 31, 2005	$10,171,483	$(97,722)	$10,073,761

See notes to combined financial statements.

Marinas International

Combined Statements of Cash Flows

(See Independent Auditors’ Report)

	Years Ended December 31,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,614,188	$1,954,622	$3,182,244
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,866,687	3,774,476	3,471,100
Increase in allowance for doubtful accounts	(51,763)	(296,306)	(154,074)
Gain on dispostion of property and equipment	(1,366,397)	(74,998)	(842,022)
Equity in earnings of partnership interest	(129,285)	—	—
(Increase) decrease in:
Accounts receivable	214,680	410,699	789,617
Due from affiliates	139,839	130,786	(117,779)
Inventory	(12,577)	38,586	186,852
Prepaid expenses	(1,493)	7,062	(10,459)
Increase (decrease) in:
Accounts payable	(2,956)	(65,225)	(485,331)
Due to affiliates	(65,252)	175,431	(304,761)
Accrued liabilities	42,344	38,316	260,617
Customer deposits	(175,480)	273,999	(47,813)
Rent collected in advance	28,826	22,728	(188,251)

Cash provided by operating activities	6,101,361	6,390,176	5,739,940

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities of certificates of deposit	316,107	—	—
Distributions from partnership	51,364	—	—
Purchases of securities available for sale	—	(1,000,054)	(1,091,069)
Proceeds from sales of securities available for sale	—	594,516	500,414
Proceeds from sale of interest in partnership	76,882	—	—
Proceeds from sale of assets	1,604,684	293,304	9,686,751
Advances on notes receivable	(15,223)	—	(109,411)
Collections on notes receivable	608	7,922	36,330
Net advances to affiliates	(129,170)	—	—
Net collection of advances from affiliates	193,369	304,136	1,050,893
Purchases of property and equipment	(2,356,366)	(4,571,011)	(4,819,209)
Other cash flows used in investing activities	—	(8,937)	(3,202)

Cash provided by (used in) investing activities	(257,745)	(4,380,124)	5,251,497

See notes to combined financial statements.

Marinas International

Combined Statements of Cash Flows

(See Independent Auditors’ Report) (Continued)

	Years Ended December 31,
	2005	2004	2003
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	$(14,262,895)	$(3,251,344)	$(8,948,009)
Borrowings on long-term debt	12,247,313	3,870,020	1,713,803
Payments on note payable	(151,175)	—	—
Borrowings on note payable	200,000	—	—
Loan costs	(154,437)	(84,809)	(113,123)
Capital contributions	—	1,608,758	3,335,726
Capital distributions	(4,438,699)	(4,224,719)	(7,300,299)

Cash used in financing activities	(6,559,893)	(2,082,094)	(11,311,902)

DECREASE IN CASH AND CASH EQUIVALENTS	(716,277)	(72,042)	(320,465)

CASH AND CASH EQUIVALENTS, beginning of year	2,445,839	2,517,881	2,838,346

CASH AND CASH EQUIVALENTS, end of year	$1,729,562	$2,445,839	$2,517,881

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for interest	$2,341,275	$1,961,950	$2,126,159

Debt financed:
Purchase of current assets	$—	$—	$525,037
Purchase of property and equipment	—	631,960	9,326,956
Purchase of intangible assets	—	—	170,000

Net debt financed transactions	$—	$631,960	$10,021,993

Transfer of watercraft to an excluded marina	$—	$192,555	$—

See notes to combined financial statements.

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

The combined financial statements of Marinas International include the accounts of various properties subject to the purchase and loan agreement described in the Subsequent Event footnote (Note K). The entities and related properties (collectively referred to herein as the “Marinas”) are summarized as follows:

Entity	Property	Location
Crystal-Manasquan, LLC	Crystal Point Yacht Club Manasquan River Club	Point Pleasant, New Jersey Brick, New Jersey
Emeryville Marina, LLC	Emeryville Marina	Emeryville, California
Grand Lake Marina, Ltd.	Harbors View Marina	Ketchum, Oklahoma
Marinas Kentucky, LLC	Only activities related to Burnside Marina Beaver Creek Resort Waterway Adventures Reservation Center are included in these combined financial statements.	Monticello, Kentucky Somerset, Kentucky Monticello, Kentucky
121 Marinas, Ltd.	Pier 121 Marina	Lewisville, Texas
Scott’s Marinas at Lake Grapevine, Ltd.	Scott’s Landing Silver Lake Marina Twin Coves Marina	Grapevine, Texas Grapevine, Texas Flower Mound, Texas
Scott’s Expansion #1, Ltd.	Restaurant building	Grapevine, Texas
S.M.B.R. Operations, LLC S.M.B.R. Realty, LLC	Lake Front Marina Sandusky Harbor Marina	Port Clinton, Ohio Sandusky, Ohio
Pier 121 Service Company, Inc.	Easthill Park Twin Coves Park Silver Lake Park	Lewisville, Texas Flower Mound, Texas Grapevine, Texas
F&F Holdings I, Ltd.	Only activity related to the dry storage facilities and sales building at Pier 121 Marina is included in these combined financial statements.	Lewisville, Texas
F&F Holdings II, Ltd.	Only activity related to the dry storage facilities at Pier 121 Marina is included in these combined financial statements.	Lewisville, Texas

All significant inter-marina accounts and transactions have been eliminated.

Operations

The Marinas are managed and operated by International Marina Group I, LP whose owners own substantially all of the Marinas.

Lease agreements for marina facilities generally have a one-year term. Some Marinas require the lessee to pay the full year’s rental in the first six months of the lease. Other Marinas collect rentals on a monthly basis. Watercraft rentals are required to be paid in advance. Marina facilities rent and watercraft rent collected in advance is credited to operations as earned.

Marinas International

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

Retail sales facilities, which sell fuel, apparel, general merchandise, and food, are operated at the marina facilities in Kentucky, New Jersey, and Oklahoma. The concession facilities at all other Marinas are leased to and operated by independent and affiliated concessionaires.

Cash and Cash Equivalents

For the purpose of reporting cash flows, the Marinas consider cash in operating bank accounts, demand deposits, cash on hand, and highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations and are reported at the amount management expects to collect on balances outstanding at year-end. Substantially all customers are residents of the area of the respective Marinas. Management provides for probable uncollectible amounts through a charge to income and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The valuation allowance was $122,616 at December 31, 2005 and $174,379 at December 31, 2004.

Inventory

Inventory is recorded at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives or over the term of the leases (see Note C), if shorter. Such lives range from 5 to 40 years.

Securities Available for Sale

Marketable equity securities are classified as available for sale and are carried at fair value, with the unrealized gains and losses reported in a separate component of owners’ equity. Realized gains and losses and declines in value judged to be other than temporary on securities available for sale are included in net gain or loss on sales of securities. The gain or loss on securities sold is based on the specific identification cost method.

Investment in Partnership

The Marinas maintain an investment in a partnership which is accounted for using the equity method of accounting.

Other Assets

Other assets include customer lists, loan closing costs, contract rights, and a covenant not to compete.

Customer lists are amortized on the straight-line basis over 7 and 15 years.

Loan closing costs are amortized on the straight-line basis over the term of the loans which range from 5 to 10 years.

Marinas International

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

Contract rights represent the estimated fair value of various contracts acquired. On an annual basis, contract rights are tested for impairment and adjusted to reflect any impairment loss. No such loss was incurred in 2005, 2004, or 2003.

The non-compete agreement is amortized on a straight-line basis over the three-year term of the agreement.

Goodwill

The Marinas have classified as goodwill the excess of the purchase price over the fair value of the various properties acquired. On an annual basis, goodwill is tested for impairment and adjusted to reflect any impairment loss. No such loss was incurred for 2005, 2004, or 2003.

Advertising Costs

The Marinas expense advertising costs the first time the advertising takes place. Advertising expense for the years 2005, 2004, and 2003 was $367,653, $402,390, and $388,983, respectively.

Income Taxes

Each entity included in these combined financial statements is either a limited liability company, limited partnership, or an S-Corporation. These entities are not taxpaying entities for federal or state income tax purposes. Accordingly, no provision has been made in the combined financial statements for income taxes since these taxes are the responsibility of the owners.

Financial Statement Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B—NOTES RECEIVABLE:

Notes receivable consists of:

	December 31,
	2005	2004
Demand notes with interest at Bank of America, N.A. prime rate plus 5.5% (12.75% at December 31, 2005), secured by various accounts receivable.	$700,000	$700,000
Demand note with interest at 10%, secured by certain property and an assignment of rents.	104,719	105,327
Non-interest bearing demand notes due from owners.	137,413	137,413
Other notes receivable.	25,289	10,066

	967,421	952,806
Less amount due within one year	25,289	115,393

	$942,132	$837,413

Marinas International

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

NOTE C—PROPERTY AND EQUIPMENT:

Property and equipment consists of:

	December 31,
	2005	2004
Land	$4,000,178	$4,000,178
Buildings	5,798,280	5,661,384
Marina and concession facilities	41,401,294	40,720,170
Leasehold improvements	11,929,282	11,070,396
Watercraft	3,277,905	3,026,357
Machinery and equipment	983,659	962,904
Construction in progress	1,344,657	2,656,520

	68,735,255	68,097,909
Less: accumulated depreciation and amortization	24,541,312	21,896,225

	$44,193,943	$46,201,684

The marina and concession facilities and leasehold improvements, which consist primarily of covered docks, open slips, dry storage facilities, and buildings, are located on property leased from the U.S. Army Corps of Engineers (Corps) and other government agencies generally under long-term leases.

Watercraft consists of various types of boats and personal watercraft available for rent to the general public.

NOTE D—SECURITIES AVAILABLE FOR SALE:

Securities available for sale consists of:

	Cost	Gross Cumulative Unrealized Gains	Gross Cumulative Unrealized Losses	Fair Value
December 31, 2005 equity securities	$1,000,053	$23,027	$(120,749)	$902,331

December 31, 2004 equity securities	$1,000,053	$3,505	$(9,694)	$993,864

During the year ended December 31, 2004, $594,516 of gross proceeds were realized on the sale of available-for-sale securities. These sales resulted in gross realized gains of $8,819 and gross realized losses of $4,959. The amount of gains and losses reclassified out of accumulated other comprehensive income into earnings for the period was $5,128 and $7,000, respectively.

During the year ended December 31, 2003, marketable equity available for sale securities with a fair value and cost of $500,414 were sold.

Marinas International

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

NOTE E—OTHER ASSETS:

Other assets include:

	December 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Net
Nonamortizable assets
Contract rights	$20,000	$—	$20,000
Deposits	9,546	—	9,546

	29,546	—	29,546
Amortizable intangible assets:
Customer lists	763,317	(358,559)	$404,758
Loan closing costs	408,673	(104,407)	304,266
Covenant not to compete	30,000	(29,166)	834

	1,201,990	(492,132)	709,858

	$1,231,536	$(492,132)	$739,404

	December 31, 2004
	Gross Carrying Amount	Accumulated Amortization	Net
Nonamortizable assets
Contract rights	$20,000	$—	$20,000
Deposits	4,221	—	4,221

	24,221	—	24,221
Amortizable intangible assets:
Customer lists	763,317	(298,799)	$464,518
Loan closing costs	574,589	(351,445)	223,144
Covenant not to compete	30,000	(19,166)	10,834

	1,367,906	(669,410)	698,496

	$1,392,127	$(669,410)	$722,717

At December 31, 2005, estimated amortization for each of the next five years is as follows: 2006—$116,064; 2007—$107,851; 2008—$107,651; 2009—$107,381, and 2010—$104,441.

NOTE F—NOTE PAYABLE—BANK:

A revolving credit facility with interest at 1/4% above the prime rate is maintained by one of the Marinas. The note is collateralized by substantially all assets of the Marina and the personal guaranty of certain owners. The agreement permits the Marina to borrow up to a maximum of $200,000. Accrued interest is due and payable monthly and the agreement matures July 31, 2006. At December 31, 2005, $48,825 was outstanding and there were no borrowings outstanding at December 31, 2004.

Marinas International

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

NOTE G—LONG-TERM DEBT:

Long-term debt consists of the following:

	December 31,
	2005	2004
Note payable due March 4, 2012, payable in monthly installments of $88,267 including interest at a variable rate (6.34% at December 31, 2005). (See Note 1 below).	$11,465,568	$—

Note payable due March 24, 2005, payable in monthly installments of $25,175 plus interest at a variable rate (5.79% at December 31, 2004) (See Note 1 below.)	—	11,654,611

Note payable due May 31, 2007, payable in monthly installments of $59,166 plus interest at a variable rate (7.55% at December 31, 2005).	5,661,930	6,053,278

Note payable due November 30, 2006, payable in monthly installments of approximately $41,000 including interest at 7.75%. (See Note 2 below.)	4,666,216	5,058,662

Note payable due February 18, 2013, payable in monthly installments of $40,500 including interest at 1/4% below prime rate (7.0% at December 31, 2005). (See Notes 4 and 5 below.)	4,218,015	4,451,559

Note payable due December 16, 2011, payable in monthly installments of $20,162 including interest at a variable rate (7% at December 31, 2005). (See Note 2 below.)	3,058,724	3,120,000

Note payable due February 18, 2013, payable in monthly installments of $19,444 plus interest at a variable rate (6.79% at December 31, 2005). (See Notes 4 and 5 below.)	2,858,348	3,091,676

Three notes payable to owners, due December 2009 with interest only at 3.06% payable annually.	1,365,992	1,365,992

Note payable due May 28, 2008, payable in monthly installments of $39,965 including interest at a variable rate (5.25% at December 31, 2005).	1,061,103	1,467,176

Note payable due June 30, 2009, payable in monthly installments of $11,339 including interest 6.18%, collateralized by certain watercraft.	651,396	718,154

Note payable due October 3, 2013, payable in monthly installments of $3,456, plus interest at a variable rate (5.50% at December 31, 2005). (See Notes 2 and 3 below.)	528,700	570,167

Note payable due July 31, 2009, payable in monthly installments of $3,902 including interest at 1/4% below prime rate (7.0% at December 31, 2005). (See Note 4 below.)	484,487	501,791

Marinas International

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

	December 31,
	2005	2004

Note payable due July 15, 2008, payable in monthly installments of $6,806 including interest 5.29%, collateralized certain watercraft.	$450,474	$505,994

Note payable due July 15, 2008, payable in monthly installments of $6,974 including interest 6.97%, collateralized by certain watercraft.	185,643	—

Other	171,075	284,193

	36,827,671	38,843,253
Less amount due within one year	1,869,448	1,994,884

	$34,958,223	$36,848,369

NOTE 1: The note is collateralized by substantially all assets of the limited partnership and the personal guaranty of the owners. The personal guarantee is limited to $5,000,000 in total.

NOTE 2: The note is collateralized by substantially all assets of the limited liability company and the personal guaranty of the owners.

NOTE 3: The loan agreement provides for a .5% increase in the interest rate if certain minimum cash balances are not maintained with the financial institution. In addition, the note is callable by the financial institution in October 2008.

NOTE 4: The notes are collateralized by substantially all assets of the limited liability companies. The notes contain various restrictive financial and non-financial covenants. At December 31, 2005, the Companies were not in compliance with certain financial covenants. The lender has waived these covenant violations.

NOTE 5: The notes are collateralized by the personal guaranty of certain owners.

At December 31, 2005, maturities of long-term debt are as follows: 2006—$1,869,448 $; 2007—$7,648,710; 2008—$1,988,957; 2009—$3,601,872; 2010—$1,403,401; and thereafter—$20,315,281.

NOTE H—TRANSACTIONS WITH RELATED PARTIES:

Consulting and Partnership Administration Fees

Various Partnership Agreements provide for the payment of annual consulting and Partnership administration fees to the general partners. These fees were $123,000 in 2005, 2004, and 2003, respectively.

Management Fees

The Marinas maintain agreements with a management company related to the owners to provide certain management services to the Marinas, including leasing activities and certain internal bookkeeping and record keeping services. The agreements provide for fees of 5% in 2005 and 4% in 2004 and 2003 of earned income collected, excluding interest income, to be paid to the management company. Management fees incurred by the Marinas were $878,624 for 2005; $659,586 for 2004; and $688,862 for 2003.

Marinas International

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

Other Affiliated Entities

A corporation affiliated with two of the Marinas provided services to the Marinas consisting of renovation, construction, and repairs and maintenance of marina and concession facilities and leasehold improvements. Such services totaled $8,938, $17,804, and $156,544 for 2005, 2004, and 2003, respectively.

Two of the Marinas maintain an agreement to provide services in connection with a business owned by an entity related to the Owners. The agreement provides for fees of 15% in 2005 and 14% in 2004 and 2003 of income collected by the Marinas. Fees paid were $666,442, $574,162, and $489,893 during 2005, 2004, and 2003, respectively.

NOTE I—COMMITMENTS AND CONTINGENCIES:

Operating Lease

The Marinas lease the land and water areas where the marinas, concession facilities, and leasehold improvements are located from the Corps and other government agencies under various long-term leases. The leases expire from 2016 through 2053. Lease payments are calculated based on monthly revenue from rentals and concessions times a rate determined from a table based on the prior rental year’s gross rentals and concessions. The rates for 2005 are from 2.8% to 3.3%. The leases do not provide for minimum lease payments. One Marina pays an annual fee for the right to maintain and operate the marina and concession facilities.

Rent expense for these leases was $816,480 for 2005; $736,009 for 2004; and $1,675,494 for 2003.

Cash Concentrations

The Marinas maintain their cash in various financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. On December 31, 2005, the Marinas’ uninsured cash balances totaled $841,284.

Litigation

The Marinas are a named party to various lawsuits and claims arising out of its business. Management, after review and consultation with legal counsel, considers that any liability resulting from these matters would not materially affect the results of operations or the financial position of the Marinas.

Environmental Compliance and Remediation

As a result of factors such as the continuing evolution of environmental laws and regulatory requirements and the nature of its business, the Marinas are exposed to various potential environmental issues. To present, the Marinas have not been involved in any liability case regarding the cleanup of any hazardous materials and/or any public liability case or claim. Likewise, the Marinas are unable to determine the amount or timing of possible future costs, if any, of environmental remediation requirements which may subsequently be determined. Based upon information presently available, such future costs, if any, are not expected to have a material adverse effect on the Marinas’ competitive or financial position or its ongoing results of operations. However, such costs, if any, could be material to results of operations in a future period.

Marinas International

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

NOTE J—DIFFERENCES BETWEEN COMBINED FINANCIAL STATEMENTS AND BOOKS:

The accompanying combined financial statements include adjustments made to the books using memorandum entries to reflect, among other things, differences between the methods used in determining depreciation and amortization for financial purposes and income tax purposes.

NOTE K—SUBSEQUENT EVENT:

On November 30, 2006, the Marinas entered into an asset sale agreement and a loan agreement with CNL Income Properties, Inc. (CNL). Under the terms of the agreement, CNL may acquire nine of the marinas for approximately $106,000,000 and make a loan for approximately $40,000,000 with four additional marinas as collateral.

Harborage Marina, LLC

St. Petersburg, Florida

FINANCIAL STATEMENTS

as of December 31, 2006 and 2005

(See Independent Auditors’ Report)

March 29, 2007

The Members

Harborage Marina, LLC

St. Petersburg, FL

INDEPENDENT AUDITORS’ REPORT

We have audited the balance sheets of Harborage Marina, LLC as of December 31, 2006 and 2005 and the related statements of income and members’ deficit, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Harborage Marina, LLC as of December 31, 2006 and 2005 and the results of its operations, changes in its members’ equity, and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Weikel, Johnson, Parris & Rouse, PLLP

Certified Public Accountants

Tulsa, Oklahoma

Harborage Marina, LLC

Balance Sheets

(See Independent Auditors’ Report)

	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$253,914	$17,268
Accounts receivable, net	5,540	31,476
Due from affiliate	108,189	—
Inventory	22,227	26,154
Prepaid expenses	—	13,202

TOTAL CURRENT ASSETS	389,870	88,100

PROPERTY AND EQUIPMENT, net	5,234,928	5,411,702

OTHER ASSETS, net	20,871	8,281

GOODWILL	129,792	129,792

	$5,775,461	$5,637,875

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$28,350	$4,378
Due to affiliate	66,332	15,669
Accrued liabilities	130,990	145,636
Customer deposits	213,512	218,772
Rent collected in advance	20,429	50,817
Long-term debt due within one year	322,893	315,260

TOTAL CURRENT LIABILITIES	782,506	750,532

LONG-TERM DEBT	5,243,745	5,512,910

MEMBERS’ DEFICIT	(250,790)	(625,567)

	$5,775,461	$5,637,875

See notes to financial statements.

Harborage Marina, LLC

Statements of Income and Members’ Deficit

(See Independent Auditors’ Report)

	Years Ended December 31,
	2006	2005	2004
REVENUES:
Marina facility rentals	$2,532,807	$2,329,832	$2,082,093
Concession rentals and retail sales	509,601	502,737	673,004

	3,042,408	2,832,569	2,755,097

COSTS AND EXPENSES:
Cost of concession rentals and retail sales	226,984	196,456	406,126
General and administrative	1,671,058	1,916,462	1,644,579
Depreciation	379,987	373,401	401,004
Amortization	—	—	13,091

	2,278,029	2,486,319	2,464,800

NET INCOME (LOSS) FROM OPERATIONS	764,379	346,250	290,297

OTHER INCOME:
Gain on sale of assets	5,000	4,519,305	—
Other income	62,821	89,677	10,487
Interest expense	(457,423)	(472,333)	(375,430)

	(389,602)	4,136,649	(364,943)

NET INCOME (LOSS)	374,777	4,482,899	(74,646)

MEMBERS’ DISTRIBUTIONS	—	(4,028,914)	(47,229)

BALANCE, beginning of year	(625,567)	(1,079,552)	(957,677)

BALANCE, end of year	$(250,790)	$(625,567)	$(1,079,552)

See notes to financial statements.

Harborage Marina, LLC

Statements of Cash Flows

(See Independent Auditors’ Report)

	Years Ended December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$374,777	$4,482,899	$(74,646)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	379,987	373,401	414,095
Increase in allowance for doubtful accounts	—	(7,135)	(64,965)
Gain on dispostion of property and equipment	(5,000)	(4,519,305)	—
(Increase) decrease in:
Accounts receivable	25,936	53,808	213,737
Inventory	3,927	(9,435)	45,336
Prepaid expenses	13,202	—	30,000
Increase (decrease) in:
Accounts payable	23,972	(12,304)	(30,694)
Due to affiliates	50,663	(1,363)	(9,666)
Accrued liabilities	(14,646)	(65,098)	21,657
Customer deposits	(5,260)	(10,503)	55,664
Rent collected in advance	(30,388)	(81,584)	(1,191)

Cash provided by operating activities	817,170	203,381	599,327

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	(7,590)	6,316,964	—
Purchases of property and equipment	(203,213)	(203,255)	(334,077)
Advances to affiliate	(108,189)	—	—

Cash provided by (used in) investing activities	(318,992)	6,113,709	(334,077)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(261,532)	(2,324,901)	(408,813)
Borrowings on long-term debt	—	—	172,000
Capital distributions	—	(4,028,914)	(47,229)

Cash used in financing activities	(261,532)	(6,353,815)	(284,042)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENT	236,646	(36,725)	(18,792)
CASH AND CASH EQUIVALENTS, beginning of year	17,268	53,993	72,785

CASH AND CASH EQUIVALENTS, end of year	$253,914	$17,268	$53,993

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for interest	$457,379	$472,398	$374,967

See notes to financial statements.

Harborage Marina, LLC

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

(See Independent Auditors’ Report)

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

Harborage Marina, LLC, a Delaware Limited Liability Company formed December 14, 1999 for a term of 25 years, owns and operates Harborage Marina located in St. Petersburg, Florida. The marina occupies approximately 17 acres and has 293 wet slips and a dry dock stack with a 400-plus boat capacity.

Operations

Lease agreements for marina facilities generally have a one-year term and are paid monthly. Rent collected in advance is credited to operations as earned.

Cash and Cash Equivalents

For the purpose of reporting cash flows, the Company considers cash in operating bank accounts, demand deposits, cash on hand, and highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations and are reported at the amount management expects to collect on balances outstanding at year-end. Substantially all customers are residents of the area. Management provides for probable uncollectible amounts through a charge to income and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The valuation allowance was $7,829 at December 31, 2006 and $10,000 at December 31, 2005.

Inventory

Inventory is recorded at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives or over the term of the lease (see Note E), if shorter. Such lives range from 5 to 40 years.

Members’ Equity

Income or loss and cash flow are allocated in accordance with the terms set forth in the Operating Agreement.

Advertising Costs

The Company expenses advertising costs the first time the advertising takes place. Advertising expense for the years 2006, 2005, and 2004 was $25,720, $30,975, and $19,058, respectively.

Income Taxes

The Company is not a taxpaying entity for federal or state income tax purposes. Accordingly, no provision has been made in the financial statements for income taxes since these taxes are the responsibility of the members.

Harborage Marina, LLC

Notes to Financial Statements—(Continued)

Years Ended December 31, 2006 and 2005

(See Independent Auditors’ Report)

Financial Statement Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B—PROPERTY AND EQUIPMENT:

Property and equipment consists of:

	December 31,
	2006	2005
Land	$613,314	$613,314
Buildings	4,926,835	4,903,710
Marina and concession facilities	3,343,247	3,309,000
Construction in progress	213,717	67,876

	9,097,113	8,893,900
Less accumulated depreciation and amortization	3,862,185	3,482,198

	$5,234,928	$5,411,702

NOTE C—LONG-TERM DEBT:

Long-term debt consists of the following:

	December 31,
	2006	2005
Note payable due November 30, 2010, payable in monthly installments of $51,309 including interest at a variable rate (8.25%) at December 31, 2006. See Note 1 below.	$5,432,331	$5,625,678

Note payable due January 25, 2009, payable in monthly installments of $3,362 including interest at 6.46%, collateralized by marina equipment.	94,702	127,762

Note payable due October 26, 2007, payable in monthly installments of $3,249 including interest at 6.57%, collateralized by marina equipment.	39,605	74,730

	5,566,638	5,828,170

Less amount due within one year	322,893	315,260

	$5,243,745	$5,512,910

NOTE 1: The note is collateralized by substantially all assets of the Company and the personal guaranty of the members.

At December 31, 2006, maturities of long-term debt are as follows: 2007—$322,893; 2008—$306,888; 2009—$314,193; 2010—$317,410; and 2011—$4,305,254.

Harborage Marina, LLC

Notes to Financial Statements—(Continued)

Years Ended December 31, 2006 and 2005

(See Independent Auditors’ Report)

NOTE D—TRANSACTIONS WITH RELATED PARTIES:

Management Fees

The Company maintains an agreement with a management company related to the members to provide certain management services to the Company, including leasing activities and certain internal bookkeeping and record keeping services. The agreement provides for fees of 5% in 2006 and 2005 and 4% in 2004 of earned income collected, excluding interest income, to be paid to the management company. Management fees incurred by the Company were $147,703 for 2006; $135,986 for 2005; and $101,095 for 2004.

Advances

The Company has advanced $108,189 for operations to a company related to the members.

NOTE E—COMMITMENTS AND CONTINGENCIES:

Operating Lease

The marina and concession facilities and leasehold improvements, which consist primarily of covered docks, open slips, dry storage facilities, and buildings, are located on property leased from the city of St. Petersburg, Florida under a lease that expires December 31, 2011. Monthly lease payments are 8% of gross boat slip rental revenues. The lease provides a minimum lease payment of $500 per month.

Rent expense for this lease was $213,363 for 2006; $253,360 for 2005; and $297,419 for 2004.

Litigation

The Company is a named party to various lawsuits and claims arising out of its business. Management, after review and consultation with legal counsel, considers that any liability resulting from these matters would not materially affect the results of operations or the financial position of the Company.

Environmental Compliance and Remediation

As a result of factors such as the continuing evolution of environmental laws and regulatory requirements and the nature of its business, the Marinas are exposed to various potential environmental issues. To present, the Company has not been involved in any liability case regarding the cleanup of any hazardous materials and/or any public liability case or claim. Likewise, the Company is unable to determine the amount or timing of possible future costs, if any, of environmental remediation requirements which may subsequently be determined. Based upon information presently available, such future costs, if any, are not expected to have a material adverse effect on the Company’s competitive or financial position or its ongoing results of operations. However, such costs, if any, could be material to results of operations in a future period.

NOTE F—DIFFERENCES BETWEEN FINANCIAL STATEMENTS AND BOOKS:

The accompanying financial statements include adjustments made to the books using memorandum entries to reflect, among other things, differences between the methods used in determining depreciation and amortization for financial purposes and income tax purposes.

NOTE G—SUBSEQUENT EVENT:

On November 30, 2006, the Company entered into an asset sale agreement with CNL Income Properties, Inc. (CNL). Under the terms of the agreement, CNL may acquire the Company’s assets for approximately $18,250,000.

UNAUDITED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

For the nine months ended September 24, 2006 and September 25, 2005

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Balance Sheets

(Unaudited)

	September 24, 2006	December 25, 2005
Assets
Current assets:
Cash and cash equivalents	$2,361,651	$2,057,688
Restricted cash	368,914	394,545
Accounts receivable, net of allowance for doubtful accounts of $20,987 and $88,120 in 2006 and 2005, respectively	335,313	146,478
Inventory	714,972	628,990
Other current assets	102,313	470,994

Total current assets	3,883,163	3,698,695

Golf course investments, net of accumulated depreciation of $23,256,402 and $19,936,647 in 2006 and 2005, respectively	40,705,249	43,054,516
Deferred costs, net of accumulated amortization of $716,043 and $641,234 in 2006 and 2005, respectively.	645,411	791,399

Total assets	$45,223,823	$47,544,610

Liabilities and Owner’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,914,334	$2,088,107
Accounts payable affiliates	659,015	211,818
Current obligations under capital leases	1,062,615	898,141
Current portion of long-term debt	689,340	689,858
Deferred income	1,352,749	1,124,871

Total current liabilities	5,678,053	5,012,795

Obligations under capital leases, net of current portion	1,557,063	1,528,724
Long-term debt, net of current portion	25,860,097	26,360,618

Deferred leasehold rent payable	652,500	585,000

Total liabilities	33,747,713	33,487,137

Owners’ equity	11,486,110	14,057,473

Total liabilities and owners’ equity	$45,223,823	$47,554,610

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Operations

(Unaudited)

	Nine months ended September 24, 2006	Nine months ended September 25, 2005
Revenues:
Green fees and cart rentals	$12,125,273	$11,680,119
Food and beverage	4,433,138	4,212,211
Pro shop	3,588,188	3,220,370
Other revenue	135,220	257,815

Total revenues	20,281,819	19,370,515

Expenses:
Course maintenance	3,688,859	3,533,935
Food and beverage costs	2,827,471	2,701,554
Cart department	1,259,786	1,107,543
Pro shop	2,835,701	2,569,669
Facility and maintenance	847,246	771,574
General and administrative	2,414,851	2,232,701
Management and licensing fees	1,085,539	1,044,253
Ground lease rent	472,162	438,571
Property taxes	488,157	482,260
Other expenses	157,955	97,468
Interest expense, net	1,998,863	1,617,409
Depreciation and amortization	3,751,592	3,779,739

Total expenses	21,828,182	20,376,676

Net loss	$(1,546,363)	$(1,006,161)

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Changes in Owners’ Equity

(Unaudited)

Total
Balance at December 26, 2004	16,843,056
Distribution	(577,049)
Net loss	(2,208,534)

Balance at December 25, 2005	$14,057,473
Distribution	(1,025,000)
Net Loss	(1,546,363)

Balance at September 24, 2006	$11,486,110

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 24, 2006	Nine months ended September 25, 2005
Operating Activities
Net loss	$(1,546,363)	$(1,006,161)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,751,592	3,779,739
Amortization of deferred financing costs	142,239	142,628
Provision for uncollectible accounts receivable	9,131	6,959
(Gain) loss on retirement of assets	8,452	(109)
Changes in assets and liabilities:
Restricted cash	25,631	120,610
Accounts receivable	(197,966)	(72,806)
Inventory	(85,982)	(14,538)
Other current assets	368,681	355,130
Accounts payable and accrued expenses	(173,773)	(279,835)
Accounts payable affiliates	447,197	77,935
Deferred income and other liabilities	295,378	342,502

Net cash provided by operating activities	3,044,217	3,452,053

Investing Activities
Additions to golf course investments	(365,851)	(740,515)
Proceeds from the sale of fixed assets	1,000	—
Cash from FIN 46(R) consolidation of Beverage Companies	—	263,761

Net cash used in investing activities	(364,851)	(476,754)

Financing Activities
Capital distributions	(1,025,000)	(500,000)
Proceeds from notes payable	—	3,800,000
Principal payments on notes payable	(501,039)	(4,282,616)
Principal payments on capital leases	(849,364)	(681,189)
Payment of deferred loan costs	—	(123,690)

Net cash used in financing activities	(2,375,403)	(1,787,495)

Net increase in cash and cash equivalents	303,963	1,187,804
Cash and cash equivalents at beginning of year	2,057,688	1,550,582

Cash and cash equivalents at end of the nine month period	$2,361,651	$2,738,386

See accompanying notes.

EAGL Golf Course Properties to be Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements

(Unaudited)

September 24, 2006

1. Golf Course Properties Sold

The company has prepared the condensed combined consolidated financial statements of the EAGL Golf Course Properties sold to CNL Income Properties, Inc. without audit. The information furnished in the condensed combined consolidated financial statements includes normal recurring adjustment and reflects all adjustments which are, in our opinion, necessary for a fair presentation of the results of operation and statements of financial position for the interim periods presented. Certain information and footnote disclosures normally included in financial statement prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. We believe that the disclosures are adequate to make the information presented not misleading when read in conjunction with the fiscal 2005 combined consolidated financial statements of the EAGL Golf Courses Properties sold to CNL Income Properties. Revenues and operating results for the nine months ended September 24, 2006 are not necessarily indicative of the results to be expected for the full year.

On November 16, 2006 CNL Income Properties, Inc. (CIP) entered into two purchase and sale agreements with Westbrook Fund IV EAGL Parent, LLC and Evergreen Alliance Golf Limited, L.P.’s (EAGL), an affiliate, to purchase their interests in seven golf course properties and a 47.5% interest in the Grapevine Golf Club, L.P. Subsequently, on December 11, 2006 CIP entered into purchase agreements to acquire the remaining interests in the Grapevine Golf Club, L.P.

All eight golf course properties are public golf courses that were managed by EAGL.

The following table sets forth certain information with respect to each of the golf course facilities at September 24, 2006:

Golf Course Facilities	Ground Lease Termination Date (A)	Metropolitan Area	State
Owned and leased facilities:
EAGL Fund IV:
Canyon Springs Golf Course (owned)	N/A	San Antonio	Texas
Clear Creek Golf Course	2036	Houston	Texas
Plantation Resort Golf Club (owned)	N/A	Dallas-Fort Worth	Texas
The Golf Club at Cinco Ranch (owned)	N/A	Houston	Texas
Fossil Creek Golf Course (owned)	N/A	Dallas-Fort Worth	Texas
EAGL:
Mansfield National Golf Course	2049	Dallas-Fort Worth	Texas
Lake Park Golf Courses	2025	Dallas-Fort Worth	Texas
Grapevine:
Cowboys Golf Club	2049	Dallas-Fort Worth	Texas
(A) Including extensions.

2. Summary of Significant Accounting Policies

Consolidation

The accompanying combined consolidated financial statements include the accounts of the Companies and their subsidiaries for the combined eight golf courses. All significant intercompany accounts and transactions have been eliminated.

EAGL Golf Course Properties to be Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

(Unaudited)

September 24, 2006

Fiscal Year

The Companies’ fiscal years are based on a 52/53-week period ending on the last Sunday of December. The fiscal quarters consist of 3 fiscal months consisting of 4,4 and 5 weeks.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents. Restricted cash consists of deposits held in escrow for property tax payments.

Accounts Receivable

All receivables related to tournaments and other events are due upon the conclusion of the event or when invoiced to the customer. An allowance for potential losses is provided against the portion of accounts receivable that is estimated to be uncollectible.

Inventory

Inventories consist primarily of golf merchandise and food and beverages held for resale, and are recorded at the lower of cost or market value. Cost is determined by the weighted average method.

Golf Course Investments

Golf course investments are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the lesser of (a) the related leasehold terms, which range from approximately one to six years, or (b) the estimated useful lives of the related fixed assets or assets under capital leases, as follows:

Ground improvements	10–15 years
Buildings and improvements	31 years
Furniture, fixtures, equipment, and software	3–10 years

Golf course investments consist of the following assets at:

	September 24, 2006	December 25, 2005
Land	$5,711,910	$5,711,910
Buildings and improvements	18,661,529	18,599,424
Ground improvements	29,780,114	29,757,949
Furniture, fixtures, equipment, and software	9,598,725	8,819,928
Construction in progress	209,373	101,952

	63,961,651	62,991,163
Less accumulated depreciation	(23,256,402)	(19,936,647)

Total golf course investments	$40,705,249	$43,054,516

EAGL Golf Course Properties to be Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

(Unaudited)

September 24, 2006

For operating courses, expenditures for routine repairs and maintenance are charged to operations as incurred. Expenditures that both materially add value and appreciably extend the useful life of an asset are capitalized.

For long-lived assets held for investment, the Companies assessed annually whether indicators of impairment were present. If such indicators were present, the Companies assessed the recoverability of the long-lived assets by determining whether the carrying value of such assets can be recovered through projected undiscounted cash flows. If the sum of expected future cash flows, undiscounted and without interest charges, is less than net book value, the excess of the net book value over the estimated fair value, based on using discounted future cash flows and appraisals, is charged to operations in the period in which such impairment is determined by management. For each of the periods presented, no impairments of long-lived assets were identified.

Deferred Costs

Deferred costs consist primarily deferred financing costs and lease acquisition costs. Deferred financing costs are amortized on a basis that approximates the effective interest method over the term of the related loan. The lease acquisition costs are amortized over the fifty-year term of the related lease agreement. At September 24, 2006 the financing and lease acquisition costs before amortization were $1,111,453 and $250,000, respectively.

Income Taxes

The Companies are not tax-paying entities and, accordingly, record no income taxes. The owners are individually responsible for reporting their share of the Companies’ taxable income on their income tax returns. As a result, no income taxes have been allocated as an expense to the courses on the accompanying financial statements.

Revenue and Expense Recognition

Revenue from green fees, cart rentals, driving range, food and beverage, and merchandise sales is generally recognized at the time of sale or when the service is provided.

Deferred liabilities include annual passes and tournament deposits which are recognized as revenue when earned. Also included are gift certificates that are recognized as revenue as redeemed or when the gift certificate expires with the exception of any portion of the unclaimed gift certificates that is escheatable to government agencies.

The courses record the escheatable liability for the value of the unredeemed gift certificates where required by law. The gift certificates expire after one year. After one year from the date of issue any remaining liabilities not subject to escheatment are evaluated to determine whether the likelihood of the gift certificate being redeemed is remote (gift certificate breakage). The courses recognize gift certificate breakage as revenue only after the one-year period. On the EAGL Fund IV courses, because there was not adequate historical information to estimate redemption rates after one year of issuance, no breakage was recorded until two years after issuance. During the nine months ended September 26, 2006 and September 25, 2005 the courses recognized $16,954, and $11,300, respectively, of breakage revenue.

EAGL Golf Course Properties to be Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

(Unaudited)

September 24, 2006

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the nine months ended September 24, 2006 and September 25, 2005 was $358,396 and $297,498, respectively.

Consolidation of Variable Interest Entities

On January 15, 2003, the FASB approved the issuance of Interpretation 46, Consolidation of Variable Interest Entities, or FIN 46, and in December 2003, the FASB issued FIN 46R, which amended FIN 46. Under FIN 46R, consolidation requirements were effective immediately for new variable interest entities, or VIEs, created after December 31, 2003. The consolidation requirements apply to existing VIEs for financial periods beginning after December 15, 2004.

Certain of the golf course properties were required by state law to have separate entities not owned by the Companies for the purpose of handling alcoholic beverage sales (the Beverage Companies). The courses were the primary beneficiaries of these entities and realized the net earnings of these entities but did not consolidate them. The Companies determined that these entities met the definition of VIEs, and as a result they were consolidated by the Companies as of December 27, 2004, in conjunction with the adoption of FIN 46R for fiscal year 2005. As permitted by FIN 46R, the Companies applied the interpretation prospectively from the date of adoption.

For purposes of these combined consolidated financial statements, those beverage company entities associated with the courses have also been consolidated in these financial statements for the nine months ended September 24, 2006 and September 25, 2005. The financial information of these beverage entities at December 25, 2005 and December 26, 2004 are as follows:

	December 25, 2005	December 26, 2004
Cash	$160,266	$263,761
Inventory	10,580	10,589

Current assets	$170,846	$274,350

Payables and accrued expenses	$170,178	$274,350
Equity	668	0

Total liabilities and equity	$170,846	$274,350

EAGL Golf Course Properties to be Sold to CNL Income Properties, Inc.
Notes to Combined Consolidated Financial Statements—(Continued)

(Unaudited)

September 24, 2006

3. Long-Term Debt

Long-term debt at September 24, 2006 and December 25, 2005 respectively consist of the following:

	September 24, 2006	December 25, 2005
Real estate notes payable; interest only was due in monthly payments from September 2003 to September 2004; the interest rate is 90-day LIBOR plus 4% with a minimum interest rate of 6%. Beginning October 2004, monthly interest and principal payments are due based upon a 20-year amortization until maturity on October 1, 2008, when all remaining principal and interest is due; the note is collateralized by Canyon Springs, The Golf Club at Cinco Ranch, Clear Creek, Fossil Creek and Plantation Resort golf courses.	$14,598,115	$14,832,462

Note payable accruing interest at the prime rate with fixed monthly payments of $24,000. The note matures in June 2008; collateralized by a first lien on the property rights of Cowboys Golf Club and the Partnership interests and guarantees by EAGL and Blue Star Grapevine Golf, L.P., affiliates of the Partnership, up to 70% of debt for each guarantor.	6,024,000	6,240,000

Note payable accruing interest at 90-day LIBOR plus 425 basis points with payments of interest only until October 2007 and then principal and interest due in monthly installments based upon a 17-year amortization maturing in September 2010; collateralized by the Lake Park Golf Courses and a $1,800,000 letter of credit issued by an affiliate of the Partnership.	3,800,000	3,800,000

Note payable accruing interest at 6.75%, with monthly installments of $18,024 maturing in December 2008; collateralized by the Mansfield National Golf Course.	2,127,322	2,178,014

	$26,549,437	$27,050,476

Future maturities of notes payable are as follows at September 24, 2006:

2006	$167,883
2007	707,667
2008	21,980,610
2009	101,762
2010	3,591,515

Total	$26,549,437

At September 24, 2006 and December 25, 2005, the 90-day LIBOR rate was 5.39% and 4.50%, respectively; prime interest was 8.25% and 7.00% respectively.

EAGL Golf Course Properties to be Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

(Unaudited)

September 24, 2006

Westbrook Fund IV EAGL Parent, LLC ( Fund IV) did not meet its debt service coverage ratio subsequent to December 25, 2005 on its notes payable. Fund IV has obtained a waiver of this covenant through the end of 2006. The notes payable were repaid in connection with the sale to CIP.

4. Obligations Under Capital Leases

The Companies lease various pieces of equipment under capital leases related to each of the courses. The leases mature on various dates through June 25, 2011. The future minimum capital lease obligations are as follows at September 24, 2006:

2006	$344,531
2007	1,177,482
2008	687,703
2009	472,761
2010	219,212
2011	26,627

Total	2,928,316
Less amount attributable to interest	(308,638)

Net obligations under capital leases	2,619,678
Less current installments	(1,062,615)

Net obligations under capital leases, excluding current installments	$1,557,063

In certain cases, the Companies do not take title to leased equipment. Amortization related to the capital leases is included in depreciation expense on the combined consolidated statement of operations.

The gross amount of assets recorded under capital leases at September 24, 2006 and December 25, 2005, was $4,890,513 and $4,217,063, respectively, included within the furniture, fixtures, equipment, and software assets category. The amount of accumulated depreciation related to assets recorded under capital leases at September 24, 2006 and December 25, 2005, was $2,573,588 and $1,748,874 respectively. Depreciation expense for the nine months ended September 24, 2006 and September 25, 2005 was $817,066 and $617,970 respectively.

5. Related Party Transactions

The properties are managed by EAGL. Fees for these services are based on a percentage of revenues for the Cowboys, Lake Park, and Mansfield courses and on a fixed monthly payment for the EAGL Fund IV courses. Fees for these services totaled $865,778 and $836,503 for the nine months ended September 24, 2006 and September 25, 2005 respectively.

In addition, on the Cowboys course, a licensing fee equal to 4% of gross revenues was paid to the limited partner. Total licensing fees paid under this agreement for the nine months ended September 24, 2006 and September 25, 2005 totaled $219,761 and $207,750, respectively.

In addition, EAGL charges the courses an insurance premium for workers’ compensation, general liability, and health insurance under partially self-insured plans. The premiums charged are based on the total expected cost of insurance and are allocated to all courses managed by EAGL for which it provides insurance. Workers’

EAGL Golf Course Properties to be Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

(Unaudited)

September 24, 2006

compensation expected insurance costs were charged and allocated to courses based upon their respective course payroll and state experience rating. General liability insurance expected costs were allocated pro rata based on the total number of locations insured. Health insurance expected insurance costs were allocated to the courses based on the employees’ selection of coverage options and the maximum out-of-pocket exposure as determined by the health insurance carrier. All other insurance premiums were allocated based upon an insurance broker’s schedule of each course’s insured value as a percentage of the total insured value. Management believes these represent reasonable allocation methodologies and approximate a market rate of insurance costs for the courses. The total cost allocated and charged related to these insurance programs for the nine months ended September 24, 2006 and September 25, 2005 was $619,006 and $594,234, respectively.

6. Commitments and Contingencies

The golf courses lease land and certain equipment under agreements ranging from 1 to 50 years. These agreements normally provide for minimum rentals plus executory costs. Future minimum lease payments under noncancelable operating leases, through 2049, are as follows:

2006	$35,215
2007	104,958
2008	98,715
2009	109,371
2010	82,706
Thereafter	4,429,167

Total	$4,860,132

In some cases, the course must pay contingent rent, generally based on a percentage of gross receipts or positive cash flow as defined in the lease agreements. Total contingent rental expense incurred for the nine months ended September 24, 2006 and September 25, 2005 related to the ground leases was $404,662 and $371,071, respectively, and is included in ground lease rent expense in the combined consolidated statements of operations.

Total contingent rental payments made for the nine months ended September 24, 2006 and September 25, 2005 related to the GPS golf cart equipment were $474,987 and $398,679 respectively, and are included in cart department expense in the combined consolidated statements of operations.

In some cases, the residual value of GPS golf cart equipment is guaranteed by EAGL and EAGL Fund IV should the contingent rent payments not cover a minimum value. EAGL believes exposure to loss related to these guarantees is remote.

7. Supplemental Cash Flow Disclosures

Interest paid on debt totaled $1,727,108, and $1,318,535 for the nine months ended September 24, 2006 and September 25, 2005, respectively. Interest paid on capital leases for the nine months ended September 24, 2006, and September 25, 2005 was $173,624 and $137,189 respectively.

EAGL Golf Course Properties to be Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

(Unaudited)

September 24, 2006

The effects of summarized noncash transactions for the nine months ended September 24, 2006 and September 25, 2005 and the year ended December 25, 2005, were as follows:

	Nine months ended September 2006	Year Ended December 2005	Nine months ended September 2005
Acquisition of fixed assets with capital leases:
Fixed assets	$1,115,599	$991,111	$208,088
Obligations under capital leases	(1,115,599)	(991,111)	(208,088)

	$—	$—	$—

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Years Ended December 25, 2005, December 26, 2004, and December 28, 2003

Report of Independent Auditors

The Management

Evergreen Alliance Golf Limited, L.P.

We have audited the accompanying combined consolidated balance sheets of the EAGL Golf Course properties sold to CNL Income Properties, Inc. (CIP) by entities commonly controlled by Westbrook Real Estate Partners, L.L.C. (the Companies) as of December 25, 2005 and December 26, 2004, and the related combined consolidated statements of operations, changes in owners’ equity, and cash flows for each of the three years in the period ended December 25, 2005. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Companies’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, these statements have been prepared to reflect the financial position, operations and cash flows of the EAGL Golf Course properties sold to CIP by the Companies, and are not intended to be a complete presentation of the Companies’ financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined consolidated financial position of the EAGL Golf Course properties sold to CIP by the Companies at December 25, 2005 and December 26, 2004, and the combined consolidated results of their operations, changes in their owners’ equity, and their cash flows for each of the three years in the period ended December 25, 2005, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the combined consolidated financial statements, the Companies in 2005 adopted FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities.

/s/    ERNST & YOUNG LLP

Dallas, Texas

February 14, 2007, except for Note 9

for which the date is February 27, 2007

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Balance Sheets

	December 25, 2005	December 26, 2004
Assets
Current assets:
Cash and cash equivalents	$2,057,688	$1,550,582
Restricted cash	394,545	386,593
Accounts receivable, net of allowance for doubtful accounts of $88,120 and $65,890 in 2005 and 2004, respectively	146,478	183,973
Inventory	628,990	605,848
Other current assets	470,994	454,730

Total current assets	3,698,695	3,181,726

Golf course investments, net of accumulated depreciation of $19,936,647 and $15,124,926 in 2005 and 2004, respectively	43,054,516	46,364,844
Deferred costs, net of accumulated amortization of $641,234 and $452,639 in 2005 and 2004, respectively	791,399	857,319

Total assets	$47,544,610	$50,403,889

Liabilities and Owners’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,088,107	$1,851,808
Accounts payable, affiliates	211,818	253,687
Current obligations under capital leases	898,141	900,062
Current portion of long-term debt	689,858	4,498,797
Deferred income	1,124,871	870,275

Total current liabilities	5,012,795	8,374,629

Obligations under capital leases, net of current portion	1,528,724	1,482,683
Long-term debt, net of current portion	26,360,618	23,208,521
Deferred leasehold rent payable	585,000	495,000

Total liabilities	33,487,137	33,560,833

Owners’ equity	14,057,473	16,843,056

Total liabilities and owners’ equity	$47,544,610	$50,403,889

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Operations

	Year Ended December 25, 2005	Year Ended December 26, 2004	Year Ended December 28, 2003
Revenues:
Green fees and cart rentals	$15,074,618	$14,021,220	$12,569,516
Food and beverage	5,600,894	4,859,941	4,414,209
Pro shop	4,280,180	3,826,255	3,337,934
Other revenue	210,051	233,797	179,011

Total revenues	25,165,743	22,941,213	20,500,670

Expenses:
Course maintenance	4,596,329	4,508,656	4,458,159
Food and beverage costs	3,586,589	3,243,772	2,973,302
Cart department	1,446,420	1,463,290	929,572
Pro shop	3,471,535	3,342,606	3,072,939
Facility and maintenance	1,056,393	1,030,053	932,278
General and administrative	3,145,080	2,648,372	2,711,104
Management and licensing fees	1,383,159	1,228,284	1,152,369
Ground lease rent	571,778	549,532	542,639
Property taxes	664,354	566,836	493,353
Depreciation and amortization	5,125,882	5,109,398	4,806,424
Interest expense	2,281,478	1,913,187	1,126,568
Other expenses	45,280	30,454	130,399

Total expenses	27,374,277	25,634,440	23,329,106

Net loss	$(2,208,534)	$(2,693,227)	$(2,828,436)

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Changes in Owners’ Equity

Balance at December 28, 2002	$29,556,344
Capital contributions	9,585,589
Capital distributions	(16,377,214)
Net loss	(2,828,436)

Balance at December 28, 2003	19,936,283
Capital contributions	—
Capital distributions	(400,000)
Net loss	(2,693,227)

Balance at December 26, 2004	16,843,056
Capital contributions	—
Distribution	(577,049)
Net loss	(2,208,534)

Balance at December 25, 2005	$14,057,437

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Cash Flows

	Year Ended December 25, 2005	Year Ended December 26, 2004	Year ended December 28, 2003
Operating activities
Net loss	$(2,208,534)	$(2,693,227)	$(2,828,436)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,125,882	5,109,398	4,806,424
Amortization of deferred financing costs	183,593	213,077	102,895
Provision for uncollectible accounts receivable	22,286	23,255	16,128
Loss (gain) on retirement of assets	3,730	(17,149)	14,898
Changes in assets and liabilities:
Restricted cash	(7,952)	199,806	(586,400)
Accounts receivable, net	15,212	(30,603)	44,415
Inventory	(12,552)	(59,464)	(42,222)
Other current assets	(16,264)	(405,963)	76,996
Accounts payable and accrued expenses	(38,049)	33,425	565,570
Accounts payable, affiliates	(41,869)	(650)	(61,129)
Deferred income and other liabilities	344,596	263,987	469,787

Net cash provided by operating activities	3,370,079	2,635,892	2,578,926

Investing activities
Purchase of golf course investments	—	—	(8,758,971)
Additions to golf course investments	(832,787)	(903,603)	(1,735,216)
Insurance proceeds from casualty loss	—	461,211	—
Proceeds from the sale of assets	—	56,500	—
Cash from FIN 46(R) consolidation of Beverage Companies	263,761	—	—

Net cash used in investing activities	(569,026)	(385,892)	(10,494,187)

Financing activities
Capital contributions	—	—	9,585,589
Capital distributions	(577,049)	(400,000)	(16,377,214)
Proceeds from notes payable	3,800,000	—	17,652,000
Principal payments on notes payable	(4,456,842)	(660,171)	(580,890)
Principal payments on capital leases	(937,380)	(1,020,649)	(706,756)
Payment of deferred loan costs	(122,676)	(8,344)	(817,840)

Net cash (used in) provided by financing activities	(2,293,947)	(2,089,164)	8,754,889

Net increase in cash and cash equivalents	507,106	160,836	839,628
Cash and cash equivalents at beginning of year	1,550,582	1,389,746	550,118

Cash and cash equivalents at end of year	$2,057,688	$1,550,582	$1,389,746

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements

December 25, 2005, December 26, 2004, and December 28, 2003

1. Golf Course Properties Sold to CNL Income Properties, Inc.

On November 16, 2006, CNL Income Properties, Inc. (CIP) entered into purchase and sale agreements with Westbrook Fund IV EAGL Parent, LLC (EAGL Fund IV) and Evergreen Alliance Golf Limited, L.P. (EAGL), an affiliate, to purchase their interests in seven golf course properties and EAGL’s 47.5% general partner and limited partner interests in the Grapevine Golf Club, L.P. Subsequently, on December 11, 2006, CIP entered into purchase and sale agreements for the remaining limited partner interests in the Grapevine Golf Club, L.P. These three entities are hereafter referred to as the Companies.

EAGL and EAGL Fund IV are owned by investment funds controlled by Westbrook Real Estate Partners, L.L.C.

The financial statements of the EAGL Golf Course Properties sold to CIP are related businesses that have been combined based on all of the courses having been managed by EAGL and under the common control of Westbrook Real Estate Partners, L.L.C.

The financial statements reflect the combined financial position and results of operations of all eight golf course properties. However, these financial statements exclude the operations of the EAGL corporate entity and management company as well as the operations of the other courses that were owned by EAGL and EAGL Fund IV that were not sold to CIP.

All eight golf course properties are public golf courses managed by EAGL.

The following table sets forth certain information with respect to each of the golf course facilities at December 25, 2005:

Golf Course Facilities	Ground Lease Termination Date (A)	Metropolitan Area	State
Owned and leased facilities:
EAGL Fund IV:
Canyon Springs Golf Course (owned)	N/A	San Antonio	Texas
Clear Creek Golf Course	2036	Houston	Texas
Plantation Resort Golf Club (owned)	N/A	Dallas-Fort Worth	Texas
The Golf Club at Cinco Ranch (owned)	N/A	Houston	Texas
Fossil Creek Golf Course (owned)	N/A	Dallas-Fort Worth	Texas
EAGL:
Mansfield National Golf Course	2049	Dallas-Fort Worth	Texas
Lake Park Golf Courses	2025	Dallas-Fort Worth	Texas
Grapevine:
Cowboys Golf Club	2049	Dallas-Fort Worth	Texas

(A)	Including extensions

2. Significant Accounting Policies

Consolidation

The accompanying combined consolidated financial statements include the accounts of the Companies and their subsidiaries for the combined eight golf courses. All significant intercompany accounts and transactions have been eliminated.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

December 25, 2005, December 26, 2004, and December 28, 2003

Fiscal Year

The courses’ fiscal years were based on a 52/53-week period ending on the last Sunday of December.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents. Restricted cash consists of deposits held in escrow for property tax payments.

Accounts Receivable

All receivables related to tournaments and other events are due upon the conclusion of the event or when invoiced to the customer. An allowance for potential losses is provided against the portion of accounts receivable that is estimated to be uncollectible.

Inventory

Inventory consists primarily of golf merchandise and food and beverages held for resale, and is recorded at the lower of cost or market value. Cost is determined by the weighted average method.

Golf Course Investments

Golf course investments are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the lesser of (a) the related leasehold terms, which range from approximately one to six years, or (b) the estimated useful lives of the related fixed assets or assets under capital leases, as follows:

Ground improvements	10–15 years
Buildings and improvements	31 years
Furniture, fixtures, equipment, and software	3–10 years

Golf course investments consist of the following assets at:

	December 25, 2005	December 26, 2004
Land	$5,711,910	$5,711,910
Buildings and improvements	18,599,424	18,446,367
Ground improvements	29,757,949	29,150,069
Furniture, fixtures, equipment, and software	8,819,928	7,965,639
Construction in progress	101,952	215,785

	62,991,163	61,489,770
Less accumulated depreciation	(19,936,647)	(15,124,926)

Total golf course investments	$43,054,516	$46,364,844

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

December 25, 2005, December 26, 2004, and December 28, 2003

For operating courses, expenditures for routine repairs and maintenance are charged to operations as incurred. Expenditures that both materially add value and appreciably extend the useful life of an asset are capitalized.

For long-lived assets held for investment, the Companies assess annually whether indicators of impairment are present. If such indicators are present, the Companies assess the recoverability of the long-lived assets by determining whether the carrying value of such assets can be recovered through projected undiscounted cash flows. If the sum of expected future cash flows,undiscounted and without interest charges, is less than net book value, the excess of the net book value over the estimated fair value, based on using discounted future cash flows and appraisals, is charged to operations in the period in which such impairment is determined by management.

For each of the three years in the period ended December 25, 2005, no impairments of long-lived assets were identified.

Deferred Costs

Deferred costs consist primarily of deferred financing costs and lease acquisition costs. Deferred financing costs are amortized on a basis that approximates the effective interest method over the term of the related loan. Lease acquisition costs are amortized over the fifty-year term of the related lease agreement. At December 25, 2005, the financing and lease acquisition costs before amortization were $1,182,633 and $250,000, respectively.

Income Taxes

The Companies are not tax-paying entities and, accordingly, record no income taxes. The owners are individually responsible for reporting their share of the Companies’ taxable income on their income tax returns. As a result, no income taxes have been allocated as an expense to the courses on the accompanying financial statements.

Revenue and Expense Recognition

Revenue from green fees, cart rentals, food and beverage, and merchandise sales is generally recognized at the time of sale or when the service is provided.

Deferred liabilities include annual passes and tournament deposits which are recognized as revenue when earned. Also included are gift certificates that are recognized as revenue as redeemed or when the gift certificate expires, with the exception of any portion of the unclaimed gift certificates that is escheatable to government agencies.

The courses record the escheatable liability for the value of the unredeemed gift certificates where required by law. The gift certificates expire after one year. After one year from the date of issue any remaining liabilities not subject to escheatment are evaluated to determine whether the likelihood of the gift certificate being redeemed is remote (gift certificate breakage). The courses recognize gift certificate breakage as revenue only after the one-year period. On the EAGL Fund IV courses, because there was not adequate historical information to estimate redemption rates after one year of issuance, no breakage was recorded until two years after issuance. During 2005, 2004, and 2003, the courses recognized $26,876, $19,196, and $15,493, respectively, of breakage revenue.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 25, 2005, December 26, 2004, and December 28, 2003, was $444,133, $436,908, and $518,766, respectively.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

December 25, 2005, December 26, 2004, and December 28, 2003

Consolidation of Variable Interest Entities

On January 15, 2003, the FASB approved the issuance of Interpretation 46, Consolidation of Variable Interest Entities, or FIN 46, and in December 2003, the FASB issued FIN 46R, which amended FIN 46. Under FIN 46R, consolidation requirements were effective immediately for new variable interest entities, or VIEs, created after December 31, 2003. The consolidation requirements apply to existing VIEs for financial periods beginning after December 15, 2004.

Certain of the golf course properties were required by state law to have separate entities not owned by the Companies for the purpose of handling alcoholic beverage sales (the Beverage Companies). The courses were the primary beneficiaries of these entities and realized the net earnings of these entities but did not consolidate them. The Companies determined that these entities met the definition of VIEs, and as a result they were consolidated by the Companies as of December 27, 2004, in conjunction with the adoption of FIN 46R for fiscal year 2005. As permitted by FIN 46R, the Companies applied the interpretation prospectively from the date of adoption.

For purposes of these combined consolidated financial statements, those beverage company entities associated with the courses have also been consolidated in these financial statements for the year ended December 25, 2005. The financial information of these beverage entities is as follows:

	December 25, 2005	December 26, 2004
Cash	$160,266	$263,761
Inventory	10,580	10,589

Current assets	$170,846	$274,350

Payables and accrued expenses	$170,178	$274,350
Equity	668	—

Total liabilities and equity	$170,846	$274,350

	For the Years Ended
	December 25, 2005	December 25, 2004	December 28, 2003
Revenue	$761,431	$824,432	$762,634
Expenses	760,763	823,434	762,134

Net income	$668	$998	$500

3. Fair Value of Financial Instruments

The Company has estimated the fair value of its financial instruments at December 25, 2005 and December 26, 2004, in accordance with Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments. The carrying values of accounts receivable, accounts payable, and accrued expenses approximate fair value due to the relatively short maturity of these instruments. The carrying value of long-term debt approximates fair value due to the variable interest rate.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

December 25, 2005, December 26, 2004, and December 28, 2003

4. Long-Term Debt

Long-term debt at December 25, 2005 and December 26, 2004, consists of the following:

	December 25, 2005	December 26, 2004
Real estate notes payable; interest only was due in monthly payments from September 2003 to September 2004; the interest rate is 90-day LIBOR plus 4% with a minimum interest rate of 6%. Beginning October 2004, monthly interest and principal payments are due based upon a 20-year amortization until maturity on October 1, 2008, when all remaining principal and interest is due; the note is collateralized by Canyon Springs, The Golf Club at Cinco Ranch, Clear Creek, Fossil Creek and Plantation Resort golf courses.	$14,832,462	$15,186,620

Note payable accruing interest at the prime rate with fixed monthly payments of $24,000. The note matures in June 2008; collateralized by a first lien on the property rights of Cowboys Golf Club and the Partnership interests and guarantees by EAGL and Blue Star Grapevine Golf, L.P., affiliates of the Partnership, up to 70% of debt for each guarantor.	6,240,000	6,528,000

Note payable accruing interest at 90-day LIBOR plus 425 basis points with payments of interest only until October 2007 and then principal and interest due in monthly installments based upon a 17-year amortization maturing in September 2010; collateralized by the Lake Park Golf Courses and a $1,800,000 letter of credit issued by an affiliate of the Partnership.	3,800,000	—

Note payable accruing interest at 6.75%, with monthly installments of $18,024 maturing in December 2008; collateralized by the Mansfield National Golf Course.	2,178,014	2,252,231

Note payable due in monthly installments of $18,426 plus interest at the prime rate plus 0.25% with all remaining principal and interest due in July 2005; collateralized by the Lake Park Golf Courses and a $1,800,000 letter of credit issued by an affiliate.	—	3,740,467

	$27,050,476	$27,707,318

Future maturities of notes payable are as follows at December 25, 2005:

2006	$689,858
2007	737,038
2008	21,942,642
2009	112,202
2010	3,568,736

Total	$27,050,476

At December 25, 2005 and December 26, 2004, the 90-day LIBOR rate was 4.50% and 2.42%, respectively; and the prime interest rate was 7.00% and 5.25%, respectively.

Cash paid for interest on debt totaled $1,891,656, $1,489,506, and $769,446 for 2005, 2004 and 2003, respectively.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

December 25, 2005, December 26, 2004, and December 28, 2003

5. Obligations Under Capital Leases

The Companies lease various pieces of equipment under capital leases related to each of the courses. The leases mature on various dates through November 10, 2010. The future minimum capital lease obligations are as follows at December 25, 2005:

2006	$1,032,550
2007	941,636
2008	425,724
2009	217,363
2010	77,173

Total	2,694,446
Less amount attributable to interest	(267,581)

Net obligations under capital leases	2,426,865
Less current installments	(898,141)

Net obligations under capital leases, excluding current installments	$1,528,724

In certain cases, the Companies do not take title to leased equipment. Amortization related to the capital leases is included in depreciation and amortization expense on the combined consolidated statements of operations.

Cash paid for interest on capital leases in 2005, 2004, and 2003 amounted to $179,402, $207,436, and $186,553, respectively.

The gross amount of assets recorded under capital leases at December 25, 2005 and December 26, 2004, was $4,217,063 and $3,737,704, respectively, included within the furniture, fixtures, equipment, and software assets category. The amount of accumulated depreciation related to assets recorded under capital leases at December 25, 2005 and December 26, 2004, was $1,748,874 and $1,355,991, respectively. Depreciation expense for 2005, 2004, and 2003 was $822,198, $753,052, and $555,250, respectively.

6. Related Party Transactions

The properties are managed by EAGL. Fees for these services are based on a percentage of revenues for the Cowboys, Lake Park, and Mansfield courses and on a fixed monthly payment for the EAGL Fund IV courses. Fees for these services totaled $1,106,729, $987,343, and $941,463 for 2005, 2004, and 2003, respectively.

In addition, on the Cowboys course, a licensing fee equal to 4% of gross revenues was paid to the limited partner. Total licensing fees paid under this agreement in 2005, 2004, and 2003 totaled $276,430, $240,941, and $210,906, respectively.

In addition, EAGL charges the courses an insurance premium for workers’ compensation, general liability, and health insurance under partially self-insured plans. The premiums charged are based on the total expected cost of insurance and are allocated to all courses managed by EAGL for which it provides insurance. Workers’ compensation expected insurance costs were charged and allocated to courses based upon their respective course payroll and state experience rating. General liability insurance expected costs were allocated pro rata based on the total number of locations insured. Health insurance expected insurance costs were allocated to the courses

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

December 25, 2005, December 26, 2004, and December 28, 2003

based on the employees’ selection of coverage options and the maximum out-of-pocket exposure as determined by the health insurance carrier. All other insurance premiums were allocated based upon an insurance broker’s schedule of each course’s insured value as a percentage of the total insured value. Management believes these represent reasonable allocation methodologies and approximate a market rate of insurance costs for the courses. The total cost allocated and charged related to these insurance programs during 2005, 2004, and 2003 was $808,815, $743,019, and $877,569, respectively.

7. Commitments and Contingencies

The golf courses lease land and certain equipment under agreements ranging from 1 to 50 years. These agreements normally provide for minimum rentals plus executory costs. Future minimum lease payments under noncancelable operating leases are as follows:

2006	$133,500
2007	101,544
2008	96,150
2009	108,112
2010	82,706
Thereafter	4,429,167

Total	$4,951,179

In some cases, the course must pay contingent rent, generally based on a percentage of gross receipts or positive cash flow as defined in the lease agreements. Total contingent rental expense incurred in 2005, 2004, and 2003 related to the ground leases was $481,778, $459,532, and $452,639, respectively, and is included in ground lease rent expense in the combined consolidated statements of operations.

Total contingent rental payments made in 2005, 2004, and 2003 related to the GPS golf cart equipment were $515,617, $576,028, and $132,253, respectively, and are included in cart department expense in the combined consolidated statements of operations.

In some cases, the residual value of GPS golf cart equipment is guaranteed by EAGL and EAGL Fund IV should the contingent rent payments not cover a minimum value. EAGL believes exposure to loss related to these guarantees is remote.

8. Supplemental Cash Flow Disclosures

The effects of summarized noncash transactions for each of the three years in the period ended December 25, 2005, were as follows:

	December 25, 2005	December 26, 2004	December 28, 2003
Acquisition of fixed assets with capital leases:
Fixed assets	$991,111	$849,161	$2,193,218
Obligations under capital leases	(991,111)	(849,161)	(2,193,218)

	$—	$—	$—

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements—(Continued)

December 25, 2005, December 26, 2004, and December 28, 2003

December 26, 2004
Consolidation under FIN 46(R) of Beverage Companies:
Cash	$263,761
Inventory	10,589
Accounts payable	(274,350)

9. Subsequent event

Westbrook Fund IV EAGL Parent, LLC ( Fund IV) did not meet its debt service coverage ratio subsequent to December 25, 2005 on its notes payable. Fund IV has obtained a waiver of this covenant through the end of 2006. The notes payable were repaid in connection with the sale to CIP.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30,

	2006		2005
ASSETS
Current Assets
Cash	$585,138		$730,543
Accounts Receivable, net	2,020,420		918,269
Inventories	1,116,796		712,770
Prepaid expenses	1,382,324		944,106
Deferred tax asset	96,462		92,357

Total Current Assets		$5,201,140		$3,398,045

Property & Equipment, net		55,089,760		15,778,093

Intangible Assets, net		5,902,588		4,257,055

Other Assets
Note receivable—related party	268,386		238,872
Receivables from affiliates	208,727		207,318
Deferred tax asset—non-current	4,079,644		2,422,749
Security deposits	62,806		89,519

Total Other Assets		4,619,563		2,958,458

Total Assets		$70,813,051		$26,391,651

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable, current portion	$186,206		$383,133
Obligations under capital leases, current portion	322,807		311,875
Accrued Liabilities	2,854,779		1,808,116
Accounts Payable	2,216,342		1,109,317
Deferred Income	1,102,029		126,346

Total Current Liabilities		$6,682,163		$3,738,787

Long-Term Liabilities
Notes payable, non-current portion	46,255,618		13,110,868
Obligations under capital leases, non-current portion	758,753		677,182

Total Long-Term Liabilities		47,014,371		13,788,050

Stockholders Equity
Common stock	967		960
Preferred stock	144,106		135,924
Additional paid in capital	25,357,787		14,297,528
Deficit	(8,386,343)		(5,569,598)

Total Stockholders’ Equity		17,116,517		8,864,814

Total Liabilities and Stockholders’ Equity		$70,813,051		$26,391,651

See accompanying note.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30,

	2006	2005
Revenue
Green fees and cart revenue	$10,806,492	$9,828,850
Merchandise and food sales	11,245,771	5,278,767
Member dues and intiation fees	6,247,502	3,196,136
Other income	1,167,718	678,163
Clubhouse, pool and tennis revenue	5,296	3,253

Total Revenue	29,472,779	18,985,169

Expenses
Salary and benefits	11,363,837	7,391,980
Operating expenses	9,759,937	6,650,607
Cost of merchandise and food sales	4,251,286	2,462,338
Rent	1,796,144	2,058,018
Depreciation and amortization	1,717,000	1,269,000
Interest expense	2,530,861	812,910

Total Expenses	31,419,065	20,644,853

Loss Before Income Taxes	(1,946,286)	(1,659,684)
Income Tax Benefit

Net Loss	$(1,946,286)	$(1,659,684)

See accompanying note.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOW (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30,

		2006		2005
Cash Flow from Operating Activities
Net loss		$(1,946,286)		$(1,659,684)

Adjustments to Reconcile Net Income to Net Cash Used by Operating Activities:
Depreciation and amortization	1,717,000		1,269,000
Increase in accounts receivable	(1,766,079)		(514,162)
Increase in prepaid expenses	(1,131,998)		(629,854)
Increase in inventories	(501,643)		(229,709)
Increase in other receivables	43,813		5,999
Increase in accounts payable	1,597,136		724,307
Increase in accrued expenses	1,651,358		450,210
Increase in deferred income	784,147		16,129

Total adjustments		2,393,734		1,091,920

Net Cash Provided (Used) by Operating Activities	447,448		(567,764)

Cash Flow from Investing Activities
Fixed asset purchases/CIP’s	(31,455,730)		(786,866)
Cleveland acquisition & loan costs	(1,014,177)		(99,347)
Other assets	16,803		7,958

Net Cash (Used) by Investing Activities		(32,453,104)		(878,255)

Cash Flow From Financing Activities
Capitalized leases financing	157,592		286,767
Cleveland notes	20,870,861		—
Capital contributions	11,850,000		750,000
Repayments of notes & leases	(1,158,043)		(252,000)

Net Cash Provided by Financing Activities		31,720,410		784,767

Net Decrease in Cash		(285,246)		(661,252)

Cash—Beginning		870,384		1,391,795

Cash—Ending		$585,138		$730,543

See accompanying note.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTE TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—GENERAL

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited consolidated balance sheet as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2005. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

PREMIER GOLF MANAGEMENT, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Independent Auditor’s Report

March 2, 2006

The Board of Directors

Premier Golf Management, Inc.

Pacific Palisades, CA 90272

We have audited the accompanying consolidated balance sheet of Premier Golf Management, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Golf Management, Inc. and subsidiaries as of December 31, 2005, and the results of their operations, changes in stockholders’ equity and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit has been made for purposes of forming an opinion on the basic financial statements taken as a whole. The accompanying additional information (consolidating statement of operations) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such additional information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/    WEIL & COMPANY LLP

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005

ASSETS
Current Assets
Cash	$870,384
Accounts receivable, net	254,341
Inventories	615,153
Prepaid expenses	250,326
Deferred tax asset—current	96,462

Total Current Assets		$2,086,666

Property and Equipment, net		25,351,030

Intangibles, net		4,888,411

Other Assets
Note receivable—related party	268,386
Receivable from affiliates	252,540
Deferred tax asset—non-current	4,079,644
Security deposits	79,609

Total Other Assets		4,680,179

Total Assets		$37,006,286

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Notes payable, current portion	$186,206
Obligations under capital leases, current portion	282,393
Accrued liabilities	1,221,774
Accounts payable	619,206
Deferred income	317,882

Total Current Liabilities		$2,627,461

Long-term Liabilities
Notes payable, non-current portion	24,837,514
Due to shareholder	850,000
Obligations under capital leases, non-current portion	646,861

Total Long-term Liabilities		26,334,375

Stockholders’ Equity
Common stock	967
Preferred Stock	144,106
Additional paid-in capital	14,357,783
Deficit	(6,458,406)

Total Stockholders’ Equity		8,044,450

Total Liabilities and Stockholders’ Equity		$37,006,286

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2005

	Common Stock Class A	Common Stock Class B	Preferred Stock	Additional Paid-in Capital	Deficit	Total
Balance as of January 1, 2005	$820	$140	$135,922	$13,547,528	$(3,909,921)	$9,774,489
Common stock issued	—	7	—	—	—	7
Preferred stock issued	—	—	8,184	810,255	—	818,439
Loss for the year ended December 31, 2005	—	—	—	—	(2,548,485)	(2,548,485)

Balance as of December 31, 2005	$820	$147	$144,106	$14,357,783	$(6,458,406)	$8,044,450

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

Revenue
Green fees and cart revenue	$11,461,733
Merchandise and food sales	5,839,869
Member dues and initiation fees	4,034,786
Other income	684,533
Management fees	199,418
Clubhouse, pool and tennis revenue	38,620

Total Revenue	22,258,959

Expenses
Salary and benefits	9,500,797
Operating expenses	8,646,812
Cost of merchandise and food sales	2,826,115
Rent	2,545,790
Depreciation and amortization	1,692,318
Interest expense	1,194,844
Management fee	1,768

Total Expenses	26,408,444

Loss Before Income Taxes	(4,149,485)

Income Tax Benefit	(1,601,000)

Net Loss	$(2,548,485)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005

Cash Flow from Operating Activities
Net loss		$(2,548,485)

Adjustments to Reconcile Net Income to Net Cash Used by Operating Activities:
Depreciation	$1,388,483
Amortization	303,824
Increase in inventories	(132,092)
Decrease in prepaid assets	63,927
Increase in deferred taxes	(1,661,000)
Decrease in unearned income	(12,620)
Increase in accounts payable and accruals	110,675
Increase in deferred income	207,665
Decrease of receivables	149,766
Loss on disposition of leasehold interest	53,025

Total Adjustments		471,653

Net Cash Used by Operating Activities		(2,076,832)

Cash Flow from Investing Activities
Liquor license	(10,225)
Acquisition costs	(397,232)
Loan fees	(277,554)
Loans to affiliates	(55,070)
Capital purchases	(594,034)
Decrease in security deposits	17,868

Net Cash Used by Investing Activities		(1,316,247)

Cash Flow from Financing Activities
Preferred stock issued	804,780
Advances from shareholder	850,000
Proceeds from notes payable	2,007,952
Repayments of capital lease obligations	(313,812)
Repayment of notes payable	(477,252)

Net Cash Provided by Financing Activities		2,871,668

Net Decrease in Cash		(521,411)

Cash—Beginning		1,391,795

Cash—Ending		$870,384

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1—Organization and Significant Accounting Policies

Organization

Premier Golf Management, Inc. (the “Company”), was incorporated on December 23, 2002, as a Delaware corporation and as the sole member of Premier Golf Holdings One, LLC (Holdings One), Premier Golf Holdings Two, LLC (Holdings Two), Premier Golf Holdings Five, LLC, Premier Golf Holdings Three, LLC and Premier Golf Four, LLC, all Delaware limited liability companies.

The main purpose and function of the Company is the acquisition, management and operation of golf courses and golf practice facilities throughout the United States.

On June 30, 2003, the Premier Golf Holdings One, LLC acquired Fore Star Golf, Inc.’s (a Nevada Corporation) ownership interests in Fore Star Golf of Knoxville, LLC, Fore Star Golf of Lubbock at Lakeridge, LLC, Fore Star Golf of Abilene LLC, Fore Star Golf of Lubbock LLC, Fore Star Golf of Kansas, LLC, and Fore Star Golf of Yuma, LLC. The Company commenced its golf course management operations through Holdings One on July 1, 2003.

Premier Golf Holdings Two, LLC was incorporated on February 3, 2004 as the sole member of Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills, LLC and Premier Golf Dub’s Dread, LLC. On February 9, 2004, Holdings Two acquired the Royal Meadows Golf Course and Painted Hills Golf Course. On the same date, Holdings Two also entered into a lease agreement with Dub’s Dread Golf Club, LP.

Premier Golf Holdings Five, LLC was incorporated on November 18, 2005 and acquired Shaker Run Golf Course, LLC on November 30, 2005 and is the sole member of Premier Golf Shaker Run Golf Club, LLC.

Premier Golf Holdings Three, LLC was incorporated on November 18, 2005 as the sole member of Premier Golf Cleveland, LLC.

Premier Golf Four was incorporated on November 18, 2005 as the sole member of Premier Golf LA Centre, LLC.

The accompanying consolidated financial statements include the accounts of Premier Golf Management, Inc., Premier Golf Holdings One, LLC and its subsidiaries: Fore Star Golf of Lubbock, LLC, Fore Star Golf of Yuma, LLC, Fore Star Golf of Abilene, LLC, Fore Star Golf of Knoxville, LLC, Fore Star Golf of Kansas, LLC, and Fore Star Golf of Lubbock at Lakeridge, LLC; Premier Golf Holdings Two, LLC and its subsidiaries: Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills, LLC, Premier Golf Dub’s Dread, LLC; and Premier Golf Holdings Five, LLC and its subsidiary, Shaker Run, LLC.

Principles of Consolidation

All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

Depreciation and Amortization

Property and equipment are valued at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005

The Company has intangible assets consisting of leasehold interests, liquor licenses, new lease and venture costs and loan acquisition costs. The leasehold interests are amortized over the balance of the term of the lease; the loan acquisition costs are amortized over the life of the loan and the new lease and venture costs are amortized over the life of the leases or management agreements, as applicable.

Major additions are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the life of assets, are expensed.

When property and equipment is disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized.

Revenue Recognition

Revenue from green fees, cart rentals, food and beverage sales, merchandise sales and range income are generally recognized at the time of sale.

Revenue from membership dues is generally billed monthly and recognized in the month earned. The monthly dues are structured to cover the club’s operating costs and membership services. Initiation fees are recognized as revenue on a straight-line basis over the expected useful average life of active membership.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return and combined state tax returns. Certain income and expense items are accounted for in different time periods for financial reporting purposes as compared to income tax purposes. Appropriate provisions are made in the consolidated financial statements for deferred taxes in recognition of these timing differences.

The Company accounts for income taxes using the liability method, and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect future taxable income. Deferred tax assets and liabilities are adjusted for tax rate changes.

Inventories

Inventories consist principally of golf supplies, golf equipment, food, snacks and beverages. Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash in banks.

Concentration of Credit Risk

Concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with quality financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 2005, the Company exceeded the federally insured limit by approximately $859,000.

Accounts receivable relate primarily to amounts due from members of the golf facilities operated by the Company. Management of the Company actively monitors account balances to facilitate collection of amounts due.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005

Use of Estimates

The process of preparing consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets or liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Accounts Receivable

As of December 31, 2005, the accounts receivable are stated net of an allowance for doubtful accounts of $116,854.

Note 3—Property and Equipment

Property and equipment are stated at cost and consist of the following:

	Useful Life in Years	Costs
Assets Class
Land	—	$4,313,738
Land improvements—non depreciable	—	1,719,310
Clubhouse equipment	5 to 7	1,813,924
Buildings	39	6,281,100
Land improvements	15	11,337,170
Golf course equipment	5 to 7	2,136,462
Office furniture and equipment	5	581,572

		28,183,276
Less: Accumulated depreciation		2,832,246

Net Property and Equipment		$25,351,030

Depreciation expense for the year ended December 31, 2005 is $1,388,483.

Note 4—Intangibles

Intangible assets of the Company as of December 31, 2005 consist of the following:

Leasehold interests	$2,010,000
Loan acquisition costs	577,333
New lease and venture costs	801,736
Liquor licenses	33,225
Goodwill	2,094,723

5,517,017
Less: Accumulated amortization	628,606

Net Intangibles	$4,888,411

Total amortization expense for the year ended December 31, 2005 is $303,824.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005

Goodwill

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FASB) No. 142 “Goodwill and Other Intangible Assets” in June 2001. Per FASB No. 142, amortization expense will no longer be recorded relating to goodwill. Goodwill recorded on the books came into existence upon the purchase of operations from Fore Star Golf, Inc. in 2003 and the acquisition of the Royal Meadows Golf Course and the Painted Hills Golf Course in 2004. There have been no changes in how the Company accounts for goodwill in the accompanying financial statements for the year ended December 31, 2005 relating to FASB No. 142.

According to FASB 142, goodwill that does not have a defined life has to be reevaluated every year by comparing book values with fair values to determine if there has been any impairment in the value of goodwill.

In relation to the goodwill that was created upon the purchase of Fore Star Golf, the books reflect values of assets that are reasonably reflective of their fair values and the assets and liabilities that make up a reporting unit have not changed significantly since the previous fair value computation, nor have any adverse events occurred to indicate a likelihood that the fair value has fallen below the book value, therefore no adjustment for impairment is made as of December 31, 2005.

The acquisition of Royal Meadows and Painted Hills Golf courses created additional goodwill which took place in February 2004, the books reflect values of assets that are reasonably reflective of their fair values and the assets and liabilities that make up a reporting unit have not changed significantly since the previous fail value computation, nor have any adverse events occurred to indicate a likelihood that the fair value has fallen below the book value, therefore no adjustment for impairment is made as of December 31, 2005.

Additional goodwill was created upon the acquisition of Shaker Run Golf Course in 2005. The acquisition took place on November 30, 2005, and there were no significant changes in the fair values since the date of acquisition. Also, no testing for impairment is necessary since the year-end is within twelve months of the date of acquisition

Note 5—Notes Payable

Notes payable as of December 31, 2005 consist of the following:

Loan from General Electric Capital	$10,181,942
Loan from Textron Financial Corporation	14,797,613
Note payable to Myer’s Financial Corporation	44,165

25,023,720
Less: Current portion	186,206

Long-term Debt	$24,837,514

Total interest expense on long-term debt for the year ended December 31, 2005 is $1,038,944.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005

Maturities on long-term debt during the ensuing five years and thereafter are as follows:

2006	$186,206
2007	198,801
2008	187,729
2009	827,050
2010	11,065,316
Thereafter	12,558,618

$25,023,720

Loan from General Electric Capital Corporation

The Company has refinanced its long-term loan from General Electric Capital Corporation (GE Capital) on September 30,2005. Interest is payable on the loan at the higher of (a) 4.15% per annum in excess of the Libor rate or (b) 6% per annum. The maturity date of the loan is September 30, 2010.

The total amount of the loan is $10,182,000, funded in one or more advances. The initial advance was $8,750,000, divided into five notes, due and payable on September 30, 2010.

No additional funds were advanced during the twelve-month period towards the Required Improvements Advances by GE Capital Corporation.

The loan is secured by the mortgage creating a first lien on projects owned by the Company and the project leased in Knoxville, Tennessee (Three Ridges Golf Course), the assignment of the management agreements, the assignments of rent and leases, the security agreements, the ownership agreements, the cross collateralizing guaranties and other loan documents.

Interest expense on the loan with GE Capital for the year ended December 31, 2005 was $634,390.

Loan from Textron Financial Corporation

The Company has a long-term loan from Textron Financial Corporation. Interest is payable on the loan at the higher of (a) 5% per annum or (b) a variable rate per annum equal to the interest announced by JP Morgan Chase & Co. as its prime rate plus 150 basis points. In no event shall the Chase Prime rate be less than 5%. The maturity date of the loan is March 31, 2011.

The total amount of the loan assumed upon acquisition of Royal Meadows and Painted Hills was $5,399,812.

The loan is secured by the deed of trust, the loan agreement, guaranties provided by Premier Golf Royal Meadows, LLC and Premier Golf Painted Hills, LLC, assignment of leases, rents and contracts, a security agreement, an environmental indemnity agreement and a certificate of borrower and guarantor.

In addition to the above loan, the Company has assumed two long-term notes from Textron Financial Corporation in connection with the purchase of Shaker Run Golf Course LLC in the amount of $7,000,000 and $2,746,541, respectively.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005

The $7,000,000 note is payable at the fixed rate of 7% interest only until December 1, 2008 and principal and interest balance is payable in amount based upon a twenty-two year amortization at the fixed interest rate. The maturity date of the note is November 30, 2011.

The interest on the $2,746,541 note is payable in payments of interest only on the unpaid principal balance at the rate of 7% per annum commencing March 31, 2007. The maturity date of the loan is November 30, 2012.

Interest expense on the loan with Textron Financial for the twelve months ended December 31, 2005 was $285,475.

Note payable to Myer’s Financial Corporation

The Company has a note payable to Myer’s Financial Corporation originally in the amount of $100,000, payable in semi-annual payments of principal and interest, over five years at an interest rate of 7%.

Interest expense on this note for the twelve months ended December 31, 2005 was $4,143.

Note 6—Guarantees

Each individual subsidiary of Holdings One has guaranteed loans of its affiliates secured from General Electric Capital Corporation. Each subsidiary has primary liability under the guaranty to the lender. The total amount of the loan from General Electric Capital Corporation is $11,500,000 funded in one or more advances. The amount of the loan advanced to date has been approximately $10,182,000, of which the outstanding balance as of December 31, 2005 is approximately $10,182,000.

Note 7—Supplementary Disclosure of Cash Flow Information

Cash paid during the year ended December 31, 2005 for:

Interest	$1,134,194

Income taxes	$51,246

During the year, the Company purchased equipment, which was fully funded by the assumption of capital lease obligations of $541,253.

During the year, the Company issued preferred stock to one of its shareholders in consideration for a note receivable from him for $13,668.

In addition, the Company also funded the acquisition of the Shaker Run Golf Course as follows:

Land and building	$5,015,009
Land improvements—non depreciable	792,695
Equipment and ground improvements	3,636,044
Intangibles and other assets	402,541
Long-term debt assumed	(9,746,541)

Cash paid towards the purchase	$99,748

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005

Note 8—Obligations Under Capital Leases

The Company has capital lease contracts with several lessors. At the end of each lease, title to the equipment will pass to the Company. Bargain purchase amounts have been included in the gross lease commitments listed below:

Future minimum lease payments for the years ending December 31st are as follows:

2006	$393,902
2007	342,788
2008	286,573
2009	97,804
2010	22,470

Total minimum lease payments	1,143,537
Less: Amount representing interest	214,283

Present value of minimum lease payments	929,254
Less: Current maturities	282,393

Obligations under capital leases, non-current portion	$646,861

Included in property and equipment are the following assets held under capital leases:

Equipment	$1,017,535

Less: Accumulated depreciation	178,751

$838,784

Note 9—Related Party Transactions

Management Agreements Between Holdings One and its Subsidiaries

Holdings One has management agreements in place with all its subsidiaries. Per these agreements, the subsidiaries are required to pay the Company, on a monthly basis, management fees, which are calculated at 4% of gross receipts. The management fees have been eliminated upon consolidation.

Golf Course Rental Agreements

The Company rents two golf courses located in Colorado from related entities that management has a controlling interest. Rent expense paid to these entities was $198,931 for the year ended December 31, 2005.

In addition, as of December 31, 2005, the Company has a net receivable from these entities of $268,386.

Note Receivable—Shareholder

As of December 31, 2005, a note in the amount of $252,540 is receivable from a shareholder. The note accrues interest on a daily basis on the outstanding amount of the note at a rate of 4.75%. The note is payable in entirety on January 13, 2010 unless extended by the Board of Directors.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005

Note Payable—Shareholder

The note payable to shareholder represents an advance from another shareholder, for amounts he advanced the Company in December, 2005. The note accrues interest of 10% through February 28, 2006, thereafter, interest will accrue at 15% compounded annually. As of December 31, 2005, the balance on this note is $850,000.

Note 10—Commitments and Contingencies

The Company is the lessee under long-term operating leases for golf courses and golf course equipment.

The equipment leases are non-cancelable operating leases. The equipment is returnable to the lessor at the end of the lease term. In the case of some of the lease agreements, the Company has the right to exercise the bargain purchase option at the end of the lease term. If exercised, the title to the equipment will pass to the Company.

In addition, the Company leases nine golf courses under various non-cancelable lease agreements. Under the lease agreements, the Company is obligated to pay, in addition to the minimum rent, percentage rent based on set percentages of the excess of gross revenues over specified limits. During the year ended December 31, 2005, the Company was not required to pay any percentage rents. The rent on one of the courses is subject to an escalation clause.

Under the terms of some of the golf course leases, the Company has the right to purchase the leased property. The Company also has the first right of refusal, should the landlord sell the property.

At December 31, 2005, future minimum rental payments required, pursuant to the terms of all lease obligations, are as follows:

	Equipment Leases	Real Property Leases		Total
		Related Parties	Unrelated Parties
2006	$928,527	$398,931	$1,725,507	$3,052,965
2007	635,481	398,931	1,684,449	2,718,861
2008	313,545	398,931	1,629,000	2,341,476
2009	158,896	398,931	1,629,000	2,186,827
2010	58,152	398,931	1,629,000	2,086,083
Thereafter	—	3,682,918	9,815,646	13,498,564

	$2,094,601	$5,677,573	$18,112,602	$25,884,776

Total rental expense under the equipment leases was approximately $1,022,000 and under the real property leases was approximately $1,962,000 for the year ended December 31, 2005.

Note 11—Retirement Plan

The Company has adopted a standardized 401(k) plan. All regular employees who have completed one year of service would be eligible to participate in the plan. The Company matches 25% of employee contributions up to a maximum of 4% of compensation.

Total 401(k) expense for the year ended December 31, 2005 was $19,329. The plan is fully funded.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005

Note 12—Income Taxes

The provision for income taxes computed at the statutory rate is as follows:

Current income tax:
State	$60,000

Deferred income tax:
Federal	1,404,657
State	256,343

1,661,000

Income Tax Benefit	$(1,601,000)

The following temporary differences gave rise to the deferred taxes at December 31, 2005:

Net deferred tax asset—current
Allowance for uncollectibles	$47,910
Accrued vacation	39,811
Straight-line rent accrual	13,948
Deferred state taxes	(5,207)

$96,462

Net deferred tax asset—non-current
Deferred revenue	$115,605
Net operating loss	4,610,885
Amortization of intangibles	(54,954)
Deferred state taxes	(220,235)
Excess of tax depreciation over book	(371,657)

$4,079,644

Operating Loss Carryforwards

The Company has loss carryforwards totaling $11,246,059 and $9,607,985 for federal and state, respectively, that may be offset against future taxable income and future income taxes. If not used, the carryforwards will expire as follows:

	Federal	State
2008	$—	$764,338
2009	—	1,219,009
2013	—	773,805
2014	—	2,108,767
2018	—	258,990
2019	—	811,981
2023	985,212	—
2024	5,706,815	3,671,095
2025	4,554,032	—

	$11,246,059	$9,607,985

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005

Note 13—Deferred Income

The Company recognizes income from initiation costs over six years. The total unamortized initiation costs as of December 31, 2005 are $281,850.

Note 14—Common and Preferred Stock

	Class A	Class B	Preferred Stock	Total
January 1, 2005
Common Stock:

Class A stock; $.01 par value, authorized 1,000,000 shares, 82,000 issued and outstanding	82,000	—	—	82,000

Class B stock; $.01 par value, authorized 18,000 shares, 14,000 issued and outstanding	—	14,000	—	14,000

Preferred stock, $.01 par value, authorized 50,000,000 shares, 13,592,239 issued and outstanding	—	—	13,592,239	13,592,239

	82,000	14,000	13,592,239	13,688,239

Issued 2005
666 Shares of Common Stock, Class B	—	666	—	666

818,443 Shares of Preferred Stock	—	—	818,443	818,443

	—	666	818,443	819,109

December 31, 2005	82,000	14,666	14,410,682	14,507,348

Par Value per Share	$0.01	$0.01	$0.01	$0.01

Total Par Value	$820	$147	$144,106	$145,073

Each share of preferred stock is entitled to a cumulative quarterly dividend of 8% per annum of the liquidation value of the shares plus all accumulated and unpaid dividends. Preferred dividends are to be paid in full before dividends on common stock are paid. No dividends have been accrued or paid in 2005.

Note 17—Subsequent Events

In 2006, the Company purchased three additional golf properties in Cleveland, Ohio. Premier Golf Holdings Three, LLC acquired Fox Meadow Country Club and Weymouth Country Club, and Premier Golf Holdings Four, LLC acquired Signature of Solon Golf Course. The purchase was financed with $21,000,000 of loans subsequent to the date of the financial statements. Also, as part of the above acquisition, the Company entered into an agreement to manage two conventions in Cleveland, Ohio.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED

SUPPLEMENTARY INFORMATION

DECEMBER 31, 2005

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Premier Golf Management Inc.	Premier Golf Holdings One LLC	Premier Golf Holdings Two LLC	Premier Golf Holdings Five LLC	Consolidated Total
Revenue
Green fees and cart revenue	$5,529,716	$3,788,612	$2,141,655	$1,750	$11,461,733
Merchandise and food sales	2,798,929	2,267,564	736,250	37,126	5,839,869
Member dues and initiation fees	1,638,353	2,171,955	224,478	—	4,034,786
Other income	386,102	242,472	55,959	—	684,533
Management fees	108,674	90,744	—	—	199,418
Clubhouse, pool and tennis revenue	3,470	35,150	—	—	38,620

Total Revenue	10,465,244	8,596,497	3,158,342	38,876	22,258,959

Expenses
Salary and benefits	5,732,996	2,783,339	935,594	48,868	9,500,797
Operating expenses	4,531,432	2,666,331	1,411,683	37,366	8,646,812
Cost of merchandise and food sales	1,278,088	1,231,273	304,272	12,482	2,826,115
Rent	1,962,003	308,787	275,000	—	2,545,790
Depreciation and amortization	130,960	999,284	529,466	32,608	1,692,318
Interest expense	69,350	725,117	388,567	11,810	1,194,844
Management fees	—	—	—	1,768	1,768

Total Expenses	13,704,829	8,714,131	3,844,582	144,902	26,408,444

Loss Before Income Taxes	(3,239,585)	(117,634)	(686,240)	(106,026)	(4,149,485)

Income Tax Benefit	(1,249,848)	(45,398)	(264,836)	(40,918)	(1,601,000)

Net Loss	$(1,989,737)	$(72,236)	$(421,404)	$(65,108)	$(2,548,485)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF HOLDINGS ONE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Fore Star Golf of Knoxville, LLC	Fore Star Golf of Lubbock at Lakeridge, LLC	Fore Star Golf of Abilene, LLC	Fore Star Golf of Lubbock, LLC	Fore Star Golf of Yuma, LLC	Premier Golf Holdings One LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$829,522	$402,499	$333,142	$995,829	$1,227,620	$—	$—	$3,788,612
Merchandise and food sales	271,552	743,308	538,682	338,271	375,751	—	—	2,267,564
Member dues and initiation fees	—	1,495,529	676,426	—	—	—	—	2,171,955
Other income	6,257	79,917	57,125	50,362	11,996	36,815	—	242,472
Management fees	—	47,985	42,759	—	—	226,186	(226,186)	90,744
Clubhouse, pool and tennis revenue	—	14,173	20,977	—	—	—	—	35,150

Total Revenue	1,107,331	2,783,411	1,669,111	1,384,462	1,615,367	263,001	(226,186)	8,596,497

Expenses
Salary and benefits	331,615	938,734	703,642	434,701	374,647	—	—	2,783,339
Operating expenses	349,059	691,916	664,858	445,646	495,906	18,946	—	2,666,331
Cost of merchandise and food sales	141,842	398,442	314,029	196,837	180,123	—	—	1,231,273
Depreciation and amortization	83,517	310,620	175,476	128,937	261,453	39,281	—	999,284
Interest expense	15,779	369,034	60,957	74,826	204,521	—	—	725,117
Rent	172,384	—	—	136,403	—	—	—	308,787
Management fees	—	107,498	63,310	55,378	—	—	(226,186)	—

Total Expenses	1,094,196	2,816,244	1,982,272	1,472,728	1,516,650	58,227	(226,186)	8,714,131

Loss before Income Taxes	13,135	(32,833)	(313,161)	(88,266)	98,717	204,774	—	(117,634)

Income Tax Provision/ (Benefit)	5,069	(12,671)	(120,856)	(34,064)	38,097	79,027	—	(45,398)

Net Income/ (Loss)	$8,066	$(20,162)	$(192,305)	$(54,202)	$60,620	$125,747	$—	$(72,236)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Premier Golf Royal Meadow, LLC	Premier Golf Painted Hills, LLC	Premier Golf Dub’s Dread, LLC	Premier Golf Holdings Two LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$732,987	$863,466	$549,202	$—	$—	$2,141,655
Merchandise and food sales	186,650	273,771	275,829	—	—	736,250
Member dues and initiation fees	—	—	224,478	—	—	224,478
Other income	9,064	40,980	5,915	—	—	55,959

Total Revenue	928,701	1,178,217	1,051,424	—	—	3,158,342

Expenses
Operating expenses	421,932	478,426	509,154	2,171	—	1,411,683
Salary and benefits	265,807	313,429	356,358	—	—	935,594
Depreciation and amortization	178,911	259,061	58,118	33,376	—	529,466
Cost of merchandise and food sales	71,586	108,778	123,908	—	—	304,272
Interest expense	166,398	220,167	2,002	—	—	388,567
Rent	—	—	275,000	—	—	275,000

Total Expenses	1,104,634	1,379,861	1,324,540	35,547	—	3,844,582

Loss before Other Expenses	(175,933)	(201,644)	(273,116)	(35,547)	—	(686,240)

Income Tax Benefit	(67,897)	(77,819)	(105,402)	(13,718)	—	(264,836)

Net Loss	$(108,036)	$(123,825)	$(167,714)	$(21,829)	$—	$(421,404)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF HOLDINGS FIVE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Premier Golf Shaker Run LLC	Premier Golf Holdings Five LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$1,750	$—	—	$1,750
Merchandise and food sales	37,126	—	—	37,126

Total Revenue	38,876	—	—	38,876

Expenses
Operating expenses	37,366	—	—	37,366
Salary and benefits	48,868	—	—	48,868
Depreciation and amortization	32,608	—	—	32,608
Cost of merchandise and food sales	12,482	—	—	12,482
Interest expense	11,810	—	—	11,810
Management fees	—	1,768	—	1,768

Total Expenses	143,134	1,768	—	144,902

Loss before Income Taxes	(104,258)	(1,768)	—	(106,026)

Income Tax Benefit	(40,236)	(682)	—	(40,918)

Net Loss	$(64,022)	$(1,086)	—	$(65,108)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Independent Auditor’s Report

February 16, 2005

The Board of Directors

Premier Golf Management, Inc.

Pacific Palisades, CA 90272

We have audited the accompanying consolidated balance sheet of Premier Golf Management, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of operation, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Golf Management, Inc. and subsidiaries as of December 31, 2004, and the results of their operations, changes in stockholders’ equity and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit has been made for purposes of forming an opinion on the basic financial statements taken as a whole. The accompanying additional information (consolidating statement of operations) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such additional information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/    WEIL & COMPANY LLP

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

ASSETS
Current Assets
Cash	$1,391,795
Accounts receivable, net	404,107
Inventories	483,061
Prepaid expenses	160,126
Deferred tax asset—current	92,357

Total Current Assets		$2,531,446

Property and Equipment, net		16,260,227

Intangibles, net		4,157,708

Other Assets
Note receivable—related party	213,317
Note receivable—shareholder	238,872
Deferred tax asset—non-current	2,422,749
Security deposits	97,477
Prepaid rent, non-current portion	154,126

Total Other Assets		3,126,541

Total Assets		$26,075,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable, current portion	$383,133
Obligations under capital leases, current portion	243,327
Accrued liabilities	1,357,906
Accounts payable	385,019
Deferred income	110,217

Total Current Liabilities		$2,479,602

Long-term Liabilities
Notes payable, non-current portion	13,363,345
Obligations under capital leases, non-current portion	458,486

Total Long-term Liabilities		13,821,831

Stockholders’ Equity
Common stock	960
Preferred Stock	135,922
Additional paid-in capital	13,547,528
Deficit	(3,909,921)

Total Stockholders’ Equity		9,774,489

Total Liabilities and Stockholders’ Equity		$26,075,922

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2004

	Common Stock Class A	Common Stock Class B	Preferred Stock	Additional Paid-in Capital	Deficit	Total
Balance as of January 1, 2004	$820	$120	$50,745	$5,114,960	$(706,534)	$4,460,111
Common stock issued	—	20	—	—	—	20
Preferred stock issued	—	—	85,177	8,432,568	—	8,517,745
Loss for the year ended December 31, 2004	—	—	—	—	(3,203,387)	(3,203,387)

Balance as of December 31, 2004	$820	$140	$135,922	$13,547,528	$(3,909,921)	$9,774,489

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

Revenue
Green fees and cart revenue	$9,395,492
Merchandise and food sales	4,927,119
Member dues and initiation fees	3,423,354
Management fees	298,667
Other income	279,217
Clubhouse, pool and tennis revenue	80,526

Total Revenue	18,404,375

Expenses
Salary and benefits	8,052,029
Operating expenses	7,352,690
Cost of merchandise and food sales	2,342,795
Rent	1,436,900
Depreciation and amortization	1,360,954
Interest expense	864,139

Total Expenses	21,409,507

Loss before Other Expenses	(3,005,132)

Other Expenses
Abandoned project costs	(2,251,255)

Loss Before Income Taxes	(5,256,387)

Credit for Income Taxes	(2,053,000)

Net Loss	$(3,203,387)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004

Cash Flow from Operating Activities
Net loss		$(3,203,387)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	$1,103,791
Amortization	257,163
Increase in inventories	(272,287)
Decrease in prepaid assets	26,013
Increase in deferred taxes	(2,084,000)
Decrease in unearned income	(30,225)
Increase in accounts payable and accruals	884,751
Increase in deferred income	73,725
Increase of receivables	(59,644)

Total Adjustments		(100,713)

Net Cash Used by Operating Activities		(3,304,100)

Cash Flow from Investing Activities
New lease and venture costs	(590,600)
Loans to affiliates	(218,675)
Capital purchases	(282,771)
Increase in security deposits	(63,978)
Acquisition of Royal Meadows and Painted Hills Golf Courses	(2,190,296)

Net Cash Used by Investing Activities		(3,346,320)

Cash Flow from Financing Activities
Capital contributions	8,375,539
Repayments of capital lease obligations	(231,726)
Repayment of notes payable	(410,503)

Net Cash Provided by Financing Activities		7,733,310

Net Increase in Cash		1,082,890

Cash—Beginning		308,905

Cash—Ending		$1,391,795

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 1—Organization and Significant Accounting Policies

Organization

Premier Golf Management, Inc. (the “Company”), was incorporated on December 23, 2002, as a Delaware corporation and as the sole member of Premier Golf Holdings One, LLC (Holdings One) and Premier Golf Holdings Two, LLC (Holdings Two), both Delaware limited liability companies.

The main purpose and function of the Company is the acquisition, management and operation of golf courses and golf practice facilities throughout the United States.

On June 30, 2003, the Premier Golf Holdings One, LLC acquired Fore Star Golf, Inc.’s (a Nevada Corporation) ownership interests in Fore Star Golf of Knoxville, LLC, Fore Star Golf of Lubbock at Lakeridge, LLC, Fore Star Golf of Abilene LLC, Fore Star Golf of Lubbock LLC, Fore Star Golf of Kansas, LLC, and Fore Star Golf of Yuma, LLC. The Company commenced its golf course management operations through Holdings One on July 1, 2003.

Premier Golf Holdings Two, LLC was incorporated on February 3, 2004 as the sole member of Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills, LLC and Premier Golf Dub’s Dread, LLC. On February 9, 2004, Holdings Two acquired the Royal Meadows Golf Course and Painted Hills Golf Course. On the same date, Holdings Two also entered into a lease agreement with Dub’s Dread Golf Club, LP.

The accompanying consolidated financial statements include the accounts of Premier Golf Management, Inc., Premier Golf Holdings One, LLC and its subsidiaries: Fore Star Golf of Lubbock, LLC, Fore Star Golf of Yuma, LLC, Fore Star Golf of Abilene, LLC, Fore Star Golf of Knoxville, LLC, Fore Star Golf of Kansas, LLC, and Fore Star Golf of Lubbock at Lakeridge, LLC; and Premier Golf Holdings Two, LLC and its subsidiaries: Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills, LLC, Premier Golf Dub’s Dread, LLC.

Principles of Consolidation

All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

Depreciation and Amortization

Property and equipment are valued at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets.

The Company has intangible assets consisting of leasehold interests, liquor licenses, new lease and venture costs and loan acquisition costs. The leasehold interests are amortized over the balance of the term of the lease; the loan acquisition costs are amortized over the life of the loan and the new lease and venture costs are amortized over the life of the leases or management agreements, as applicable.

Major additions are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the life of assets, are expensed.

When property and equipment is disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

Revenue Recognition

Revenue from green fees, cart rentals, food and beverage sales, merchandise sales and range income are generally recognized at the time of sale.

Revenue from membership dues is generally billed monthly and recognized in the month earned. The monthly dues are structured to cover the club’s operating costs and membership services. Initiation fees are recognized as revenue on a straight-line basis over the expected useful average life of active membership.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return and combined state tax returns. Certain income and expense items are accounted for in different time periods for financial reporting purposes as compared to income tax purposes. Appropriate provisions are made in the consolidated financial statements for deferred taxes in recognition of these timing differences.

The Company accounts for income taxes using the liability method, and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect future taxable income. Deferred tax assets and liabilities are adjusted for tax rate changes.

Inventories

Inventories consist principally of golf supplies, golf equipment, food, snacks and beverages. Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash in banks.

Concentration of Credit Risk

Concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with quality financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 2004, the Company exceeded the federally insured limit by approximately $1,358,000.

Accounts receivable relate primarily to amounts due from members of the golf facilities operated by the Company. Management of the Company actively monitors account balances to facilitate collection of amounts due.

Use of Estimates

The process of preparing consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets or liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Accounts Receivable

As of December 31, 2004, the accounts receivable are stated net of an allowance for doubtful accounts of $103,686.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

Note 3—Property and Equipment

Property and equipment are stated at cost and consist of the following:

	Estimated Useful Life Estimated Useful Life in Years	Costs
Assets Class
Land	—	3,255,250
Clubhouse equipment	5 to 7	1,159,914
Buildings	39	3,243,138
Land improvements	15	7,731,460
Golf course equipment	5 to 7	1,867,871
Office furniture and equipment	5	446,357

		17,703,990
Less: Accumulated depreciation		1,443,763

Net Property and Equipment		16,260,227

Depreciation expense for the year ended December 31, 2004 is $1,103,791.

Note 4—Intangibles

Intangible assets of the Company as of December 31, 2004 consist of the following:

Leasehold interests	$2,060,000
Loan acquisition costs	299,779
New lease and venture costs	422,528
Liquor licenses	23,001
Goodwill	1,692,182

4,497,490
Less: Accumulated amortization	339,782

Net Intangibles	$4,157,708

Total amortization expense for the year ended December 31, 2004 is $257,163.

Goodwill

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FASB) No. 142 “Goodwill and Other Intangible Assets” in June 2001. Per FASB No. 142, amortization expense will no longer be recorded relating to goodwill. Goodwill recorded on the books came into existence upon the purchase of operations from Fore Star Golf, Inc. in 2003 and the acquisition of the Royal Meadows Golf Course and the Painted Hills Golf Course in 2004. There have been no changes in how the Company accounts for goodwill in the accompanying financial statements for the year ended December 31, 2004 relating to FASB No. 142.

According to FASB 142, goodwill that does not have a defined life has to be reevaluated every year by comparing carrying values with fair values and to determine if there has been any impairment in the value of goodwill.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

In relation to the goodwill that was created upon the purchase of Fore Star Golf, the books reflect values of assets that are reasonably reflective of their fair values and the assets and liabilities that make up a reporting unit have not changed significantly since the previous fair value computation, nor have any adverse events occurred to indicate a likelihood that the fair value has fallen below the carrying value, therefore no adjustment for impairment is made as of December 31, 2004.

During the year, additional goodwill was created upon the acquisition of Royal Meadows and Painted Hills Golf courses. The acquisition took place in February 2004, and there were no significant changes in the fair values since the date of acquisition. Also, no testing for impairment is necessary since the year-end is within twelve months of the date of acquisition.

Note 5—Notes Payable

Notes payable as of December 31, 2004 consist of the following:

Loan from General Electric Capital	$8,485,167
Loan from Textron Financial Corporation	5,197,240
Note payable to Myer’s Financial Corporation	64,071

13,746,478
Less: Current portion	383,133

Long-term Debt	$13,363,345

Total interest expense on long-term debt for the year ended December 31, 2004 is $816,904.

Loan from General Electric Capital Corporation

The Company has a long-term loan from General Electric Capital Corporation (GE Capital). Interest is payable on the loan at the higher of (a) 4.15% per annum in excess of the Libor rate or (b) 6% per annum. The maturity date of the loan is June 30, 2008.

The total amount of the loan is $10,300,000, funded in one or more advances. The initial advance was $8,620,000, divided into five notes, due and payable on June 30, 2008.

No additional funds were advanced during the twelve-month period towards the Required Improvements Advances by GE Capital Corporation.

The loan is secured by the mortgage creating a first lien on projects owned by the Company and the project leased in Knoxville, Tennessee (Three Ridges Golf Course), the assignment of the management agreements, the assignments of rent and leases, the security agreements, the ownership agreements, the cross collateralizing guaranties and other loan documents.

Interest expense on the loan with GE Capital for the year ended December 31, 2004 was $527,978.

Loan from Textron Financial Corporation

The Company has a long-term loan from Textron Financial Corporation. Interest is payable on the loan at the higher of (a) 5% per annum or (b) a variable rate per annum equal to the interest announced by JP Morgan Chase & Co. as its prime rate plus 150 basis points. In no event shall the Chase Prime rate be less than 5%. The maturity date of the loan is March 31, 2011.

The total amount of the loan assumed upon acquisition of Royal Meadows and Painted Hills was $5,399,812.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

The loan is secured by the deed of trust, the loan agreement, guaranties provided by Premier Golf Royal Meadows, LLC and Premier Golf Painted Hills, LLC, assignment of leases, rents and contracts, a security agreement, an environmental indemnity agreement and a certificate of borrower and guarantor.

Interest expense on the loan with Textron Financial for the twelve months ended December 31, 2004 was $284,111.

Note payable to Myer’s Financial Corporation

The Company has a note payable to Myer’s Financial Corporation for $ 100,000, payable in semi-annual payments of principal and interest, over five years at an interest rate of 7%.

Interest expense on this note for the twelve months ended December 31, 2004 was $4,815.

Maturities on long-term debt during the ensuing five years and thereafter are as follows:

2005	$383,133
2006	417,161
2007	444,510
2008	7,979,172
2009	202,574
Thereafter	4,319,928

$13,746,478

Note 6—Guarantees

Each individual subsidiary of Holdings One has guaranteed loans of its affiliates secured from General Electric Capital Corporation. Each subsidiary has primary liability under the guaranty to the lender. The total amount of the loan from General Electric Capital Corporation is $10,300,000 funded in one or more advances. The amount of the loan advanced to date has been $8,738,000, of which the outstanding balance as of December 31, 2004 is $8,485,167.

Note 7—Supplementary Disclosure of Cash Flow Information

Cash paid during the year ended December 31, 2004 for:

Interest	$859,867

Income taxes	$56,625

During the year, the Company purchased equipment, which was fully funded by the assumption of capital lease obligations of $476,333.

During the year, the Company issued preferred stock to its shareholder, Robert H. Williams, in consideration for a note receivable from him for $142,226.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

In addition, the Company also funded the acquisition of the Royal Meadows and the Painted Hills Golf Courses as follows:

Land and building	$2,479,750
Equipment and ground improvements	4,301,121
Intangibles and other assets	651,259
Working capital other than cash	(27,271)
Other acquisition costs	185,249
Long-term debt assumed	(5,399,812)

Cash paid towards the purchase	2,190,296

Note 8—Obligations Under Capital Leases

The Company has capital lease contracts with several lessors. At the end of each lease, title to the equipment will pass to the Company. Bargain purchase amounts have been included in the gross lease commitments listed below:

Future minimum lease payments for the years ending December 31st are as follows:

2005	$311,759
2006	211,742
2007	171,420
2008	139,815
2009	13,865

Total minimum lease payments	848,601
Less: Amount representing interest	146,788

Present value of minimum lease payments	701,813
Less: Current maturities	243,327

Obligations under capital leases, non-current portion	$458,486

Included in property and equipment are the following assets held under capital leases:

Equipment	$1,077,732

Less: Accumulated depreciation	105,247

$972,485

Note 9—Related Party Transactions

Management Agreements Between Holdings One and its Subsidiaries

Holdings One has management agreements in place with all its subsidiaries. Per these agreements, the subsidiaries are required to pay the Company, on a monthly basis, management fees, which are calculated at 4% of gross receipts. The management fees have been eliminated upon consolidation.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

Golf Course Rental Agreements

The Company rents two golf courses located in Colorado from related entities that management has a controlling interest. Rent expense paid to these entities was $198,931 for the year ended December 31, 2004

In addition, as of December 31, 2004, the Company has a net receivable from these entities of $213,317.

Note 10—Commitments and Contingencies

The Company is the lessee under long-term operating leases for golf courses and golf course equipment.

The equipment leases are non-cancelable operating leases. The equipment is returnable to the lessor at the end of the lease term. In the case of some of the lease agreements, the Company has the right to exercise the bargain purchase option at the end of the lease term. If exercised, the title to the equipment will pass to the Company.

In addition, the Company leases ten golf courses under various non-cancelable lease agreements. Under the lease agreements, the Company is obligated to pay, in addition to the minimum rent, percentage rent based on set percentages of the excess of gross revenues over specified limits. During the year ended December 31, 2004, the Company was not required to pay any percentage rentals. The rent on one of the courses is subject to an escalation clause.

Under the terms of some of the golf course leases, the Company has the right to purchase the leased property. The Company also has the first right of refusal, should the landlord sell the property.

At December 31, 2004, future minimum rental payments required, pursuant to the terms of all lease obligations, are as follows:

	Equipment Leases	Real Property Leases		Total
		Related Parties	Unrelated Parties
2005	$881,492	$398,931	$1,995,507	$3,275,930
2006	594,226	398,931	1,954,449	2,947,606
2007	320,154	398,931	1,899,000	2,618,085
2008	138,648	398,931	1,899,000	2,436,579
2009	65,728	398,931	1,899,000	2,363,659
Thereafter	1,981	4,743,822	12,442,563	17,188,366

	$2,002,229	$6,738,477	$22,089,519	$30,830,225

Total rental expense under the equipment leases was approximately $825,000 and under the real property leases was approximately $1,520,000 for the year ended December 31, 2004.

At December 31, 2004, the Company was contingently liable on letters of credit in the amount of $1,250,000.

Note 11—Retirement Plan

The Company has adopted a standardized 401(k) plan. All regular employees who have completed one year of service would be eligible to participate in the plan. The Company matches 25% of employee contributions up to a maximum of 4% of compensation.

Total 401(k) expense for the year ended December 31, 2004 was $25,679. The plan is fully funded.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

Note 12—Income Taxes

The provision for income taxes computed at the statutory rate is as follows:

Current income tax:
State	$(31,000)

Deferred income tax:
Federal	1,762,524
State	321,476

2,084,000

Income Tax Benefit	$2,053,000

The following temporary differences gave rise to the deferred taxes at December 31, 2004:

Net deferred tax asset—current
Allowance for uncollectibles	$42,511
Accrued vacation	39,811
Straight-line rent accrual	15,021
Deferred state taxes	(4,986)

$92,357

Net deferred tax asset—non-current
Deferred revenue	$52,105
Net operating loss	2,753,756
Amortization of intangibles	(57,530)
Deferred state taxes	(130,798)
Excess of tax depreciation over book	(194,784)

$2,422,749

The income tax benefit differs from the amount computed by applying the income tax statutory rate of 35% as follows:

Expected income tax benefit at Federal Stautory rate	$1,841,346
State income taxes	101,661
Depreciation and amortization	236,679
Other	(126,686)

Income Tax Benefit	$2,053,000

Note 13 Deferred Income

The Company recognizes income from initiation costs over six years. The total unamortized initiation costs as of December 31, 2004 are $110,217.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

Note 14—Common and Preferred Stock

	Class A	Class B	Preferred Stock	Total
January 1, 2004
Common Stock:
Class A stock; $.01 par value, authorized 1,000,000 shares, 82,000 issued and outstanding	82,000	—	—	82,000

Class B stock; $.01 par value, authorized 18,000 shares, 12,000 issued and outstanding	—	12,000	—	12,000

Preferred stock, $.01 par value, authorized 50,000,000 shares, 5,074,492 issued and outstanding	—	—	5,074,492	5,074,492

	82,000	12,000	5,074,492	5,168,492

Issued 2004
2,000 Shares of Common Stock, Class B	—	2,000	—	2,000

8,517,747 Shares of Preferred Stock	—	—	8,517,747	8,517,747

	—	2,000	8,517,747	8,519,747

December 31, 2004	82,000	14,000	13,592,239	13,688,239

Par Value per Share	$0.01	$0.01	$0.01	$0.01

Total Par Value	$820	$140	$135,922	$136,882

Each share of preferred stock is entitled to a cumulative quarterly dividend of 8% per annum of the liquidation value of the shares plus all accumulated and unpaid dividends. Preferred dividends are to be paid in full before dividends on common stock are paid.

Note 15—Other Expenses

During 2004 the Company incurred significant expenses in exploring investment opportunities in golf courses in Texas. None of these potential investment opportunities materialized resulting in the Company writing off exploratory expenses in relation to the abandoned investment opportunities in the Texas golf courses. The total amount of expenses written off during the year amounted to approximately $2,252,000.

Note 16—Note Receivable—Shareholder

The note receivable from stockholder represents the amount due from the Chief Executive Officer, Robert H. Williams for amounts that are due from him towards his capital contribution for the shares of common and preferred stock issued to him. The note accrues interest on a daily basis on the outstanding amount of the note at a rate of 4.75%. The note is payable in entirety on January 13, 2010 unless extended by the Board of Directors. As of December 31, 2004, the balance on this note is $238,872. No interest income has been accrued or paid.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED

SUPPLEMENTARY INFORMATION

DECEMBER 31, 2004

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Premier Golf Management Inc.	Premier Golf Holdings One LLC	Premier Golf Holdings Two LLC	Consolidated Total
Revenue
Green fees and cart revenue	$3,696,957	$3,729,898	$1,968,637	$9,395,492
Merchandise and food sales	1,659,545	2,482,030	785,544	4,927,119
Member dues and initiation fees	910,951	2,228,677	283,726	3,423,354
Management fees	—	298,667	—	298,667
Other income	170,291	94,170	14,756	279,217
Clubhouse, pool and tennis revenue	32,736	44,168	3,622	80,526

Total Revenue	6,470,480	8,877,610	3,056,285	18,404,375
Expenses
Salary and benefits	2,438,307	4,737,781	875,941	8,052,029
Operating expenses	2,542,634	3,333,965	1,476,091	7,352,690
Cost of merchandise and food sales	736,976	1,263,023	342,796	2,342,795
Rent	983,429	228,000	225,471	1,436,900
Depreciation and amortization	29,412	940,812	390,730	1,360,954
Interest expense	12,030	588,461	263,648	864,139

Total Expenses	6,742,788	11,092,042	3,574,677	21,409,507

Loss before Other Expenses	(272,308)	(2,214,432)	(518,392)	(3,005,132)
Other Expenses
Abandoned project costs	—	(2,251,255)	—	(2,251,255)

Loss Before Income Taxes	(272,308)	(4,465,687)	(518,392)	(5,256,387)
Income Tax Benefit	(106,356)	(1,744,174)	(202,470)	(2,053,000)

Net Loss	$(165,952)	$(2,721,513)	$(315,922)	$(3,203,387)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF HOLDINGS ONE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Fore Star Golf of Knoxville, LLC	Fore Star Golf of Lubbock at Lakeridge, LLC	Fore Star Golf of Abilene, LLC	Fore Star Golf of Lubbock, LLC	Fore Star Golf of Yuma, LLC	Premier Golf Holdings One LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$884,699	$368,415	$327,269	$966,706	$1,182,809	$—	$—	$3,729,898
Merchandise and food sales	233,080	881,897	694,475	316,678	355,900	—	—	2,482,030
Member dues and initiation fees	—	1,504,911	723,766	—	—	—	—	2,228,677
Management fees	—	—	—	—	—	641,794	(343,127)	298,667
Other income	15,661	7,173	18,478	41,047	11,086	725	—	94,170
Clubhouse, pool and tennis revenue	—	12,893	21,037	4,277	5,961	—	—	44,168

Total Revenue	1,133,440	2,775,289	1,785,025	1,328,708	1,555,756	642,519	(343,127)	8,877,610

Expenses
Salary and benefits	381,118	953,702	710,927	446,890	437,927	1,807,217		4,737,781
Operating expenses	366,519	668,926	693,015	457,519	483,370	664,616	—	3,333,965
Cost of merchandise and food sales	130,355	435,355	353,614	168,733	174,966	—	—	1,263,023
Depreciation and amortization	80,357	270,532	152,431	127,496	222,475	87,521	—	940,812
Interest expense	17,317	292,165	38,060	56,610	174,813	9,496	—	588,461
Rent	198,000	—	—	30,000	—	—	—	228,000
Management fees	45,337	111,012	71,400	53,148	62,230	—	(343,127)	—

Total Expenses	1,219,003	2,731,692	2,019,447	1,340,396	1,555,781	2,568,850	(343,127)	11,092,042

Loss before Other Expense	(85,563)	43,597	(234,422)	(11,688)	(25)	(1,926,331)	—	(2,214,432)
Other Expense
Abandoned project costs	—	—	—	—	—	(2,251,255)	—	(2,251,255)

Loss Before Income Taxes	(85,563)	43,597	(234,422)	(11,688)	(25)	(4,177,586)	—	(4,465,687)
Income Tax Provision/ (Benefit)	(33,419)	17,028	(91,559)	(4,565)	(9)	(1,631,650)	—	(1,744,174)

Net Income/ (Loss)	$(52,144)	$26,569	$(142,863)	$(7,123)	$(16)	$(2,545,936)	$—	$(2,721,513)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF HOLDINGS TWO, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Premier Golf Royal Meadows, LLC	Premier Golf Painted Hills, LLC	Premier Golf Dub’s Dread, LLC	Premier Golf Holdings Two LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$687,896	$777,955	$502,786	$—	$—	$1,968,637
Merchandise and food sales	150,692	339,047	295,805	—	—	785,544
Member dues and initiation fees	14,807	18,543	250,376	—	—	283,726
Other income	4,670	6,998	3,088	—	—	14,756
Clubhouse, pool and tennis revenue	690	2,713	219	—	—	3,622
Management fees	—	—	—	—	—	—

Total Revenue	858,755	1,145,256	1,052,274	—	—	3,056,285
Expenses
Operating expenses	386,608	460,256	603,194	26,033	—	1,476,091
Salary and benefits	232,698	283,441	353,372	6,430	—	875,941
Depreciation and amortization	132,592	192,321	40,262	25,555	—	390,730
Cost of merchandise and food sales	65,836	113,297	163,663	—	—	342,796
Interest expense	112,345	150,029	1,274	—	—	263,648
Rent	—	—	225,471	—	—	225,471
Management fees	—	—	—	—	—	—

Total Expenses	930,079	1,199,344	1,387,236	58,018	—	3,574,677

Loss before Income Taxes	(71,324)	(54,088)	(334,962)	(58,018)	—	(518,392)
Income Tax Benefit	(27,858)	(21,125)	(130,827)	(22,660)	—	(202,470)

Net Loss	$(43,466)	$(32,963)	$(204,135)	(35,358)	$—	$(315,922)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Independent Auditor’s Report

April 27, 2004

The Board of Directors

Premier Golf Management, Inc.

Pacific Palisades, CA 90272

We have audited the accompanying consolidated balance sheet of Premier Golf Management, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2003, and the related consolidated statements of operation, changes in stockholders’ equity and cash flows for the six months then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Golf Management, Inc. and subsidiaries as of December 31, 2003, and the results of their operations, changes in stockholders’ equity and their cash flows for the six months then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit has been made for purposes of forming an opinion on the basic financial statements taken as a whole. The accompanying additional information (consolidating statement of operations) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such additional information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ WEIL & COMPANY LLP

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2003

ASSETS

Current Assets
Cash	$308,905
Accounts receivable, net	344,463
Inventories	210,774
Prepaid expenses	180,595
Deferred tax asset	587,934

Total Current Assets		$1,632,671

Property, Plant and Equipment, net		9,824,045

Intangibles, net		3,015,009

Other Assets
Note receivable—stockholder	96,645
Security deposits	33,499
Prepaid rent, non-current portion	159,671

Total Other Assets		289,815

Total Assets		$14,761,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable, current	$207,072
Obligations under capital leases, current portion	188,918
Accrued liabilities	845,530
Accounts payable—related party	5,358
Deferred income	36,492
Unearned income	42,845

Total Current Liabilities		$1,326,215

Long-term Liabilities
Notes payable, non-current portion	8,550,097
Obligations under capital leases, non-current portion	268,290
Deferred tax liability	156,827

Total Long-term Liabilities		8,975,214

Stockholders’ Equity
Common stock	940
Preferred Stock	50,745
Additional paid-in capital	5,114,960
Deficit	(706,534)

Total Stockholders’ Equity		4,460,111

Total Liabilities and Stockholders’ Equity		$14,761,540

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

	Common Stock Class A	Common Stock Class B		Preferred Stock		Additional Paid-in Capital	Income/ (Loss)		Total
Common stock issued	$940	$		$		$91,080	$		$92,020
Preferred stock issued					50,745	5,023,880			5,074,625
Loss for the six months ended December 31, 2003								(706,534)	(706,534)

	$940		$—		$50,745	$5,114,960		$(706,534)	$4,460,111

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

Revenue
Green fees and cart revenue	$1,696,339
Member dues and initiation fees	1,205,145
Clubhouse, pool and tennis revenue	15,537
Merchandise and food sales (Net of $658,744 in cost of merchandise, food and beverage sold)	584,209
Management fees	78,667
Other income	12,747

Total Revenue	3,592,644

Expenses
Operating expenses	3,988,316
Depreciation and amortization	425,116
Interest expense	287,452

Total Expenses	4,700,884

Loss before Income Taxes	(1,108,240)

Credit for Income Taxes	(401,706)

Net Loss	$(706,534)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

Cash Flow from Operating Activities
Net loss		$(706,534)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	$342,472
Amortization	82,644
Decrease in inventories	60,458
Increase in prepaid assets	(32,330)
Increase in deferred taxes	(431,107)
Decrease in accounts receivable	152,363
Decrease in unearned income	(58,140)
Decrease in accounts payable	(67,841)
Increase in deferred income	36,492
Increase in accrued liabilities	160,266

Total Adjustments		245,277

Net Cash Used by Operating Activities		(461,257)

Cash Flow from Investing Activities
Organization and new venture costs	(953,130)
Capital purchases	(103,814)
Increase in security deposits	(33,499)
Asset acquisition	(11,850,000)

Net Cash Used by Investing Activities		(12,940,443)

Cash Flow from Financing Activities
Loan proceeds	8,738,000
Loans from affiliate	5,359
Capital contributions	5,070,000
Repayments of capital lease obligations	(147,432)
Repayment of loans	(64,325)

Net Cash Provided by Financing Activities		13,601,602

Net Increase in Cash		199,902

Cash—Beginning (Purchased)		109,003

Cash—Ending		$308,905

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 1—Organization and Significant Accounting Policies

Organization

Premier Golf Management, Inc. (the “Company”) was incorporated on December 23, 2002 as a Delaware corporation. The main purpose and function of the Company is the acquisition, management and operation of golf courses and golf practice facilities throughout the United States.

On June 30, 2003, the Company acquired Fore Star Golf, Inc.’s (a Nevada Corporation) ownership interests in Fore Star Golf of Knoxville, LLC., Fore Star Golf of Lubbock at Lakeridge, LLC., Fore Star Golf of Abilene LLC., Fore Star Golf of Lubbock LLC. and Fore Star Golf of Yuma, LLC. The Company commenced its golf course management operations on July 1, 2003.

The accompanying consolidated financial statements include the accounts of Premier Golf Management, Inc. and its subsidiaries: Fore Star Golf of Lubbock, LLC, Fore Star Golf of Yuma, LLC, Fore Star Golf of Abilene, LLC, Fore Star Golf of Knoxville, LLC, and Fore Star Golf of Lubbock at Lakeridge, LLC. All intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

Depreciation and Amortization

Property and equipment are valued at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets, as follows:

Assets Class	Estimated Useful Life In Years
Clubhouse equipment	5 to 7
Buildings	39
Land improvements	15
Golf course equipment	7
Office furniture and equipment	5

The Company has intangible assets consisting of leasehold interests and loan acquisition costs. The leasehold interests are amortized over the balance of the term of the lease and the loan acquisition costs are amortized over the life of the loan.

Major additions are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the life of assets, are expensed.

When property and equipment is disposed off, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return and combined state tax returns. Certain income and expense items are accounted for in different time periods for financial reporting purposes as compared to income tax purposes. Appropriate provisions are made in the consolidated financial statements for deferred taxes in recognition of these timing differences.

The Company accounts for income taxes using the liability method, and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect future taxable income. Deferred tax assets and liabilities are adjusted for tax rate changes.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003

Inventories

Inventories consist principally of golf supplies, golf equipment, food, snacks and beverages. Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method.

Inventories at December 31, 2003, consist of the following:

Pro Shop Inventory	$164,354
Food, snacks and beverages	46,420

$210,774

Inventories values by entity are as follows:
Fore Star Golf of Knoxville	$23,966
Fore Star Golf of Lubbock	39,596
Fore Star Golf of Abilene	45,565
Fore Star Golf of Yuma	44,583
Fore Star Golf of Lubbock at Lakeridge	57,064

$210,774

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash in banks.

Concentration of Credit Risk

Concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with quality financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 2003 the Company exceeded the federally insured limit by approximately $30,400.

Accounts receivable relate primarily to amounts due from members of the golf facilities operated by the Company. Management of the Company actively monitors account balances to facilitate collection of amounts due.

Use of Estimates

The process of preparing consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets or liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Accounts Receivable

As of December 31, 2003, the accounts receivable and the allowance for doubtful accounts of the Company were:

Accounts receivable	$382,463
Allowance for doubtful accounts	(38,000)

$344,463

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003

Note 3—Property and Equipment

Property and equipment are stated at cost and consist of the following:

Buildings, land and golf course improvements	$6,069,211
Equipment and golf carts	4,097,306
10,166,517
Less: Accumulated depreciation	342,472

Net Property and Equipment	$9,824,045

Depreciation expense for the six months ended December 31, 2003 is $342,472.

Note 4—Intangibles

Intangible assets of the Company as of December 31, 2003 consist of the following:

Leasehold interests	$1,910,000
Loan acquisition costs	109,671
New venture costs	18,771
Goodwill	1,059,211

3,097,653
Less: Accumulated amortization	82,644

Net Intangibles	$3,015,009

Total amortization expense for the six months ended December 31, 2003 is $82,644.

Leasehold Interests

Leasehold interests consist of the following:

Agreement with the County of Knox, Tennesee, to manage and operate the Three Ridges Golf Course, which is owned by the County. The lease expires December 31, 2008.	$320,000

Agreement with the Kansas State University Golf Course Management and Research Foundation to manage and operate the golf course and club house. The agreement expires on December 31, 2008.	50,000

Agreement with the City of Lubbock, Texas, to operate and manage two public golf courses owned by the City. The intial term of the agreement expires on December 31, 2024.	1,540,000

Total Leasehold Interests	1,910,000

Less: Accumulated amortization	71,652

Leasehold Interests Net of Amortization	$1,838,348

The leasehold interests are amortized on a straight-line basis over the remaining term of the lease.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003

Loan Acquisition Costs

The loan acquisition costs are associated with and incurred in obtaining the loan from General Electric Capital. These costs are amortized over the life of the loan. The loan matures on June 30, 2008. The total loan acquisition costs amounted to $109,671 and the amortization expense associated with the loan acquisition costs for the six months ended December 31, 2003 is $10,967.

New Venture Costs

These are costs incurred by the Company in exploring future investment and acquisition opportunities. They relate to projects that had not materialized yet as of December 31, 2003. The unamortized new venture costs as of December 31, 2003 was $18,746.

Goodwill

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets” in June 2001. Per SFAS No. 142, amortization expense will no longer be recorded relating to goodwill. Goodwill recorded on the books came into existence upon the purchase of operations from Fore Star Golf, Inc. Note 17 explains the calculation of goodwill. There have been no changes in how the Company accounts for goodwill in the accompanying financial statements for the year ended December 31, 2003 relating to SFAS No. 142.

Note 5—Notes Payable

Notes payable as of December 31, 2003 consist of the following:

Loan from General Electric Capital	$8,674,516
Note payable to Myer’s Financial Corporation	82,653

8,757,169
Less: Current portion	207,072

Long-term Debt	$8,550,097

Total interest expense on long-term debt for the six months ended December 31, 2003 is $269,042.

Loan from General Electric Capital Corporation

The Company has a long-term loan from General Electric Capital Corporation. Interest is payable on the loan at the higher of (a) 4.15% per annum in excess of the Libor rate and (b) 6% per annum. The maturity date of the loan is June 30, 2008.

The total amount of the loan is $10,300,000, funded in one or more advances. The initial advance was $8,620,000, divided into five notes, due and payable on June 30, 2008, as follows:

Fore Star Golf of Lubbock	$758,005
Fore Star Golf of Knoxville	235,627
Fore Star Golf of Abilene	469,968
Fore Star Golf of Yuma	2,552,955
Fore Star Golf of Lubbock at Lakeridge	4,603,445

$8,620,000

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003

Additional funds were advanced during the six-month period towards the Required Improvements Advances by GE Capital Corporation.

The balance of the note payable as of December 31, 2003 was $8,674,516.

The loan is secured by the mortgage creating a first lien on projects owned by the Company and the project leased in Knoxville, Tennessee (Three Ridges Golf Course), the assignment of the management agreements, the assignments of rent and leases, the security agreements, the ownership agreements, the cross collateralizing guaranties and other loan documents.

Pursuant to the terms of the note, a letter of credit in the amount of $225,000 is currently being provided by the Company to General Electric Capital Corporation as additional security for compliance with certain post closing requirements stipulated by the lender.

Interest expense on the loan with GE Capital for the six months ended December 31, 2003 was $266,150.

Note payable to Myer’s Financial Corporation

The Company has a note pay able to Myer’s Financial Corporation for $ 100,000 payable in semi-annual payments of principal and interest, over five years at an interest rate of 7%. As of December 31, 2003, the balance on this note is $82,653.

Interest expense on this note for the six months ended December 31, 2003 was $2,892.

Maturity of the long-term debts during the ensuing five years and thereafter is as follows:

2004	$207,072
2005	217,178
2006	228,058
2007	239,776
2008	7,865,085

$8,757,169

Note 6—Guarantees

Each individual subsidiary has guaranteed loans of its affiliates secured from Electric Capital Corporation. Each subsidiary has primary liability under the guaranty the lender. The total amount of the loan from General Electric Capital Corporation $10,300,000 funded in one or more advances. The amount of the loan advanced as December 31, 2003 is $8,738,000.

Note 7—Supplementary Disclosure of Cash Flow Information

Cash paid during the six months ended December 31, 2003 for:

Interest	$246,735

Income taxes	$—

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003

The Company purchased equipment for $250,317. In conjunction with the purchases, capital lease obligations were assumed as follows:

Cost of quipment acquired	$250,317
Cash paid for equipment	(146,503)

Capital lease obligations assumed	$103,814

Note 8—Obligations Under Capital Leases

The Company has capital lease contracts with several lessors. At the end of each lease, title to the equipment will pass to the Company. Bargain purchase amounts have been included in the gross lease commitments listed below:

Future minimum lease payments for the years ending December 31, are as follows:

2004	$223,684
2005	144,945
2006	74,139
2007	38,444
2008	12,198

Total minimum lease payments	493,410
Less: Amount representing interest	36,202

Present value of minimum lease payments	457,208
Less: Current maturities	188,918

Obligations under capital leases, non-current portion	$268,290

Included in property and equipment are the following assets held under capital leases:

Equipment	$601,401
Less: Accumulated depreciation	40,607

Assets under capital lease, net	$560,794

Note 9—Related Party Transactions

Management Agreements Between Premier Golf and the Subsidiaries

The Company has management agreements in place with all its subsidiaries. Per these agreements, the subsidiaries are required to pay the Company, on a monthly basis, management fees, which are calculated at 4% of gross receipts. The management fees have been eliminated upon consolidation.

Note Receivable—Stockholder

The note receivable from stockholder represents the amount due from the Chief Executive Officer, Robert H. Williams for amounts that are due from him towards his capital contribution for the shares of common and preferred stock issued to him. The note accrues interest on a daily basis on the outstanding amount of the note at a rate of 4.75%. The note is payable in entirety on January 13, 2010 unless extended by the Board of Directors. As of December 31, 2003, the balance on this note is $96,645.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003

Pagosa Springs Golf Club and Appletree Golf Course Management Agreements

The Company has an agreement in place with two golf courses located in Colorado called the Pagosa Springs Golf Club and Appletree Golf Course. The agreements commenced on December 1, 2003 and the initial term expires on December 1, 2013. During the initial term, the contract is cancelable in the event that either party to the agreement is in default and if they are unable to renegotiate the terms within ten days. The Company shall have the option to renew for five additional years by written notice no less than sixty days prior to the end of the initial term. Both courses are jointly owned by the Company’s Chief

Executive Officer, Robert H. Williams, and the Chief Operating Officer, David Flickwir.

Per the agreement with Pagosa Springs Golf Club, the Company shall pay a fixed amount of $375,000 for each term year and a variable amount calculated at 50% of gross revenues that exceed $1,375,000. For the six months ended December 31, 2003, an amount of $31,250 was paid to Pagosa Springs Golf Club.

Per the agreement with Appletree Golf Course, the Company shall pay a fixed amount of $80,000 for each term year and a variable amount calculated at 50% of gross revenues that exceed $710,000. For the six months ended December 31, 2003, an amount of $6,667 was paid to Appletree Golf Course.

In addition, as of December 31, 2003, the Company has receivables and payables, from and to Pagosa Springs Golf Club and Appletree Golf Course, respectively, of:

Receivable from Pagosa Springs Golf Club	$4,641
Payable to Appletree Golf Course	(9,999)

Accounts payable—related party	$(5,358)

Note 10—Commitments and Contingencies

The Company leases golf course equipment under various non-cancelable operating leases. The equipment is returnable to the lessor at the end of the lease term. In the case of some of the lease agreements, the Company has the right to exercise the bargain purchase option at the end of the lease term. If exercised, the title to the equipment will pass to the Company.

In addition, the Company leases office space from Sunset Coast, LLC for its corporate headquarters. The lease expires on March 31, 2006.

Total rental expense under these leases was approximately $196,682 for the six months ended December 31, 2003.

Future minimum lease payments under these leases with remaining terms of more than one year are:

	Equipment Leases	Real Property Leases	Total
2004	$281,530	$59,405	$281,530
2005	160,031	14,948	160,031
2006	66,368	—	66,368
2007	36,188	—	36,188
2008	1,860	—	1,860
Thereafter	930	—	930

	$546,907	$74,353	$546,907

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003

Note 11—Management Agreement—Knox County

The Company has an agreement with the County of Knox, Tennessee (the County) to manage and operate the Three Ridges golf course, which is owned by the County. The agreement expires December 31, 2008. The agreement is cancelable by mutual agreement, with written notice of at least 180 days prior to termination.

Under the terms of the agreement, the Company will pay the County, on an annual basis, the greater of 15% to 20% of golf revenues and 5% of food, beverage, and merchandise revenues, or a minimum amount as established in the agreement. The minimum amount for the twelve months ended December 31, 2003 is $165,000. The minimum amount increases by $5,000 each year until 2005, when it becomes $175,000 and remains so, from then on.

For the six-month period ended December 31, 2003, the Company accrued rent expense to Knox County of $91,136. The balance was paid in 2004.

The Company is also responsible for specific improvements to, and maintenance of, the golf course.

Note 12—Management Agreement—City of Lubbock, Texas

The Company has an agreement with the City of Lubbock, Texas (the City) to operate two public golf courses owned by the City. The initial term of the agreement expires on December 31, 2024 with an option to renew. The agreement can be terminated by mutual agreement at the end of the initial term by providing written notice thereof at least six months prior to the end of the initial term. The agreement is non-cancelable during the initial term unless it is required to be terminated because of damage by casualty, eminent domain or frustration of purpose.

Under the terms of the agreement, the Company will pay the City, on an annual basis, a certain percentage of revenues calculated to be between 10% and 20% of golfing revenues over $1,500,000. For the six months ended December 31, 2003, the amount due to the City pursuant to these terms is $54,833.

Per an amendment executed May 10, 2001, the City will dedicate 100% of the amounts due to it, for a minimum period of five years, towards capital improvements made by the Company as stipulated by the City. The expenses incurred by the Company towards such capital improvements will be offset by future rent payments due to the City. The total amount of such capital improvements, in excess of the rent due to the City for the six months ended December 31, 2003, consists of:

Current portion	$50,000
Non-current portion	159,671

$209,671

Note 13—Management Agreement—Colbert Hills Golf Course

The Company has an agreement with Kansas State University Golf Course Management and Research Foundation (Foundation) to operate the Colbert Hills golf course and clubhouse. The agreement commenced on January 1, 2003 and expires on December 31, 2008. The agreement can be terminated by mutual agreement at the end of the initial term by providing written notice thereof at least six months prior to the end of the initial term. The agreement is non-cancelable during the initial term unless it is required to be terminated because of default by either the Company or the Foundation. If the agreement is not terminated at the end of the initial term, it shall automatically renew for one-year periods. Under the agreement, the Company receives $50,000 per annum in management fees in equal monthly installments.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003

Note 14—Retirement Plan

The Company has adopted a standardized 401(k) plan. All regular employees who have completed one year of service would be eligible to participate in the plan. The Company matches 25% of employee contributions up to a maximum of 4% of compensation.

Total 401(k) expense for the six months ended December 31, 2003 was $1,694. The plan is fully funded.

Note 15—Management of Receivership of Champions Club At Summerfield

The Company manages a receivership for General Electric Capital Corporation in Summerfield, Florida. The arrangement began in August 2003 and pays the Company $8,333 per month. The agreement is not time bound.

Note 16—Sonoma Ranch Golf Course Management Agreement

The Company also has an understanding with Five Star Golf, Inc. for the management of the Sonoma Ranch Golf Course. According to the agreement, Five Star Golf pays the Company $2,000 per month in management fees.

Note 17—Acquisition of the Business from Fore Star Golf, Inc.

On June 30, 2003, the Company acquired the operations owned by Fore Star Golf, Inc. for a total purchase price of $11,850,000, which includes a working capital adjustment of $350,000. The primary reason for the acquisition is to operate and manage golf courses, the field of business-expertise of the Company’s management. The a location of the purchase price paid for the various assets acquired and the liabilities assumed at the acquisition date is as follows:

Cash	$109,003
Accounts receivable	496,826
Prepaid expenses	307,936
Inventory	271,232
Land	821,000
Land improvements	4,911,500
Leasehold interests	1,910,000
Buildings	2,093,700
Furniture, fixtures and equipment	2,090,000
Goodwill	234,524

$13,245,721

Liabilities Assumed
Accounts Payable	465,234
Accruals	287,870
Unearned income	100,985
Capital leases	458,138
Notes payable	83,494

1,395,721

Net Assets Acquired	$11,850,000

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003

Other contributors to the calculation of Goodwill, are the costs incurred by the Company towards organization, registering and issuing equity securities. The total of such costs incurred by the Company amount to $824,687. The total goodwill as of December 31, 2003 is $1,059,211.

Note 18—Income Taxes

The provision for income taxes computed at the statutory rate is as follows:

Federal tax	$—
State tax	29,401

29,401
Deferred income tax	(431,107)

Credit for income taxes	$(401,706)

The following temporary differences gave rise to the deferred taxes at December 31, 2003:

Deferred tax asset—current
Allowance for uncollectibles	$14,782
Net operating loss	573,152

$587,934

Deferred tax liability—non-current
Amortization of goodwill	$143,685
Excess of tax depreciation over book	13,142

$156,827

Note 19—Deferred Income

The Company recognizes income from initiation costs over six years. The total unamortized initiation costs as of December 31, 2003 is $36,492.

Note 20—Common and Preferred Stock

Common Stock
Class A stock; $.01 par value, 1,000,000 shares authorized, 94,000 issued and outstanding	$940

Class B stock; $.01 par value, 18,000 shares authorized, 0 issued and outstanding	$—

Preferred Stock
Preferred stock, $.01 par value, 50,000,000 shares authorized, 5,074,492 issued and outstanding	$50,745

Each share of preferred stock is entitled to a cumulative quarterly dividend of 8% per annum of the liquidation value of the shares plus all accumulated and unpaid dividends. Preferred dividends are to be paid in full before dividends on common stock are paid.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED

SUPPLEMENTARY INFORMATION

DECEMBER 31, 2003

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

	Fore Star Golf of Knoxville, LLC	Fore Star Golf of Lubbock at Lakeridge, LLC	Fore Star Golf of Abilene, LLC	Fore Star Golf of Lubbock, LLC	Fore Star Golf of Yuma, LLC	Premier Golf Management Inc.	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$451,632	$213,856	$95,810	$548,327	$376,384	$10,330	$—	$1,696,339
Member dues and initiation fees	—	796,314	400,814	8,017	—	—	—	1,205,145
Clubhouse, pool and tennis revenue	—	7,654	2,784	5,099	—	—	—	15,537
Merchandise and food sales (Net of cost of merchandise, food and beverage sold)	63,041	215,265	131,126	101,471	68,605	4,701	—	584,209
Management fees	—	—	—	—	—	243,170	(164,503)	78,667
Other income	929	2,931	2,851	—	—	6,036	—	12,747

Total Revenue	515,602	1,236,020	633,385	662,914	444,989	264,237	(164,503)	3,592,644

Expenses
Operating expenses	475,404	958,851	774,688	558,123	495,676	725,574	—	3,988,316
Management fees	22,916	60,617	32,105	29,921	18,944	—	(164,503)	—
Depreciation and amortization	39,734	127,661	63,090	56,917	101,777	35,937	—	425,116
Interest expense	9,919	151,466	20,841	28,439	76,787	—	—	287,452

Total Expenses	547,973	1,298,595	890,724	673,400	693,184	761,511	(164,503)	4,700,884

Loss before Income Taxes	(32,371)	(62,575)	(257,339)	(10,486)	(248,195)	(497,274)	—	(1,108,240)
Credit for Income Taxes	(11,734)	(22,682)	(93,278)	(3,801)	(89,964)	(180,248)	—	(401,706)

Net Loss	$(20,637)	$(39,893)	$(164,061)	$(6,685)	$(158,231)	$(317,026)	$—	$(706,534)

The accompanying notes are an integral part of this financial statement

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Financial Statements

December 31, 2006, 2005, and 2004

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Six Flags, Inc.:

We have audited the accompanying combined balance sheets of Selected Parks Operations of Six Flags, Inc. (Selected Parks Operations) as described in Note 1 to the combined financial statements as of December 31, 2006 and 2005, and the related combined statements of income, group equity, and cash flows for each of the years in the three-year period ended December 31, 2006. These combined financial statements are the responsibility of Six Flags, Inc.’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Selected Parks Operations’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Selected Parks Operations of Six Flags, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the combined financial statements, as of January 1, 2006, the Selected Parks Operations adopted Statement of Financial Standards No. 123(R), “Share-Based Payment”.

/s/ KPMG LLP

Dallas, Texas

March 5, 2007

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current assets:
Cash and cash equivalents	$1,638,000	1,157,000
Accounts receivable	307,000	467,000
Inventories	2,858,000	2,935,000
Prepaid expenses and other current assets	2,008,000	1,708,000
Deferred income taxes	1,849,000	2,591,000

Total current assets	8,660,000	8,858,000

Deposits and other assets	1,161,000	1,161,000
Property and equipment, at cost	361,196,000	347,780,000
Less accumulated depreciation	150,102,000	132,062,000

Total property and equipment	211,094,000	215,718,000

Total assets	$220,915,000	225,737,000

Liabilities and Group Equity
Current liabilities:
Accounts payable	$1,225,000	1,155,000
Other accrued liabilities	1,575,000	1,829,000
Accrued compensation, payroll taxes, and benefits	1,101,000	1,241,000
Accrued insurance	83,000	115,000
Deferred income	276,000	374,000

Total current liabilities	4,260,000	4,714,000
Other long-term liabilities	4,160,000	3,540,000
Deferred income taxes	50,069,000	52,377,000

Total liabilities	58,489,000	60,631,000
Total group equity	162,426,000	165,106,000

Total liabilities and group equity	$220,915,000	225,737,000

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Income

Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Revenue:
Theme park admissions	$59,619,000	63,532,000	55,841,000
Theme park food, merchandise, and other	55,398,000	60,265,000	55,164,000

Total revenue	115,017,000	123,797,000	111,005,000

Operating costs and expenses:
Operating expenses	60,687,000	58,793,000	54,160,000
Selling, general, and administrative	21,708,000	19,156,000	20,493,000
Costs of products sold	10,209,000	11,169,000	10,079,000
Depreciation	15,419,000	16,494,000	16,827,000
Amortization	—	9,000	18,000
Loss on fixed assets	865,000	1,114,000	1,474,000

Total operating costs and expenses	108,888,000	106,735,000	103,051,000

Income from operations	6,129,000	17,062,000	7,954,000

Other income (expense):
Interest expense—unrelated	—	(13,000)	(94,000)
Interest expense—parent	(7,620,000)	(9,205,000)	(10,832,000)
Interest income	1,000	3,000	5,000
Other revenue	1,000	5,000	—

Total other income (expense)	(7,618,000)	(9,210,000)	(10,921,000)

Income (loss) before income taxes	(1,489,000)	7,852,000	(2,967,000)
Income tax expense (benefit)	(633,000)	2,873,000	(1,331,000)

Net income (loss)	$(856,000)	4,979,000	(1,636,000)

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Group Equity

Years ended December 31, 2006, 2005, and 2004

Total
Balance, December 31, 2003	$184,128,000
Net loss	(1,636,000)
Net distributions to Six Flags, Inc.	(9,661,000)

Balance, December 31, 2004	172,831,000
Net income	4,979,000
Net distributions to Six Flags, Inc.	(12,704,000)

Balance, December 31, 2005	165,106,000
Net loss	(856,000)
Net distributions to Six Flags, Inc.	(1,824,000)

Balance, December 31, 2006	$162,426,000

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Cash Flows

Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Cash flows from operating activities:
Net income (loss)	$(856,000)	4,979,000	(1,636,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,419,000	16,503,000	16,845,000
Loss on disposal of assets	865,000	1,114,000	1,474,000
Decrease in accounts receivable	160,000	254,000	4,205,000
(Increase) decrease in inventories and prepaid expenses and other current assets	(223,000)	355,000	(1,077,000)
Increase (decrease) in accounts payable, deferred income, accrued liabilities, and other long-term liabilities	167,000	1,752,000	(786,000)
Deferred income taxes	(1,566,000)	(3,594,000)	(1,206,000)

Total adjustments	14,822,000	16,384,000	19,455,000

Net cash provided by operating activities	13,966,000	21,363,000	17,819,000

Cash flows from investing activities:
Additions to property and equipment	(6,739,000)	(8,163,000)	(8,649,000)
Proceeds from sale of assets	—	67,000	1,000

Net cash used in investing activities	(6,739,000)	(8,096,000)	(8,648,000)

Cash flows from financing activities:
Repayment of long-term debt	—	(26,000)	(36,000)
Net distributions to Six Flags, Inc.	(6,746,000)	(13,126,000)	(9,646,000)

Net cash used in financing activities	(6,746,000)	(13,152,000)	(9,682,000)

Increase (decrease) in cash and cash equivalents	481,000	115,000	(511,000)
Cash and cash equivalents, beginning of year	1,157,000	1,042,000	1,553,000

Cash and cash equivalents, end of year	$1,638,000	1,157,000	1,042,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	13,000	94,000

Cash paid for income taxes	$1,000	74,000	90,000

Supplemental disclosure of non-cash investing activities:
Transfer of property and equipment from (to) Six Flags, Inc.	$4,922,000	422,000	(15,000)

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(1) Business and Basis of Presentation

On January 11, 2007, Six Flags, Inc. (Six Flags) announced that it had agreed to sell to a third party a select group of theme parks and water parks (the Selected Parks Operations) for $275 million in cash and a $37 million note receivable. The sale is subject to customary closing conditions, and is expected to be completed in March 2007. The businesses included in the Selected Parks Operations are as follows:

Six Flags Elitch Gardens	Theme Park	Denver, Colorado
Six Flags Darien Lake	Theme Park	Buffalo, New York
Frontier City	Theme Park	Oklahoma City, Oklahoma
White Water Bay	Water Park	Oklahoma City, Oklahoma
Enchanted Village	Theme/Water Park	Seattle, Washington
Splashtown	Water Park	Houston, Texas
Six Flags Waterworld	Water Park	Concord, California

The accompanying combined financial statements have been presented on a carve-out basis, with the assets, liabilities, results of operations and cash flows of the Selected Parks Operations combined from different legal entities, all of which are indirect wholly-owned subsidiaries of Six Flags. The combined financial statements include allocations of certain Six Flags corporate expenses and intercompany interest charges (see note 3). Management believes that the assumptions and estimates used in preparation of the combined financial statements are reasonable. However, the combined financial statements may not necessarily reflect the Selected Parks Operations results of operations, financial position or cash flows in the future, or what its results of operations, financial position or cash flows would have been if the Selected Parks Operations had been a stand-alone company during the periods presented. Because of the nature of these combined financial statements, Six Flags’ net investment in the Selected Parks Operations is shown as “group equity.” Other transactions with Six Flags and related parties are presented in note 3.

(2) Summary of Significant Accounting Policies

(a) Cash Equivalents

For purposes of the combined statements of cash flows, all highly liquid investments with maturities of three months or less are classified as cash equivalents.

(b) Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market value and primarily consist of products for resale including merchandise and food and miscellaneous supplies. Costs of goods sold for the year ended December 31, 2005 include approximately $226 associated with a valuation allowance related to slow moving inventory. In December 2006, the Selected Parks Operations sold its remaining obsolete inventory to a third party.

(c) Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include $1,079 and $680 of spare parts inventory for existing rides and attractions at December 31, 2006 and 2005, respectively. These items are expensed as the repair or maintenance of rides and attractions occur.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements—(Continued)

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(d) Advertising Costs

Production costs of commercials and programming are charged to operations in the year first aired. The costs of other advertising, promotion, and marketing programs are charged to operations when incurred. The amounts capitalized at year end are included in prepaid expenses.

Advertising and promotions expense was $6,662, $9,222, and $10,604 during the years ended December 31, 2006, 2005, and 2004, respectively.

(e) Property and Equipment

Rides and attractions are depreciated using the straight-line method over 5-25 years. Land improvements are depreciated using the straight-line method over 10-15 years. Buildings and improvements are depreciated over their estimated useful lives of approximately 30 years by use of the straight-line method. Furniture and equipment are depreciated using the straight-line method over 5-10 years.

Maintenance and repairs are charged directly to expense as incurred, while betterments and renewals are generally capitalized as property and equipment. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized.

(f) Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or group of assets to future net cash flows expected to be generated by the asset or group of assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(g) Revenue Recognition

Revenue is recognized upon admission into the parks, provision of services, or when products are delivered to the customer. For season pass and other multi-use admissions, revenue is recognized over the relevant period based on estimated customer usage.

(h) Income Taxes

Income taxes as presented are calculated on a separate return basis, although the Selected Parks Operations operating results are included in the consolidated federal and certain combined or consolidated state tax returns of Six Flags. Six Flags manages its tax position for the benefit of its entire portfolio of parks, and, as such, the assumptions, methodologies, and calculations made for purposes of determining the Selected Parks Operations tax provision and related tax accounts in the combined financial statements may differ from those made by Six Flags and, in addition, are not necessarily reflective of the tax strategies that the Selected Parks Operations would have followed as a separate stand-alone company.

Income taxes are accounted for under the asset and liability method pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements—(Continued)

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are recorded for deferred tax assets such as net operating losses carried forward that are not expected to be realized before their statutory expiration.

(i) Stock Compensation

The accounting for stock option plans for 2005 and 2004 has been based on the intrinsic-value based method of accounting prescribed by Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations. Under this method, compensation expense for unconditional employee stock options is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price (See note 2(k) for discussion on the impact of adopting SFAS No. 123(R), “Share-Based Payment” at the beginning of 2006).

Certain members of Six Flags management and professional staff, including employees of the Selected Parks Operations, have been issued seven-year options to purchase common shares of Six Flags under the 2004, 2001, 1998, 1996, 1995, and 1993 Stock Option and Incentive Plans (collectively, the “Option Plans”). Through December 31, 2005, all stock options granted under the Option Plans have been granted with an exercise price equal to the underlying stock’s fair value at the date of grant. Options generally may be exercised on a cumulative basis with 20% of the total exercisable on the date of issuance and with an additional 20% being available for exercise on each of the succeeding anniversary dates. Any unexercised portion of the options will automatically terminate upon the seventh anniversary of the issuance date or following termination of employment.

The estimated fair value of options granted was calculated using the Black-Scholes option pricing valuation model. This model takes into account several factors and assumptions. The risk-free interest rate is based on the yield on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumption at the time of grant. The expected life (estimated period of time outstanding) is estimated using the contractual term of the option and the historical effects of employees’ expected exercise and post-vesting employment termination behavior. Expected volatility was calculated based on historical volatility for a period equal to the stock option’s expected life, calculated on a daily basis in 2006 and monthly basis in 2005 and 2004. The expected dividend yield is based on expected dividends for the expected term of the stock options.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements—(Continued)

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

No compensation cost has been recognized for the stock options in the combined financial statements for 2005 and 2004. Had compensation cost based on the fair value at the grant date for all unconditional stock options under SFAS No. 123 been recognized, net income would have been decreased to the pro forma amounts below:

	2005	2004
Net income (loss):	$4,979	$(1,636)
As reported
Deduct: Total stock-based employee compensation expense for employees of the Selected Parks Operations, net of related tax effects	10	10
Deduct: Impact of stock-based employee compensation expense for Six Flags employees on costs allocated to the Selected Parks Operations, net of related tax effects	55	66

Pro forma	$4,914	$(1,712)

Stock option activity during the years indicated is as follows:

	Selected Parks Operations Employees		Six Flags Employees included in Costs Allocated to Selected Parks Operations
	Number of shares	Weighted- average exercise price ($)	Number of shares	Weighted- average exercise price ($)
Balance, December 31, 2003	551,800	20.52	1,945,000	19.95
Forfeited	109,400	19.79	324,000	21.59

Balance, December 31, 2004	442,400	20.70	1,621,000	19.63
Exercised	15,000	5.21	—	—
Forfeited	6,000	25.00	40,000	19.38
Expired	187,400	17.50	480,000	17.50

Balance, December 31, 2005	234,000	24.15	1,101,000	20.56
Issued	—	—	1,105,000	8.38
Exercised	5,000	5.21	—	—
Forfeited	97,000	23.98	460,000	19.68
Expired	132,000	25.00	380,000	25.00

Balance, December 31, 2006	—	—	1,366,000	9.77

At December 31, 2006, there were no outstanding options for Selected Parks Operations employees. The range of exercise prices and weighted-average remaining contractual life of outstanding options for Six Flags employees whose salaries are included in costs allocated to the Selected Parks Operations was $5.06 to $20.00 and 7.3 years, respectively.

At December 31, 2006, 2005, and 2004, options exercisable were 0, 230,000, and 485,400 respectively, and weighted-average exercise price of those options was $0, $24.48, and $20.95, respectively for options of the Selected Parks Operations employees. For Six Flags employees whose salaries are included in costs allocated to

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements—(Continued)

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

the Selected Parks Operations, options exercisable at December 31, 2006, 2005, and 2004 were 546,000, 1,027,000, and 1,423,600, respectively, and weighted-average exercise price of those options was $12.11, $21.06, and $20.43, respectively.

(j) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(k) Impact of Recently Issued Accounting Pronouncements

In December 2004, the FASB published SFAS No. 123(R) “Share-Based Payment,” which requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. Six Flags and the Selected Parks Operations adopted SFAS No. 123(R) at the beginning of 2006, and $0 thousand of share-based compensation expense was recognized in the 2006 Selected Parks Operations’ income statement for its employees. Additionally, $619 of share-based compensation expense was recognized as part of the cost of Six Flags employees allocated to the Selected Parks Operations.

SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB 25. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share based payment transactions with employees. However, SFAS No. 123 permitted entities the option of continuing to apply the guidance in APB 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. As allowed, Six Flags and the Selected Parks Operations have historically accounted for stock options using the accounting principles of APB 25.

(l) Fair Value of Financial Instruments

Management of the Selected Parks Operations has estimated the fair value of its financial instruments in accordance with SFAS No. 107, “Disclosure about Fair Value of Financial Instruments”. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, other accrued liabilities, and accrued compensation, payroll taxes, and benefits approximate fair value because of the short maturity of these instruments.

(3) Related Party Transactions

The Selected Parks Operations is wholly owned by Six Flags and its subsidiaries, and reflects transactions with Six Flags for, among other things, the daily transfer of cash collections, daily cash funding to be used in operations, payment of taxes on income and allocations of corporate expenses. For purposes of these combined financial statements, the net amount due to/from Six Flags has been classified as “group equity”.

Six Flags collects sponsorship revenues under various contracts from third-party companies to promote their respective products, services and brands. Included in other theme park revenues for 2006, 2005, and 2004 are $2,488, $2,035, and $2,671 of allocated sponsorship revenues, respectively. The benefits of the Six Flags sponsorship contracts would not be available to the Selected Parks Operations if they were no longer owned by Six Flags.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements—(Continued)

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Six Flags has allocated to the Selected Parks Operations certain overhead costs associated with marketing, general and administrative services, including human resources, legal, financial, communications and technological support. The combined financial statements reflect expenses which were allocated based on specific identification of costs, relative share of park earnings before interest, taxes, depreciation and amortization, and the relative share of certain types of costs. Management believes that the methodologies used to allocate such overhead expenses for the services described above are reasonable. However, the Selected Parks Operations expenses as a stand-alone company may be different from those reflected in the combined statements of income.

Selling, general and administrative expenses are comprised of the following:

	2006	2005	2004
Direct costs	$14,797	16,849	18,374
Allocated Six Flags overhead	6,911	2,307	2,119

Total	$21,708	19,156	20,493

Included in direct costs are marketing and advertising expenses, workers’ compensation, general liability and property insurance, legal costs, consulting services, audit fees and travel and entertainment expenses for park personnel.

The Selected Parks Operations obtains insurance for workers’ compensation, general liability, property and other insurance through Six Flags. The insurance is charged to the Selected Parks Operations based on claims experience, reserves for self-insured retention recorded at Six Flags, and the premiums paid to third parties. Insurance expense allocated was $2,743, $3,937, and $4,272 for 2006, 2005, and 2004, respectively. Management believes that the methodologies used to allocate insurance costs to the Selected Parks Operations are reasonable. However, insurance expenses might differ if the Selected Parks Operations were a separate, stand-alone company.

During 2006, 2005, and 2004, Six Flags recorded interest on amounts due to/from certain entities whose primary assets and liabilities have been included in the Selected Parks Operations. The combined statements of income reflect these historical net interest charges.

The interest-bearing amount due to the parent of the Selected Parks Operations and non-interest bearing portions of group equity are as follows:

	2006	2005	2004
Net due to parent, interest at 10% per annum	$60,809	75,628	96,328
Other advances and equity	101,617	89,478	76,503

Total group equity	$162,426	165,106	172,831

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements—(Continued)

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(4) Property and Equipment

Property and equipment, at cost, are classified as follows:

	2006	2005
Land	$21,612	21,612
Land improvements	50,790	49,054
Buildings and improvements	79,669	77,743
Rides and attractions	174,441	167,651
Equipment	34,684	31,720

Total	361,196	347,780
Less accumulated depreciation	150,102	132,062

	$211,094	215,718

(5) Income Taxes

Income tax (expense) benefit allocated to operations for 2006, 2005, and 2004 consists of the following:

	Current	Deferred	Total
2006:
U.S. federal	$(876)	1,297	421
State and local	(57)	269	212

	$(933)	1,566	633

2005:
U.S. federal	$(5,730)	3,100	(2,630)
State and local	(737)	494	(243)

	$(6,467)	3,594	(2,873)

2004:
U.S. federal	$(49)	1,018	969
State and local	174	188	362

	$125	1,206	1,331

Recorded income tax expense differed for 2006, 2005, and 2004 from amounts computed by applying the U.S. federal income tax rate of 35% due to the effect of state and local income taxes, net of the federal tax benefit and the change in valuation allowance.

Deferred tax liabilities result from the financial carrying amounts for property and equipment and intangible assets being in excess of the tax bases in the corresponding assets. The majority of the property and equipment is depreciated over a 7-year period for tax reporting purposes and a longer 20-to-25 year period for financial reporting purposes.

Accrued insurance expenses, certain accrued bonuses and other compensation and other temporary differences represent future income tax deductions (i.e., deferred tax assets).

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements—(Continued)

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

The tax effects of the temporary differences as of December 31, 2006 and 2005 are presented below:

	2006	2005
Deferred tax assets:
Accrued insurance losses	$1,876	2,281
Accrued bonuses and other compensation	136	397
Enchanted Village lease (see note 7)	1,456	1,239
New York State net operating loss carryforwards	1,503	1,399
Intangible assets and other	2,079	2,385

Total gross deferred tax assets	7,050	7,701

Less valuation allowance	1,503	1,399

Net deferred tax assets	5,547	6,302

Deferred tax liabilities:
Property and equipment	53,604	56,001
Other	163	87

Total deferred tax liabilities	53,767	56,088

Net deferred tax liabilities	$48,220	49,786

Current portion of net deferred tax assets	$1,849	2,591
Non-current portion of net deferred tax liabilities	(50,069)	(52,377)

	$(48,220)	(49,786)

As of December 31, 2006, approximately $30,794 of net operating loss carryforwards available for New York state income tax purposes expire through 2026. Due to historical net losses in New York, resulting primarily from interest expense on intercompany debt (see note 3), a valuation allowance for the entire amount of the net operating loss carryforwards is reflected above.

Tax filings for various periods are subjected to audit by tax authorities in most jurisdictions where the Selected Parks Operations conduct business. An audit may result in assessments of additional taxes that would be resolved with the authorities or potentially through the courts. The Selected Parks Operations has received tax questions from taxing authorities and is currently at varying states of the examination process regarding these matters.

Management believes that the Selected Parks Operations has substantial defenses to the matters being raised, and does not believe that an unfavorable outcome would be material to the financial position or operating results of the Selected Parks Operations. As an unfavorable outcome is not currently considered probable or its impact estimable, the combined financial statements do not reflect any additional taxes related to the audits.

(6) Pension Benefits

The employees of the Selected Parks Operations participate in the Six Flags Defined Benefit Plan (the “Plan”). The Plan permits normal retirement at age 65, with early retirement at ages 55 through 64 upon attainment of ten years of credited service. The early retirement benefit is reduced for benefits commencing before age 62. Plan benefits are calculated according to a benefit formula based on age, average compensation

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements—(Continued)

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

over the highest consecutive five-year period during the employee’s last ten years of employment and years of service. Operating expenses include $320, $729, and $544 for 2006, 2005, and 2004, respectively, for the Plan benefits attributable to employees of the Selected Parks Operations. Additionally, Six Flags overhead costs allocated to the Selected Parks Operations (see note 3) include benefit costs of the Plan of $78, $133, and $134 for 2006, 2005, and 2004, respectively. The liabilities that are recorded by Six Flags related to the Plan have not been allocated to the Selected Parks Operations.

In February 2006, Six Flags announced that it was freezing the Plan, effective April 1, 2006, pursuant to which participants would no longer continue to earn future pension benefits. The Plan curtailment loss recorded upon the effective date of the freeze allocable to the cost of the employees of the Selected Parks Operations was $123.

Management believes that the methodologies used to allocate pension costs to the Selected Parks Operations are reasonable. However, pension expenses might differ if the Selected Parks Operations were a separate, stand-alone company.

(7) Commitments and Contingencies

The Selected Parks Operations leases the sites of Enchanted Village and Six Flags Waterworld/Concord. The Enchanted Village lease contains a base rent that is escalated annually at the greater rate of 3% or the change in the Consumer Price Index. Rent expense for the Enchanted Village lease is based on the minimum escalated rents over the lease term recognized annually on a straight-line basis. Other long-term liabilities at December 31, 2006 and 2005 include $4,160 and $3,540, respectively, of accrued straight-line rent. The Concord lease is based on a percentage of revenues, with a minimum annual rent of $100. During 2006, 2005, and 2004, the Selected Parks Operations recognized approximately $2,671, $2,660, and $2,612, respectively, of expense under these lease agreements. The Enchanted Village lease expires in December 2030 and is renewable for various periods through 2076. The Concord lease expires in January 2025, and is renewable for five five-year periods thereafter.

Total rental expense, including office space and park sites, was approximately $3,469, $3,361, and $3,274 for the years ended December 31, 2006, 2005, and 2004, respectively. Total rent incurred, without the effect of the straight-line recognition of future minimum rent escalations on the Enchanted Village lease, was $2,849, $2,689, and $2,552 for the same respective periods.

Future minimum obligations under noncancellable operating leases, including site leases, at December 31, 2006, are summarized as follows:

Year ending December 31,
2007	$2,218
2008	2,224
2009	2,175
2010	2,159
2011	2,153
2012 and thereafter	50,214

$61,143

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements—(Continued)

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Six Flags is party to a license agreement (the U.S. License Agreement) pursuant to which they have the exclusive right on a long term basis to theme park use in the United States (excluding the Las Vegas, Nevada metropolitan area) of all animated, cartoon and comic book characters that Warner Bros. and DC Comics have the right to license for such use. The license fee is subject to periodic scheduled increases and is payable on a per-theme park basis. The annual Six Flags expense for 2006, 2005, and 2004 was $3,500, $3,229, and $2,500, respectively, of which $500, $431, and $313, respectively, were allocated for use of characters to the Selected Parks Operations. The right to use the characters under the license agreement would not be available to the parks of the Selected Park Operations if they were no longer owned or operated by Six Flags.

Six Flags and the Selected Parks Operations are party to various other legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. None of the actions are believed by management to involve amounts that would be material to the combined financial position, results of operations, or cash flows after consideration of recorded accruals.

Brighton Ski Resort

Summarized Financial Information (Unaudited)

The following unaudited summarized financial information is filed as a part of the prospectus as a result of the Company’s acquisition of the Brighton Ski Resort in Utah:

Combined Balance Sheet Data:

	September 30, 2006	December 31, 2005
Current assets	$866,872	$2,709,292
Noncurrent assets	35,434,047	31,583,529
Current liabilities	1,545,538	2,806,672
Noncurrent liabilities	17,538	26,977
Equity	34,737,843	31,459,172

Combined Statement of Operations Data:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Revenues	$10,193,085	$13,116,121
Gross profit	$3,945,889	$4,346,251
Net income from continuing operations	$3,278,910	$3,434,768
Net income	$3,278,910	$3,434,768

The Bretton Woods Property

Summarized Financial Information (Unaudited)

The following summarized unaudited financial information is filed as a part of the prospectus as a result of the Company’s acquisition of the Bretton Woods Mountain Resort.

Balance Sheet Data:

	March 31, 2006	December 31, 2005
Current assets	$3,784,403	$4,129,450
Noncurrent assets	29,915,142	30,287,745
Current liabilities	7,472,837	9,573,897
Noncurrent liabilities	16,938,165	16,640,090
Partner’s capital	9,288,543	8,203,208

Statement of Operations Data:

	Quarter ended March 31, 2006	Year Ended December 31, 2005
Revenues	$9,909,829	$30,056,892
Gross Profit	$4,907,163	$13,499,123
Net income (loss)	$307,778	$(1,204,363)

Family Entertainment Centers

Summarized Financial Information (Unaudited)

The following unaudited combined summarized financial information is filed as a part of the prospectus as a result of the Company’s acquisition of eleven family entertainment center properties from Trancas Capital, LLC:

Combined Balance Sheet Data:

	September 30, 2006	December 31, 2005
Current assets	$24,376	$1,304,470
Noncurrent assets	33,426,452	34,329,046
Current liabilities	2,387,929	648,885
Noncurrent liabilities	1,791,863	973,233
Equity	29,271,036	34,011,398

Combined Statement of Operations Data:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Revenues	$8,054,343	$3,539,788
Gross profit	$6,811,086	$3,213,169
Net income (loss)	$(1,619,369)	$(187,752)

APPENDIX A

AMENDED AND RESTATED

REINVESTMENT PLAN

AMENDED AND RESTATED

REINVESTMENT PLAN

CNL INCOME PROPERTIES, INC., a Maryland corporation (the “Company”), pursuant to its amended and restated Articles of Incorporation, adopted an Amended and Restated Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1. Reinvestment of Distributions. BNY Investment Center, Inc., the reinvestment agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions on behalf of the Participants as follows:

(a) At any period during which the Company is making a “best-efforts” public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at the then current per share offering price for Reinvestment Plan Shares.

(b) During any period when the Company is not making a “best-efforts” offering of Shares, as described in 1(a) above unless the Shares are listed on a national stock exchange or quoted on an over-the-counter market or a national market system (collectively, “Listed” or “Listing”), the Reinvestment Agent will purchase Shares directly from the Company at $9.50 per Share, unless adjusted by the Board of Directors, which price shall in no event be less than 95% of the fair market value as determined by the Board of Directors.

(c) Notwithstanding sections 1(a) and (b) above, upon Listing of the Shares, the Reinvestment Agent may purchase Shares either through the exchange, over-the-counter market or market system on which the Shares are Listed, or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan. In either case, the Shares shall be purchased at a per Share price equal to the then-prevailing market price for the Shares at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on an exchange, over-the-counter market or market system through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

(d) In the event of a subsequent determination that the purchase price for Shares under the Reinvestment Plan represented a discount in excess of 5% of the fair market value at the time of the sale, the distribution of the portion of the Shares issued under the Reinvestment Plan representing the excess amount maybe voided, ab initio, to the extent it could result in the Company’s failure to qualify as a real estate investment trust.

(e) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

(f) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

(g) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to five decimal places.

(h) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(i) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan, except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 6 below.

2. Election to Participate. Any stockholder who has received a final prospectus, either solely for the Reinvestment Plan, if any, or for the then current offering, may elect to participate in and purchase Shares through the Reinvestment Plan at any time by completing and executing a Subscription Agreement, Authorization Form or such other similar form, as applicable. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant’s notice, and to all fiscal quarters thereafter, provided such notice is received more than 30 days prior to the last day of the fiscal quarter. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter. A Participant who has terminated his or her participation in the Reinvestment Plan pursuant to Paragraph 10 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant; by notifying the Reinvestment Agent and completing any required forms.

3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation materials received by it from the Company which are attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company’s Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 30 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the

Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Reports to Participants. At the end of each quarter, but in no event later than 30 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each Participant by the Company or the Reinvestment Agent at least annually.

7. Administrative Charges and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event that proceeds from the sale of Shares are used to acquire properties or to invest in loans or other permitted investments, the Company will pay its advisor acquisition fees of 3.0% pursuant to the Reinvestment Plan. The Company may also pay approximately 0.82%, 0.10% and 0.25% to affiliates as reimbursement for other offering expenses, due diligence expenses and acquisition expenses, respectively. All of the 0.10% reimbursement for due diligence expenses will be paid to participating broker dealers. As a result, aggregate fees and expenses payable to affiliates of the Company will total approximately 4.07% of the proceeds of reinvested Distributions.

8. No Drawing. No Participant shall have any right to draw checks or drafts against his or her account or to give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

9. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

10. Termination.

(a) A Participant may terminate his or her participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least 30 days prior to the last day of the fiscal quarter to which such Distribution relates.

(b) The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by 30 days’ prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on the Participant’s account or such more recent address as a Participant may furnish to the Company in writing.

(c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s whole and fractional Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

11. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to CNL Investment Company, Attention: CNL Investor Administration, Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company; or to BNY Investment Center, Inc., c/o The Bank of New York, Post Office Box 7090, Troy, Michigan 48007-7090, if to the

Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

12. Amendment. The terms and conditions of this Reinvestment Plan may be amended, renewed, extended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company and by any necessary regulatory authority. Such amendment shall be deemed conclusively accepted by each Participant, except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

13. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

APPENDIX B

PRIOR PERFORMANCE TABLES

APPENDIX B

PRIOR PERFORMANCE TABLES

The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the “Prior Public Programs”) sponsored by two of the Company’s principals and their Affiliates (collectively, the “Sponsor”). The Prior Public Programs include CNL Restaurant Properties, Inc., and the CNL Income Funds which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, as well as CNL Hotels & Resorts, Inc. (formerly, CNL Hospitality Properties, Inc.) and CNL Retirement Properties, Inc., which were formed to invest in hotel properties and retirement properties, respectively. No Prior Public Programs sponsored by the Company’s Affiliates have invested in properties leased on a triple-net basis in which the Company expects to invest.

A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc., and CNL Retirement Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I – Experience in Raising and Investing Funds

Table II – Compensation to Sponsor

Table III – Operating Results of Prior Programs

Table IV – Results of Completed Programs

Table V – Sales or Disposals of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2006. The following is a brief description of the Tables:

Past performance is not necessarily indicative of future performance

Table I – Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, which had offerings that became fully subscribed between January 2003 and December 2006.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Table II – Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsors of the Prior Public Programs.

The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2006, in connection with each Prior Public Program which had offerings that became fully subscribed between January 2003 and December 2006. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2006.

Table III – Operating Results of Prior Programs

Table III presents a summary of operating results for the period from January 1, 2002 to December 31, 2006 (October 5, 2006 in the case of CNL Retirement Properties, Inc.), of the Prior Public Programs, the offerings of which became fully subscribed between January 2001 and December 2006.

The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV – Results of Completed Programs

Table IV summarizes the results of the Prior Public Programs, which during the five years ended December 31, 2006, have completed their operations and sold all of their properties. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc (USRP). The combined company changed USRP’s name to Trustreet Properties, Inc, and acquired the 18 CNL Income Funds and the

Past performance is not necessarily indicative of future performance interests of the partners and stockholders of the CNL Income Funds and CNL Restaurant Properties have been liquidated. As a result, each of the CNL Income Funds and CNL Restaurant Properties became closed programs.

In October 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of Health Care Property Investors, Inc. (“HCP”) and as a result became a closed program.

Table V – Sales or Disposals of Properties

Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs during the three years ended December 31, 2006. The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Past performance is not necessarily indicative of future performance

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS(1)

	CNL Hotels & Resorts, Inc.	CNL Retirement Properties, Inc.
	(Note 2)	(Note 3)
Dollar amount offered	$3,090,000,000	$6,510,000,000

Dollar amount raised	99.2%	41.4%

Less offering expenses:
Selling commissions and discounts	(7.5)	(7.5)
Organizational expenses	(2.0) to (4.0)	(2.0) to (3.0)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(0.5)	(0.5)

	(11.0)	(10.0) to (11.0)

Reserve for operations	—	—

Percent available for investment	88.0 to 90.0%	89.0 to 90.0%

Acquisition costs:
Cash down payment	83.0 to 85.0%	84.0 to 85.0%
Acquisition fees paid to affiliates	4.5	4.5
Acquisition expenses	0.5	0.5

Total acquisition costs	88.0 to 90.0%	89.0 to 90.0%

Percent leveraged (mortgage financing divided by total acquisition costs)	53.3%	40.0%
Date offering began	7/09/97, 6/17/99, 9/15/00, 4/23/02 and 2/05/03	9/18/98, 9/19/00, 5/24/02, 4/04/03 and 5/14/04

Length of offering (in months)	23, 15, 20, 9 and 13 respectively	24, 20, 11, 13 and 12 respectively

Months to invest 90% of amount available for investment measured from date of offering	29, 16, 22, 12 and 14 respectively	19, 24, 15, 17 and 13 respectively

FOOTNOTES:

Note 1:	Percentages are of total dollar amounts raised except for “percent leverage.”

Note 2:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997.

Note 3:

CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. During its first four offerings, the Retirement Properties REIT raised $9,718,974 or 6.3%, $155,000,000 or 100%, $450,000,000 or 100%, $1,568,000,000 or 89.6% and $504,650,472 or 12.6% respectively, of the dollar amount offered. The last offering was closed early in connection with the sale of the Company to Health Care Property Investors, Inc.

Past performance is not necessarily indicative of future performance

TABLE II

COMPENSATION TO SPONSOR

	CNL Hotels & Resorts, Inc.	CNL Retirement Properties, Inc.
	(Notes 1, 3 and 4)	(Note 2, 5 and 6)
Date offering commenced	7/9/97, 6/17/99, 9/15/00, 4/23/02 and 02/5/03	9/18/98, 9/19/00, 5/24/02, 4/3/03 and 5/14/04

Dollar amount raised	$3,066,534,832	$2,687,369,446

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	229,700,112	193,144,552
Real estate commissions	—	—
Acquisition fees	137,994,067	114,291,207
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	15,332,674	17,995,396

Total amount paid to sponsor	383,026,853	325,431,155

Dollar amount of cash generated from operations before deducting payments to sponsor:
2006	230,666,000	134,375,000
2005	205,197,000	211,170,679
2004	244,573,472	155,068,290
Amount paid to sponsor from operations (administrative, accounting and management fees):
2006	17,088,000	18,800,000
2005	35,384,000	22,861,679
2004	30,832,972	15,495,290
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash (Note 7)	841,303,000	2,629,000
Notes	—	—
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	—
Other (Notes 3, 4, 5 and 6)	33,900,000	48,600,000

FOOTNOTES:

Note 1:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997.

Note 2:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998.

Note 3:

During the year ended December 31, 2004, the Hotels & Resorts REIT incurred approximately $2.1 million in soliciting dealer servicing fees payable to the sponsor. In addition, during the year ended December 31, 2004, the Retirement Properties REIT incurred approximately $310,000 in soliciting dealer servicing fees payable to the sponsor.

Past performance is not necessarily indicative of future performance

Note 4:

CNL Hospitality Corp., the advisor of the Hotels & Resorts REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2006, 2005, and 2004, the Hotels & Resorts REIT paid the advisor $0 , approximately $23.0 million and approximately $2.7 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hotels & Resorts REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hotels & Resorts REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2006, 2005 and 2004, the Hotels & Resorts REIT paid the advisor approximately $0.9 million, $3.0 million and $2.2 million, respectively, relating to these fees.

Note 5:

In addition to acquisition fees paid on gross proceeds from the offerings, the advisor of the Retirement Properties REIT is entitled to receive acquisition fees for services related to obtaining permanent financing that is used to acquire properties. For the 2004 Offering, for the period from May 14, 2004 through May 2, 2005, this percentage was equal to 4.0%. For the period from May 3, 2005 through December 31, 2005, this percentage was equal to 3.0%. During the years ended December 31, 2006, 2005 and 2004, the Retirement Properties REIT paid the advisor approximately $4.3 million, $13.8 million and $30.0 million, respectively, in acquisition fees relating to permanent financing for properties owned by the Retirement Properties REIT. These acquisition fees were not paid using proceeds from the offerings.

Note 6:

Century Capital Markets, LLC (“CCM”), an entity in which an affiliate of the advisor was formerly a non-voting Class C member, made the arrangements for two commercial paper loans totaling $43.9 million. The monthly interest payments due under these commercial paper loans include an annual margin of either 30 or 40 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. Effective September 30, 2005, a non-affiliated third party assumed the administration of these commercial paper loans. Therefore, the Retirement Properties REIT now pays the monthly services fee directly to the non-affiliated third party. During the years ended December 31, 2005 and 2004, approximately $0.1 million and $0.1 million, respectively, was paid to CCM related to these services.

Note 7:	Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

[Intentionally left blank]

Past performance is not necessarily indicative of future performance

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	2002 (Note 1 & 2)	2003 (Note 1 & 2)	2004 (Note 1& 2)	2005 (Note 1 & 2)	2006 (Note 1 & 2)
Gross revenue	$171,041,000	$396,452,000	$943,945,000	$1,216,789,000	1,540,528,000
Interest and other income	5,550,000	5,316,000	2,512,000	4,077,000	4,234,000
Less: Operating expenses	(113,416,000)	(309,373,000)	(733,534,000)	(968,458,000)	(1,172,484,000)
Interest expense and loan cost amortization	(21,867,000)	(53,736,000)	(140,876,000)	(180,369,000)	(220,632,000)
Depreciation and amortization	(25,618,000)	(53,989,000)	(126,689,000)	(162,926,000)	(204,642,000)
Equity in earnings (loss) of unconsolidated subsidiaries after deduction of preferred stock dividends	(17,256,000)	(23,970,000)	(18,469,000)	32,775,000	6,600,000
Minority interests	(639,000)	960,000	(2,978,000)	(5,190,000)	(6,361,000)
Benefit (Expense) from Income Taxes	—	(388,000)	(27,429,000)	2,979,000	(621,000)
Income (Loss) from Discontinued Operations	15,768,000	29,571,000	34,299,000	76,010,000	164,503,000
Net income (loss)—GAAP basis	15,810,000	5,993,000	(87,113,000)	6,900,000	(3,335,000)
Taxable income
- from operations (Note 6)	24,697,076	15,129,889	1,144,668	31,821,000	Note 11
- from gain (loss) on sales	—	—	9,882,974	93,936,000	Note 11
Cash generated from operations (Notes 3 and 4)	76,660,000	112,887,000	213,741,000	169,813,000	213,578,000
Less: Cash distributions to investors (Note 7)
- from operating cash flow	(74,217,000)	(112,887,000)	(213,741,000)	(168,132,000)	_—
- from sale of properties	—	—	—	—	(154,704,000)
- from cash flow from prior period	—	—	—	—	—
- from return of capital (Note 8)	—	(17,074,000)	(4,602,000)	—	—

Cash generated (deficiency) after cash distributions	2,443,000	(17,074,000)	(4,602,000)	1,681,000	58,874,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	489,111,000	1,169,496,000	658,578,000	43,481,000	37,745,000
Proceeds from mortgage loans and other notes payable	118,720,000	866,912,000	1,922,508,000	400,000,000	2,215,000,000
Distributions to holders of minority Interest, net of contributions	14,040,000	106,853,000	(13,213,000)	(33,418,000)	(5,935,000)
Stock issuance costs (refunds)	(51,640,000)	(113,211,000)	(59,430,000)	2,497,000	(1,185,000)
Acquisition of land, buildings and equipment	(446,520,000)	(1,307,313,000)	(118,213,000)	(108,559,000)	(159,669,000)
Acquisition of RFS in 2003, KSL in 2004 and Grand Lakes in 2006	—	(450,350,000)	(1,426,309,000)	(15,000,000)	(735,613,000)
Investment in unconsolidated subsidiaries and JV interests	(53,099,000)	(727,000)	(2,192,000)	—	(72,580,000)
Deposit on property and other investments	(10,300,000)	(24,985,000)	—	(1,725,000)	—
Sale of land, buildings and equipment	—	—	16,810,000	595,300,000	229,193,000
Distribution from unconsolidated entity related to sales proceeds	—	—	—	47,529,000	—
Sale of investment in equity securities	—	—	28,295,000	—	—
Decrease (increase) in restricted cash	(12,425,000)	(29,241,000)	(37,778,000)	8,062,000	29,940,000
Proceeds of borrowing on line of credit	16,579,000	(6,000)	(24,073,000)	—	108,000,000
Payment on mortgage loans and line of credit	(1,748,000)	(4,730,000)	(802,812,000)	(903,980,000)	(1,617,154,000)
Proceeds (Payment) of other notes	(26,790,000)	(2,533,000)	(63,593,000)	—	4,892,000
Payment of loan costs	(2,395,000)	(9,751,000)	(43,979,000)	(8,004,000)	(15,516,000)
Payment of capital lease obligation	—	—	(1,823,000)	(772,000)	(805,000)
Proceeds (Payment) to sell (acquire) cash flow hedges	—	—	(4,899,000)	(3,020,000)	1,005,000
Decrease (increase) in intangibles and other assets	(29,643,000)	(81,996,000)	(37,655,000)	(400,000)	—
Retirement of shares of common stock	(2,391,000)	(6,591,000)	(24,636,000)	(43,336,000)	(31,745,000)
Due to related parties—operating expenses	—	—	—	—	(10,998,000)
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	3,942,000	94,753,000	(39,016,000)	(19,664,000)	33,449,000

Past performance is not necessarily indicative of future performance

	2002 (Note 1 & 2)	2003 (Note 1 & 2)	2004 (Note 1& 2)	2005 (Note 1 & 2)	2006 (Note 1 & 2)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	25	9	—	10	Note 11

- from recapture	—	—	—	—	Note 11

Capital gain (loss) (Note 7)	—	—	3	31	Note 11

Cash distributions to investors Source (on GAAP basis)
- from investment income	16	3	—	2	—
- from capital gain	—	—	—	—	50
- from investment income from prior period	—	—	—	—	—
- from return of capital (Note 8)	60	72	74	53	—

Total distributions on GAAP basis (Note 9)	76	75	74	55	50

Source (on cash basis)
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
- from operations	76	65	72	55	50
- from cash flow from prior period	—	—	—	—	—
- from return of capital (Note 8)	—	10	2	—	—

Total distributions on cash basis (Note 9)	76	75	74	55	50

Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 10)	7.75%	7.75%	7.45%	5.50%	5.00%
Total cumulative cash distributions per $1,000 investment from inception	345	420	494	549	599
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%	100%

Footnotes:

Note 1:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997. Of the funds raised, $74,307,514 were pursuant to its reinvestment plan.
Note 2:

The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands. All years presented, where appropriate, reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.
Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.
Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.
Note 6:	Taxable income presented is before the dividends paid deduction.
Note 7:

For the years ended December 31, 2005, 2004, 2003 and 2002 approximately 31%, 23%, 39% and 51%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 35%, 77%, 61% and 49%, respectively, were considered a return of capital for federal income tax purposes. For the years ended December 31, 2006 and 2005, approximately 100% and 34% of distributions paid to stockholders were considered capital gain distributions. No amounts distributed to stockholders for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 8:

Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.
Note 10:	Certain data for columns representing less than 12 months have been annualized.
Note 11:	Information not available as of the date of this filing.

Past performance is not necessarily indicative of future performance

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RETIREMENT PROPERTIES, INC.

	2002 (Note 3)	2003 (Note 4)	2004 (Note 5)	2005 (Note 5)	2006 (Note 5)
Gross revenue	$15,571,000	$90,300,000	$259,818,000	$381,074,000	$322,662,000
Interest and other income	1,909,000	1,625,000	4,771,000	2,970,000	1,553,000
Equity in earnings of unconsolidated entity	6,000	11,000	178,000	227,000	328,000
Less: Operating expenses	(2,118,000)	(9,797,000)	(39,964,000)	(66,335,000)	(65,270,000)
Interest and loan cost amortization expense	(1,534,000)	(9,588,000)	(42,783,000)	(76,171,000)	(71,164,000)
Provision for doubtful accounts	—	—	(3,900,000)	(3,082,000)	(8,326,000)
Depreciation and amortization	(3,190,000)	(17,277,000)	(62,512,000)	(98,446,000)	(84,260,000)
Minority interests in income of consolidated subsidiaries	(433,000)	—	(93,000)	(706,000)	(414,000)

Income (loss) from continuing operations
—GAAP basis	10,211,000	55,274,000	115,515,000	139,531,000	95,089,000
Income (loss) from discontinued operations
—GAAP basis	1,161,000	3,186,000	2,403,000	(3,950,000)	(972,000)

Net income (loss)—GAAP basis	11,372,000	58,460,000	117,918,000	135,581,000	94,117,000

Taxable income
- from operations (Note 9)	7,792,000	27,477,000	56,155,000	81,871,000	Note 14

Cash generated from operations (Note 6)	16,976,000	60,807,000	139,573,000	188,309,000	153,175,000
Less: Cash distributions to investors (Note 10)
- from operating cash flow	(14,379,000)	(59,784,000)	(139,573,000)	(175,958,000)	(139,344,000)
- from sale of properties	—	—	—	—	—
- from cash flow from prior period	—	—	(4,842,000)	—	—
- from return of capital (Note 11)	—	—	(2,723,000)	—	—

Cash generated (deficiency) after cash
Distributions	2,597,000	1,023,000	(7,565,000)	12,351,000	13,831,000
Special items (not including sales of real Estate and refinancing):
Subscriptions received from stockholders	371,135,000	1,059,981,000	880,268,000	215,397,000	103,183,000
Stock issuance costs	(40,232,000)	(99,309,000)	(89,039,000)	(17,254,000)	(9,688,000)
Proceeds from the sale of properties	—	—	—	—	2,629,000
Acquisition of land, building and equipment on operating leases	(193,176,000)	(661,946,000)	(921,698,000)	(371,026,000)	(253,426,000)
Investment in direct financing leases	(128,065,000)	(263,330,000)	(50,230,000)	(278,000)	(300,000)
Investment in lease intangibles	(8,408,000)	(23,220,000)	(50,064,000)	(15,044,000)	(15,415,000)
DASCO acquisition	—	—	(204,441,000)	—	—
Investment in notes receivable	(2,000,000)	—	—	(16,000,000)	(24,500,000)
Proceeds from notes receivable	—	2,000,000	—	—	—
Investment in unconsolidated subsidiary	(350,000)	—	—	—	—
Contributions from minority interests	—	—	997,000	3,093,000	3,286,000
Distributions to minority interests	(509,000)	—	(45,000)	(459,000)	(871,000)
Payment of acquisition fees and costs	(16,132,000)	(53,126,000)	(73,124,000)	(20,575,000)	(7,439,000)
Payment of deferred leasing costs	—	—	(864,000)	(1,039,000)	(2,745,000)
Increase (decrease) in restricted cash	(1,650,000)	(13,127,000)	(9,448,000)	6,082,000	(1,745,000)
Proceeds from borrowings on line of credit	—	71,370,000	—	115,000,000	141,000,000
Repayments on line of credit	—	(51,370,000)	—	(60,000,000)	—
Proceeds from borrowings on mortgages payable	32,620,000	170,800,000	315,045,000	305,485,000	136,520,000
Principal payments on mortgages payable	(268,000)	(13,832,000)	(28,964,000)	(66,219,000)	(31,727,000)
Proceeds from construction loans payable	—	7,402,000	73,618,000	63,367,000	26,032,000
Repayments of construction loans payable	—	—	—	(1,315,000)	(128,149,000)
Proceeds from term loan	—	—	60,000,000	—	—
Repayment of term loan	—	—	—	(60,000,000)	—
Proceeds from issuance of bonds payable	—	8,203,000	12,063,000	12,622,000	13,280,000
Retirement of bonds payable	—	(6,589,000)	(7,736,000)	(9,057,000)	(6,786,000)
Payment of loan costs	(1,309,000)	(7,523,000)	(10,149,000)	(11,707,000)	(1,954,000)
Refund of loan costs	—	—	—	—	2,774,000
Retirement of shares of common stock	(174,000)	(1,117,000)	(3,933,000)	(40,303,000)	(16,315,000)

Cash generated (deficiency) after cash distributions and special items	14,079,000	126,290,000	(115,309,000)	43,121,000	(58,525,000)

Past performance is not necessarily indicative of future performance

	2002 (Note 3)	2003 (Note 4)	2004 (Note 5)	2005 (Note 5)	2006 (Note 5)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 8)
Federal income tax results:
Ordinary income (Note 10)
- from operations (Note 9)	42	48	42	48	Note 14

- from recapture	—	—	—	—	Note 14

Capital gain (Note 10)	—	—	—	—	Note 14

Cash distributions to investors
Source (on GAAP basis)
- from investment income	52	66	56	55	—
- from capital gain	—	—	—	—	53
- from investment income from prior period	—	—	—	—	—
- from return of capital (Note 11)	13	1	14	16	—

Total distributions on GAAP basis (Note 12)	65	67	70	71	53

Source (on cash basis)
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
- from operations (Note 6)	65	67	66	71	53
- from cash flow from prior period	—	—	2	—	—
- from return of capital (Note 11)	—	—	2	—	—

Total distributions on cash basis (Note 12)	65	67	70	71	53

Total cash distributions as a percentage of original $1,000 investment (Note 8)	7.0%	7.1%	7.1%	7.1%	5.3%
Total cumulative cash distributions per $1,000 investment from inception	199	266	336	407	460
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. Of the funds raised as of March 26, 2006, $125,358,803 was raised pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the 2002 Offering.

Note 4:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering.

Note 5:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering, the 2003 Offering and the 2004 Offering. Information for 2006 represents partial year data through the date the company was acquired by Health Care Property Investors, Inc.

Note 6:	Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 7:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 8:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 9:	Taxable income presented is before the dividends paid deduction.

Note 10:	For the years ended December 31, 2005, 2004, 2003 and 2002, approximately 67%, 60%, 71% and 65%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2005, 2004, 2003 and 2002, approximately 33%, 40%, 29% and 35%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. For the period ended October 5, 2006, 100% of the distributions paid to stockholders were considered capital gain distributions. No amounts distributed to stockholders for the years ended December 31, 2005, 2004, 2003 and 2002 or the period ended October 5, 2006, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Past performance is not necessarily indicative of future performance

Note 11:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 12:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 10.

Note 13:	Certain data for columns representing less than 12 months have been annualized.

Note 14:	Information not available as of the date of this filing.

Past performance is not necessarily indicative of future performance

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Restaurant Properties, Inc. (2)
Dollar Amount Raised	$747,464,413
Number of Properties Purchased	1,366
Date of Closing of Offering	1/20/1999
Date of First Sale of Property	4/21/1997
Date of Final Sale of Property	2/24/2005
Tax and Distribution Data per $1000 investment (1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	382
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	340
- Return of Capital	362
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	563
- Reserves	139
Receivable on Net Purchase Money Financing	—

FOOTNOTES:

Note 1:	Through December 31, 2004.

Note 2:	During the period January 1, 2005 through February 24, 2005, for every $1,000 investment, every investor of CNL Restaurant Properties, Inc. received common and preferred shares with an aggregate market value of $870.07 and received a pro rated final distribution of $12.66.

Past performance is not necessarily indicative of future performance

TABLE IV

RESULTS OF COMPLETED PROGRAMS (1)

Program Name	CNL Income Fund I	CNL Income Fund II	CNL Income Fund III	CNL Income Fund IV	CNL Income Fund V	CNL Income Fund VI	CNL Income Fund VII	CNL Income Fund VIII	CNL Income Fund IX
Dollar amount raised	$15,000,000	$25,000,000	$25,000,000	$30,000,000	$25,000,000	$35,000,000	$30,000,000	$35,000,000	$35,000,000
Number of properties purchased	22 fast-food restaurants	50 fast-food restaurants	40 fast-food restaurants	47 fast-food or family- style restaurants	36 fast-food or family- style restaurants	67 fast-food or family- style restaurants	59 fast-food or family- style restaurants	55 fast-food or family- style restaurants	55 fast-food or family- style restaurants
Date of closing of offering	31-Dec-86	21-Aug-87	29-Apr-88	30-Dec-88	7-Jun-89	22-Jan-90	1-Aug-90	7-Mar-91	6-Sep-91
Date of first sale of property	12-Jun-92	21-Jul-93	10-Jan-97	27-Apr-94	25-Aug-95	24-May-94	19-May-92	31-Jul-95	12-Dec-96
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	132	63	(2)	21	23	39	11	19	(6)
From operations	1,004	1,186	1,037	1,011	903	1,109	1,116	1,165	957
Cash distributions to Investors
Source (on a GAAP basis)
-investment income	1,567	1,860	1,579	1,579	1,459	2,293	2,193	2,178	1,686
-return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
-sales	438	281	242	218	313	12	4	—	29
-refinancing	—	—	—	—	—	—	—	—	—
-operations	1,391	1,430	1,326	1,321	1,168	1,363	1,314	1,308	1,184
-other (2):	26	44	31	14	20	2	—	—	—
-from sales of partnership interests (3)	712	1,105	980	1,026	958	1,916	1,875	1,870	1,473
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Cash distributions to investors prior to sale of partnership interest	1,855	1,755	1,599	1,553	1,501	1,377	1,320	1,310	1,213
Cash received upon sale of partnership interest	322	500	443	464	433	867	847	845	666
Market value of preferred stock received upon sale of partnership interest	390	605	537	562	525	1049	1026	1023	807

Past performance is not necessarily indicative of future performance

Program Name	CNL Income Fund X	CNL Income Fund XI	CNL Income Fund XII	CNL Income Fund XIII	CNL Income Fund XIV	CNL Income Fund XV	CNL Income Fund XVI	CNL Income Fund XVII	CNL Income Fund XVIII
Dollar amount raised	$40,000,000	$40,000,000	$45,000,000	$40,000,000	$45,000,000	$40,000,000	$45,000,000	$30,000,000	$35,000,000
Number of properties purchased	60 fast-food or family-style restaurants	50 fast-food or family-style restaurants	58 fast-food or family-style restaurants	54 fast-food or family-style restaurants	72 fast-food or family-style restaurants	63 fast-food or family-style restaurants	56 fast-food or family-style restaurants	39 fast-food, family-style or casual-dining restaurants	30 fast-food, family-style or casual-dining restaurants
Date of closing of offering	18-Mar-92	28-Sep-92	15-Mar-93	26-Aug-93	22-Feb-94	1-Sep-94	12-Jun-95	19-Sep-96	6-Feb-98
Date of first sale of property								13-Sep-00	29-Jun-01
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	14	53	41	21	36	14	(39)	(30)	(56)
From operations	946	956	871	814	765	744	641	514	423
Cash distributions to investors
Source (on a GAAP basis)
-investment income	1,761	1,941	1,891	1,739	1,852	1,672	1,562	1,379	1,218
-return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
-sales	22	—	—	—	5	—	23	49	79
-refinancing	—	—	—	—	—	—	—	—	—
-operations	1,145	1,098	1,020	965	899	844	759	637	483
-other (2)	3	1	1	1	—	—	9	2	46
-from sales of partnership interests (3)	1,591	1,842	1,870	1,773	1,948	1,828	1,771	1,691	1,610
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Tax and distribution data per $1,000:
Cash distributions to investors prior to sale of partnership interest	1,170	1,099	1,021	966	904	844	791	689	607
Cash received upon sale of partnership interest	720	833	846	802	881	827	801	719	729
Market value of preferred stock upon sale of partnership interest	871	1009	1024	971	1067	1001	970	971	882
Past performance is not necessarily indicative of future performance

FOOTNOTES:

Note 1:	On February 24, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc (USRP). The combined company changed USRP’s name to Trustreet Properties, Inc, and acquired the 18 CNL Income Funds. As a result, each of the CNL Income Funds and CNL Restaurant Properties, Inc. became closed programs.
Note 2:	Includes distributions on a cash basis from general partner loans, additional general partners contributions, and returns of capital (other than from the sale of the partnership interest).
Note 3:	Includes cash distributions and preferred stock distributions.

[Intentionally left blank]

Past performance is not necessarily indicative of future performance

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Retirement Properties, Inc. (2)
Dollar Amount Raised	$2,687,369,446
Number of Properties Purchased	280
Date of Closing of Offering	03/26/2006
Date of First Sale of Property	03/09/2006
Date of Final Sale of Property	10/05/2006
Tax and Distribution Data per $1000 investment (1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	301
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	330
- Return of Capital	130
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	456
- Cash flow from prior period	2
- Return of Capital	2
Receivable on Net Purchase Money Financing	—

FOOTNOTES:

Note 1:	Through September 30, 2006.

Note 2:

On October 5, 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of Health Care Property Investors, Inc. (“HCP”) at which time, for every $1,000 investment, every investor of CNL Retirement Properties, Inc. received a cash payment of $1,112.93 and 8.65 shares of HCP common stock.

Past performance is not necessarily indicative of future performance

TABLE V

SALES OR DISPOSALS OF PROPERTIES

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (2)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Income Fund, Ltd. (3):
Wendy’s - Oklahoma City, OK (4)	8/20/1986	2/19/2004	447,550	—	—	—	447,550	—	634,500	634,500	1,241,866

CNL Income Fund II, Ltd. (3):
Burger King - Holland, MI	4/29/1988	6/11/2004	685,802	—	—	—	685,802	—	517,083	517,083	922,558
Checker’s - Atlanta, GA	12/8/1994	9/10/2004	282,000	—	—	—	282,000	—	314,926	314,926	341,261

CNL Income Fund IV, Ltd. (3):
Captain D’s - Oak Ridge, TN (4)	12/22/1988	4/30/2004	438,090	—	—	—	438,090	—	422,300	422,300	736,063
Burger King - Holland, MI	4/29/1988	6/11/2004	713,794	—	—	—	713,794	—	538,189	538,189	960,213

CNL Income Fund V, Ltd. (3):
Golden Corral - Livingston, TX (4)	9/7/1989	1/31/2005	343,075	—	—	—	343,075	—	541,682	541,682	822,366

CNL Income Fund VI, Ltd. (3):
Branch Bank & Trust - Marietta, GA	2/24/1997	3/31/2004	1,588,927	—	—	—	1,588,927	—	1,100,000	1,100,000	651,913
Loco Lupes Mexican Restaurant - Hermitage, TN	6/18/1990	8/5/2004	831,050	—	—	—	831,050	—	1,023,287	1,023,287	1,000,149
Golden Corral - Lawton, OK	12/26/1989	8/13/2004	942,505	—	—	—	942,505	—	1,300,000	1,300,000	2,317,830

CNL Income Fund VII, Ltd. (3):
Sonny’s Real Pit Bar-B-Q - Columbus, GA	12/19/2001	8/27/2004	1,100,000	—	—	—	1,100,000	—	1,100,000	1,100,000	330,454

CNL Income Fund VIII, Ltd. (3):
Denny’s - Tiffin, OH	3/22/1991	3/30/2004	791,062	—	—	—	791,062	—	457,698	457,698	836,474
Burger King - Brandon, FL	2/16/1991	9/28/2004	1,056,928	—	—	—	1,056,928	—	915,000	915,000	1,736,767

CNL Income Fund IX, Ltd. (3):
Johnnies - Wildwood, FL	8/1/1991	2/20/2004	526,388	—	—	—	526,388	—	1,153,856	1,153,856	1,293,325
Hardee’s - Greenville, TN	10/9/1991	5/6/2004	712,148	—	—	—	712,148	—	493,007	493,007	829,856

CNL Income Fund X, Ltd. (3):
Denny’s - Romulus, MI	2/11/1992	7/16/2004	1,461,287	—	—	—	1,461,287	—	962,028	962,028	1,460,350

CNL Income Fund XI, Ltd. (3):
Sagebrush - Lynchburg, VA	9/30/1992	1/20/2004	960,000	—	—	—	960,000	—	934,642	934,642	1,264,235
Denny’s - Cullman, AL	9/30/1992	2/11/2004	1,045,580	—	—	—	1,045,580	—	712,893	712,893	982,892
Hardee’s - Huntersville, NC	9/28/1992	3/9/2004	1,035,600	—	—	—	1,035,600	—	719,345	719,345	982,513
Hardee’s - Toccoa, GA	12/28/1992	3/3/2004	853,225	—	—	—	853,225	—	602,020	602,020	799,449
Denny’s - Blue Springs, MO	4/1/1993	3/17/2004	1,420,634	—	—	—	1,420,634	—	939,795	939,795	1,244,848
Hardee’s - Fultondale, AL	4/23/1993	3/26/2004	1,083,525	—	—	—	1,083,525	—	756,992	756,992	970,132
Hardee’s - Columbia, MS	1/4/1993	10/4/2004	646,592	—	—	—	646,592	—	467,322	467,322	657,006
Hardee’s - Simpsonville, SC	6/3/1993	12/30/2004	1,012,848	—	—	—	1,012,848	—	702,998	702,998	966,078
Hardee’s - Dothan, AL	9/30/1992	1/14/2005	893,060	—	—	—	893,060	—	634,180	634,180	939,855

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES—(Continued)

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (2)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Income Fund XIII, Ltd. (3):
Hardee’s - Blytheville, AR	7/30/1993	5/20/2004	639,960	—	—	—	639,960	—	571,557	571,557	652,766

CNL Income Fund XIV, Ltd.(3):
Denny’s - Bullhead City, AZ	9/28/1993	2/6/2004	1,348,866	—	—	—	1,348,866	—	984,118	984,118	1,053,795
Hardee’s - Franklin, TN	11/10/1993	3/1/2004	675,343	—	—	—	675,343	—	576,104	576,104	626,901
Denny’s - Winslow, AZ	9/28/1993	3/26/2004	1,242,179	—	—	—	1,242,179	—	918,019	918,019	1,013,767
Denny’s - Topeka, KS	1/23/1994	5/24/2004	1,199,166	—	—	—	1,199,166	—	851,096	851,096	1,032,717
Hardee’s - Antioch, TN	11/10/1993	12/30/2004	865,616	—	—	—	865,616	—	722,986	722,986	855,582

CNL Income Fund XV, Ltd.:
Denny’s - Huntsville, TX	11/23/1994	3/12/2004	1,292,405	—	—	—	1,292,405	—	902,012	902,012	983,879
Hardee’s - Piney Flats, TN	4/28/1994	3/23/2004	743,383	—	—	—	743,383	—	599,205	599,205	637,150
Hardee’s - Cookeville, TN	4/28/1994	4/2/2004	909,797	—	—	—	909,797	—	733,373	733,373	781,886
Hardee’s - Columbia, SC	4/28/1994	8/3/2004	811,528	—	—	—	811,528	—	674,178	674,178	745,708
Sonny’s Real Pit Bar-B-Q - Columbus, GA	12/19/2001	8/27/2004	500,000	—	—	—	500,000	—	500,000	500,000	150,206
Checker’s - Marietta, GA	5/27/1994	9/10/2004	398,000	—	—	—	398,000	—	401,403	401,403	460,758
Checker’s - Norcross, GA	5/27/1994	9/10/2004	310,000	—	—	—	310,000	—	376,146	376,146	432,864
Hardee’s – Pawley’s Island, SC	4/28/1994	2/11/2005	1,027,981	—	—	—	1,027,981	—	835,826	835,826	976,398

CNL Income Fund XVI, Ltd. (3):
Golden Corral - Ft. Collins, CO	3/13/1995	3/26/2004	1,898,000	—	—	—	1,898,000	—	1,582,753	1,582,753	1,544,895

CNL Income Fund XVII, Ltd. (3):
Burger King - Lyons, IL	5/8/1997	2/17/2005	1,506,480	—	—	—	1,506,480	—	1,409,091	1,409,091	1,092,974

CNL Income Fund XVIII, Ltd. (3):
NI’s International Buffet - Stow, OH (4)	4/2/1997	8/30/2004	1,000,000	—	—	—	1,000,000	—	1,686,119	1,686,119	1,127,270

CNL APF Partners, LP (3)
Darryl’s - Winston-Salem, NC	6/11/1997	1/16/2004	393,383	—	—	—	393,383	—	1,185,158	1,185,158	547,814
Hardee’s - West Point, MS	3/16/1999	3/6/2004	746,609	—	—	—	746,609	—	670,045	670,045	369,592
Golden Corral - Corsicana, TX	8/18/1995	2/11/2004	895,300	—	—	—	895,300	—	997,401	997,401	923,054
Darryl’s (sold to related party for re-development) Raleigh, NC	6/11/1997	3/1/2004	1,073,922	—	—	—	1,073,922	—	1,276,324	1,276,324	572,431
Tiffany’s Restaurant - Woodson Terrace, MO	1/19/1999	3/3/2004	795,800	—	—	—	795,800	—	1,834,950	1,834,950	320,680

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES—(Continued)

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (2)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs (1)	Total
Hardee’s - Mobile, AL	3/16/1999	3/18/2004	926,283	—	—	—	926,283	—	790,584	790,584	413,326
Houlihan’s - Bethel Park, PA	6/11/1997	3/30/2004	2,487,300	—	—	—	2,487,300	—	1,367,490	1,367,490	965,214
Roadhouse Grill - Pineville, NC	4/22/1999	4/21/2004	1,268,800	—	—	—	1,268,800	—	2,139,323	2,139,323	471,075
Burger King - Portland, OR	9/20/2001	4/29/2004	496,208	—	—	—	496,208	—	500,000	500,000	158,888
Pizza Hut - Bowling Green, OH	12/5/1996	5/14/2004	136,835	—	—	—	136,835	—	130,097	130,097	(19,591)
Shoney’s - Debary, FL	2/8/2002	6/15/2004	593,575	—	—	—	593,575	—	900,000	900,000	(54,559)
Roadhouse Grill - Rock Hill, SC	10/28/1999	6/18/2004	527,942	—	—	—	527,942	—	1,386,328	1,386,328	128,152
Denny’s - Tampa, FL	2/11/1997	6/25/2004	459,400	—	—	—	459,400	—	1,038,037	1,038,037	469,063
Burger King - Port Angeles, WA	1/28/1999	9/27/2004	—	—	—	—	—	—	659,259	659,259	290,902
Bank of America - Lynnwood, WA	1/28/1999	9/30/2004	2,024,520	—	—	—	2,024,520	—	1,018,519	1,018,519	324,319
Roadhouse Grill - Centerville, OH	10/4/1999	12/20/2004	824,917	—	—	—	824,917	—	1,930,434	1,930,434	220,430
Steak & Ale - Birmingham, AL	6/16/1998	12/23/2004	1,543,617	—	—	—	1,543,617	—	1,320,930	1,320,930	905,433
Steak & Ale - Jacksonville, FL	6/16/1998	12/30/2004	1,712,157	—	—	—	1,712,157	—	1,465,116	1,465,116	1,047,918

CNL Funding 2000-A, LP (3):
Roadhouse Grill - Pensacola, FL	7/24/1998	1/15/2004	282,238	—	—	—	282,238	—	1,517,561	1,517,561	445,940
Rio Bravo - Auburn Hills, MI	4/12/1999	3/26/2004	1,555,000	—	—	—	1,555,000	—	2,968,508	2,968,508	1,257,717
Chevy’s Fresh Mex - Olathe, KS	4/12/1999	4/7/2004	1,024,119	—	—	—	1,024,119	—	1,901,730	1,901,730	806,151
Chevy’s Fresh Mex - Altamonte Springs, FL	4/12/1999	5/28/2004	2,610,535	—	—	—	2,610,535	—	2,725,812	2,725,812	1,129,654
Ground Round - Cincinnati, OH	10/20/1997	12/16/2004	637,583	—	—	—	637,583	—	772,727	772,727	513,109

CNL Net Lease Funding 2001, LP (3):
Chevy’s Fresh Mex - Independence, MO	4/29/1999	4/30/2004	977,300	—	—	—	977,300	—	2,580,918	2,580,918	1,045,500

Maple & Main Orlando, LLC (3) (8):
BB&T - Virginia Beach, VA	5/25/2004	6/21/2004	1,680,900	—	—	—	1,680,900	—	1,446,734	1,446,734	—
Rally’s - Newark, OH	3/29/2004	9/8/2004	936,551	—	—	—	936,551	—	750,000	750,000	18,881
Jiffy Lube - Fredericksburg, VA	10/24/2003	10/25/2004	1,005,058	—	—	—	1,005,058	—	686,437	686,437	—
Rally’s - West Carrolton, OH	3/29/2004	12/16/2004	1,112,072	—	—	—	1,112,072	—	734,994	734,994	—

CNL RAI Restaurants, Inc. (3) (8):
Sweet Tomatoes - Albuquerque, NM	3/10/2004	5/14/2004	1,115,838	—	—	—	1,115,838	—	900,000	900,000	17,615
Walgreen’s (former Darryl’s) - Raleigh, NC	3/1/2004	7/14/2004	4,793,736	—	—	—	4,793,736	—	3,289,578	3,289,578	—

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES—(Continued)

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (2)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs (1)	Total
Flat Rock Grill - Roanoke, VA	9/15/2003	12/16/2004	2,032,160	—	—	—	2,032,160	—	1,698,457	1,698,457	191,737
JP Morgan Chase Bank - Carrollton, TX	3/31/2004	12/29/2004	1,797,170	—	—	—	1,797,170	—	886,572	886,572	(20,298)
Chick-Fil-A - Albequerque, NM	2/5/2004	1/12/2005	1,183,252	—	—	—	1,183,252	—	1,003,408	1,003,408	40,587

CNL Restaurant Investors Properties, LLC (3) (8):
Arby’s - Hutchinson, MN	10/17/2003	2/20/2004	353,040	1,213,801	—	—	1,566,841	1,213,801	—	1,213,801	363
Arby’s - Nashville, TN	10/21/2003	2/24/2004	455,330	1,270,774	—	—	1,726,104	1,270,774	—	1,270,774	544
Arby’s - Franklin, IN	12/2/2003	3/23/2004	351,859	890,807	—	—	1,242,666	892,887	—	892,887	3,623
Arby’s - Hastings, MN	6/30/2003	4/8/2004	512,521	1,463,545	—	—	1,976,066	1,466,019	—	1,466,019	1,480
Arby’s - Murfreesboro, TN	8/8/2003	4/23/2004	467,068	1,278,444	—	—	1,745,512	1,282,945	—	1,282,945	4,768
Arby’s - Zainesville, OH	9/30/2003	4/23/2004	376,278	1,042,283	—	—	1,418,561	1,043,494	—	1,043,494	1,537
Arby’s - Aliquippa, PA	10/8/2003	5/17/2004	360,646	999,343	—	—	1,359,989	1,000,917	—	1,000,917	1,921
Arby’s - Blaine, MN	9/22/2003	6/25/2004	436,824	1,451,202	—	—	1,888,026	1,456,311	—	1,456,311	6,050
Arby’s - Champin, MN	8/11/2003	8/31/2004	526,363	1,444,208	—	—	1,970,571	1,456,311	—	1,456,311	12,597
Arby’s - Boonville, IN	3/5/2004	10/8/2004	357,449	978,540	—	—	1,335,989	980,081	—	980,081	743
Arby’s - Kentwood, MI	3/5/2004	10/14/2004	431,678	1,141,107	—	—	1,572,785	1,142,904	—	1,142,904	1,723
Arby’s - Pittsburgh, PA	10/23/2003	10/22/2004	342,687	968,860	—	—	1,311,547	980,182	—	980,182	9,377
Arby’s - Austin, MN	5/25/2004	11/30/2004	400,131	1,113,277	—	—	1,513,408	1,113,277	—	1,113,277	262
Arby’s - Pleasant Hills, PA	3/4/2004	12/30/2004	331,192	958,361	—	—	1,289,553	962,936	—	962,936	5,459
Arby’s - Cambridge, MN	9/24/2004	2/15/2005	431,570	1,198,975	—	—	1,630,545	1,198,975	—	1,198,975	(2)
Arby’s - Albert Lea, MN	10/4/2004	2/23/2005	397,732	1,164,994	—	—	1,562,726	1,164,994	—	1,164,994	390

CNL Funding 2001-A, LP (3) (8):
Max and Erma’s - Cincinnati (Union Township), OH	9/24/2003	1/9/2004	311,940	2,446,965	—	—	2,758,905	2,458,972	—	2,458,972	13,897
Wendy’s - Knoxville, TN	6/13/2003	1/14/2004	243,731	866,439	—	—	1,110,170	865,764	—	865,764	10,010
O’Charley’s - Murfreesboro, TN	10/17/2003	1/16/2004	207,762	2,362,782	—	—	2,570,544	2,375,154	—	2,375,154	17,164
Whataburger - Dallas, TX	6/25/2000	1/29/2004	584,800	—	—	—	584,800	683,125	—	683,125	(51,281)
Bakers Square - St. Anthony Village, MN	8/4/2003	2/13/2004	291,925	1,293,069	—	—	1,584,994	1,300,000	—	1,300,000	8,784
O’Charley’s - Lexington, KY	10/17/2003	2/18/2004	219,044	1,891,440	—	—	2,110,484	1,906,359	—	1,906,359	19,788
O’Charley’s - Smyrna, TN	10/17/2003	3/3/2004	241,849	2,516,284	—	—	2,758,133	2,542,859	—	2,542,859	30,671
O’Charley’s - Cary, NC	10/17/2003	3/4/2004	247,119	2,060,349	—	—	2,307,468	2,082,109	—	2,082,109	25,067
Bakers Square - Dekalb, IL	6/16/2003	3/8/2004	299,246	1,571,309	—	—	1,870,555	1,590,000	—	1,590,000	19,219
O’Charley’s - Cincinnati, OH	11/7/2003	3/12/2004	181,745	1,560,419	—	—	1,742,164	1,572,727	—	1,572,727	15,730

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES—(Continued)

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (2)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs (1)	Total
O’Charley’s - Burlington, NC	10/17/2003	3/31/2004	183,302	2,018,046	—	—	2,201,348	2,039,359	—	2,039,359	29,257
Ruby Tuesday - Cape Coral, FL	1/13/2004	3/31/2004	412,252	1,942,922	—	—	2,355,174	1,943,948	—	1,943,948	3,012
O’Charley’s - Marietta, GA	10/17/2003	4/8/2004	287,790	2,153,311	—	—	2,441,101	2,181,859	—	2,181,859	30,932
RDHSE - Fredricksburg, VA	2/9/2001	4/15/2004	1,019,800	—	—	—	1,019,800	1,742,001	—	1,742,001	(209,127)
O’Charley’s - Bloomington, IN	10/17/2003	4/29/2004	245,124	2,040,803	—	—	2,285,927	2,067,859	—	2,067,859	35,283
O’Charley’s - Chattanooga, TN	10/17/2003	5/3/2004	253,599	2,509,899	—	—	2,763,498	2,550,000	—	2,550,000	44,212
Max and Emma’s - Auburn Hills, MI	5/5/2003	5/4/2004	296,794	2,897,527	—	—	3,194,321	2,930,000	—	2,930,000	35,055
O’Charley’s - Mobile, AL	10/17/2003	5/12/2004	189,318	2,017,762	—	—	2,207,080	2,050,000	—	2,050,000	35,172
O’Charley’s - Louisville, KY	10/17/2003	5/21/2004	286,513	2,506,653	—	—	2,793,166	2,546,702	—	2,546,702	46,825
O’Charley’s - O’Fallon, IL	12/30/2003	6/8/2004	265,991	1,836,709	—	—	2,102,700	1,858,735	—	1,858,735	21,914
O’Charley’s - Paducah, KY	12/30/2003	6/18/2004	218,344	1,612,481	—	—	1,830,825	1,631,818	—	1,631,818	21,268
O’Charley’s - Hermitage, TN	12/30/2003	6/22/2004	338,121	2,569,190	—	—	2,907,311	2,600,000	—	2,600,000	35,180
Casa Ole - Port Arthur, TX	1/7/2004	6/25/2004	305,132	1,630,881	—	—	1,936,013	1,635,729	—	1,635,729	7,094
O’Charley’s - Monroe, NC	10/17/2003	6/28/2004	185,754	1,940,627	—	—	2,126,381	1,976,955	—	1,976,955	43,758
O’Charley’s - Dothan, AL	10/17/2003	6/30/2004	180,735	1,866,665	—	—	2,047,400	1,901,609	—	1,901,609	42,596
O’Charley’s - Evansville, IN	11/7/2003	6/30/2004	104,997	1,786,724	—	—	1,891,721	1,815,271	—	1,815,271	37,019
O’Charley’s - Franklin, TN	11/7/2003	6/30/2004	282,605	2,236,986	—	—	2,519,591	2,272,727	—	2,272,727	46,583
Casa Ole - Jasper, TX	1/7/2004	6/30/2004	140,640	1,339,039	—	—	1,479,679	1,343,020	—	1,343,020	6,021
O’Charley’s - Asheville, NC	10/17/2003	7/13/2004	205,543	1,658,902	—	—	1,864,445	1,694,545	—	1,694,545	38,294
Casa Ole - Sulphur, LA	1/7/2004	8/10/2004	159,164	1,486,989	—	—	1,646,153	1,493,679	—	1,493,679	7,960
Captain D’s - Byram, MS	8/29/2003	8/17/2004	141,988	849,812	—	—	991,800	852,273	—	852,273	2,536
Captain D’s - Richland, MS	8/29/2003	8/17/2004	164,615	875,989	—	—	1,040,604	878,526	—	878,526	2,623
O’Charley’s - Oxford, AL	10/17/2003	8/23/2004	140,274	1,779,527	—	—	1,919,801	1,822,727	—	1,822,727	48,355
O’Charley’s - Richmond, VA	10/17/2003	8/30/2004	221,054	2,081,306	—	—	2,302,360	2,131,832	—	2,131,832	58,653
O’Charley’s - Hopkinsville, KY	10/17/2003	9/2/2004	199,357	1,876,440	—	—	2,075,797	1,927,273	—	1,927,273	53,810
Tumbleweed SW Grill - Louisville, KY	12/23/2003	9/13/2004	252,537	1,686,839	—	—	1,939,376	1,619,425	—	1,619,425	15,759
O’Charley’s - Johnson City, TN	12/30/2003	9/17/2004	289,319	1,850,393	—	—	2,139,712	1,886,364	—	1,886,364	37,998
O’Charley’s - Bristol, VA	10/17/2003	9/28/2004	130,942	1,934,697	—	—	2,065,639	1,987,109	—	1,987,109	59,926
O’Charley’s - Greenwood, SC	12/30/2003	9/28/2004	224,631	1,605,160	—	—	1,829,791	1,636,364	—	1,636,364	35,013
O’Charley’s - Mobile, AL	10/17/2003	9/29/2004	247,312	2,411,043	—	—	2,658,355	2,476,359	—	2,476,359	75,012
Bakers Square - West St. Paul, MN	6/16/2003	9/30/2004	298,650	2,202,661	—	—	2,501,311	2,250,000	—	2,250,000	56,190
Casa Ole - Orange, TX	1/7/2004	9/30/2004	187,322	1,413,051	—	—	1,600,373	1,420,502	—	1,420,502	9,632
O’Charley’s - Indianapolis, IN	10/17/2003	10/14/2004	165,089	2,123,068	—	—	2,288,157	2,186,609	—	2,186,609	67,264
O’Charley’s - Florence, KY	10/17/2003	11/9/2004	338,318	3,142,408	—	—	3,480,726	3,245,455	—	3,245,455	108,162

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES—(Continued)

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (2)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs (1)	Total
Casa Ole - Silsbee, TX	1/7/2004	11/16/2004	64,725	1,261,215	—	—	1,325,940	1,269,842	—	1,269,842	10,056
Casa Ole - Vidor, TX	1/7/2004	12/16/2004	80,653	1,154,333	—	—	1,234,986	1,162,229	—	1,162,229	9,668
O’Charley’s - Centerville, GA	10/17/2003	12/21/2004	248,480	1,742,334	—	—	1,990,814	1,804,545	—	1,804,545	68,249
O’Charley’s - Tupelo, MS	10/17/2003	1/14/2005	196,393	1,731,278	—	—	1,927,671	1,798,182	—	1,798,182	70,476

CNL Net Lease Investors, LP (3) (8):
Jack in the Box - Mojave, CA	9/25/2002	1/8/2004	364,908	1,241,898	—	—	1,606,806	1,241,457	—	1,241,457	(1,908)
Burger King - Bowling Green, OH	9/25/2002	1/16/2004	107,489	818,684	—	—	926,173	823,270	—	823,270	4,207
Burger King - Wauseon, OH	9/25/2002	1/29/2004	79,691	818,684	—	—	898,375	823,270	—	823,270	4,287
Burger King - Columbia, SC	9/25/2002	2/4/2004	226,574	269,666	—	—	496,240	277,644	—	277,644	(20,771)
Jack in the Box - San Benito, TX	9/25/2002	3/25/2004	185,477	1,260,437	—	—	1,445,914	1,257,183	—	1,257,183	(4,011)
Schlotzsky’s - Louisville, KY	9/25/2002	3/30/2004	272,684	1,039,491	—	—	1,312,175	1,043,169	—	1,043,169	3,001
Boston Market - Carrolton, TX	9/25/2002	3/31/2004	44,215	821,960	—	—	866,175	823,321	—	823,321	(6,043)
Golden Corral - Augusta, GA	9/25/2002	3/31/2004	155,640	1,129,629	—	—	1,285,269	1,159,728	—	1,159,728	31,727
Burger King - Bradford, PA	9/25/2002	4/2/2004	53,936	815,644	—	—	869,580	823,151	—	823,151	7,125
Denny’s - Raytown, MD	9/25/2002	4/27/2004	125,030	798,970	—	—	924,000	798,617	—	798,617	(825)
Boston Market - Kansas City, MO	9/25/2002	8/20/2004	200,500	1,136,300	—	—	1,336,800	1,157,285	—	1,157,285	21,185
Boston Market - Houston, TX	9/25/2002	9/21/2004	171,942	840,790	—	—	1,012,732	842,675	—	842,675	1,384
Boston Market - Orlando, FL	9/25/2002	9/27/2004	196,913	919,171	—	—	1,116,084	923,154	—	923,154	4,007
Boston Market - Vero, FL	9/25/2002	9/28/2004	151,991	818,569	—	—	970,560	821,769	—	821,769	3,206
Denny’s - Corpus Christi, TX	9/25/2002	9/30/2004	202,524	1,168,469	—	—	1,370,993	1,161,563	—	1,161,563	(4,617)
Jack in the Box - Campbell, CA	6/30/2004	10/5/2004	478,151	1,752,877	—	—	2,231,028	1,764,874	—	1,764,874	12,734
Jack in the Box - Castro Valley, CA	6/30/2004	10/22/2004	384,195	1,441,985	—	—	1,826,180	1,451,854	—	1,451,854	12,183
Jack in the Box - Cucamonga, CA	6/30/2004	10/27/2004	386,869	1,422,008	—	—	1,808,877	1,431,740	—	1,431,740	12,308
Jack in the Box - Chula Vista, CA	6/30/2004	10/29/2004	360,260	1,327,863	—	—	1,688,123	1,336,951	—	1,336,951	11,866
Golden Corral - Newman, GA	5/25/2004	11/4/2004	544,547	2,897,159	—	—	3,441,706	2,912,000	—	2,912,000	16,324
Golden Corral - Conyers, GA	5/25/2004	11/4/2004	599,484	3,188,213	—	—	3,787,697	3,204,545	—	3,204,545	17,964
Jack in the Box - Palmdale, CA	6/30/2004	11/8/2004	320,326	984,602	—	—	1,304,928	993,627	—	993,627	9,704
IHOP - Spring, TX	7/22/2004	11/8/2004	649,693	2,453,010	—	—	3,102,703	2,456,940	—	2,456,940	2,527
Jack in the Box - Los Angeles, CA	6/30/2004	11/10/2004	367,116	1,457,564	—	—	1,824,680	1,470,924	—	1,470,924	14,590
IHOP - Hillsboro, TX	7/22/2004	11/18/2004	311,512	1,193,219	—	—	1,504,731	1,195,130	—	1,195,130	1,909
Jack in the Box - Dallas, TX	9/30/2004	11/24/2004	233,333	889,082	—	—	1,122,415	891,093	—	891,093	3,690
Golden Corral - Lawrenceville, GA	5/25/2004	11/29/2004	477,075	2,735,984	—	—	3,213,059	2,750,000	—	2,750,000	17,988
Jack in the Box - San Rafael, CA	6/30/2004	12/10/2004	253,890	891,638	—	—	1,145,528	901,900	—	901,900	10,956
Applebee’s - Gaffney, SC	6/28/2004	12/15/2004	117,965	1,123,037	—	—	1,241,002	1,125,000	—	1,125,000	1,240
Sweet Tomatoes - Orlando, FL	3/10/2004	12/17/2004	559,838	3,372,581	—	—	3,932,419	3,384,700	—	3,384,700	12,104
Golden Corral - Alpharetta, GA	5/25/2004	12/22/2004	727,979	3,836,308	—	—	4,564,287	3,860,000	—	3,860,000	36,725
Jack in the Box - Berkely, CA	9/30/2004	12/30/2004	337,670	1,285,577	—	—	1,623,247	1,291,417	—	1,291,417	8,871

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES—(Continued)

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (2)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Net Lease Funding 2003, LLC (3) (8):
Sweet Tomatoes - Atlanta, GA	3/10/2004	6/3/2004	605,000	2,735,217	—	—	3,340,217	2,737,625	—	2,737,625	3,232
Sweet Tomatoes - Westminister, CO	3/10/2004	6/9/2004	428,345	2,132,123	—	—	2,560,468	2,134,000	—	2,134,000	1,136
Souplantation - Lake Forest, CA	3/10/2004	6/9/2004	522,416	1,958,839	—	—	2,481,255	1,960,000	—	1,960,000	207
Sweet Tomatoes - Raleigh, NC	3/10/2004	6/17/2004	316,054	1,578,611	—	—	1,894,665	1,580,000	—	1,580,000	1,590
Sweet Tomatoes - Alpharetta, GA	3/10/2004	6/18/2004	324,261	2,287,636	—	—	2,611,897	2,289,650	—	2,289,650	2,439
Sweet Tomatoes - St. Charles, IL	3/10/2004	6/30/2004	393,303	1,939,518	—	—	2,332,821	1,941,225	—	1,941,225	3,448
Sweet Tomatoes - Albuquerque, NM	3/10/2004	6/30/2004	312,047	1,737,970	—	—	2,050,017	1,739,500	—	1,739,500	2,748
Sweet Tomatoes - Sarasota, FL	3/10/2004	7/7/2004	553,874	2,734,003	—	—	3,287,877	2,737,625	—	2,737,625	1,653
Jack in the Box - Palo Alto, CA	6/30/2004	7/29/2004	359,407	1,273,509	—	—	1,632,916	1,273,509	—	1,273,509	2,611
Jack in the Box - Bakersfield, CA	6/30/2004	8/12/2004	173,097	1,002,048	—	—	1,175,145	1,004,314	—	1,004,314	3,164
Golden Corral - Buford, GA	5/25/2004	8/17/2004	588,738	3,491,943	—	—	4,080,681	3,499,000	—	3,499,000	9,973
Jack in the Box - Riverside, CA	6/30/2004	8/17/2004	419,820	1,575,670	—	—	1,995,490	1,579,233	—	1,579,233	5,516
Jack in the Box - Phoenix, AZ	6/30/2004	8/18/2004	176,947	1,049,261	—	—	1,226,208	1,051,634	—	1,051,634	3,597
Sweet Tomatoes - Peoria, AZ	3/10/2004	8/19/2004	580,946	2,881,842	—	—	3,462,788	2,886,950	—	2,886,950	5,373
Jack in the Box - Marysville, CA	6/30/2004	8/20/2004	399,446	1,351,870	—	—	1,751,316	1,354,927	—	1,354,927	5,011
Golden Corral - Snellville, GA	5/25/2004	8/30/2004	499,488	2,864,211	—	—	3,363,699	2,870,000	—	2,870,000	9,219
Sweet Tomatoes - Tampa, FL	3/10/2004	8/30/2004	419,149	2,033,396	—	—	2,452,545	2,037,000	—	2,037,000	6,136
Golden Corral - Kennesaw, GA	5/25/2004	9/2/2004	536,093	3,133,208	—	—	3,669,301	3,142,750	—	3,142,750	10,904
Jack in the Box - Orcutt, CA	6/30/2004	9/8/2004	309,329	1,156,105	—	—	1,465,434	1,161,357	—	1,161,357	5,876
Sweet Tomatoes - Aurora, CO	3/10/2004	9/9/2004	438,437	2,100,331	—	—	2,538,768	2,105,000	—	2,105,000	3,943
Jack in the Box - Woodland, CA	6/30/2004	9/10/2004	327,824	1,214,742	—	—	1,542,566	1,220,260	—	1,220,260	6,531
Jack in the Box - Santa Ana, CA	6/30/2004	9/17/2004	269,268	1,001,356	—	—	1,270,624	1,005,905	—	1,005,905	5,918
Sweet Tomatoes - Fort Myers, FL	3/10/2004	9/17/2004	424,602	3,178,534	—	—	3,603,136	3,185,600	—	3,185,600	7,484
Sweet Tomatoes - Tampa, FL	3/10/2004	9/22/2004	422,150	2,508,063	—	—	2,930,213	2,513,638	—	2,513,638	6,653
Jack in the Box - Houston, TX	6/30/2004	9/24/2004	172,456	1,207,144	—	—	1,379,600	1,212,627	—	1,212,627	7,778
Jack in the Box - Antioch, CA	6/30/2004	9/28/2004	253,778	785,367	—	—	1,039,145	788,934	—	788,934	5,522
Jack in the Box - Auburn, WA	6/30/2004	9/28/2004	249,965	1,304,766	—	—	1,554,731	1,310,693	—	1,310,693	8,804
Jack in the Box - Mesa, AZ	6/30/2004	9/28/2004	198,453	957,998	—	—	1,156,451	962,350	—	962,350	6,465
Jack in the Box - Chico, CA	6/30/2004	9/29/2004	204,705	841,893	—	—	1,046,598	845,717	—	845,717	5,745
Applebee’s - Greenville, SC	6/28/2004	9/30/2004	259,610	1,873,702	—	—	2,133,312	1,875,000	—	1,875,000	2,001
Jack in the Box - Irving, TX	6/30/2004	9/30/2004	241,103	1,120,097	—	—	1,361,200	1,125,185	—	1,125,185	7,729
Jack In The Box - Ventura, CA	9/30/2004	1/7/2005	462,278	1,688,319	—	—	2,150,597	1,699,874	—	1,699,874	12,500
Applebee’s - Asheville, NC	6/28/2004	1/14/2005	295,765	2,878,941	—	—	3,174,706	2,885,000	—	2,885,000	4,244
Jack In The Box - Seattle, WA	9/30/2004	1/18/2005	203,888	666,853	—	—	870,741	671,417	—	671,417	5,448
Applebee’s - Anderson, SC	6/28/2004	1/21/2005	351,034	2,679,361	—	—	3,030,395	2,685,000	—	2,685,000	4,860

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES—(Continued)

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (2)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs (1)	Total
IHOP - Frisco, TX	7/22/2004	1/31/2005	481,493	2,146,428	—	—	2,627,921	2,152,200	—	2,152,200	7,251
Jack In The Box - Riverside, CA	9/30/2004	2/8/2005	283,746	1,081,834	—	—	1,365,580	1,091,750	—	1,091,750	10,797
Jack In The Box - Houston, TX	9/30/2004	2/11/2005	493,699	1,938,472	—	—	2,432,171	1,956,240	—	1,956,240	19,887
Golden Corral - Austell, GA	5/25/2004	2/11/2005	512,052	2,895,436	—	—	3,407,488	2,919,500	—	2,919,500	25,967
IHOP - Austin, TX	7/22/2004	2/18/2005	527,393	2,297,121	—	—	2,824,514	2,304,560	—	2,304,560	8,678
Sweet Tomatoes - Tampa, FL	3/10/2004	2/18/2005	406,036	2,317,519	—	—	2,723,555	2,328,000	—	2,328,000	11,709
IHOP - Austin, TX	7/22/2004	2/18/2005	447,310	1,945,908	—	—	2,393,218	1,952,210	—	1,952,210	7,351

CFD Holdings II, LLC (3):
Fazoli’s - Oregon, OH	5/8/2003	6/24/2004	383,988	—	—	—	383,988	—	740,459	740,459	27,852

CNL Funding 2001-4, LP (3):
Burger King - Boynton Beach, FL	7/21/2003	3/12/2004	999,217	—	—	—	999,217	—	709,380	709,380	28,932
Burger King - West Palm Beach, FL	7/21/2003	6/23/2004	834,264	—	—	—	834,264	—	725,000	725,000	24,352
Burger King - Coral Springs, FL	5/5/2003	8/31/2004	885,163	—	—	—	885,163	—	1,036,190	1,036,190	(40,339)

CNL Hotels & Resorts, Inc.:
Residence Inn - Charlotte, NC	7/10/2003	12/17/2004	3,763,810	—	—	—	3,763,810	—	3,177,789	3,177,789	(6)
Hampton Inn - Denver, CO	7/10/2003	11/15/2004	2,639,686	—	—	—	2,639,686	—	2,554,787	2,554,787	(6)
Comfort Inn - Marietta, GA	7/10/2003	7/15/2004	5,119,961	—	—	—	5,119,961	—	5,023,017	5,023,017	(6)
Hampton Inn - Omaha, NE	7/10/2003	7/7/2004	5,840,562	—	—	—	5,840,562	—	5,408,607	5,408,607	(6)
Holiday Inn Express - Bloomington, MN	7/10/2003	3/10/2005	(2,238,589)	7,500,000	—	—	5,261,411	—	4,874,420	4,874,420	(6)
Holiday Inn Express - Austin, TX	7/10/2003	6/9/2005	—	2,645,528	—	—	2,645,528	—	3,035,061	3,035,061	(6)
Ashford Portfolio - 30 Properties Various locations	Various	6/17/2005	39,722,062	424,362,577	—	—	464,084,639	—	463,952,053	463,952,053	(6)
Lake Lanier Islands Resort - Lake Lanier, GA	4/2/2004	8/30/2005	13,475,668	—	—	—	13,475,668	—	13,261,066	13,261,066	(6)
Pyramid Portfolio - 5 Properties Various locations	Various	9/1/2005	15,242,465	90,822,065	—	—	106,064,530	—	110,955,454	110,955,454	(6)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES—(Continued)

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (2)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs (1)	Total
Hotel del Coronado (70.0%) - San Diego, CA	12/18/2003	1/9/2006	166,088,675	400,000,000	—	—	566,088,675	—	339,329,000	339,329,000	(7)
Wyndham Portfolio - 2 Properties Various Locations	5/1/2000	4/28/2006	42,284,507	—	—	—	42,284,507	—	46,475,084	46,475,084	(7)
Hampton Inn Chelsea (66.667%) - New York, NY	8/29/2003	9/29/2006	39,121,762	15,668,869	—	—	54,790,631	—	28,699,794	28,699,794	(7)

CNL Retirement Properties, Inc.:
EdenGardens of Greenwood - Greenwood, SC	11/25/2003	3/9/2006	600,000	—	2,400,000	—	3,000,000	—	4,538,000	4,538,000	1,076,000
EdenGardens of Roswell - Roswell, SC	11/25/2003	3/9/2006	600,000	—	2,400,000	—	3,000,000	—	2,447,000	2,447,000	576,000
EdenGardens of Sandy Springs - Atlanta, GA	11/25/2003	7/27/2006	1,475,000	—	—	—	1,475,000	—	3,343,000	3,343,000	466,000

Footnotes

(1)	Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(3)	On February 25, 2005, these entities merged into or were acquired by US Restaurant Properties, Inc. in conjunction with a merger. As a result of the merger, these entities legally ceased to exist. Upon the merger, the combined company changed its name to Trustreet Properties, Inc.
(4)	Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(5)	Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Net Lease Investors LP, and CNL Net Lease Funding 2003, LLC subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.
(6)	The excess of property operating cash receipts over cash expenditures for properties sold during 2004 and 2005 was $209,898,000.
(7)	The excess of property operating cash receipts over cash expenditures for properties sold during 2006 was $19,726,000.

Past performance is not necessarily indicative of future performance.

APPENDIX C

SUBSCRIPTION AGREEMENT

Subscription Agreement for Second Offering
CNL INCOME PROPERTIES, INC.

1.                      INVESTMENT

THIS IS AN (SELECT ONE):	☐ Initial Investment [Individuals must initially invest $5,000 (500 shares) and qualified and other plans must initially invest $4,000 (400 shares)] ☐ Additional Investment in this offering

Make investment check payable to: WBNA, Escrow Agent. For qualified and other plan investments (e.g., IRA) make checks payable to custodian of record.

THIS SUBSCRIPTION IS IN THE AMOUNT OF (SELECT ONE):

☐ For shares sold at $10.00 per share $ for the purchase of shares

☐ For shares sold net of commissions and marketing support fees $ for the purchase of shares

(See the prospectus for shares sold subject to volume discounts/Acquisition Fee discounts.)

2.                      FORM OF OWNERSHIP

TYPE OF ACCOUNT (SELECT ONE): SINGLE ☐ Individual ☐ Individual with TOD

MULTIPLE REGISTRATIONS – (ALL PARTIES MUST SIGN)

☐  Joint Tenants with right of survivorship             ☐  Joint Tenants with TOD

☐  Husband and wife community property             ☐  Tenants In Common

☐  A married person separate property (one signature required)

OTHER Custodian for, under the: ☐ UGMA of the State of: ______________________ ☐ UTMA of the State of: ______________________ ☐ Corporation ☐ Partnership ☐ Non-Profit Organization
QUALIFIED/OTHER PLANS ☐ Traditional ☐ SEP/IRA ☐ Roth IRA ☐ Keogh (H.R.10) ☐ Pension or Profit Sharing Plan	TRUST ☐ Taxable ☐ Tax Exempt ☐ Charitable Remainder Trust

3.                      INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name, if applicable. If a qualified or other plan, include both investor and custodian names and their taxpayer identification numbers (TIN). Complete Investor Mailing Address below to receive informational mailings.

Custodian (if qualified or other plan) / Trust Name	Tax ID Number

1st Registration Name / Trustee	Social Security Number / TIN

2nd Registration Name (if applicable)	Social Security Number / TIN

Address -OR- Custodian’s Address (if qualified or other plan) (City/State/Zip)	Custodian Account Number

Investor Mailing Address (City/State/Zip)	Custodian Phone Number

Investor E-mail Address	Investor Daytime Phone Number

3.                      INVESTOR INFORMATION (continued)

Check applicable box(es):

☐ Subject to backup withholding	☐ Foreign Resident, Country
☐ U.S. citizen	☐ Resident Alien
☐ U.S. citizen residing outside the U.S., Country

FOREIGN PERSON TIN CERTIFICATION:

CNL must receive a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding Form (Form W-8BEN available at http://www.irs.gov) from any nonresident alien individual or foreign corporation, partnership, trust or estate to process an investment for a foreign person.

4.                      DISTRIBUTIONS

Choose only one option. Qualified or other plan accounts may not direct distributions without the custodian’s approval.

☐ SEND DISTRIBUTIONS TO INVESTOR ADDRESS SHOWN IN SECTION 3	☐ REINVESTMENT IN CNL INCOME PROPERTIES’ SHARES (see prospectus for reinvestment plan details)	☐ DIRECT DEPOSIT (non-custodian investors only)

I authorize CNL Capital Markets Corp. or its Agent (“CNL”) to deposit my distribution to my checking, savings or brokerage account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, it is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution	Address	City	State	Zip Code

Account Type (check one):	☐ Checking (please include a voided check)	☐ Savings	☐ Brokerage or other

Account Number ___________________________ ABA Routing Number

5.                      SUBSCRIBER SIGNATURES

For CNL Income Properties, Inc. to accept this subscription, each investor must initial both of the representations below. Except in the case of fiduciary accounts, investors may not grant any person a power of attorney to make such representations on their behalf.

I hereby represent and warrant as follows:

(a)	I have received the prospectus for CNL Income Properties, Inc.

		Initials	Initials
(b)

I have (i) a net worth (does not include home, furnishings and personal automobiles) of at least $150,000 or (ii) a net worth (as described above) of at least $45,000 and a gross annual income of at least $45,000, or, if applicable,

I am subject to and meet the higher suitability requirements imposed by my state of primary residence (if applicable) as set forth in the prospectus under the section entitled “Suitability Standards and How to Subscribe.”

		Initials	Initials

5.                      SUBSCRIBER SIGNATURES (continued)

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person (including a U.S. resident alien). [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT AND THE WITHHOLDING BOX SHOULD BE CHECKED IN SECTION 3 IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN].

The Internal Revenue Service does not require your consent to any provision of this document other than this Certification, which is required to avoid backup income tax withholding.

X			X
	Signature of Investor -OR- Beneficial Owner	Date		Signature of Joint Investor -OR- Custodian	Date

6.                      BROKER/INVESTMENT ADVISER INFORMATION

The Financial Advisor (“FA”) or Registered Representative hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Participating Broker/Dealer (“B/D”) name

☐	Check if employed by new B/D since last sale of CNL shares.

Financial Advisor-OR-Registered Representative Name	Advisor Number

Mailing Address ☐ Check if updated address	City	State	Zip Code

Telephone Number	Fax Number	E-mail Address

☐	Check if investor is permitted to invest net of selling commission and marketing support fees (“NOC”). Attach an NOC affirmation letter completed and signed by the B/D.

6.                     BROKER/INVESTMENT ADVISER INFORMATION (continued)

THE FINANCIAL ADVISOR OR REGISTERED REPRESENTATIVE MUST SIGN BELOW.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or B/D, has performed functions required by federal and state securities laws and NASD rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

I understand this Subscription Agreement is for CNL Income Properties, Inc.

X			X
	Financial Advisor-OR-Registered Representative Signature	Date		Branch Manager Signature	Date

All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the prospectus in its entirety. Each subscription will be accepted or rejected by CNL Income Properties, Inc. within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date the subscriber receives a copy of the prospectus.

Return to: CNL Investor Services Company t PO Box 6427 t Orlando, FL t 32802-6427

Overnight Delivery: CNL Investor Services Company t 450 South Orange Avenue t Orlando, FL t 32801

CNL Investor Services Company: toll-free (866) 650-0650 t toll-free fax (866) 618-3185

CNL Client Services: tel (407) 650-1000 t toll-free (866) 650-0650

For Office Use Only**

Sub.#	Admit Date	Amount Paid

Check #	Investment Amount	Rev. 04/07

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.        Other Expenses of Issuance and Distribution.

	Amount

SEC registration fee	$235,400
NASD filing fee	75,500
Accounting fees and expenses	1,400,000	*
Escrow agent’s fees	40,000	*
Sales and advertising expenses	5,962,637	*
Legal fees and expenses	2,630,972	*
Blue sky fees and expenses	200,000	*
Printing expenses	3,320,000	*
Miscellaneous	62,199	*
Investor services	2,047,648	*
Administrative	379,532	*

Total	$16,363,888	*

___________________

*	Estimated through completion of the offering, assuming sale of 195 million shares.

Item 33.        Recent Sales of Unregistered Securities.

On August 18, 2003, CNL Income Properties, Inc. (the “Company”) was capitalized through the purchase of 20,000 shares of common stock by its advisor for aggregate consideration of $200,000.

On September 30, 2004, the Company borrowed funds in order to fund a portion of its distributions in the approximate principal amount of $470,512 from CNL Financial Group, Inc. (“CFG”), an affiliate and the parent company of its advisor. On December 16, 2004, the Company’s board of directors authorized it to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

On December 16, 2004, the Company’s board of directors also authorized the issuance of approximately 69,174 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for a capital contribution to fund future distributions of approximately $691,740.

All of the above securities transactions were made pursuant to the exemption from registration provided under Section 4(2) of the Securities Act of 1933.

Item 34.        Indemnification of Directors and Officers.

Pursuant to Maryland corporate law and the Company’s Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company’s Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

The Company has entered into indemnification agreements with each of the Company’s officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and directors under the Company’s directors’ and officers’ liability insurance.

Item 36.        Financial Statements and Exhibits.

(a)        Financial Statements:

The following financial statements of CNL Income Properties, Inc. (the “Company”) are included in this Prospectus.

Pro Forma Consolidated Financial Information:

Unaudited Pro Forma Consolidated Financial Information

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2006

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006

Notes to Unaudited Pro Forma Consolidated Financial Statements

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Audited Consolidated Financial Statements as recently filed in the Company’s December 31, 2006 Form 10-K:

Report of Independent Registered Certified Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2006 and 2005

Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004

Condensed Consolidated Statements of Stockholders’ Equity and Other Comprehensive Income (Loss) for the years ended December 31, 2006, 2005 and 2004

Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005

Notes to Condensed Consolidated Financial Statements

Financial Statement Schedules:

Schedule III – Real Estate and Accumulated Depreciation for the year ended December 31, 2006

Schedule IV – Mortgage Loans on Real Estate for the year ended December 31, 2006

The Company is required to file the following separate audited financial statements of its unconsolidated subsidiaries, which are filed as part of the Prospectus:

CNL Village Retail Partnership, LP and Subsidiaries

Report of Independent Registered Certified Public Accounting Firm

Consolidated Balance Sheets at December 31, 2006 and 2005

Consolidated Statements of Operations for the years ended December 31, 2006 and 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004

Consolidated Statements of Changes in Partners’ Capital for the years ended December 31, 2006 and 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and for the period from October 1, 2004 (date of inception) to December 31, 2004

Notes to Consolidated Financial Statements

CNL Dallas Market Center, LP and Subsidiaries

Report of Independent Registered Certified Public Accounting Firm

Consolidated Balance Sheets at December 31, 2006 and 2005

Consolidated Statements of Operations for the year ended December 31, 2006 and the period from February 14, 2005 (date of inception) to December 31, 2005

Consolidated Statements of Changes in Partners’ Capital for the year ended December 31, 2006 and the period from February 14, 2005 (date of inception) to December 31, 2005

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Consolidated Statements of Cash Flows for the year ended December 31, 2006 and the period from February 14, 2005 (date     of inception) to December 31, 2005

Notes to Consolidated Financial Statements

CNL Income GW Partnership, LLLP and Subsidiaries

Report of Independent Registered Certified Public Accounting Firm

Consolidated Balance Sheets at December 31, 2006 and 2005

Consolidated Statements of Operations for the year ended December 31, 2006 and the period from October 11, 2005 (inception) through December 31, 2005

Consolidated Statements of Partners’ Capital for the year ended December 31, 2006 and the period from October 11, 2005 (inception) through December 31, 2005

Consolidated Statements of Cash Flows for the year ended December 31, 2006 and the period from October 11, 2005 (inception) through December 31, 2005

Consolidated Statement of Cash Flows for the period from October 11, 2005 (inception) through December 31, 2005

Notes to Consolidated Financial Statements

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in seven resort village properties. For information regarding this investment and the leases into which the Company has entered, see the “Business – Destination Retail” section of the Prospectus.

Intrawest Portfolio Commercial Properties:

Report of Independent Registered Public Accounting Firm

Combined Statements of Revenue and Certain Expenses for the year ended June 30, 2004

Notes to Combined Statement of Revenues and Certain Expenses

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in real estate and related leasehold assets at the Dallas Market Center. For information regarding this investment and the leases into which the Company has entered, see the “Business - Merchandise Marts” section of the Prospectus.

DMC Properties:

Combined Statement of Revenues and Certain Expenses for the quarter ended April 30, 2005 (unaudited)

Unaudited Notes to Combined Statement of Revenues and Certain Expenses

Report of Independent Auditors

Combined Statement of Revenues and Certain Expenses for the year ended January 31, 2005

Notes to Combined Statement of Revenue and Certain Expenses

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in two waterpark resorts: Great Wolf Lodge in Wisconsin Dells, Wisconsin and Great Wolf Lodge in Sandusky, Ohio. For information regarding this investment and the leases into which the Company has entered, see the “Business – Attractions” section of the Prospectus.

Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC

Unaudited Combined Financial Statements as of September 30, 2005 and for the Nine Months Ended September 30, 2005 and 2004

Unaudited Combined Balance Sheet

Unaudited Combined Statement of Operations

Unaudited Combined Statement of Cash Flows

Notes to Unaudited Combined Financial Statements

Combined Financial Statements as of December 20, 2004 and for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002

Independent Auditor’s Report

Combined Balance Sheet

Combined Statement of Operations

Combined Statement of Members’ Equity (Deficit)

Combined Statement of Cash Flows

Notes to Combined Financial Statements

The following financial information is filed as part of the Prospectus as a result of the Company’s completed acquisition of Gatlinburg Skylift, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business – Attractions” section of the Prospectus.

Gatlinburg Skylift, LLC

Unaudited Financial Statements as of September 30, 2005 and for the Nine Months Ended September 30, 2005 and 2004

Unaudited Balance Sheets

Unaudited Statements of Operations

Unaudited Statements of Cash Flows

Notes to Unaudited Financial Statements

Balance Sheets as of December 31, 2004 and 2003 and the related Statement of Operations, Parent’s Investment Account, and Cash Flows for the years ended December 31, 2004, 2003, and 2002

Independent Auditor’s Report

Balance Sheets

Statements of Operations

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Statement of Parent’s Investment Account

Statements of Cash Flows

Notes to Financial Statements

The following financial information is filed as part of the Prospectus as a result of the Company acquiring an interest in Cypress Recreations, LP. For information regarding this investment and the leases into which the Company has entered, see the “Business - Ski and Mountain Lifestyle” section of the Prospectus.

Cypress Bowl Recreations, LP

Unaudited Financial Statements as of March 31, 2006 and for the Quarters Ended March 31, 2006 and 2005:

(1)	Unaudited Balance Sheet

(2)	Unaudited Statement of Income

(3)	Unaudited Statement of Cash Flows

(4)	Notes to the Unaudited Financial Statements

Balance Sheets as of December 31, 2005 and 2004 and the related Statement of Income, Partner’s Capital and Accumulated Other Comprehensive Income (Loss) and Cash Flows for the years ended December 31, 2005 and 2004:

(1)	Independent Auditor’s Report

(2)	Balance Sheet

(3)	Statement of Income

(4)	Statement of Partner’s Capital and Accumulated Other Comprehensive Income (Loss)

(5)	Statement of Cash Flows

(6)	Notes to the Financial Statements

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition of the Palmetto Hall Plantation Club golf course property which is leased to a subsidiary of Heritage Golf Group, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business - Golf” section of the Prospectus.

Palmetto Hall Plantation Club

Report on Financial Statements for the Periods Ended March 31, 2006 and 2005 and December 31, 2005:

(1)	Balance Sheets

(2)	Statements of Operations and Changes in Owner’s Equity

(3)	Statements of Cash Flows

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

(4)	Notes to Financial Statements

(5)	Supplemental Schedule

Report on Financial Statements for the Years Ended December 31, 2005, 2004 and 2003:

(1)	Report of Independent Auditors

(2)	Balance Sheets

(3)	Statements of Operations and Changes in Owner’s Equity

(4)	Statements of Cash Flows

(5)	Notes to Financial Statements

(6)	Supplemental Schedule

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition of the Weston Hills Country Club golf course property from an affiliate of Heritage Golf Group, LLC. For information regarding this investment and the lease into which the Company has entered, see the “Business - Golf” section of the Prospectus.

WHCC, LLC (d.b.a. Weston Hills Country Club)

Unaudited Financial Statements as of September 30, 2006 and for the Nine Months Ended September 30, 2006 and 2005:

(1)	Unaudited Balance Sheets

(2)	Unaudited Statements of Operations

(3)	Unaudited Statements of Members’ Capital (Deficit)

(4)	Unaudited Statements of Cash Flows

(5)	Notes to the Unaudited Financial Statements

Years Ended December 31, 2005 and 2004:

(1)	Report of Independent Auditors

(2)	Balance Sheets

(3)	Statements of Operations

(4)	Statements of Members’ Capital (Deficit)

(5)	Statements of Cash Flows

(6)	Notes to Financial Statements

Years Ended December 31, 2004 and 2003:

(1)	Report of Independent Auditors

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

(2)	Balance Sheets

(3)	Statements of Operations

(4)	Statements of Members’ Capital (Deficit)

(5)	Statements of Cash Flows

(6)	Notes to Financial Statements

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition of the Heritage Golf Group West Coast, Inc. which owns two golf course properties, the Valencia Country Club and the Talega Golf Club, from an affiliate of Heritage Golf Group, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business - Golf” section of the Prospectus.

Heritage Golf Group West Coast, Inc.

Unaudited Financial Statements as of September 30, 2006 and for the Nine Months Ended September 30, 2006 and 2005:

(1)	Unaudited Consolidated Balance Sheet

(2)	Unaudited Consolidated Statements of Operations

(3)	Unaudited Consolidated Statements of Stockholders’ Equity

(4)	Unaudited Consolidated Statements of Cash Flows

(5)	Notes to Unaudited Consolidated Financial Statements

Years Ended December 31, 2005 and 2004:

(1)	Report of Independent Auditors

(2)	Consolidated Balance Sheets

(3)	Consolidated Statements of Operations
(4)	Consolidated Statements of Stockholders’ Equity

(5)	Consolidated Statements of Cash Flows

(6)	Notes to Consolidated Financial Statements

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition of the Booth Creek ski resort properties and the pending commercial space transaction with Booth Creek Ski Holdings, Inc. For information regarding these investments and the leases into which the Company has entered and will enter, see the “Business – Ski and Mountain Lifestyle and – Mortgage Loans and Other Loans” sections of the Prospectus.

Booth Creek Ski Holdings, Inc.

Financial Statements as of October 27, 2006, October 28, 2005 and for each of the three years in the period ended October 27, 2006:

(1)	Report of Independent Auditors

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

(2)	Consolidated Balance Sheets

(3)	Consolidated Statements of Operations

(4)	Consolidated Statements of Shareholders’ Deficit

(5)	Consolidated Statements of Cash Flows

(6)	Notes to Consolidated Financial Statements

The following financial information is filed as part of the Prospectus as a result of the Company’s acquisition with Marinas International and pending acquisition with Harborage Marina, LLC. For information regarding this investment and the leases into which the Company will enter, see the “Business – Marinas and – Mortgages and Other Loans” sections of the Prospectus.

Marinas International

Interim Combined Financial Statements as of September 30, 2006 and 2005

Interim Combined Balance Sheets

Interim Combined Statements of Income and Comprehensive Income

Interim Combined Statements of Owners’ Equity

Interim Combined Statements of Cash Flows

Notes to Interim Combined Financial Statements

Combined Financial Statements for the Years Ended December 31, 2005 and 2004

Independent Auditor’s Report

Combined Balance Sheets

Combined Statements of Income and Comprehensive Income

Combined Statements of Owners’ Equity

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Harborage Marina, LLC

Financial Statements as of December 31, 2006 and 2005

Independent Auditors’ Report

Balance Sheets

Statements of Income and Members’ Deficit

Statements of Cash Flows

Notes to Financial Statements

The following financial information is filed as a part of the Prospectus as a result of the Company’s acquisition of eight golf course properties from Evergreen Alliance Golf Limited, LP and subsidiaries. For information regarding this investment and the leases into which the Company has entered, see the “Business – Golf” section of the Prospectus.

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

EAGL Golf Course Properties sold to CNL Income Properties, Inc.

Unaudited Combined Consolidated Financial Statements as of September 24, 2006 and for the nine month periods ended September 24, 2006 and September 25, 2005

Combined Consolidated Balance Sheets

Combined Consolidated Statements of Operations

Combined Consolidated Statements of Owners’ Equity

Combined Consolidated Statements of Cash Flows

Notes to Combined Consolidated Financial Statements

Combined Consolidated Financial Statements as of December 25, 2005 and December 26, 2004 and for each of the three years in the period ended December 25, 2005

Report of Independent Auditors

Combined Consolidated Balance Sheets

Combined Consolidated Statements of Operations

Combined Consolidated Statements of Owners’ Equity

Combined Consolidated Statements of Cash Flows

Notes to Combined Consolidated Financial Statements

The following financial information is filed as a part of the Prospectus as a result of the Company’s acquisition of six golf course properties from Premier Golf Management, Inc. For information regarding this investment and the leases into which the Company has entered, see the “Business – Golf” section of the Prospectus.

Premier Golf Management, Inc. and Subsidiaries

Interim Consolidated Financial Statement as of September 30, 2006 and 2005

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Consolidated Financial Statements for the Year Ended December 31, 2005

Report of Independent Auditors

Consolidated Balance Sheets

Consolidated Statements of Shareholders’ Equity (Deficit)

Consolidated Statements of Operations

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Consolidated Supplementary Information

Consolidated Financial Statements for the Year Ended December 31, 2004

Report of Independent Auditors

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Consolidated Balance Sheets

Consolidated Statements of Shareholders’ Equity (Deficit)

Consolidated Statements of Operations

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Consolidated Supplementary Information

Consolidated Financial Statements for the Year Ended December 31, 2003

Report of Independent Auditors

Consolidated Balance Sheets

Consolidated Statements of Shareholders’ Equity (Deficit)

Consolidated Statements of Operations

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Consolidated Supplementary Information

The following financial information is filed as a part of the Prospectus as a result of the Company’s pending acquisition of seven Six Flags branded properties from PARC Management, LLC. For information regarding this investment and the leases into which the Company expects to enter into, see the “Business – Attractions” section of the Prospectus.

Selected Parks Operations of Six Flags, Inc.

Combined Financial Statements for the Years Ended December 31, 2006, 2005 and 2004

Independent Auditors’ Report

Combined Balance Sheets

Combined Statements of Income

Combined Statements of Group Equity

Combined Statements of Cash Flows

Notes to Combined Financial Statements

The following summarized unaudited financial information is filed as a part of the Prospectus as a result of the Company’s acquisition of Brighton Ski Resort from a subsidiary of Boyne USA, Inc. (“Boyne”). For information regarding this investment and the lease into which the Company has entered, see the “Business – Ski and Mountain Lifestyle” section of the Prospectus.

Brighton Ski Resort

(1)	Summarized Financial Information

The following summarized unaudited financial information is filed as part of the Prospectus as a result of the Company’s acquisition of the Bretton Woods Mountain Resort. For information regarding this investment and the leases into which the Company has entered, see the “Business – Ski and Mountain Lifestyle” section of the Prospectus.

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

The Bretton Woods Property

(1)	Summarized Financial Information

The following summarized unaudited financial information is filed as a part of the Prospectus as a result of the Company’s acquisition of 11 family entertainment center properties from Trancas Capital LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business – Attractions” section of the Prospectus.

Family Entertainment Centers

(1)	Summarized Financial Information

(b)	Exhibits:

1.1

Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

1.2

Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

1.3

Soliciting Dealer Agreement dated April 27, 2006 between CNL Income Properties, Inc. and Ameriprise Financial Services, Inc. (Previously filed as Exhibit 1.3 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

2.1

Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.1 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.2

Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.2 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.3	Schedule of Omitted Purchase and Sale Agreements (Previously filed as Exhibit 2.3 to the Report on Form 8-K filed December 17, 2004, and incorporated herein by reference.)

2.4

Amended and Restated Partnership Interest Purchase Agreement by and between CNL Income Properties, Inc. and Dallas Market Center Company, Ltd. as of January 14, 2005 (Previously filed as Exhibit 2.4 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

3.1

CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.3

Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

3.4

Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

3.5

Amendment No. Two to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.1

CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.3

Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

4.4

Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.5

Amendment No. Two to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.6

Form of Redemption Plan (Previously filed as Exhibit 4.6 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

4.7	Reinvestment Plan (Included in the prospectus as Appendix A and incorporated herein by reference.)

5	Opinion of Arnold & Porter LLP as to the legality of the securities being registered by CNL Income Properties, Inc. (Filed herewith.)

8	Opinion of Arnold & Porter LLP regarding certain material tax issues relating to CNL Income Properties, Inc. (Filed herewith.)

10.1

Form of Escrow Agreement (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.2

Form of Advisory Agreement (Previously filed as Exhibit 10.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.3	Form of Reinvestment Plan (Included in the prospectus as Appendix A and incorporated herein by reference.)

10.4

Indemnification Agreement between CNL Income Properties, Inc. and James M. Seneff, Jr. dated March 2, 2004. Each of the following directors and/or officers has signed a substantially similar agreement: Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody dated March 2, 2004, Thomas J. Hutchison III, R. Byron Carlock, Jr., Tammie A. Quinlan and Charles A. Muller dated April 19, 2004, Amy Sinelli dated June 14, 2005 and Joseph Johnson dated January 1, 2006. (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed August 4, 2004 and incorporated herein by reference.)

10.5

Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and CNL Income Partners, LP, Lender (Previously filed as Exhibit 10.5 to Post-Effective Amendment No. One to the

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.6

Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and Intrawest Resorts, Inc., Lender (Previously filed as Exhibit 10.6 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.7

Master Lease Agreement dated December 3, 2004 by and between Whistler Mountain Resort Limited Partnership, as Landlord and CNL Income Canada Lessee Corp., as Tenant (Previously filed as Exhibit 10.7 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.8

Schedule of Omitted Lease Agreements (Previously filed as Exhibit 10.8 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.9

Property Management Agreement dated December 3, 2004 between Playground Real Estate Ltd. (Manager) and CNL Income Canada Lessee Corp. (Head Lessee) (Previously filed as Exhibit 10.9 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.10

Property Management Agreement dated as of December 3, 2004 between Intrawest U.S. Commercial Property Management, Inc. (Manager) and CNL Income Mammoth, LP (Owner) (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.11

Schedule of Omitted Management Agreements (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.12

Loan Agreement dated December 16, 2004 between CNL Village Retail Partnership, LP, Borrower and Intrawest Resort Finance, Inc., Lender (Previously filed as Exhibit 10.12 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.13

R&H US Canadian Property Limited, US Canadian Property Alpha Blue Mountain Nominee Corp., and US Canadian Property Alpha Whistler Nominee Corp, Borrowers and Congress Financial Corporation (Canada), Lender, Loan Agreement (Previously filed as Exhibit 10.13 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.14

Amended and Restated Limited Partnership Agreement of CNL Village Retail Partnership, LP dated December 3, 2004 (Previously filed as Exhibit 10.5 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

10.15

Master Lease dated as of February 14, 2005 by and between WTC-Trade Mart, L.P., Landlord and Dallas Market Center Operating, L.P., Tenant (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.16	Loan Agreement dated as of August 2, 2004 between WTC-Trade Mart, L.P., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Three to the

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.17	Contribution of Partnership Interests and Membership Interests Agreement dated as of February 14, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.18	Master Lease dated as of May 20, 2005 by and between IFDC Property Company, Ltd., Landlord and IFDC Operating, L.P., Tenant (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.19	Loan Agreement dated as of August 8, 2003 by and between IFDC Property Company, Ltd., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.20	Contribution of Partnership Interests and Membership Interests Agreement dated as of May 20, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.21	Loan Agreement dated as of May 20, 2005 by and between Branch Banking and Trust Company, Lender and CNL Income Properties, Inc., Borrower (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.22	Loan Agreement dated as of May 20, 2005, by and between CNL Income Copper, LP, CNL Income Sandestin, LP, CNL Income Mammoth, LP, CNL Income Snowshoe, LP, and CNL Income Stratton, LP, Borrowers and Sunlife Assurance Company of Canada, Lender (Previously filed as Exhibit 10.22 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.23	Venture Formation and Contribution Agreement by and between CNL Income Partners, LP, Great Bear Lodge of Wisconsin Dells, LLC, Great Bear Lodge of Sandusky, LLC and Great Wolf Resorts, Inc. (Previously filed as Exhibit 10.1 to the Report on Form 8-K filed October 4, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.24	Amended and Restated Limited Partnership Agreement of CNL Income GW Partnership, LLLP dated as of October 11, 2005 (Previously filed as Exhibit 10.1 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.25	Development Agreement for Wisconsin Dells Addition (Previously filed as Exhibit 10.2 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.26	Development Agreement by and between WTC – Trade Mart L.P. and Dallas Market Center Operating, L.P. (Previously filed as Exhibit 10.3 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.27	Asset Purchase Agreement between Cypress Bowl Recreations Limited Partnership and Gatlinburg Skylift, LLC as Sellers and CNL Income Partners, LP as Purchaser dated as of December 22, 2005 (Previously filed as Exhibit 10.1 to the Report on 8-K filed December 22, 2005 (File No. 000-51288) and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.28	Sublease Agreement dated as of December 22, 2005 by and between CNL Gatlinburg Partnership, LP as Landlord and Gatlinburg Skylift, LLC as Tenant (Previously filed as Exhibit 10.2 to the Report on 8-K filed December 22, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.29	Loan Agreement dated February 28, 2006 between Plaza Partners, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 6, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.30	Loan Agreement dated March 1, 2006 between GW-Citigroup and CNL Income GW Partnership, LLLP and Subsidiaries (Previously filed as Exhibit 10.2 to the Report on 8-K filed March 6, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.31	Purchase and Sale Agreement dated as of March 10, 2006 between Route 66 Real Estate L.L.C. and CNL Income Properties, Inc. (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.32	Mezzanine Loan Agreement dated October 14, 2005 between Mizner Court Holdings, L.P. and Column Financial, Inc. (Previously filed as Exhibit 10.2 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.33	Note Allonge dated March 10, 2006 between Mizner Court Holdings, L.P., Column Financial, Inc. and CNL Income Partners, LP. (Previously filed as Exhibit 10.3 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.34	Loan Agreement dated as of March 13, 2006 between Shorefox Development, LLC and CNL Income Partners, LP. (Previously filed as Exhibit 10.4 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.35	Promissory Note dated March 13, 2006 of Shorefox Development, LLC in favor of CNL Income Partners, LP. (Previously filed as Exhibit 10.5 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.36	Amendment One to the Mezzanine Loan Agreement dated October 14, 2005 between Mizner Court Holdings, L.P. and Column Financial, Inc. (Previously filed as Exhibit 10.6 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.37	Loan Agreement dated March 24, 2006 between Colonial Bank, N.A. and CNL Income Properties, Inc. (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 29, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.38	Sub-Permit and Lease Agreement dated as of May 26, 2006 by and between R&H US Canadian Cypress Limited in its capacity as the trustee of the Cypress Jersey Trust as Landlord and Cypress Bowl Recreations Limited Partnership as Tenant (Previously filed as Exhibit 10.1 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.39	Personal Property Sublease Agreement dated as of May 18, 2006 by and between CNL Personal Property TRS ULC as Lessor and Cypress Bowl Recreations Limited Partnership as Lessee (Previously filed as Exhibit 10.2 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.40	Asset Purchase Agreement dated as of January 20, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.41	First Amendment to Asset Purchase Agreement dated as of April 25, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.41 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.42	Second Amendment to Asset Purchase Agreement dated as of June 22, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.42 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.43	Lease Agreement dated as of June 22, 2006 between CNL Income Bretton Woods, LLC and BW Resort Management Company, LLC (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.44	Personal Property Lease Agreement dated as of June 22, 2006 between CNL BW TRS Corp. and BW Resort Management Company, LLC. (Previously filed as Exhibit 10.44 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.45	Promissory Note dated June 22, 2006 of CNL Income Bretton Woods, LLC in favor of MWH Preservation Limited Partnership (Previously filed as Exhibit 10.45 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.46	Asset Purchase Agreement dated as of August 18, 2006 between WHCC, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.46 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.47	Stock Purchase Agreement dated as of August 23, 2006 between Heritage Golf Group, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.47 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.48	First Amendment to Stock Purchase Agreement dated as of August 30, 2006 amending the Stock Purchase Agreement dated as of August 23, 2006 between CNL Income Partners, L.P. and Heritage Golf Group, LLC (Previously filed as Exhibit 10.48 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.49	Second Amendment to Stock Purchase Agreement dated as of August 30, 2006 amending the Stock Purchase Agreement dated as of August 23, 2006 between CNL Income Partners, L.P. and Heritage Golf Group, LLC (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.50	Asset Purchase Agreement dated as of September 6, 2006 between Trancas Capital, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.51	Asset Purchase Agreement dated as of November 14, 2006 between Fore Star Golf of Yuma, LLC, Fore Star Golf of Lubbock, LLC, Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills , LLC, Premier Golf Cleveland, LLC, Premier Golf Solon, LLC, Premier Golf Management, Inc. and CNL Income Partners, LP (Previously filed as Exhibit 10.51 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.52	Agreement of Sale and Purchase dated as of November 16, 2006 among Golf Course Partners, Ltd., EAGL Mansfield, L.P., Evergreen Alliance Golf Limited, L.P., Westbrook EAGL Parent, L.L.C. and CNL Income

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Partners, LP (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.53	Agreement of Sale and Purchase dated as of November 16, 2006 among Fund IV EAGL Canyon Springs, L.P., EAGL Fund IV Canyon Springs Lessee, L.P., Fund IV EAGL Cinco Ranch, L.P., EAGL Fund IV Cinco Ranch Lessee, L.P., Fund IV EAGL Fossil Creek, L.P., Fund IV EAGL Plantation Resort, L.P., EAGL Fund IV Plantation Resort Lessee, L.P., Fund IV EAGL Clear Creek, L.P., EAGL Fund IV Clear Creek Lessee, L.P. and CNL Income Partners, LP (Previously filed as Exhibit 10.53 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.54	Asset Purchase Agreement dated November 30, 2006 between Marinas-Kentucky, LLC, Crystal-Manasquan, LLC, Harborage Marina, LLC, Grand Lake Marina, Ltd., S.M.B.R. Operations, LLC, S.M.B.R. Realty, LLC, Pier 121 Service Company, Inc., 121 Marinas, Ltd., F&F Holdings I, Ltd., F&F Holdings II, Ltd., and CNL Income Partners, L.P (Previously filed as Exhibit 10.54 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.55	Asset Purchase Agreement dated as of December 1, 2006 among Trimont Land Company, Ski Lifts, Inc., DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp, Sierra-at-Tahoe, Inc., Booth Creek Resort Properties LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.55 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.56	Loan Agreement dated December 22, 2006 between Emeryville Marina, L.L.C., Scott’s Expansion #1, LTD, Pier 121 Service Company, Inc. and Scott’s Marinas at Lake Grapevine, LTD, Borrowers, and CNL Income Partners, LP, Inc., Lender (Previously filed as Exhibit 10.56 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.57	Reserved

10.58	Asset Purchase Agreement dated as of January 10, 2007 between PARC 7F-Operations Corporation and CNL Income Properties, Inc. (Previously filed as Exhibit 10.58 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.59	Amendment to Asset Purchase Agreement dated as of January 9, 2007 among Trimont Land Company, Ski Lifts, Inc., DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp, Sierra-at-Tahoe, Inc., Booth Creek Resort Properties LLC, CNL Income Partners, LP and The Talon Group, Orlando Services Division, a division of First American Title Company (Previously filed as Exhibit 10.59 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.60	The Second Amended and Restated Loan Agreement dated February 9, 2007 between CNL Income Palmetto, LLC, et al., Borrowers, and Sun Life Assurance Company of Canada, Lender (Previously filed as Exhibit 10.60 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.61	Deed of Trust, Security Agreement and Financing Statement dated February 9, 2007 executed by CNL Income Canyon Springs, LLC, Grantor, in favor of Sun Life Assurance Company of Canada, Beneficiary (Previously filed as Exhibit 10.61 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.62	Schedule of Omitted Documents (Filed herewith.)

10.63	Loan Agreement dated March 23, 2007 by and among CNL Income Northstar, LLC, et al, Borrower, and CNL Income SKI II, LLC et al, Pledgor (Filed herewith.)

10.64	Sublease Agreement dated as of April 5, 2007 by and between CNL Income Enchanted Village, LLC, Landlord, and PARC Enchanted Parks, LLC, Tenant (Filed herewith.)

21	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Arnold & Porter LLP (Filed herewith as part of Exhibits 5 and 8)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, dated April 12, 2007 (Filed herewith.)

23.3	Consent of Rubin Brown, LLP, Independent Registered Public Accounting Firm, dated April 11, 2007 (Filed herewith.)

23.4	Consent of Moss Adams LLP, Independent Registered Certified Public Accounting Firm, dated April 10, 2007 (Filed herewith.)

23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated April 12, 2007 (Filed herewith.)

23.6	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated April 11, 2007 (Filed herewith.)

23.7	Consent of Elliott Davis, LLC, Independent Registered Certified Public Accounting Firm, dated April 11, 2007 (Filed herewith.)

23.8	Consent of Ernst & Young LLP, Independent Auditors, dated April 12, 2007 (Filed herewith.)

23.9	Consent of Ernst & Young LLP, Independent Auditors, dated April 11, 2007 (Filed herewith.)

23.10	Consent of Ernst & Young LLP, Independent Auditors, dated April 10, 2007 (Filed herewith.)

23.11	Consent of Weil & Company LLP, Certified Public Accountants, dated April 11, 2007 (Filed herewith.)

23.12	Consent of Weikel, Johnson, Parris and Rouse PLLP, Certified Public Accountants, dated April 11, 2007 (Filed herewith.)

23.13	Consent of KPMG LLP, Independent Auditors dated April 11, 2007 (Filed herewith.)

24	Power of Attorney (Previously filed in Part II of the Registration Statement on Form S-11 (File No. 333-128662) filed September 29, 2005, and incorporated herein by reference.)

99	Securities Purchase Agreement dated as of January 10, 2007 among Six Flags Theme Parks, Inc., et al. and PARC 7F-Operations Corporation (Previously filed as Exhibit 10.1 to the Report on 8-K filed January 17, 2007 by Six Flags, Inc. and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Item 37.        Undertakings.

The registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to this registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. Post-effective amendments will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based upon the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended. The registrant undertakes to include, in filings containing audited financial statements of the Company, after the end of the distribution period, separate audited financial statements for all lessees leasing one or more properties whose cost represents 20% or more of the gross proceeds of the offering.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

That, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS

Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by Affiliates of CNL Income Properties through December 31, 2006. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

Note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc. and the interests of the partners and stockholders of the CNL Income Funds and CNL Restaurant Properties have been liquidated.

In October 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of Health Care Property Investors, Inc.

	CNL Income Fund VI, Ltd.	CNL Income Fund X, Ltd.	CNL Income Fund XI, Ltd.	CNL Income Fund XIII, Ltd.

	(Note 2)	(Note 2)	(Note 2)	(Note 2)

Locations	AR, AZ, CA, FL, GA, ID, IL, IN, KS, MA, MD, MI, MN, NC, NE, NM, NY, OH, OK, PA, TN, TX, VA, WA, WY	AL, AZ, CA, CO, FL, GA, ID, IL, IN, LA, MI, MO, MT, NC, NE, NH, NM, NY, OH, PA, SC, TN, TX, WA	AL, AZ, CA, CO, CT, FL, GA, KS, LA, MA, MI, MS, NC, NH, NM, OH, OK, PA, SC, TX, VA, WA	AL, AR, AZ, CA, CO, FL, GA, IN, KS, LA, MD, MO, NC, OH, PA, SC, TN, TX, VA

Type of property	Restaurants	Restaurants	Restaurants	Restaurants

Gross leasable space (sq. ft.) or number of units and total square feet of units	67 units 272,158 s/f	60 units 259,222 s/f	50 units 214,924 s/f	54 units 190,534 s/f

Dates of purchase	5/1/87 – 11/07/03	11/5/91 – 11/7/03	5/18/92 – 12/23/03	5/18/93 – 11/7/03

Cash down payment (Note 1)	$50,194,827	$44,083,506	$43,909,776	$39,292,980

Contract purchase price plus acquisition fee	$49,674,318	$43,381,008	$43,314,331	$38,924,854

Other cash expenditures expensed	—	—	—	—

Other cash expenditures capitalized	520,509	702,498	595,445	368,126

Total acquisition cost (Note 1)	$50,194,827	$44,083,506	$43,909,776	$39,292,980

___________________

FOOTNOTES:

Note 1:

This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL Restaurant Properties, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties. With respect to CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties.

Note 2:

The partnership owned interests in one or more joint ventures or tenants-in-common with affiliates that own restaurant properties. The dollar amounts included in the table reflect the partnership’s percentage ownership in the joint ventures or tenants-in-common.

Note 3:

The REIT formed an operating partnership to acquire and hold its interests in properties. The REIT has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of the operating partnership.

Note 4:	As of December 31, 2006, the 59 operating hotels owned by CNL Hotels & Resorts, Inc. and its unconsolidated subsidiaries.

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund XIV, Ltd.	CNL Income Fund XV, Ltd.	CNL Income Fund XVI, Ltd.	CNL Restaurant Properties, Inc.

	(Note 2)	(Note 2)	(Note 2)	(Note 3)
Locations	AL, AZ, CO, FL, GA, IL, KS, LA, MN, MO, MS, NC, NJ, NV, OH, SC, TN, TX, VA	AL, CA, FL, GA, KS, KY, MN, MO, MS, NC, NJ, NM, OH, OK, PA, SC, TN, TX, VA	AL, AZ, CA, CO, DC, FL, GA, ID, IN, KS, LA, MN, MO, NC, NM, NV, OH, PA, TN, TX, UT, WI	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, WA, WI, WV

Type of property	Restaurants	Restaurants	Restaurants	Restaurants

Gross leasable space (sq. ft.)	72 units	63 units	56 units	1,388 units
or number of units and total square feet of units	233,819 s/f	222,926 s/f	221,917 s/f	6,111,655 s/f

Dates of purchase	9/27/93 – 11/7/03	4/28/94 – 11/7/03	10/21/94 – 12/23/03	6/30/95 – 02/24/05

Cash down payment (Note 1)	$49,912,433	$45,197,288	$49,085,424	$1,487,727,737

Contract purchase price plus acquisition fee	$49,486,052	$44,809,998	$48,695,961	$1,485,518,924

Other cash expenditures expensed	—	—	—	—

Other cash expenditures capitalized	426,381	390,290	389,463	2,208,813

Total acquisition cost (Note 1)	$49,912,433	$45,197,288	$49,085,424	$1,487,727,737

Note 5:

In December 1999, CNL Retirement Properties, Inc. formed an operating partnership, CNL Retirement Partners, LP. Properties acquired are held by CNL Retirement Partners, LP or its wholly owned subsidiaries. CNL Retirement Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Retirement Partners, LP.

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Hotels & Resorts,Inc.	CNL Retirement Properties, Inc.

	(Note 4)	(Note 5)

Locations	AL, AZ, CA, CO, CT, FL, GA, HI, IL, IN, KY, LA, MA, MD, MI, MN, MO, MS, NE, NJ, NV, NY, OK, OR, PA, TN, TX, VA, WA, WI, D.C., CANADA	AL, AR, AZ, CA, CO, CT, FL, GA, IA, IL, IN, KS, KY, MA, MD, MI, MO, MS, NC, NE, NJ, NY, OH, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA

Type of property	Hotels & Resorts	Health Care Facilities

Gross leasable space (sq. ft.)	Note 4	262 units
or number of units and total square feet of units		45,914,031 s/f

Dates of purchase	7/31/98 – 12/31/05	4/20/00 – 12/31/05

Cash down payment (Note 1)	$6,566,078,000	$3,521,528,168

Contract purchase price plus acquisition fee	$6,704,072,000	$3,484,599,448

Other cash expenditures expensed	—	—

Other cash expenditures capitalized	98,043,000	36,928,720

Total acquisition cost (Note 1)	$6,802,115,000	$3,521,528,168

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Six to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 13, 2007.

CNL INCOME PROPERTIES, INC. (Registrant)

By:	/s/ R. Byron Carlock, Jr.
R. Byron Carlock, Jr. Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Six to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board	April 13, 2007

/s/ Robert A. Bourne Robert A. Bourne	Vice Chairman of the Board	April 13, 2007

/s/ R. Byron Carlock, Jr. R. Byron Carlock, Jr.	Chief Executive Officer and President (Principal Executive Officer)	April 13, 2007

/s/ Tammie A. Quinlan Tammie A. Quinlan	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	April 13, 2007

/s/ Bruce Douglas Bruce Douglas	Independent Director	April 13, 2007

/s/ Dennis N. Folken Dennis N. Folken	Independent Director	April 13, 2007

/s/ Robert J. Woody Robert J. Woody	Independent Director	April 13, 2007

EXHIBIT INDEX

Exhibits:

1.1

Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

1.2

Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

1.3

Soliciting Dealer Agreement dated April 27, 2006 between CNL Income Properties, Inc. and Ameriprise Financial Services, Inc. (Previously filed as Exhibit 1.3 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

2.1

Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.1 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.2

Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.2 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.3	Schedule of Omitted Purchase and Sale Agreements (Previously filed as Exhibit 2.3 to the Report on Form 8-K filed December 17, 2004, and incorporated herein by reference.)

2.4

Amended and Restated Partnership Interest Purchase Agreement by and between CNL Income Properties, Inc. and Dallas Market Center Company, Ltd. as of January 14, 2005 (Previously filed as Exhibit 2.4 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

3.1

CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.3

Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

3.4

Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

3.5

Amendment No. Two to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.1

CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.3

Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

4.4

Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.5

Amendment No. Two to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.6

Form of Redemption Plan (Previously filed as Exhibit 4.6 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

4.7	Form of Reinvestment Plan (Included in the prospectus as Appendix A and incorporated herein by reference.)

5	Opinion of Arnold & Porter LLP as to the legality of the securities being registered by CNL Income Properties, Inc. (Filed herewith.)

8	Opinion of Arnold & Porter LLP regarding certain material tax issues relating to CNL Income Properties, Inc. (Filed herewith.)

10.1

Form of Escrow Agreement (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.2

Form of Advisory Agreement (Previously filed as Exhibit 10.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed March 31, 2006 and incorporated herein by reference.)

10.3	Form of Reinvestment Plan (Included in the prospectus as Appendix A and incorporated herein by reference.)

10.4

Indemnification Agreement between CNL Income Properties, Inc. and James M. Seneff, Jr. dated March 2, 2004. Each of the following directors and/or officers has signed a substantially similar agreement: Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody dated March 2, 2004, Thomas J. Hutchison III, R. Byron Carlock, Jr., Tammie A. Quinlan and Charles A. Muller dated April 19, 2004, Amy Sinelli dated June 14, 2005 and Joseph Johnson dated January 1, 2006. (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed August 4, 2004 and incorporated herein by reference.)

10.5

Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and CNL Income Partners, LP, Lender (Previously filed as Exhibit 10.5 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.6

Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and Intrawest Resorts, Inc., Lender (Previously filed as Exhibit 10.6 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.7

Master Lease Agreement dated December 3, 2004 by and between Whistler Mountain Resort Limited Partnership, as Landlord and CNL Income Canada Lessee Corp., as Tenant (Previously filed as Exhibit 10.7 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.8

Schedule of Omitted Lease Agreements (Previously filed as Exhibit 10.8 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.9

Property Management Agreement dated December 3, 2004 between Playground Real Estate Ltd. (Manager) and CNL Income Canada Lessee Corp. (Head Lessee) (Previously filed as Exhibit 10.9 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.10

Property Management Agreement dated as of December 3, 2004 between Intrawest U.S. Commercial Property Management, Inc. (Manager) and CNL Income Mammoth, LP (Owner) (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.11

Schedule of Omitted Management Agreements (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.12

Loan Agreement dated December 16, 2004 between CNL Village Retail Partnership, LP, Borrower and Intrawest Resort Finance, Inc., Lender (Previously filed as Exhibit 10.12 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.13

R&H US Canadian Property Limited, US Canadian Property Alpha Blue Mountain Nominee Corp., and US Canadian Property Alpha Whistler Nominee Corp, Borrowers and Congress Financial Corporation (Canada), Lender, Loan Agreement (Previously filed as Exhibit 10.13 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.14

Amended and Restated Limited Partnership Agreement of CNL Village Retail Partnership, LP dated December 3, 2004 (Previously filed as Exhibit 10.5 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

10.15

Master Lease dated as of February 14, 2005 by and between WTC-Trade Mart, L.P., Landlord and Dallas Market Center Operating, L.P., Tenant (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.16

Loan Agreement dated as of August 2, 2004 between WTC-Trade Mart, L.P., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.17	Contribution of Partnership Interests and Membership Interests Agreement dated as of February 14, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P.

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

(Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.18

Master Lease dated as of May 20, 2005 by and between IFDC Property Company, Ltd., Landlord and IFDC Operating, L.P., Tenant (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.19

Loan Agreement dated as of August 8, 2003 by and between IFDC Property Company, Ltd., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.20

Contribution of Partnership Interests and Membership Interests Agreement dated as of May 20, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.21

Loan Agreement dated as of May 20, 2005 by and between Branch Banking and Trust Company, Lender and CNL Income Properties, Inc., Borrower (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.22

Loan Agreement dated as of May 20, 2005, by and between CNL Income Copper, LP, CNL Income Sandestin, LP, CNL Income Mammoth, LP, CNL Income Snowshoe, LP, and CNL Income Stratton, LP, Borrowers and Sunlife Assurance Company of Canada, Lender (Previously filed as Exhibit 10.22 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.23

Venture Formation and Contribution Agreement by and between CNL Income Partners, LP, Great Bear Lodge of Wisconsin Dells, LLC, Great Bear Lodge of Sandusky, LLC and Great Wolf Resorts, Inc. (Previously filed as Exhibit 10.1 to the Report on Form 8-K filed October 4, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.24

Amended and Restated Limited Partnership Agreement of CNL Income GW Partnership, LLLP dated as of October 11, 2005 (Previously filed as Exhibit 10.1 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.25	Development Agreement for Wisconsin Dells Addition (Previously filed as Exhibit 10.2 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.26

Development Agreement by and between WTC – Trade Mart L.P. and Dallas Market Center Operating, L.P. (Previously filed as Exhibit 10.3 to the Report on Form 8-K filed October 14, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.27

Asset Purchase Agreement between Cypress Bowl Recreations Limited Partnership and Gatlinburg Skylift, LLC as Sellers and CNL Income Partners, LP as Purchaser dated as of December 22, 2005 (Previously filed as Exhibit 10.1 to the Report on 8-K filed December 22, 2005 (File No. 000-51288) and incorporated herein by reference.)

10.28

Sublease Agreement dated as of December 22, 2005 by and between CNL Gatlinburg Partnership, LP as Landlord and Gatlinburg Skylift, LLC as Tenant (Previously filed as Exhibit 10.2 to the Report on 8-K filed December 22, 2005 (File No. 000-51288) and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.29	Loan Agreement dated February 28, 2006 between Plaza Partners, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 6, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.30	Loan Agreement dated March 1, 2006 between GW-Citigroup and CNL Income GW Partnership, LLLP and Subsidiaries (Previously filed as Exhibit 10.2 to the Report on 8-K filed March 6, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.31	Purchase and Sale Agreement dated as of March 10, 2006 between Route 66 Real Estate L.L.C. and CNL Income Properties, Inc. (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.32	Mezzanine Loan Agreement dated October 14, 2005 between Mizner Court Holdings, L.P. and Column Financial, Inc. (Previously filed as Exhibit 10.2 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.33	Note Allonge dated March 10, 2006 between Mizner Court Holdings, L.P., Column Financial, Inc. and CNL Income Partners, LP. (Previously filed as Exhibit 10.3 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.34	Loan Agreement dated as of March 13, 2006 between Shorefox Development, LLC and CNL Income Partners, LP. (Previously filed as Exhibit 10.4 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.35	Promissory Note dated March 13, 2006 of Shorefox Development, LLC in favor of CNL Income Partners, LP. (Previously filed as Exhibit 10.5 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.36	Amendment One to the Mezzanine Loan Agreement dated October 14, 2005 between Mizner Court Holdings, L.P. and Column Financial, Inc. (Previously filed as Exhibit 10.6 to the Report on 8-K filed March 16, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.37	Loan Agreement dated March 24, 2006 between Colonial Bank, N.A. and CNL Income Properties, Inc. (Previously filed as Exhibit 10.1 to the Report on 8-K filed March 29, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.38	Sub-Permit and Lease Agreement dated as of May 26, 2006 by and between R&H US Canadian Cypress Limited in its capacity as the trustee of the Cypress Jersey Trust as Landlord and Cypress Bowl Recreations Limited Partnership as Tenant (Previously filed as Exhibit 10.1 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.39	Personal Property Sublease Agreement dated as of May 18, 2006 by and between CNL Personal Property TRS ULC as Lessor and Cypress Bowl Recreations Limited Partnership as Lessee (Previously filed as Exhibit 10.2 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.40	Asset Purchase Agreement dated as of January 20, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.41	First Amendment to Asset Purchase Agreement dated as of April 25, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.41 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.42	Second Amendment to Asset Purchase Agreement dated as of June 22, 2006 between MWH Preservation Limited Partnership and CNL Income Properties, Inc. (Previously filed as Exhibit 10.42 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.43	Lease Agreement dated as of June 22, 2006 between CNL Income Bretton Woods, LLC and BW Resort Management Company, LLC (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.44	Personal Property Lease Agreement dated as of June 22, 2006 between CNL BW TRS Corp. and BW Resort Management Company, LLC. (Previously filed as Exhibit 10.44 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.45	Promissory Note dated June 22, 2006 of CNL Income Bretton Woods, LLC in favor of MWH Preservation Limited Partnership (Previously filed as Exhibit 10.45 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-128662) filed July 5, 2006 and incorporated herein by reference.)

10.46	Asset Purchase Agreement dated as of August 18, 2006 between WHCC, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.46 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.47	Stock Purchase Agreement dated as of August 23, 2006 between Heritage Golf Group, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.47 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.48	First Amendment to Stock Purchase Agreement dated as of August 30, 2006 amending the Stock Purchase Agreement dated as of August 23, 2006 between CNL Income Partners, L.P. and Heritage Golf Group, LLC (Previously filed as Exhibit 10.48 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.49	Second Amendment to Stock Purchase Agreement dated as of August 30, 2006 amending the Stock Purchase Agreement dated as of August 23, 2006 between CNL Income Partners, L.P. and Heritage Golf Group, LLC (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.50	Asset Purchase Agreement dated as of September 6, 2006 between Trancas Capital, LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-128662) filed September 21, 2006 and incorporated herein by reference.)

10.51	Asset Purchase Agreement dated as of November 14, 2006 between Fore Star Golf of Yuma, LLC, Fore Star Golf of Lubbock, LLC, Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills , LLC, Premier Golf Cleveland, LLC, Premier Golf Solon, LLC, Premier Golf Management, Inc. and CNL Income Partners, LP (Previously filed as Exhibit 10.51 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.52	Agreement of Sale and Purchase dated as of November 16, 2006 among Golf Course Partners, Ltd., EAGL Mansfield, L.P., Evergreen Alliance Golf Limited, L.P., Westbrook EAGL Parent, L.L.C. and CNL Income Partners, LP (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.53	Agreement of Sale and Purchase dated as of November 16, 2006 among Fund IV EAGL Canyon Springs, L.P., EAGL Fund IV Canyon Springs Lessee, L.P., Fund IV EAGL Cinco Ranch, L.P., EAGL Fund IV Cinco Ranch Lessee, L.P., Fund IV EAGL Fossil Creek, L.P., Fund IV EAGL Plantation Resort, L.P., EAGL Fund IV Plantation Resort Lessee, L.P., Fund IV EAGL Clear Creek, L.P., EAGL Fund IV Clear Creek Lessee, L.P. and CNL Income Partners, LP (Previously filed as Exhibit 10.53 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.54	Asset Purchase Agreement dated November 30, 2006 between Marinas-Kentucky, LLC, Crystal-Manasquan, LLC, Harborage Marina, LLC, Grand Lake Marina, Ltd., S.M.B.R. Operations, LLC, S.M.B.R. Realty, LLC, Pier 121 Service Company, Inc., 121 Marinas, Ltd., F&F Holdings I, Ltd., F&F Holdings II, Ltd., and CNL Income Partners, L.P (Previously filed as Exhibit 10.54 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.55	Asset Purchase Agreement dated as of December 1, 2006 among Trimont Land Company, Ski Lifts, Inc., DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp, Sierra-at-Tahoe, Inc., Booth Creek Resort Properties LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.55 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.56	Loan Agreement dated December 22, 2006 between Emeryville Marina, L.L.C., Scott’s Expansion #1, LTD, Pier 121 Service Company, Inc. and Scott’s Marinas at Lake Grapevine, LTD, Borrowers, and CNL Income Partners, LP, Inc., Lender (Previously filed as Exhibit 10.56 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.57	Reserved

10.58	Asset Purchase Agreement dated as of January 10, 2007 between PARC 7F-Operations Corporation and CNL Income Properties, Inc. (Previously filed as Exhibit 10.58 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.59	Amendment to Asset Purchase Agreement dated as of January 9, 2007 among Trimont Land Company, Ski Lifts, Inc., DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp, Sierra-at-Tahoe, Inc., Booth Creek Resort Properties LLC, CNL Income Partners, LP and The Talon Group, Orlando Services Division, a division of First American Title Company (Previously filed as Exhibit 10.59 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.60	The Second Amended and Restated Loan Agreement dated February 9, 2007 between CNL Income Palmetto, LLC, et al., Borrowers, and Sun Life Assurance Company of Canada, Lender (Previously filed as Exhibit 10.60 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.61	Deed of Trust, Security Agreement and Financing Statement dated February 9, 2007 executed by CNL Income Canyon Springs, LLC, Grantor, in favor of Sun Life Assurance Company of Canada, Beneficiary (Previously filed as Exhibit 10.61 to Post-Effective Amendment No. Five to the Registration

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.62	Schedule of Omitted Documents (Filed herewith.)

10.63	Loan Agreement dated March 23, 2007 by and among CNL Income Northstar, LLC, et al, Borrower, and CNL Income SKI II, LLC et al, Pledgor (Filed herewith.)

10.64	Sublease Agreement dated as of April 5, 2007 by and between CNL Income Enchanted Village, LLC, Landlord, and PARC Enchanted Parks, LLC, Tenant (Filed herewith.)

21	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Arnold & Porter LLP (Filed herewith as part of Exhibits 5 and 8)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, dated April 12, 2007 (Filed herewith.)

23.3	Consent of Rubin Brown, LLP, Independent Registered Public Accounting Firm, dated April 11, 2007 (Filed herewith.)

23.4	Consent of Moss Adams LLP, Independent Registered Certified Public Accounting Firm, dated April 10, 2007 (Filed herewith.)

23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated April 12, 2007 (Filed herewith.)

23.6	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated April 11, 2007 (Filed herewith.)

23.7	Consent of Elliott Davis, LLC, Independent Registered Certified Public Accounting Firm, dated April 11, 2007 (Filed herewith.)

23.8	Consent of Ernst & Young LLP, Independent Auditors, dated April 12, 2007 (Filed herewith.)

23.9	Consent of Ernst & Young LLP, Independent Auditors, dated April 11, 2007 (Filed herewith.)

23.10	Consent of Ernst & Young LLP, Independent Auditors, dated April 10, 2007 (Filed herewith.)

23.11	Consent of Weil & Company LLP, Certified Public Accountants, dated April 11, 2007 (Filed herewith.)

23.12	Consent of Weikel, Johnson, Parris and Rouse PLLP, Certified Public Accountants, dated April 11, 2007 (Filed herewith.)

23.13	Consent of KPMG LLP, Independent Auditors dated April 11, 2007 (Filed herewith.)

24	Power of Attorney (Previously filed in Part II of the Registration Statement on Form S-11 (File No. 333-128662) filed September 29, 2005, and incorporated herein by reference.)

99	Securities Purchase Agreement dated as of January 10, 2007 among Six Flags Theme Parks, Inc., et al. and PARC 7F-Operations Corporation (Previously filed as Exhibit 10.1 to the Report on 8-K filed January 17, 2007 by Six Flags, Inc. and incorporated herein by reference.)

CNL Income Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement